NO. 333 - 99349


    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 2002


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               AMENDMENT NO. 2 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                                   ----------

                          HOLMES FINANCING (NO. 6) PLC
            --------------------------------------------------------
            (Exact name of Registrant 1 as specified in its charter)

              ABBEY NATIONAL HOUSE, 2 TRITON SQUARE, REGENTS PLACE,
              LONDON NW1 3AN, UNITED KINGDOM, (011-44-87) 0607-6000
  ----------------------------------------------------------------------------
  (Address and telephone number of Registrant 1's principal executive offices)

                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 590-9200
      --------------------------------------------------------------------
      (Name, address and phone number of Registrant 1's agent for service)

                             HOLMES FUNDING LIMITED
            (Exact name of Registrant 2 as specified in its charter)
            --------------------------------------------------------

              ABBEY NATIONAL HOUSE, 2 TRITON SQUARE, REGENTS PLACE,
              LONDON NW1 3AN, UNITED KINGDOM, (011-44-87) 0607-6000
  ----------------------------------------------------------------------------
  (Address and telephone number of Registrant 2's principal executive offices)

                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 590-9200
      --------------------------------------------------------------------
      (Name, address and phone number of Registrant 2's agent for service)

                             HOLMES TRUSTEES LIMITED
            --------------------------------------------------------
            (Exact name of Registrant 3 as specified in its charter)

              ABBEY NATIONAL HOUSE, 2 TRITON SQUARE, REGENTS PLACE,
              LONDON NW1 3AN, UNITED KINGDOM, (011-44-87) 0607-6000
  ----------------------------------------------------------------------------
  (Address and telephone number of Registrant 3's principal executive offices)

                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 590-9200
      --------------------------------------------------------------------
      (Name, address and phone number of Registrant 3's agent for service)

                                   ----------

                                   Copies to:

Carole Jones
Abbey National Legal Services    Marc Hutchinson, Esq.       Thomas Jones, Esq.
Genesis House                    Slaughter and May           Allen & Overy
301-349 Midsummer Blvd.          One Bunhill Row             One New Change
Milton Keynes MK9 2JE, UK        London EC1Y 8YY, UK         London EC4M 9QQ, UK

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

================================================================================

                                                   CALCULATION OF REGISTRATION FEE
                                                                              PROPOSED              PROPOSED
                                                                               MAXIMUM               MAXIMUM             AMOUNT OF
                                                    AMOUNT BEING        OFFERING PRICE             AGGREGATE          REGISTRATION
TITLE OF SECURITIES BEING REGISTERED                  REGISTERED          PER UNIT (1)    OFFERING PRICE (1)                FEE(3)
------------------------------------------   --------------------  --------------------  --------------------   -------------------
$[1,500,000,000] series 1 class A
    Floating Rate notes due October 2003        $[1,500,000,000]                  100%      $[1,500,000,000]            $[138,000]
$[50,000,000] series 1 class B Floating
    Rate notes due July 2040                       $[50,000,000]                  100%         $[50,000,000]              $[4,600]
$[86,000,000] series 1 class C Floating
    Rate notes due July 2040                       $[86,000,000]                  100%         $[86,000,000]              $[7,912]
$[1,250,000,000] series 2 class A
    Floating Rate notes due April 2008          $[1,250,000,000]                  100%      $[1,250,000,000]            $[115,000]
$[42,000,000] series 2 class B Floating
    Rate notes due July 2040                       $[42,000,000]                  100%         $[42,000,000]              $[3,864]
$[71,000,000] series 2 class C Floating
    Rate notes due July 2040                       $[71,000,000]                  100%         $[71,000,000]              $[6,532]
$[1,000,000,000] series 4 class A1
    Floating Rate notes due October 2009        $[1,000,000,000]                  100%      $[1,000,000,000]             $[92,000]
$[40,000,000] series 4 class B Floating
    Rate notes due July 2040                       $[40,000,000]                  100%         $[40,000,000]              $[3,680]
$[69,000,000] series 4 class C Floating
    Rate notes due July 2040                       $[69,000,000]                  100%         $[69,000,000]              $[6,348]
series 1 term AAA advance (2)
series 1 term AA advance (2)
series 1 term BBB advance (2)
series 2 term AAA advance (2)
series 2 term AA advance (2)
series 2 term BBB advance (2)
series 4A1 term AAA advance (2)
series 4 term AA advance (2)
series 4 term BBB advance (2)
Funding interest in the mortgages trust (2)


----------------

(1) Estimated solely for the purposes of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(2) These items are not being offered directly to investors. Holmes Trustees Limited is the registrant for the Funding interest in the mortgages trust and is holding the Funding interest in the mortgages trust on behalf of Holmes Funding Limited. The Funding interest in the mortgages trust will be the primary source of payment on the term advances listed. Holmes Funding Limited is the registrant for those term advances and is issuing those term advances to Holmes Financing (No. 6) PLC. Those term advances will be the primary source of payments on the series 1 notes, the series 2 notes and the series 4 notes, respectively. Holmes Financing (No. 6) PLC is the registrant for the series 1 notes, the series 2 notes and the series 4 notes.


(3) $304,980 has already been paid. The total registration fee now being paid is $377,936 less $304,980, or $72,956.

     THE REGISTRANTS HEREBY AMEND THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                                                   HOLMES FINANCING (NO. 6) PLC
                                 Issuer (Incorporated in England and Wales with limited liability, registered number 4359738)

                                                        ABBEY NATIONAL PLC
                                         Seller, servicer, cash manager and account bank


                                                                PRINCIPAL AMOUNT OF ISSUER
                                               PRICE TO PUBLIC     NOTES AND PROCEEDS TO         SCHEDULED
CLASS                      INTEREST RATE          PER NOTE           ISSUER PER CLASS         REDEMPTION DATES      MATURITY DATE
-----                      -------------       ---------------  ---------------------------   ---------------      ---------------
series 1 class A           ___% margin over        100%              $1,500,000,000            July 2003 and       October 2003
                             one-month                                                         October 2003
                            USD - LIBOR

series 1 class B           ___% margin over        100%                 $50,000,000                 --                July 2040
                            three-month
                            USD - LIBOR

series 1 class C           ___% margin over        100%                 $86,000,000                 --                July 2040
                            three-month
                            USD - LIBOR

series 2 class A           ___% margin over        100%              $1,250,000,000             April 2005           April 2008
                            three-month
                            USD - LIBOR

series 2 class B           ___% margin over        100%                 $42,000,000                 --                July 2040
                            three-month
                            USD - LIBOR

series 2 class C           ___% margin over        100%                 $71,000,000                 --                July 2040
                            three-month
                            USD - LIBOR

series 4 class A1          ___% margin over        100%              $1,000,000,000             October 2007        October 2009
                            three-month
                            USD - LIBOR

series 4 class B           ___% margin over        100%                 $40,000,000                 --                July 2040
                            three-month
                            USD - LIBOR

series 4 class C           ___% margin over        100%                 $69,000,000                 --                July 2040
                            three-month
                            USD - LIBOR



o The principal asset from which Holmes Financing (No. 6) PLC will make payments on the notes is an intercompany loan to an affiliated company called Holmes Funding Limited.

o The principal asset from which Holmes Funding Limited will make payments on the intercompany loan is its interest in a master trust over a pool of residential mortgage loans held by Holmes Trustees Limited.

o The residential mortgage loans were originated by Abbey National plc and are secured over properties located in England, Wales and Scotland. The transaction documents are governed principally by the laws of England.

o Holmes Holdings Limited, the parent of Holmes Financing (No. 6) PLC and Holmes Funding Limited, is also the parent of five previous issuers, which have previously issued notes as referred to in this document. Holmes Financing (No. 6) PLC and these previous issuers will share the security granted by Holmes Funding Limited to secure its obligations to all of them under their respective intercompany loans.

o Subject to conditions described further in this prospectus, Holmes Holdings Limited may establish new issuers which will issue new notes that are secured ultimately over the same property as the notes and may rank equally or ahead of the notes issued by the issuer.

PLEASE CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 32 IN THIS PROSPECTUS.

A note is not a deposit and neither the notes nor the underlying receivables are insured or guaranteed by any United Kingdom or United States governmental agency.

THE NOTES OFFERED IN THIS PROSPECTUS WILL BE OBLIGATIONS OF THE ISSUER ONLY. THE NOTES WILL NOT BE OBLIGATIONS OF ABBEY NATIONAL PLC OR ANY OF ITS AFFILIATES OR ANY OF THE UNDERWRITERS.

Application has been made to the UK Listing Authority for each class of the notes offered by this prospectus to be admitted to the official list maintained by the UK Listing Authority and to the London Stock Exchange plc for each class of the notes offered by this prospectus to be admitted to trading on the London Stock Exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

                          CO-ARRANGERS AND UNDERWRITERS

BARCLAYS CAPITAL                                                        JPMORGAN


                Preliminary Prospectus dated ___________ __, 2002

THE INFORMATION IS THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS


Defined terms................................................................  3
Summary of prospectus........................................................  4
Risk factors................................................................. 32
US dollar presentation....................................................... 57
The issuer................................................................... 58
Use of proceeds.............................................................. 60
The Abbey National Group..................................................... 61
Funding...................................................................... 62
The mortgages trustee........................................................ 65
Holdings..................................................................... 67
PECOH Limited................................................................ 69
The issuer currency swap providers........................................... 70
The issuer liquidity facility provider....................................... 71
Description of the previous issuers, the previous notes
  and the previous intercompany loans........................................ 72
The loans.................................................................... 84
The servicer.................................................................106
The servicing agreement......................................................110
Assignment of the loans and their related security...........................115
The mortgages trust..........................................................123
The issuer intercompany loan agreement.......................................135
Security for Funding's obligations...........................................142
Security for the issuer's obligations........................................147
Cashflows....................................................................153
Credit structure.............................................................176
The swap agreements..........................................................189
Cash management for the mortgages trustee and Funding........................197
Cash management for the issuer...............................................200
Description of the issuer trust deed.........................................202
The issuer notes and the global issuer notes.................................204
Terms and conditions of the offered issuer notes.............................209
Ratings of the issuer notes..................................................224
Maturity and prepayment considerations.......................................225
Material legal aspects of the loans..........................................226
United Kingdom taxation......................................................230
United States taxation.......................................................233
ERISA considerations.........................................................236
Enforcement of foreign judgments in England and Wales........................238
United States legal investment considerations................................239
Experts......................................................................239
Legal matters................................................................239
Underwriting.................................................................240
Reports to noteholders.......................................................244
Where investors can find more information....................................244
Listing and general information..............................................244
Glossary.....................................................................247
Annex A......................................................................283
Index of Appendices..........................................................287

                                  DEFINED TERMS

     The principal and technical terms used in this prospectus have the meanings set forth in the glossary, unless otherwise defined where they appear in the text.

     References in this document to "WE" or "US" mean the issuer and references to "YOU" mean potential investors in the issuer notes.

     Because this transaction is connected, by virtue of its structure, with several previous transactions and because it may be connected with future transactions, it is necessary in this prospectus to refer to any or all of these transactions. In respect of notes, term advances, intercompany loans or other terms derived from or related to them, we use the word "PREVIOUS" when referring to the previous transactions, "ISSUER" when referring to the present transaction, "CURRENT" when referring to both the previous transactions and the present transaction, "NEW" when referring to future transactions and "ANY" or "ALL" when referring to any or all of the previous transactions, the present transaction and future transactions. For example, the "ISSUER NOTES" are the notes issued by Holmes Financing (No. 6) PLC and the "PREVIOUS NOTES" are the notes issued by Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC and Holmes Financing (No. 5) PLC.

                              SUMMARY OF PROSPECTUS


     The information on pages 4 to 31, inclusive, is a summary of the principal features of the issuer notes, including the loans and the issuer transaction documents that will generate the income for the issuer to make payments on the issuer notes. This summary does not contain all of the information that you should consider before investing in the issuer notes. You should read the entire prospectus carefully, especially the risks of investing in the issuer notes discussed under "RISK FACTORS".


OVERVIEW OF THE TRANSACTION

     The following is a brief overview of the transaction and is further illustrated by the "STRUCTURAL DIAGRAM OF THE SECURITISATION BY THE ISSUER" (the numbers in the diagram refer to the numbered paragraphs in this section).

     (1) On 26th July, 2000 and on several subsequent dates, the seller assigned the trust property to the mortgages trustee pursuant to a mortgage sale agreement and retained an interest for itself in the trust property, as further described in "- ASSIGNMENT OF THE LOANS". The seller will assign additional loans and their related security, again forming part of the trust property, to the mortgages trustee pursuant to the mortgage sale agreement on the closing date. On the closing date, the trust property will consist of the portfolio, which will include the loans, their related security, any accrued interest on the loans and other amounts derived from the loans and their related security. The loans will be residential mortgage loans originated by Abbey National plc and secured over properties located in England, Wales and Scotland.

     (2) The mortgages trustee holds the trust property on trust for the benefit of the seller and Funding pursuant to a mortgages trust deed entered into on 25th July, 2000 (as subsequently amended). The seller and Funding each has a joint and undivided interest in the trust property but their entitlement to the proceeds from the trust property is in proportion to their respective shares of the trust property.

     (3) The mortgages trustee distributes interest payments on the loans and allocates losses in relation to the loans to the seller and Funding according to the share that each of them then has in the trust property, expressed as a percentage. These percentages may fluctuate as described in "THE MORTGAGES TRUST". The mortgages trustee distributes principal payments on the loans to the seller and Funding according to the shares that each of them has in the trust property and a series of rules as described in "THE MORTGAGES TRUST".

     (4) Funding will use the proceeds of an issuer intercompany loan on the closing date to pay the seller for an addition to Funding's existing share of the trust property, thereby increasing Funding's share of the trust property and decreasing the seller's share of the trust property. If Funding has any excess income remaining after paying all other amounts due to the other parties to the transaction and to any other person, then it will also pay that extra income to the seller as an additional payment for Funding's increased share of the trust property.

     (5) Funding will use a portion of the amounts received from its share in the trust property to meet its obligations to pay interest and principal due to the issuer under the issuer intercompany loan. Funding's obligations to the issuer under the issuer intercompany loan will be secured under the Funding deed of charge by, among other things, Funding's share of the trust property.

     (6) The issuer's obligations to pay principal and interest on the issuer notes will be funded primarily from the payments of principal and interest received by it from Funding under the issuer intercompany loan. The issuer's primary asset will be the rights and interests arising to it under the issuer intercompany loan agreement. Neither the issuer nor the noteholders will have any direct interest in the trust property, although the issuer will have a shared security interest under the Funding deed of charge in Funding's share of the trust property.

     (7) The issuer will sell the issuer notes to investors and then lend the proceeds to Funding under the issuer intercompany loan.

     (8) These items and their function in the transaction structure are described later in this prospectus. They are included in the following diagram so that investors can refer back to see where they fit into the structure.

STRUCTURAL DIAGRAM OF THE SECURITISATION BY THE ISSUER


                        [GRAPHIC OF FLOW CHART OMITTED]

DIAGRAM OF OWNERSHIP STRUCTURE


                        [GRAPHIC OF FLOW CHART OMITTED]


     This diagram illustrates the ownership structure of the principal parties to the transaction, as follows:

     o Each of the mortgages trustee, Funding, the issuer, the previous issuers and the post-enforcement call option holder is a wholly owned subsidiary of Holmes Holdings Limited.

     o The entire issued share capital of Holdings is held on trust by a professional trust company, not affiliated with the seller, under the terms of a discretionary trust for the benefit of one or more charities. Any profits received by Holdings, after payment of the costs and expenses of Holdings, will be paid for the benefit of nurses in the United Kingdom and for other charitable purposes selected at the discretion of the professional trust company. The payments on your issuer notes will not be affected by this arrangement.

     o Abbey National plc has no ownership interest in any of the entities in the diagram. This should ensure, among other things, that the ownership structure and its impact on investors are not linked to the credit of Abbey National plc, and that Abbey National plc has no obligation to support the transaction financially, although Abbey National plc may still have a connection with the transaction for other reasons (such as acting as servicer of the loans and as a beneficiary under the mortgages trust).

     o The previous issuers are Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC and Holmes Financing (No. 5) PLC, all of which are wholly owned subsidiaries of Holdings. The previous issuers issued notes to investors and loaned the proceeds of those issues to Funding pursuant to separate intercompany loan agreements in separate transactions between 26th July, 2000 and 8th November, 2001. See "- THE PREVIOUS ISSUERS AND NEW ISSUERS". The issuer notes offered pursuant to this prospectus rank behind, equally or ahead of the previous notes, as further described under "- THE PREVIOUS ISSUERS AND NEW ISSUERS". The issuer and the previous issuers will share in the security granted by Funding for its respective obligations to them under their respective intercompany loans.

     o Holdings may establish new issuers that issue new notes that may rank behind, equally or ahead of the issuer notes, depending on the ratings of the new notes as described under

     "- THE PREVIOUS ISSUERS, NEW ISSUERS AND FUNDING 2". Any new issuer established after the closing date will be a wholly owned subsidiary of Holdings.


     o Holdings may establish a new entity, ("FUNDING 2"), which may in the future issue new notes from time to time and (subject to the agreement of the seller and the Funding) use the proceeds to make a payment to the seller to acquire an interest in the trust property rather than lending the proceeds to Funding. Funding 2 would be a wholly owned subsidiary of Holdings.

     o In certain circumstances (including when new issuers are established or Funding 2 becomes a beneficiary under the mortgages trust), the security trustee may or will be obliged to consent to modifications being made to some of the issuer transaction documents. Your consent will not be obtained in relation to those modifications.

SUMMARY OF THE ISSUER NOTES

     In addition to the notes offered by this prospectus, the issuer will also issue the series 3 class A issuer notes, the series 3 class B issuer notes, the series 3 class C issuer notes, the series 4 class A2 issuer notes, the series 5 class A issuer notes, the series 5 class B issuer notes and the series 5 class C issuer notes. These additional issuer notes will be secured over the same property as the notes offered by this prospectus. These additional issuer notes have not been registered in the United States and are not being offered by this prospectus. However, the term "ISSUER NOTES" when used in this prospectus includes all of the series 1 issuer notes, the series 2 issuer notes, the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes, some features of which are summarised in this section.

     Some series of issuer notes will be paid ahead of others, regardless of the ranking of the issuer notes. In particular, some payments on some series of class B issuer notes and class C issuer notes will be paid before some series of class A issuer notes, as described in "- THE ISSUER NOTES - PAYMENT AND RANKING OF THE ISSUER NOTES".


                                                                  CLASS OF ISSUER NOTES
             ----------------------------------------------------------------------------------------------------------------------
             SERIES 1            SERIES 1            SERIES 1           SERIES 2             SERIES 2             SERIES 2
             CLASS A             CLASS B             CLASS C            CLASS A              CLASS B              CLASS C
             ---------------     ----------------    ---------------    ----------------     ---------------      -------------
Principal    $[1,500,000,000]    $[50,000,000]       $[86,000,000]      $[1,250,000,000]     $[42,000,000]        $[71,000,000]
amount:

Credit       Subordination of    Subordination of    The reserve        Subordination of     Subordination of     The reserve
enhancement: the class B         the class C         funds              the class B          the class C          funds
             issuer notes and    issuer notes and                       issuer notes and     issuer notes and
             the class C         the reserve                            the class C          the reserve
             issuer notes and    funds                                  issuer notes and     funds
             the reserve                                                the reserve
             funds                                                      funds

Interest     One-month           Three-month         Three-month        Three-month          Three-month          Three-month
rate:        USD-LIBOR +         USD-LIBOR +         USD-LIBOR +        USD-LIBOR +          USD-LIBOR +          USD-LIBOR +
             margin              margin              margin             margin               margin               margin

Margin:      ___% p.a.           ___% p.a.           ___% p.a.          ___% p.a.            ___% p.a.            ___% p.a.

Until        October 2003        April 2008          April 2008         April 2008           April 2008           April 2008
interest
payment date
falling in:

And          N/A                 ___% p.a.           ___% p.a.          N/A                  ___% p.a.            ___% p.a.
thereafter:

Scheduled    July 2003 and       N/A                 N/A                April 2005           N/A                  N/A
redemption   October  2003
date(s):

Interest     Actual/360          Actual/360          Actual/360         Actual/360           Actual/360           Actual/360
accrual
method:

Interest     For the series 1 class A issuer notes, monthly in arrear on the interest payment date falling in each consecutive
payment      month. For the other series 1 issuer notes and for all of the series 2 issuer notes, quarterly in arrear on the
dates:       interest payment dates falling in January, April, July and October of each year. If a trigger event occurs or the issuer security is enforced prior to the interest payment date falling in October 2003, interest and principal due and payable on the series 1 class A issuer notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October, as applicable.

First        15th December,      15th  January,     15th January,      15th January,        15th January,        15th January,
interest     2002                2003               2003               2003                 2003                 2003
payment date:

Final        October, 2003       July 2040           July 2040          April 2008           July 2040            July 2040
maturity
date:

Tax          Debt for United     Debt for United     Debt for United    Debt for United      Debt for United      Debt for United
treatment:   States federal      States federal      States federal     States federal       States federal       States federal
             income tax          income tax          income tax         income tax           income tax           income tax
             purposes,           purposes,           purposes,          purposes,            purposes,            purposes,
             subject to the      subject to the      subject to the     subject to the       subject to the       subject to the
             considerations      considerations      considerations     considerations       considerations       considerations
             contained in        contained in        contained in       contained in         contained in         contained in
             "UNITED STATES      "UNITED STATES      "UNITED STATES     "UNITED STATES       "UNITED STATES       "UNITED STATES
             TAXATION"           TAXATION"           TAXATION"          TAXATION"            TAXATION"            TAXATION"

ERISA        Yes, subject        Yes, subject        Yes, subject       Yes, subject         Yes, subject         Yes, subject
eligible:    to the              to the              to the             to the               to the               to the
             considerations in   considerations in   considerations in  considerations in    considerations in    considerations in
             "ERISA              "ERISA              "ERISA             "ERISA               "ERISA               "ERISA
             CONSIDERATIONS"     CONSIDERATIONS"     CONSIDERATIONS"    CONSIDERATIONS"      CONSIDERATIONS"      CONSIDERATIONS"

Listing:     UK Listing          UK Listing          UK Listing         UK Listing           UK Listing           UK Listing
             Authority and       Authority and       Authority and      Authority and        Authority and        Authority and
             London Stock        London Stock        London Stock       London Stock         London Stock         London Stock
             Exchange            Exchange            Exchange           Exchange             Exchange             Exchange

ISIN:        US43638WAA71        US43638WAB54        US43638WAC38       US43638WAD11         US43638WAE93         US43638WAF68

Common       N/A                 N/A                 N/A                N/A                  N/A                  N/A
code:

CUSIP        43638WAA7           43638WAB5           43638WAC3          43638WAD1            43638WAE9            43638WAF6
number:

Expected     A-1+/P-1/F1+        AA/Aa3/AA           BBB/Baa2/BBB       AAA/Aaa/AAA          AA/Aa3/AA            BBB/Baa2/BBB
ratings
(S&P/Moody's/
Fitch):


                                                          CLASS OF ISSUER NOTES
                       --------------------------------------------------------------------------------------------------
                       SERIES 3                                SERIES 3                              SERIES 3
                       CLASS A                                 CLASS B                               CLASS C
                       ---------------------                   ------------------                    -----------------
Principal amount:      (euro)[1,000,000,000]                   (euro)[34,000,000]                    (euro)[57,000,000]

Credit enhancement:    Subordination of the class B            Subordination of the class C          The reserve funds
                       issuer notes and the class C            issuer notes and the reserve funds
                       issuer notes and the reserve funds

Interest rate:         Three-month EURIBOR + margin            Three-month EURIBOR + margin          Three-month EURIBOR + margin

Margin:                ___% p.a.                               ___% p.a.                             ___% p.a.

Until interest         April 2008                              April 2008                            April 2008
payment date
falling in:

And thereafter:        ___% p.a.                               ___% p.a.                             ___% p.a.

Scheduled              April 2007                              N/A                                   N/A
redemption date(s):

Interest               Actual/360                              Actual/360                            Actual/360
accrual method:

Interest               For all of the series 3 issuer notes, quarterly in arrear on the interest payment dates falling in January,
payment dates:         April, July and October of each year.

First interest         15th January 2003                       15th January, 2003                    15th January, 2003
payment date:

Final maturity         October 2009                            July 2040                             July 2040
date:

Tax treatment:         N/A (These issuer notes are not         N/A (These issuer notes are not       N/A (These issuer notes are not
                       being offered or sold in the            being offered or sold in the          being offered or sold in the
                       United States)                          United States)                        United States)

ERISA eligible:        N/A (These issuer notes are not         N/A (These issuer notes are not       N/A (These issuer notes are not
                       being offered or sold in the            being offered or sold in the          being offered or sold in the
                       United States)                          United States)                        United States)

Listing:               UK Listing Authority and London         UK Listing Authority and London       UK Listing Authority and London
                       Stock Exchange                          Stock Exchange                        Stock Exchange

ISIN:                  XS0157152785                            XS0157154567                          XS0157155291

Common code:           015715278                               015715456                             015715529

CUSIP number:          N/A                                     N/A                                   N/A

Expected ratings       AAA/Aaa/AAA                             AA/Aa3/AA                             BBB/Baa2/BBB
(S&P/Moody's/Fitch):


                                                                  CLASS OF ISSUER NOTES
                        --------------------------------------------------------------------------------------------------
                        SERIES 4                    SERIES 4                   SERIES 4                     SERIES 4
                        CLASS A1                    CLASS A2                   CLASS B                      CLASS C
                        --------------------        ----------------------     --------------------------   ------------------
Principal amount:       $[1,000,000,000]            CHF[300,000,000]            $[40,000,000]               $[69,000,000]

Credit enhancement:     Subordination of the        Subordination of the        Subordination of the        The reserve funds
                        class B issuer notes and    class B issuer notes and    class C issuer notes and
                        the class C issuer notes    the class C issuer notes    the reserve funds
                        and the reserve funds       and the reserve funds

Interest rate:          Three-month                 2.50% p.a. until the        Three-month                 Three-month
                        USD-LIBOR + margin          interest payment date in    USD-LIBOR + margin          USD-LIBOR + margin
                                                    October 2007 and then
                                                    three-month CHF-LIBOR +
                                                    margin

Margin:                 ___% p.a.                   N/A                         ___% p.a.                   ___% p.a.

Until interest          April 2008                  October 2007                April 2008                  April 2008
payment date
falling in:

And thereafter:         ___% p.a.                   0.35% p.a.                  ___% p.a.                   ___% p.a.

Scheduled               October 2007                October 2007                N/A                         N/A
redemption
date(s):

Interest accrual        Actual/360                  30/360 until the            Actual/360                  Actual/360
method:                                             interest payment date in
                                                    October 2007 and then
                                                    Actual/360

Interest payment        For the series 4 issuer notes (other than the series 4 class A2 issuer notes), quarterly in arrear on
dates:                  the interest payment dates falling in January, April, July and October of each year. For the series 4 class A2 issuer notes, until (and including) the interest payment date falling in October 2007 interest will be payable annually in arrear on the 15th day in October of each year (subject to payment being made on business days). If a trigger event occurs or the issuer security is enforced prior to the interest payment date falling in October 2007, interest and principal due and payable on the series 4 class A2 issuer notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. After the interest payment date falling in October 2007 interest and principal on the series 4 class A2 issuer notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First interest          15th January, 2003          15th October, 2003         15th January, 2003           15th January, 2003
payment date:

Final maturity          October 2009                October 2009               July 2040                    July 2040
date:

Tax treatment:          Debt for United             N/A (These issuer          Debt for United              Debt for United
                        States federal              notes are not being        States federal               States federal
                        income tax purposes,        offered or sold in         income tax purposes,         income tax purposes,
                        subject to the              the United States)         subject to the               subject to the
                        considerations                                         considerations               considerations
                        contained in "UNITED                                   contained in "UNITED         contained in "UNITED
                        STATES TAXATION"                                       STATES TAXATION"             STATES TAXATION"

ERISA eligible:         Yes, subject                N/A (These issuer          Yes, subject                 Yes, subject
                        to the                      notes are not being        to the                       to the
                        considerations in           offered or sold in         considerations in            considerations in
                        "ERISA                      the United States)         "ERISA                       "ERISA
                        CONSIDERATIONS"                                        CONSIDERATIONS"              CONSIDERATIONS"

Listing:                UK Listing Authority        SWX Swiss Exchange         UK Listing Authority         UK Listing Authority
                        and London Stock                                       and London Stock             and London Stock
                        Exchange                                               Exchange                     Exchange

ISIN:                   US43638WAG42                CH0015083659               US43638WAH25                 US43638WAJ80

Common code:            N/A                         15721197                   N/A                          N/A

CUSIP number:           43638WAG4                   N/A                        43638WAH2                    43638WAJ8

Expected ratings        AAA/Aaa/AAA                 AAA/Aaa/AAA                AA/Aa3/AA                    BBB/Baa2/BBB
(S&P/Moody's/Fitch):


                                                           CLASS OF ISSUER NOTES
                       ---------------------------------------------------------------------------------------------------------
                       SERIES 5                                SERIES 5                              SERIES 5
                       CLASS A                                 CLASS B                               CLASS C
                       -----------------------------           ---------------------------           ---------------------------
Principal amount:      (pound)[500,000,000]                    {pound)[17,000,000]                   (pound)[29,000,000]

Credit                 Subordination of the class B            Subordination of the class C          The reserve funds
enhancement:           issuer notes and the class C            issuer notes and the and the
                       issuer notes and the reserve funds      reserve funds

Interest rate:         Three-month sterling-LIBOR +            Three-month sterling-LIBOR +          Three-month sterling-LIBOR +
                       margin                                  margin                                margin

Margin:                ___% p.a.                               ___% p.a.                             ___% p.a.

Until interest         April 2008                              April 2008                            April 2008
payment date
falling in:

And thereafter:        ___% p.a.                               ___% p.a.                             ___% p.a.

Scheduled              N/A                                     N/A                                   N/A
redemption date(s):

Interest               Actual/365                              Actual/365                            Actual/365
accrual method:

Interest               For all of the series 5 issuer notes, quarterly in arrear on the interest payment dates falling in January,
payment dates:         April, July and October of each year.

First interest         15th January, 2003                      15th January, 2003                    15th January, 2003
payment date:

Final maturity date:   July 2040                               July 2040                             July 2040

Tax treatment:         N/A (These issuer notes are             N/A (These issuer notes are           N/A (These issuer notes are
                       not being offered or sold in            not being offered or sold in          not being offered or sold in
                       the United States)                      the United States)                    the United States)

ERISA eligible:        N/A (These issuer notes are             N/A (These issuer notes are           N/A (These issuer notes are
                       not being offered or sold in            not being offered or sold in          not being offered or sold in
                       the United States)                      the United States)                    the United States)

Listing:               UK Listing Authority and                UK Listing Authority and              UK Listing Authority and
                       London Stock Exchange                   London Stock Exchange                 London Stock Exchange

ISIN:                  XS0157156349                            XS0157158048                          XS0157158634

Common code:           015715634                               015715804                             015715863

CUSIP number:          N/A                                     N/A                                   N/A

Expected ratings       AAA/Aaa/AAA                             AA/Aa3/AA                             BBB/Baa2/BBB
(S&P/Moody's/Fitch):



THE ISSUER

     Holmes Financing (No. 6) PLC is a public limited company incorporated in England and Wales. Its registered office is Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN. Its telephone number is (44) 20 7612 4000.

     The issuer is a newly created special purpose company. The purpose of the issuer is to issue the issuer notes which represent its asset-backed obligations and to lend an amount equal to the proceeds of the issuer notes to Funding. The issuer will not engage in any activities that are unrelated to these purposes.

FUNDING

     Holmes Funding Limited is a private limited company incorporated in England and Wales. Its registered office is Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN. Its telephone number is (44) 20 7612 4000.


     Funding is a special purpose company. Funding will borrow money from us pursuant to the terms of the issuer intercompany loan agreement. Funding currently owns a share of the trust property that it acquired in relation to the previous notes issued by the previous issuers. Funding will use the money borrowed from us to pay the seller for an increase in Funding's existing share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property). Together, Funding and the seller are beneficially entitled to all of the trust property. Funding 2 may also acquire a share of the trust property in the future.


THE MORTGAGES TRUSTEE

     Holmes Trustees Limited is a private limited company incorporated in England and Wales. Its registered office is Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN. Its telephone number is (44) 20 7612 4000.

     The mortgages trustee is a special purpose company. The purpose of the mortgages trustee is to hold the trust property. The mortgages trustee holds the trust property on trust for the seller and Funding and, if applicable, Funding 2, under the terms of the mortgages trust deed.


THE SELLER, THE SERVICER, THE CASH MANAGER, THE ISSUER CASH MANAGER, THE ACCOUNT BANK AND THE ISSUER ACCOUNT BANKS


     The seller is a bank incorporated in England and Wales as a public limited company. It is regulated by the Financial Services Authority. The seller's current rating is AA- by Standard & Poor's, Aa2 by Moody's and AA by Fitch. Its registered office is Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN. Its telephone number is (44) 20 7612 4000.


       The seller originated all of the loans in the portfolio according to the lending criteria applicable at the time of origination and has assigned those loans to the mortgages trustee under the mortgage sale agreement. The seller's current lending criteria are described later in this prospectus.

     Although the loans have been assigned to the mortgages trustee, the seller continues to perform administration and servicing functions in respect of the loans on behalf of the mortgages trustee and the beneficiaries, including collecting payments under the loans and taking steps to recover arrears. The seller may not resign as servicer unless a successor servicer has been appointed. In addition, the servicer may be replaced by a successor servicer if it defaults in its obligations under the servicing agreement. The seller has delegated some of the administration and servicing functions in respect of the loans. See "THE SERVICER AND THE SERVICING AGREEMENT - THE SERVICING AGREEMENT - ACTUAL DELEGATION BY SERVICER TO JOINT VENTURE WITH EDS".

     The seller has also been appointed as the cash manager for the mortgages trustee and Funding to manage their bank accounts, determine the amounts of and arrange payments of monies to be made by them and keep certain records on their behalf.

     The seller will also be appointed as the issuer cash manager to manage our bank accounts, determine the amounts of and arrange payments of monies to be made by us and keep certain records on our behalf.


     Additionally, the seller will be appointed as an issuer account bank (the sterling account bank) to provide banking services to us, and has been appointed as the account bank to Funding and the mortgages trustee. The other issuer account bank (the non-sterling account bank) will be Citibank, N.A., London Branch.

     Citibank, N.A., London Branch, as an issuer account bank, acting through its London branch, is a national banking association organized under the National Bank Act of 1864. Its London branch is located at 336 Strand, London WC2R 1HB. Its telephone number is (44) 20 7500 5000.


     Although the seller has assigned the loans to the mortgages trustee, the seller continues to have an interest in the loans as one of the beneficiaries of the mortgages trust under the mortgages trust deed.

THE ISSUER NOTES

CLASSES OF ISSUER NOTES


     In this prospectus, we are offering the following series 1 issuer notes, series 2 issuer notes and series 4 issuer notes (other than the series 4 class A2 issuer notes):



     o the $[1,500,000,000] floating rate series 1 class A issuer notes due October 2003;

     o the $[50,000,000] floating rate series 1 class B issuer notes due July 2040;

     o the $[86,000,000] floating rate series 1 class C issuer notes due July 2040;

     o the $[1,250,000,000] floating rate series 2 class A issuer notes due April 2008;

     o the $[42,000,000] floating rate series 2 class B issuer notes due July 2040;

     o the $[71,000,000] floating rate series 2 class C issuer notes due July 2040.

     o the $[1,000,000,000] floating rate series 4 class A1 issuer notes due October 2009;

     o the $[40,000,000] floating rate series 4 class B issuer notes due July 2040; and

     o the $[69,000,000] floating rate series 4 class C issuer notes due July 2040.

     In addition, we are issuing the following series 3 issuer notes, series 4 class A2 issuer notes and series 5 issuer notes which are not being offered by this prospectus:



     o the (euro)[1,000,000,000] floating rate series 3 class A issuer notes due October 2009;

     o the (euro)[34,000,000] floating rate series 3 class B issuer notes due July 2040;

     o the (euro)[57,000,000] floating rate series 3 class C issuer notes due July 2040;


     o the CHF[300,000,000] fixed-floating rate series 4 class A2 issuer notes due October 2009;


     o the (pound)[500,000,000] floating rate series 5 class A issuer notes due July 2040;

     o the (pound)[17,000,000] floating rate series 5 class B issuer notes due July 2040; and

     o the (pound)[29,000,000] floating rate series 5 class C issuer notes due July 2040.


     The series 1 class A issuer notes, the series 1 class B issuer notes and the series 1 class C issuer notes are collectively referred to as the series 1 issuer notes and references to the series 2 issuer notes, the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes are to be construed in an analogous manner. The series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A1 issuer notes, the series 4 class A2 issuer notes and the series 5 class A issuer notes are also collectively referred to as the class A issuer notes and references to the class B issuer notes and the class C issuer notes are to be construed in an analogous manner.

     The series 3 issuer notes, the series 4 class A2 issuer notes and the series 5 issuer notes are not being offered to the public in the United States by this prospectus. Instead, they will be offered to investors including institutional investors outside the United States in transactions exempt from the registration requirements of the US Securities Act of 1933, as amended.

RELATIONSHIP BETWEEN THE ISSUER NOTES AND THE ISSUER INTERCOMPANY LOAN


     On the closing date we will make an issuer intercompany loan to Funding from the proceeds of the issue of the issuer notes. The issuer intercompany loan will consist of separate issuer term advances. There will be a total of 16 issuer term advances - an issuer series 1 term AAA advance, an issuer series 1 term AA advance, an issuer series 1 term BBB advance, an issuer series 2 term AAA advance, an issuer series 2 term AA advance, an issuer series 2 term BBB advance, an issuer series 3 term AAA advance, an issuer series 3 term AA advance, an issuer series 3 term BBB advance, an issuer series 4A1 term AAA advance, an issuer series 4A2 term AAA advance (together, the issuer series 4 term AAA advances), an issuer series 4 term AA advance, an issuer series 4 term BBB advance, an issuer series 5 term AAA advance, an issuer series 5 term AA advance and an issuer series 5 term BBB advance. The proceeds of the six sub-classes of the five series of class A issuer notes will be used to make the respective sub-classes of the respective series of issuer term AAA advances to Funding, the proceeds of the five series of the class B issuer notes will be used to make the respective series of issuer term AA advances to Funding and the proceeds of the five series of the class C issuer notes will be used to make the respective series of issuer term BBB advances to Funding. For more information on the issuer intercompany loan, see "- THE ISSUER INTERCOMPANY LOAN".


     We will repay the class A issuer notes principally from payments made by Funding under the issuer term AAA advances, the class B issuer notes principally from payments made by Funding under the issuer term AA advances and the class C issuer notes principally from payments made by Funding under the issuer term BBB advances and, for issuer notes denominated in US dollars, from payments made by the issuer dollar currency swap providers, for issuer notes denominated in euro, from payments made by the issuer euro currency swap provider and for issuer notes denominated in Swiss francs, from payments made by the issuer Swiss franc currency swap provider, respectively. If we do not have enough money to pay interest amounts on the issuer notes due to short-term liquidity problems, then we may borrow money in the short-term under an issuer liquidity facility. For more information on the issuer liquidity facility, see "CREDIT STRUCTURE - ISSUER LIQUIDITY FACILITY". The ability of Funding to make payments on the issuer intercompany loan will depend to a large extent on (a) Funding receiving its share of collections on the trust property, which will in turn depend principally on the collections the mortgages trustee receives on the loans and the related security and (b) the allocation of monies between the previous intercompany loans, the issuer intercompany loan and any new intercompany loans. See "- THE ISSUER INTERCOMPANY LOAN".

OPERATIVE DOCUMENTS CONCERNING THE ISSUER NOTES

     We will issue the issuer notes under the issuer trust deed. The issuer notes will also be subject to the issuer paying agent and agent bank agreement. The security for the issuer notes will be created under the issuer deed of charge between ourselves, the issuer security trustee and our other secured creditors. Operative legal provisions relating to the issuer notes will be included in the issuer trust deed, the issuer paying agent and agent bank agreement, the issuer deed of charge, the issuer cash management agreement and the issuer notes themselves, each of which will be governed by English law.

PAYMENT AND RANKING OF THE ISSUER NOTES

     Payments of interest and principal on the class A issuer notes of each series will rank ahead of payments of interest and principal on the class B issuer notes of any series and the class C issuer notes of any series and payments of interest and principal on the class B issuer notes of each series will rank ahead of payments of interest and principal on the class C issuer notes of any series. For more information on the priority of payments to you, see "CASHFLOWS" and see also "RISK FACTORS - SUBORDINATION OF OTHER NOTE CLASSES MAY NOT PROTECT YOU FROM ALL RISK OF LOSS".

     Payments of interest and principal on the class A issuer notes of each series rank equally (but subject to the scheduled redemption dates or permitted redemption dates of each series of class A issuer notes). Payments of interest and principal on the class B issuer notes of each series rank equally (but subject to the permitted redemption dates of each series of class B issuer notes). Payments of interest and principal on the class C issuer notes of each series rank equally (but subject to the permitted redemption dates of each series of class C issuer notes).

     Unless an asset trigger event or a non-asset trigger event (each as described in "THE MORTGAGES TRUST") has occurred or the issuer security or the Funding security has been enforced (see "- SECURITY GRANTED BY FUNDING AND THE ISSUER"):

     o the series 1 class A issuer notes will be redeemed according to the series 1 class A redemption schedule starting on or after the interest payment date falling in July 2003 (as described in "- SCHEDULED REDEMPTION");

     o the series 1 class B issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 1 class A issuer notes have been redeemed in full;

     o the series 1 class C issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 1 class B issuer notes have been redeemed in full;

     o the series 2 class A issuer notes will be redeemed in full or in part on each interest payment date starting with the interest payment date falling in April 2005 (as described in "- SCHEDULED REDEMPTION");

     o the series 2 class B issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 2 class A issuer notes have been redeemed in full;

     o the series 2 class C issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 2 class B issuer notes have been redeemed in full;

     o the series 3 class A issuer notes will be redeemed in full or in part on each interest payment date starting with the interest payment date falling in April 2007 (as described in "- SCHEDULED REDEMPTION");

     o the series 3 class B issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 3 class A issuer notes have been redeemed in full;

     o the series 3 class C issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 3 class B issuer notes have been redeemed in full;

     o the series 4 class A issuer notes will be redeemed in full or in part on each interest payment date starting with the interest payment date falling in October 2007 (as described in "- SCHEDULED REDEMPTION");

     o the series 4 class B issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 4 class A issuer notes have been redeemed in full;

     o the series 4 class C issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 4 class B issuer notes have been redeemed in full;


     o the series 5 class A issuer notes will be redeemed in full or in part on each interest payment date starting with the interest payment date falling in [April 2008];


     o the series 5 class B issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 5 class A issuer notes have been redeemed in full; and

     o the series 5 class C issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 5 class B issuer notes have been redeemed in full.

     Investors should note that the principal repayment schedule outlined here could result in lower ranking issuer notes being repaid before higher ranking issuer notes. For example, the series 1 class B issuer notes and the series 1 class C issuer notes could be repaid in full prior to principal payments being made on the series 2 class A issuer notes. If on any interest payment date, however, amounts are due and payable on a series of the class A issuer notes and amounts are also due and payable on any series of the class B issuer notes and/or the class C issuer notes, then payments of principal on the class A issuer notes will rank ahead of payments of principal on the class B issuer notes and the class C issuer notes, and payments of principal on the class B issuer notes will rank ahead of payments of principal on the class C issuer notes.

SCHEDULED REDEMPTION

     If not redeemed earlier, the issuer notes will be redeemed by us on the final maturity date of each issuer note. However, Funding will seek to accumulate funds relating to principal payments on each of the issuer series 2 term AAA advance, the issuer series 3 term AAA advance and the issuer series 4 term AAA advances over their respective cash accumulation periods in order to repay those issuer term advances as lump sum payments to us so that we can redeem the series 2 class A issuer notes in full on the interest payment date falling in April 2005, the series 3 class A issuer notes in full on the interest payment date falling in April 2007 and the series 4 class A issuer notes in full on the interest payment date falling in October 2007. A cash accumulation period is the period of time estimated to be the number of months prior to the relevant interest payment date necessary for Funding to accumulate enough payments of principal on the loans to repay the issuer series 2 term AAA advance, the issuer series 3 term AAA advance or the issuer series 4 term AAA advances to us so that we will be able to redeem the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes in full on the relevant interest payment dates. The cash accumulation period will be determined according to a formula described under "THE MORTGAGES TRUST". To the extent that there are insufficient funds to repay the series 2 class A issuer notes, the series 3 class A issuer notes or the series 4 class A issuer notes on the relevant interest payment dates, the shortfall will be repaid on subsequent interest payment dates to the extent of principal receipts available to the issuer, until the relevant class A issuer notes are fully repaid.

     As set out in the schedule following this paragraph, we will seek to repay the series 1 class A issuer notes in two equal payments beginning on the interest payment date falling in July 2003. The transaction has been structured in the expectation that Funding will receive sufficient funds under the mortgages trust on each scheduled repayment date of the issuer series 1 term AAA advance in order to repay that issuer term advance to us, so that we can redeem the issuer series 1 class A issuer notes on their scheduled redemption dates. Funding will seek to accumulate funds relating to principal payments on the issuer series 1 term AAA advance over its scheduled amortisation period in order to repay that term advance on its scheduled repayment dates. The scheduled amortisation period is 3 months, but may be extended in the circumstances described under "THE MORTGAGES TRUST". If there are insufficient funds on the first relevant interest payment date to redeem the series 1 class A issuer notes according to the redemption schedule, then the shortfall shall be redeemed on the subsequent interest payment date (in addition to the amount already scheduled for redemption on the series 1 class A notes on that interest payment date) to the extent of principal receipts available to the issuer.


CLASS OF ISSUER NOTES             SCHEDULED REDEMPTION DATES             AMOUNT
---------------------             --------------------------             ------
series 1 class A issuer notes ...                  July 2003      $[750,000,000]
                                                October 2003      $[750,000,000]



     NO ASSURANCE CAN BE GIVEN THAT FUNDING WILL ACCUMULATE SUFFICIENT FUNDS DURING THE CASH ACCUMULATION PERIODS OR, AS APPLICABLE, THE SCHEDULED AMORTISATION PERIOD RELATING TO THE ISSUER SERIES 1 TERM AAA ADVANCE, THE ISSUER SERIES 2 TERM AAA ADVANCE, THE ISSUER SERIES 3 TERM AAA ADVANCE OR THE ISSUER SERIES 4 TERM AAA ADVANCES TO ENABLE IT TO REPAY THE RELEVANT ISSUER TERM ADVANCE TO US SO THAT THE SERIES 1 CLASS A ISSUER NOTES, THE SERIES 2 CLASS A ISSUER NOTES, THE SERIES 3 CLASS A ISSUER NOTES OR THE SERIES 4 CLASS A ISSUER NOTES WILL BE REDEEMED IN THEIR ENTIRETY OR, IN THE CASE OF THE SERIES 1 CLASS A ISSUER NOTES, IN THE AMOUNTS SPECIFIED IN THE SCHEDULE ABOVE, ON THEIR RESPECTIVE SCHEDULED REDEMPTION DATES. SEE "RISK FACTORS - THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS" and "RISK FACTORS - OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES AND/OR THE SERIES 2 CLASS A ISSUER NOTES AND/OR THE SERIES 3 CLASS A ISSUER NOTES AND/OR THE SERIES 4 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS".


     For more information on the redemption of the issuer notes, including a description of asset trigger events and non-asset trigger events, see "THE MORTGAGES TRUST - CASH MANAGEMENT OF TRUST PROPERTY - PRINCIPAL RECEIPTS" and "CASHFLOWS".

OPTIONAL REDEMPTION OF THE ISSUER NOTES FOR TAX AND OTHER REASONS

     We may redeem (unless otherwise provided) all, but not a portion, of the issuer notes at our option if we give not more than 60 nor less than 30 days' notice to noteholders and the note trustee in accordance with the terms and conditions of the issuer notes and if (a) on the interest payment date on which such notice expires, no issuer note enforcement notice has been served in respect of the issuer notes, and (b) we have, prior to giving such notice, certified to the note trustee and produced evidence acceptable to the note trustee (as specified in the issuer trust deed) that we will have the necessary funds to pay principal and interest due in respect of the issuer notes on the relevant interest payment date.

     If we exercise this option, then we may redeem the issuer notes at their principal amount outstanding on the following dates:

     o on any interest payment date in the event of particular tax changes affecting us or the issuer notes or the issuer intercompany loan;

     o on any interest payment date in the event that it would be unlawful for us to make, fund or allow to remain outstanding an issuer term advance made by us under the issuer intercompany loan; or

     o in the case of all of the issuer notes (other than the series 1 class A issuer notes and the series 2 class A issuer notes) on the interest payment date falling in April 2008 and on any interest payment date thereafter.

     In addition, we may redeem in the same manner:

     o the series 1 issuer notes outstanding, on any interest payment date on which the aggregate principal amount of the series 1 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 1 issuer notes on the closing date;

     o the series 2 issuer notes outstanding, on any interest payment date on which the aggregate principal amount of the series 2 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 2 issuer notes on the closing date;

     o the series 3 issuer notes outstanding, on any interest payment date on which the aggregate principal amount of the series 3 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 3 issuer notes on the closing date;

     o the series 4 issuer notes outstanding, on any interest payment date on which the aggregate principal amount of the series 4 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 4 issuer notes on the closing date; and

     o the series 5 issuer notes outstanding, on any interest payment date on which the aggregate principal amount of the series 5 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 5 issuer notes on the closing date.

     Any issuer notes that we redeem under these circumstances will be redeemed at their principal amount outstanding together with accrued but unpaid interest on that principal amount. If we exercise our option to redeem the notes as described in the preceding bulleted list, this will not cause the seller to repurchase any loans and their related security in the mortgages trust at that time.

WITHHOLDING TAX

     Payments of interest and principal with respect to the issuer notes will be subject to any applicable withholding taxes and we will not be obliged to pay additional amounts in relation thereto. The applicability of any UK withholding tax is discussed under "UNITED KINGDOM TAXATION".

THE CLOSING DATE


     The issuer notes will be issued on or about 7th November, 2002.


THE NOTE TRUSTEE

     The Bank of New York, London Branch, is the note trustee. Its address is One Canada Square, London E14 5AL. The note trustee will act as trustee for the noteholders under the issuer trust deed.

THE PAYING AGENTS, AGENT BANK, REGISTRAR AND TRANSFER AGENT

     JPMorgan Chase Bank, London Branch is the principal paying agent. Its address is Trinity Tower, 9 Thomas More Street, London E1W 1YT. JPMorgan Chase Bank, New York Branch is the US paying agent and its address is 450 West 33rd Street, New York, NY 10001-2697. UBS AG, Zurich is the Swiss principal paying agent and its address is Bahnhofstrasse 45, CH-8098 Zurich, Switzerland. The paying agents and the Swiss paying agents will make payments on the issuer notes to noteholders.

     JPMorgan Chase Bank, London Branch is the agent bank. Its address is Trinity Tower, 9 Thomas More Street, London E1W 1YT. UBS AG, Zurich is the Swiss agent bank and its address is Bahnhofstrasse 45, CH-8098 Zurich, Switzerland. The agent banks will calculate the interest rate on the issuer notes.

     J.P. Morgan Bank Luxembourg S.A. is the registrar and the transfer agent. Its address is 5 rue Plaetis, L-2238 Luxembourg. The registrar will maintain a register in respect of the issuer notes (other than the series 4 class A2 issuer notes).

THE LOANS

     The  loans in the portfolio as at the closing date comprise:

     o loans which are subject to variable rates of interest set by the seller from time to time;

     o loans which track a variable rate of interest other than a variable rate set by the seller (for example, a rate set at a margin above sterling LIBOR or above rates set by the Bank of England);

     o loans which are subject to fixed rates of interest, including capped rate loans that are subject to the specified capped rate of interest, set by reference to a pre-determined rate or series of rates for a fixed period or periods; and

     o    loans known as flexible loans.

     A flexible loan allows the borrower to, among other things, make larger repayments than are due on a given payment date (which may reduce the life of the loan) or draw further amounts under the loan. A flexible loan also allows the borrower to make under-payments or to take payment holidays. Any drawings under flexible loans will be funded solely by the seller. This means that the drawings under flexible loans will be added to the trust property and will be included in the seller's share of the trust property for the purposes of allocating interest and principal.

     Additional features of the loans in the current portfolio are described in "THE LOANS - CHARACTERISTICS OF THE LOANS".

     In addition to the loans in the portfolio as at the closing date, the trust property may be supplemented by the seller assigning new loans to the mortgages trustee on or after the closing date.

     New loans assigned to the mortgages trustee will be required to comply with specified criteria (see "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY - ASSIGNMENT OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE"). Any new loans assigned to the mortgages trustee will increase the total size of the trust property, and will increase the Funding share of the trust property to the extent only that Funding has paid for an increased share of the trust property. To the extent that Funding does not pay for an increased share, the seller share of the trust property will increase by a corresponding amount.

     All the loans in the portfolio as at the closing date are, and any new loans or drawings under flexible loans added to the trust property will be, secured by first legal charges over freehold or leasehold properties located in England or Wales or by first-ranking standard securities over heritable or long leasehold properties located in Scotland. Some flexible loans are secured by both a first and second legal charge or standard security in favour of the seller.

     The loans have been originated according to the seller's lending criteria for mortgage loans applicable at the time of origination. The seller's current lending criteria are described further in "THE LOANS - ORIGINATION OF THE LOANS
- LENDING CRITERIA". The seller has given warranties to the mortgages trustee in the mortgage sale agreement that, among other things, the loans have been originated in accordance with the seller's policy in effect at the time of origination. If a loan or its related security does not comply with these warranties, then the seller will have 20 days in which to cure the default. If the default cannot be or is not cured within 20 days, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee. If the seller does not repurchase those loans and their related security, then the trust property will be deemed to be reduced by an amount equal to the amount outstanding under those loans. The size of the seller's share of the trust property will reduce by that amount but the size of Funding's share of the trust property will not alter, and the respective percentage shares of the seller and Funding in the trust property will alter accordingly.

ASSIGNMENT OF THE LOANS


     The seller assigned the portfolio to the mortgages trustee on 26th July, 2000 and on a number of subsequent dates, and will, on the closing date, assign an additional portfolio of loans, pursuant to the terms of the mortgage sale agreement. The seller may also assign further new loans and their related security to the mortgages trustee in order to increase or maintain the size of the trust property. The seller may increase the size of the trust property from time to time in relation to an issue of new notes by a new issuer, the proceeds of which are applied ultimately to fund the assignment of the new loans and their related security to the mortgages trustee, or to comply with its obligations under the mortgage sale agreement as described under "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY - ASSIGNMENT OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE".


     The seller may, from time to time, change its lending criteria and any other terms applicable to the new loans or their related security assigned to the mortgages trustee after the closing date so that all new loans originated after the date of that change will be subject to the new lending criteria. Notwithstanding any change to the lending criteria or other terms applicable to new loans, those new loans and their related security may only be assigned to the mortgages trustee if those new loans comply with the warranties set out in the mortgage sale agreement.

     When new loans are assigned to the mortgages trustee, the amount of the trust property will increase. Depending on the circumstances, the increase in the trust property may result in an increase in either the seller's share of the trust property or Funding's share of the trust property. For a description of how adjustments are made to the seller's share and Funding's share of the trust property, see "THE MORTGAGES TRUST".

     Some fees payable by the mortgage borrowers, such as early repayment fees, will be given back to the seller and not included in the trust property. For more information on the mortgage sale agreement, see "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".

THE MORTGAGES TRUST

     The mortgages trustee holds the trust property for both Funding and the seller. Funding and the seller each has a joint and undivided beneficial interest in the trust property. However, payments of interest and principal arising from the loans in the trust property are allocated to Funding and the seller according to Funding's share of the trust property and the seller's share of the trust property, calculated periodically as described later in this section. As at the date of this prospectus, the beneficiaries of the trust are Funding and the seller only. At a later date, Funding 2 may become a beneficiary of the trust (subject to the agreement of the seller and Funding).


     On the closing date, the trust property will be made up of the loans in the portfolio as at that date and their related security and any income generated by the loans or their related security. The trust property also includes any money in the mortgages trustee guaranteed investment contract, or GIC, account and in any other bank account or bank accounts held by the mortgages trustee (as agreed by the mortgages trustee, Funding, the seller and the security trustee) from time to time, called the alternative accounts. The mortgages trustee GIC account is the bank account in which the mortgages trustee holds any cash that is part of the trust property until it is distributed to the beneficiaries. The alternative accounts are accounts into which payments by some mortgage borrowers are paid initially. Amounts on deposit in the alternative accounts are swept into the mortgages trustee GIC account on a regular basis but in any event no later than the next London business day after they are deposited in the relevant alternative account.

     In addition, drawings under flexible loans, and any new loans and their related security that the seller assigns to the mortgages trustee on or after the closing date, will be part of the trust property, unless they are repurchased by the seller. The seller will be solely responsible for funding drawings under flexible loans. The composition of the trust property will fluctuate as drawings under flexible loans and new loans are added and as the loans that are already part of the trust property are repaid or mature or default or are repurchased by the seller.

     At the closing date:


     o Funding's share of the trust property will be approximately (pound)[14,549,058,000], representing approximately [60.6] per cent. of the trust property; and

     o the seller's share of the trust property will be approximately (pound)[9,450,942,000], representing approximately [39.4] per cent. of the trust property.


     The actual amounts of Funding's share and the seller's share of the trust property as at the closing date will not be determined until the day before the closing date which will be after the date of this prospectus.

     Income from the trust property is distributed at least monthly to Funding and the seller on each distribution date. A distribution date is the eighth day of each month after the closing date (or if not a London business day, the next succeeding London business day) and any other day during a month that Funding acquires a further interest in the trust property. On each of these distribution dates, Funding's share and the seller's share of the trust property, and the percentage of the total to which each relates, are recalculated to take into account:

     o principal payments on the loans distributed to Funding and/or the seller since the last distribution date (in general, a principal payment made to a party reduces that party's share of the trust property);

     o any drawings under flexible loans since the last distribution date (in general, these will be funded by the seller and the seller's share of the trust property will increase accordingly);


     o any increase in Funding's share of the trust property acquired since the last distribution date and any corresponding decrease in the seller's share (which happens when Funding receives additional funds under a new intercompany loan from a new issuer and which, in general, increases Funding's share of the trust property);


     o the assignment of any new loans to the mortgages trustee which increases the total size of the trust property (and the Funding share and/or seller share of the trust property will increase depending on whether Funding has provided consideration for all or a portion of that assignment);

     o any decrease in the interest charging balance of a flexible loan due to a borrower making overpayments (which reduces the outstanding balance of the relevant flexible loan at that time) (see "THE MORTGAGES TRUST - FLUCTUATION OF THE SELLER'S SHARE/FUNDING'S SHARE OF THE TRUST PROPERTY"); and

     o any increase in the interest charging balance of a flexible loan due to a borrower taking a payment holiday or making an underpayment (which increases the share of Funding and the seller in the trust property unless the seller has made a payment to Funding to increase its share of the trust property (see "THE MORTGAGES TRUST - ACQUISITION BY THE SELLER OF A FURTHER INTEREST IN THE TRUST PROPERTY")).


     On each distribution date, income (but not principal) from the trust property is distributed to Funding and losses on the loans are allocated to Funding, in each case in proportion to Funding's percentage of the trust property calculated on the previous distribution date. Similarly, income (but not principal) and losses from the trust property are distributed or, in the case of losses, allocated to the seller in accordance with the seller's percentage of the trust property calculated on the previous distribution date.

     Whether the mortgages trustee distributes principal received on the loans to Funding depends on a number of factors. In general, Funding receives payment of principal in the following circumstances:

     o when Funding is accumulating principal during a cash accumulation period to repay the issuer series 2 term AAA advance, the issuer series 3 term AAA advance or the issuer series 4 term AAA advances under the issuer intercompany loan so that we can redeem the series 2 class A issuer notes, the series 3 class A issuer notes or the series 4 class A issuer notes (in which case principal receipts on the loans will be allocated and paid to Funding first);

     o when Funding is scheduled to make repayments on an issuer term advance (other than the issuer series 2 term AAA advance, the issuer series 3 term AAA advance or the issuer series 4 term AAA advances) or to accumulate funds in order to amortise the issuer series 1 term AAA advance (in which case principal receipts on the loans in general will be paid to Funding based on the Funding share percentage of the principal receipts and the fraction that the issuer intercompany loan bears to all current intercompany loans then outstanding (see "THE MORTGAGES TRUST - MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT"));

     o when, in relation to previous term advances and any new term advances, Funding is either accumulating principal during a cash accumulation period or a scheduled amortisation period or is scheduled to make principal repayments (in which case principal receipts will be paid to Funding based on the nature of those previous term advances and/or new term advances and the terms of the mortgages trust deed);

     o when a non-asset trigger event has occurred and an asset trigger event has not occurred (in which case principal receipts on the loans will be allocated and paid to Funding first); or

     o when an asset trigger event has occurred or the security granted by Funding to the security trustee has been enforced (in which case principal receipts on the loans will be paid to Funding in proportion to its share of the trust property).

     For more information on the mortgages trust, the cash accumulation period, the scheduled amortisation period and the distribution of principal receipts on the loans, including a description of when a non-asset trigger event or an asset trigger event will occur, see "THE MORTGAGES TRUST".

THE ISSUER INTERCOMPANY LOAN

     On the closing date, we will lend an amount in sterling equal to the proceeds of the issue of the issuer notes to Funding. Funding will pay the proceeds of this issuer intercompany loan to the seller as consideration in part for an increase in Funding's existing share of the trust property (resulting in a corresponding decrease in the seller's existing share of the trust property).

     As described in "- THE ISSUER NOTES - RELATIONSHIP BETWEEN THE ISSUER NOTES AND THE ISSUER INTERCOMPANY LOAN", the issuer intercompany loan will be split into separate term advances to match the underlying series and classes of issuer notes: the issuer term AAA advances, matching the issue of the class A issuer notes of each series; the issuer term AA advances, matching the issue of the class B issuer notes of each series; and the issuer term BBB advances, matching the issue of the class C issuer notes of each series. Together these advances are referred to in this prospectus as the issuer term advances.

     The issuer term AAA advances reflect the rating expected to be assigned to the class A issuer notes by the rating agencies (being, in the case of the series 1 class A issuer notes, A-1+ by Standard & Poors, P-1 by Moody's and F1+ by Fitch and, in the case of the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes,

AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch). The issuer term AA advances reflect the rating expected to be assigned to the class B issuer notes by the rating agencies (being AA by Standard & Poor's, Aa3 by Moody's and AA by Fitch). The issuer term BBB advances reflect the rating expected to be assigned to the class C issuer notes by the rating agencies (being BBB by Standard & Poor's, Baa2 by Moody's and BBB by Fitch).

     Funding will repay the issuer intercompany loan from payments received from Funding's share of the trust property. We will make payments of interest and principal on the issuer notes primarily from payments of interest and principal made by Funding under the issuer intercompany loan. As further described in "THE MORTGAGES TRUST", under the terms of the issuer intercompany loan agreement, prior to the occurrence of a trigger event or enforcement of the security granted by Funding, Funding is required to:

     o repay the issuer series 1 term AAA advance beginning on the interest payment date falling in July 2003, but to the extent that there are insufficient funds to repay the issuer series 1 term AAA advance on the first relevant interest payment date to repay that issuer series 1 term AAA advance according to the repayment schedule, then the shortfall shall be repaid on the subsequent interest payment date to the extent of principal receipts available to Funding for that purpose;

     o repay the issuer series 1 term AA advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the issuer series 1 term AAA advance has been fully repaid;

     o repay the issuer series 1 term BBB advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the issuer series 1 term AA advance has been fully repaid;

     o repay the issuer series 2 term AAA advance on the interest payment date falling in April 2005, but to the extent there are insufficient funds to repay the issuer series 2 term AAA advance on that interest payment date, the shortfall shall be repaid on subsequent interest payment dates to the extent of principal receipts available to Funding for that purpose, until the issuer series 2 term AAA advance is fully repaid;

     o repay the issuer series 2 term AA advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the issuer series 2 term AAA advance has been fully repaid;

     o repay the issuer series 2 term BBB advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the issuer series 2 term AA advance has been fully repaid;

     o repay the issuer series 3 term AAA advance on the interest payment date falling in April 2007, but to the extent that there are insufficient funds to repay the issuer series 3 term AAA advance on that interest payment date, the shortfall shall be repaid on subsequent interest payment dates to the extent of principal receipts available to Funding for that purpose, until the issuer series 3 term AAA advance is fully repaid;

     o repay the issuer series 3 term AA advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the issuer series 3 term AAA advance has been fully repaid;

     o repay the issuer series 3 term BBB advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the issuer series 3 term AA advance has been fully repaid;

     o repay the issuer series 4A1 term AAA advance and the issuer series 4A2 term AAA advance on the interest payment date falling in October 2007, but to the extent that there are insufficient funds to repay the issuer series 4A1 term AAA advance and the issuer series 4A2 term AAA advance on that interest payment date, the shortfall shall be repaid on subsequent interest payment dates to the extent of principal receipts available to Funding for that purpose, until the issuer series 4A1 term AAA advance and the issuer series 4A2 term AAA advance are fully repaid;

     o repay the issuer series 4 term AA advance to the extent of the principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the issuer series 4A1 term AAA advance and the issuer series 4A2 term AAA advance have been fully repaid;

     o repay the issuer series 4 term BBB advance to the extent of the principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the issuer series 4 term AA advance has been fully repaid;


     o repay the issuer series 5 term AAA advance to the extent that there are principal receipts available to Funding for that purpose starting on the interest payment date falling in [April 2008];


     o repay the issuer series 5 term AA advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the issuer series 5 term AAA advance has been fully repaid; and

     o repay the issuer series 5 term BBB advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the issuer series 5 term AA advance has been fully repaid.

     The repayment schedule for the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advance and the issuer 4 term AAA advances is as follows:



ISSUER TERM ADVANCE                     SCHEDULED REPAYMENT DATES                         AMOUNT
-------------------                     -------------------------                         ------
issuer series 1 term AAA advance ......                 July 2003           (pound)[478,500,000]
                                                     October 2003           (pound)[478,500,000]
issuer series 2 term AAA advance ......                April 2005           (pound)[797,500,000]
issuer series 3 term AAA advance ......                April 2007           (pound)[752,000,000]
issuer series 4A1 term AAA advance ....              October 2007           (pound)[638,000,000]
issuer series 4A2 term AAA advance ....              October 2007           (pound)[128,150,000]



     During the cash accumulation period for the issuer series 2 term AAA advance, the issuer series 3 term AAA advance or the issuer series 4 term AAA advances, no principal repayments will be made in respect of the issuer series 5 term AAA advance, any of the issuer term AA advances or any of the issuer term BBB advances. If, however, Funding is in a cash accumulation period for a previous bullet term advance under a previous intercompany loan agreement or for a new bullet term advance under a new intercompany loan agreement, then Funding will continue to make principal repayments in respect of the issuer term AAA advances, the issuer term AA advances and the issuer term BBB advances (or other pass-through term advances of the issuer) of each series due and payable under the issuer intercompany loan based on the amount of principal receipts paid by the mortgages trustee to Funding on each distribution date and the share of those which is allocable to the issuer intercompany loan (see "CASHFLOWS - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS"). This means that payments on the issuer term AAA advances, the issuer term AA advances and the issuer term BBB advances under the issuer intercompany loan, even though they may have a lower term advance rating than the relevant bullet term advance under another intercompany loan, should not be affected by the cash accumulation period under the previous intercompany loans or under a new intercompany loan.

     During the cash accumulation period for the issuer series 2 term AAA advance, the issuer series 3 term AAA advance or the issuer series 4 term AAA advances, Funding will continue to make principal repayments on the term advances made under the previous intercompany loans and/or any new intercompany loans if those term advances are then due and payable.

     When principal amounts are due and payable on the issuer series 2 term AAA advance, the issuer series 3 term AAA advance or the issuer series 4 term AAA advances, and principal amounts are also due and payable on any of the previous term AA advances or the previous term BBB advances, then Funding will continue to make principal repayments on those previous term AA or previous term BBB advances, based on the amount of principal receipts paid by the mortgages trustee to Funding on each distribution date and the portion thereof which is allocable to the previous intercompany loans. The same rule will apply analogously in respect of any new term AAA advance which is not a new bullet term advance, the issuer term AA advances and the issuer term BBB advances (see "CASHFLOWS - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS").

     Whether Funding will have sufficient funds to repay the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advance and the issuer series 4 term AAA advances on the dates described in this section will depend on a number of factors (see "RISK FACTORS - THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS" and "-OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES AND/OR THE SERIES 2 CLASS A ISSUER NOTES AND/OR THE SERIES 3 CLASS A ISSUER NOTES AND/OR THE SERIES 4 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS").

     The circumstances under which we can take action against Funding if it does not make a repayment under the issuer intercompany loan are limited. In particular, it will not be an event of default in respect of the issuer intercompany loan if Funding does not repay amounts due in respect of the issuer intercompany loan where Funding does not have the money to make the relevant repayment. For more information on the issuer intercompany loan, see "THE ISSUER INTERCOMPANY LOAN AGREEMENT".

THE SECURITY TRUSTEE

     JPMorgan Chase Bank, London Branch, is the security trustee. Its address is Trinity Tower, 9 Thomas More Street, London E1W 1YT.

THE ISSUER SECURITY TRUSTEE

     The Bank of New York, London Branch is the issuer security trustee. Its address is One Canada Square, London E14 5AL.

SECURITY GRANTED BY FUNDING AND THE ISSUER

     To secure its obligations to us under the issuer intercompany loan and to Funding's other secured creditors, Funding entered into a deed of charge on 26th July, 2000. On 29th November, 2000, Funding entered into a first deed of accession with Holmes Financing (No. 2) PLC and the other parties who entered into the original deed of charge on 26th July, 2000. On 23rd May, 2001, Funding entered into a second deed of accession with Holmes Financing (No. 3) PLC and the other parties who entered into the first deed of accession on 29th November, 2000. On 5th July, 2001, Funding entered into a third deed of accession with Holmes Financing (No. 4) PLC and the other parties who entered into the second deed of accession on 23rd May, 2001. On 8th November, 2001, Funding entered into a fourth deed of accession with Holmes Financing (No. 5) PLC and the other parties who entered into the third deed of accession on 5th July, 2001. On the closing date, the Funding deed of charge will be amended and restated and we will accede to its terms. Together, the amended and restated deed of charge is referred to as the Funding deed of charge. Pursuant to the Funding deed of charge, Funding grants security over all of its assets in favour of the security trustee. Besides ourselves, Funding's secured creditors on the closing date are the previous issuers (in relation to the previous intercompany loans), the Funding swap provider, the cash manager, the Funding liquidity facility provider, the account bank, the corporate services provider, the security trustee, the previous start-up loan provider, the start-up loan provider and the seller. On the closing date, the security trustee will hold that security for the benefit of the secured creditors of Funding, including us. This means that Funding's obligations to us under the issuer intercompany loan and to the other secured creditors will be secured over the same assets. Except in very limited circumstances, only the security trustee is entitled to enforce the security granted by Funding. For more information on the security granted by Funding, see "SECURITY FOR FUNDING'S OBLIGATIONS". For details of post-enforcement priority of payments, see "CASHFLOWS".


     To secure our obligations to the noteholders and to our other secured creditors, we will grant security over all of our assets in favour of the issuer security trustee. Our secured creditors are the issuer security trustee, the note trustee, the noteholders, the issuer liquidity facility provider, the agent bank, the issuer cash manager, the issuer account banks, the paying agents, the Swiss paying agents, the issuer dollar currency swap providers, the issuer euro currency swap provider, the issuer Swiss franc currency swap provider and the corporate services provider. The issuer security trustee will hold that security for the benefit of our secured creditors, including the noteholders. This means that our obligations to our other secured creditors will be secured over the same assets that secure our obligations under the issuer notes. Except in very limited circumstances, only the issuer security trustee will be entitled to enforce the security granted by us. For more information on the security granted by us, see "SECURITY FOR THE ISSUER'S OBLIGATIONS". For details of post-enforcement priority of payments, see "CASHFLOWS".

SWAP PROVIDERS


     The Funding swap provider is Abbey National Treasury Services. Its registered office is Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN. The issuer dollar currency swap provider for the series 1 issuer notes is ___ and its office is at ___, for the series 2 issuer notes is ___ and its office is at ___ and for the series 4 issuer notes (other than the series 4 class A2 issuer notes) is ___ and its office is at ___. The issuer euro currency swap provider for the series 3 issuer notes is ___, and its office is at ___. The issuer Swiss franc currency swap provider for the series 4 class A2 issuer notes is UBS AG, London Branch, and its office is at 100 Liverpool Street, London EC2M 2RH.


     The Funding swap provider has entered into the Funding swap agreement with Funding, which is a master agreement (including a schedule and a confirmation) under which the Funding swap has been documented. The issuer dollar currency swap providers will enter into the issuer dollar currency swap agreements, which are master agreements (each including a schedule and a confirmation) with us. The issuer euro currency swap provider will enter into the issuer euro currency swap agreements, which are master agreements (each including a schedule and a confirmation) with us. The issuer Swiss franc currency swap provider will enter into the issuer Swiss franc currency swap agreement, which is a master agreement (including a schedule and a confirmation) with us.


SWAP AGREEMENTS


     Borrowers make payments under the loans in pounds sterling. Some of the loans carry variable rates of interest, some of the loans pay interest at a fixed or capped rate or rates of interest and some of the loans pay interest which tracks an interest rate other than the variable rate set by Abbey National plc or the mortgages trustee (for example the interest rate may be set at a margin above sterling LIBOR or above rates set by the Bank of England). These interest rates do not necessarily match the floating rate of interest payable on the issuer intercompany loan and accordingly, Funding has entered into the Funding swap agreement with the Funding swap provider.


     Under the Funding swap, Funding makes quarterly payments to the Funding swap provider based on the weighted average of the average variable rate from several UK mortgage lenders and the different rates of interest payable on the tracker rate loans and fixed rate loans (including capped rate loans that are subject to the specified capped rate of interest) and the Funding swap provider makes quarterly payments to Funding based on the floating rates of interest payable on the intercompany loans outstanding at that time.


     Payments made by the mortgages trustee to Funding under the mortgages trust deed, payments made by Funding to us under the issuer intercompany loan and any drawings under the issuer liquidity facility will be made in pounds sterling. To enable us to make payments on the interest payment dates in respect of each of the series 1 issuer notes, series 2 issuer notes and series 4 issuer notes (other than the series 4 class A2 issuer notes) in US dollars, we will enter into the issuer dollar currency swap agreements with the issuer dollar currency swap providers. Under the issuer dollar currency swaps, we will pay to the issuer dollar currency swap providers the sterling amounts received on the issuer series 1 term advances, the issuer series 2 term advances and the issuer series 4 term advances (other than the series 4A2 term advance) (and any drawings under the issuer liquidity facility) and the issuer dollar currency swap providers will pay to us amounts in US dollars that are equal to the amounts to be paid on the relevant classes of the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes).


     To enable us to make payments on the series 3 issuer notes in euro, we will enter into the issuer euro currency swap agreements with the issuer euro currency swap provider. Under the issuer euro currency swaps, we will pay to the issuer euro currency swap provider the sterling amounts received on the issuer series 3 term AAA advance, the issuer series 3 term AA advance and the issuer series 3 term BBB advance (and any drawings under the issuer liquidity facility) and the issuer euro currency swap provider will pay to us amounts in euro that are equal to the amounts to be paid on the series 3 issuer notes.

     To enable us to make payments on the series 4 class A2 issuer notes in Swiss francs, we will enter into the issuer Swiss franc currency swap agreement with the issuer Swiss franc currency swap provider. Under the issuer Swiss franc currency swap, we will pay to the issuer Swiss franc currency swap provider the sterling amounts received on the issuer series 4A2 term AAA advance (and any drawings under the issuer liquidity facility) and the issuer Swiss franc currency swap provider will pay to us amounts in Swiss francs that are equal to the amounts to be paid on the series 4 class A2 issuer notes.

     The issuer intercompany loan will pay interest at a floating rate of interest in sterling calculated by reference to the London inter-bank offer rate for three-month sterling deposits in effect on the relevant interest determination date, also called sterling LIBOR, plus a margin for each issuer term advance.

ISSUER POST-ENFORCEMENT CALL OPTION AGREEMENT

     The issuer post-enforcement call option agreement will be entered into between the issuer security trustee, as agent for the class B noteholders and the class C noteholders, the issuer and a subsidiary of Holdings called PECOH Limited. The terms of the option will require, upon exercise of the option by PECOH Limited, the transfer to PECOH Limited of all of the class B issuer notes and/or all of the class C issuer notes, as the case may be. The class B noteholders and the class C noteholders will be bound by the terms of the class B issuer notes and the class C issuer notes, respectively, to transfer the issuer notes to PECOH Limited in these circumstances. Neither the class B noteholders nor the class C noteholders will be paid for that transfer.

     However, as the post-enforcement call option can be exercised only after the issuer security trustee has enforced the security granted by us under the issuer deed of charge and determined that there are no further assets available to pay amounts due and owing to the class B noteholders and/or the class C noteholders, as the case may be, the exercise of the post-enforcement call option will not further disadvantage the economic position of those noteholders. In addition, exercise of the post-enforcement call option and delivery by the class B noteholders and/or the class C noteholders of the class B issuer notes and/or the class C issuer notes to PECOH Limited will not extinguish any other rights or claims other than the rights to payment of interest and repayment of principal under the class B issuer notes and/or the class C issuer notes that such class B noteholders and/or class C noteholders may have against us.

RATING OF THE ISSUER NOTES

     The series 1 class A issuer notes are expected to be assigned an A-1+ rating by Standard & Poor's, a P-1 rating by Moody's and a F1+ rating by Fitch. The series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes are expected to be assigned an AAA rating by Standard & Poor's, an Aaa rating by Moody's and an AAA rating by Fitch. The class B issuer notes are expected to be assigned an AA rating by Standard & Poor's, an Aa3 rating by Moody's and an AA rating by Fitch. The class C issuer notes are expected to be assigned a BBB rating by Standard & Poor's, a Baa2 rating by Moody's and a BBB rating by Fitch.

     A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organisation if, in its judgment, circumstances in the future so warrant.

     Together Standard & Poor's, Moody's and Fitch comprise the rating agencies, which is to be understood to include any further or replacement rating agency appointed by us with the approval of the note trustee to give a credit rating to the issuer notes or any class of the issuer notes.

LISTING

     Application has been made to the UK Listing Authority for each class of the issuer notes (other than the series 4 class A2 issuer notes) to be admitted to the official list of the UK Listing Authority. Application will also be made to the London Stock Exchange for each class of the issuer notes (other than the series 4 class A2 issuer notes) to be admitted to trading on the London Stock Exchange. Application will be made to the SWX Swiss Exchange for listing of the series 4 class A2 issuer notes to be admitted to trading on the SWX Swiss Exchange.

THE PREVIOUS ISSUERS, NEW ISSUERS AND FUNDING 2

     The previous issuers, each of which is a wholly owned subsidiary of Holdings, issued the previous notes and from those issue proceeds made the previous intercompany loans to Funding as follows:

     o    Holmes Financing (No. 1) PLC, on 26th July, 2000;

     o    Holmes Financing (No. 2) PLC, on 29th November, 2000;

     o    Holmes Financing (No. 3) PLC, on 23rd May, 2001;

     o    Holmes Financing (No. 4) PLC, on 5th July, 2001; and

     o    Holmes Financing (No. 5) PLC, on 8th November, 2001.

     Funding's obligations under these previous intercompany loans are secured by the same security that secures the issuer intercompany loan. In addition, it is expected that in the future, subject to satisfaction of certain conditions, Holdings will establish additional wholly owned subsidiary companies to issue new notes to investors. One of these conditions is that the ratings of your issuer notes will not be downgraded at the time a new issuer issues new notes. Any new issuers will loan the proceeds of any issue of new notes to Funding pursuant to the terms of a new intercompany loan agreement. Funding will use the proceeds of a new intercompany loan to do one or more of the following:

     o pay the seller for new loans and their related security to be assigned to the mortgages trustee (as under this transaction), which will result in an increase in Funding's share of the trust property;


     o pay the seller for an increase in Funding's share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property);


     o refinance an intercompany loan or intercompany loans outstanding at that time, which will not result in a change in the size of Funding's share of the trust property. In these circumstances, Funding will use the proceeds of the new intercompany loan to repay an intercompany loan outstanding at that time, which the relevant issuer will, provided that the terms of the relevant notes then permit such optional redemption, use to repay the relevant noteholders. If our issuer intercompany loan to Funding is refinanced in these circumstances, you could be repaid early; and/or

     o to use a part of the proceeds to make a deposit in one or more of the reserve funds.

     Regardless of which of these uses of proceeds is selected, the previous notes, your issuer notes and any new notes will all be secured ultimately over Funding's share of the trust property and will be subject to the ranking described in the following paragraphs.


     Funding will apply amounts it receives from the trust property to pay amounts it owes under the previous term advances, the issuer term advances and new term advances without distinguishing when the share in the trust property was acquired or when the relevant term advance was made. Funding's obligations to pay interest and principal to us on the issuer term advances and to the previous issuers or new issuers on their respective previous term advances or new term advances will rank either equal with, ahead of or after each other, primarily depending on the relative designated rating of each previous term advance, issuer term advance and new term advance. The rating of a previous term advance, issuer term advance or new term advance will be the rating assigned by the rating agencies to the previous notes, the issuer notes or the new notes, which are used to fund the relevant term advance, on their date of issue. Funding will pay interest and (subject to their respective scheduled repayment dates and the rules for application of principal receipts described in "CASHFLOWS - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS") principal first on the previous term advances, the issuer term advances and the new term advances with the highest rating, and thereafter on the previous term advances, the issuer term advances and the new term advances with the next highest rating, and so on down to the previous term advances, the issuer term advances and the new term advances with the lowest rating. Accordingly, any term advance in relation to previous notes or new notes that have an AAA rating will rank equally with Funding's payments of interest and (subject to their respective scheduled repayment dates and the rules referred to in this paragraph) principal on the issuer term AAA advances and will rank ahead of Funding's payments of interest and principal on the issuer term AA advances and the issuer term BBB advances. Payment of principal on the previous term BB advance in respect of the previous intercompany loan from Holmes Financing (No. 4) PLC is treated differently and will depend on Funding having sufficient Funding available revenue receipts therefor after meeting its other obligations (including its obligation to fully fund the reserve funds) and/or there being excess amounts standing to the credit of the reserve funds on an interest payment date falling in or after July 2006.


     It should be noted, however, that although a previous term advance, issuer term advance and any new term advance may rank equally, principal payments may be made earlier on the previous term advances, new term advances or the issuer term advances, as the case may be, depending on their scheduled repayment and final repayment dates. Further, as described in "CASHFLOWS - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS", in some circumstances, Funding will continue to make payments on term advances due and payable under each of the issuer intercompany loan and the previous intercompany loans, irrespective of term advance rating. More specifically, if amounts are due and payable on any of the pass-through term advances made under the previous intercompany loans which have a term advance rating of AA or

BBB, and at the same time amounts are due and payable on the pass-through term advance made under the issuer intercompany loan which has a term advance rating of AAA, then Funding will allocate principal receipts available to it to each of the previous issuers and the issuer based on the outstanding principal balance of each of their respective intercompany loans.

     You should also note that during a cash accumulation period for any bullet term advance under an intercompany loan (for example, the issuer intercompany loan), Funding will continue to make principal repayments in respect of amounts due and payable in respect of pass-through term advances and scheduled amortisation term advances under other intercompany loans (for example, one of the previous intercompany loans), based on the outstanding principal balance of each of those intercompany loans.

     If Funding enters into a new intercompany loan agreement the terms of the Funding swap agreement provide that the notional amount of the Funding swap will be increased in order to address the potential mismatch between variable, tracker and fixed rates of interest paid by borrowers on the loans and the floating rate of interest paid by Funding on the intercompany loans outstanding at that time (including the new intercompany loan), as described further in "THE SWAP AGREEMENTS". The various margins on the fixed, floating and tracker elements of the Funding swap will vary depending on the nature of the loans constituting the trust property from time to time.

     As Funding enters into new intercompany loan agreements, it will, if required, simultaneously enter into new start-up loan agreements with a new start-up loan provider which will provide for the costs and expenses of the issue of the new notes and, if required by the rating agencies, for extra amounts to be credited to one or both reserve funds.

     Pursuant to its obligations under the Listing Rules of the UK Listing Authority, if a new issuer is established to issue new notes, then the issuer will notify or procure that notice is given of that new issue.

     Holdings may establish a new entity, Funding 2, which may, in the future, issue new notes from time to time and (subject to the agreement of the seller and Funding) use the proceeds to make a payment to the seller to acquire an interest in the trust property rather than lending the proceeds to Funding. Funding 2 would be a wholly owned subsidiary of Holdings. In that event, Funding 2 would become a beneficiary of the mortgages trust subject to the satisfaction of certain conditions (see "RISK FACTORS - HOLDINGS MAY ESTABLISH ANOTHER COMPANY, FUNDING 2, WHICH MAY BECOME AN ADDITIONAL BENEFICIARY UNDER THE MORTGAGES TRUST").

UNITED KINGDOM TAX STATUS

     Subject to important qualifications and conditions set out under "UNITED KINGDOM TAXATION", including as to final documentation and assumptions, Slaughter and May, our UK tax advisers, are of the opinion that:

     o no UK withholding tax will be required on interest payments to any holder of the issuer notes provided that the issuer notes are listed on a recognised stock exchange, which includes the London Stock Exchange and the SWX Swiss Exchange;

     o US persons who are not and have never been either resident or ordinarily resident in the UK and who are not carrying on a trade, profession or vocation in the UK through a branch or agency in the UK in connection with which the payments are received will not be subject to UK taxation in respect of payment of principal and interest on the issuer notes;

     o no UK stamp duty or stamp duty reserve tax is payable on the issue or transfer of the global issuer notes or on the issue or transfer of an issuer note in definitive form;

     o Funding and the issuer will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses. Examples of non-deductible expenses and losses include general provisions for bad debts. In respect of Funding, the profit in the profit and loss account will not exceed 0.01 per cent. of the Funding available revenue receipts. In respect of the issuer, the profit in the profit and loss account will not exceed 0.02 per cent. of the interest on the issuer term advances under the issuer intercompany loan. We refer you to the risk factor "TAX PAYABLE BY FUNDING OR THE ISSUER MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE ISSUER NOTES"; AND

     o the mortgages trustee will have no liability to UK tax in respect of any income, profit or gain arising under these arrangements apart from a liability to UK corporation tax on amounts, such as trustee fees and expenses, which are paid to the mortgages trustee for its own benefit. Accordingly, the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding or the seller under the mortgages trust.

UNITED STATES TAX STATUS

     In the opinion of Cleary, Gottlieb, Steen & Hamilton, our US tax advisers, the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes) will be treated as debt for US federal income tax purposes. We intend to treat these classes of issuer notes as debt of the issuer. The US Internal Revenue Service could seek to recharacterise these classes of issuer notes as an ownership interest in the related debt of Funding. In that case, a US holder of a class of issuer notes generally would be treated as holding Funding debt and a currency swap, which may be integrated as a synthetic debt instrument having the characteristics of the applicable class of issuer notes and substantially the same tax treatment as if the class of issuer notes were characterised as debt of the issuer. See "UNITED STATES TAXATION - US ISSUER NOTES AS DEBT OF FUNDING".

     Our US tax advisers have also provided their opinion that, assuming compliance with the transaction documents, the mortgages trustee acting in its capacity as trustee of the mortgages trust, Funding and the issuer will not be subject to US federal income tax.

ELIGIBILITY OF NOTES FOR PURCHASE BY MONEY MARKET FUNDS

     The series 1 class A issuer notes will be eligible for purchase by money market funds under Rule 2a-7 under the United States Investment Company Act of 1940, as amended.

ERISA CONSIDERATIONS FOR INVESTORS

     The series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes) are eligible for purchase by employee benefit and other plans subject to Section 406 of ERISA or
Section 4975 of the Code and by governmental plans that are subject to any state, local or other federal law of the United States that is substantially similar to Section 406 of ERISA or Section 4975 of the Code, subject to consideration of the issues described herein under "ERISA CONSIDERATIONS". Each purchaser of any such issuer notes (and all subsequent transferees thereof) will be deemed to have represented and warranted that its purchase, holding and disposition of such issuer notes will not result in a non-exempt prohibited transaction under ERISA or the Code (or in the case of any governmental plan, any substantially similar state, local or other federal law of the United States). In addition, any fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or similar provisions of state, local or other federal laws of the United States should consult with their counsel to determine whether an investment in the issuer notes satisfies the prudence, investment diversification and other applicable requirements of those provisions.

FEES

     The following table sets out the on-going fees to be paid by the issuer, the previous issuers, Funding and the mortgages trustee to transaction parties.


TYPE OF FEE              AMOUNT OF FEE                            PRIORITY IN CASHFLOW                FREQUENCY
-------------------      ----------------------------------       -------------------------------     ----------------------
Servicing fee            0.12 per cent. per year of               Ahead of all revenue amounts        Each distribution date
                         Funding's share of trust property        payable to Funding by the
                                                                  mortgages trustee

Funding cash             (pound)117,500 each year                 Ahead of all senior                 Each interest payment
management fee                                                    issuer term advances                date

Holmes Financing         Estimated (pound)124,550                 Ahead of all senior outstanding     Each interest payment
(No. 1) PLC cash         each year                                previous notes of Holmes            date
management fee and                                                Financing (No. 1) PLC
corporate expenses

Holmes Financing         Estimated (pound)124,550                 Ahead of all senior outstanding     Each interest payment
(No. 2) PLC cash         each year                                previous notes of Holmes            date
management fee and                                                Financing (No. 2) PLC
corporate expenses

Holmes Financing         Estimated (pound)124,550                 Ahead of all senior outstanding     Each interest payment
(No. 3) PLC cash         each year                                previous notes of Holmes            date
management fee and                                                Financing (No. 3) PLC
corporate expenses

Holmes Financing         Estimated (pound)124,550                 Ahead of all senior outstanding     Each interest payment
(No. 4) PLC cash         each year                                previous notes of Holmes            date
management fee and                                                Financing (No. 4) PLC
corporate expenses

Holmes Financing         Estimated (pound)124,550                 Ahead of all senior outstanding     Each interest payment
(No. 5) PLC cash         each year                                previous notes of Holmes            date
management fee and                                                Financing (No. 5) PLC
corporate expenses

Issuer cash management   Estimated (pound)117,500                 Ahead of all senior outstanding     Each interest payment
fee                      each year                                issuer notes                        date

Corporate expenses of    Estimated (pound)7,050                   Ahead of all revenue amounts        Each distribution date
the mortgages trustee    each year                                payable to Funding by the
                                                                  mortgages trustee

Corporate expenses       Estimated (pound)21,737.50               Ahead of all senior issuer term     Each interest payment
of Funding               each year                                advances                            date

Corporate expenses of    Estimated (pound)7,050                   Ahead of all senior outstanding     Each interest payment
the issuer               each year                                issuer notes                        date


TYPE OF FEE              AMOUNT OF FEE                            PRIORITY IN CASHFLOW                FREQUENCY
-------------------      ----------------------------------       -------------------------------     ----------------------

Commitment fee           0.10 per cent. of undrawn amount         Ahead of all senior issuer term     Each interest payment
under the Funding        under Funding liquidity facility         advances                            date
liquidity facility       from time to time

Commitment fee           0.10 per cent. of undrawn amount         Ahead of all senior outstanding     Each interest payment
under the Holmes         under previous issuer liquidity          previous notes of Holmes            date
Financing (No. 1) PLC    facility from time to time               Financing (No. 1) PLC
liquidity facility

Commitment fee           0.12 per cent. of undrawn amount         Ahead of all senior outstanding     Each interest payment
under the Holmes         under previous issuer liquidity          previous notes of Holmes            date
Financing (No. 2) PLC    facility from time to time               Financing (No. 2) PLC
liquidity facility

Commitment fee           0.14 per cent. up to but                 Ahead of all senior outstanding     Each interest payment
under the Holmes         excluding the interest payment           previous notes of Holmes            date
Financing (No. 3) PLC    date in October 2006 and                 Financing (No. 3) PLC
liquidity facility       thereafter 0.28 per cent. of
                         undrawn amount under previous
                         issuer liquidity facility from
                         time to time

Commitment fee           0.14 per cent. up to but                 Ahead of all senior outstanding     Each interest payment
under the Holmes         excluding the interest payment           previous notes of Holmes            date
Financing (No. 4) PLC    date in October 2006 and                 Financing (No. 4) PLC
liquidity facility       thereafter 0.28 per cent. of
                         undrawn amount under previous
                         issuer liquidity facility from
                         time to time

Commitment fee           0.14 per cent. up to but                 Ahead of all senior outstanding     Each interest payment
under the Holmes         excluding the interest payment           previous notes of Holmes            date
Financing (No. 5) PLC    date in October 2006 and                 Financing (No. 5) PLC
liquidity facility       thereafter 0.28 per cent. of
                         undrawn amount under previous
                         issuer liquidity facility from
                         time to time


TYPE OF FEE              AMOUNT OF FEE                            PRIORITY IN CASHFLOW                FREQUENCY
-------------------      ----------------------------------       -------------------------------     ----------------------
Commitment fee           0.14 per cent. up to but excluding       Ahead of all senior outstanding     Each interest payment
for the issuer           the interest payment date in             issuer notes                        date
liquidity facility       April 2008 and thereafter
                         0.28 per cent. of undrawn amount
                         under issuer liquidity facility
                         from time to time

Fee payable by           $5,000 per annum                         Ahead of all senior issuer term     Each interest payment
Funding to the                                                    advances                            date
security trustee

Fee payable by the       $6,000 per annum                         Ahead of all senior outstanding     Each interest payment
issuer to the issuer                                              issuer notes                        date
security trustee and
the note trustee



     Each of the fees set out in the preceding table (other than under previous issuer liquidity facilities and the issuer liquidity facility) is, where applicable, inclusive of value added tax, which is currently assessed at 17.5 per cent. The fees will be subject to adjustment if the applicable rate of value added tax changes.

                                  RISK FACTORS

     This section describes the principal risk factors associated with an investment in the issuer notes. If you are considering purchasing our issuer notes, you should carefully read and think about all the information contained in this document, including the risk factors set out here, prior to making any investment decision.

YOU CANNOT RELY ON ANY PERSON OTHER THAN US TO MAKE PAYMENTS ON THE ISSUER NOTES

     The issuer notes will not represent an obligation or be the responsibility of any of Abbey National plc or any of its affiliates, Barclays Bank PLC, Barclays Capital Inc., J.P. Morgan Securities Inc., J.P. Morgan Securities Ltd. or any of their respective affiliates, the previous start-up loan provider, the previous issuers, the mortgages trustee, the security trustee, the issuer security trustee, the note trustee or any other party to the transaction other than us.


WE HAVE A LIMITED SET OF RESOURCES AVAILABLE TO US TO MAKE PAYMENTS ON THE ISSUER NOTES

     Our ability to make payments of principal and interest on the issuer notes and to pay our operating and administrative expenses will depend primarily on the funds being received under the issuer intercompany loan. In addition, we will rely on the issuer dollar currency swaps, the issuer euro currency swaps and the issuer Swiss franc currency swap to provide payments on the issuer notes denominated in US dollars, euro and Swiss francs, respectively.

     If we are unable to pay in full on any interest payment date (a) the interest on the issuer notes, (b) the fees, expenses and other amounts we owe to the other issuer secured parties or to third parties, and (c) the principal amount to be paid on the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes on their scheduled redemption dates, then we may be able to borrow money under the issuer liquidity facility agreement to meet the shortfall. The amount that we may borrow will be limited to, in aggregate, the principal amount of (pound)25,000,000. Where necessary, money borrowed under the issuer liquidity facility will be converted to US dollars under the issuer dollar currency swaps, to euro under the issuer euro currency swaps and to Swiss francs under the issuer Swiss franc currency swap. Following a trigger event, our ability to draw on the issuer liquidity facility will be limited. In addition, if the AA principal deficiency sub-ledger or the BBB principal deficiency sub-ledger has been debited in an amount equal to or in excess of [50] per cent. of the principal amount outstanding of the class B issuer notes or the class C issuer notes from time to time, respectively, then no amounts may be borrowed under the issuer liquidity facility to pay interest then due on the class B issuer notes or the class C issuer notes, respectively. See "CREDIT STRUCTURE - ISSUER LIQUIDITY FACILITY". We will not have any other significant sources of funds available to meet our obligations under the issuer notes and/or any other payments ranking in priority to the issuer notes.

FUNDING IS NOT OBLIGED TO MAKE PAYMENTS ON THE ISSUER TERM ADVANCES IF IT DOES NOT HAVE ENOUGH MONEY TO DO SO, WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     Funding's ability to pay amounts due on the issuer term advances will depend upon:

     o Funding receiving enough funds from the Funding share percentage of the revenue and principal receipts on the loans included in the mortgages trust on or before each interest payment date;

     o    Funding receiving the required funds from the Funding swap provider;

     o the amount of funds credited to the reserve funds (as described in "CREDIT STRUCTURE - FIRST RESERVE FUND" and "CREDIT STRUCTURE - SECOND RESERVE FUND");

     o Funding making drawings as permitted under the Funding liquidity facility (as described in "CREDIT STRUCTURE - FUNDING LIQUIDITY FACILITY"); and

     o the allocation of funds between the previous term advances, the issuer term advances and any new term advances (as described in "CASHFLOWS").

     According to the terms of the mortgages trust deed, the mortgages trustee is obliged to pay to Funding the Funding share percentage of revenue receipts on the loans by crediting those amounts to the Funding GIC account on each distribution date. The mortgages trustee is obliged to pay to Funding principal receipts on the loans by crediting those amounts to the Funding GIC account as and when required pursuant to the terms of the mortgages trust deed.

   Funding will be obliged to pay revenue receipts due to us under the issuer intercompany loan only to the extent that it has revenue receipts left over after making payments ranking in priority to us, such as payments of certain fees and expenses of Funding and payments on certain higher ranking previous term advances under the previous intercompany loans.

     Funding will be obliged to pay principal receipts due to us under the issuer intercompany loan only to the extent that it has principal receipts available for that purpose after repaying amounts ranking in priority to us (including repaying certain higher ranking previous term advances), as described in "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS" and "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS".

     If there is a shortfall between the amounts payable by Funding to us under the issuer intercompany loan agreement and the amounts payable by us on the issuer notes, you may, depending on what other sources of funds are available to us and to Funding, not receive the full amount of interest and/or principal which would otherwise be due and payable on the issuer notes.

FAILURE BY FUNDING TO MEET ITS OBLIGATIONS UNDER THE ISSUER INTERCOMPANY LOAN AGREEMENT WOULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     If Funding does not make payments due and payable on the issuer intercompany loan, then we may not have enough money to make payments on the issuer notes, and in addition we will have only limited recourse to the assets of Funding. If Funding does not pay amounts under the issuer intercompany loan because it does not have enough money available, those amounts will be deemed not to be due and payable, so there will not be an event of default under the issuer intercompany loan, and we will not have recourse to the assets of Funding in that instance.

ON THE FINAL REPAYMENT DATE OF THE ISSUER INTERCOMPANY LOAN ANY OUTSTANDING AMOUNTS IN RESPECT OF THE ISSUER TERM AA ADVANCES AND THE ISSUER TERM BBB ADVANCES WILL BE EXTINGUISHED, WHICH WOULD CAUSE A LOSS ON ANY CLASS B ISSUER NOTES AND ANY CLASS C ISSUER NOTES STILL OUTSTANDING

     The transaction has been structured in the expectation that on the final repayment date of the issuer intercompany loan in July 2040, the interest and principal due and payable on the issuer term AA advances and the issuer term BBB advances will be in an amount equal to the sum available to pay all outstanding interest and/or principal (including interest and/or principal deferred and unpaid) on the issuer term AA advances and the issuer term BBB advances (after paying amounts of a higher order of priority as required by the Funding priority of payments).

     If there is a shortfall between the amount available to pay such interest and/or principal and the amount required to pay all outstanding interest and/or principal on the issuer term AA advances and the issuer term BBB advances, then the shortfall will be deemed to be not due and payable under the issuer intercompany loan agreement and we will not have any claim against Funding for the shortfall.

     If there is such a shortfall in interest and/or principal payments under the issuer intercompany loan agreement, you may not receive the full amount of interest and/or principal which would otherwise be due and payable on the class B issuer notes or the class C issuer notes outstanding.

ENFORCEMENT OF THE ISSUER SECURITY IS THE ONLY REMEDY FOR A DEFAULT IN THE ISSUER'S OBLIGATIONS, AND THE PROCEEDS OF THAT ENFORCEMENT MAY NOT BE ENOUGH TO MAKE PAYMENTS ON THE ISSUER NOTES

     The only remedy for recovering amounts on the issuer notes is through the enforcement of the issuer security. We have no recourse to the assets of Funding unless Funding has also defaulted on its obligations under the issuer intercompany loan and the Funding security has been enforced.

     If the security created as required by the issuer deed of charge is enforced, the proceeds of enforcement may be insufficient to pay all principal and interest due on the issuer notes.

THE TRANSACTION HAS BEEN STRUCTURED IN THE EXPECTATION THAT THE SERIES 1 ISSUER NOTES WILL BE REDEEMED BEFORE THE SERIES 2 ISSUER NOTES, THE SERIES 2 NOTES WILL BE REDEEMED BEFORE THE SERIES 3 ISSUER NOTES, THE SERIES 3 ISSUER NOTES WILL BE REDEEMED BEFORE THE SERIES 4 ISSUER NOTES AND THE SERIES 4 ISSUER NOTES WILL BE REDEEMED BEFORE THE SERIES 5 ISSUER NOTES

     The transaction has been structured in the expectation that:

     o the series 1 issuer notes will be redeemed in full prior to the redemption of the series 2 issuer notes, the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes;

     o the series 2 issuer notes will be redeemed in full prior to the redemption of the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes;

     o the series 3 issuer notes will be redeemed in full prior to the redemption of the series 4 issuer notes and the series 5 issuer notes; and

     o the series 4 issuer notes will be redeemed in full prior to the redemption of the series 5 issuer notes.

     This means, among other things, that the series 1 class B issuer notes and the series 1 class C issuer notes are expected to be redeemed before the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes, even though the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes have a higher rating than the series 1 class B issuer notes and the series 1 class C issuer notes.

     If the issuer does not exercise its option to redeem the issuer notes (other than the series 1 class A issuer notes and the series 2 class A issuer notes) on the interest payment date falling in April 2008, then the transaction has been structured in the expectation that the series 3 class A issuer notes will be redeemed in full before the series 4 class A issuer notes and that the series 4 class A issuer notes will be redeemed in full before the series 5 issuer notes.

     However, there is no assurance that the series 1 issuer notes will be redeemed in full before the series 2 issuer notes, the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes or that the series 2 issuer notes will be redeemed in full before the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes or that the series 3 issuer notes will be redeemed in full before the series 4 issuer notes and the series 5 issuer notes or that the series 4 issuer notes will be redeemed in full before the series 5 issuer notes. In each case, redemption of the issuer notes is ultimately dependent on, among other things, repayment and redemptions on the loans and on the term advance rating of the issuer term advances. Further, if on any interest payment date, amounts are due and payable in respect of the class A issuer notes of any series and amounts are due and payable in respect of the class B issuer notes of any series and/or the class C issuer notes of any series, then payments of principal will be made on the class A issuer notes in priority to payments of principal on the class B issuer notes and the class C issuer notes. Similarly, if on any interest payment date, amounts are payable in respect of the class B issuer notes of any series and the class C issuer notes of any series, then payments of principal will be made on the class B issuer notes in priority to payments of principal on the class C issuer notes. See "-SUBORDINATION OF OTHER NOTE CLASSES MAY NOT PROTECT YOU FROM ALL RISK OF LOSS".

THERE MAY BE CONFLICTS BETWEEN YOUR INTERESTS AND THE INTERESTS OF ANY OF OUR OTHER SECURED CREDITORS, AND THE INTERESTS OF THOSE SECURED CREDITORS MAY PREVAIL OVER YOUR INTERESTS

     The issuer deed of charge requires the issuer security trustee to consider the interests of each of the issuer secured creditors in the exercise of all of its powers, trusts, authorities, duties and discretions, but requires the issuer security trustee, in the event of a conflict between your interests and the interests of any of the other issuer secured creditors, to consider only your interests, except in the event of a proposed waiver of any breach of the provisions of the issuer transaction documents or a proposed modification to any of the issuer transaction documents. In these circumstances, the issuer security trustee is required to consider whether the proposed waiver or modification would be materially prejudicial to the interests of an issuer swap provider or the issuer liquidity facility provider and, if so, it is required to get its or their written consent to the proposed waiver or modification.

     The issuer security trustee may agree to matters it considers necessary which would not be materially prejudicial to you, as long as the interests of the issuer liquidity facility provider and the issuer swap providers would not be materially prejudiced by these matters and they have given their consent in writing to these matters.

THERE MAY BE A CONFLICT BETWEEN THE INTERESTS OF THE HOLDERS OF CLASS A ISSUER NOTES, THE HOLDERS OF CLASS B ISSUER NOTES AND THE HOLDERS OF CLASS C ISSUER NOTES, AND THE INTERESTS OF OTHER CLASSES OF NOTEHOLDERS MAY PREVAIL OVER YOUR INTERESTS

     The issuer trust deed and the terms of the issuer notes will provide that the note trustee and the issuer security trustee are to have regard to the interests of the holders of all the classes of issuer notes. There may be circumstances, however, where the interests of one class of the noteholders conflicts with the interests of another class or classes of the noteholders. The issuer trust deed and the terms of the issuer notes will provide that where, in the opinion of the note trustee or the issuer security trustee, there is such a conflict, then:

     o the note trustee or the issuer security trustee is to have regard only to the interests of the class A noteholders in the event of a conflict between the interests of the class A noteholders on the one hand and the class B noteholders and the class C noteholders on the other hand; and

     o the note trustee or the issuer security trustee is to have regard only to the interests of the class B noteholders in the event of a conflict between the interests of the class B noteholders on the one hand and the class C noteholders on the other hand.

THERE MAY BE A CONFLICT BETWEEN THE INTERESTS OF THE HOLDERS OF EACH SERIES OF THE CLASS A ISSUER NOTES, THE HOLDERS OF EACH SERIES OF THE CLASS B ISSUER NOTES AND THE HOLDERS OF EACH SERIES OF THE CLASS C ISSUER NOTES, AND THE INTERESTS OF OTHER SERIES OF NOTEHOLDERS MAY PREVAIL OVER YOUR INTERESTS

     There may also be circumstances where the interests of the class A noteholders of one series of the issuer notes conflicts with the interests of the class A noteholders of another series of the issuer notes. Similarly, there may be circumstances where the interests of the class B noteholders of one series of the issuer notes conflicts with the interests of the class B noteholders of another series of the issuer notes or the interests of the class C noteholders of one series of the issuer notes conflicts with the interests of the class C noteholders of another series of the issuer notes.

     The issuer trust deed and the terms of the issuer notes will provide that where, in the opinion of the note trustee or the issuer security trustee, there is such a conflict, then a resolution directing the note trustee or, as applicable, the issuer security trustee to take any action must be passed at separate meetings of the holders of each series of the class A issuer notes, or, as applicable, each series of the class B issuer notes or each series of the class C issuer notes. A resolution may only be passed at a single meeting of the noteholders of each series of the relevant class if the note trustee or, as applicable, the issuer security trustee is satisfied that there is no conflict between them.

     Similar provisions will apply in relation to requests in writing from holders of a specified percentage of the principal amount outstanding of the issuer notes of each class within each series (the principal amount outstanding being converted into sterling for the purposes of making the calculation). You should note that as a result of repayments of principal first to the series 1 issuer notes, then to the series 2 issuer notes, then to the series 3 issuer notes, then to the series 4 issuer notes and then to the series 5 issuer notes, the principal amount outstanding of each series of the issuer notes will change after the closing date.

HOLDINGS MAY ESTABLISH ANOTHER COMPANY, FUNDING 2, WHICH MAY BECOME AN ADDITIONAL BENEFICIARY UNDER THE MORTGAGES TRUST


     Holdings may establish a new entity, Funding 2, which may issue new notes from time to time and use the proceeds to make a payment to the seller to acquire an interest in the trust property rather than lending the proceeds to Funding, subject to the agreement of the seller and Funding, as existing beneficiaries of the mortgages trust. If Funding 2 becomes a beneficiary of the mortgages trust then the percentage shares of Funding and the seller in the trust property may decrease. The introduction of Funding 2 will not cause a reduction in the principal amount of assets backing the issuer notes. The security trustee will only be entitled to consent to any modifications to the transaction documents caused by the introduction of Funding 2, if it is satisfied that such modifications would not adversely affect the then current ratings of the notes.


     If Funding 2 becomes a beneficiary of the mortgages trust then the seller, Funding and Funding 2 would each have a joint and undivided interest in the trust property but their entitlement to the proceeds from the trust property would be in proportion to their respective shares of the trust property. On each distribution date the mortgages trustee would distribute interest and principal receipts to one, two or all three beneficiaries, depending on the terms of the mortgages trust.

     It is anticipated that Funding 2 would issue notes directly to investors from time to time backed by its share of the trust property. You would not have a direct or indirect interest in Funding 2's share of the trust property.

     Amendments would be made to a number of the issuer transaction documents as a result of the inclusion of Funding 2 as a beneficiary of the mortgages trust. In particular (but without limitation), amendments would be made to:

     o the mortgage sale agreement to enable the purchase by Funding 2 of interests in the trust property;

     o the mortgages trust deed (i) to establish Funding 2 as a beneficiary of the trust, (ii) to enable changes in Funding 2's share of the trust property from time to time (and vice versa) and (iii) to regulate the distribution of interest and principal receipts in the trust property to Funding 2 and the other beneficiaries; and

     o the cash management agreement to regulate the application of monies to Funding 2.

     There may be conflicts of interest between Funding and Funding 2, in which case it is expected that the mortgages trustee would follow the directions given by the relevant beneficiary (excluding the seller) that has the largest share of the trust property at that time. The interests of Funding may not prevail, which may adversely affect your interests.

IF FUNDING ENTERS INTO NEW INTERCOMPANY LOAN AGREEMENTS, THEN THE NEW TERM ADVANCES MAY RANK AHEAD OF ISSUER TERM ADVANCES AS TO PAYMENT, AND ACCORDINGLY NEW NOTES MAY RANK AHEAD OF ISSUER NOTES AS TO PAYMENT

     It is likely that Holdings will establish new issuers to issue new notes to investors. The proceeds of each new issue will be used by the new issuer to make a new intercompany loan to Funding. Funding will use the proceeds of the new intercompany loan to:

     o pay the seller for new loans and their related security to be assigned to the mortgages trustee;

     o pay the seller for a part of the seller's share of the trust property to be assigned to Funding;

     o refinance an intercompany loan or intercompany loans outstanding at that time (and if our issuer intercompany loan to Funding is refinanced, you could be repaid early); and/or

     o    deposit some of those proceeds in one or more of the reserve funds.

     The order in which Funding pays principal and interest to us on the issuer term advances and to any new issuer on the new term advances will depend primarily on the designated ratings of those term advances. In general, term advances with the highest term advance rating will be paid ahead of lower rated term advances, subject to their relative scheduled repayment dates. For example, Funding will pay interest due on the issuer term AAA advances proportionally and equally with the interest due on any new term AAA advances and ahead of payments of interest due on any term advance with a lower term advance rating than AAA (including, for the avoidance of doubt, any issuer term AA advance or issuer term BBB advance). Similarly, Funding will, in general, repay principal amounts due on the issuer term advances and any new term advances in accordance with their respective term advance ratings, subject to their relative scheduled repayment dates. For example, principal repayments due on an issuer term AAA advance generally will be made before principal repayments due on a new term AA advance. This principle is subject to a number of exceptions, however, which are designed primarily to provide some protection that scheduled repayments of principal on the issuer term advances will not materially affect payments of principal on the previous term advances and in turn would not be materially affected by payments of principal on any new term advances. Exceptions also apply to the repayment of principal on the previous term BB advance made by Holmes Financing (No. 4) PLC. These exceptions are described in "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS".

     The term advance ratings designated to the issuer term advances on the closing date will not change even if the ratings assigned to the corresponding classes of issuer notes change.

     The current payment and security priorities of the issuer notes relative to each other as set out in the issuer deed of charge and the issuer cash management agreement will not be affected as a result of an issue of new notes by a new issuer, because the new issue will be separately documented. However, Funding may be required to repay to a new issuer amounts owing under a new term advance ahead of or in the same order of priority as amounts owing to us on the issuer term advances, depending on the term advance rating, the scheduled repayment date of that new term advance and other rules regarding the repayment of principal by Funding, as described in "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS". If this is the case, then the relevant new noteholders will be paid before you.

     If Holdings establishes new issuers to make new intercompany loans to Funding, you will not have any right of prior review or consent with respect to those new intercompany loans or the corresponding issuance by new issuers of new notes. Similarly, the terms of the Funding transaction documents (including the mortgage sale agreement, the mortgages trust deed, the Funding deed of charge, the definitions of the trigger events, the criteria for the assignment of new loans to the mortgages trustee and the amount available to be drawn under the Funding liquidity facility) may be amended to reflect the new issue. Your consent to these changes will not be required. There can be no assurance that these changes will not affect cashflow available to pay amounts due on your issuer notes.

     Before issuing new notes, however, a new issuer will be required to satisfy a number of conditions, including:

     o obtaining a written confirmation from each of the rating agencies that the then current ratings of the notes outstanding at that time, and the implicit ratings of the term advances outstanding at that time, will not be adversely affected because of the new issue;

     o that no event of default under any of the intercompany loan agreements outstanding at that time has occurred which has not been remedied or waived and no event of default will occur as a result of the issue of the new notes; and

     o that no principal deficiency is recorded on the principal deficiency ledger in relation to the term advances outstanding at that time.

FUNDING HAS ENTERED INTO THE PREVIOUS INTERCOMPANY LOAN AGREEMENTS WITH THE PREVIOUS ISSUERS, AND SOME OF THE PREVIOUS TERM ADVANCES IN THOSE PREVIOUS INTERCOMPANY LOANS RANK AHEAD OF SOME OF THE ISSUER TERM ADVANCES IN THE ISSUER INTERCOMPANY LOAN AS TO PAYMENT, AND ACCORDINGLY SOME OF THE NOTES ISSUED BY THE PREVIOUS ISSUERS RANK AHEAD OF SOME OF THE ISSUER NOTES AS TO PAYMENT

     The previous issuers issued previous notes to investors, the proceeds of which were used by the previous issuers to make the previous intercompany loans to Funding. Funding used the proceeds of the previous intercompany loan from Holmes Financing (No. 1) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which comprised its original share of the trust property. Funding used the proceeds of the previous intercompany loans from Holmes Financing (No. 2) PLC and Holmes Financing (No. 4) PLC to pay the seller for an increase in Funding's share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property). Funding used the proceeds of the previous intercompany loans from Holmes Financing (No.
3) PLC and Holmes Financing (No. 5) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which constituted an increase in Funding's existing share of the trust property.

     The order in which Funding pays principal and interest to us on the issuer term advances and to the previous issuers on the previous term advances depends primarily on the designated ratings of those term advances. See "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS". In general, term advances with the highest term advance rating will be paid ahead of lower rated term advances subject to their relative scheduled repayment dates. For example, Funding will pay interest due on the issuer term AAA advances proportionally and equally with the interest due on any previous term AAA advances and ahead of payments of interest due on any term advance with a lower term advance rating than AAA (including, for the avoidance of doubt, any term AA advance, term BBB advance or term BB advance). Similarly, Funding will, in general, repay principal amounts due on the issuer term advances and the previous term advances in accordance with their respective term advance ratings. For example, principal repayments due on an issuer term AAA advance generally will be made before principal repayments due on a previous term

AA advance. This principle is subject to a number of exceptions, however, which are designed primarily to provide some protection that scheduled repayments of principal on the issuer term advances will not materially affect payments of principal on the previous term advances and on new term advances and in turn would not be materially affected by payments of principal on the previous term advances and any new term advances. Exceptions also apply to the repayment of principal on the previous term BB advance made by Holmes Financing (No. 4) PLC, which is not repaid out of Funding principal receipts. These exceptions are described in "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS".

     The term advance ratings designated to the previous term advances on the previous closing dates will not change even if the ratings assigned to the corresponding classes of previous notes change.

     The current payment and security priorities of the issuer notes relative to each other as set out in the issuer deed of charge and the issuer cash management agreement are not affected as a result of the issues of previous notes by the previous issuers, because the previous issues were separately documented. However, Funding may be required to repay to the previous issuers amounts which are owing under one or more previous term advances ahead of or in the same order of priority as amounts owing to us on the issuer term advances, depending on the term advance rating, the scheduled repayment date of that previous term advance and other rules regarding the repayment of principal by Funding, as described in "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS". If this is the case, then the relevant previous noteholders will be paid before you.

NEW ISSUERS AND NEW START-UP LOAN PROVIDERS WILL SHARE IN THE SAME SECURITY GRANTED BY FUNDING TO THE ISSUER, AND THIS MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     If Funding enters into a new intercompany loan agreement, then if required it will also enter into a new start-up loan agreement with new start-up loan providers and the security trustee. If required by the rating agencies, Funding will use part of the proceeds of the new start-up loan to fund further one or both of the existing reserve funds.

     The new issuer and any new start-up loan provider will become party to the Funding deed of charge and will be entitled to share in the security granted by Funding for our benefit (and the benefit of the other Funding secured creditors) under the Funding deed of charge. In addition, the liabilities owed to the Funding liquidity facility provider and the Funding swap provider which are secured by the Funding deed of charge may increase each time that Funding enters into a new intercompany loan agreement. These factors could ultimately cause a reduction in the payments you receive on your issuer notes.

THE PREVIOUS ISSUERS, THE FUNDING SWAP PROVIDER AND THE PREVIOUS START-UP LOAN PROVIDER ALREADY SHARE IN THE SECURITY BEING GRANTED BY FUNDING TO THE ISSUER, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     Funding has entered into the previous intercompany loan agreements and it has also entered into five start-up loan agreements with the previous start-up loan provider or the start-up loan provider and the security trustee. Funding used part of the proceeds of these start-up loans to fund the first reserve fund.

     The previous issuers, the previous start-up loan provider and the start-up loan provider are already party to the Funding deed of charge and are entitled to share in the security granted by Funding for the benefit of the Funding secured creditors (including, as from the closing date, us) under the Funding deed of charge. In addition, the liabilities owed to the Funding liquidity facility provider and the Funding swap provider which are secured by the Funding deed of charge may increase each time that Funding enters into a new intercompany loan agreement. These factors could ultimately cause a reduction in the payments you receive on your issuer notes.

THERE MAY BE CONFLICTS BETWEEN US, THE PREVIOUS ISSUERS AND ANY NEW ISSUERS, AND OUR INTERESTS MAY NOT PREVAIL, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     The security trustee will exercise its rights under the Funding deed of charge only in accordance with directions given by the issuers (which could be one or more of us, the previous issuers and, if Funding enters into new intercompany loans, any new issuer) that have the highest-ranking outstanding term advances at that time, provided that the security trustee is indemnified to its satisfaction.

     If the security trustee receives conflicting directions, it will follow the directions given by the relevant issuers representing the largest principal amount outstanding of relevant term advances. If we are not in the group representing that largest principal amount, then our interests may not prevail. This could ultimately cause a reduction in the payments you receive on your issuer notes.

AS NEW LOANS ARE ASSIGNED TO THE MORTGAGES TRUSTEE, THE CHARACTERISTICS OF THE TRUST PROPERTY MAY CHANGE FROM THOSE EXISTING AT THE CLOSING DATE, AND THOSE CHANGES MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     There is no guarantee that any new loans assigned to the mortgages trustee will have the same characteristics as the loans in the portfolio as at the closing date. In particular, new loans may have different payment characteristics than the loans in the portfolio as at the closing date. The ultimate effect of this could be to delay or reduce the payments you receive on the issuer notes. However, the new loans will be required to meet the criteria described in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY". These criteria may be modified after the closing date and your consent to such modifications will not be obtained provided that the security trustee is satisfied that the then current ratings of the issuer notes will not be adversely affected by the proposed modifications.

THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS

     The yield to maturity of the issuer notes of each class will depend mostly on (a) the amount and timing of payment of principal on the loans and (b) the price paid by the noteholders of each class of issuer notes.

     The yield to maturity of the issuer notes of each class may be adversely affected by a higher or lower than anticipated rate of prepayments on the loans. The factors affecting the rate of prepayment on the loans are described in "-OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES AND/OR THE SERIES 2 CLASS A ISSUER NOTES AND/OR THE SERIES 3 CLASS A ISSUER NOTES AND/OR THE SERIES 4 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS" and "-THE OCCURRENCE OF TRIGGER EVENTS AND ENFORCEMENT OF THE ISSUER SECURITY MAY ADVERSELY AFFECT THE SCHEDULED REDEMPTION DATES OF THE SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/OR SERIES 4 CLASS A ISSUER NOTES".

     No assurance can be given that Funding will accumulate sufficient funds during the scheduled amortisation period relating to the series 1 term AAA advance to enable it to repay that term advance to us so that the series 1 class A issuer notes are amortised and redeemed in full on their scheduled redemption dates. However the transaction has been structured in expectation that the series 1 class A issuer notes will be redeemed on their final maturity date on the interest payment date falling in October 2003.

     No assurance can be given that Funding will accumulate sufficient funds during the cash accumulation period relating to the issuer series 2 term AAA advance, the issuer series 3 term AAA advance or the issuer series 4 term AAA advances to enable it to repay these issuer term advances to us so that the series 2 class A issuer notes, the series 3 class A issuer notes or the series 4 class A issuer notes will be redeemed in their entirety on their scheduled redemption dates.

     During the cash accumulation period for the issuer series 2 term AAA advance, the issuer series 3 term AAA advance or the issuer series 4 term AAA advances, no repayments of principal will be made on the issuer series 5 term AAA advance, the issuer term AA advances or the issuer term BBB advances. This means that there will be no corresponding repayments of principal on the series 5 class A issuer notes, the class B issuer notes or the class C issuer notes.

     The extent to which sufficient funds are saved by Funding during a cash accumulation period or a scheduled amortisation period or received by it from its share in the mortgages trust on a scheduled repayment date will depend on whether the actual principal prepayment rate of the loans is the same as the assumed principal prepayment rate. If Funding is not able to save enough money during a cash accumulation period or a scheduled amortisation period or does not receive enough money from its share in the mortgages trust on a scheduled repayment date to repay the relevant issuer term AAA advance (and if it is unable to make a drawing on the Funding liquidity facility or the first reserve fund to make good the shortfall) so that we can redeem the class A issuer notes of the corresponding series on their respective scheduled redemption date(s), then Funding will be required to pay to us on those scheduled redemption dates only the amount that it has actually saved or received. Any shortfall will be deferred and paid on subsequent interest payment dates when Funding has money available to make the payment (other than in the case of the amount payable on the second scheduled repayment date for the series 1 class A issuer notes, in respect of which there will be no deferring of any shortfall to the subsequent interest payment date). In these circumstances, unless we are able to make a drawing on the issuer liquidity facility, there will be a variation in the yield to maturity of the relevant class of issuer notes.

OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES AND/OR THE SERIES 2 CLASS A ISSUER NOTES AND/OR THE SERIES 3 CLASS A ISSUER NOTES AND/OR THE SERIES 4 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS

     The rate of prepayment of loans is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing programs, local and regional economic conditions and homeowner mobility. For instance, prepayments on the loans may be due to borrowers refinancing their loans and sales of properties by borrowers (either voluntarily or as a result of enforcement action taken). In addition, if the seller is required to repurchase a loan or loans under a mortgage account and their related security because, for example, one of the loans does not comply with the loan warranties in the mortgage sale agreement, then the payment received by the mortgages trustee will have the same effect as a prepayment of all of the loans under the mortgage account. Because these factors are not within our control or the control of Funding or the mortgages trustee, we cannot give any assurances as to the level of prepayments that the portfolio may experience.

     Variation in the rate of prepayments of principal on the loans may affect each class of issuer notes differently depending upon amounts already repaid by Funding to us under the issuer intercompany loan and whether a trigger event has occurred, or a loan is subject to a product switch or a further advance or the security granted by us under the issuer deed of charge has been enforced. If prepayments on the loans occur less frequently than anticipated, then there may not be sufficient funds available to redeem the series 1 class A issuer notes and/or the series 2 class A issuer notes and/or the series 3 class A issuer notes and/or the series 4 class A issuer notes in full on their respective scheduled redemption dates.

THE SELLER MAY CHANGE THE LENDING CRITERIA RELATING TO LOANS THAT ARE SUBSEQUENTLY ASSIGNED TO THE MORTGAGES TRUSTEE, WHICH COULD AFFECT THE CHARACTERISTICS OF THE TRUST PROPERTY AND WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     Each of the loans was originated in accordance with the seller's lending criteria at the time of origination. The current lending criteria are set out in the section "THE LOANS - CHARACTERISTICS OF THE LOANS - LENDING CRITERIA". These lending criteria consider a variety of factors such as a potential borrower's credit history, employment history and status and repayment ability, as well as the value of the property to be mortgaged. In the event of the assignment of any new loans and new related security to the mortgages trustee, the seller will warrant that those new loans and new related security were originated in accordance with the seller's lending criteria at the time of their origination. However, the seller retains the right to revise its lending criteria as determined from time to time, and so the lending criteria applicable to any loan at the time of its origination may not be or have been the same as those set out in the section "THE LOANS - CHARACTERISTICS OF THE LOANS - LENDING CRITERIA".

     If new loans that have been originated under revised lending criteria are assigned to the mortgages trustee, the characteristics of the trust property could change. This could lead to a delay or a reduction in the payments received on the issuer notes.

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


THE SELLER HAS INTRODUCED PROCEDURES RELATING TO INVESTIGATIONS AND SEARCHES FOR REMORTGAGES WHICH COULD AFFECT THE CHARACTERISTICS OF THE TRUST PROPERTY AND WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     The seller no longer requires a solicitor or licensed or qualified conveyancer to conduct a full investigation of the title to a property in all cases. Where the borrower is remortgaging there will be a more limited form of investigation of title for properties located in England, Wales and Scotland, in particular in the case of registered land in England and Wales (e.g. confirming that the borrower is the registered proprietor of the property and the description of the property corresponds with the entries on H.M. Land Registry's register) and confirming such other matters as are required by a reasonable, prudent mortgage lender. Properties which have undergone such a limited investigation may be subject to matters which would have been revealed by a full investigation of title and which may have been remedied or, if incapable of remedy, may have resulted in the properties not being accepted as security for a loan had such matters been revealed. The introduction of loans secured by such properties into the trust property could result in a change of the characteristics of the trust property. This could lead to a delay or a reduction in the payments received on the issuer notes.

THE TIMING AND AMOUNT OF PAYMENTS ON THE LOANS COULD BE AFFECTED BY VARIOUS FACTORS WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     The loans are affected by credit, liquidity and interest rate risks. Various factors influence mortgage delinquency rates, prepayment rates, repossession frequency and the ultimate payment of interest and principal, such as changes in the national or international economic climate, regional economic or housing conditions, changes in tax laws, interest rates, inflation, the availability of financing, yields on alternative investments, political developments and government policies. Other factors in borrowers' individual, personal or financial circumstances may affect the ability of borrowers to repay loans. Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies by and bankruptcies of borrowers, and could ultimately have an adverse impact on the ability of borrowers to repay loans.

     In addition, the ability of a borrower to sell a property given as security for a loan at a price sufficient to repay the amounts outstanding under the loan will depend upon a number of factors, including the availability of buyers for that property, the value of that property and property values in general at the time.

     The principal source of income for repayment of the issuer notes by us is the issuer intercompany loan. The principal source of income for repayment by Funding of the issuer intercompany loan is its interest in the loans held on trust by the mortgages trustee for Funding and the seller. If the timing and payment of the loans is adversely affected by any of the risks described in this section, then the payments on the issuer notes could be reduced or delayed.

THE OCCURRENCE OF TRIGGER EVENTS AND ENFORCEMENT OF THE ISSUER SECURITY MAY ADVERSELY AFFECT THE TIMING OF THE SCHEDULED REDEMPTION OF THE SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/OR SERIES 4 CLASS A ISSUER NOTES

     If no trigger event has occurred and the issuer security has not been enforced, then payments of principal will not occur on the series 1 class A issuer notes, series 2 class A issuer notes, series 3 class A issuer notes and/or series 4 class A issuer notes before their respective scheduled redemption dates.

     If a trigger event occurs or the issuer security is enforced prior to the scheduled redemption dates for the series 1 class A issuer notes, series 2 class A issuer notes, series 3 class A issuer notes and/or series 4 class A issuer notes, then the relevant classes of issuer notes outstanding will not be repaid on their scheduled redemption dates but will be repaid on each interest payment date from monies received from Funding on the issuer term AAA advances of the corresponding series as described in the following three risk factors.

IF AN ASSET TRIGGER EVENT OCCURS, ANY SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/OR SERIES 4 CLASS A ISSUER NOTES THEN OUTSTANDING WILL NOT BE REPAID ON THEIR SCHEDULED REDEMPTION DATES

     When an asset trigger event has occurred, the mortgages trustee will distribute principal receipts on the loans to Funding and the seller proportionally and equally based on their percentage shares of the trust property (that is, the Funding share percentage and the seller share percentage). When an asset trigger event has occurred, Funding will repay:

     first, the issuer term AAA advances and the previous term AAA advances of each series proportionally and equally, until all of those term AAA advances are fully repaid;

     then, the issuer term AA advances and the previous term AA advances of each series proportionally and equally, until all of those term AA advances are fully repaid; and

     then, the issuer term BBB advances and the previous term BBB advances of each series proportionally and equally, until all of those term BBB advances are fully repaid.

     This order of priority of payments may change if Funding enters into new intercompany loan agreements. If an asset trigger event occurs, any series 1 class A issuer notes, series 2 class A issuer notes, series 3 class A issuer notes and/or series 4 class A issuer notes then outstanding will not be repaid on their scheduled redemption dates, and there is also a risk that they will not be repaid by their final maturity dates.

IF A NON-ASSET TRIGGER EVENT OCCURS, ANY SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/OR SERIES 4 CLASS A ISSUER NOTES THEN OUTSTANDING WILL NOT BE REPAID ON THEIR SCHEDULED REDEMPTION DATES

     If a non-asset trigger event has occurred, the mortgages trustee will distribute all principal receipts to Funding until the Funding share percentage of the trust property is zero. When a non-asset trigger event has occurred, Funding will repay:

     first, the previous series 1 term AAA advance made by Holmes Financing (No.
     5) PLC until that previous series 1 term AAA advance is fully repaid;

     then, the issuer series 1 term AAA advance until that issuer series 1 term AAA advance is fully repaid;

     then, the previous series 1 term AAA advance made by Holmes Financing (No.
     2) PLC until that previous series 1 term AAA advance is fully repaid;

     then, the previous series 1 term AAA advance made by Holmes Financing (No.
     3) PLC until that previous series 1 term AAA advance is fully repaid;

     then, the previous series 1 term AAA advance made by Holmes Financing (No.
     1) PLC until that previous series 1 term AAA advance is fully repaid;

     then, the previous series 2 term AAA advances made by Holmes Financing (No.
     5) PLC until all of those previous term AAA advances are fully repaid;

     then, the previous series 2 term AAA advance made by Holmes Financing (No.
     3) PLC until that previous series 2 term AAA advance is fully repaid;

     then, the previous series 2 term AAA advance made by Holmes Financing (No.
     1) PLC until that previous series 2 term AAA advance is fully repaid;

     then, the issuer series 2 term AAA advance until that issuer series 2 term AAA advance is fully repaid;

     then, the previous series 2 term AAA advance made by Holmes Financing (No.
     4) PLC until that previous series 2 term AAA advance is fully repaid;

     then, the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC until that previous series 3A1 term AAA advance is fully repaid;

     then, in no order of priority between them but in proportion to the respective amounts due, the issuer series 3 term AAA advance, the issuer series 4 term AAA advances and the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, until all of those term AAA advances are fully repaid;

     then, the previous series 3 term AAA advance made by Holmes Financing (No.
     1) PLC until that previous series 3 term AAA advance is fully repaid;

     then, the previous series 4 term AAA advance made by Holmes Financing (No.
     1) PLC until that previous series 4 term AAA advance is fully repaid;

     then, the previous series 1 term AAA advance made by Holmes Financing (No.
     4) PLC until that previous series 1 term AAA advance is fully repaid;

     then, the previous series 2 term AAA advance made by Holmes Financing (No.
     2) PLC until that previous series 2 term AAA advance is fully repaid;

     then, the previous series 3 term AAA advance made by Holmes Financing (No.
     2) PLC until that previous series 3 term AAA advance is fully repaid;

     then, in no order of priority between them but in proportion to the respective amounts due, the previous series 4 term AAA advance made by Holmes Financing (No. 2) PLC, the previous series 3 term AAA advance made by Holmes Financing (No. 3) PLC, the previous series 3 term AAA advance made by Holmes Financing (No. 4) PLC, the previous series 3A2 term AAA advance made by Holmes Financing (No. 5) PLC and the issuer series 5 term AAA advance until all of those term AAA advances are fully repaid;

     then, the issuer term AA advances and the previous term AA advances, in no order of priority between them but in proportion to the respective amounts due, until all of those term AA advances are fully repaid; and

     finally, the issuer term BBB advances and the previous term BBB advances, in no order of priority between them but in proportion to the respective amounts due, until all of those term BBB advances are fully repaid.

     This order of priority of payments will change if Funding enters into new intercompany loan agreements. If a non-asset trigger event occurs, any series 1 class A issuer notes, series 2 class A issuer notes, series 3 class A issuer notes and/or series 4 class A issuer notes then outstanding will not be repaid on their scheduled redemption dates.

IF THE ISSUER SECURITY IS ENFORCED, ANY SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/OR SERIES 4 CLASS A ISSUER NOTES THEN OUTSTANDING WILL NOT BE REPAID ON THEIR SCHEDULED REDEMPTION DATES

     If the issuer security is enforced, then the mortgages trustee will distribute funds in the manner described in "CASHFLOWS". In these circumstances, any series 1 class A issuer notes, series 2 class A issuer notes, series 3 class A issuer notes and/or series 4 class A issuer notes then outstanding will not be repaid on their scheduled redemption dates and there is also a risk that those class A issuer notes may not be repaid by their final maturity dates.

LOANS SUBJECT TO PRODUCT SWITCHES AND FURTHER ADVANCES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE ISSUER NOTES

     If a loan is subject to a product switch or a further advance, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee at a price equal to the outstanding principal balance of those loans together with any arrears of interest and accrued and unpaid interest and expenses to the date of purchase.

     A loan will be subject to a product switch if the borrower and the seller agree on or the servicer offers a variation in the financial terms and conditions applicable to the relevant borrower's loan, other than:

     o any variation agreed with a borrower to control or manage arrears on the loan;

     o any variation in the maturity date of the loan unless, while the previous intercompany loan made by Holmes Financing (No. 1) PLC is outstanding, it is extended beyond July 2038;

     o    any variation imposed by statute;

     o any variation of the principal available and/or the rate of interest payable in respect of the loan where that rate is offered to the borrowers of more than 10 per cent. by outstanding principal amount of loans in the trust property in any interest period; or

     o any variation in the frequency with which the interest payable in respect of the loan is applied.

     A loan will be subject to a further advance if an existing borrower requests a further amount to be lent to him or her under the mortgage in circumstances where the seller has a discretion to, and does, grant that request. A drawing under a flexible loan will not constitute a further advance.

     The yield to maturity of the issuer notes may be affected by the repurchase of loans subject to product switches and further advances.

RATINGS ASSIGNED TO THE ISSUER NOTES MAY BE LOWERED OR WITHDRAWN AFTER YOU PURCHASE THE ISSUER NOTES, WHICH MAY LOWER THE MARKET VALUE OF THE ISSUER NOTES

     The ratings assigned to each class of issuer notes address the likelihood of full and timely payment to you of all payments of interest on each interest payment date under those classes of issuer notes. The ratings also address the likelihood of (in the case of Standard & Poor's and Fitch) "timely", or (in the case of Moody's) "ultimate", payment of principal on the final maturity date of each class of issuer notes. The expected ratings of each class of issuer notes on the closing date are set out in "RATINGS OF THE ISSUER NOTES". Any rating agency may lower its rating or withdraw its rating if, in the sole judgment of the rating agency, the credit quality of the issuer notes has declined or is in question. If any rating assigned to the issuer notes is lowered or withdrawn, the market value of the issuer notes may be reduced and, in the case of the series 1 class A issuer notes, such issuer notes may no longer be eligible for investment by money market funds. See "-CERTAIN EVENTS MAY AFFECT THE ELIGIBILITY OF THE SERIES 1 CLASS A ISSUER NOTES FOR INVESTMENT BY MONEY MARKET FUNDS".

     A change to the ratings assigned to each class of issuer notes will not affect the term advance ratings assigned to each issuer term advance under the issuer intercompany loan.

SUBORDINATION OF OTHER NOTE CLASSES MAY NOT PROTECT YOU FROM ALL RISK OF LOSS

     The class B issuer notes and the class C issuer notes are subordinated in right of payment of interest to the class A issuer notes. The class C issuer notes are subordinated in right of payment of interest to the class B issuer notes. However, as described in "-THE TRANSACTION HAS BEEN STRUCTURED IN THE EXPECTATION THAT THE SERIES 1 ISSUER NOTES WILL BE REDEEMED BEFORE THE SERIES 2 ISSUER NOTES", the transaction has been structured in the expectation that the series 1 issuer notes will be repaid in full prior to the redemption of the series 2 class A issuer notes, the series 2 class A issuer notes will be repaid in full prior to the redemption of the series 3 class A issuer notes, the series 3 class A issuer notes will be repaid in full prior to the redemption of the series 4 class A issuer notes and the series 4 issuer notes will be repaid in full prior to the redemption of the series 5 class A issuer notes.

     Accordingly, there is no assurance that these subordination rules will protect the holders of class A issuer notes or the holders of class B issuer notes from all risk of loss.

PRINCIPAL PAYMENTS ON THE CLASS B ISSUER NOTES AND THE CLASS C ISSUER NOTES WILL BE DEFERRED IN SOME CIRCUMSTANCES

     Principal repayments on the issuer term AA advances and/or the issuer term BBB advances will be deferred in the following circumstances:

     o if a principal loss has been recorded on the principal deficiency ledger in respect of any term AA advances or any term BBB advances; or

     o if the first reserve fund has been debited on or prior to the relevant interest payment date for the purposes of curing a principal deficiency in respect of any term AA advances or any term BBB advances and the first reserve fund has not been replenished by a corresponding amount on the relevant interest payment date; or

     o if, as at the relevant interest payment date, the total outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than five per cent. of the total outstanding principal balance of loans in the mortgages trust.

     In these circumstances, the issuer term BBB advances and, as applicable, the issuer term AA advances will not be entitled to principal repayments until the relevant circumstance as described in this risk factor has been remedied (if ever).

     This means that payments of principal on the class C issuer notes of all series and, as applicable, the class B issuer notes of all series will be deferred until the earlier of the time when the relevant circumstance described in this risk factor has been remedied (if ever) and the maturity date of the relevant issuer notes.

SERIES 2 ISSUER NOTES, SERIES 3 ISSUER NOTES, SERIES 4 ISSUER NOTES AND SERIES 5 ISSUER NOTES MAY BE SUBJECT TO RISK IF THE TRUST PROPERTY DETERIORATES AFTER REPAYMENT OF THE SERIES 1 ISSUER NOTES

     If the loans comprising the trust property do not perform as expected at any time after the repayment in full of the series 1 issuer notes, then the series 2 issuer notes, the series 3 issuer notes, the series 4 issuer notes and/or the series 5 issuer notes may not be repaid in full.

     In addition, if the issuer does not exercise its option to redeem the issuer notes (other than the series 1 class A issuer notes and the series 2 class A issuer notes) on the interest payment date falling in April 2008, then the transaction has been structured in the expectation that the series 3 class A issuer notes will be repaid in full before the series 4 class A issuer notes and that the series 4 class A issuer notes will be repaid in full before the series 5 class A issuer notes. In this case, if the loans comprising the trust property do not perform as expected at any time after the repayment in full of the series 3 class A issuer notes, then the series 4 class A issuer notes and the series 5 class A issuer notes may not be repaid in full, or if the loans comprising the trust property do not perform as expected at any time after the repayment in full of the series 4 class A issuer notes, then the series 5 class A issuer notes may not be repaid in full.

     This risk will not affect the series 1 noteholders.

YOU MAY NOT BE ABLE TO SELL THE ISSUER NOTES

     There currently is no secondary market for the issuer notes. The underwriters expect, but are not obliged, to make a market in the issuer notes. If no secondary market develops, you may not be able to sell the issuer notes prior to maturity. We cannot offer any assurance that a secondary market will develop or, if one does develop, that it will continue.

IF WE FAIL TO MAKE TIMELY PAYMENTS OF AMOUNTS DUE UNDER AN ISSUER DOLLAR CURRENCY SWAP, THEN YOU MAY BE SUBJECT TO EXCHANGE RATE RISKS ON THE SERIES 1 ISSUER NOTES, THE SERIES 2 ISSUER NOTES AND THE SERIES 4 ISSUER NOTES (OTHER THAN THE SERIES 4 CLASS A2 ISSUER NOTES)

     Investors will pay for the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes) in US dollars, but the issuer term advances to be made by us to Funding and repayments of principal and payments of interest by Funding to us under the issuer intercompany loan will be in sterling.

     To hedge our currency exchange rate exposure, including the interest rate exposure connected with that currency exposure, and to address the difference in periodicity between the interest payment dates in relation to the series 1 class A issuer notes which occur monthly until the occurrence of a trigger event or the enforcement of the issuer security and the interest payment dates in relation to the issuer series 1 term AAA advance which occur quarterly, on the closing date we will enter into the issuer dollar currency swaps for the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes) with the issuer dollar currency swap providers (see "THE SWAP AGREEMENTS - THE ISSUER DOLLAR CURRENCY SWAPS").

     If we fail to make timely payments of amounts due under an issuer dollar currency swap, then we will have defaulted under that issuer dollar currency swap. The issuer dollar currency swap providers are obliged only to make payments under issuer dollar currency swaps as long as we make payments under it. If the issuer dollar currency swap providers are not obliged to make payments, or if an issuer dollar currency swap provider defaults in its obligations to make payments of amounts in US dollars equal to the full amount to be paid by it on the payment dates under the relevant issuer dollar currency swap (which are the same dates as the interest payment dates in respect of the issuer notes), we will be exposed to changes in US dollar/sterling currency exchange rates and in the associated interest rates on these currencies. Unless a replacement issuer dollar currency swap is entered into, we may have insufficient funds to make payments due on the issuer notes of any class and any series that are then outstanding.

THERE MAY BE A DELAY IN PAYMENT OF INTEREST ON SERIES 1 CLASS A ISSUER NOTES ON THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY

     After the occurrence of a trigger event or enforcement of the issuer security, the interest payments on the series 1 class A issuer notes will no longer be payable monthly, but will be payable quarterly. In these circumstances a noteholder will not receive interest under the series 1 class A issuer notes on the expected payment dates.


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


IF THE MORTGAGES TRUSTEE GIC PROVIDER OR THE FUNDING GIC PROVIDER CEASES TO SATISFY CERTAIN CRITERIA, THEN THE MORTGAGES TRUSTEE GIC ACCOUNT OR THE FUNDING GIC ACCOUNT WOULD HAVE TO BE TRANSFERRED TO ANOTHER GIC PROVIDER UNDER TERMS THAT MAY NOT BE AS FAVOURABLE AS THOSE OFFERED BY THE CURRENT GIC PROVIDERS

     The mortgages trustee GIC provider and the Funding GIC provider are required to satisfy certain criteria (including certain criteria and/or permissions set or required by the Financial Services Authority, or FSA, from time to time) in order to continue to receive deposits in the mortgages trustee GIC account and the Funding GIC account respectively. If either the mortgages trustee GIC provider or the Funding GIC provider ceases to satisfy that criteria, then the relevant account would need to be transferred to another entity which does satisfy that criteria. In these circumstances, the new GIC provider may not offer a GIC on terms as favourable as those provided by the mortgages trustee GIC provider or the Funding GIC provider.

THE DIFFERENCE IN TIMING BETWEEN OUR OBLIGATIONS AND THE OBLIGATIONS OF THE ISSUER SWISS FRANC CURRENCY SWAP PROVIDER COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     On each interest payment date and to the extent that it has funds available, Funding will pay to us interest and, as applicable, principal due on the issuer series 4A2 term AAA advance. On each interest payment date in relation to our obligations under the issuer Swiss franc currency swap in relation to the series 4 class A2 issuer notes we will pay the interest received from Funding to the issuer Swiss franc currency swap provider. The issuer Swiss franc currency swap provider will not be obliged to make any corresponding swap payments to us for up to twelve months until amounts are due from the issuer Swiss franc currency swap provider on the interest payment date in respect of the series 4 class A2 issuer notes. The interest payment dates in respect of the series 4 class A2 issuer notes occur annually up to and including the earliest of (i) the interest payment date falling in October 2007, (ii) the occurrence of a trigger event or (iii) enforcement of the issuer security, and quarterly on and following the interest payment date occurring immediately thereafter.

     If the issuer Swiss franc currency swap provider does not meet its payment obligations to us under the issuer Swiss franc currency swap on any annual interest payment date and the issuer Swiss franc currency swap provider does not make a termination payment that has become due from it to us, we may have a larger shortfall in funds with which to make interest payments on the issuer notes than if their payment obligations were quarterly and therefore coincidental with our payment obligations under the issuer Swiss franc currency swap. Hence, the difference in timing between our obligations and the obligations of the issuer Swiss franc currency swap provider under the issuer Swiss franc currency swap in respect of the series 4 class A2 issuer notes may affect our ability to make payments on the issuer notes of any class and any series.

TERMINATION PAYMENTS ON THE ISSUER DOLLAR CURRENCY SWAPS, THE ISSUER EURO CURRENCY SWAPS OR THE ISSUER SWISS FRANC CURRENCY SWAP MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO MAKE PAYMENTS ON THE ISSUER NOTES

     If any of the issuer currency swaps terminates, we may as a result be obliged to pay a termination payment to the relevant issuer currency swap provider. The amount of the termination payment will be based on the cost of entering into a replacement issuer currency swap. Under the issuer intercompany loan agreement, Funding will be required to pay us an amount equal to any termination payment due from us to the relevant issuer currency swap provider. Funding will also be obliged to pay us any extra amounts which we may be required to pay to enter into a replacement swap.

     We cannot give you any assurance that Funding will have the funds available to make that payment or that we will have sufficient funds available to make any termination payment under any of our issuer currency swaps or to make subsequent payments to you in respect of the relevant series and class of issuer notes. Nor can we give you any assurance that we will be able to enter into a replacement swap or, if one is entered into, that the credit rating of the replacement issuer currency swap provider will be sufficiently high to prevent a downgrading of the then current ratings of the issuer notes by the rating agencies.

     Except where the relevant issuer currency swap provider has caused the relevant issuer currency swap to terminate by its own default, any termination payment due from us will rank equally not only with payments due to the holders of the series and class of issuer notes to which the relevant swap relates but also with payments due to the holders of any other series and class of issuer notes which rank equally with the series and class of issuer notes to which the relevant swap relates. Any additional amounts required to be paid by us following termination of the relevant issuer currency swap,

(including any extra costs incurred (for example, from entering into "spot" currency or interest rate swaps) if we cannot immediately enter into a replacement swap) will also rank equally not only with payments due to the holders of the series and class of issuer notes to which the relevant issuer swap relates but also with payments due to the holder of any other series and class of issuer notes which rank equally with the series and class of issuer notes to which the relevant issuer currency swap relates. Furthermore, any termination payment or additional payment or additional amounts required to be paid by us following termination of an issuer currency swap will rank ahead of payments due to the holders of any series and class of issuer notes which ranks below the series and class of issuer notes to which the relevant issuer currency swap relates. Therefore, if we are obliged to make a termination payment to the relevant issuer currency swap provider or to pay any other additional amount as a result of the termination of the relevant issuer currency swap, this may affect the funds which we have available to make payments on the issuer notes of any class and any series.

PAYMENTS BY FUNDING TO THIRD PARTIES IN RELATION TO THE PREVIOUS ISSUERS MAY AFFECT PAYMENTS DUE TO US AND ACCORDINGLY OUR ABILITY TO MAKE PAYMENTS ON THE ISSUER NOTES

     Under the previous intercompany loan agreements, Funding is required to make payments to the previous issuers in respect of the previous issuers' obligations to make payments to their respective own security trustee, note trustee, agent bank, paying agents, liquidity facility provider, cash manager, corporate services provider and account bank and to other third parties to whom the previous issuers owe money. These payments rank in priority to amounts due by Funding to us on the issuer term advances. For further information regarding Funding's payment obligations to the previous issuers, see "CASHFLOWS".

     Funding's obligations to make the payments described in the preceding paragraph to the previous issuers may affect Funding's ability to make payments to us under the issuer intercompany loan agreement. This in turn may affect our ability to make payments on the issuer notes.

WE RELY ON THIRD PARTIES TO PERFORM SERVICES IN RELATION TO THE ISSUER NOTES, AND YOU MAY BE ADVERSELY AFFECTED IF THEY FAIL TO PERFORM THEIR OBLIGATIONS

     We are a party to contracts with a number of other third parties that have agreed to perform services in relation to the issuer notes. For example, the issuer liquidity facility provider has agreed to provide us with the issuer liquidity facility, the issuer currency swap providers have agreed to provide their respective issuer currency swaps, the corporate services provider has agreed to provide corporate services and the paying agents, the Swiss paying agents and the agent bank have agreed to provide payment and calculation services in connection with the issuer notes. In the event that any of these parties were to fail to perform their obligations under the respective agreements to which they are a party, you may be adversely affected.

WE MAY BE UNABLE TO PAY, IN FULL OR AT ALL, INTEREST DUE ON THE ISSUER NOTES IF THERE IS AN INCOME OR PRINCIPAL DEFICIENCY

     If, on any interest payment date, revenue receipts available to Funding (including the reserve funds) are insufficient to enable Funding to pay interest on previous term advances, issuer term advances and any new term advances and other expenses of Funding ranking higher in seniority to interest due on these term advances, then Funding may use principal receipts on the loans received by it in the mortgages trust to make up the shortfall.

     Funding will use principal receipts that would have been applied to repay the term advances with the lowest term advance rating to pay interest on those other term advances and senior expenses described in the preceding paragraph where there is a shortfall of monies to pay those amounts. At the closing date, the relevant term advances with the lowest term advance rating include the issuer term BBB advances. If Funding uses principal to repay interest and senior expenses in this manner, there will be less principal available to repay the issuer term BBB advances.

     Funding will be obliged to keep a ledger that records any principal applied to pay interest and senior expenses. When the amount recorded on the ledger is equal to the principal amount outstanding of the term BBB advances, then Funding will use principal receipts that would have been applied to repay the term advance with the next lowest ranking term advance rating to pay interest on the term advances and senior expenses where there is a shortfall of money to pay those amounts. At the closing date, the term advances with the next lowest term advance rating include the issuer term AA advances.

When the amount recorded on the principal deficiency ledger exceeds the principal amount outstanding on the term AA advances, Funding will use principal receipts that would have been applied to repay the term AAA advances to pay those amounts.

     During the term of the transaction, however, it is expected that any principal deficiencies of this sort will be recouped from subsequent excess revenue receipts and amounts standing to the credit of the first reserve fund. The revenue receipts and the first reserve fund monies will be applied first to cover any principal deficiency in respect of the term advances with the highest term advance rating (at the closing date, these include the issuer term AAA advances), and then the term advances with the next highest-ranking term advance rating (at the closing date, these include the issuer term AA advances), and so on down to the term advances with the lowest term advance rating.

     If there are insufficient funds available because of income or principal deficiencies, then one or more of the following consequences may occur:

     o the interest and other net income of Funding may not be sufficient, after making the payments to be made in priority, to pay, in full or at all, interest due on the issuer term BBB advances and the issuer term AA advances;

     o there may be insufficient funds to repay any of the issuer term BBB advances and the issuer term AA advances prior to their final repayment dates unless the other net income of Funding is sufficient, after making other prior ranking payments, to reduce any principal deficiency in respect of the term BBB advances and term AA advances;

     o if the amount of principal deficiencies exceeds the principal amount outstanding of any of the term advances (and the principal deficiencies cannot be covered by the other income of Funding), then we may not receive the full principal amount of any or all of the issuer term advances and, accordingly, you may not receive the full face value of the class C issuer notes, the class B issuer notes and the class A issuer notes, as the case may be; and/or

     o we may be unable to pay, in full or at all, interest due on your issuer notes.

     For more information on principal deficiencies, see "CREDIT STRUCTURE - PRINCIPAL DEFICIENCY LEDGER".

THE SELLER SHARE OF THE TRUST PROPERTY DOES NOT PROVIDE CREDIT ENHANCEMENT FOR THE ISSUER NOTES

     Any losses from loans included in the trust property will be allocated proportionately between Funding and the seller on each distribution date depending on their respective shares of the trust property. The seller's share of the trust property therefore does not provide credit enhancement for the Funding share of the trust property or the issuer notes.

WE WILL ONLY HAVE RECOURSE TO THE SELLER IF THERE IS A BREACH OF WARRANTY OR OTHER OBLIGATION BY THE SELLER, BUT OTHERWISE THE SELLER'S ASSETS WILL NOT BE AVAILABLE TO US AS A SOURCE OF FUNDS TO MAKE PAYMENTS ON THE ISSUER NOTES

     After an issuer intercompany loan enforcement notice under the issuer intercompany loan is given (as described in "SECURITY FOR FUNDING'S OBLIGATIONS"), the security trustee may sell the Funding share of the trust property. There is no assurance that a buyer would be found or that such a sale would realise enough money to repay amounts due and payable under the issuer intercompany loan agreement.

     We will not, and Funding and the mortgages trustee will not, have any recourse to the seller of the loans, other than in respect of a breach of warranty or other obligation under the mortgage sale agreement.

     We will not, and the mortgages trustee, Funding and the security trustee will not, undertake any investigations, searches or other actions on any loan or its related security and we and each of them will rely instead on the warranties given in the mortgage sale agreement by the seller.


     If any of the warranties made by the seller (a) in the case of each loan in the portfolio, was materially untrue on the date that loan was assigned to the mortgages trustee or (b) in the case of each new loan, is materially untrue on the date that new loan is assigned to the mortgages trustee, then the seller may be required by the mortgages trustee to remedy the breach within twenty days of the seller becoming aware of the same or of receipt by it of a notice from the mortgages trustee.

     If the seller fails to remedy the breach within twenty days, the mortgages trustee may require the seller to repurchase the loan or loans under the relevant mortgage account and their related security together with any arrears of interest and accrued and unpaid interest and expenses. There can be no assurance that the seller will have the financial resources to repurchase the loan or loans under the relevant mortgage account and their related security. However, if the seller does not repurchase those loans and their related security when required, then the seller's share of the trust property will be deemed to be reduced by an amount equal to the principal amount outstanding of those loans together with any arrears of interest and accrued and unpaid interest and expenses.

     Other than as described here, neither you nor we will have any recourse to the assets of the seller.

THERE CAN BE NO ASSURANCE THAT A BORROWER WILL REPAY PRINCIPAL AT THE END OF THE TERM ON AN INTEREST ONLY LOAN, WHICH MAY ADVERSELY AFFECT REPAYMENTS ON THE ISSUER NOTES

     Each loan in the current portfolio is repayable either on a principal repayment basis or an interest only basis. Of the loans in the expected portfolio as at 9th August, 2002, approximately 42.98 per cent. are interest only loans. For interest only loans, because the principal is repaid in a lump sum at the maturity of the loan, the borrower is recommended to have some repayment mechanism such as an investment plan in place to ensure that funds will be available to repay the principal at the end of the term. However, the seller does not take security over these repayment mechanisms. The borrower is also recommended to take out a life insurance policy in relation to the loan but, as with repayment mechanisms, the seller does not take security over these life insurance policies.

     The ability of a borrower to repay the principal on an interest only loan at maturity depends on the borrower's responsibility to ensure that sufficient funds are available from an investment plan or another source, such as ISAs, pension policies, personal equity plans or endowment policies, as well as the financial condition of the borrower, tax laws and general economic conditions at the time. There can be no assurance that the borrower will have the funds required to repay the principal at the end of the term. If a borrower cannot repay the loan and a loss occurs on the loan, then this may affect repayments of principal on the issuer notes if that loss cannot be cured by amounts standing to the credit of the first reserve fund or the application of excess Funding available revenue receipts.

THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     The sale by the seller to the mortgages trustee of the English mortgages has taken effect (and any sale of mortgages in the future will take effect), in equity only. The sale by the seller to the mortgages trustee of the Scottish mortgages on the closing date will be given effect by a declaration of trust by the seller (and any sale of Scottish mortgages in the future will be given effect by further declarations of trust) by which the beneficial interest in the Scottish mortgages will be transferred to the mortgages trustee. In each case this means that legal title to the loans in the trust property remains with the seller, but the mortgages trustee has all the other rights and benefits relating to ownership of each loan and its related security (which rights and benefits are subject to the trust in favour of the beneficiaries). The mortgages trustee has the right to demand that the seller give it legal title to the loans and the related security in the circumstances described in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY - LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE". Until then the mortgages trustee will not apply to H.M. Land Registry or the Central Land Charges Registry to register or record its equitable interest in the English mortgages, and cannot in any event apply to the Registers of Scotland to register or record its beneficial interest in the Scottish mortgages. For more information on the Scottish mortgages see "THE LOANS - SCOTTISH LOANS" and "MATERIAL LEGAL ASPECTS OF THE LOANS - SCOTTISH LOANS".

     Because the mortgages trustee has not obtained legal title to the loans or their related security, there are risks, as follows:

     o firstly, if the seller wrongly sold a loan to another person which has already been assigned to the mortgages trustee, and that person acted in good faith and did not have notice of the interests of the mortgages trustee or the beneficiaries in the loan, then she or he might obtain good title to the loan, free from the interests of the mortgages trustee and the beneficiaries. If this occurred then the mortgages trustee would not have good title to the affected loan and its related security and it would not be entitled to payments by a borrower in respect of that loan. This may affect the ability of the issuer to repay the issuer notes; and

     o secondly, the rights of the mortgages trustee and the beneficiaries may be subject to the rights of the borrowers against the seller, such as the rights of set-off (see in particular "-SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS AND DELAYED CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUER TO REPAY THE ISSUER NOTES") which occur in relation to transactions or deposits made between some borrowers and the seller and the rights of borrowers to redeem their mortgages by repaying the loan directly to the seller. If these rights were exercised, the mortgages trustee may receive less money than anticipated from the loans, which may affect the ability of the issuer to repay the issuer notes.

     However, if a borrower exercises any set-off rights, then an amount equal to the amount set off will reduce the total amount of the seller share of the trust property only, and the minimum seller share has been sized in an amount expected to cover this risk (although there is no assurance that it will).

     Once notice has been given to borrowers of the transfer of the loans and their related security to the mortgages trustee, independent set-off rights which a borrower has against the seller will crystallise and further rights of independent set-off would cease to accrue from that date and no new rights of independent set-off could be asserted following that notice. Set-off rights arising under transaction set-off (which are set-off claims arising out of a transaction connected with the loan) will not be affected by that notice.

SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS AND DELAYED CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUER TO REPAY THE ISSUER NOTES

     As described in "-THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES", the seller has made, and in the future may make, an equitable assignment of the mortgages, or in the case of Scottish mortgages a transfer of the beneficial interest in the Scottish mortgages, to the mortgages trustee, with legal title being retained by the seller. Therefore, the rights of the mortgages trustee may be subject to the direct rights of the borrowers against the seller, including rights of set-off existing prior to notification to the borrowers of the assignment of the mortgages. These set-off rights may occur if the seller fails to advance to a borrower a drawing under a flexible loan when the borrower is entitled to draw additional amounts under a flexible loan or if the seller fails to pay to a borrower any delayed cashback which the seller had agreed to pay to that borrower after completion of the relevant loan.

     If the seller fails to advance the drawing or pay the delayed cashback, then the relevant borrower may set off any damages claim arising from the seller's breach of contract against the seller's (and, as assignee of the mortgages, the mortgages trustee's) claim for payment of principal and/or interest under the loan as and when it becomes due. These set-off claims will constitute transaction set-off as described in the immediately preceding risk factor.

     The amount of the claim in respect of a drawing will, in many cases, be the cost to the borrower of finding an alternative source of finance: the borrower may obtain a loan elsewhere in which case the damages would be equal to any difference in the borrowing costs together with any consequential losses, namely the associated costs of obtaining alternative funds (for example, legal fees and survey fees). If the borrower is unable to obtain an alternative loan, he or she may have a claim in respect of other losses arising from the seller's breach of contract where there are special circumstances communicated by the borrower to the seller at the time the mortgage was taken out.

     In respect of a delayed cashback, the claim is likely to be in an amount equal to the amount due under the delayed cashback together with interest and expenses and consequential losses (if any).

     A borrower may also attempt to set-off against his or her mortgage payments an amount greater than the amount of his or her damages claim. In that case, the servicer will be entitled to take enforcement proceedings against the borrower although the period of non-payment by the borrower is likely to continue until a judgment is obtained.

     The exercise of set-off rights by borrowers would reduce the incoming cashflow to the mortgages trustee during the exercise. However, the amounts set-off will be applied to reduce the seller share of the trust property only. The minimum seller share has been sized in an amount expected to cover this risk, although there is no assurance that it will. If the minimum seller share is not sufficient in this respect then there is a risk that you may not receive all amounts due on the issuer notes.


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


IF THE SERVICER IS REMOVED, THERE IS NO GUARANTEE THAT A SUBSTITUTE SERVICER WOULD BE FOUND, WHICH COULD DELAY COLLECTION OF PAYMENTS ON THE LOANS AND ULTIMATELY COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     The seller has been appointed by the mortgages trustee and the beneficiaries as servicer to service the loans. If the servicer breaches the terms of the servicing agreement, then the mortgages trustee and the beneficiaries will be entitled to terminate the appointment of the servicer and appoint a new servicer in its place.

     There can be no assurance that a substitute servicer would be found who would be willing and able to service the loans on the terms of the servicing agreement. The ability of a substitute servicer fully to perform the required services would depend, among other things, on the information, software and records available at the time of the appointment. Any delay or inability to appoint a substitute servicer may affect payments on the loans and hence our ability to make payments when due on the issuer notes.

     You should note that the servicer has no obligation itself to advance payments that borrowers fail to make in a timely fashion.

FUNDING MAY NOT RECEIVE THE BENEFIT OF ANY CLAIMS MADE ON THE BUILDINGS INSURANCE WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     The practice of the seller in relation to buildings insurance is described under "THE LOANS - INSURANCE POLICIES". As described in that section, no assurance can be given that Funding will always receive the benefit of any claims made under any applicable insurance contracts. This could reduce the principal receipts received by Funding according to the Funding share percentage and could adversely affect our ability to redeem the issuer notes. You should note that buildings insurance is renewed annually.

POSSIBLE REGULATORY CHANGES BY THE OFFICE OF FAIR TRADING, THE FINANCIAL SERVICES AUTHORITY AND ANY OTHER REGULATORY AUTHORITY MAY HAVE AN IMPACT ON THE SELLER, THE ISSUER, THE SERVICER, AND/OR THE LOANS AND MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS WHEN DUE ON THE ISSUER NOTES

     In the United Kingdom, the Office of Fair Trading is responsible for the issue of licences under and the superintendence of the working and the enforcement of the Consumer Credit Act 1974, related consumer credit regulations and other consumer protection legislation. The Office of Fair Trading may review businesses and operations, provide guidelines to follow and take actions when necessary with regard to the mortgage market in the United Kingdom.

     The UK's Financial Services and Markets Act 2000 ("FSMA") represents a major overhaul of financial services regulation in the UK and brings a wide range of financial activities under a single regime of statutory-based regulation. FSMA will be brought into effect in stages. The first stage (known as "N2") came into effect on 1st December, 2001. The mortgage regulation will come into effect at a later stage (known as "N3") expected to be in mid-2004.

     FSMA applies to any "regulated activity". H.M. Treasury has made the Financial Services and Markets Act (Regulated Activities) Order 2001, specifying that entering into and (in certain circumstances) administering a "regulated mortgage contract" are regulated activities. In August 2002, H.M. Treasury published its final draft Financial Services and Markets Act 2000 (Regulated Activities) (Amendment) Order, specifying that arranging and advising on a regulated mortgage contract are also to be regulated activities.

     The main effects will be that each entity carrying on a regulated activity will be required to hold authorisation and permission from the FSA to carry on that activity. Generally, each financial promotion will have to be issued or approved by a person holding authorisation and permission from the FSA. If requirements as to authorisation, permission or advertising are not complied with, the regulated mortgage contract will be unenforceable against the borrower except with approval of a court.

     The seller will be required to hold authorisation and permission to enter into and to administer regulated mortgage contracts. Brokers will be required to hold authorisation and permission to arrange and, where applicable, to advise on regulated mortgage contracts.

     In August 2002, H.M. Treasury published feedback to its third consultation on mortgage regulation. This feedback confirms HM Treasury's intention that the issuer and mortgages trustee will not carry on any regulated activity in relation to regulated mortgage contracts that are administered pursuant to an administration agreement by an entity having the required authorisation and permission.

If such administration agreement terminates, however, the issuer and mortgages trustee will have a period of not more than one month in which to arrange for mortgage administration to be carried out by a replacement administrator having the required authorisation and permission.

     In August 2002, the FSA published feedback to its consultation on conduct of business rules on entering into and administering regulated mortgage contracts. This feedback annexes near-final draft rules on certain post-origination matters, such as product disclosure on and after origination and, where applicable, provision of an FSA information sheet on mortgage arrears.

     In August 2002, the FSA also published its consultation on arranging and advising on regulated mortgage contracts. This consultation annexes draft rules on certain pre-origination matters, such as financial promotions, and draft pre-application illustrations.

     The FSA is expected to consult further in December 2002 on capital and/or rating requirements in relation to regulated mortgage contracts, and in the first quarter of 2003 on conduct of business rules, with a view to publishing final rules in the second half of 2003.

     No assurance can be given that additional regulations from the Office of Fair Trading, the FSA or any other regulatory authority will not arise with regard to the mortgage market in the United Kingdom generally, the seller's particular sector in that market or specifically in relation to the seller. Any such action or developments may have a material adverse effect on the seller, the issuer and/or the servicer and their respective businesses and operations. This may adversely affect our ability to make payments in full on the issuer notes when due.

REGULATIONS IN THE UNITED KINGDOM COULD LEAD TO SOME TERMS OF THE LOANS BEING UNENFORCEABLE, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES


     In the United Kingdom, the Unfair Terms in Consumer Contracts Regulations 1999 and the Unfair Terms in Consumer Contracts Regulations 1994 (the "REGULATIONS") apply to agreements entered into on or after 1st July, 1995 and affect all of the loans. The regulations provide that:

     o a borrower may challenge a term in an agreement on the basis that it is an "unfair" term within the regulations and therefore not binding on the borrower; and

     o the Director General of Fair Trading (as head of the Office of Fair Trading) and any other "qualifying body" (as defined in the regulations) may seek to prevent a business from relying on unfair terms.

     The regulations will not generally affect "core terms" which set out the main subject-matter of the contract, such as the borrower's obligation to repay the principal. However, they may affect terms that are not considered to be core terms, such as the right of the lender to vary the interest rate.


     For example, if a term permitting a lender to vary the interest rate (as the servicer is permitted to do) is found to be unfair, the borrower will not be liable to pay the increased rate or, to the extent that she or he has paid it, will be able, as against the lender, or any assignee such as the mortgages trustee, to claim repayment of the extra interest amounts paid or to set-off the amount of the claim against the amount owing by the borrower under the loan. Any such non-recovery, claim or set-off ultimately may adversely affect our ability to make payments on the issuer notes.


     In August 2002, the Law Commission and the Scottish Law Commission issued a joint consultation LCCP No. 166/SLCDP 119 on proposals to rationalise the Unfair Contract Terms Act 1977 and the regulations into a single piece of legislation. The Law Commissions have a duty under section 3 of the Law Commissions Act 1965 to keep the law under review for a number of purposes, including its simplification. The proposals are primarily to simplify the legislation on unfair terms. It is not proposed that there should be any significant increase in the extent of controls over terms in consumer contracts. Some changes are proposed, however, such as that the legislation should not affect core terms in so far as they are not substantially different from what the borrower should reasonably expect and are transparent. It is too early to tell how the proposals, if enacted, would affect the loans.


DECISIONS OF THE OMBUDSMAN COULD LEAD TO TERMS OF THE LOANS BEING CONSIDERED UNFAIR AND SUCH TERMS BEING VARIED, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES


     Under FSMA, the Financial Ombudsman Service is empowered to make decisions on, among other things, complaints relating to the terms in financial services agreements on the basis of what, in the Ombudsman's opinion, would be fair and reasonable in all circumstances of the case, taking into account, among other things, law and guidance. Recently the Financial Ombudsman Service has considered a number of cases where mortgage providers were found to have had in effect two standard variable rates (known as "DUAL PRICING", which is the practice of offering a lower standard variable rate to new borrowers as an inducement to take out a mortgage, while maintaining a higher standard variable rate for existing borrowers). Such issues are decided on a case by case basis by the Financial Ombudsman Service, with reference to the particular facts of any individual case. Each case is first adjudicated by an adjudicator. Either party to the case may appeal against the adjudication. In the event of an appeal, the case proceeds to a final decision by the Ombudsman.

     The Financial Ombudsman Service has been investigating approximately 1,400 complaints made against the seller alleging that the seller has been involved in dual pricing. To the extent that the Ombudsman finds that the seller has engaged in dual pricing with respect to a particular borrower, then that borrower may not be liable to pay the higher rate, or, to the extent that he has paid the higher rate, the borrower may be able to claim that the relevant mortgage loan has been overpaid and require the seller to pay back the overpaid sum, or the borrower may set off the overpaid sum against the amount owing by the borrower under the loan.

     In carrying out its investigations, the Ombudsman selected a "LEAD CASE" as an apparently typical case. On 29th January, 2002, an adjudicator at the Financial Ombudsman Service made an adjudication in the lead case to the effect that the borrowers had been subject to dual pricing. This finding was upheld by the Chief Ombudsman in a decision dated 27th August, 2002 and, in order to resolve this lead case, the seller decided to accept the Chief Ombudsman's decision. The seller is to be responsible for repayment of any amounts overpaid by borrowers in this regard prior to the assignment of the relevant loan to the mortgages trustee and has provided an indemnity to this effect in the mortgage sale agreement. If there are amounts overpaid by borrowers in this regard after the assignment of the relevant loan to the mortgages trustee, the relevant loan may, if so required by the mortgages trustee, be repurchased by the seller pursuant to the terms of the mortgage sale agreement. Because each determination of the Financial Ombudsman Service is decided on a case by case basis and the factual circumstances of other borrowers who have complained will vary from borrower to borrower, the Ombudsman's adverse decision against the seller in the lead case will not necessarily have application to all other complainants.

     The seller has received advice from leading counsel to the effect that, under either the general law or on the basis of the Ombudsman's decision, no borrower who has not already made a complaint would be successful if such borrower were to lodge a complaint now. Based on this advice, the issuer does not therefore believe that such future complaints would be successful or have a material adverse effect on its ability to make payments on the issuer notes.

     Moreover, based on the information currently available to the issuer and the percentage of complainants relating to loans included in the trust property, the issuer does not believe that the adverse finding by the Ombudsman would if subsequently applied to all other existing complainants have a material adverse affect on its ability to make payments on the issuer notes.


TAX PAYABLE BY FUNDING OR THE ISSUER MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE ISSUER NOTES

       As explained in "UNITED KINGDOM TAXATION", Funding and the issuer will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective profit and loss accounts as increased by the amount of any non-deductible expenses or losses. If the tax payable by Funding or the issuer is greater than expected because, for example, non-deductible expenses or losses are greater than expected, the funds available to make payments on your issuer notes will be reduced and this may adversely affect our ability to make payments on the issuer notes.

THE PROPOSED EUROPEAN DIRECTIVE ON THE TAXATION OF SAVINGS MAY ADVERSELY AFFECT YOUR INTERESTS

     On 13th December, 2001 the European Union, or EU ECOFIN Council, reached agreement on the text of a proposed EU Savings Directive. Under the proposed EU Savings Directive, subject to a number of important conditions being met, Member States will be required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other Member State, subject to the right of certain Member States to opt instead for a withholding system for a transitional period in relation to such payments. The proposals for this new directive are not yet final, and they may be subject to further amendment and/or clarification. If any Member State through which a payment of interest on the notes is made or collected opts for a withholding system, this may prevent you from receiving interest on your notes in full.

YOUR INTERESTS MAY BE ADVERSELY AFFECTED IF THE UNITED KINGDOM JOINS THE EUROPEAN MONETARY UNION

     It is possible that prior to the maturity of the Notes, the United Kingdom may become a participating Member State in the European economic and monetary union and the euro may become the lawful currency of the United Kingdom. In that event (a) all amounts payable in respect of the issuer notes denominated in pounds sterling may become payable in euro, (b) applicable provisions of law may require or allow us to re-denominate such issuer notes into euro and take additional measures in respect of such issuer notes and (c) the introduction of the euro as the lawful currency of the United Kingdom may result in the disappearance of published or displayed rates for deposits in sterling used to determine the rates of interest on such issuer notes or changes in the way those rates are calculated, quoted and published or displayed. The introduction of the euro could also be accompanied by a volatile interest rate environment which could adversely affect investors. It cannot be said with certainty what effect, if any, adoption of the euro by the United Kingdom will have on investors on the issuer notes.

CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS

     The structure of the issue of the issuer notes and the ratings which are to be assigned to them are based on English law and (in relation to the Scottish loans) Scots law in effect as at the date of this prospectus. No assurance can be given as to the impact of any possible change to English or Scots law or administrative practice in the United Kingdom after the date of this prospectus.

     In particular, significant changes to the United Kingdom insolvency regime are provided for under the terms of the Insolvency Act 2000. The Act includes provisions for some "small" companies (which are defined by reference to specific financial and other tests) to seek court protection from their creditors while putting together proposals for a company voluntary arrangement ("CVA"). The moratorium from creditor action will be for an initial period of 28 days from the date on which various documents are filed with the court, but this period can be extended by the creditors' meeting or the shareholders' meeting called to consider the CVA proposals for a further period not exceeding two months giving a total period of three months. Most of the provisions of the Insolvency Act 2000 came into force in April 2001 but this does not include the moratorium provisions, which are expected to come into force in the next few weeks. The issuer and Funding will not be small companies within the current definition. However, the Secretary of State for Trade and Industry has the power to expand the definition of small company in the future, which may be detrimental to your interests. In this respect, we note the proposals in the Government's White Paper "Modernising Company Law" issued on 16th July, 2002 to increase the limits for the definition of small company to the EU maximum ((pound)4.8 million turnover, (pound)2.4 million balance sheet total, 50 employees). Secondary legislation has now been passed which excludes certain special purpose companies from the optional moratorium provisions. While there is no guidance as to how the legislation will be interpreted, it should include both the issuer and Funding.

     The mortgages trustee will fall within the current definition of a "SMALL COMPANY" under section 247 of the Companies Act 1985, which is the definition used for the purposes of the Insolvency Act 2000.

     On 26th March, 2002, the Government introduced into the House of Commons new legislation referred to as the "ENTERPRISE BILL" which contains significant reforms of bankruptcy and insolvency law. These reforms, if implemented in their current form, will restrict the right of the holder of a floating charge to appoint an administrative receiver and instead will give primacy to collective insolvency procedures and in particular administration. The Government's aim is that, rather than having primary regard to the interests of secured creditors, any insolvency official should have regard to the interests of all creditors, both secured and unsecured, and the primary emphasis will be on rescuing the company. Presently, the holder of a floating charge over the whole or substantially the whole of the assets of a company has the ability to block the appointment of an administrator by appointing an administrative receiver, who primarily acts in the interests of the floating charge holder though there are residential duties to the chargor.

     The proposed abolition of the right to appoint an administrative receiver will only apply to floating charges created after a date to be designated by the Government. In a press notice issued by the Department of Trade and Industry on 9th November, 2001 (the "PRESS NOTICE"), the Secretary of State for Trade and Industry confirmed that the Government's proposed abolition of administrative receivership would not apply to corporate lending agreements pre-dating the commencement of the relevant provisions, and that the current insolvency law provisions would continue to apply to such lending agreements supported by a floating charge. While the Enterprise Bill was going through committee in the House of Commons, a statement was made by the Government that the Enterprise Bill would not apply retrospectively. Hence it appears that the prohibition on the appointment of an administrative receiver will not apply to administrative receivers appointed pursuant to the floating charges comprised in the security granted by Funding and the issuer as those charges were created prior to the Enterprise Bill coming into force.

     The Enterprise Bill also proposes that either a qualifying floating charge holder or the directors of companies would be able to use a new out of court route to place the company in administration. There will be a notice period during which the holder of the floating charge can either agree to the appointment of the administrator proposed by the directors or appoint an alternative administrator, although the moratorium will take effect immediately after notice is given. If the floating charge holder does not respond to the directors' notice of intention to appoint, the company's appointee will automatically take office after the notice period has elapsed.

     The Enterprise Bill states that the primary purpose of administration will be to rescue the company. Only if that is not possible will the purpose be to bring about a better return for the company's creditors than would be achieved by a winding up and only if that is not possible will the purpose be security enforcement. These purposes could conflict with the wishes or interests of noteholders. Nevertheless, the Enterprise Bill makes it clear that the unsecured creditors would not be able to approve proposals that affect the right of the secured creditor to enforce his security.


     If the Enterprise Bill is brought into force in its current form, it should not affect the ability of the security trustee and/or the issuer security trustee to enforce the security granted by Funding or the issuer and the remedies available to them in enforcing the security provided such security comprises floating charges created before the date the relevant provisions of the Enterprise Bill are brought into force. As it is not possible to determine whether such proposed changes to the United Kingdom insolvency regime will be enacted, or if they are enacted what form they will take, no assurance can be given as to whether they would have a detrimental effect on the transactions described in this prospectus or on the interests of noteholders. The Enterprise Bill is expected to receive royal assent later this year and to be implemented during the course of 2003.


YOU WILL NOT RECEIVE ISSUER NOTES IN PHYSICAL FORM, WHICH MAY CAUSE DELAYS IN DISTRIBUTIONS AND HAMPER YOUR ABILITY TO PLEDGE OR RESELL THE ISSUER NOTES

     Unless the global issuer notes are exchanged for definitive issuer notes, which will only occur under a limited set of circumstances, your beneficial ownership of the issuer notes will only be recorded in book-entry form with DTC, Euroclear, Clearstream, Luxembourg or SIS SegaInterSettle AG. The lack of issuer notes in physical form could, among other things:

     o result in payment delays on the issuer notes because the issuer will be sending distributions on the issuer notes to DTC, Euroclear, Clearstream, Luxembourg or SIS SegaInterSettle AG instead of directly to you;

     o make it difficult for you to pledge the issuer notes if issuer notes in physical form are required by the party demanding the pledge; and

     o hinder your ability to resell the issuer notes because some investors may be unwilling to buy issuer notes that are not in physical form.

IF YOU HAVE A CLAIM AGAINST US IT MAY BE NECESSARY FOR YOU TO BRING SUIT AGAINST US IN ENGLAND TO ENFORCE YOUR RIGHTS

     We have agreed to submit to the non-exclusive jurisdiction of the courts of England, and it may be necessary for you to bring a suit in England to enforce your rights against us.

PROPOSED CHANGES TO THE BASEL CAPITAL ACCORD AND THE RISK-WEIGHTED ASSET FRAMEWORK MAY RESULT IN CHANGES TO THE RISK-WEIGHTING OF YOUR ISSUER NOTES

     The Basel Committee on Banking Supervision has issued proposals for reform of the 1988 Capital Accord and has proposed a framework which places enhanced emphasis on market discipline. The consultation period on the initial proposals ended in March 2000 and the Committee published its second consultation document, the "NEW BASEL CAPITAL ACCORD", on 16th January, 2001. The consultation period on the further proposals contained in the New Basel Capital Accord ended on 31st May, 2001. Although the Basel Committee had announced previously that it would release a revised proposal in early 2002, this has now been delayed pending the completion of a review assessing the overall impact of the proposals on banks and the banking system. It is anticipated that the revised proposals will be issued for public comment in the second quarter of 2003. The Committee intends to finalise the New Basel Capital Accord in the fourth quarter of 2003, allowing for implementation of the new framework in each country at year end 2006. If adopted in their current form, the proposals could affect risk weighting of the issuer notes in respect of some investors if those investors are regulated in a manner which will be affected by the proposals. Consequently, you should consult your own advisers as to the consequences to and effect on you of the potential application of the New Basel Capital Accord proposals. We cannot predict the precise effects of potential changes which might result if the proposals were adopted in their current form.

CERTAIN EVENTS MAY AFFECT THE ELIGIBILITY OF THE SERIES 1 CLASS A ISSUER NOTES FOR INVESTMENT BY MONEY MARKET FUNDS

     The series 1 class A issuer notes are eligible for purchase by money market funds under Rule 2a-7 under the United States Investment Company Act of 1940, as amended. However, under Rule 2a-7, a money market fund may be required to dispose of the series 1 class A issuer notes upon the occurrence of any of the following events:

     o the rating currently assigned to the series 1 class A issuer notes is lowered or withdrawn;

     o a material default occurs with respect to the series 1 class A issuer notes;

     o the money market fund determines that the series 1 class A issuer notes no longer present minimal credit risk;

     o    upon certain events of insolvency with respect to the issuer; or

     o the series 1 class A issuer notes otherwise cease to meet the eligibility criteria under Rule 2a-7.

                             US DOLLAR PRESENTATION


     Unless otherwise stated in this prospectus, any translations of pounds sterling into US dollars have been made at the rate of (pound)0.639 = US$1.00, which was the noon buying rate in the City of New York for cable transfers in sterling per US$1.00 as certified for customs purposes by the Federal Reserve Bank of New York on 30th September, 2002. Use of this rate does not mean that pound sterling amounts actually represent those US dollar amounts or could be converted into US dollars at that rate at any particular time.


       References in this prospectus to "(POUND)", "POUNDS" or "STERLING" are to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland. References in this prospectus to "US$", "$", "US DOLLARS" or "DOLLARS" are to the lawful currency of the United States of America.

       References to "(EURO)", "EURO" or "EURO" are to the single currency introduced at the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended from time to time.

       References to "CHF", "SFr" or "SWISS FRANCS" are to the lawful currency for the time being of the Swiss Confederation.

STERLING/US DOLLAR EXCHANGE RATE HISTORY(1)



                                          YEARS ENDED 31ST DECEMBER
                  YEAR TO      -------------------------------------------------
               29TH OCTOBER,
                    2002       2001       2000       1999       1998       1997
              --------------- ------     ------     ------     ------     ------
Last(2).......    1.5585      1.4543     1.4355     1.6150     1.6628     1.6427
Average(3)....    1.4873      1.4396     1.5156     1.6172     1.6573     1.6375
High..........    1.5800      1.5045     1.6538     1.6765     1.7222     1.7035
Low...........    1.4074      1.3730     1.3997     1.5515     1.6114     1.5775


----------------

Notes:


(1)  Source: Bloomberg page USCFBPS Crncy.


(2) Last is the closing exchange rate on the last operating business day of each of the periods indicated, years commencing from 1st January or the next operating business day.

(3)  Average is the average daily exchange rate during the period.

                                   THE ISSUER

INTRODUCTION

     The issuer was incorporated in England and Wales on 24th January, 2002 (registered number 4359738) and is a public limited company under the Companies Act 1985. The authorised share capital of the issuer comprises 100,000 ordinary shares of (pound)1 each. The issued share capital of the issuer comprises 50,000 ordinary shares of (pound)1 each, 49,998 of which are partly paid to (pound)0.25 each and two of which are fully paid and all of which are beneficially owned by Holdings (see "HOLDINGS"). The registered office of the issuer is Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN.

     The issuer is organised as a special purpose company. The issuer has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the issuer.

     The principal objects of the issuer are set out in its memorandum of association and include:

     o    lending money and giving credit, secured or unsecured;

     o    borrowing or raising money and securing the payment of money; and

     o granting security over its property for the performance of its obligations or the payment of money.

     The issuer was established to issue the issuer notes and to make the issuer term AAA advances, the issuer term AA advances and the issuer term BBB advances to Funding.

     The issuer has not engaged, since its incorporation, in any material activities other than those incidental to its registration as a public company under the Companies Act 1985, to the proposed issue of the issuer notes and making of the issuer term advances to Funding and to the authorisation of the other issuer transaction documents referred to in this prospectus.

     There is no intention to accumulate surplus cash in the issuer except in the circumstances set out in "SECURITY FOR THE ISSUER'S OBLIGATIONS".

     The accounting reference date of the issuer is the last day of December.

DIRECTORS AND SECRETARY

     The following table sets out the directors of the issuer and their respective business addresses and occupations.

NAME                     BUSINESS ADDRESS         BUSINESS OCCUPATION
----------------------   ----------------------   -----------------------------
Martin McDermott         SPV Management Limited   Executive Director of SPV
                         78 Cannon Street         Management Limited
                         London EC4N 6HH

SPV Management Limited   SPV Management Limited   Management of special purpose
                         78 Cannon Street         companies
                         London EC4N 6HH


Richard Wise             Abbey National House     Retail Finance and Risk
                         2 Triton Square          Director
                         Regents Place
                         London NW1 3AN


     Richard Wise is an employee of the seller.


     The directors of SPV Management Limited are set out under the section "HOLDINGS" in this prospectus.

       The company secretary of the issuer is:

       Abbey National Secretariat
       Services Limited
       Abbey National House
       2 Triton Square
       Regents Place
       London NW1 3AN

     The activities of the issuer will be restricted by the terms and conditions of the issuer notes and will be limited to the issue of the issuer notes, making the issuer term advances to Funding, the exercise of related rights and powers, and other activities referred to in this prospectus or incidental to those activities.

CAPITALISATION STATEMENT

     The following table shows the capitalisation of the issuer as at 31st August, 2002:


                                                                        AS AT
                                                                 31ST AUGUST,
                                                                         2002
                                                                      (POUND)
                                                                    ---------
AUTHORISED SHARE CAPITAL
Ordinary shares of (pound)1 each ................................     100,000
                                                                    ---------
ISSUED SHARE CAPITAL
2 ordinary shares of (pound)1 each fully paid ...................        2.00
49,998 ordinary shares each one quarter paid ....................   12,499.50
                                                                    ---------
                                                                    12,501.50
                                                                    =========

     The issuer has no loan capital, term loans, other borrowings or indebtedness or contingent liabilities or guarantees as at 31st August, 2002.

     There has been no material change in the capitalisation, indebtedness, guarantees or contingent liabilities of the issuer since 31st August, 2002.

     It is not intended that there be any further payment of the issued share capital.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE ISSUER

SOURCES OF CAPITAL AND LIQUIDITY

     The issuer's source of capital will be the net proceeds of the offering of the issuer notes.

     The issuer's primary source of liquidity will be payments of interest and principal on the issuer intercompany loan.

RESULTS OF OPERATIONS

     As of the date of this prospectus, the issuer does not have an operating history. Therefore, this prospectus does not include any historical or pro forma ratio of earnings to fixed charges. The earnings on the issuer intercompany loan, the interest costs of the issuer notes and the related operating expenses will determine the issuer's results of operations in the future. Fees and expenses of the issuer in connection with the issuance of the issuer notes will be borne by Funding. The income generated on the issuer intercompany loan will be used to pay principal and interest on the issuer notes.

                                 USE OF PROCEEDS



     The gross proceeds of the issuance of the offered issuer notes will equal approximately $[3,562,000,000] and will be applied (after exchanging the gross US dollar proceeds of the offered issuer notes for sterling proceeds calculated by reference to the relevant issuer dollar currency swap rates, the gross euro proceeds of the series 3 issuer notes for sterling proceeds calculated by reference to the relevant euro currency swap rate and the gross Swiss franc proceeds of the series 4 class A2 issuer notes for sterling proceeds calculated by reference to the relevant Swiss franc currency swap rate), in accordance with the issuer intercompany loan, to make the issuer term advances to Funding. Fees and expenses of the issuer in connection with the issuance of the issuer notes will be borne by Funding and are expected to be approximately (pound)[_] (or, $[_]).

                            THE ABBEY NATIONAL GROUP

THE SELLER

     The seller and its subsidiaries (the "GROUP") comprise a major personal financial services group in the UK, providing a wide range of financial products and services.


     The seller was incorporated in England and Wales on 12th September, 1988 with registered number 2294747 and is the successor company to which the Abbey National Building Society transferred its business in July 1989. The seller is the parent company of the group.


     The group is the sixth largest banking group in the UK in terms of assets, with total assets at 31st December, 2001 of (pound)214.9 billion (2000:
(pound)204.4 billion). During 2001, the group's profit on ordinary activities before tax was (pound)1,938 million (2000: (pound)1,975 million).


     In July 2002, the group announced interim results for the six months to 30th June, 2002. Total group assets have increased by 12 per cent. to (pound)241.1 billion since 31st December, 2001. Profit on ordinary activities before tax was (pound)697 million, a decrease OF 34 per cent. as compared to the same period in 2001 (six months to 30th June, 2001: restated (pound)1,054 million).


     The main drivers behind the fall in profits were:


     o (pound)208 million relating to additional provisioning and losses on asset disposals in the wholesale banking business of the group (see "ANTS" below); and


     o (pound)101 million of profit on significant asset disposals included in the first half of 2001.

     As stated in the interim results, the seller is continuing to review the groups portfolio and, where appropriate, will make non-core asset disposals.


     The above figures are stated in accordance with generally accepted accounting principles in the UK.


MORTGAGE BUSINESS

     The total value of the group's mortgage loans and advances secured on residential properties (including mortgage loans and advances administered by it) as at 31st December, 2001 was approximately (pound)73.1 billion (2000:
(pound)67.9 billion). The group IS The UK's second largest residential mortgage lender.

ANTS

     Abbey National Treasury Services plc, or ANTS, was incorporated in England and Wales on 24th January, 1989. ANTS is a wholly owned subsidiary of the seller and its registered office is at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN. ANTS is the wholesale bank of the group and also the group's treasury. Wholesale banking participates in a range of international markets which can be grouped as follows: wholesale lending; asset financing; asset-backed investments; risk management and financial products and securities lending.

     The obligations of ANTS are guaranteed by a deed poll made by the seller and dated 9th February, 1998.

CARFAX

     Carfax Insurance Limited, or Carfax, was incorporated in Guernsey on 22nd December, 1992. Carfax is a wholly owned subsidiary of the seller and its registered office is at The Albany, South Esplanade, St Peter Port, Channel Islands. The principal business activity of Carfax is that of an insurer.

BAKER STREET RISK

     Baker Street Risk and Insurance (Guernsey) Limited was incorporated in Guernsey on 12th March, 1993. Baker Street Risk is a wholly owned subsidiary of the seller and its registered office is at Albert House, South Esplanade, St Peter Port, Channel Islands. The principal business activity of Baker Street Risk is that of an insurer.

                                     FUNDING

INTRODUCTION

     Funding was incorporated in England and Wales on 28th April, 2000 (registered number 3982428) as a private limited company under the Companies Act 1985. The authorised share capital of Funding comprises 100 ordinary shares of (pound)1 each. The issued share capital of Funding comprises two ordinary shares of (pound)1 each, both of which are beneficially owned by Holdings (see "HOLDINGS"). The registered office of Funding is at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN.

     Funding is organised as a special purpose company. Funding has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or Funding.

     The principal objects of Funding are set out in its memorandum of association and are, among other things, to:

     o carry on the business of a property investment company and an investment holding company;

     o    acquire trust property and enter into loan arrangements;

     o invest, buy, sell and otherwise acquire and dispose of mortgage loans, advances and other investments and all forms of security;

     o    carry on business as a money lender, financier and investor; and

     o undertake and carry on all kinds of loan, financial and other operations.

     Since its incorporation, Funding has not engaged in any material activities, other than those relating to the previous issues by the previous issuers and those incidental to the authorisation of the issuer transaction documents referred to in this prospectus to which it is or will be a party and other matters which are incidental to those activities. Funding has no employees.

     The accounting reference date of Funding is the last day of December.

DIRECTORS AND SECRETARY

     The following table sets out the directors of Funding and their respective business addresses and occupations.

NAME                     BUSINESS ADDRESS         BUSINESS OCCUPATION
----------------------   ----------------------   -----------------------------
Martin McDermott         SPV Management Limited   Executive Director of SPV
                         78 Cannon Street         Management Limited
                         London EC4N 6HH

SPV Management Limited   SPV Management Limited   Management of special purpose
                         78 Cannon Street         companies
                         London EC4N 6HH


Richard Wise             Abbey National House     Retail Finance and Risk
                         2 Triton Square          Director
                         Regents Place
                         London NW1 3AN


     Richard Wise is an employee of the seller.

     The directors of SPV Management Limited are set out under the section "HOLDINGS" in this prospectus.

       The company secretary of Funding is:

       Abbey National Secretariat
       Services Limited
       Abbey National House
       2 Triton Square
       Regents Place
       London NW1 3AN

CAPITALISATION STATEMENT

     The following table shows the capitalisation of Funding as at 30th June, 2002:

                                                                           AS AT
                                                                 30TH JUNE, 2002
                                                                         (POUND)
                                                                 ---------------
AUTHORISED SHARE CAPITAL
Ordinary shares of (pound)1 each................................             100
                                                                 ---------------
ISSUED SHARE CAPITAL
Allotted and fully paid.........................................               2
                                                                 ---------------
Total issued share capital......................................               2
                                                                 ===============


     The following table shows the indebtedness of Funding as at 30th June, 2002, all of which is secured and unguaranteed and relates to the previous issues:


series 1 term AAA advance due July 2005 made by Holmes Financing (No. 1) PLC....(pound)    600,000,000

series 1 term AA advance due July 2040 made by Holmes Financing (No. 1) PLC.....(pound)     21,000,000

series 1 term BBB advance due July 2040 made by Holmes Financing (No. 1) PLC....(pound)     28,000,000

series 2 term AAA advance due July 2007 made by Holmes Financing (No. 1) PLC....(pound)    650,000,000

series 2 term AA advance due July 2040 made by Holmes Financing (No. 1) PLC.....(pound)     23,000,000

series 2 term BBB advance due July 2040 made by Holmes Financing (No. 1) PLC....(pound)     30,000,000

series 3 term AAA advance due July 2010 made by Holmes Financing (No. 1) PLC....(pound)    575,000,000

series 3 term AA advance due July 2040 made by Holmes Financing (No. 1) PLC.....(pound)     24,000,000

series 3 term BBB advance due July 2040 made by Holmes Financing (No. 1) PLC....(pound)     30,000,000

series 4 term AAA advance due July 2013 made by Holmes Financing (No. 1) PLC....(pound)    250,000,000

series 4 term AA advance due July 2040 made by Holmes Financing (No. 1) PLC.....(pound)     11,000,000

series 4 term BBB advance due July 2040 made by Holmes Financing (No. 1) PLC....(pound)     14,000,000

first start-up loan.............................................................(pound)     14,314,856

series 1 term AAA advance due July 2004 made by Holmes Financing (No. 2) PLC....(pound)    703,000,000

series 1 term AA advance due July 2040 made by Holmes Financing (No. 2) PLC.....(pound)     26,011,000

series 1 term BBB advance due July 2040 made by Holmes Financing (No. 2) PLC....(pound)     34,447,000

series 2 term AAA advance due July 2017 made by Holmes Financing (No. 2) PLC....(pound)    703,000,000

series 2 term AA advance due July 2040 made by Holmes Financing (No. 2) PLC.....(pound)     26,011,000

series 2 term BBB advance due July 2040 made by Holmes Financing (No. 2) PLC....(pound)     34,447,000

series 3 term AAA advance due July 2023 made by Holmes Financing (No. 2) PLC....(pound)    500,000,000

series 3 term AA advance due July 2040 made by Holmes Financing (No. 2) PLC.....(pound)     19,000,000

series 3 term BBB advance due July 2040 made by Holmes Financing (No. 2) PLC....(pound)     25,000,000

series 4 term AAA advance due July 2040 made by Holmes Financing (No. 2) PLC....(pound)    300,000,000

series 4 term AA advance due July 2040 made by Holmes Financing (No. 2) PLC.....(pound)     12,600,000

series 4 term BBB advance due July 2040 made by Holmes Financing (No. 2) PLC....(pound)     21,000,000

second start-up loan............................................................(pound)     14,267,973

series 1 term AAA advance due January 2005 made by Holmes Financing (No. 3) PLC.(pound)    750,000,000

series 1 term AA advance due July 2040 made by Holmes Financing (No. 3) PLC.....(pound)     23,000,000

series 1 term BBB advance due July 2040 made by Holmes Financing (No. 3) PLC....(pound)     37,500,000

series 2 term AAA advance due January 2007 made by Holmes Financing (No. 3) PLC.(pound)    750,000,000

series 2 term AA advance due July 2040 made by Holmes Financing (No. 3) PLC.....(pound)     23,000,000

series 2 term BBB advance due July 2040 made by Holmes Financing (No. 3) PLC....(pound)     37,500,000

series 3 term AAA advance due July 2040 made by Holmes Financing (No. 3) PLC....(pound)    500,000,000

series 3 term AA advance due July 2040 made by Holmes Financing (No. 3) PLC.....(pound)     15,000,000

series 3 term BBB advance due July 2040 made by Holmes Financing (No. 3) PLC....(pound)     31,000,000

third start-up loan.............................................................(pound)     18,299,115

series 1 term AAA advance due July 2015 made by Holmes Financing (No. 4) PLC....(pound)    765,000,000

series 1 term AA advance due July 2040 made by Holmes Financing (No. 4) PLC.....(pound)     26,500,000

series 1 term BBB advance due July 2040 made by Holmes Financing (No. 4) PLC....(pound)     39,500,000

series 2 term AAA advance due July 2008 made by Holmes Financing (No. 4) PLC....(pound)    490,000,000

series 2 term AA advance due July 2040 made by Holmes Financing (No. 4) PLC.....(pound)     22,000,000

series 2 term BBB advance due July 2040 made by Holmes Financing (No. 4) PLC....(pound)     33,000,000

series 3 term AAA advance due July 2040 made by Holmes Financing (No. 4) PLC....(pound)    850,000,000

series 3 term AA advance due July 2040 made by Holmes Financing (No. 4) PLC.....(pound)     25,000,000

series 3 term BBB advance due July 2040 made by Holmes Financing (No. 4) PLC....(pound)     36,000,000


series 3 term BB advance due July 2040 made by Holmes Financing (No. 4) PLC.....(pound)     50,000,000

series 4 term AAA advance due October 2009 made by Holmes Financing (No. 4) PLC.(pound)    350,000,000

series 4 term BBB advance due July 2040 made by Holmes Financing (No. 4) PLC....(pound)     11,000,000

series 4 term BB advance due July 2040 made by Holmes Financing (No. 4) PLC.....(pound)     19,000,000

fourth start-up loan............................................................(pound)      7,787,601

series 1 term AAA advance due October 2002 made by Holmes Financing (No. 5) PLC.(pound)    704,000,000

series 1 term AA advance due July 2040 made by Holmes Financing (No. 5) PLC.....(pound)     24,500,000

series 1 term BBB advance due July 2040 made by Holmes Financing (No. 5) PLC....(pound)     36,500,000

series 2 term AAA advances due October 2006 made by Holmes Financing
(No. 5) PLC.....................................................................(pound)    697,500,000

series 2 term AA advance due July 2040 made by Holmes Financing (No. 5) PLC.....(pound)     24,500,000

series 2 term BBB advance due July 2040 made by Holmes Financing (No. 5) PLC....(pound)     36,500,000

series 3 term AAA advance due October 2008/July 2040  made by Holmes Financing
(No. 5) PLC.....................................................................(pound)    875,000,000

series 3 term AA advance due July 2040 made by Holmes Financing (No. 5) PLC.....(pound)     33,000,000

series 3 term BBB advance due July 2040 made by Holmes Financing (No. 5) PLC....(pound)     47,500,000

fifth start-up loan.............................................................(pound)      5,199,379
                                                                                ----------------------
Total...........................................................................(pound) 12,083,384,924
                                                                                ======================


     Other than as set out in the preceding table, Funding has no loan capital, term loans, other borrowings or indebtedness or contingent liabilities or guarantees as at 30th June, 2002.

     There has been no material change in the capitalisation or contingent liabilities or guarantees of Funding since 30th June, 2002.


     In respect of indebtedness, since 30th June, 2002 the series 1 term AAA advance of principal amount (pound)703,000,000 made by Holmes Financing (No. 2) PLC, the series 1 term AA advance of principal amount (pound)25,011,000 made by Holmes Financing (No. 2) PLC, the series 1 term BBB advance of principal amount (pound)34,447,000 made by Holmes Financing (No. 2) PLC and the series 1 term AAA advance of principal amount (pound)323,000,000 made by Holmes Financing (No. 5) have been repaid.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF FUNDING

SOURCES OF CAPITAL AND LIQUIDITY

     Funding's source of capital is the previous term advances made to it by the previous issuers pursuant to the previous intercompany loan agreements and this will be increased by the issuer term advances made to it by the issuer pursuant to the issuer intercompany loan agreement.

     Funding's principal source of liquidity is earnings on its interest in the trust property, the first reserve fund, the second reserve fund and the Funding liquidity facility.

RESULTS OF OPERATIONS

     This prospectus does not include any historical or pro forma ratio of Funding's earnings to fixed charges. The earnings on its interest in the trust property, the interest costs of the issuer term advances it pays to the issuer pursuant to the issuer intercompany loan agreement, the interest costs of the previous term advances it pays to the previous issuers pursuant to the previous intercompany loan agreements and the related operating expenses are the principal components of Funding's results of operations. The income generated on its interest in the trust property will be used to pay principal and interest on the issuer intercompany loan to the issuer and on the previous intercompany loans to the previous issuers.

                              THE MORTGAGES TRUSTEE

INTRODUCTION

     The mortgages trustee was incorporated in England and Wales on 28th April, 2000 (registered number 3982431) as a private limited company under the Companies Act 1985. The authorised share capital of the mortgages trustee comprises 100 ordinary shares of (pound)1 each. The issued share capital of the mortgages trustee comprises two ordinary shares of (pound)1 each, both of which are beneficially owned by Holdings (see "HOLDINGS"). The registered office of the mortgages trustee is at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN.

     The mortgages trustee is organised as a special purpose company. The mortgages trustee has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the mortgages trustee.

     The principal objects of the mortgages trustee are set out in its memorandum of association and are, among other things, to:

     o invest and deal in mortgage loans secured on residential or other properties within England, Wales and Scotland;

     o invest in, buy, sell and otherwise acquire and dispose of mortgage loans, advances, other similar investments and all forms of security;

     o    carry on business as a money lender, financier and investor;

     o undertake and carry on all kinds of loan, financial and other operations; and

     o    act as trustee in respect of carrying on any of these objects.

     The mortgages trustee has not engaged, since its incorporation, in any material activities other than those incidental to the settlement of the trust property on the mortgages trustee or relating to the issue of previous notes by the previous issuers, changing its name from Trushelfco (No. 2655) Ltd. on 6th June, 2000, the authorisation of the issuer transaction documents referred to in this prospectus to which it is or will be a party and other matters which are incidental or ancillary to the foregoing. The mortgages trustee has no employees.

     The accounting reference date of the mortgages trustee is the last day of December.

DIRECTORS AND SECRETARY

     The following table sets out the directors of the mortgages trustee and their respective business addresses and occupations.


NAME                                            BUSINESS ADDRESS                         BUSINESS OCCUPATION
----                                            ----------------                         -------------------
Martin McDermott                                SPV Management Limited                   Executive Director of SPV Management
                                                78 Cannon Street                         Limited
                                                London EC4N 6HH

SPV Management Limited                          SPV Management Limited                   Management of special purpose companies
                                                78 Cannon Street
                                                London EC4N 6HH

Richard Wise                                    Abbey National House                     Retail Finance and Risk Director
                                                2 Triton Square
                                                Regents Place
                                                London NW1 3AN


     Richard Wise is an employee of the seller.

     The directors of SPV Management Limited are set out under the section "HOLDINGS" in this prospectus.

       The company secretary of the mortgages trustee is:


       Abbey National Secretariat
       Services Limited
       Abbey National House
       2 Triton Square
       Regents Place
       London NW1 3AN

                                    HOLDINGS

INTRODUCTION

     Holdings was incorporated in England and Wales on 29th December, 1998 (registered number 3689577) as a private limited company under the Companies Act 1985. The registered office of Holdings is at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN.

     Holdings has an authorised share capital of (pound)100 divided into 100 ordinary shares of (pound)1 each, of which two shares of (pound)1 each have been issued. Limited recourse loans were made by SPV Management Limited to Holdings in order for Holdings to acquire all of the issued share capital of the previous issuers, Funding, the mortgages trustee and PECOH Limited. A further limited loan has been made by SPV Management Limited to Holdings in order for Holdings to acquire all of the issued share capital of the issuer. SPV Management Limited holds all of the beneficial interest in the issued shares in Holdings on a discretionary trust for persons employed as nurses in the United Kingdom and for charitable purposes.

     Holdings is organised as a special purpose company.

     The principal objects of Holdings are set out in its memorandum of association and are, among other things, to:

     o    acquire and hold, by way of investments or otherwise; and

     o deal in or exploit in such manner as may from time to time be considered expedient,

all or any of the shares, stocks, debenture stocks, debentures or other interests of or in any company (including the previous issuers, the issuer, the mortgages trustee, Funding, and the post-enforcement call option holder).

     Holdings has not engaged in any other activities since its incorporation. Holdings has no employees.

     The accounting reference date of Holdings is the last day of December.

DIRECTORS AND SECRETARY

     The following table sets out the directors of Holdings and their respective business addresses and occupations.


NAME                              BUSINESS ADDRESS                   BUSINESS OCCUPATION
----                              ----------------                   -------------------
Martin McDermott                  SPV Management Limited             Executive Director of SPV
                                  78 Cannon Street                   Management Limited
                                  London EC4N 6HH

SPV Management Limited            SPV Management Limited             Management of special
                                  78 Cannon Street                   purpose companies
                                  London EC4N 6HH

Richard Wise                      Abbey National House               Retail Finance and Risk Director
                                  2 Triton Square
                                  Regents Place
                                  London NW1 3AN

     Richard Wise is an employee of the seller.

     The directors of SPV Management Limited and their respective occupations are:


NAME                              FUNCTION                                 PRINCIPAL ACTIVITIES
----                              --------                                 --------------------
Norma Closs                       Chairman and Chief Executive             Director of SPV Management Limited

Emmett Harmon                     Managing Director                        Director of SPV Management Limited

Anthony Raikes                    Executive Director                       Director of SPV Management Limited

Martin McDermott                  Executive Director                       Director of SPV Management Limited

James Fairrie                     Executive Director                       Director of SPV Management Limited

John Beeson                       Non-Executive Director                   Banker

Howard Cohen                      Non-Executive Director                   Banker

David Dupert                      Non-Executive Director                   Banker

David Roulston                    Non-Executive Director                   Banker

David Vanaskey                    Non-Executive Director                   Banker

     The business address of the directors of SPV Management Limited is 78 Cannon Street, London EC4N 6HH.

       The company secretary of Holdings is:


       Abbey National Secretariat
       Services Limited
       Abbey National House
       2 Triton Square
       Regents Place
       London NW1 3AN

                                  PECOH LIMITED

INTRODUCTION

     The post-enforcement call option holder was incorporated in England and Wales on 28th April, 2000 (registered number 3982397) as a private limited company under the Companies Act 1985. The registered office of the post-enforcement call option holder is Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN.

     The authorised share capital of the post-enforcement call option holder comprises 100 ordinary shares of (pound)1 each. The issued share capital of the post-enforcement call option holder comprises two ordinary shares of (pound)1 each, both of which are beneficially owned by Holdings.

     The post-enforcement call option holder is organised as a special purpose company. The post-enforcement call option holder has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the post-enforcement call option holder.

     The principal objects of the post-enforcement call option holder are as set out in its memorandum of association and are, among others, to hold bonds, notes, obligations and securities issued or guaranteed by any company and any options or rights in respect of them. The post-enforcement call option holder has not engaged since its incorporation in any material activities other than changing its name from Trushelfco (No. 2657) Ltd. on 6th June, 2000 and those activities relating to the previous issues by the previous issuers and those incidental to the authorising of the issuer transaction documents referred to in this prospectus to which it is or will be a party and other matters which are incidental to those activities. The post-enforcement call option holder has no employees.

     The accounting reference date of the post-enforcement call option holder is the last day of December.

DIRECTORS AND SECRETARY

     The following table sets out the directors of the post-enforcement call option holder and their respective business addresses and occupations.



NAME                              BUSINESS ADDRESS                BUSINESS OCCUPATION
----                              ----------------                -------------------
Martin McDermott                  SPV Management Limited          Executive Director of SPV
                                  78 Cannon Street                Management Limited
                                  London EC4N 6HH

SPV Management Limited            SPV Management Limited          Management of special
                                  78 Cannon Street                purpose companies
                                  London EC4N 6HH

Richard Wise                      Abbey National House            Retail Finance and Risk Director
                                  2 Triton Square
                                  Regents Place
                                  London NW1 3AN


     Richard Wise is an employee of the seller.

     The directors of SPV Management Limited are set out under the section "HOLDINGS" in this prospectus.

       The company secretary of the post-enforcement call option holder is:


       Abbey National Secretariat
       Services Limited
       Abbey National House
       2 Triton Square
       Regents Place
       London NW1 3AN

                       THE ISSUER CURRENCY SWAP PROVIDERS

                                      [___]

                     THE ISSUER LIQUIDITY FACILITY PROVIDER

BARCLAYS BANK PLC

     Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered and head office at 54 Lombard Street, London EC3P 3AH. Barclays Bank PLC was incorporated on 7 August 1925 under the Colonial Bank Act 1925 and on 4 October 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on 1 January 1985, Barclays Bank was re-registered as a public limited company and its name was changed from "BARCLAYS BANK INTERNATIONAL LIMITED" to "BARCLAYS BANK PLC".

     Barclays Bank PLC and its subsidiary undertakings (taken together, the "GROUP") are a United Kingdom based financial services group engaged primarily in the banking, investment banking and asset management businesses. In terms of assets employed, it is one of the largest financial services groups in the United Kingdom. The Group also operates in many other countries around the world and is one of the leading providers of co-ordinated global services to multinational corporations and financial institutions in the world's main financial centres. The whole of the issued ordinary share capital of Barclays Bank PLC is owned by Barclays PLC, which is the ultimate holding company of the Group.

     The short term unsecured obligations of Barclays Bank PLC are rated A-1+ by S&P, P-1 by Moody's and F1+ by Fitch Ratings Limited and the long term obligations of Barclays Bank PLC are rated Aa1 by Moody's, AA by S&P and AA by Fitch Ratings Limited.

     As at 30th June 2002, the Group had total assets of (pound)389,753 million, total net loans and advances of (pound)256,866 million, total deposits of (pound)254,719 million and shareholders funds of (pound)15,124 million.

     As at 31st December 2001, the Group had total assets of (pound)356,649 million, total net loans and advances of (pound)228,382 million, total deposits of (pound)231,195 million and shareholders funds of (pound)16,380 million (including non-equity of (pound)1,872 million). As at 31st December 2000, the Group had total assets of (pound)316,190 million, total net loans and advances of (pound)198,536 million, total deposits of (pound)208,724 million and shareholders funds of (pound)14,679 million (including non-equity reserves of (pound)1,492 million).

     The unaudited profit before taxation of the Group in respect of the half year ended 30th June 2002 was (pound)1,749 million after charging net provisions for bad and doubtful debts of (pound)713 million.

     The audited profit before taxation of the Group in respect of the year ended 31st December 2001 was (pound)3,606 million after charging net provisions for bad and doubtful debts of (pound)1,149 million. The audited profit before taxation of the Group in respect of the year ended 31 December 2000, was (pound)3,496 million after charging provisions for bad and doubtful debts of (pound)817 million.

             DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES
                       AND THE PREVIOUS INTERCOMPANY LOANS

     The previous issuers, Holmes Financing (No. 1) PLC, Holmes Financing (No.
2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC and Holmes Financing (No. 5) PLC, are each a public limited company incorporated in England and Wales. The registered office of each previous issuer is Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN. The telephone number of each previous issuer is (44) 20 7612 4000. The previous issuers are each a special purpose company whose purpose is to have issued the previous notes that represent their respective asset-backed obligations and to have lent an amount equal to the proceeds of the previous notes to Funding under their respective previous intercompany loans. Each of the previous issuers does not engage in any activities that are unrelated to these purposes.

     The seller has been appointed as the cash manager for each of the previous issuers to manage its bank accounts, to determine the amounts of and arrange payments of monies to be made by it and keep certain records on its behalf. The seller has also been appointed as an account bank for each of the previous issuers to provide banking services to it.

     The following tables summarise the principal features of the previous notes. In each table, references to "PREVIOUS NOTES" are references to the previous notes issued by the relevant previous issuer, the notes of which previous issuer are described in that table.



                                      CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 1) PLC
             -------------------------------------------------------------------------------------------------------------------
             SERIES 1            SERIES 1            SERIES 1           SERIES 2             SERIES 2             SERIES 2
             CLASS A             CLASS B             CLASS C            CLASS A              CLASS B              CLASS C
             ------------        ---------------     ------------       ----------------     ------------         --------------
Principal    $900,000,000        $31,500,000         $42,000,000        $975,000,000         $34,500,000          $45,000,000
amount:

Credit       Subordination of    Subordination of    The reserve funds  Subordination of     Subordination of     The reserve funds
enhancement: the class B         the class C                            the class B          the class C
             previous notes and  previous notes and                     previous notes and   previous notes and
             the class C         the reserve funds                      the class C          the reserve funds
             previous notes and                                         previous notes and
             the reserve funds                                          the reserve funds

Interest     Three-month         Three-month         Three-month        Three-month          Three-month          Three-month
rate:        USD-LIBOR + margin  USD-LIBOR + margin  USD-LIBOR + margin USD-LIBOR + margin   USD-LIBOR + margin   USD-LIBOR + margin

Margin:      0.14% p.a.          0.38% p.a.          1.03% p.a.         0.19% p.a            0.41% p.a.           1.15% p.a.

Until        July 2010           July 2010           July 2010          July 2010            July 2010            July 2010
interest
payment
date
falling in:

And          N/A                 1.38% p.a.          2.03% p.a.         N/A                  1.41% p.a.           2.15% p.a.
thereafter:

Scheduled    July 2003           N/A                 N/A                July 2005            N/A                  N/A
redemption
date:

Outstanding  $900,000,000        $31,500,000         $42,000,000        $975,000,000         $34,500,000          $45,000,000
balance at
last payment
date:

Interest     Actual/360          Actual/360          Actual/360         Actual/360           Actual/360           Actual/360
accrual
method:

Interest     Quarterly in arrear on the interest payment dates falling in January, April, July and October of each year payment
dates:

First        October 2000        October 2000        October 2000       October 2000         October 2000         October 2000
interest
payment
date:

Final        July 2005           July 2040           July 2040          July 2007            July 2040            July 2040
maturity
date:

Listing:     UK Listing          UK Listing          UK Listing         UK Listing           UK Listing           UK Listing
             Authority and       Authority and       Authority and      Authority and        Authority and        Authority and
             London Stock        London Stock        London Stock       London Stock         London Stock         London Stock
             Exchange            Exchange            Exchange           Exchange             Exchange             Exchange

Rating       AAA/Aaa/AAA         AA/Aa3/AA           BBB/Baa2/BBB       AAA/Aaa/AAA          AA/Aa3/AA            BBB/Baa2/BBB
(S&P/
Moody's/
Fitch):



                                   CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 1) PLC
             -----------------------------------------------------------------------------------------------------------------------
             SERIES 3         SERIES 3           SERIES 3         SERIES 3         SERIES 4          SERIES 4         SERIES 4
             CLASS A1         CLASS A2           CLASS B          CLASS C          CLASS A           CLASS B          CLASS C
             ---------------  -----------------  ---------------  --------------   ---------------   --------------   --------------
Principal    (pd)375,000,000  (euro)320,000,000 (pd)24,000,000   (pd)30,000,000   (pd)250,000,000   (pd)11,000,000   (pd)14,000,000
amount:

Credit       Subordination    Subordination      Subordination    The reserve      Subordination     Subordination    The reserve
enhancement: of the class     of the class       of the class     funds            of the class      of the class     funds
             B previous       B previous         C previous                        B previous        C previous
             notes and        notes and          notes and                         notes and         notes and
             the class C      the class C        the reserve                       the class C       the reserve
             previous         previous           funds                             previous          funds
             notes and        notes and                                            notes and
             the reserve      the reserve                                          the reserve
             funds            funds                                                funds

Interest     Three-month      Three-month        Three-month      Three-month      6.62% p.a.        Three-month      Three-month
rate:        sterling         EURIBOR +          sterling         sterling         until the         sterling         sterling
             LIBOR +          margin             LIBOR +          LIBOR +          interest          LIBOR +          LIBOR +
             margin                              margin           margin           payment date      margin           margin
                                                                                   in July 2010
                                                                                   and then
                                                                                   three-month
                                                                                   sterling
                                                                                   LIBOR +
                                                                                   margin

Margin:      0.26% p.a.       0.26% p.a.         0.45% p.a.       1.60% p.a.       N/A               0.62% p.a.       1.75% p.a.

Until        July 2010        July 2010          July 2010        July 2010        July 2010         July 2010        July 2010
interest
payment
date
falling in:

And          N/A              N/A                1.45% p.a.       2.60% p.a.       1.25% p.a.        1.62% p.a.       2.75% p.a.
thereafter:

Scheduled    July 2007        July 2007          N/A              N/A              July 2010         N/A              N/A
redemption
date:

Outstanding  (pound)          (euro)             (pound)          (pound)          (pound)           (pound)          (pound)
balance at   375,000,000      320,000,000        24,000,000       30,000,000       250,000,000       11,000,000       14,000,000
last payment
date:

Interest     Actual/365       Actual/360         Actual/365       Actual/365       Actual/365        Actual/365       Actual/365
accrual
method:

Interest     For the series 3 previous notes, the series 4 class B previous notes and the series 4 class C previous notes,
payment      quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. For
dates:       the series 4 class A previous n including) the interest payment in July 2010, interest will be paid semi-annually in arrear on the 15th day in January and July of each year (subject to payment being made on business days). If a trigger event occurs or the issuer security is enforced prior to the interest payment date in July, 2010, principal amounts due and payable on the series 4 class A previous notes will be paid quarterly on the interest payment dates falling in January, April, July and October of each year. After the interest payment date in July, 2010 interest and principal on the series 4 class A previous notes will be paid quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First        October 2000     October 2000       October 2000     October 2000     January 2001      October 2000     October 2000
interest
payment
date:

Final        July 2010        July 2010          July 2040        July 2040        July 2013         July 2040        July 2040
maturity
date:

Listing:     UK Listing       UK Listing         UK Listing       UK Listing       UK Listing        UK Listing       UK Listing
             Authority and    Authority and      Authority and    Authority and    Authority and     Authority and    Authority and
             London Stock     London Stock       London Stock     London Stock     London Stock      London Stock     London Stock
             Exchange         Exchange           Exchange         Exchange         Exchange          Exchange         Exchange

Rating       AAA/Aaa/AAA      AAA/Aaa/AAA        AA/Aa3/AA        BBB/Baa2/BBB     AAA/Aaa/AAA       AA/Aa3/AA        BBB/Baa2/BBB
(S&P/
Moody's/
Fitch):



                                     CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 2) PLC
             ---------------------------------------------------------------------------------------------------------------------
             SERIES 1            SERIES 1            SERIES 1           SERIES 2             SERIES 2             SERIES 2
             CLASS A             CLASS B             CLASS C            CLASS A              CLASS B              CLASS C
             --------------      ----------------    -------------      ---------------      ---------------      ----------------
Principal    $1,000,000,000      $37,000,000         $49,000,000        $1,000,000,000       $37,000,000          $49,000,000
amount:

Credit       Subordination of    Subordination of    The reserve        Subordination of     Subordination of     The reserve
enhancement: the class B         the class C         funds              the class B          the class C          funds
             previous notes      previous notes                         previous notes       previous notes
             and the class C     and the reserve                        and the class C      and the reserve
             previous notes      funds                                  previous notes       funds
             and the reserve                                            and the reserve
             funds                                                      funds

Interest     Three-month         Three-month         Three-month        Three-month          Three-month          Three-month
rate:        USD-LIBOR + margin  USD-LIBOR + margin  USD-LIBOR + margin LIBOR + margin       USD-LIBOR + margin   USD-LIBOR + margin

Margin:      0.09% p.a.          0.35% p.a.          1.20% p.a.         0.18% p.a.           0.44% p.a.           1.35% p.a.

Until        October 2007        October 2007        October 2007       October 2007         October 2007         October 2007
interest
payment
date
falling in:

And          N/A                 1.35% p.a.          2.20% p.a.         0.36% p.a.           1.44% p.a.           2.35% p.a.
thereafter:

Scheduled    July 2002           N/A                 N/A                October 2003,        N/A                  N/A
redemption                                                              January 2004,
date:                                                                   April 2004 and
                                                                        July 2004

Outstanding  Nil                 Nil                 Nil                $1,000,000,000       $37,000,000          $49,000,000
balance at
last payment
date:

Interest     Actual/360          Actual/360          Actual/360         Actual/360           Actual/360           Actual/360
accrual
method:

Interest     Quarterly in arrear on the interest payment dates falling in January, April, July and October of each year payment
dates:

First        16th January,       16th January,       16th January,      16th January,        16th January,        16th January,
interest     2001                2001                2001               2001                 2001                 2001
payment
date:

Final        July 2004           July 2040           July 2040          July 2017            July 2040            July 2040
maturity
date:

Listing:     UK Listing          UK Listing          UK Listing         UK Listing           UK Listing           UK Listing
             Authority and       Authority and       Authority and      Authority and        Authority and        Authority and
             London Stock        London Stock        London Stock       London Stock         London Stock         London Stock
             Exchange            Exchange            Exchange           Exchange             Exchange             Exchange

Rating       AAA/Aaa/AAA         AA/Aa3/AA           BBB/Baa2/BBB       AAA/Aaa/AAA          AA/Aa3/AA            BBB/Baa2/BBB
(S&P/
Moody's/
Fitch):


                                      CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 2) PLC
             ---------------------------------------------------------------------------------------------------------------------
             SERIES 3            SERIES 3            SERIES 3           SERIES 4             SERIES 4             SERIES 4
             CLASS A             CLASS B             CLASS C            CLASS A              CLASS B              CLASS C
             ------------------  ------------------  -----------------  ------------------   -----------------    ----------------
Principal    (pound)500,000,000  (pound)19,000,000   (pound)25,000,000  (euro)500,000,000    (euro)21,000,000     (euro)35,000,000
amount:

Credit       Subordination of    Subordination of    The reserve        Subordination of     Subordination of     The reserve
enhancement: the class B         the class C         funds              the class B          the class C          funds
             previous notes      previous notes                         previous notes       previous notes
             and the class C     and the reserve                        and the class C      and the reserve
             previous notes      funds                                  previous notes       funds
             and the reserve                                            and the reserve
             funds                                                      funds

Interest     Three-month         Three-month         Three-month        Three-month          Three-month          Three-month
rate:        sterling LIBOR +    sterling LIBOR +    sterling LIBOR +   EURIBOR + margin     EURIBOR + margin     EURIBOR + margin
             margin              margin              margin

Margin:      0.24% p.a.          0.45% p.a.          1.50% p.a.         0.27% p.a.           0.50% p.a.           1.60% p.a.

Until        October 2007        October 2007        October 2007       October 2007         October 2007         October 2007
interest
payment
date
falling in:

And          0.48% p.a.          1.45% p.a.          2.50% p.a.         0.54% p.a.           1.50% p.a.           2.60% p.a.
thereafter:

Scheduled    October 2005,       N/A                 N/A                N/A                  N/A                  N/A
redemption   January 2006,
date:        April 2006 and
             July 2006

Outstanding  (pound)500,000,000  (pound)19,000,000   (pound)25,000,000  (euro)500,000,000    (euro)21,000,000     (euro)35,000,000
balance
at last
payment
date:

Interest     Actual/365          Actual/365          Actual/365         Actual/360           Actual/360           Actual/360
accrual
method:

Interest     Quarterly in arrear on the interest payment dates falling in January, April, July and October of each year payment
dates:

First        16th January,       16th January,       16th January,      16th January,        16th January,        16th January,
interest     2001                2001                2001               2001                 2001                 2001
payment
date:

Final        July 2023           July 2040           July 2040          July 2040            July 2040            July 2040
maturity
date:

Listing:     UK Listing          UK Listing          UK Listing         UK Listing           UK Listing           UK Listing
             Authority and       Authority and       Authority and      Authority and        Authority and        Authority and
             London Stock        London Stock        London Stock       London Stock         London Stock         London Stock
             Exchange            Exchange            Exchange           Exchange             Exchange             Exchange

Rating       AAA/Aaa/AAA         AA/Aa3/AA           BBB/Baa2/BBB       AAA/Aaa/AAA          AA/Aa3/AA            BBB/Baa2/BBB
(S&P/
Moody's/
Fitch):



                                   CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 3) PLC
             -------------------------------------------------------------------------------------------------------------------
             SERIES 1            SERIES 1            SERIES 1           SERIES 2             SERIES 2             SERIES 2
             CLASS A             CLASS B             CLASS C            CLASS A              CLASS B              CLASS C
             ---------------     ----------------    ---------------    ---------------      ----------------     --------------
Principal    $1,060,000,000      $32,500,000         $53,000,000        $1,060,000,000       $32,500,000          $53,000,000
amount:

Credit       Subordination of    Subordination of    The reserve        Subordination of     Subordination of     The reserve
enhancement: the class B         the class C         funds              the class B          the class C          funds
             previous notes      previous notes                         previous notes       previous notes
             and the class C     and the reserve                        and the class C      and the reserve
             previous notes      funds                                  previous notes       funds
             and the reserve                                            and the reserve
             funds                                                      funds

Interest     Three-month         Three-month         Three-month        Three-month          Three-month          Three-month
rate:        USD-LIBOR + margin  USD-LIBOR + margin  LIBOR + margin     USD-LIBOR + margin   USD-LIBOR + margin   USD-LIBOR + margin

Margin:      0.12% p.a.          0.35% p.a.          1.20% p.a.         0.16% p.a.           0.40% p.a.           1.27% p.a.

Until        July 2006           July 2006           July 2006          July 2006            July 2006            July 2006
interest
payment
date
falling in:

And          N/A                 0.70% p.a.          2.20% p.a.         0.16% p.a.           0.80% p.a.           2.27% p.a.
thereafter:

Scheduled    January 2003        N/A                 N/A                January 2005         N/A                  N/A
redemption
date:

Outstanding  $1,060,000,000      $32,500,000         $53,000,000        $1,060,000,000       $32,500,000          $53,000,000
balance
at last
payment
date:

Interest     Actual/360          Actual/360          Actual/360         Actual/360           Actual/360           Actual/360
accrual
method:

Interest     Quarterly in arrear on the interest payment dates falling in January, April, July and October of each year payment
dates:

First        16th July,          16th July,          16th July,         16th July,           16th July,           16th July,
interest     2001                2001                2001               2001                 2001                 2001
payment
date:

Final        January 2005        July 2040           July 2040          January 2007         July 2040            July 2040
maturity
date:

Listing:     UK Listing          UK Listing          UK Listing         UK Listing           UK Listing           UK Listing
             Authority and       Authority and       Authority and      Authority and        Authority and        Authority and
             London Stock        London Stock        London Stock       London Stock         London Stock         London Stock
             Exchange            Exchange            Exchange           Exchange             Exchange             Exchange

Ratings      AAA/Aaa/AAA         AA/Aa3/AA           BBB/Baa2/BBB       AAA/Aaa/AAA          AA/Aa3/AA            BBB/Baa2/BBB
(S&P/
Moody's/
Fitch):


                                           CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 3) PLC
                               -----------------------------------------------------------------------------------------------------
                               SERIES 3                             SERIES 3                            SERIES 3
                               CLASS A                              CLASS B                             CLASS C
                               ------------------------------       ------------------------------      ----------------------------
Principal amount:              (euro)805,000,000                    (euro)24,000,000                    (euro)50,000,000

Credit enhancement:            Subordination of the class B         Subordination of the class C        The reserve funds
                               previous notes and the class C       previous notes and the reserve
                               previous notes and the reserve       funds
                               funds

Interest rate:                 Three-month EURIBOR + margin         Three-month EURIBOR + margin        Three-month EURIBOR + margin

Margin:                        0.24% p.a.                           0.40% p.a.                          1.50% p.a.

Until interest payment         July 2006                            July 2006                           July 2006
date falling in:

And thereafter:                0.48% p.a.                           0.80% p.a.                          2.50% p.a.

Scheduled redemption date:     N/A                                  N/A                                 N/A

Outstanding balance at         (euro)805,000,000                    (euro)24,000,000                    (euro)50,000,000
last payment date:

Interest accrual method:       Actual/360                           Actual/360                          Actual/360

Interest payment dates:        Quarterly in arrear on the interest payment dates falling
                               in January, April, July and October of each year

First interest payment         16th July, 2001                      16th July, 2001                     16th July, 2001
date:

Final maturity date:           July 2040                            July 2040                           July 2040

Listing:                       UK Listing Authority and             UK Listing Authority and            UK Listing Authority
                               London Stock Exchange                London Stock Exchange               and London Stock Exchange

Ratings (S&P/Moody's/          AAA/Aaa/AAA                          AA/Aa3/AA                           BBB/Baa2/BBB
Fitch):



                                      CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 4) PLC
             ----------------------------------------------------------------------------------------------------------------------
             SERIES 1            SERIES 1            SERIES 1           SERIES 2             SERIES 2             SERIES 2
             CLASS A             CLASS B             CLASS C            CLASS A              CLASS B              CLASS C
             ---------------     ----------------    ----------------   -----------------    ----------------     ----------------
Principal    $1,050,000,000      $36,500,000         $54,500,000        (euro)800,000,000    (euro)35,800,000     (euro)53,800,000
amount:

Credit       Subordination of    Subordination of    Subordination of   Subordination of     Subordination of     Subordination of
enhancement: the class B         the class C         the class D        the class B          the class C          the class D
             previous notes,     previous notes      previous notes     previous notes,      previous notes       previous notes
             the class C         and the class D     and the reserve    the class C          and the class D      an the reserve
             previous notes      previous notes      funds              previous notes       previous notes       funds
             and the class D     and the reserve                        and the class D      and the reserve
             previous notes      funds                                  previous notes       funds
             and the reserve                                            and the reserve
             funds                                                      funds

Interest     Three-month         Three-month         Three-month        5.05% until the      Three-month          Three-month
rate:        USD-LIBOR + margin  USD-LIBOR + margin  USD-LIBOR + margin interest payment     EURIBOR + margin     EURIBOR + margin
                                                                        date in July
                                                                        2006 and then
                                                                        three-month
                                                                        EURIBOR + margin

Margin:      0.19% p.a.          0.39% p.a.          1.20% p.a.         N/A                  0.40% p.a.           1.45% p.a.

Until        July 2006           July 2006           July 2006          July 2006            July 2006            July 2006
interest
payment
date
falling in:

And          0.38% p.a.          0.78% p.a.          2.20% p.a.         0.48% p.a.           0.80% p.a.           2.45% p.a.
thereafter:

Scheduled    October 2003,       N/A                 N/A                July 2006            N/A                  N/A
redemption   January 2004,
date(s):     April 2004,
             July 2004

Outstanding  $1,050,000,000      $36,500,000         $54,500,000        (euro)800,000,000    (euro)35,800,000     (euro)53,800,000
balance
at last
payment
date:

Interest     Actual/360          Actual/360          Actual/360         Actual/Actual        Actual/360           Actual/360
accrual                                                                 (ISMA) until the
method:                                                                 interest payment
                                                                        date in July
                                                                        2006 and then
                                                                        Actual/360

Interest     For all of these previous notes (other than the series 2 class A previous notes), quarterly in arrear on the interest
payment      payment dates falling in January, April, July and October of each year. For the series 2 class A previous notes,
dates:       until (and including) the interest payment date falling in July 2006, interest will be payable annually in arrear on the 15th day in July of each year (subject to payment being made on business days). If a trigger event occurs or the previous issuer security is enforced prior to the interest payment date falling in July 2006, principal and interest amounts due and payable on the series 2 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. After the interest payment date falling in
             July 2006, interest and principal on the series 2 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First        15th October,       15th October,       15th October,      15th July,           15th October,        15th October,
interest     2001                2001                2001               2002                 2001                 2001
payment
date:

Final        July 2015           July 2040           July 2040          July 2008            July 2040            July 2040
maturity
date:

Listing:     UK Listing          UK Listing          UK Listing         UK Listing           UK Listing           UK Listing
             Authority and       Authority and       Authority and      Authority and        Authority and        Authority and
             London Stock        London Stock        London Stock       London Stock         London Stock         London Stock
             Exchange            Exchange            Exchange           Exchange             Exchange             Exchange

Ratings      AAA/Aaa/AAA         AA/Aa3/AA           BBB/Baa2/BBB       AAA/Aaa/AAA          AA/Aa3/AA            BBB/Baa2/BBB
(S&P/
Moody's/
Fitch):



                                       CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 4) PLC
             --------------------------------------------------------------------------------------------------------------------
             SERIES 3         SERIES 3           SERIES 3         SERIES 3         SERIES 3         SERIES 3           SERIES 3
             CLASS A1         CLASS A2           CLASS B          CLASS C          CLASS D1         CLASS D2           CLASS D3
             ---------------  --------------     -------------    --------------   --------------   ----------------   -----------
Principal    (pd)550,000,000  $410,000,000       $34,500,000      $49,500,000      (pd)30,000,000   (euro)27,000,000   $5,000,000
amount:

Credit       Subordination    Subordination      Subordination    Subordination
enhancement: of the class     of the class       of the class     of the class
             B previous       B previous         C previous       D previous
             notes, the       notes, the         notes and        notes and
             class C          class C            the class D      the reserve
             previous         previous           previous         funds
             notes and        notes and          notes and
             the class D      the class D        the reserve
             previous         previous           funds
             notes and        notes and
             the reserve      the reserve
             funds            funds

Interest     Three-month      Three-month        Three-month      Three-month      Three-month      Three-month        Three-month
rate:        sterling         USD-LIBOR +        USD-LIBOR +      USD-LIBOR +      sterling         EURIBOR +          USD-LIBOR +
             LIBOR +          margin             margin           margin           LIBOR +          margin             margin
             margin                                                                margin

Margin:      0.23% p.a.       0.23% p.a.         0.44% p.a.       1.30% p.a.       4.75% p.a.       4.50% p.a.         4.50% p.a.

Until        July 2006        July 2006          July 2006        July 2006        July 2006        July 2006          July 2006
interest
payment
date
falling in:

And          0.46% p.a.       0.46% p.a.         0.88% p.a.       2.30% p.a.       5.75% p.a.       5.50% p.a.         5.50% p.a.
thereafter:

Scheduled    N/A              N/A                N/A              N/A              N/A              N/A                N/A
redemption
date:

Outstanding  (pd)550,000,000  $410,000,000       $34,500,000      $49,500,000      (pd)30,000,000   (euro)27,000,000   $5,000,000
balance at
last
payment
date:

Interest     Actual/365       Actual/360         Actual/360       Actual/360       Actual/365       Actual/360         Actual/360
accrual
method:

Interest     For all of these previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and
payment      October of each year
dates:

First        15th October,    15th October,      15th October,    15th October,    15th October,    15th October,      15th October,
interest     2001             2001               2001             2001             2001             2001               2001
payment
date:

Final        July 2040        July 2040          July 2040        July 2040        July 2040        July 2040          July 2040
maturity
date:

Listing:     UK Listing       UK Listing         UK Listing       UK Listing       UK Listing       UK Listing         UK Listing
             Authority and    Authority and      Authority and    Authority and    Authority and    Authority and      Authority and
             London Stock     London Stock       London Stock     London Stock     London Stock     London Stock       London Stock
             Exchange         Exchange           Exchange         Exchange         Exchange         Exchange           Exchange

Ratings
(S&P/        AAA/Aaa/AAA      AAA/Aaa/AAA        AA/Aa3/AA        BBB/Baa2/BBB     BB/Ba2/BB        BB/Ba2/BB          BB/Ba2/BB
Moody's/
Fitch):

*    Credit enhancement provided by the class D issuer notes is subject to the circumstances in which the class D issuer notes can be repaid.


                                              CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 4) PLC
                               -------------------------------------------------------------------------------------------------
                               SERIES 4                           SERIES 4                          SERIES 4
                               CLASS A                            CLASS B                           CLASS C
                               ----------------------------       ----------------------------      ----------------------------
Principal amount:              CHF850,000,000                     (pound)11,000,000                 (pound)19,000,000

Credit enhancement:            Subordination of the class B       Subordination of the class C      Subordination of the class D
                               issuer notes, the class C          issuer notes and the class D      issuer notes and the reserve
                               issuer notes and the class D       issuer notes and the reserve      funds
                               issuer notes and the reserve       funds
                               funds

Interest rate:                 3.50% until the interest           Three-month sterling LIBOR        Three-month sterling LIBOR
                               payment date in October 2006       + margin                          + margin
                               and then three-month
                               CHF-LIBOR + margin

Margin:                        N/A                                0.43% p.a.                        1.50% p.a.

Until interest                 October 2006                       October 2006                      October 2006
payment date
falling in:

And thereafter:                0.36% p.a.                         0.86% p.a.                        2.50% p.a.

Scheduled redemption           October 2006                       N/A                               N/A
date:


Outstanding balance at         CHF850,000,000                    (pound)11,000,000                 (pound)19,000,000
last payment date:

Interest accrual               30/360 until the interest          Actual/365                        Actual/365
method:                        payment date in  October 2006
                               and then Actual/360

Interest payment               For all of these previous notes (other than the series 4 class A issuer notes), quarterly in
dates:                         arrear on the interest payment dates falling in January, April, July and October of each year. For the series 4 class A previous notes, until (and including) the interest payment date falling in October 2006, interest will be payable annually in arrear on the 15th day in
                               October of each year (subject to payment being made on business days). If a trigger event occurs or the issuer security is enforced prior to the interest payment date falling in
                               October 2006, principal and interest amounts due and payable on the series 4 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in
                               January, April, July and October of each year. After the interest payment date falling in
                               October 2006, interest and principal on the series 4 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and
                               October of each year.

First interest                 15th October, 2001                   15th October, 2001                  15th October, 2001
payment date:

Final maturity                 October 2009                         July 2040                           July 2040
date:

Ratings (S&P/Moody's/          AAA/Aaa/AAA                          AA/Aa3/AA                           BBB/Baa2/BBB
Fitch):



                                    CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 5) PLC
             ---------------------------------------------------------------------------------------------------------------------
             SERIES 1            SERIES 1            SERIES 1           SERIES 2             SERIES 2             SERIES 2
             CLASS A             CLASS B             CLASS C            CLASS A1             CLASS A2             CLASS B
             -----------------   ---------------     -------------      ---------------      ---------------      --------------
Principal    $1,000,000,000      $35,000,000         $52,000,000        $750,000,000         CHF400,000,000       $35,000,000
amount:

Credit       Subordination of    Subordination of    The reserve        Subordination of     Subordination of     Subordination of
enhancement: the class B         the class C         funds              the class B          the class B          the class C
             previous notes      previous notes                         previous notes       previous notes       previous notes
             and the class C     and the reserve                        and the class C      and the class C      and the reserve
             previous notes      funds                                  previous notes       previous notes       the reserve
             and the reserve                                            and the reserve      and previous         funds
             funds                                                      funds                notes and the
                                                                                             reserve funds

Interest     One-month           Three-month         Three-month        Three-month          2.5% p.a. until      Three-month
rate:        USD-LIBOR +         USD-LIBOR +         USD-LIBOR +        USD-LIBOR +          the interest         USD-LIBOR +
             margin              margin              margin             margin               payment date in      margin
                                                                                             October 2004 and
                                                                                             then three-month
                                                                                             CHF LIBOR +
                                                                                             margin

Margin:      0.01% p.a.          0.35% p.a.          1.35% p.a.         0.20% p.a.           N/A                  0.43% p.a.

Until        October 2002        October 2006        October 2006       October 2006         October 2004         October 2006
interest
payment
date
falling in:

And          N/A                 0.70% p.a.          2.35% p.a.         N/A                  0.22% p.a.           0.86% p.a.
thereafter:

Scheduled    July 2002 and       N/A                 N/A                October 2004         October 2004         N/A
redemption   October 2002
date(s):

Outstanding  Nil                 $35,000,000         $52,000,000        $750,000,000         CHF400,000,000       $35,000,000
balance
at last
payment
date:

Interest     Actual/360          Actual/360          Actual/360         Actual/360           30/360 until the     Actual/360
accrual                                                                                      interest payment
method:                                                                                      date in October
                                                                                             2004 and then
                                                                                             Actual/360

Interest     For the series 1 class A previous notes, monthly in arrear on the interest payment date falling in each
payment      consecutive month. For the other series 1 previous notes and for all of the series 2 previous notes (other than
dates:       the series 2 class A2 previous notes), quarterly in arrear on the interest payment dates falling in January,
             April, July and October of each year. For the series 2 class A2 previous notes, until (and including) the interest payment date falling in October 2004, interest will be payable annually in arrear on the 15th day in
             October of each year (subject to payment being made on business days). If a trigger event occurs or the previous issuer security is enforced prior to the interest payment date falling in October 2002, interest and principal due and payable on the series 1 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October in 2002, as applicable. If a trigger event occurs or the previous issuer security is enforced prior to the interest payment date falling in October 2004, interest and principal due and payable on the series 2 class A2 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. After the interest payment date falling in October 2004, interest and principal on the series 2 class A2 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First        17th December,      15th January,       15th January,      15th January,        15th October,        15th January,
interest     2001                2002                2002               2002                 2002                 2002
payment
date:

Final        October 2002        July 2040           July 2040          October 2006         October 2006         July 2040
maturity
date:

Listing:     UK Listing          UK Listing          UK Listing         UK Listing           SWX Swiss Exchange   UK Listing
             Authority and       Authority and       Authority and      Authority and                             Authority and
             London Stock        London Stock        London Stock       London Stock                              London Stock
             Exchange            Exchange            Exchange           Exchange                                  Exchange

Ratings      A-1+/P-1/F1+        AA/Aa3/AA           BBB/Baa2/BBB       AAA/Aaa/AAA          AAA/Aaa/AAA          AA/Aa3/AA
(S&P/
Moody's/
Fitch):



                                                    CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 5) PLC
                            --------------------------------------------------------------------------------------------------

                            SERIES 2            SERIES 3           SERIES 3             SERIES 3             SERIES 3
                            CLASS C             CLASS A1           CLASS A2             CLASS B              CLASS C
                            -------------       -----------------  ------------------   ----------------     -----------------
Principal amount:           $52,000,000         (euro)600,000,000  (pound)500,000,000   (euro)53,000,000     (euro)76,000,000

Credit enhancement:         The reserve         Subordination of   Subordination of     Subordination of     The reserve
                            funds               the class B        the class B          the class C          funds
                                                previous notes     previous notes       previous notes
                                                and the class C    and the class C      and the reserve
                                                previous notes     previous notes       funds
                                                and the reserve    and the reserve
                                                funds              funds

Interest rate:              Three-month         4.25% p.a. until   Three-month          Three-month          Three-month
                            USD-LIBOR +         the interest       sterling LIBOR +     EURIBOR + margin     EURIBOR + margin
                            margin              payment date in    margin
                                                October 2006 and
                                                then three-month
                                                EURIBOR + margin

Margin:                     1.45% p.a.          N/A                0.23% p.a.           0.40% p.a.           1.47% p.a.

Until interest payment      October 2006        October 2006       October 2006         October 2006         October 2006
date falling in:

And thereafter:             2.45% p.a.          0.42% p.a.         0.46% p.a.           0.80% p.a.           2.47% p.a.

Scheduled redemption        N/A                 October 2006       N/A                  N/A                  N/A
date(s):

Outstanding balance at      $52,000,000         (euro)600,000,000  (pound)500,000,000   (euro)53,000,000     (euro)76,000,000
last payment date:

Interest accrual method:    Actual/360          Actual/Actual      Actual/365           Actual/360           Actual/360
                                                (ISMA) until the
                                                interest payment
                                                date in October
                                                2006 and then
                                                Actual/360

Interest payment dates:     For all of the series 3 previous notes (other than the series 3 class A1 previous notes), quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. For the series 3 class A1 previous notes, until (and including) the interest payment date in October 2006, interest will be payable annually in arrear on the 15th day in October of each year (subject to payment being made on business days). If a trigger event occurs or the previous issuer security is enforced prior to the interest payment date in October 2006, interest and principal due and payable on the series 3 class A1 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. After the interest payment date falling in
                            October 2006, interest and principal on the series 3 class A1 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First interest payment      15th January,       15th October,      15th January,        15th January,        15th January,
date:                       2002                2002               2002                 2002                 2002

Final maturity date:        July 2040           October 2008       July 2040            July 2040            July 2040

Listing:                    UK Listing          UK Listing         UK Listing           UK Listing           UK Listing
                            Authority and       Authority and      Authority and        Authority and        Authority and
                            London Stock        London Stock       London Stock         London Stock         London Stock
                            Exchange            Exchange           Exchange             Exchange             Exchange

Ratings                     BBB/Baa2/BBB        AAA/Aaa/AAA        AAA/Aaa/AAA          AA/Aa3/AA            BBB/Baa2/BBB
(S&P/Moody's/Fitch):



     Each of the previous issuers' obligations to pay principal and interest on its previous notes are funded primarily from the payments of principal and interest received by it from Funding under the relevant previous intercompany loan. Each of the previous issuers' primary asset is the relevant previous intercompany loan. None of the previous issuers nor the previous noteholders have any direct interest in the trust property, although the previous issuers share the security interest under the Funding deed of charge in Funding's share of the trust property.

     Each of the previous intercompany loans is split into separate previous term advances to match the underlying series and classes of previous notes (for this purpose, the series 2 class A1 previous notes and the series 2 class A2 previous notes issued by Holmes Financing (No. 5) PLC are treated as one class of series 2 previous notes and the series 3 class A1 previous notes and the series 3 class A2 previous notes issued by each of Holmes Financing (No. 1) PLC, Holmes Financing (No. 4) PLC and Holmes Financing (No. 5) PLC are treated as one class of series 3 previous notes): the previous term AAA advances, matching the issue of the class A previous notes of each series; the previous term AA advances, matching the issue of the class B previous notes of each series; the previous term BBB advances, matching the issue of the class C previous notes of each series; and, in the case of the previous intercompany loan made by Holmes Financing (No. 4) PLC, the previous term BB advance, matching the issue of the series 3 class D previous notes. Together these advances are referred to in this prospectus as the previous term advances. The principal amounts of the previous term advances are listed under "Funding".

     The previous term AAA advances reflect the rating assigned to the class A previous notes by the rating agencies (being, in the case of the series 1 class A previous notes issued by Holmes Financing (No. 5) PLC, A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch and, in the case of all other class A previous notes, AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch). The previous term AA advances reflect the rating assigned to the class B previous notes by the rating agencies (being AA by Standard & Poor's, Aa3 by Moody's and AA by Fitch), the previous term BBB advances reflect the rating assigned to the class C previous notes by the rating agencies (being BBB by Standard & Poor's, Baa2 by Moody's and BBB by Fitch) and the previous term BB advance reflected the rating assigned to the Class D previous notes by the rating agencies (being BB by Standard's and Poor's, Ba2 by Moody's and BB by Fitch).



     Funding used the proceeds of the previous intercompany loan from Holmes Financing (No. 1) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which comprised its original share of the trust property. Funding used the proceeds of the previous intercompany loans from Holmes Financing (No. 2) PLC and Holmes Financing (No. 4) PLC to pay the seller for an increase in Funding's share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property). Funding used the proceeds of the previous intercompany loans from Holmes Financing (No.
3) PLC and Holmes Financing (No. 5) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which constituted an addition to Funding's existing share of the trust property.

                                    THE LOANS

INTRODUCTION

     The UK housing market is primarily one of owner-occupied housing. At the end of 2001, 69.2 per cent. of dwellings were owner-occupied and 9.9 per cent. were privately rented. The remainder were in public/social ownership. Owner-occupation has been over 60 per cent. since 1984. The mortgage market, whereby loans are provided for the purchase of a property and secured on that property, is the major source of household borrowings in the UK. At the end of 2001, mortgage loans outstanding amounted to (pound)591 billion. Outstanding mortgage debt grew at an annual average rate of 6.50 per cent. between 1990 and 2001. At the end of 2001, 71 per cent. of outstanding mortgage debt was held with banks and 19 per cent. with building societies. The statistics in this paragraph have been sourced from the Department of Transport, Local Government and the Regions, The Council of Mortgage Lenders and the Bank of England.

     The following is a description of some of the characteristics of the loans currently or previously offered by the seller including details of loan types, the underwriting process, lending criteria and selected statistical information.

     The seller will assign a portfolio of new loans and their related security to the mortgages trustee on the closing date so that the trust property is of sufficient size for the purposes of this transaction. The portfolio of loans currently making up the trust property and the portfolio of new loans assigned by the seller to the mortgages trustee by the closing date, together with their related security, accrued interest and other amounts derived from the loans as they make up the trust property on the closing date are called the current portfolio. These items as they make up the trust property at other times are referred to simply as the portfolio.

     The statistics presented later in this section describe, as at 9th August, 2002, the ensemble of (i) the portfolio of loans making up the trust property as at that date and (ii) the portfolio of new loans, again as at that date, from which the new loans to be assigned by the seller to the mortgages trustee by the closing date shall be drawn, in each case together with their related security, accrued interest and other amounts derived from such loans. This ensemble described by the statistical information set out later in this section is called the expected portfolio. The expected portfolio as at 9th August, 2002 and the current portfolio as at the closing date will differ due to, among other things, amortisation of loans in the portfolio and replenishment of the portfolio by the addition of further new loans.

     Each loan in the current portfolio may incorporate one or more of the features referred to in this section. Each borrower may have more than one loan incorporating different features, but all loans secured on the same property will be incorporated in a single account with the seller which is called the mortgage account. Each loan is secured by a first legal charge over a residential property in England or Wales or a first-ranking standard security over a residential property in Scotland. Some flexible loans are secured by both a first and a second legal charge or standard security in favour of the seller. As at 9th August, 2002, approximately 81 per cent. of the mortgages securing the loans in the expected portfolio were on freehold properties or the Scottish equivalent, approximately 16 per cent. were on leasehold properties and 3 per cent. were unknown.

     Unless otherwise indicated, the description that follows relates to types of loans that have been or could be assigned to the mortgages trustee, either as part of the current portfolio or as a new loan assigned to the mortgages trustee at a later date.

     The expected portfolio as at 9th August, 2002 comprised 430,503 mortgage accounts having an aggregate outstanding principal balance of (pound)28,598,362,722.82 as at that date. The loans in the expected portfolio at that date were originated by the seller between 1st August, 1995 and 25th April, 2002. No loan in the expected portfolio which was already a part of the portfolio on 9th August, 2002 was delinquent or non-performing at the time it was assigned to the mortgages trustee and no loan in the expected portfolio which is to be assigned into the portfolio by the closing date will be delinquent or non-performing at the time of the assignment.

     After the closing date, the seller may assign new loans and their related security to the mortgages trustee. The seller reserves the right to amend its lending criteria and to assign to the mortgages trustee new loans which are based upon mortgage terms (as defined in the glossary) different from those upon which loans forming the expected portfolio as at 9th August, 2002 are based. Those new loans may include loans which are currently being offered to borrowers which may or may not have some of the characteristics described here, but may also include loans with other characteristics that are not currently being offered to borrowers or that have not yet been developed. All new loans will be required to comply with the warranties set out in the mortgage sale agreement and all the material warranties in the mortgage sale agreement are described in this prospectus. See "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".

CHARACTERISTICS OF THE LOANS

REPAYMENT TERMS

     Loans are typically repayable on one of the following bases:

     o "repayment": the borrower makes monthly payments of both interest and principal so that, when the loan matures, the full amount of the principal of the loan will have been repaid; and

     o "interest-only": the borrower makes monthly payments of interest but not of principal; when the loan matures, the entire principal amount of the loan is still outstanding and is payable in one lump sum.

     In the case of either repayment loans or interest-only loans, the required monthly payment may alter from month to month for various reasons, including changes in interest rates.

     As at 9th August, 2002, 97.15 per cent. of the loans in the expected portfolio had an active direct debit instruction, the servicer having agreed to another specific form of payment for the balance of the loans.

     As at 9th August, 2002, approximately 57.02 per cent. of the loans in the expected portfolio were repayment loans and approximately 42.98 per cent. were interest-only loans.

     For interest-only loans, because the principal is repaid in a lump sum at the maturity of the loan, the borrower is recommended to have some repayment mechanism (such as an investment plan) in place to ensure that funds will be available to repay the principal at the end of the term. However, the seller does not take security over these repayment mechanisms.

     Principal prepayments may be made in whole or in part at any time during the term of a loan. A prepayment of the entire outstanding balance of all loans under a mortgage account discharges the mortgage. Any prepayment in full must be made together with all accrued interest, arrears of interest, any unpaid expenses and any early repayment fee(s).

     Each of the English loans is governed by English law and each of the Scottish loans is governed by Scots law.

EARLY REPAYMENT FEES

     Borrowers who have received the benefit of some of the interest rates and/or features referred to in this section may in certain circumstances be required to pay an early repayment fee if they repay all or part of their loans, or if they make a product switch, before a date specified in the offer conditions. The right to receive such early repayment fees is retained by the seller. The seller also retains discretion to waive or enforce early repayment fees in accordance with the seller's policy from time to time (unless it is necessary to waive such fees in order to effect a change in the interest rate and the seller has not complied with its obligations to buy back the affected loan, in which case the mortgages trustee is authorised to waive early repayment fees on behalf of the seller). For example, the seller's current policy is to waive early repayment fees in circumstances where the amount of the principal repayment in any calendar year (other than scheduled repayments of principal on a repayment loan) is less than ten per cent. of the sum of the principal balance of the loan at the beginning of that calendar year and the principal balance on any further advance completed during that year. The mortgages trustee has not agreed to purchase any early repayment fees from the seller, so any sums received will be for the seller's account and not for the account of the mortgages trustee.

     Some of the loans offered by the seller include a "CASHBACK" feature under which the borrower is offered a sum of money which is usually paid on completion of the loan. Where any loan is subject to a cashback, if there is an unscheduled principal repayment or a product switch (as described in "- PRODUCT SWITCHES"), in either case before a date specified in the offer conditions, then some or all of the cashback must be repaid to the seller. In some circumstances, the cashback may not be paid until a specified period after the loan has been advanced, which is called a "DELAYED CASHBACK". In this case, the obligation to pay any delayed cashback remains an obligation of the seller and will not pass to the mortgages trustee. See "RISK FACTORS - SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS AND DELAYED CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUER TO REPAY THE ISSUER NOTES".

INTEREST PAYMENTS AND INTEREST RATE SETTING

     Interest on each loan is payable monthly in arrear. Interest on loans is computed daily on balances which are recalculated on a daily, monthly or annual basis.


     The basic rate of interest set by the seller for loans beneficially owned by the seller outside the mortgages trust is either the Abbey SVR or a rate directly linked to a rate set from time to time by the Bank of England. The Abbey SVR is as a result of the 2002 mortgage conditions subject to a cap which is currently set at a margin of 2.5 per cent. above the Bank of England's base rate. This cap may be varied as set out below. As at 1st November, 2002, the Abbey SVR was 5.94 per cent. per annum.


     Loans may combine one or more of the features listed in this section. In respect of the interest rates which last for a period of time specified in the offer conditions, after the expiration of that period a loan associated with that interest rate may (a) move to some other interest rate type or (b) become a tracker loan (as described in the following bulleted list) with a variable rate of interest linked to a rate set from time to time by the Bank of England or (c) revert to, or remain at, the SVR. The features that apply to a particular loan are specified in the offer conditions (as varied from time to time). The features are as follows:

     o "large loan discounts" allows some borrowers to pay interest at a discretionary discount to the SVR, based on the aggregate size of the loans under the mortgage account (i) at origination or (ii) when a further advance is made;

     o "discounted variable rate loans" allow the borrower to pay interest at a specified discount to the SVR;

     o "capped rate loans" are subject to a maximum rate of interest and charge interest at the lesser of the SVR (or, as the case may be, the tracker rate) or the specified capped rate;

     o "tracker loans" are subject to a variable rate of interest that is linked to an interest rate other than the SVR; for example the rate may be set at a fixed or variable margin above or below sterling LIBOR or above or below rates set from time to time by the Bank of England;

     o "minimum rate loans" are subject to an interest rate that is the greater of the SVR (or, as the case may be, the tracker rate) or a specified minimum rate;

     o "higher variable rate loans" are subject to an interest rate that is set at a margin above the SVR; and

     o    "fixed rate loans" are subject to a fixed rate of interest.

     As at 9th August, 2002, approximately 37.39 per cent. of the loans in the expected portfolio were fixed rate loans and approximately 20.64 per cent. were tracker loans. The remaining (approximately) 41.97 per cent. of the loans in the expected portfolio were SVR loans, higher variable rate loans, large loan discounts, minimum rate loans or discounted variable rate loans. None of the loans were capped rate loans.

     Except in limited circumstances as set out in "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER", the servicer is responsible for setting the mortgages trustee SVR on the loans in the current portfolio as well as on any new loans that are assigned to the mortgages trustee. The 1995 mortgage conditions applicable to SVR loans provide that the SVR may only be varied for certain reasons, which are specified in those mortgage conditions. These reasons include:


     o to maintain the competitiveness of the seller's business as a whole, taking into account actual or expected changes in market conditions;

     o to reflect actual or expected changes in the cost of funds used by the seller in its mortgage lending business;

     o    to ensure that the seller's business is run prudently;

     o    to reflect a change in the general practice of mortgage lenders;

     o to reflect any regulatory requirements or guidance or any change in the law or decision or recommendation by a court or an ombudsman; or

     o to reflect a change which the seller reasonably believes has occurred or is likely to occur in the risk it runs in connection with its security or the recovery of the sums due from the borrower.

     The term "seller" in these six bullet points means Abbey National plc and its successors and assigns.

     In respect of the loans with these 1995 mortgage conditions, the servicer may also change the mortgages trustee SVR for any other reason which is valid.

The 2002 mortgage conditions applicable to SVR loans provide that the SVR may be varied for one or more of the following reasons, which are specified in those mortgage conditions:

     o to maintain the competitiveness of the seller's personal banking business, taking account of actual or anticipated changes in the interest rates which other financial institutions charge to personal mortgage borrowers;

     o to reflect actual or expected changes in the cost of funds used by the seller in making loans to its personal mortgage borrowers;

     o to ensure that the seller's business is run in a way which complies with the requirements of its regulator or of any central bank or other monetary authority; or

     o    to enable the seller to ensure that the SVR does not exceed the cap.


     The term "seller" in these four bullet points means Abbey National plc and its successors and assigns.


     In respect of the loans with these 2002 mortgage conditions, the servicer may also:

     o    change the mortgages trustee SVR for any reason which is valid; or


     o    increase or reduce the margin creating the cap on the SVR,

provided that in each case not less than 30 days' notice of an increase is given and not less than seven days' notice of a reduction is given. If, in the case of loans under the 2002 mortgage conditions, the mortgages trustee SVR is increased for a valid reason or if the margin creating the cap on the SVR is increased, then an affected borrower will be entitled to repay all the sums due from that borrower under the mortgage terms within three months from the date on which the increase takes effect without paying any early repayment fee that would otherwise apply.


     In maintaining, determining or setting the mortgages trustee SVR, the servicer will apply the factors set out here and, except in limited circumstances as set out in "THE SERVICING AGREEMENT -- UNDERTAKINGS BY THE SERVICER", has undertaken to maintain, determine or set the mortgages trustee SVR at a rate which is not higher than the Abbey SVR from time to time.


     The servicer is also responsible for setting any variable margins in respect of tracker loans in the current portfolio as well as on any new tracker loans that are assigned to the mortgages trustee. However, in maintaining, determining or setting these variable margins, except in the limited circumstances as set out in "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE servicer", the servicer has undertaken to maintain, determine or set the variable margins at a level which is not higher than the variable margins set in accordance with the seller's policy from time to time.


FURTHER ADVANCES

     If a borrower wishes to take out a further loan secured by the same mortgage (but excluding a drawdown under a flexible loan as described under "- FLEXIBLE LOANS"), the borrower will need to make a further application and the seller will use the lending criteria applicable to further advances at that time in determining whether to approve the application. All further advances will be funded solely by the seller. The seller will also reassess the value of the property by a valuer approved by the seller or, where appropriate, according to a methodology which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER") and which has been approved by the Director of Group Property and Survey of the seller. A new loan-to-value ratio will be calculated by dividing the aggregate of the outstanding amount and the further advance by the reassessed valuation. The aggregate of the outstanding amount of the loan and the further advance may be greater than the original amount of the loan. However, no loans will be assigned to the mortgages trust where the LTV ratio at the time of origination or further advance is in excess of 95 per cent.

     As at 9th August, 2002, none of the loans in the expected portfolio obliged the seller to make further advances (other than drawdowns under flexible loans as described under "-- FLEXIBLE LOANS"). However, some loans in the expected portfolio at that time may have had further advances made on them prior to their assignment to the mortgages trust, and new loans added to the portfolio may have had further advances made on them in the past. If a loan becomes subject to a further advance after that loan has been assigned to the mortgages trust, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee. See "RISK FACTORS -- LOANS SUBJECT TO PRODUCT SWITCHES AND FURTHER ADVANCES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE ISSUER NOTES" AND " ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".

FLEXIBLE LOANS

General

     A flexible loan typically incorporates features that give the borrower options to make further drawings on the loan account and/or to overpay or to underpay principal and interest in a given month. The seller offers flexible loans to its borrowers, and it has the right to assign new loans to the mortgages trustee that may be flexible loans. In addition to the flexible loans offered to date, the seller may offer flexible loans in the future (that may be assigned to the mortgages trustee) that have different features from those described here. See "THE MORTGAGES TRUST -- ADDITIONS TO TRUST PROPERTY".


     Currently the total amount outstanding at any time on a flexible loan cannot exceed an LTV ratio of 90 per cent. The loan and, where applicable, the available funds facility are secured by a first legal charge over a property in England and Wales or a first ranking standard security over a property in Scotland. Some of the flexible loans are secured by both a first and second charge or standard security in favour of the seller.


Flexible loans--offer dated on or before 2nd July, 2002

     In respect of flexible loans where the seller's offer to lend is dated on or before 2nd July 2002, there are three basic elements: the initial loan, the available funds facility and the overpaid funds account. The amount of the initial loan is agreed at origination. Borrowers may, during the life of these flexible loans, draw additional amounts from the available funds facility on request to the seller, up to the amount available and subject to the mortgage conditions.

     The agreement for the available funds facility is regulated by the Consumer Credit Act 1974, which prescribes the form and procedure for making an agreement regulated by the Act.

     Subject to the provisions for underpayments and payment holidays, borrowers are required to make a monthly payment on the initial loan and (if a drawdown has been made) on the available funds facility. A borrower may make an overpayment at any time. If a borrower makes an overpayment, it is used for the following purposes and in the following order:

     o    to reduce any part of the initial loan which is then overdue;

     o to reduce any part of the drawdown debt in the available funds facility which is then overdue;

     o to reduce the remainder of the drawdown debt in the available funds facility, if specifically requested by the borrower, or if the overpaid funds account has been closed; and

     o to create or to increase a credit balance in the overpaid funds account.

     The credit balance in the overpaid funds account can be used by the borrower to fund an underpayment or a payment holiday or it can be used to reduce the balance owing on the initial loan. If the overpaid funds account has been closed, which will occur when the initial loan is repaid, the balance of any overpayment which would otherwise have been credited to the overpaid funds account will be repaid to the borrower.

      Borrowers may make an underpayment or miss a monthly payment entirely if there is a credit balance on the overpaid funds account that is equal to or greater than the amount to be underpaid or the missed monthly payment. Alternatively, a borrower may make an underpayment or miss a monthly payment if there is an amount available for drawdown in the available funds facility that is at least as much as the amount to be underpaid or the missed monthly payment.

     The "repayment" basis (as set out in "-- REPAYMENT TERMS") applies to the whole of the drawdown debt under the available funds facility.

     The seller may increase or reduce the credit limit for the available funds facility for one of the reasons specified in the credit agreement for the available funds facility.



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



Flexible loans--offer dated on or after 3rd July, 2002

     In respect of flexible loans where the seller's offer to lend is dated on or after 3rd July, 2002, there is a flexible loan facility with a credit limit. The amount of the credit limit and the "amount available" (that is, the credit limit less the monies owing to the seller) are agreed at origination. Borrowers may, during the life of these flexible loans, draw additional amounts from the flexible loan facility on request to the seller, up to the amount available and subject to the mortgage conditions.

     The agreement for the flexible loan facility has been designed by the seller with the intention that it is not regulated by the Consumer Credit Act 1974.

     Subject to the provisions for underpayments and payment holidays, borrowers are required to make monthly payments on the flexible loan facility. A borrower may make an overpayment at any time. Any such overpayment will immediately reduce the balance owing on the flexible loan facility.

     The "amount available" can be used by the borrower to fund an underpayment or a payment holiday or a further drawdown, subject to the mortgage conditions.

     In respect of further drawdowns, unless the borrower gives the seller instructions to the contrary (as set out below):

     o if the offer conditions specify that the "repayment" basis (as set out in "-- REPAYMENT TERMS") applies to the whole of the first drawdown, then the "repayment" basis will also apply to the whole of each further drawdown made under that flexible loan facility;

     o if the offer conditions specify that the "interest-only" basis (as set out in "-- REPAYMENT TERMS") applies to the whole of the first drawdown, then the "interest-only" basis will also apply to the whole of each further drawdown made under that flexible loan facility; and

     o if the offer conditions specify that the "interest-only" basis (as set out in "-- REPAYMENT TERMS") applies to part only of the first drawdown, then the "repayment" basis will apply to the whole of each further drawdown made under that flexible loan facility.

     A borrower's request to the seller for a further drawdown may include instructions to the seller that, as from the date when the borrower makes the further drawdown:

     o the "repayment" basis is to apply to the whole or a specified part of the balance owing in place of the "interest-only" basis; or

     o the "interest-only" basis is to apply to the whole or a specified part of the balance owing in place of the "repayment" basis.

     The seller may increase the credit limit if:

     o the borrower writes to the seller asking the seller to exercise its power to increase the credit limit;

     o    the borrower pays any credit limit review charge; and

     o if requested to do so, the borrower pays for a new valuation report on the property and provides the seller with further information in relation to the borrower's financial position.

     The seller may reduce the credit limit:

     o to ensure that the monies owing to the seller under the flexible loan facility and the amount available do not together exceed 90 per cent. of the current market value of the property;

     o to ensure that the amount available at any time does not exceed the amount available as at the date of completion of the flexible loan facility;

     o    if the borrower is in breach of the mortgage terms;

     o if the seller is reasonably of the opinion that, because of a change in the borrower's financial position, the borrower could not afford to repay present or future drawdowns up to the existing credit limit; or

     o to ensure that the seller's business is run in a way that complies with the requirements of the seller's regulator or of any central bank or other monetary authority.

     If a reduction in the credit limit means that the monies owing to the seller exceed the reduced credit limit for the flexible loan facility, then the borrower must pay off the excess within three months after the date on which the seller gives the borrower notice of the reduction.

     If a "flexible payments start date" is specified in the offer conditions, then the borrower will not be able to make underpayments, take payment holidays or make regular overpayments before that date. Any one-off overpayments made before that date will only reduce the balance owing once any arrears have been repaid and if the borrower instructs the seller that the balance owing is to be reduced.

     A flexible payments start date will usually (but not always) mark the end of a "benefit period", that is, any period specified as such in the offer conditions, for example, the period during which a borrower has the benefit of a feature listed in "-- INTEREST PAYMENTS AND INTEREST RATE SETTING". Flexible loan facilities as described under this "-- FLEXIBLE LOANS" heading offered to date have not had a flexible payments start date, but the seller may in the future offer flexible loans with a flexible payments start date.


PRODUCT SWITCHES

     From time to time borrowers may request or the servicer may offer a variation in the financial terms and conditions applicable to the borrower's loan. If a loan is subject to a product switch, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee. See "RISK FACTORS -- LOANS SUBJECT TO PRODUCT SWITCHES AND FURTHER ADVANCES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE ISSUER NOTES " AND "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".

ORIGINATION OF THE LOANS

     The seller currently derives its mortgage-lending business from the following sources: through a branch network throughout the United Kingdom, through intermediaries and from telephone sales. In terms of value of mortgage-lending business generated, the current principal intermediaries are Allied Dunbar (ZAN), Countrywide Assured, DBS, Legal and General, Norwich Union and Scottish Amicable. The seller also originates some of its mortgage loans through electronic commerce channels. Of the loans in the expected portfolio, as at 9th August, 2002, approximately 39 per cent. were originated through the branch network, approximately 47 per cent. through intermediaries and approximately 14 per cent. through telephone sales.

     The seller is subject to the Financial Ombudsman Scheme and follows both the Code of Banking Practice and the Council of Mortgage Lenders' Code of Mortgage Lending Practice.

UNDERWRITING

     The decision to offer a loan to a potential borrower is made by underwriters located in branches, head office sites, telephone operations centres or business development units, who liaise with the intermediaries. Each underwriter must pass a formal training programme conducted by the seller to gain the authority to approve loans. The seller has established various levels of authority for its underwriters who approve loan applications. The levels are differentiated by, among other things, degree of risk and the ratio of the loan amount to the value of the property in the relevant application. An underwriter wishing to move to the next level of authority must first take and pass a further training course. The seller also monitors the quality of underwriting decisions on a regular basis.

FRANCHISING

     The seller has introduced internal franchising of its branches in approximately half of its local markets.

     The aims of internal franchising are to continue to improve the management and service of the seller within local market areas, to give increased responsibility and accountability of the business to local management and to increase sales performance through better local targeting and knowledge.

     The seller is also planning to take its internal franchising scheme a step further and is piloting full franchises within four local markets. These franchises have greater autonomy and decision making power with regard to marketing priorities and local working practices. The seller is providing the infrastructure to support the operations and is retaining control of all compliance and regulatory requirements.

     The seller is continually reviewing the way in which it conducts its mortgage origination business, for example by means of the internal franchising scheme described here, in order to ensure that it remains up-to-date and cost effective in a competitive market. In the future, the seller may also introduce an automated decisioning process which reduces manual assessment of those segments of the business that perform well and meet the eligibility criteria. This will not affect the substance of the decisioning process.

     Furthermore, notwithstanding any of the changes described in this section, the seller will continue to retain exclusive control over the underwriting policies and lending criteria to be applied to the origination of each loan.

LENDING CRITERIA

     Each loan in the expected portfolio as at 9th August, 2002 was originated according to the seller's lending criteria applicable at the time the loan was offered, which included some or all of the criteria set out in this section. New loans may only be included in the portfolio if they are originated in accordance with the lending criteria applicable at the time the loan is offered and if the conditions contained in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY -- ASSIGNMENT OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE" have been satisfied. However, the seller retains the right to revise its lending criteria from time to time, so the criteria applicable to new loans may not be the same as those currently used. Some of the factors currently used in making a lending decision are as follows.

(1) Type of property

     Properties may be either freehold or the Scottish equivalent or leasehold. In the case of leasehold properties, the unexpired portion of the lease must in most cases not expire earlier than 30 years after the term of the loan.

      All properties have been valued by a valuer approved by the seller or, where appropriate, according to a methodology which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "THE SERVICING AGREEMENT -- UNDERTAKINGS BY THE SERVICER"). Such methodology may involve a form of valuation which is less comprehensive than the traditional full valuation and may involve an external viewing only by the valuer or a desktop valuation, rather than an internal inspection. All valuations are carried out in a manner which has been approved by the Director of Group Property and Survey of the seller.

(2) Term of loan

     There is no minimum term on the loans and the maximum term is normally 35 years. For interest-only loans where the borrower is using a pension plan as the relevant repayment mechanism to repay the loan at maturity, the maximum term is extended to 57 years to reflect the long-term nature of pension plans. For these "PENSION-LINKED LOANS", if the property is a leasehold and the lease has 55 or fewer years unexpired as at the date of completion of the mortgage, the maximum term is 25 years.

(3) Age of applicant

     All borrowers must be aged 18 or over. The mortgage account must mature no later than the time when the borrower reaches 85 years of age if the loan has a related mortgage indemnity guarantee, or MIG, policy. Otherwise there is no maximum age limit unless the loan is a pension-linked loan, in which case the loan must mature no later than the time when the borrower reaches 75 years of age.

(4) Loan-to-value (or "LTV") ratio

     The maximum original LTV ratio of loans in the current portfolio is 95 per cent., excluding any capitalised (as defined in the glossary) high loan-to-value fee and/or booking fee and/or valuation fee (these fees are also defined in the glossary).

     In the case of a property which is being purchased, value is determined by the lower of a valuation and the purchase price. In the case of a remortgage or further advance, value is determined on the basis of a valuation only.

(5) Mortgage indemnity guarantee policies

     With the exception of some flexible loans with an LTV ratio between 75 per cent. and 90 per cent. advanced to then existing Abbey National plc mortgage loan borrowers, coverage under the then current MIG policies was required for each mortgage account until 31st December, 2001, where the aggregate of the outstanding principal balance of the relevant loan(s) at origination (excluding any capitalised high loan-to-value fees and/or booking fees and/or valuation fees), or the aggregate outstanding principal balance of the relevant loan(s) at the time that any further advance is made, exceeded 75 per cent. of the property value ("relevant mortgage loans"). Since 1st January, 2002 Abbey National plc has not declared new mortgage loans to MIG policies, although the seller continues to charge high LTV fees on loans with an LTV ratio greater than 90 per cent. Relevant mortgage loans made prior to 1st January, 2002 are still covered by the MIG policies and as at 9th August, 2002 there were 269,528 relevant mortgage loans in the expected portfolio. The portfolio of loans making up the trust property immediately prior to the closing date does not contain any relevant mortgage loans without MIG cover. Of the relevant mortgage loans in the expected portfolio as at 9th August, 2002,

265,414 are covered by the MIG policies and 4,114 are not so covered. The seller is not actively considering removing MIG cover from loans which are beneficially owned by the seller and which currently have the benefit of such cover. See "-- INSURANCE POLICIES -- MIG policies".


(6) Status of applicant(s)

     The maximum amount of the aggregate loan(s) under a mortgage account is determined by a number of factors, including the applicant's income. In determining income, the seller includes basic salary as primary income and also the following which it considers to be regular: overtime, bonus, performance/profit related pay, allowances, mortgage subsidies, pensions, annuities and commission (for self-employed applicants income is derived from the net profit of the business). If these payments are not considered regular, they are treated as secondary income.

     In the case of low credit risk mortgage loans with an LTV ratio of 75 per cent. or less a borrower (whether employed or self-employed) certifies as to income himself. For mortgage loans with an LTV of over 75 per cent. an accountant (in the case of a self-employed borrower) must certify as to the borrower's income and an employed borrower must submit documentation (such as pay slips or bank statements) to certify the employed borrower's income.

     The amount available to a borrower is initially calculated as follows:

Single Applicant:           3 times primary income plus 1 times secondary
                            income.

Multiple Applicants:        3 times primary income of one applicant plus primary
                            income of any other applicant (up to a maximum of 3 other applicants) plus 1 times secondary income of all applicants; or

                            2.5 times joint primary income (of two applicants) plus 1 times primary income of any other applicant plus 1 times secondary income of all applicants. This criterion is similarly applied to the relevant share of net profit for self-employed applicants.

     The seller may exercise discretion within its lending criteria in applying those factors which are used to determine the maximum amount of the loan(s). Accordingly, these parameters may vary for some loans.

(7) Credit history

     (a)  Credit search


          With the exception, in some circumstances, of then existing Abbey National plc mortgage loan borrowers, a credit search is carried out in respect of all applicants. Applications may be declined where an adverse credit history (for example, county court judgment, default or bankruptcy notice) is revealed.


     (b)  Existing lender's reference

          The seller may also seek a reference from any existing and/or previous lender. Any reference must satisfy the seller that the account has been properly conducted and that no history of material arrears exists.

     (c)  First time buyers/applicants in rented accommodation

          Where applicants currently reside in rented accommodation, a landlord's reference may be sought by the seller. In addition, if considered appropriate, a further reference may be taken in connection with any other property rented by the applicant(s) within the three preceding years.

     (d)  Bank reference

          A bank reference may be sought or the applicant may be required to provide bank statements in support of his or her application.

(8) Scorecard

     With the exception of some additional loans made to existing borrowers, the seller uses some of the criteria described here and various other criteria to produce an overall score for the application which re-ects a statistical analysis of the risk of advancing the loan.

CHANGES TO THE UNDERWRITING POLICIES AND THE LENDING CRITERIA

     The seller's underwriting policies and lending criteria are subject to change within the seller's sole discretion. New loans and further advances that are originated under lending criteria that are different than the criteria set out here may be assigned to the mortgages trustee.


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


INSURANCE POLICIES

INSURANCE ON THE PROPERTY

     A borrower is required to provide for insurance on the mortgaged property for an amount equal to the estimated rebuilding cost of the property. The borrower may either purchase the insurance through the seller or the borrower or landlord (for a leasehold property) may arrange for the insurance independently. Where borrower or landlord-arranged insurance fails, a properties in possession policy issued in favour of the seller by Baker Street Risk and Insurance (Guernsey) Limited or Carfax, each a wholly owned insurance subsidiary of the seller, provides cover for the seller (but not the borrower) for any losses or costs which the insured is unable to recover, and the seller can claim under the properties in possession policy once the relevant property has been repossessed by the seller.

ABBEY NATIONAL PLC POLICIES

     If a borrower asks the seller to arrange insurance on its behalf, a policy will be issued by an insurance underwriter in favour of that borrower. The policy will provide the borrower with rebuilding insurance up to an amount equal to the actual rebuilding cost subject to the valuation. Standard policy conditions apply, which are renegotiated periodically by the seller with the insurance underwriter(s) selected from time to time by the seller to provide the insurance. Generally the seller is named as an insured in a schedule to the policy, but successors in title and assigns, including the mortgages trustee, are not covered. However, the insurer has confirmed or will confirm to the seller, the mortgages trustee, Funding and the security trustee that, notwithstanding the fact that the seller has agreed to assign the seller's interest in a number of properties which are covered by Abbey National plc policies to the mortgages trustee, the insurer will continue to process and pay claims in respect of those properties in the same way and in the same amount as it would have done had the agreement not been entered into. Amounts paid under the insurance policy are generally utilised to fund the reinstatement of the property or are otherwise paid to the seller to reduce the amount of the loan(s).

     In the mortgage sale agreement, the seller has agreed to transfer the proceeds of all relevant claims made under the Abbey National plc policies (but not the right to make and enforce claims) to the mortgages trustee. The seller has also agreed to make and enforce claims and to hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct. In the servicing agreement, the seller, acting in its capacity as servicer, has also agreed to deal with claims under the Abbey National plc policies in accordance with its normal procedures. If the seller, acting in its capacity as servicer, receives any claim proceeds relating to a loan which has been assigned to the mortgages trustee, these will be required to be paid into the mortgages trustee's, rather than the seller's, accounts.

SELLER-INTRODUCED INSURANCE

     If the Abbey National plc insurer is unwilling to provide insurance to a borrower, the seller has ad hoc arrangements with other insurers who may provide the borrower with insurance. If it transpires that the property thought to be covered by seller-introduced insurance is not so covered, and the property is damaged while uninsured, the seller is entitled (once the property has gone into possession) to make a claim under the properties in possession policy (described later in this section).

BORROWER OR LANDLORD-ARRANGED INSURANCE

     If a borrower elects not to take up an Abbey National plc policy, or if a borrower who originally had an Abbey National plc policy confirms that the borrower no longer requires that insurance, that borrower is either sent an "ALTERNATIVE INSURANCE REQUIREMENTS -- NEW BUSINESS" form or an "ALTERNATIVE INSURANCE REQUIREMENTS" form, whichever is appropriate. This varies the insurance provisions of the mortgage conditions, the most significant variation being the fact that they do not stipulate a level of insurance cover. Once an alternative insurance requirements form has been dispatched, it is assumed that the borrower is making arrangements in accordance with those requirements.

THE PROPERTIES IN POSSESSION POLICIES

     If it transpires that a borrower has not complied with the borrower or landlord-arranged insurance requirements set out in the alternative insurance requirements form or that a property thought to be covered by seller-introduced insurance is not so covered, and if the property is damaged while uninsured, the seller is entitled (once the property has gone into possession) to make a claim under the properties in possession policy. The properties in possession policy is an insurance policy provided to the seller by either Baker Street Risk and Insurance (Guernsey) Limited or Carfax that insures the seller against loss relating to properties after those properties have been repossessed by the seller. It is not possible for the properties in possession policy from Baker Street Risk and Insurance (Guernsey) Limited or Carfax to provide cover for any company outside the Abbey National group, including for the mortgages trustee. However, the insurer has confirmed to the seller, the mortgages trustee, Funding and the security trustee that, notwithstanding the fact that the seller has agreed to assign the seller's interest in a number of properties which are covered by the properties in possession policy to the mortgages trustee, the insurer will continue to process and pay claims in respect of those properties in the same way and in the same amount as it would have done had the agreement not been entered into. The servicer will make claims in accordance with the seller's policy and pay proceeds relating to the loans into the mortgages trustee's accounts.

     In the case of leasehold properties where the lease requires the landlord to insure the property, provision is made to deal with the insurance in the mortgage conditions or the "GENERAL INSTRUCTIONS TO SOLICITORS" or the "CML'S LENDERS' HANDBOOK FOR ENGLAND & WALES" or other comparable or successor instructions or guidelines. Again, if it transpires that the property is not insured and is damaged, the seller can claim under the properties in possession policy once the property has been repossessed by the seller.

     If a borrower who originally had Abbey National plc-arranged insurance fails to pay a premium, but does not notify the seller that it wishes to make alternative arrangements, it is assumed that the borrower requires Abbey National plc-arranged insurance to continue and no alternative insurance requirements form is sent to that borrower. The unpaid premium is added to the balance of the relevant loan.

     As with its interest in the Abbey National plc policies, the seller has agreed to assign the proceeds of any claims under any borrower or landlord-arranged insurance to the mortgages trustee and, to the extent that any proceeds are received by the servicer, it has agreed to pay these into the mortgages trustee's accounts.

     In the mortgage sale agreement the seller has agreed to make and enforce claims under the relevant policies and to hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct.

MIG POLICIES


     A MIG policy is an agreement between a lender and an insurance company to underwrite the amount of each relevant mortgage account which exceeds a certain LTV ratio. Until and including 31st December, 2001, Abbey National plc required MIG policies for all mortgaged properties with an LTV ratio of 75 per cent. or more (with the exception of some flexible loans), and such mortgage loans made prior to 1st January, 2002 are still covered by MIG policies. Since 1st January, 2002 Abbey National plc has not declared new mortgage loans to MIG policies. As at 9th August, 2002 there were 269,307 mortgage loans in the expected portfolio covered by MIG policies. As at 9th August, 2002, the expected portfolio contained 269,528 mortgage loans with an LTV ratio of 75 per cent. or more, 265,414 of which are declared to the MIG policies and 4,114 of which are not so declared. The seller is not actively considering removing MIG cover from loans which are beneficially owned by the seller and which currently have the benefit of such cover. (See "-- CHARACTERISTICS OF THE LOANS -- LENDING CRITERIA -- (5) MORTGAGE INDEMNITY GUARANTEE POLICIES".) The cover provided by MIG policies is capped at an agreed level, both in the aggregate and in relation to each mortgage account.


     The insured under each MIG policy is the seller and/or its relevant subsidiary. The seller has formally assigned, and will continue to assign, its interest in each MIG policy to the mortgages trustee to the extent that it relates to loans from time to time comprised in the portfolio. Practically speaking, this has little effect on the way in which claims are made and paid under the policies as they continue to be administered by the seller acting in its capacity as servicer. To the extent that claims relate to loans in the portfolio, their proceeds are paid by the seller into the mortgages trustee's accounts and all other claims are paid into the seller's account.

     Carfax is the underwriter of MIG policies for the seller. Carfax is a wholly owned insurance subsidiary of the seller. Carfax does not have a separate credit rating. The seller does not guarantee the liabilities of Carfax and is under no legal obligation to support Carfax in the discharge of those liabilities. The seller is, however, contingently liable to Carfax to pay up any unpaid amount in respect of the seller's shareholding in Carfax. The unpaid share capital is immaterial in relation to Carfax's overall exposure.

     Management of the seller believes that financial information relating to Carfax is not material to an investor's decision to purchase the issuer notes. Carfax is not rated by any nationally recognised statistical rating agency.

SCOTTISH LOANS

     A proportion of the loans in the current portfolio are secured over properties in Scotland. Under Scots law, the only means of creating a fixed charge or security over heritable or long leasehold property is the statutorily prescribed standard security. In relation to Scottish loans, references in this prospectus to a "MORTGAGE" are to be read as references to such a standard security and references to a "MORTGAGEE" are to be read as references to the security holder (termed in Scots law the "heritable creditor").

     In practice, the seller has advanced and intends to advance loans on a similar basis both in England and Wales and in Scotland. While there are certain differences in law and procedure in connection with the enforcement and realisation of Scottish mortgages the seller does not consider that these differences make Scottish mortgages significantly different or less effective than those secured over properties in England and Wales. For more information on the Scottish loans, see "MATERIAL LEGAL ASPECTS OF THE LOANS -- SCOTTISH LOANS".

STATISTICAL INFORMATION ON THE EXPECTED PORTFOLIO


     The statistical and other information contained in this prospectus has been compiled by reference to the loans and mortgage accounts in the expected portfolio as at 9th August, 2002. Columns stating percentage amounts may not add up to 100 per cent. due to rounding. A loan will be removed from the expected portfolio if in the period from 9th August, 2002 up to (and including) the closing date the loan is repaid in full or if the loan does not comply with the terms of the mortgage sale agreement on the closing date. For statistical information on the portfolio during the period 10th September, 2002 to 8th October, 2002, see Annex A.


OUTSTANDING PRINCIPAL BALANCES

     Range of outstanding principal balances (including capitalised high loan-to-value fees and/or booking fees and/or valuation fees)




RANGE OF OUTSTANDING PRINCIPAL                    AGGREGATE
BALANCES (INCLUDING CAPITALISED HIGH            OUTSTANDING                NUMBER OF
LOAN-TO-VALUE FEES AND/OR BOOKING         PRINCIPAL BALANCE                MORTGAGE
FEES AND/OR VALUATION FEES)                         (POUND)   % OF TOTAL   ACCOUNTS   % OF TOTAL
------------------------------------      -----------------   ----------   --------   ----------
               <= (pound) 24,999.99 ......      177,383,926         0.62     13,300         3.09
(pound) 25,000 -- (pound) 49,999.99 ......    6,026,699,231        21.07    159,787        37.12
(pound) 50,000 -- (pound) 74,999.99 ......    7,683,456,320        26.87    125,147        29.07
(pound) 75,000 -- (pound) 99,999.99 ......    5,720,917,058        20.00     66,626        15.48
(pound)100,000 -- (pound)124,999.99 ......    3,687,548,276        12.89     33,194         7.71
(pound)125,000 -- (pound)149,999.99 ......    2,106,668,079         7.37     15,489         3.60
(pound)150,000 -- (pound)174,999.99 ......    1,233,663,544         4.31      7,674         1.78
(pound)175,000 -- (pound)199,999.99 ......      792,180,937         2.77      4,251         0.99
(pound)200,000 -- (pound)224,999.99 ......      537,871,823         1.88      2,545         0.59
(pound)225,000 -- (pound)249,999.99 ......      369,687,476         1.29      1,561         0.36
(pound)250,000 -- (pound)274,999.99 ......      119,483,165         0.42        462         0.11
(pound)275,000 -- (pound)299,999.99 ......       61,404,475         0.21        214         0.05
(pound)300,000 -- (pound)324,999.99 ......       46,576,555         0.16        150         0.03
(pound)325,000 -- (pound)350,000 .........       34,821,856         0.12        103         0.02
                                             --------------       ------    -------       ------
Totals ...................................   28,598,362,723       100.00    430,503       100.00
                                             ==============       ======    =======       ======


     The largest mortgage account has an outstanding principal balance of (pound)350,000.00 and the smallest mortgage account has an outstanding principal balance of -(pound)123,877.87. The average outstanding principal balance is approximately (pound)66,430.11.

     There are a small number of mortgage accounts in the portfolio with a negative balance. In these cases, this is due to overpayment of the amount required to redeem the mortgage account. The account status is set to "redeemed" when the balance is zero and the overpaid amount has been refunded which normally happens within two to three days of that overpayment.


LOAN-TO-VALUE RATIOS AT ORIGINATION

     The following table shows the range of loan-to-value, or LTV, ratios, which express the outstanding balance of a mortgage loan as at the date of the original initial mortgage loan origination divided by the value of the property securing that mortgage loan at the same date.



RANGE OF LOAN-TO-VALUE RATIOS AT                 AGGREGATE
ORIGINATION (EXCLUDING CAPITALISED             OUTSTANDING               NUMBER OF
HIGH LOAN-TO-VALUE FEES AND/OR           PRINCIPAL BALANCE                MORTGAGE
BOOKING FEES AND/OR VALUATION FEES)                (POUND)   % OF TOTAL   ACCOUNTS   % OF TOTAL
-----------------------------------      -----------------   ----------  ---------   ----------
 0.00% -- 24.99% .......................       279,574,295         0.98      6,752         1.57
25.00% -- 49.99% .......................     2,301,815,550         8.05     42,665         9.91
50.00% -- 74.99% .......................     7,263,628,344        25.40    103,680        24.08
75.00% -- 79.99% .......................     2,098,623,924         7.34     27,956         6.49
80.00% -- 84.99% .......................     2,224,167,607         7.78     29,580         6.87
85.00% -- 89.99% .......................     4,793,364,587        16.76     61,975        14.40
90.00% -- 95.00% .......................     9,637,188,416        33.70    157,895        36.68
                                            --------------       ------    -------       ------
Totals .................................    28,598,362,723       100.00    430,503       100.00
                                            ==============       ======    =======       ======

     The weighted average loan-to-value ratio of the mortgage accounts (excluding any capitalised high loan-to-value fees and capitalised booking fees) at origination was 78.49 per cent. The highest loan-to-value ratio of any mortgage account (excluding any capitalised high loan-to-value fees and any capitalised booking fees) at origination was 95.00 per cent. and the lowest was
0.02 per cent. The average value of capitalised high loan-to-value fees and/or booking fees and/or valuation fees at origination was approximately (pound)500.

LTV RATIOS AT ORIGINATION INDEXED ACCORDING TO THE HALIFAX HOUSE PRICE INDEX

     The following table shows the range of LTV ratios, which express the outstanding balance of a mortgage loan as at the date of the original initial mortgage origination divided by the indexed valuation of the property securing that mortgage loan as at 9th August, 2002, based on the Halifax House Price Index.


RANGE OF LOAN-TO-VALUE RATIOS AT            AGGREGATE
ORIGINATION (EXCLUDING CAPITALISED         OUTSTANDING               NUMBER OF
HIGH LOAN-TO-VALUE FEES AND/OR       PRINCIPAL BALANCE                MORTGAGE
BOOKING FEES AND/OR VALUATION FEES)            (POUND)   % OF TOTAL   ACCOUNTS    % OF TOTAL
-----------------------------------  -----------------   ----------   ---------   ----------
 0.00% -- 24.99% ...................       914,479,814         3.20      20,556         4.77
25.00% -- 49.99% ...................     7,979,762,346        27.90     125,072        29.05
50.00% -- 74.99% ...................    14,192,284,841        49.63     203,341        47.23
75.00% -- 79.99% ...................     2,893,260,873        10.12      43,733        10.16
80.00% -- 84.99% ...................     1,736,993,973         6.07      25,885         6.01
85.00% -- 89.99% ...................       787,012,153         2.75      10,356         2.41
90.00% -- 95.00% ...................        94,568,723         0.33       1,560         0.36
                                        --------------       ------     -------       ------
Totals .............................    28,598,362,723       100.00     430,503       100.00
                                        ==============       ======     =======       ======


     The weighted average loan-to-value ratio of the mortgage accounts (excluding any capitalised high loan-to-value fees and capitalised booking fees) at origination was 58.80 per cent.

LTV RATIOS AT ORIGINATION INDEXED ACCORDING TO THE NATIONWIDE HOUSE PRICE INDEX

     The following table shows the range of LTV ratios, which express the outstanding balance of a mortgage loan as at the date of the original initial mortgage origination divided by the indexed valuation of the property securing that mortgage loan as at 9th August, 2002, based on the Nationwide House Price Index.


RANGE OF LOAN-TO-VALUE RATIOS AT               AGGREGATE
ORIGINATION (EXCLUDING CAPITALISED            OUTSTANDING               NUMBER OF
HIGH LOAN-TO-VALUE FEES AND/OR          PRINCIPAL BALANCE                MORTGAGE
BOOKING FEES AND/OR VALUATION FEES)               (POUND)   % OF TOTAL   ACCOUNTS    % OF TOTAL
-----------------------------------     -----------------   ----------   ---------   ----------
 0.00% -- 24.99% ......................       973,928,722         3.41      21,874         5.08
25.00% -- 49.99% ......................     8,437,169,330        29.50     133,146        30.93
50.00% -- 74.99% ......................    15,053,304,498        52.64     221,743        51.51
75.00% -- 79.99% ......................     2,280,304,677         7.97      30,807         7.16
80.00% -- 84.99% ......................     1,403,041,331         4.91      17,382         4.04
85.00% -- 89.99% ......................       449,284,041         1.57       5,534         1.29
90.00% -- 95.00% ......................         1,330,124         0.00          17         0.00
                                           --------------       ------     -------       ------
Totals ................................    28,598,362,723       100.00     430,503       100.00
                                           ==============       ======     =======       ======


     The weighted average loan-to-value ratio of the mortgage accounts (excluding any capitalised high loan-to-value fees and capitalised booking fees) at origination was 57.14 per cent.


GEOGRAPHICAL SPREAD

     The following table shows the spread of properties throughout England, Wales and Scotland. No properties are situated outside England, Wales and Scotland. The geographical location of a property has no impact upon the seller's lending criteria and credit scoring tests.



                                      AGGREGATE
                                    OUTSTANDING                NUMBER OF
                              PRINCIPAL BALANCE                 MORTGAGE
REGION                                  (POUND)   % OF TOTAL    ACCOUNTS   % OF TOTAL
------                        -----------------   ----------   ---------   ----------
East Anglia .................     1,007,189,306         3.52      17,048         3.96
East Midlands ...............     1,292,372,961         4.52      23,479         5.45
London ......................     6,682,381,143        23.37      78,923        18.33
North .......................       921,194,421         3.22      19,241         4.47
North West ..................     2,662,270,276         9.31      51,696        12.01
South East (excl. London) ...     9,432,539,580        32.98     121,095        28.13
South West ..................     2,231,649,830         7.80      35,032         8.14
Wales .......................     1,071,546,645         3.75      22,018         5.11
West Midlands ...............     1,673,680,659         5.85      29,864         6.94
Yorkshire ...................     1,415,534,263         4.95      29,049         6.75
Scotland ....................                 0         0.00           0         0.00
Unknown .....................       208,003,639         0.73       3,058         0.71
                                 --------------       ------     -------       ------
Totals ......................    28,598,362,723       100.00     430,503       100.00
                                 ==============       ======     =======       ======

SEASONING OF LOANS

        The following table shows the time elapsed since the date of origination of the loans.


                                                          AGGREGATE
                                                        OUTSTANDING                     NUMBER OF
                                                  PRINCIPAL BALANCE                      MORTGAGE
AGE OF LOANS IN MONTHS                                    ((POUND))     % OF TOTAL       ACCOUNTS      % OF TOTAL
------------------------                          -----------------     ----------       --------      ----------
  0 to <= 6....................................     1,909,368,817             6.68         24,213            5.62
> 6 to <=12....................................     4,704,040,881            16.45         59,947           13.92
>12 to <=18....................................     4,627,305,705            16.18         61,659           14.32
>18 to <=24....................................     2,646,802,182             9.26         38,112            8.85
>24 to <=30....................................     2,654,652,977             9.28         41,094            9.55
>30 to <=36....................................     2,686,988,882             9.40         42,001            9.76
>36 to <=42....................................     1,286,596,681             4.50         20,799            4.83
>42 to <=48....................................     1,419,799,492             4.96         24,071            5.59
>48 to <=54....................................     1,465,654,674             5.12         24,147            5.61
>54 to <=60....................................     1,543,221,021             5.40         25,970            6.03
>60 to <=66....................................     1,098,164,048             3.84         19,802            4.60
>66 to <=72....................................     1,272,338,004             4.45         22,701            5.27
>72 to <=78....................................       706,200,327             2.47         13,908            3.23
>78 to <=84....................................       577,229,032             2.02         12,079            2.81
                                                  ---------------           ------        -------          ------
Totals.........................................    28,598,362,723           100.00        430,503          100.00
                                                  ===============           ======        =======          ======

     The weighted average seasoning of loans was 30.82 months and the maximum seasoning of loans was 84.00 months. The minimum seasoning of loans was 4.00 months.


YEARS TO MATURITY OF LOANS

     The following table shows the number of years of the mortgage term which remain unexpired:


                                                          AGGREGATE
                                                        OUTSTANDING                     NUMBER OF
                                                  PRINCIPAL BALANCE                      MORTGAGE
YEARS TO MATURITY                                         ((POUND))     % OF TOTAL       ACCOUNTS      % OF TOTAL
-----------------                                 -----------------     ----------       --------      ----------

  0 to <= 5.....................................         78,828,675           0.28          2,136            0.50
> 5 to <=10.....................................      1,246,633,305           4.36         25,269            5.87
>10 to <=15.....................................      3,815,156,168          13.34         63,508           14.75
>15 to <=20.....................................      7,290,576,261          25.49        116,665           27.10
>20 to <=25.....................................     15,639,469,023          54.69        216,544           50.30
>25 to <=30.....................................        425,131,524           1.49          5,124            1.19
>30 to <=35.....................................        102,239,573           0.36          1,254            0.29
>35 to <=40.....................................            328,194           0.00              3            0.00
                                                    ---------------         ------        -------          ------
Totals..........................................     28,598,362,723         100.00        430,503          100.00
                                                    ===============         ======        =======          ======

     The weighted average remaining term of loans was 19.72 years and the maximum remaining term was 35.33 years. The minimum remaining term was 0.08 years.

PURPOSE OF LOAN

     The following table shows the purpose of the loans on origination:


                                                  AGGREGATE
                                                OUTSTANDING                        NUMBER OF
                                          PRINCIPAL BALANCE                         MORTGAGE
USE OF PROCEEDS                                   ((POUND))        % OF TOTAL       ACCOUNTS      % OF TOTAL
---------------                           -----------------        ----------       --------      ----------
Purchase...............................      26,321,192,053             92.04        389,770           90.54
Remortgage.............................       2,277,170,670              7.96         40,733            9.46
                                             --------------            ------        -------          ------
Totals.................................      28,598,362,723            100.00        430,503          100.00
                                             ==============            ======        =======          ======



PROPERTY TYPE

     Descriptions of the terms used in these property types are contained in the glossary.


                                                       AGGREGATE
                                                       OUTSTANDING
                                                 PRINCIPAL BALANCE                      NUMBER OF
PROPERTY TYPE                                            ((POUND))     % OF TOTAL      PROPERTIES     % OF TOTAL
-------------                                    -----------------     ----------      ----------     ----------
Converted Flat/Maisonette......................      1,015,717,633           3.55          13,572           3.15
Detached House.................................      6,077,370,141          21.25          69,814          16.22
Detached or Chalet Bungalow....................        523,709,823           1.83           8,342           1.94
Purpose-built Flat/Maisonette..................      2,398,773,813           8.39          37,142           8.63
Semi-detached Bungalow.........................        211,326,791           0.74           4,209           0.98
Semi-detached/Link-detached House..............      7,687,939,607          26.88         122,652          28.49
Terraced House/Bungalow........................      8,466,935,113          29.61         142,985          33.21
Other/Unknown..................................      2,216,589,801           7.75          31,787           7.38
                                                    --------------         ------         -------         ------
Totals.........................................     28,598,362,722         100.00         430,503         100.00
                                                    ==============         ======         =======         ======


DISTRIBUTION OF FIXED RATE LOANS

     Fixed rate loans remain at the relevant fixed rate for a period of time as specified in the offer conditions, after which they move to the SVR or some other rate as specified in the offer conditions.


                                                AGGREGATE
                                              OUTSTANDING
                                                PRINCIPAL                          NUMBER OF        % OF TOTAL
                                                  BALANCE                           MORTGAGE             FIXED
FIXED RATE %                                    ((POUND))        % OF TOTAL         ACCOUNTS        RATE LOANS
------------                                  -----------        ----------        ---------        ----------
3.00 - 3.99...........................         40,021,492             0.37               538             0.35
4.00 - 4.99...........................      1,461,423,112            13.67            19,793            12.77
5.00 - 5.99...........................      3,669,137,882            34.32            44,673            28.81
6.00 - 6.99...........................      4,027,143,916            37.66            63,417            40.90
7.00 - 7.99...........................      1,413,221,947            13.22            25,221            16.27
8.00 - 8.99...........................         80,957,816             0.76             1,397             0.90
9.00 - 9.99...........................            438,062             0.00                 6             0.00
                                           --------------           ------           -------           ------
Totals................................     10,692,344,228           100.00           155,045           100.00
                                           ==============           ======           =======           ======

                                                AGGREGATE
                                              OUTSTANDING
                                                PRINCIPAL                          NUMBER OF        % OF TOTAL
                                                  BALANCE                           MORTGAGE             FIXED
YEAR IN WHICH FIXED RATE PERIOD ENDS            ((POUND))        % OF TOTAL         ACCOUNTS        RATE LOANS
------------------------------------        -------------        ----------        ---------        ----------
2002..................................      1,613,250,645             15.09           24,026             15.50
2003..................................      3,153,384,209             29.49           43,506             28.06
2004..................................      2,467,848,469             23.08           35,017             22.59
2005..................................      1,190,562,921             11.13           20,686             13.34
2006..................................      1,607,377,756             15.03           22,721             14.65
2007..................................        495,024,374              4.63            6,261              4.04
2008..................................         58,773,707              0.55            1,066              0.69
2009..................................         98,584,011              0.92            1,664              1.07
2011..................................          3,098,479              0.03               41              0.03
2012..................................          4,439,658              0.04               57              0.04
                                           --------------            ------          -------            ------
Totals................................     10,692,344,228            100.00          155,045            100.00
                                           ==============            ======          =======            ======


CHARACTERISTICS OF UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET

     The housing market in the UK is primarily one of owner-occupied housing. At the end of 2001, owner-occupation and privately rented accommodation accounted for 69.2 per cent. and 9.9 per cent. of the housing stock respectively, according to the Department of Transport, Local Government and the Regions. The remainder were in some form of public/social ownership.

     According to the Council of Mortgage Lenders, at the end of 2001, mortgage loans outstanding amounted to (pound)591 billion, with banks and building societies holding 71 per cent. and 19 per cent. of the total respectively, and in 2001 outstanding mortgage debt grew by 10.5 per cent., well above the long-term average of 6.5 per cent. during 1990-2001.

     Set out in the following tables are a number of characteristics of the United Kingdom mortgage market.

CPR RATES

     This quarterly constant prepayment rate, or CPR, data was calculated by dividing the amount of mortgages repaid in a quarter by the quarterly balance of mortgages outstanding for building societies in the UK. These quarterly repayment rates were then annualised using standard methodology.


     Over the past 39 years, CPRs experienced in respect of residential mortgage loans made by building societies have been between 9.5 per cent. and 14.0 per cent. for approximately 80 per cent. of that time.



            AGGREGATE                    AGGREGATE                       AGGREGATE                       AGGREGATE
 CPR         QUARTERS         CPR         QUARTERS            CPR         QUARTERS            CPR         QUARTERS
 (%)    OVER 39 YEARS         (%)    OVER 39 YEARS            (%)    OVER 39 YEARS            (%)    OVER 39 YEARS
----  ---------------        ----  --------------            ----  ---------------           ----  ---------------
 7.0                0        10.5               18           14.0                6           17.5                1
 7.5                0        11.0               18           14.5                2           18.0                1
 8.0                4        11.5               16           15.0                3           18.5                1
 8.5                1        12.0               20           15.5                2           19.0                1
 9.0                6        12.5               13           16.0                4           19.5                2
 9.5                9        13.0               11           16.5                2           20.0                1
10.0               10        13.5                5           17.0                1           22.5                1



-----------

Source: Council of Mortgage Lenders


     Over the past 39 years, the highest single quarter CPR experienced in respect of residential mortgage loans made by building societies was recorded in September 2002 at a level of 22.41 per cent. The lowest level was 7.94 per cent. in June and March of 1974. The greatest variance between any two quarters during the same period was an increase of 5.30 per cent. and a decrease of 5.63 per cent.

     The highest 12-month rolling average CPR over the same 39-year period was
20.01 per cent. The lowest was 8.84 per cent. The greatest variance between any two 12-month rolling periods was an increase of 1.07 per cent. and a decrease of
1.67 per cent.

                        CPR                                       CPR
                   RATE FOR   12-MONTH                       RATE FOR   12-MONTH
                        THE    ROLLING                            THE    ROLLING
                    QUARTER    AVERAGE                        QUARTER    AVERAGE
QUARTER                 (%)        (%)      QUARTER               (%)        (%)
-------            --------   --------      -------           -------   --------
March 1963........    10.40        N/A      June 1963........   11.75        N/A
September 1963....    12.70        N/A      December 1963....   13.36      12.05
March 1964........    11.29      12.27      June 1964........   12.30      12.41
September 1964....    12.68      12.41      December 1964....   12.82      12.27
March 1965........    11.12      12.23      June 1965........   10.80      11.86
September 1965....    10.66      11.35      December 1965....   11.51      11.02
March 1966........    10.45      10.85      June 1966........   11.39      11.00
September 1966....    11.71      11.27      December 1966....   10.60      11.04
March 1967........     9.49      10.80      June 1967........   10.95      10.69
September 1967....    11.65      10.67      December 1967....   11.51      10.90
March 1968........    10.18      11.07      June 1968........   10.57      10.98
September 1968....    10.91      10.79      December 1968....   10.24      10.48
March 1969........     9.15      10.22      June 1969........   10.23      10.13
September 1969....    10.65      10.07      December 1969....   10.01      10.01
March 1970........     8.92       9.95      June 1970........   10.68      10.06
September 1970....    11.60      10.30      December 1970....   11.46      10.66
March 1971........     9.33      10.76      June 1971........   11.44      10.96
September 1971....    12.17      11.10      December 1971....   12.30      11.31
March 1972........    10.72      11.66      June 1972........   11.81      11.75
September 1972....    12.24      11.77      December 1972....   11.74      11.63
March 1973........    10.11      11.48      June 1973........   10.54      11.16
September 1973....    11.06      10.86      December 1973....   10.55      10.56
March 1974........     7.94      10.02      June 1974........    7.94       9.37
September 1974....     9.58       9.01      December 1974....   10.83       9.07
March 1975........     9.96       9.58      June 1975........   12.23      10.65
September 1975....    12.76      11.44      December 1975....   12.21      11.79
March 1976........    10.10      11.82      June 1976........   11.48      11.64
September 1976....    11.86      11.41      December 1976....   11.70      11.28
March 1977........     8.00      10.76      June 1977........    9.84      10.35
September 1977....    12.13      10.42      December 1977....   12.66      10.66
March 1978........    11.30      11.48      June 1978........   12.19      12.07
September 1978....    11.71      11.97      December 1978....   11.19      11.60
March 1979........     9.33      11.11      June 1979........   10.12      10.59
September 1979....    11.36      10.50      December 1979....   11.07      10.47
March 1980........     8.03      10.15      June 1980........    8.66       9.78
September 1980....     9.87       9.41      December 1980....   10.48       9.26
March 1981........     9.97       9.74      June 1981........   11.78      10.52
September 1981....    12.53      11.19      December 1981....   11.82      11.53
March 1982........     9.63      11.44      June 1982........   12.91      11.72
September 1982....    13.96      12.08      December 1982....   14.20      12.68
March 1983........    12.55      13.41      June 1983........   12.76      13.37
September 1983....    12.48      13.00      December 1983....   11.86      12.41
March 1984........    10.40      11.88      June 1984........   12.13      11.72
September 1984....    12.40      11.70      December 1984....   11.87      11.70
March 1985........    10.02      11.61      June 1985........   11.67      11.49
September 1985....    13.46      11.76      December 1985....   13.68      12.21
March 1986........    11.06      12.47      June 1986........   15.53      13.43
September 1986....    17.52      14.45      December 1986....   15.60      14.92
March 1987........    10.57      14.80      June 1987........   14.89      14.64
September 1987....    16.79      14.46      December 1987....   16.18      14.61
March 1988........    13.55      15.35      June 1988........   16.03      15.64

                        CPR                                       CPR
                   RATE FOR   12-MONTH                       RATE FOR   12-MONTH
                        THE    ROLLING                            THE    ROLLING
                    QUARTER    AVERAGE                        QUARTER    AVERAGE
QUARTER                 (%)        (%)      QUARTER               (%)        (%)
-------            --------   --------      -------           -------   --------
September 1988....    18.23      16.00      December 1988....   12.60      15.10
March 1989........     8.85      13.93      June 1989........   13.04      13.18
September 1989....    11.53      11.51      December 1989....   10.38      10.95
March 1990........     8.91      10.96      June 1990........    9.37      10.05
September 1990....     9.66       9.58      December 1990....   10.58       9.63
March 1991........     9.07       9.67      June 1991........   10.69      10.00
September 1991....    11.57      10.48      December 1991....   10.24      10.39
March 1992........     9.14      10.41      June 1992........    9.12      10.02
September 1992....     9.75       9.56      December 1992....    7.96       8.99
March 1993........     8.53       8.84      June 1993........    9.97       9.05
September 1993....    10.65       9.28      December 1993....   10.01       9.79
March 1994........     8.97       9.90      June 1994........   10.48      10.03
September 1994....    11.05      10.13      December 1994....   10.68      10.29
March 1995........     9.15      10.34      June 1995........   10.51      10.35
September 1995....    11.76      10.53      December 1995....   11.61      10.76
March 1996........    10.14      11.00      June 1996........   11.32      11.21
September 1996....    13.20      11.57      December 1996....   12.58      11.81
March 1997........     9.75      11.71      June 1997........   15.05      12.65
September 1997....    12.18      12.39      December 1997....   11.17      12.04
March 1998........    10.16      12.14      June 1998........   12.05      11.39
September 1998....    13.79      11.79      December 1998....   13.43      12.36
March 1999........    11.14      12.60      June 1999........   14.27      13.16
September 1999....    15.60      13.61      December 1999....   14.94      13.99
March 2000........    13.82      14.66      June 2000........   13.87      14.56
September 2000....    14.89      14.38      December 2000....   15.57      14.54
March 2001........    15.48      14.95      June 2001........   17.39      15.83
September 2001....    19.17      16.90      December 2001....   19.03      17.77
March 2002 .......    18.70      18.57      June 2002 .......   19.91      19.20
September 2002....    22.41      20.01




------------

Source of repayment and outstanding mortgage information: Council of Mortgage Lenders

REPOSSESSION RATE

     The repossession rate of residential properties in the UK has steadily declined since 1991:

          REPOSSESSIONS               REPOSSESSIONS                REPOSSESSIONS
YEAR                (%)      YEAR               (%)      YEAR                (%)
----      ------------       ----     -------------      ----      -------------
1982......         0.11      1989.....         0.17      1996......         0.40
1983......         0.12      1990.....         0.47      1997......         0.31
1984......         0.17      1991.....         0.77      1998......         0.31
1985......         0.25      1992.....         0.69      1999......         0.27
1986......         0.30      1993.....         0.58      2000......         0.21
1987......         0.32      1994.....         0.47      2001......         0.16
1988......         0.22      1995.....         0.47

---------------

Source: Council of Mortgage Lenders

HOUSE PRICE TO EARNINGS RATIO


     According to FPD Savills, an international property consulting firm, households in the UK spent 17 per cent. of their disposable household income to service mortgage payments in 1999. In the past, households have used an average of 25 per cent. of disposable income to service mortgages, peaking at 43 per cent. in 1989.

     The following table shows the ratio for any one year of the average annual value of houses (sourced prior to and including 1993 from the "Department of the Environment, Transport and the Regions/Building Societies Association Five per cent. Sample Survey of Building Society Mortgage Completions" and sourced from and including 1994 from the "Department of the Environment, Transport and the Regions/Council of Mortgage Lenders Survey of Mortgage Lenders") compared to the average annual salary in the UK as calculated from the weekly earnings in April of the same year of male employees whose earnings were not affected by their absence from work (as recorded by the Department for Education and Employment). While this is a good indication of house affordability, it does not take into account the fact that the majority of households have more than one income to support a mortgage loan.


              HOUSE PRICE TO                          HOUSE PRICE TO
YEAR          EARNINGS RATIO            YEAR          EARNINGS RATIO
----          --------------            ----          --------------
1988.........           4.56            1995.........           3.47
1989.........           5.05            1996.........           3.47
1990.........           4.54            1997.........           3.62
1991.........           4.17            1998.........           3.84
1992.........           3.79            1999.........           4.09
1993.........           3.58            2000.........           4.47
1994.........           3.57            2001.........           4.60

-------------------

Source: Council of Mortgage Lenders, February 2002


HOUSE PRICE INDEX

     UK residential property prices, as measured by the Nationwide House Price Index and Halifax House Price Index (collectively the "HOUSING INDICES"), have generally followed the UK Retail Price Index over an extended period. Nationwide is a UK building society and Halifax is a UK bank.

     The housing market has been through three economic cycles since 1976. The greatest year to year increases in the Housing Indices occurred in the late 1970s and late 1980s with the greatest decrease in the early 1990s.

     The Housing Indices have generally increased since 1996.




                              RETAIL PRICE        NATIONWIDE HOUSE         HALIFAX HOUSE
                                 INDEX              PRICE INDEX             PRICE INDEX
                            ----------------      ----------------       ------------------
                                    % ANNUAL              % ANNUAL                 % ANNUAL
QUARTER                     INDEX     CHANGE(1)   INDEX     CHANGE(1)    INDEX       CHANGE(1)
-------                     -----     ------      -----     ------       -----       ------
March 1975...............    31.5         NA       20.7         NA          NA           NA
June 1975................    34.8         NA       21.4         NA          NA           NA
September 1975...........    35.6         NA       21.9         NA          NA           NA
December 1975............    37.0         NA       22.5         NA          NA           NA
March 1976...............    38.2       19.2       23.0       10.5          NA           NA
June 1976................    39.5       12.7       23.4        8.9          NA           NA
September 1976...........    40.7       13.4       23.9        8.7          NA           NA
December 1976............    42.6       14.0       24.4        8.1          NA           NA
March 1977...............    44.6       15.5       24.8        7.5          NA           NA
June 1977................    46.5       16.3       25.3        7.8          NA           NA
September 1977...........    47.1       14.5       25.9        8.0          NA           NA
December 1977............    47.8       11.5       26.2        7.1          NA           NA
March 1978...............    48.6        8.7       27.6       10.7          NA           NA
June 1978................    50.0        7.3       28.9       13.3          NA           NA
September 1978...........    50.8        7.5       31.7       20.2          NA           NA
December 1978............    51.8        8.0       33.6       24.9          NA           NA
March 1979...............    53.4        9.3       35.5       25.2          NA           NA
June 1979................    55.7       10.8       38.1       27.6          NA           NA
September 1979...........    59.1       15.2       40.9       25.5          NA           NA
December 1979............    60.7       15.9       43.8       26.5          NA           NA
March 1980...............    63.9       18.0       45.2       24.2          NA           NA
June 1980................    67.4       19.0       46.6       20.1          NA           NA




                              RETAIL PRICE        NATIONWIDE HOUSE         HALIFAX HOUSE
                                 INDEX              PRICE INDEX             PRICE INDEX
                            ----------------      ----------------       ------------------
                                    % ANNUAL              % ANNUAL                 % ANNUAL
QUARTER                     INDEX     CHANGE(1)   INDEX     CHANGE(1)    INDEX       CHANGE(1)
-------                     -----     ------      -----     ------       -----       ------
September 1980...........    68.5      14.7        47.1      14.1           NA           NA
December 1980............    69.9      14.1        46.9       6.8           NA           NA
March 1981...............    72.0      11.9        47.3       4.5           NA           NA
June 1981................    75.0      10.7        48.1       3.2           NA           NA
September 1981...........    76.3      10.8        48.3       2.5           NA           NA
December 1981............    78.3      11.4        47.5       1.3           NA           NA
March 1982...............    79.4       9.8        48.2       1.9           NA           NA
June 1982................    81.9       8.8        49.2       2.3           NA           NA
September 1982...........    81.9       7.0        49.8       3.1           NA           NA
December 1982............    82.5       5.3        51.0       7.1           NA           NA
March 1983...............    83.1       4.5        52.5       8.5         97.1           NA
June 1983................    84.8       3.6        54.6      10.4         99.4           NA
September 1983...........    86.1       5.0        56.2      12.1        101.5           NA
December 1983............    86.9       5.2        57.1      11.3        102.3           NA
March 1984...............    87.5       5.1        59.2      12.0        104.1         7.00
June 1984................    89.2       5.0        61.5      11.9          106         6.4
September 1984...........    90.1       4.6        62.3      10.3        108.4         6.6
December 1984............    90.9       4.5        64.9      12.8        111.0         8.2
March 1985...............    92.8       5.9        66.2      11.2        113.5         8.6
June 1985................    95.4       6.7        68.2      10.3        115.4         8.5
September 1985...........    95.4       5.7        69.2      10.5        116.8         7.5
December 1985............    96.1       5.5        70.7       8.6        120.6         8.3
March 1986...............    96.7       4.1        71.1       7.1          124         8.8
June 1986................    97.8       2.5        73.8       7.9        128.1        10.4
September 1986...........    98.3       2.9        76.3       9.8        132.2        12.4
December 1986............    99.6       3.6        79.0      11.1        136.8        12.6
March 1987...............   100.6       3.9        81.6      13.8        142.3        13.8
June 1987................   101.9       4.1        85.8      15.1        146.7        13.6
September 1987...........   102.4       4.1        88.6      15.0        151.5        13.6
December 1987............   103.3       3.6        88.5      11.4          158        14.4
March 1988...............   104.1       3.4        90.0       9.8          167        16.0
June 1988................   106.6       4.5        97.6      12.9        179.4        20.1
September 1988...........   108.4       5.7       108.4      20.2        197.4        26.5
December 1988............   110.3       6.6       114.2      25.5        211.8        29.3
March 1989...............   112.3       7.6       118.8      27.8        220.7        27.9
June 1989................   115.4       7.9       124.2      24.1        226.1        23.1
September 1989...........   116.6       7.3       125.2      14.4        225.5        13.3
December 1989............   118.8       7.4       122.7       7.2        222.5         4.9
March 1990...............   121.4       7.8       118.9       0.1        223.7         1.3
June 1990................   126.7       9.3       117.7      (5.4)       223.3        (1.2)
September 1990...........   129.3      10.3       114.2      (9.2)       222.7        (1.2)
December 1990............   129.9       8.9       109.6     (11.3)         223         0.2
March 1991...............   131.4       7.9       108.8      (8.9)       223.1        (0.3)
June 1991................   134.1       5.7       110.6      (6.2)       221.9        (0.6)
September 1991...........   134.6       4.0       109.5      (4.2)       219.5        (1.4)
December 1991............   135.7       4.4       107.0      (2.4)       217.7        (2.4)
March 1992...............   136.7       3.9       104.1      (4.4)       213.2        (4.5)
June 1992................   139.3       3.8       105.1      (5.1)       208.8        (6.1)
September 1992...........   139.4       3.5       104.2      (5.0)       206.9        (5.9)
December 1992............   139.2       2.5       100.1      (6.7)       199.5        (8.7)
March 1993...............   139.3       1.9       100.0      (4.0)       199.6        (6.6)
June 1993................   141.0       1.2       103.6      (1.4)       201.7        (3.5)
September 1993...........   141.9       1.8       103.2      (1.0)       202.6        (2.1)
December 1993............   141.9       1.9       101.8       1.7        203.5         2.0
March 1994...............   142.5       2.3       102.4       2.4        204.6         2.5
June 1994................   144.7       2.6       102.5      (1.1)       202.9         0.6
September 1994...........   145.0       2.2       103.2       0.0        202.7         0.0




                              RETAIL PRICE        NATIONWIDE HOUSE         HALIFAX HOUSE
                                 INDEX              PRICE INDEX             PRICE INDEX
                            ----------------      ----------------       ------------------
                                    % ANNUAL              % ANNUAL                 % ANNUAL
QUARTER                     INDEX     CHANGE(1)   INDEX     CHANGE(1)    INDEX       CHANGE(1)
-------                     -----     ------      -----     ------       -----       ------
December 1994............   146.0       2.8       104.0       2.1       201.9         (0.8)
March 1995...............   147.5       3.4       101.9      (0.5)      201.8         (1.4)
June 1995................   149.8       3.5       103.0       0.5       199.3         (1.8)
September 1995...........   150.6       3.8       102.4      (0.80)     197.8         (2.4)
December 1995............   150.7       3.2       101.6      (2.3)      199.2         (1.3)
March 1996...............   151.5       2.7       102.5       0.6       202.1          0.1
June 1996................   153.0       2.1       105.8       2.7       206.7          3.6
September 1996...........   153.8       2.1       107.7       5.0       208.8          5.4
December 1996............   154.4       2.4       110.1       8.0       213.9          7.1
March 1997...............   155.4       2.5       111.3       8.3       216.7          7.0
June 1997................   157.5       2.9       116.5       9.6       220.2          6.3
September 1997...........   159.3       3.5       121.2      11.8       222.6          6.4
December 1997............   160.0       3.6       123.3      11.4       225.4          5.2
March 1998...............   160.8       3.4       125.5      12.0       228.4          5.3
June 1998................   163.4       3.7       130.1      11.0       232.1          5.3
September 1998...........   164.4       3.2       132.4       8.8       234.8          5.3
December 1998............   164.4       2.7       132.3       7.0       237.2          5.1
March 1999...............   164.1       2.0       134.6       7.0       238.6          4.4
June 1999................   165.6       1.3       139.7       7.1       245.5          5.6
September 1999...........   166.2       1.1       144.4       8.6       255.5          8.4
December 1999............   167.3       1.7       148.9      11.8       264.1         10.7
March 2000...............   168.4       2.6       155.0      14.1       273.1         13.5
June 2000................   171.1       3.3       162.0      14.8       272.8         10.5
September 2000...........   171.7       3.3       161.5      11.2       275.9          7.7
December 2000............   172.2       2.9       162.8       8.9       278.6          5.3
March 2001...............   172.2       2.2       167.5       7.8       281.7          3.1
June 2001................   174.4       1.9       174.8       7.6       293.2          7.2
September 2001...........   174.6       1.7       181.6      11.7       302.4          9.2
December 2001............   173.4       0.7       184.6      12.6       312.1         11.4
March 2002...............   174.5       1.3       190.2      12.7       329.1         15.6
June 2002................   176.2       1.0       206.5      16.7       343.8         15.9
September 2002...........   177.6       1.7       221.1      19.7       365.8         19.0




-------------

Source: Datastream, Nationwide Building Society and Halifax Plc, respectively. "NA" indicates that the relevant figure is not available.


(1) The percentage annual change is calculated in accordance with the following formula:

     In (x/y) where "x" is equal to the current quarter's index value and "y" is equal to the index value of the previous year's corresponding quarter.

     All information contained in this prospectus in respect of the Nationwide House Price Index has been reproduced from information published by Nationwide Building Society. All information contained in this prospectus in respect of the Halifax House Price Index has been reproduced from information published by Halifax plc.

     The issuer has not participated in the preparation of that information nor made any enquiry with respect to that information. Neither the issuer nor Nationwide Building Society nor Halifax plc makes any representation as to the accuracy of the information or has any liability whatsoever to you in connection with that information. Anyone relying on the information does so at their own risk.

                                  THE SERVICER

THE SERVICER

     Under the servicing agreement, Abbey National plc has been appointed as the initial servicer of the loans. The day-to-day servicing of the loans is performed by the servicer through the servicer's retail branches, telephone and electronic banking centres and the joint venture operations centres which are subject to the joint venture arrangements described in "THE SERVICING AGREEMENT
- ACTUAL DELEGATION BY THE SERVICER TO JOINT VENTURE WITH EDS". The servicer's registered office is Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN.

     This section describes the servicer's procedures in relation to mortgage loans generally. A description of the servicer's obligation under the servicing agreement follows in the next section.


     Abbey National plc is continually reviewing the way in which it conducts its mortgage loan servicing business in order to ensure that it remains up-to-date and cost effective in a competitive market, and the servicer may therefore change its servicing processes from time to time. However, Abbey National plc will retain exclusive control over the underwriting policies and lending criteria and will agree the servicing standards to be applied in the course of servicing mortgage loans.


SERVICING OF LOANS

     Servicing procedures include responding to customer enquiries, monitoring compliance with and servicing the loan features and facilities applicable to the loans and management of loans in arrears. See "THE SERVICING AGREEMENT".

     Pursuant to the terms and conditions of the loans, borrowers must pay the monthly amount required under the terms and conditions of the loans on or before each monthly instalment due date. Interest accrues in accordance with the terms and conditions of each loan and is collected from borrowers monthly.

     In the case of variable rate loans, the servicer sets the mortgages trustee SVR and any variable margin applicable to any tracker loan on behalf of the mortgages trustee and the beneficiaries, except in the limited circumstances as set out in the servicing agreement. In the case of some loans that are not payable at the mortgages trustee SVR, for example loans at a fixed rate, the borrower will continue to pay interest at the relevant fixed rate until the relevant period ends in accordance with the borrower's offer conditions. After that period ends, and unless the servicer offers, and the borrower accepts, another option with an incentive, interest will be payable at the mortgages trustee SVR. In addition, some other types of loans are payable or may change so as to become payable by reference to other rates not under the control of the servicer such as LIBOR or rates set by the Bank of England, which rates may also include a fixed or variable rate margin set by the servicer.

       The servicer will take all steps necessary under the mortgage terms to notify borrowers of any change in the interest rates applicable to the loans, whether due to a change in the mortgages trustee SVR or any variable margin or as a consequence of any provisions of those terms.


     Payments of interest and, in the case of repayment loans, principal, are payable in arrear monthly. The servicer is responsible for ensuring that all payments are made by the relevant borrower either directly to the mortgages trustee GIC account held in the name of the mortgages trustee or to the relevant alternative account or cleared through the relevant Abbey National plc account and credited to the mortgages trustee GIC account, as appropriate. All payments from borrowers are made by direct debits unless the servicer has specifically agreed to another form of payment with that borrower. The servicer initially credits the mortgages trustee GIC account and the alternative accounts with the full amount of the direct debit requests. However, a few days after the due date for payment the unpaid direct debits begin to be returned, at which time the servicer is permitted to reclaim from the mortgages trustee GIC account or the relevant alternative account, as appropriate, the corresponding amounts previously credited. In these circumstances the usual arrears procedures described in "-ARREARS AND DEFAULT PROCEDURES" will be taken.


     All amounts which are credited and paid to an alternative account are transferred into the mortgages trustee GIC account on a regular basis and in any event no later than the next business day after they are deposited in the relevant alternative account. Any amounts which are due to be paid to the mortgages trustee GIC account but which are credited in error to an account of the seller will initially be held on trust by the seller for the mortgages trustee. The seller will then transfer those amounts to the mortgages trustee GIC account as soon as reasonably practicable.

ARREARS AND DEFAULT PROCEDURES

     The servicer regularly gives to the mortgages trustee and the beneficiaries written details of loans that are in arrears. A loan is identified as being "IN ARREARS" when the aggregate of all amounts overdue is at least equal to the monthly payment then due. In general, the servicer attempts to collect all payments due under or in connection with the loans, having regard to the circumstances of the borrower in each case.

     The arrears are reported between 10 and 21 days after the amount has been identified unless the arrears have been reduced in the meantime to an amount less than the monthly payment then due. After the arrears are first reported the borrower is contacted and asked for payment of the arrears. The servicer then continues to contact the borrower asking for payment of the arrears.

     Where considered appropriate, the servicer may enter into arrangements with the borrower regarding the arrears, including:

     o arrangements to make each monthly payment as it falls due plus an additional amount to pay the arrears over a period of time;

     o arrangements to pay only a portion of each monthly payment as it falls due; and

     o a deferment for a period of time of all payments, including interest and principal or parts of any of them.

     Any arrangements may be varied from time to time at the discretion of the servicer, the primary aim being to rehabilitate the borrower and recover the situation.

     Legal proceedings do not usually commence until the arrears become equivalent to at least three times the monthly payment then due. However, in many cases legal proceedings may commence later than this. Once legal proceedings have commenced, the servicer may send further letters to the borrower encouraging the borrower to enter into discussions to pay the arrears. The servicer may still enter into an arrangement with a borrower at any time prior to a court hearing, or it may adjourn a court hearing. If a court order is made for payment and the borrower subsequently defaults in making the payment, then the servicer may take action as it considers appropriate, including entering into an arrangement with the borrower. If the servicer applies to the court for an order for possession, the court has discretion as to whether it will grant the order.

     The servicer has discretion to deviate from these procedures. In particular, the servicer may deviate from these procedures where a borrower suffers from a mental or physical infirmity, is deceased or where the borrower is otherwise prevented from making payment due to causes beyond the borrower's control. This is the case for both sole and joint borrowers.

     After possession, the servicer may take action as it considers appropriate, including to:

     o secure, maintain or protect the property and put it into a suitable condition for sale;

     o create (other than in Scotland) any estate or interest on the property, including a leasehold;

     o dispose of the property (in whole or in parts) or of any interest in the property, by auction, private sale or otherwise, for a price it considers appropriate; and

     o    let the property for any period of time.

     The servicer has discretion as to the timing of any of these actions, including whether to postpone the action for any period of time. The servicer may also carry out works on the property as it considers appropriate, including the demolition of the whole or any part of it.

     It should also be noted that the servicer's ability to exercise its power of sale in respect of the property is dependent upon mandatory legal restrictions as to notice requirements. In addition, there may be factors outside the control of the servicer, such as whether the borrower contests the sale and the market conditions at the time of sale, that may affect the length of time between the decision of the servicer to exercise its power of sale and final completion of the sale.

     The net proceeds of sale of the property are applied against the sums owed by the borrower to the extent necessary to discharge the mortgage including any accumulated fees and interest. Where those proceeds are insufficient to cover all amounts owing under the mortgage and the loan is covered by a MIG policy, a claim is made under the MIG policy, if appropriate. From 1st January, 2002, no new mortgage loans of the seller are covered by MIG policies. Where the funds arising from application of these procedures are insufficient to pay all amounts owing in respect of a loan, the funds are applied first in paying principal, and secondly in paying interest and costs.

     At this point the account is closed. However, the borrower is still liable for the deficit left over after the property is sold but before the proceeds of any MIG insurance are applied. The servicer attempts to recover as much of this deficit as possible from the borrower.

     These arrears and security enforcement procedures may change over time as a result of a change in the servicer's business practices or legislative and regulatory changes.

ARREARS EXPERIENCE


     The following table summarises loans in arrears and repossession experience for loans serviced by Abbey National plc, including the loans that are contained in the trust property. The table includes mortgage assets which were not originated by Abbey National plc, but which were acquired by Abbey National plc after their origination. These mortgages are administered in accordance with Abbey National plc's policies, but do not form any part of the assets sold, or to be sold, to the mortgages trustee. For arrears and repossession experience specific to the portfolio during the period 10th September, 2002 to 8th October, 2002, see Annex A.



                                                                                                                               30TH
                                                                                                                               JUNE
                                                  1995       1996       1997       1998       1999       2000       2001       2002
                                              --------   --------   --------   --------   --------   --------   --------   --------
OUTSTANDING BALANCE ((POUND)BILLIONS) .......    45.52      57.58      55.12      56.22      58.55      61.24      66.40      71.27

NUMBER OF LOANS OUTSTANDING (THOUSANDS) ..... 1,209.78   1,540.68   1,488.21   1,459.40   1,435.55   1,414.67   1,401.59   1,390.55

OUTSTANDING BALANCE OF LOANS IN ARREARS
 ((POUND) MILLIONS)

30-59 days .................................. 1,409.94     783.47     918.07   1,438.02   1,099.60   1,100.76     902.54     928.75
60-89 days ..................................   572.18     355.15     365.65     600.58     453.49     504.00     412.75     387.37
90-119 days .................................   350.45     234.90     223.27     347.02     269.86     265.32     247.09     225.46
120 or more days ............................ 1,220.35     958.55     801.31   1,373.22     973.51     746.90     650.72     537.27
                                              --------   --------   --------   --------   --------   --------   --------   --------
TOTAL OUTSTANDING BALANCE OF LOANS IN
 ARREARS ((POUND)MILLIONS) .................. 3,552.92   2,332.07   2,308.31   3,758.83   2,796.46   2,616.98   2,213.10   2,078.85
                                              ========   ========   ========   ========   ========   ========   ========   ========
NUMBER OF LOANS IN ARREARS (THOUSANDS)

30-59 days ..................................    34.34      34.96      34.94      38.25      26.45      25.01      19.64      19.62
60-89 days ..................................    13.52       8.33       8.72      14.58      10.68      11.26       9.15       8.36
90-119 days .................................     7.90      11.64      10.40       9.40       6.27       5.91       5.28       4.80
120 or more days ............................    24.88      26.14      20.57      27.22      22.00      16.50      13.90      11.28
                                              --------   --------   --------   --------   --------   --------   --------   --------
TOTAL NUMBER OF LOANS IN ARREARS (THOUSANDS).    80.64      81.07      74.63      89.44      65.40      58.68      47.97      44.06
                                              ========   ========   ========   ========   ========   ========   ========   ========
PERCENTAGE OF PROPERTIES REPOSSESSED* .......     0.37%      0.44%      0.36%      0.36%      0.41%      0.36%      0.28%      0.22%

AMOUNT OF LOAN LOSSES
 ((POUND)MILLIONS) ..........................    95.36     105.83     107.77      55.04      41.78      35.66      21.50       6.80

LOAN LOSSES AS % OF TOTAL OUTSTANDING
 BALANCE ....................................     0.21%      0.18%      0.20%      0.10%      0.07%      0.06%      0.03%      0.02%


---------------

* Number of properties taken into possession during the period as a percentage of number of accounts outstanding at the end of the period.


     Repossessions expresses the number of properties taken into possession during the applicable period, as a percentage of the number of loans outstanding at the end of the period. As at 30th June, 2002 over 95 per cent. of the loans reflected in the table were originated by Abbey National plc and there is no material difference in the arrears experience of loans originated by Abbey National plc and loans reflected in the table. Although a due diligence review was carried out by, or on behalf of, Abbey National plc in relation to the loans that were not originated by Abbey National plc, Abbey National plc did not re-underwrite those loans.

     There can be no assurance that the arrears and repossession experience with respect to the loans comprising the trust property will correspond to the experience of Abbey National plc's overall loan portfolio as set forth in the foregoing table. The statistics in the preceding table represent only the arrears and repossession experience for the periods presented, whereas the arrears and repossession experience on the loans in the trust property depends on results obtained over the life of the loans in the trust property. The foregoing statistics include loans with a variety of payment and other characteristics that may not correspond to those of the loans in the trust property. Moreover, if the property market experiences an overall decline in property values so that the value of the properties in the trust property falls below the principal balances of the loans comprising the overall pool, the actual rates of arrears and repossessions could be significantly higher than those previously experienced by Abbey National plc. In addition, other adverse economic conditions, whether or not they affect property values, may nonetheless affect the timely payment by borrowers of principal and interest and, accordingly, the rates of arrears, repossessions and losses with respect to the loans in the trust property. Noteholders should observe that the United Kingdom experienced relatively low and stable interest rates during the periods covered in the preceding table. If interest rates were to rise, it is likely that the rate of arrears and repossessions likewise would rise.

     Abbey National plc's level of mortgage arrears has been on a downward trend since the recession in the UK in the early nineties. Between June, 1996 and June, 1998, interest rate increases, with the reduction of benefits offered by the mortgage interest relief at source, levelled off this trend. However, the centralisation of operational responsibility for arrears, a healthy economic climate and interest rate reductions saw arrears fall by 25 per cent. in 1999 and by a further 10.3 per cent. during 2000 and 18.3 per cent. during 2001.

     House price inflation has indirectly contributed to the improved arrears situation by enabling borrowers to sell at a profit if they encounter financial hardship. In the past few years, house price inflation has been above its historical upward trend line and is expected to moderate. In the late 1980s house prices rose substantially faster than inflation as housing turnover increased to record levels. This was at a time when the economy grew rapidly, which led to falling unemployment and relatively high rates of real income growth. These fed into higher demand for housing and house prices rose rapidly. Demand was further increased by changes in taxation legislation with regard to tax relief on mortgage payments in 1988. When monetary policy was tightened subsequently (in terms of both "LOCKING IN" sterling to the European Exchange Rate Mechanism and higher interest rates), the pace of economic activity first slowed and then turned into recession. Rising unemployment combined with high interest rates led to a fall in housing demand and increased default rates and repossessions. The ability of borrowers to refinance was limited as house prices began to fall and many were in a position of negative equity (borrowings greater than the resale value of the property) in relation to their mortgages. Abbey National plc regularly reviews its lending policies in the light of prevailing market conditions and reviews actions so as to mitigate possible problems.

     The performance of Abbey National plc new business and the arrears profiles are monitored monthly against various triggers. Whenever a trigger is exceeded then the reason is reviewed and acted upon. Over the last few years arrears management has been centralised and the main collection platform has helped in achieving the favourable arrears trend. Collections scoring has been introduced to further increase the targeting of customers in arrears, in order to optimise on collections performance.

     In the current economic environment, it is expected that arrears levels will remain stable.

                             THE SERVICING AGREEMENT

     The following section contains a summary of the material terms of the servicing agreement. The summary does not purport to be complete and is subject to the provisions of the servicing agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

INTRODUCTION


     On 26th July, 2000, Abbey National plc was appointed by the mortgages trustee, Funding and the seller under the servicing agreement to be their agent to service the loans and their related security and the security trustee consented to the appointment. Abbey National plc has undertaken that in its role as servicer it will comply with any proper directions and instructions that the mortgages trustee, Funding, the seller or the security trustee may from time to time give to Abbey National plc in accordance with the provisions of the servicing agreement. The servicer is required to administer the loans in the following manner:


     o    in accordance with the servicing agreement; and

     o as if the loans and mortgages had not been assigned to the mortgages trustee but remained with the seller, and in accordance with the seller's procedures and administration and enforcement policies as they apply to those loans from time to time.

     The servicer's actions in servicing the loans in accordance with its procedures are binding on the mortgages trustee. The servicer may, in some circumstances, delegate or sub-contract some or all of its responsibilities and obligations under the servicing agreement. However, the servicer remains liable at all times for servicing the loans and for the acts or omissions of any delegate or sub-contractor. The servicer has delegated some of its responsibilities and obligations under the servicing agreement as described in "-ACTUAL DELEGATION BY THE SERVICER TO JOINT VENTURE WITH EDS".

POWERS

     Subject to the guidelines for servicing set forth in the preceding section, the servicer has the power, among other things:

     o to exercise the rights, powers and discretions of the mortgages trustee, the seller and Funding in relation to the loans and their related security and to perform their duties in relation to the loans and their related security; and

     o to do or cause to be done any and all other things which it reasonably considers necessary or convenient or incidental to the administration of the loans and their related security or the exercise of such rights, powers and discretions.

UNDERTAKINGS BY THE SERVICER

     The servicer has undertaken, among other things, the following:

     (A) To maintain approvals, authorisations, consents, and licences required in order properly to service the loans and their related security and to perform or comply with its obligations under the servicing agreement.

     (B) To determine and set the mortgages trustee SVR and any variable margin applicable in relation to any tracker loan in relation to the loans (including the relevant tracker loans) comprising the trust property except in the limited circumstances described in this paragraph (B) when the mortgages trustee will be entitled to do so. It will not at any time, without the prior consent of the mortgages trustee, Funding and the security trustee, set or maintain:

          (i) the mortgages trustee SVR at a rate which is higher than (although it may be lower than) the then prevailing Abbey SVR which applies to loans beneficially owned by the seller outside the mortgages trust;

          (ii) a margin in respect of any tracker loan which, where the offer conditions for that loan provide that the margin shall be the same as the margin applicable to all other loans having the same offer conditions in relation to interest rate setting, is higher than the margin then applying to those loans beneficially owned by the seller outside the mortgages trust; and

         (iii) a margin in respect of any other tracker loan which is higher than the margin which would then be set in accordance with the seller's policy from time to time in relation to that loan.

         In particular, the servicer shall determine on each interest payment date, having regard to the aggregate of:

         (a) the income which Funding would expect to receive during the next succeeding interest period;

         (b) the mortgages trustee SVR, any variable margins applicable in relation to any tracker loans and the variable mortgage rates in respect of the loans which the servicer proposes to set under the servicing agreement; and

         (c) the other resources available to Funding including the Funding swap agreement and the reserve funds,

         whether Funding would receive an amount of income during that loan interest period which is less than the amount which is the aggregate of
         (1) the amount of interest which will be payable in respect of all term AAA advances on the interest payment date falling at the end of that loan interest period and (2) the other senior expenses of Funding ranking in priority to interest due on all those term AAA advances. If the servicer determines that there will be a shortfall in the foregoing amounts, it will give written notice to the mortgages trustee, Funding and the security trustee, within one London business day, of the amount of the shortfall and the SVR and any variable margins applicable in relation to any tracker loans which would, in the servicer's opinion, need to be set in order for no shortfall to arise, having regard to the date(s) on which the change to the SVR and any variable margins would take effect and at all times acting in accordance with the standards of a reasonable, prudent mortgage lender as regards the competing interests of borrowers with SVR loans and borrowers with tracker loans. If the mortgages trustee, Funding and the security trustee notify the servicer that, having regard to the obligations of Funding, the SVR and/or any variable margins should be increased, the servicer will take all steps which are necessary to increase the SVR and/or any variable margins including publishing any notice which is required in accordance with the mortgage terms.

         The mortgages trustee and/or Funding and the security trustee may terminate the authority of the servicer to determine and set the mortgages trustee SVR and any variable margins on the occurrence of a "SERVICER TERMINATION EVENT" as defined under "- REMOVAL OR RESIGNATION OF THE SERVICER", in which case the mortgages trustee will set the mortgages trustee SVR and any variable margins itself in accordance with this paragraph (B) and Abbey National plc will have the right to make representations to the mortgages trustee with respect to changes to the variable margin.

    (C) To the extent so required by the relevant mortgage terms and applicable law, to notify borrowers of any change in interest rates, whether due to a change in the mortgages trustee SVR, the margin applicable to any tracker loan or as a consequence of any provisions of the mortgage conditions or the offer conditions. It will also notify the mortgages trustee, the security trustee and the beneficiaries of any change in the mortgages trustee SVR.

    (D) To execute all documents on behalf of the mortgages trustee, the seller and Funding which are necessary or desirable for the efficient provision of services under the servicing agreement.

    (E) To keep records and accounts on behalf of the mortgages trustee in relation to the loans.

    (F) To keep the customer files and title deeds in safe custody and maintain records necessary to enforce each mortgage. It will ensure that each title deed is capable of identification and retrieval and that each title deed is distinguishable from information held by the servicer for other persons. If the servicer's short-term, unsecured, unsubordinated and unguaranteed debt is rated less than A-1 by Standard & Poor's, P-1 by Moody's and F1 by Fitch, it will use reasonable endeavours to ensure the customer files and title deeds are located separately from customer files and title deeds which relate to loans held outside the trust property.

    (G) To provide the mortgages trustee, Funding and the security trustee with access to the title deeds and other records relating to the administration of the loans and mortgages.

     (H) To make available to beneficial owners of the issuer notes, who have provided the beneficial ownership certification as described in the servicing agreement, on a monthly basis a report containing information about the loans in the mortgages trust.

     (I) To assist the cash manager in the preparation of a quarterly report substantially in the form set out in the cash management agreement on, among other things, arrears.

     (J) To take all reasonable steps, in accordance with the usual procedures undertaken by a reasonable, prudent mortgage lender, to recover all sums due to the mortgages trustee, including instituting proceedings and enforcing any relevant loan or mortgage.

     (K) To enforce any loan which is in default in accordance with its enforcement procedures or, to the extent that the enforcement procedures are not applicable having regard to the nature of the default in question, with the usual procedures undertaken by a reasonable, prudent mortgage lender on behalf of the mortgages trustee.

     (L) To not knowingly fail to comply with any legal requirements in the performance of its obligations under the servicing agreement.


     (M) To ensure that at all times the loans (including the flexible loans) comply with the terms of the Consumer Credit Act 1974 (to the extent that such loans are regulated by that Act).


     The requirement for any action to be taken according to the standards of a "REASONABLE, PRUDENT MORTGAGE LENDER" is as defined in the glossary and shall be satisfied by the servicer taking the relevant action in accordance with the seller's policy from time to time.

COMPENSATION OF THE SERVICER

     The servicer receives a fee for servicing the loans. The mortgages trustee pays to the servicer a servicing fee of 0.12 per cent. per annum on the aggregate outstanding amount of the Funding share of the trust property as of the preceding interest payment date. The fee is payable in arrear on each distribution date only to the extent that the mortgages trustee has sufficient funds to pay it. Any unpaid balance will be carried forward until the next distribution date and, if not paid earlier, will be payable on the final repayment date of the previous intercompany loans, the issuer intercompany loan and all new intercompany loans or on their earlier repayment in full by Funding.

REMOVAL OR RESIGNATION OF THE SERVICER

     The mortgages trustee and/or Funding and the security trustee may, upon written notice to the servicer, terminate the servicer's rights and obligations immediately if any of the following events (each a "SERVICER TERMINATION EVENT") occurs:

     o the servicer defaults in the payment of any amount due and fails to remedy that default for a period of three London business days after becoming aware of the default;

     o the servicer fails to comply with any of its other material obligations under the servicing agreement which in the opinion of the security trustee is materially prejudicial to noteholders of the previous issuers, the issuer or any new issuers, respectively and does not remedy that failure within 20 days after becoming aware of the failure;

     o an insolvency event (as defined in the glossary) occurs in relation to the servicer; or

     o neither the servicer nor a wholly owned subsidiary of the servicer is servicing the loans pursuant to the servicing agreement.

     Subject to the fulfilment of a number of conditions, the servicer may voluntarily resign by giving not less than 12 months' notice to the mortgages trustee and the beneficiaries, provided that a substitute servicer has been appointed. The substitute servicer is required to have a management team which has experience of administering mortgages in the United Kingdom and to enter into a servicing agreement with the mortgages trustee, Funding and the security trustee substantially on the same terms as the relevant provisions of the servicing agreement. It is a further condition precedent to the resignation of the servicer that the current ratings of the issuer notes are not adversely affected as a result of the resignation, unless the relevant classes of noteholders otherwise agree by an extraordinary resolution.

     If the appointment of the servicer is terminated, the servicer must deliver the title deeds and customer files relating to the loans to, or at the direction of, the mortgages trustee. The servicing agreement will terminate when Funding no longer has an interest in the trust property.

RIGHT OF DELEGATION BY THE SERVICER

     The servicer may sub-contract or delegate the performance of its duties under the servicing agreement, provided that it meets particular conditions, including that:

     o Funding and the security trustee consent to the proposed sub-contracting or delegation; and

     o Funding and the security trustee have no liability for any costs, charges or expenses in relation to the proposed sub-contracting or delegation.


     The consent of Funding and the security trustee referred to here will not be required in respect of any delegation to a wholly owned subsidiary of Abbey National plc from time to time or to persons such as receivers, lawyers or other relevant professionals.


     If the servicer sub-contracts or delegates the performance of its duties, it will nevertheless remain responsible for the performance of those duties to Funding, the mortgages trustee and the security trustee.

ACTUAL DELEGATION BY THE SERVICER TO JOINT VENTURE WITH EDS

     The seller and Electronic Data Systems Limited ("EDS") established on 2nd May, 2001 a joint venture arrangement involving two companies: Abbey National Credit and Payment Services Limited ("ANCAPS") and EDS Credit Services Limited ("ECSL"). The joint venture provides the seller with loan administration services previously performed by the servicer itself. The seller entered into this arrangement to generate efficiencies as a result of the utilisation of more integrated lending systems.


     The seller owns 51 per cent. of the voting rights in ANCAPS and EDS owns 49 per cent. The seller holds 100 per cent. of the shares that are entitled to dividends. The seller owns 25.02 per cent. of the voting rights in ECSL and EDS owns 74.98 per cent. EDS holds 100 per cent. of the shares that are entitled to dividends. ANCAPS's registered address is at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN and ECSL's registered address is at Wavendon Tower, Wavendon, Milton Keynes, Buckinghamshire MK17 8LX. Both companies are engaged in the purposes of the joint venture. The joint venture is staffed mainly by former loan administration personnel of the servicer. The systems used by it include systems provided by the seller.


     In accordance with the terms of the servicing agreement, the servicer has, with the consent of the mortgages trustee and Funding, sub-contracted to the joint venture the provision of services to the mortgages trustee, Funding and the seller. However, the servicer remains liable to the mortgages trustee, Funding and the seller for its obligations (whether performed by it or by the joint venture) under the servicing agreement.

     From the time when the seller agrees in principle to make a mortgage offer to a borrower, the joint venture will provide services in connection with the issue and procuring of the offer and the subsequent administration of the loan. Some services will involve the joint venture dealing directly with the borrower. Other services relate to the processing and administering of the loan and the storing of documents relating to the loan.

     The joint venture arrangement does not affect the underwriting procedure described in "THE LOANS - CHARACTERISTICS OF THE LOANS - UNDERWRITING" and the joint venture services do not include managing of arrears, or enforcement and handling of relevant insurance claims, both of which remain with the seller.


     Electronic Data Systems Corporation has given the seller an unconditional and irrevocable guarantee of the joint venture's performance and payment obligations under the joint venture services agreements and related joint venture transaction documents.

     If ANCAPS performs services in a manner which would result or may result in the servicer breaching its obligations under the servicing agreement, the servicer has the right under the joint venture arrangements to take over the direction, supervision and provision of those services. ANCAPS must provide the servicer with all necessary information, access, facilities and assistance necessary for the servicer to exercise those rights.

     Upon termination of the joint venture, the seller must transfer to EDS its shares in ANCAPS and ECSL and ANCAPS must (subject to stated exceptions) transfer to the seller those staff who are mainly engaged in providing services to the seller. The termination provisions also provide (a) for the seller to be granted (subject to a number of exceptions) a perpetual, royalty-free licence to use any intellectual property rights owned by ECSL which are required for the provision of equivalent services to the seller and (b) for ANCAPS to use reasonable endeavours to procure novations to the seller of all contracts between (i) the joint venture or the EDS group of companies and (ii) third parties which are required solely for the provision of equivalent services to the seller.

     If any contract between the joint venture and a third party relates to services provided to the seller and to others, upon termination ANCAPS must use reasonable endeavours to procure the grant of a sub-licence or partial assignment to the seller of that contract, if possible, or otherwise consent to the seller entering into a new contract with that third party. All hardware exclusively used for providing services to the seller shall, if required by the seller, be transferred to it.


     For a period of up to six months after the termination of the joint venture, EDS must give the seller such assistance as the seller reasonably requires to achieve a successful transfer of the services.


     The joint venture agreement has an initial term of 10 years, with a provision for a mutual right to require good faith negotiations of the terms of an extension for a further period of three years.


LIABILITY OF THE SERVICER

     The servicer will indemnify the mortgages trustee and the beneficiaries against all losses, liabilities, claims, expenses or damages incurred as a result of negligence or wilful default by the servicer in carrying out its functions or as a result of a breach of the terms of the servicing agreement. If the servicer does breach the terms of the servicing agreement and thereby causes loss to the beneficiaries, then the seller share of the trust property will be reduced by an amount equal to the loss.

GOVERNING LAW

     The servicing agreement is governed by English law.

               ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY

     The following section contains a summary of the material terms of the mortgage sale agreement. The summary does not purport to be complete and is subject to the provisions of the mortgage sale agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

INTRODUCTION

     Loans and their related security have been, and will continue to be, assigned to the mortgages trustee pursuant to the terms of a mortgage sale agreement which was originally entered into on 26th July, 2000 between the seller, the mortgages trustee, the security trustee and Funding, amended on 29th November, 2000 and amended and restated on 23rd May, 2001, 5th July, 2001, 8th November, 2001 and on the closing date. The mortgage sale agreement has six primary functions:

     o    it provides for the sale of loans;

     o it sets out the circumstances under which new loans can be added to the mortgages trust;

     o it provides for the equitable and (in certain circumstances) legal assignment of the loans to the mortgages trustee;

     o    it sets out the representations and warranties given by the seller;

     o it provides for the repurchase of mortgage accounts and related security which have loans (1) which are subject to a product switch or
          (2) in respect of which a further advance is made or (3) which cause the seller to be in breach of any of its warranties in respect of the loans; and

     o it provides for drawings in respect of flexible loans contained in the trust property.

ASSIGNMENT OF THE CURRENT PORTFOLIO OF LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE

     Under the mortgage sale agreement, on 26th July, 2000 the seller transferred by way of equitable assignment to the mortgages trustee its interest in a portfolio of loans, together with all of the related security to those loans. Further assignments of loans took place on subsequent distribution dates. In addition, the seller will assign a portfolio of new loans and their related security to the mortgages trustee on the closing date. Full legal assignment of the loans will be deferred until a later date, as described under "-LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE". On the closing date, the consideration paid to the seller will have consisted of:

     o the sum of (pound)2,256,000,000 paid by Funding on 26th July, 2000 pursuant to the terms of the mortgage sale agreement (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 1) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

     o the sum of (pound)2,404,516,000 paid by Funding on 29th November, 2000 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. (2)
          PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;


     o the sum of (pound)2,167,000,000 paid by Funding on 23rd May, 2001 pursuant to the terms of the mortgage sale agreement (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 3) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;


     o the sum of (pound)2,667,000,000 paid by Funding on 5th July, 2001 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 4) PLC and a covenant by Funding to pay, at a later date, the deferred consideration; and

     o the sum of (pound)2,479,000,000 paid by Funding on 8th November, 2001 pursuant to the terms of the mortgage sale agreement (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 5) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

     o the sum of (pound)4,043,000,000 paid by Funding on the closing date pursuant to the terms of the mortgage trust deed (from the proceeds of the issuer intercompany loan) and a covenant by Funding to pay, at a later date, the deferred consideration; and

     o the promise by the mortgages trustee to hold the trust property on trust for the seller (as to the seller share) and Funding (as to the Funding share) in accordance with the terms of the mortgages trust deed.

     The deferred consideration is paid in accordance with the priority of payments set out in "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS" and "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY". Funding and the seller (as beneficiaries of the mortgages trust) are not entitled to retain any early repayment fees received by the mortgages trustee, which, upon receipt and identification by the servicer, the mortgages trustee returns to the seller.

ASSIGNMENT OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE

     The mortgage sale agreement provides that the seller may assign new loans and their related security to the mortgages trustee, which may have the effect of increasing or maintaining the overall size of the trust property. New loans and their related security can only be assigned if certain conditions, as described in this section, are met. The mortgages trustee will hold the new loans and their related security on trust for the seller and Funding pursuant to the terms of the mortgages trust deed.

     The consideration for the assignment of the new loans and their new related security (in all cases at their face value) to the mortgages trustee will consist of:

     o a payment by Funding to the seller of the proceeds of any new term advance borrowed from a new issuer pursuant to a new intercompany loan agreement and deferred consideration; and/or

     o the promise of the mortgages trustee to hold the trust property (including the new loans and their related security) on trust for the seller (as to the seller share) and Funding (as to the Funding share) in accordance with the terms of the mortgages trust deed.

     The assignment of new loans and their related security to the mortgages trustee will in all cases be subject to the following conditions being satisfied on the relevant date of assignment ("ASSIGNMENT DATE"):

     (A) each new loan complies with the loan warranties set out in the mortgage sale agreement at the assignment date of that new loan to the mortgages trustee;


     (B) the seller's lending criteria applicable at the time of origination of the relevant new loan have been applied to the new loan and to the circumstances of the borrower at the time the new loan was made;

     (C) the total amount of arrears in respect of all the loans in the mortgages trust, as a percentage of the total amount of gross interest due to the mortgages trustee during the previous 12 months on all loans outstanding during all or part of that period, does not exceed 2 per cent. "ARREARS" for this purpose in respect of a loan on any date means the aggregate amount overdue on the loan on that date but only where the aggregate amount overdue equals or exceeds an amount equal to twice the monthly payments then due on the loan;


     (D) as at the relevant assignment date, the aggregate outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than 5 per cent. of the aggregate outstanding principal balance of loans in the mortgages trust;

     (E) no new loan has on the relevant assignment date an aggregate amount in arrears which is more than the amount of the monthly payment then due, and each new loan was made at least three calendar months prior to the relevant assignment date;


     (F) each new loan is secured by a mortgage constituting a valid and subsisting first charge by way of legal mortgage or (in Scotland) standard security over the relevant property (except in the case of some flexible loans in respect of which the mortgage constitutes valid and



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          subsisting first and second charges by way of legal mortgage or (in
          Scotland) standard security over the relevant property), subject only (in appropriate cases) to registration at H.M. Land Registry or the Registers of Scotland;


     (G) no outstanding principal balance on any new loan is, at the relevant assignment date, greater than (pound)350,000;

     (H) for so long as amounts are owed by Funding to Holmes Financing (No. 1) PLC under the previous intercompany loan agreement made by Holmes Financing (No. 1) PLC, no new loan has a final maturity date beyond July 2038;

     (I) each borrower has made at least one full monthly payment in respect of the relevant new loan;

     (J) no event of default under the transaction documents shall have occurred which is continuing as at the relevant assignment date;

     (K) the principal deficiency ledger does not have a debit balance at the relevant assignment date (for a description of the principal deficiency ledger, see "CREDIT STRUCTURE - PRINCIPAL DEFICIENCY LEDGER");

     (L) the mortgages trustee is not aware that the purchase of the portfolio of new loans on the assignment date would adversely affect the then current ratings by Moody's, Standard & Poor's or Fitch of the current notes or any of them;

     (M) the short-term, unsecured, unguaranteed and unsubordinated debt obligations of the seller are rated at least P-1 by Moody's, A-1 by Standard & Poor's and F1 by Fitch at the time of, and immediately following, the assignment of new loans to the mortgages trustee;

     (N) except where Funding is paying amounts to the mortgages trustee in consideration of new loans to be assigned to it, the aggregate outstanding principal balance (excluding arrears of interest (as defined in the glossary)) of new loans transferred in any one interest period does not exceed 10 per cent. of the aggregate outstanding principal balance of loans (excluding arrears of interest) in the mortgages trust as at the beginning of that interest period;

     (O) the assignment of new loans on the relevant assignment date does not result in the product of the weighted average repossession frequency ("WAFF") and the weighted average loss severity ("WALS") for the loans constituting the mortgages trust after such purchase calculated on such assignment date in the same way as for the loans constituting the mortgages trust as at the initial closing date (or as agreed by the servicer and the rating agencies from time to time) exceeding the product of the WAFF and WALS for the loans constituting the mortgages trust calculated on the most recent previous closing date, plus 0.25 per cent;

     (P) the yield on the loans in the mortgages trust together with the new loans to be assigned to the mortgages trustee on the relevant assignment date is not less than LIBOR for three-month sterling deposits plus 0.8 per cent., taking into account the average yield on the loans which are variable rate loans, tracker loans and fixed rate loans and the margins on the Funding swap and amounts standing to the credit of the second reserve fund, in each case as at the relevant assignment date;

     (Q) the assignment of new loans on the relevant assignment date does not result in the loan-to-value ratio of the loans and the new loans, after application of the LTV test on the relevant assignment date, exceeding the loan-to-value ratio (based on the LTV test), as determined in relation to the loans constituting the trust property on the most recent previous closing date, plus 0.50 per cent;

     (R) the assignment of new loans on the relevant assignment date does not result in the loans (other than fixed-rate loans) with a discount of more than 0.8 per cent. to the stabilised rate as at the relevant assignment date that have more than two years remaining on their incentive period in aggregate accounting for more than 20 per cent. of the aggregate outstanding principal balance of loans constituting the trust property;

     (S) no assignment of new loans may occur after the interest payment date falling in October 2010 if the option to redeem the previous notes issued by Holmes Financing (No. 1) PLC on the interest payment date in July 2010 pursuant to condition number 5 of the terms and conditions of those previous notes is not exercised; and


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     (T)  the first reserve fund has not been debited on or prior to the relevant assignment date for the purposes of curing a principal deficiency in respect of the current term BBB advances and/or the current term AA advances and where the first reserve fund has not been replenished by a corresponding amount by the relevant assignment date.

     The mortgages trustee may vary or waive any of the preceding conditions if it first obtains rating agency approval that the ratings of the previous notes will not be adversely affected.


     In the mortgage sale agreement, the seller promises to use all reasonable efforts to offer to assign to the mortgages trustee, and the mortgages trustee promises to use all reasonable efforts to acquire from the seller and hold in accordance with the terms of the mortgages trust deed, until the earlier of the interest payment date falling in January 2003 (or a later date as may be notified by Funding) and the occurrence of a trigger event, sufficient new loans and their related security so that the aggregate outstanding principal balance of loans in the mortgages trust is not less than (pound)21 billion (or another amount notified by Funding to the seller), as well as to acquire from the seller and hold in accordance with the terms of the mortgages trust deed, until the earlier of the interest payment date falling in July 2008 (or a later date as may be notified by Funding) and the occurrence of a trigger event, sufficient new loans and their related security so that the aggregate outstanding principal balance of loans in the mortgages trust is not less than (pound)13.5 billion as well as to acquire from the seller and hold in accordance with the terms of the mortgages trust deed, until the earlier of the interest payment date falling in [July 2010] (or a later date as may be notified by funding) and the occurrence of a trigger date, sufficient new loans and their related security so that the aggregate outstanding principal balance of the loans in the mortgages trust is not less than (pound)[2.5 billion] (or another amount notified by Funding to the seller). However, the seller is not obliged on any distribution date to assign to the mortgages trustee, and the mortgages trustee is not obliged to acquire, new loans and their related security if, in the opinion of the seller, that assignment would adversely affect the business of the seller. If Funding enters into a new intercompany loan, then the period during which the seller covenants to use reasonable efforts to maintain the aggregate outstanding principal balance of loans in the mortgages trust at a specified level prior to a trigger event may be extended.



LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE

     The English loans in the current portfolio were assigned, and any new English loans will be assigned, to the mortgages trustee by way of equitable assignment. The transfer of the beneficial interest in the Scottish loans in the current portfolio to the mortgages trustee has been given effect by a declaration of trust by the seller, and the transfer of the beneficial interest in any new Scottish loans will be given effect by further declarations of trust (and in relation to Scottish loans, references in this prospectus to the "ASSIGNMENT" of loans are to read as references to the making of such declarations of trust). In each case this means that legal title to the loans and their related security remains with the seller until notice of the assignment is given by the seller to the borrowers. Legal assignment of the loans and their related security (including, where appropriate, their registration) to the mortgages trustee will remain deferred, save in the limited circumstances described in this section. See "RISK FACTORS - THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES" and "RISK FACTORS - SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS AND DELAYED CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUER TO REPAY THE ISSUER NOTES".

     Legal assignment of the loans and their related security to the mortgages trustee will be completed on the fifth London business day after the earliest of the following:

     (A) the service of an intercompany loan enforcement notice in relation to any intercompany loan or a note enforcement notice in relation to any notes of the previous issuer, the issuer or any new issuer;

     (B) the seller being required, by an order of a court of competent jurisdiction, or by a regulatory authority of which the seller is a member or any organisation whose members comprise, but are not necessarily limited to, mortgage lenders with whose instructions it is customary for the seller to comply, to perfect legal title to the mortgages;

     (C)  it being rendered necessary by law to take any of those actions;

     (D) the security under the Funding deed of charge or any material part of that security being in jeopardy and the security trustee deciding to take that action to reduce materially that jeopardy;



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


     (E) unless otherwise agreed by the rating agencies and the security trustee, the termination of the seller's role as servicer under the servicing agreement;

     (F) the seller requesting that transfer by notice to the mortgages trustee, Funding and the security trustee;

     (G) the date on which the seller ceases to be assigned a long-term unsecured, unsubordinated debt obligation rating by Moody's of at least Baa3 or by Standard & Poor's of at least BBB- or by Fitch of at least BBB-; and

     (H) the latest of the last repayment dates of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans.

     Pending completion of the transfer, the right of the mortgages trustee to exercise the powers of the legal owner of the mortgages has been secured by an irrevocable power of attorney granted by the seller in favour of the mortgages trustee, Funding and the security trustee.

     The title deeds and customer files relating to the loans are currently held by or to the order of the seller or by solicitors acting for the seller in connection with the creation of the loans and their related security. The seller has undertaken that all the title deeds and customer files relating to the loans which are at any time in its possession or under its control or held to its order be held to the order of the mortgages trustee.

REPRESENTATIONS AND WARRANTIES

     Neither the mortgages trustee, Funding, the security trustee nor the issuer has made or has caused to be made on its behalf any enquiries, searches or investigations in respect of the loans and their related security. Instead, each is relying entirely on the representations and warranties by the seller contained in the mortgage sale agreement. The parties to the mortgage sale agreement may, with the prior consent of the security trustee (which consent shall be given if the rating agencies confirm to it and to the issuer that the ratings of the notes as at that time will not be adversely affected as a result), amend the representations and warranties in the mortgage sale agreement. The material representations and warranties are as follows:

     o each loan was originated by the seller in pounds sterling and is denominated in pounds sterling (or was originated and is denominated in euro if the euro has been adopted as the lawful currency of the
          UK);

     o each loan in the current portfolio was made not earlier than 1st August, 1995 and not later than 31st December, 1999 (as regards those loans assigned to the mortgages trustee on 26th July, 2000) or three calendar months before the relevant assignment date (as regards those loans assigned to the mortgages trustee after 26th July, 2000);

     o no loan has an outstanding principal balance of more than (pound)350,000;

     o prior to the making of each advance under a loan, the lending criteria and all preconditions to the making of any loan were satisfied in all material respects subject only to exceptions as would be acceptable to a reasonable, prudent mortgage lender;


     o other than with respect to monthly payments, no borrower is or has, since the date of the relevant mortgage, been in material breach of any obligation owed in respect of the relevant loan or under the related security and accordingly no steps have been taken by the seller to enforce any related security;


     o the total amount of arrears of interest or principal, together with any fees, commissions and premiums payable at the same time as that interest payment or principal repayment, on any loan is not on the assignment date more than the monthly payment payable in respect of that loan in respect of the month in which that assignment date falls and has at no date in the past been more than two times the then monthly payment payable in respect of that loan;

     o    all of the borrowers are individuals;

     o    each borrower has made at least one monthly payment;

     o the whole of the outstanding principal balance on each loan and any arrears of interest and all accrued interest is secured by a mortgage;


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


     o each mortgage constitutes a valid and subsisting first charge by way of legal mortgage or (in Scotland) standard security over the relevant property, except in the case of some flexible loans in respect of which a mortgage may constitute a valid and subsisting first and second charge by way of legal mortgage or standard security over the relevant property, and subject only in certain appropriate cases to applications for registrations at H.M. Land Registry or the Registers of Scotland;

     o    all of the properties are in England, Wales or Scotland;

     o not more than six months (or a longer period as may be acceptable to a reasonable, prudent mortgage lender) prior to the grant of each mortgage (excluding mortgages granted in relation to flexible loans as a result of that loan being the subject matter of a product switch to that flexible loan), the seller received a valuation report on the relevant property (or another form of valuation concerning the relevant property as would be acceptable to a reasonable, prudent mortgage lender), the contents of which were such as would be acceptable to a reasonable, prudent mortgage lender;

     o the benefit of all valuation reports, any other valuation report referred to in this section (if any) and certificates of title can be validly assigned to the mortgages trustee without obtaining the consent of the relevant valuer, solicitor or licensed or qualified conveyancer;

     o prior to the taking of each mortgage (excluding mortgages granted in relation to flexible loans as a result of that loan being the subject matter of a product switch to that flexible loan), the seller instructed its solicitor or licensed or qualified conveyancer (A) to carry out an investigation of title to the relevant property and to undertake other searches, investigations, enquiries and other actions on behalf of the seller as are set out in the General Instructions to Solicitors or the CML's Lenders' Handbook for England & Wales or Scotland contained in the standard documentation (or other comparable or successor instructions and/or guidelines as may for the time being be in place), subject only to those variations as would be acceptable to a reasonable, prudent mortgage lender or (B) in the case of a remortgage to carry out a more limited form of investigation of title both for properties located in England, Wales and Scotland, in particular in the case of registered land in England and Wales (e.g. confirming that the borrower is the registered proprietor of the property and the description of the property corresponds with the entries on H.M. Land Registry's register) and confirming such other matters as are required by a reasonable prudent mortgage lender;

     o insurance cover for each property is or will at all relevant times be available under either a policy arranged by the borrower or an Abbey National plc policy or a seller-introduced insurance policy or a policy arranged by the relevant landlord or the properties in possession policy;

     o where applicable, the MIG policies are in full force and effect in relation to the portfolio and all premiums have been paid;

     o the seller has good title to, and is the absolute unencumbered legal and beneficial owner of, all property, interests, rights and benefits agreed to be sold by the seller to the mortgages trustee under the mortgage sale agreement;

     o the seller has, since the making of each loan, kept or procured the keeping of full and proper accounts, books and records showing clearly all transactions, payments, receipts, proceedings and notices relating to such loan; and



     o there are no authorisations, approvals, licences or consents required as appropriate for the seller to enter into or to perform the obligations under the mortgage sale agreement or to make the mortgage sale agreement legal, valid, binding and enforceable.

REPURCHASE OF LOANS UNDER A MORTGAGE ACCOUNT

     Under the mortgage sale agreement, if a loan does not materially comply on the assignment date with the representations and warranties made under the mortgage sale agreement:

     (A) the seller is required to remedy the breach within 20 days of the seller being given written notice of such breach by the mortgages trustee; or


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


     (B) if the breach is not remedied within the 20-day period then, at the direction of Funding and the security trustee, the mortgages trustee will require the seller to purchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee at a price equal to their outstanding principal balances, together with any arrears of interest and accrued interest and expenses to the date of purchase.

     The seller is also required to repurchase the loan or loans under any mortgage account and their related security if a court, tribunal or any ombudsman makes any determination in respect of any loan and its related security that:

     (C) any material term which relates to the recovery of interest under the standard documentation applicable to that loan and its related security is unfair; or


     (D) the treatment of any borrower in relation to the interest payable by that borrower under any loan is unfair; or

     (E) the interest payable under any loan is to be set by reference to the Abbey SVR (and not that of its successors or assigns or those deriving title from them) and at any time on or after the determination the Abbey SVR shall be or shall fall below the SVR set by those successors or assigns or those deriving title from them; or

     (F) the variable margin under any tracker loan must be set by the seller (rather than by its successors or assigns or those deriving title from them); or

     (G) the interest payable under any loan is to be set by reference to an interest rate other than that set or purported to be set by either the servicer or the mortgages trustee as a result of the seller having more than one variable mortgage rate; or

     (H) a borrower should be or should have been offered the opportunity to switch to an interest rate other than that required by the servicer or the mortgages trustee for that borrower as a result of the seller having more than one variable rate; or

     (I) there has been a breach of or non-observance or non-compliance with any obligation, undertaking, convenant or condition on that part of the seller relating to the interest payable by or available to a borrower under any loan.


     If the seller fails to pay the consideration due for the repurchase (or otherwise fails to complete the repurchase), then the seller share of the trust property shall be deemed to be reduced by an amount equal to that consideration.

DRAWINGS UNDER FLEXIBLE LOANS

     The seller is solely responsible for funding all future drawings in respect of flexible loans contained in the trust property. The amount of the seller's share of the trust property will increase by the amount of the drawing.

PRODUCT SWITCHES AND FURTHER ADVANCES

     If a loan is subject to a product switch or an offer of a further advance, then the seller is required to repurchase the loan or loans under the relevant mortgage account and the related security from the mortgages trustee at a price equal to their aggregate outstanding principal balances together with any arrears of interest and accrued interest and expenses to the date of purchase.

     A loan will be subject to a "PRODUCT SWITCH" if the borrower and the seller agree or the servicer offers a variation in the financial terms and conditions applicable to the relevant borrower's loan other than:

     o any variation agreed with a borrower to control or manage arrears on the loan;

     o any variation in the maturity date of the loan unless, while the previous intercompany loan made by Holmes Financing (No. 1) PLC is outstanding, it is extended beyond July 2038;

     o    any variation imposed by statute;

     o any variation of the principal available and/or the rate of interest payable in respect of the loan where that rate is offered to the borrowers of more than 10 per cent. by outstanding principal amount of loans in the trust property in any interest period; or

     o any variation in the frequency with which the interest payable in respect of the loan is charged.


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


     For these purposes only, a loan is subject to a "FURTHER ADVANCE" if an existing borrower requests a further amount to be lent to him or her under the mortgage in circumstances where the servicer has a discretion to make that further amount available to the relevant borrower and it grants that request. However, any drawings pursuant to a flexible loan shall not be a further advance for these purposes.


REASONABLE, PRUDENT MORTGAGE LENDER


     Reference in the documents to the seller and/or the servicer acting to the standard of a reasonable, prudent mortgage lender mean the seller and/or the servicer, as applicable, acting in accordance with the seller's policy from time to time.

GOVERNING LAW

     The mortgage sale agreement is governed by English law (other than certain aspects relating to the Scottish loans and their related security which are governed by Scots law).


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                               THE MORTGAGES TRUST

     The following section contains a summary of the material terms of the mortgages trust deed. The summary does not purport to be complete and is subject to the provisions of the mortgages trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL LEGAL STRUCTURE

     The mortgages trust is a trust formed under English law with the mortgages trustee as trustee for the benefit of the seller and Funding as beneficiaries. The mortgages trust was formed for the financings of the previous issuers, for the financings described in this prospectus and for the financings of new issuers and Funding 2. This section describes the material terms of the mortgages trust, including how money is distributed from the mortgages trust to Funding and the seller.

     This section describes the material terms of the mortgages trust, including how money is distributed from the mortgages trust to Funding and the seller. If new issuers are established or Funding 2 becomes a beneficiary of the mortgages trust (subject to the agreement of the seller and Funding) or new types of loans are added to the mortgages trust, then the terms of the mortgages trust will be amended. Such amendments may affect the timing of payments on the notes. The prior consent of noteholders will not be sought in relation to any of the proposed amendments to the mortgages trust deed, provided (amongst other things) that the rating agencies confirm that the ratings of the existing notes will not be adversely affected by such amendments. There can be no assurance that the effect of any such amendments will not ultimately adversely affect your interests.

     Under the terms of the mortgages trust deed, the mortgages trustee holds all the trust property on trust absolutely for Funding (as to Funding's share) and for the seller (as to the seller's share). The "TRUST PROPERTY" is:

     o the sum of(pound)100 settled by SPV Management Limited on trust on the date of the mortgages trust deed;

     o the current portfolio of loans and their related security assigned to the mortgages trustee by the seller;

     o any new loans and their related security assigned to the mortgages trustee by the seller after the closing date;

     o    any drawings under flexible loans;

     o    any interest and principal paid by borrowers on their loans;

     o any other amounts received under the loans and related security excluding third party amounts;

     o    rights under the MIG policies; and

     o amounts on deposit (and interest earned on those amounts) in the mortgages trustee GIC account and in the alternative accounts.

     less

     o any actual losses in relation to the loans and any actual reductions occurring in respect of the loans as described in paragraph (1) in "-FUNDING SHARE OF TRUST PROPERTY" below; and

     o distributions of principal made from time to time to the beneficiaries of the mortgages trust.

     Funding is not entitled to particular loans and their related security separately from the seller; rather each of them has an undivided interest in all of the loans and their related security constituting the trust property.


     At the closing date, the share of Funding in the trust property will be approximately (pound)[14,549,058,000], which corresponds to approximately 60.6 per cent. of the trust property. The actual percentage share of Funding in the trust property will not be determined until the day prior to the closing date.

     At the closing date, the share of the seller in the trust property will be approximately (pound)[9,450,942,000], which corresponds to approximately 39.4 per cent. of the trust property. The actual percentage share of the seller in the trust property will not be determined until the day prior to the closing date.



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FLUCTUATION OF THE SELLER'S SHARE/FUNDING'S SHARE OF THE TRUST PROPERTY

     Funding's share and the seller's share of the trust property fluctuates depending on a number of factors including:

     o the allocation of principal receipts on the loans to Funding and/or the seller;

     o    losses arising on the loans;

     o if new loans and their related security are assigned to the mortgages trustee;

     o if Funding acquires part of the seller's share of the trust property from the seller (as described under "- ACQUISITION BY FUNDING OF A FURTHER INTEREST IN THE TRUST PROPERTY");

     o    if a borrower makes a drawing under a flexible loan;

     o if a borrower makes underpayments or takes payment holidays under a flexible loan; and

     o if the seller acquires part of Funding's share of the trust property, as described in "ACQUISITION BY THE SELLER OF A FURTHER INTEREST IN THE TRUST PROPERTY" below.

     The Funding share and the seller share are recalculated by the cash manager on each distribution date. A distribution date is the eighth day (or, if not a London business day, the next succeeding London business day) of each month or the date on which Funding acquires a further interest in the trust property. The recalculation is based on the total outstanding principal balance of the loans in the trust property as at the close of business on the second London business day immediately preceding the relevant distribution date. The period from (and including) one distribution date, to (but excluding) the next distribution date, is known as a "DISTRIBUTION PERIOD". The first distribution period in respect of this issue will be the period from (and including) the closing date to (but excluding) 8th November, 2002.

     The reason for the recalculation is to determine the new percentage shares of Funding and the seller in the trust property. The percentage share that each of Funding and the seller has in the trust property determines their entitlement to interest and principal receipts from the loans in the trust property and also the allocation of losses arising on the loans. The method for determining those new percentage shares is set out in the next two sections.

FUNDING SHARE OF THE TRUST PROPERTY


     On each distribution date and the date when the mortgages trust terminates (each case also referred to in this section as the "RELEVANT DISTRIBUTION DATE"), the interest of Funding in the trust property is recalculated in accordance with the following formula:


     o The current share of Funding in the trust property is an amount equal to:

                              A - B - C + D + E + F

     o The current percentage share of Funding in the trust property is an amount equal to:

                              A - B - C + D + E + F
                              --------------------- x 100
                                        G

     in the latter case expressed as a percentage and rounded upwards to five decimal places, where:

     A = the amount of the share of Funding in the trust property on the immediately preceding distribution date;

     B = the amount of any principal receipts on the loans to be distributed to Funding on the relevant distribution date (as described under "- MORTGAGES TRUSTEE DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT" and "- MORTGAGES TRUSTEE DISTRIBUTION OF PRINCIPAL RECEIPTS AFTER THE OCCURRENCE OF A TRIGGER EVENT");

     C = the amount of losses sustained on the loans in the period from the last distribution date to the relevant distribution date and allocated to Funding in the distribution period ending on the relevant distribution date according to Funding's percentage share at the previous distribution date;


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     D =  the amount of any consideration (excluding deferred consideration)
          to be paid by Funding to the seller with respect to any new loans assigned to the mortgages trustee on the relevant distribution date;

     E = the amount of any consideration (excluding deferred consideration) paid by Funding to the seller in relation to the acquisition by Funding from the seller on the relevant distribution date of an interest in the trust property;

     F = the amount equal Fundings share of any capitalised interest accruing on a flexible loan due to borrowers taking payment holidays or making underpayments since the last distribution date less the amount to be paid by the seller to Funding on the relevant distribution date in an amount up to but not exceeding Funding's share of that capitalised interest as described in "ACQUISITION BY THE SELLER OF A FURTHER INTEREST IN THE TRUST PROPERTY" below; and


     G = the aggregate outstanding principal balance of all the loans in the trust property as at the relevant distribution date including after making the distributions, allocations and additions referred to in "B", "C", "D", "E" and "F", taking account of (i) any distribution of principal receipts to Funding and the seller, (ii) the amount of any losses allocated to Funding and the seller, (iii) any increase in the loan balances due to borrowers taking payment holidays and/or making underpayments under flexible loans, (iv) the adjustments referred to in paragraphs (1) to (5) in this section and (v) the amount of any other additions or subtractions to the trust property.


     If any of the following events occurs during a distribution period, then the aggregate total outstanding principal balance of the loans in the trust property is reduced or deemed to be reduced for the purposes of the calculation of "G":

     (1) any borrower exercises a right of set-off so that the amount of principal and interest owing under a loan is reduced but no corresponding payment is received by the mortgages trustee. In this event, the aggregate outstanding principal balance of the loans in the trust property is reduced by an amount equal to the amount of that set-off; and/or

     (2) a loan or its related security is (i) in breach of the loan warranties contained in the mortgage sale agreement or (ii) the subject of a product switch or further advance or other obligation of the seller to repurchase, and in each case the seller fails to repurchase the loan or loans under the relevant mortgage account and their related security to the extent required by the terms of the mortgage sale agreement. In this event, the aggregate outstanding principal balance of the loans in the trust property is deemed to be reduced for the purposes of the calculation in "G" by an amount equal to the outstanding principal balance of the relevant loan or loans under the relevant mortgage account (together with arrears of interest and accrued interest); and/or

     (3) the seller would be required to repurchase a loan and its related security as required by the terms of the mortgage sale agreement, but the loan is not capable of being repurchased. In this event, the aggregate outstanding principal balance of the loans in the trust property is deemed to be reduced for the purposes of the calculation in "G" by an amount equal to the outstanding principal balance of the relevant loan or loans under the relevant mortgage account (together with arrears of interest and accrued interest); and/or


     (4) the seller materially breaches any other obligation or warranty under the mortgage sale agreement and/or (for so long as the seller is the servicer) the servicing agreement, which is also grounds for terminating the appointment of the servicer. In this event, the aggregate outstanding principal balance of the loans in the trust property is deemed to be reduced by an amount equal to the resulting loss incurred by the beneficiaries; and/or

     (5) the seller share of the mortgages trustee revenue receipts is less than the loss amount payable to the mortgage trustee and/or Funding. In this event, the trust property is deemed to be reduced for the purposes of the calculation in "G" by an amount equal to the shortfall in the loss amount. The "loss amount" means any costs, losses or other claims suffered by the mortgages trustee and/or Funding as a result of any of the matters listed at (C) to (I) (inclusive) in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY -- REPURCHASE OF THE LOANS UNDER A MORTGAGE ACCOUNT" and where such costs, losses or other claims are in connection with any recovery of interest on the loans to which the seller, the mortgages trustee or Funding was not entitled or could not enforce.



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     The reductions set out in paragraphs (1) to (4) are made to the seller's share of the trust property only.

     Any subsequent recoveries in respect of loans which have been subject to a set-off (as set out in paragraph (1)) belong to the seller (and to the extent received by the mortgages trustee will be returned to the seller).

SELLER SHARE OF THE TRUST PROPERTY

     The current share of the seller in the trust property is an amount equal to:

               the total amount of trust property - current Funding share.

     The current percentage share of the seller in the trust property is an amount equal to:

               100 per cent. - current Funding percentage share.

     Neither the Funding share nor the seller share of the trust property may be reduced below zero.

MINIMUM SELLER SHARE


     The seller's share of the trust property includes an amount known as the "MINIMUM SELLER SHARE". As at the closing date, the minimum seller share will be approximately (pound)[960,000,000], but the amount of the minimum seller share fluctuates depending on changes to the characteristics of the loans in the trust property. The seller is not entitled to receive principal receipts which would reduce the seller share of the trust property to an amount less than the minimum seller share unless and until the Funding share of the trust property is in an amount equal to zero or an asset trigger event occurs. The minimum seller share is the amount determined on each distribution date in accordance with the following formula:


                                    X + Y + Z

     where:

     X = [4.0] per cent. of the aggregate outstanding principal balance of loans in the trust property;

     Y =  the product of: (p * q) * r where:

     p =  8.0 per cent.;

     q = the "FLEXIBLE DRAW CAPACITY", being an amount equal to the excess of (1) the maximum amount that borrowers may draw under flexible loans included in the trust property (whether or not drawn) over
          (2) the aggregate principal balance of actual flexible loan advances in the trust property on the relevant distribution date;

     r =  3; and

     Z = the aggregate sum of reductions deemed made (if any) in accordance with paragraphs (2), (3) and (4) as described in "- FUNDING SHARE OF TRUST PROPERTY" above.


     The purpose of "X" is to mitigate the risks relating to the loans (see "RISK FACTORS - THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES"). The purpose of the calculation in "Y" is to mitigate the risk of the seller failing to fund a drawing under a flexible loan. The purpose of the calculation in "Z" is to mitigate the risk of the seller not repurchasing loans where the interest rate is set lower than the Abbey SVR.


CASH MANAGEMENT OF TRUST PROPERTY - INTEREST RECEIPTS

     Under the cash management agreement, the cash manager is responsible for distributing interest receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the following section. For further information on the role of the cash manager, see "CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING".

MORTGAGES TRUST APPLICATION OF REVENUE RECEIPTS

     "MORTGAGES TRUST AVAILABLE REVENUE RECEIPTS" is calculated by the cash manager two London business days prior to each distribution date and is an amount equal to the sum of:

     o    revenue receipts on the loans (but excluding principal receipts); and


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     o    interest payable to the mortgages trustee on the mortgages trustee GIC account and on the alternative accounts;

     less

     o amounts due to third parties (also known as "THIRD PARTY AMOUNTS") including:


          (1)  payments of high loan-to-value fees due to the seller;


          (2) amounts under a direct debit which are repaid to the bank making the payment if that bank is unable to recoup that amount itself from its customer's account;

          (3) payments by borrowers of early repayment fees and other charges which are due to the seller; or

          (4) recoveries in respect of loans which have been subject to a set-off as described in paragraph (1) of "FUNDING SHARE OF TRUST PROPERTY" above,

          which amounts may be paid daily from monies on deposit in the mortgages trustee GIC account or, as applicable, the alternative accounts.

     On each distribution date, the cash manager applies mortgages trust available revenue receipts in the following order or priority (the "MORTGAGES TRUST APPLICATION OF REVENUE RECEIPTS"):

     (A) in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

          o the mortgages trustee under the provisions of the mortgages trust deed; and

          o third parties from the mortgages trustee in respect of the mortgages trust but only if:

               (1) payment is not due as a result of a breach by the mortgages trustee of the documents to which it is a party; and/or

               (2)  payment has not already been provided for elsewhere;

     (B) in payment of amounts due to the servicer or to become due to the servicer during the following distribution period under the provisions of the servicing agreement; and

     (C) in no order of priority between them but in proportion to the respective amounts due, to allocate and pay the remaining mortgages trust available revenue receipts to:

          o Funding in an amount determined by multiplying the total amount of the remaining mortgages trust available revenue receipts by Funding's percentage share of the trust property (as determined on the prior distribution date); and

          o the seller in an amount equal to the mortgages trust available revenue receipts remaining after determining Funding's share of the mortgages trust available revenue receipts.

     Amounts due to the mortgages trustee and the servicer are inclusive of value added tax payable under English tax law. At the date of this prospectus, value added tax (or "VAT") is calculated at the rate of 17.5 per cent. of the amount to be paid. Payment of VAT reduces the amounts ultimately available to pay interest on the issuer notes.

CASH MANAGEMENT AND ALLOCATION OF TRUST PROPERTY - PRINCIPAL RECEIPTS

     Under the cash management agreement, the cash manager is also responsible for allocating and distributing principal receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the next two following sections. The cash accumulation period will be calculated separately for each bullet term advance. To understand how the cash manager distributes principal receipts on the loans on each distribution date you need to understand the following definitions:

     "CASH ACCUMULATION PERIOD" means the period beginning on the earlier of:

     o    the commencement of the anticipated cash accumulation period; and

     o four months prior to the scheduled repayment date of the relevant bullet amount;

     and ending when Funding has accumulated an amount equal to the relevant bullet amount for payment to the issuer (as shown on the cash accumulation ledger).


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     "ANTICIPATED CASH ACCUMULATION PERIOD" means the anticipated number of months required to accumulate sufficient principal receipts to pay the relevant bullet amount, which is equal to:

                                    J + K - L
                                   ------------
                                   M x N (O - P)

     calculated in months and rounded up to the nearest whole number, where:

     J =  the relevant bullet amount (as defined later in this section);

     K = the aggregate principal amount outstanding of any bullet amount and/or scheduled amortisation amount that was not fully repaid on its scheduled repayment date, plus any other bullet amount and/or scheduled amortisation amount the scheduled repayment date of which falls on or before the scheduled repayment date of the relevant bullet amount;

     L = the amount of any available cash already standing to the credit of the cash accumulation ledger;

     M =  the principal payment rate (as defined later in this section);

     N =  0.90;

     O = the aggregate outstanding principal balance of the loans comprising the trust property; and

     P = the principal amount outstanding of any pass-through current term advance (and, as the case may be, any new term advance which is a pass-through term advance) which is then due and payable.

     "RELEVANT BULLET AMOUNT" means:


     o in respect of the issuer series 2 term AAA advance, the sum of (pound)[798,000,000];

     o in respect of the issuer series 3 term AAA advance, the sum of (pound)[752,000,000];

     o in respect of the issuer series 4A1 term AAA advance, the sum of (pound)[479,000,000];

     o in respect of the issuer series 4A2 term AAA advance, the sum of (pound)[299,000,000];


     o in respect of the previous series 2A1 term AAA advance made by Holmes Financing (No.5) PLC, the sum of (pound)527,500,000;

     o in respect of the previous series 2A2 term AAA advance made by Holmes Financing (No.5) PLC, the sum of (pound)170,000,000;

     o in respect of the previous series 3A1 term AAA advance made by Holmes Financing (No.5) PLC, the sum of (pound)375,000,000;

     o in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 4) PLC, the sum of (pound)490,000,000;

     o in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, the sum of (pound)350,000,000;

     o in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 3) PLC, the sum of (pound)750,000,000;

     o in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 3) PLC, the sum of (pound)750,000,000;

     o in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 2) PLC, the sum of (pound)703,000,000;

     o in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 1) PLC, the sum of (pound)600,000,000;

     o in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 1) PLC, the sum of (pound)650,000,000;

     o in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 1) PLC, the sum of (pound)575,000,000;

     o in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 1) PLC, the sum of (pound)250,000,000; or


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     o    in respect of any new term advance scheduled for repayment in full on one scheduled interest payment date, the principal amount of that new term advance.

     A "PRINCIPAL PAYMENT RATE" means the average monthly rolling principal payment rate on the loans for the 12 months immediately preceding the relevant distribution date, calculated on each payment rate date. The principal payment rate is calculated by:

     o dividing (1) the aggregate principal receipts received in relation to the loans during the payment rate period ending on the payment rate date which is the same as or, if not the same, immediately preceding, the relevant distribution date by (2) the aggregate outstanding principal balance of the loans on the previous payment rate date;

     o aggregating the result of the foregoing calculation with the results of the equivalent calculation made on each of the eleven most recent prior distribution dates during the relevant twelve month period; and

     dividing the aggregated result by 12.

     A "PAYMENT RATE DATE" is the eighth day (or, if not a London business day, the next succeeding London business day) of each month.

     A "PAYMENT RATE PERIOD" is the period from and including a payment rate date to but excluding the next payment rate date.

     "SCHEDULED AMORTISATION AMOUNT" means:


     o in respect of the issuer series 1 term AAA advance, the sum of (pound)478,500,000 due on each of the two scheduled repayment dates of the issuer series 1 term AAA advance;


     o in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 5) PLC, the sum of (pound)352,000,000 due on each of the two scheduled repayment dates of the previous series 1 term AAA advance;

     o in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 4) PLC, the sum of (pound)191,250,000 due on each of the four scheduled repayment dates of the previous series 1 term AAA advance;

     o in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 2) PLC, the sum of (pound)175,750,000 due on each of the four scheduled repayment dates of that previous series 2 term AAA advance; and

     o in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 2) PLC, the sum of (pound)125,000,000 due on each of the four scheduled repayment dates of that previous series 3 term AAA advance.

     "SCHEDULED AMORTISATION PERIOD" means the period commencing on the distribution date falling 3 months prior to the scheduled repayment date of a scheduled amortisation amount, and which ends on the date that an amount equal to the relevant scheduled amortisation amount has been accumulated by Funding, subject to the following exceptions.



     In respect of the issuer series 1 term AAA advance, if at any time prior to the interest payment date in July 2003, the portfolio CPR in respect of the loans in the trust property is less than 8 per cent. per annum, then the scheduled amortisation period means, in respect of the scheduled amortisation amount falling due (or accrued due) in October 2003, the period from (and including) the distribution date falling immediately after the date of such occurrence to (but excluding) the date when that scheduled amortisation amount has been accumulated by Funding (expected to be the interest


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


payment date in October 2003). All amounts so accumulated by Funding shall be deposited in the Funding GIC account and recorded in the cash accumulation ledger. An amount equal to the amount so recorded will not be available for any other purpose other than to repay the issuer series 1 term AAA advance on the scheduled repayment dates in July and October 2003.

     The mortgages trustee may vary the scheduled amortisation period for other term advances in the future depending on the portfolio CPR of the loans in the trust property.

     "SCHEDULED REPAYMENT DATE" means:

     o    in respect of the issuer series 1 term AAA advance:

          (a)  the interest payment date in July 2003; and

          (b)  the interest payment date in October 2003;

     o in respect of the issuer series 2 term AAA advance, the interest payment date in April 2005;

     o in respect of the issuer series 3 term AAA advance, the interest payment date in April 2007;

     o in respect of the issuer series 4A1 term AAA advance and the issuer series 4A2 term AAA advance, the interest payment date in October 2007;


     o in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 5) PLC, the interest payment date in October 2002, the previous series 1 term AAA advance having been partially repaid in July 2002;


     o in respect of the previous series 2A1 term AAA advance and the previous series 2A2 term AAA advance made by Holmes Financing (No. 5) PLC, the interest payment date in October 2004;

     o in respect of the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC, the interest payment date in October 2006;

     o in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 4) PLC:

          (a)  the interest payment date in October 2003;

          (b)  the interest payment date in January 2004;

          (c)  the interest payment date in April 2004; and

          (d)  the interest payment date in July 2004,

          subject to repayment in full of the previous series 1 term AAA term advance made by Holmes Financing (No. 1) PLC. If that previous series 1 term AAA term advance has not been repaid in full by the first scheduled repayment date set out in (a) above, then the scheduled amortisation amounts in respect of the previous series 1 term AAA advance will be paid on the four successive interest payment dates following the interest payment date that that previous series 1 term AAA advance is fully repaid;

     o in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 4) PLC, the interest payment date in July 2006;

     o in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, the interest payment date in October 2006;

     o in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 3) PLC, the interest payment date in January 2003;

     o in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 3) PLC, the interest payment date in January 2005;

     o in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 2) PLC:

          (a)  the interest payment date in October 2003;

          (b)  the interest payment date in January 2004;

          (c)  the interest payment date in April 2004; and

          (d)  the interest payment date in July 2004,


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          subject to repayment in full of the previous series 1 term AAA term advance made by Holmes Financing (No. 1) PLC. If that previous series 1 term AAA term advance has not been repaid in full by the first scheduled repayment date set out in (a) above, then the scheduled amortisation amounts in respect of this previous series 2 term AAA advance will be paid on the four successive interest payment dates following the interest payment date that that previous series 1 term AAA advance is fully repaid;

     o in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 2) PLC:

          (a)  the interest payment date in October 2005;

          (b)  the interest payment date in January 2006;

          (c)  the interest payment date in April 2006; and

          (d)  the interest payment date in July 2006,

          subject to repayment in full of the previous series 2 term AAA term advance made by Holmes Financing (No. 1) PLC. If that previous series 2 term AAA term advance has not been repaid in full by the first scheduled repayment date set out in (a) above, then the scheduled amortisation amounts in respect of this previous series 3 term AAA advance will be paid on the four successive interest payment dates following the interest payment date that that previous series 2 term AAA advance is fully repaid;

     o in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 1) PLC, the interest payment date in July 2003;

     o in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 1) PLC, the interest payment date in July 2005;

     o in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 1) PLC, the interest payment date in July 2007;

     o in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 1) PLC, the interest payment date in July 2010; and

     o in respect of any new term advance that is intended to be a bullet amount or a scheduled amortisation amount, its own scheduled repayment date.

     The "CASH ACCUMULATION LEDGER" is a ledger maintained by the cash manager for Funding, which records amounts accumulated by Funding to pay relevant bullet amounts or, as applicable, relevant scheduled amortisation amounts.

     A "TRIGGER EVENT" means an asset trigger event and/or a non-asset trigger event.

     An "ASSET TRIGGER EVENT" will occur when losses occur on the loans to the extent that an amount is debited to the principal deficiency sub-ledger established for any term AAA advances. For more information on the principal deficiency ledger, see "CREDIT STRUCTURE".

     A "NON-ASSET TRIGGER EVENT" will occur if:

     o    an insolvency event occurs in relation to the seller;

     o the seller's role as servicer is terminated and a new servicer is not appointed within 60 days;

     o the seller share at any time is equal to or less than the minimum seller share; or

     o the aggregate outstanding principal balance of loans comprising the trust property at any time during the period from and including the closing date to but excluding the interest payment date in January 2003 is less than (pound)21 billion or, at any time during the period from and including the interest payment date in January 2003 to but excluding the interest payment date in July 2006 is less than (pound)13.5 billion or, at any time during the period from and including the interest payment date in July 2006 to but excluding the interest payment date in July 2010, is less than (pound)2.5 billion.

     The terms of the asset trigger event and the non-asset trigger event may be amended without your prior consent following entry by Funding into a new intercompany loan agreement. A change in these terms may affect the timing of payments on your notes.


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MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE
OCCURRENCE OF A TRIGGER EVENT

     Prior to the occurrence of a trigger event, the mortgages trustee will allocate and distribute principal receipts on each distribution date as follows:


     (a) subject to the terms of paragraphs (c) and (d) below, until the start of a cash accumulation period and during the period between the end of a cash accumulation period and the start of the next cash accumulation period, all principal receipts will be allocated and paid to the seller in an amount up to but not exceeding the seller share of the trust property at that time less the minimum seller share;


     (b) from and including the start of a cash accumulation period, all principal receipts will be allocated and paid to Funding, in an amount up to but not exceeding the Funding share of the trust property at that time, until an amount equal to the relevant bullet amount has been accumulated by Funding, as shown on the cash accumulation ledger;

     (c)  from and including the date when:

          (i) the cash accumulation period in respect of a bullet term advance has not started; and

          (ii) amounts are outstanding in respect of one or more pass-through term advances that are due and payable (the "PAYABLE PASS-THROUGH TERM ADVANCES") and/or one or more scheduled amortisation term advances that are due and payable (the "PAYABLE SCHEDULED AMORTISATION TERM ADVANCES") under an intercompany loan ("INTERCOMPANY LOAN AGREEMENT X"); and/or

          (iii) the scheduled amortisation period has started under an intercompany loan,

          then an amount calculated (by the cash manager) in accordance with the following formula shall be allocated and distributed to Funding:

                                                outstanding principal balance of
                                                   intercompany loan agreement X
Funding share percentage X principal receipts X --------------------------------
                                                 aggregate outstanding principal
                                               balance of all intercompany loans

          until the payable pass-through term advances and/or, as applicable, the payable scheduled amortisation term advances, are fully repaid. Subject to paragraph (d) below, any excess principal receipts will be paid to the seller;


     (d) to the extent that during a scheduled amortisation period, Funding has not received sufficient principal receipts (calculated in accordance with the foregoing paragraph (c)) in order to pay the scheduled amortisation amount due on the relevant scheduled amortisation term advance on the immediately succeeding interest payment date, the cash manager on behalf of the mortgages trustee shall allocate and distribute principal receipts to Funding in an amount equal to the shortfall, which Funding shall apply solely towards repayment of the relevant scheduled amortisation amount. Any excess principal receipts shall be paid to the seller.


     For the purpose of calculating the outstanding principal balance of any intercompany loan, the principal amount outstanding of any term advance the proceeds of which have been credited to the first reserve fund, shall be deducted from the amount outstanding on the relevant intercompany loan.

     If Funding enters into new intercompany loans, then the terms of the mortgages trust, including the provisions regarding the way in which the mortgages trustee distributes principal receipts, may change.

MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS AFTER THE OCCURRENCE OF A TRIGGER EVENT


     On each distribution date after the occurrence of an asset trigger event, all principal receipts will be allocated and distributed, with no order of priority between them but in proportion to the respective amounts due, to Funding and the seller according to the Funding percentage share of the trust property and the seller percentage share of the trust property respectively, until the Funding share of the trust property is zero. When the Funding share of the trust property is zero, the remaining principal receipts (if any) will be allocated to the seller.



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     On each distribution date after the occurrence of a non-asset trigger event but prior to the occurrence of an asset trigger event, all principal receipts will be allocated and paid to Funding until the Funding share of the trust property is zero.

     Following the occurrence of a non-asset trigger event but prior to the occurrence of an asset trigger event, the issuer notes will be subject to prepayment risk (that is, they may be repaid earlier than expected). Following the occurrence of an asset trigger event, the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes may not be repaid in full by their respective final maturity dates. See "RISK FACTORS - THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS".


LOSSES


     All losses arising on the loans are applied in reducing proportionately the Funding share and the seller share of the trust property. Funding's share and the seller's share of the losses are determined by multiplying the amount of losses during a distribution period by the Funding share percentage, which are allocated to Funding (until the Funding share of the trust property is zero), and the remainder, which are allocated to the seller, on each distribution date.

DISPOSAL OF TRUST PROPERTY

     The trust property is held on trust for the benefit of Funding and the seller. Subject to the terms of the mortgages trust deed, the mortgages trustee is not entitled to dispose of the trust property or create any security interest over the trust property.

     If an event of default occurs under any intercompany loan agreement (an "INTERCOMPANY LOAN EVENT OF DEFAULT") and the security trustee enforces the security granted by Funding over its assets, including its share of the trust property, then the security trustee is entitled, among other things, to sell Funding's share of the trust property. For further information on the security granted by Funding over its assets, see "SECURITY FOR FUNDING'S OBLIGATIONS".

ADDITIONS TO THE TRUST PROPERTY

     The trust property may be increased from time to time by the assignment of new loans and their related security to the mortgages trustee. The mortgages trustee will hold the new loans and their related security on trust for Funding and the seller according to the terms of the mortgages trust deed. For further information on the assignment of new loans and their related security to the mortgages trustee, see "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".

ACQUISITION BY FUNDING OF A FURTHER INTEREST IN THE TRUST PROPERTY


     On not more than 60 nor less than 30 days' written notice, Funding may offer to make a payment to the seller in consideration for an increase in Funding's share of the trust property on a distribution date specified in that notice, with the effect that Funding's share of the trust property shall increase and the seller's share of the trust property shall correspondingly decrease. Funding is permitted to do this only if it meets a number of conditions, including:


     o that no intercompany loan event of default has occurred under any intercompany loan agreement that has not been remedied or waived;


     o as at the most recent interest payment date, no deficiency is recorded on Funding's principal deficiency ledger (which remains outstanding);

     o the security trustee is not aware that the increase in the Funding share of the trust property (or the corresponding decrease in the seller share of the trust property) would adversely affect the then current ratings by the rating agencies of the current notes;


     o as at the relevant distribution date, the aggregate outstanding principal balance of loans constituting the trust property, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than 5 per cent. of the aggregate outstanding principal balance of all loans constituting the trust property;


     o the short-term, unsecured, unguaranteed and unsubordinated debt obligations of the seller are rated at least P-1 by Moody's, A-1 by Standard & Poor's and F1 by Fitch at the time of, and immediately following, the payment made by Funding on the relevant distribution date; and



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     o    the product of the weighted average repossession frequency ("WAFF")
          and the weighted average loss severity ("WALS") for the loans constituting the trust property calculated on the relevant distribution date in the same way as for the initial portfolio (or as agreed by the servicer and the rating agencies from time to time) does not exceed the product of the WAFF and WALS for the loans constituting the trust property calculated on the most recent previous closing date, plus 0.25 per cent.


ACQUISITION BY THE SELLER OF A FURTHER INTEREST IN THE TRUST PROPERTY


     If a borrower takes a payment holiday or makes an underpayment in respect of interest pursuant to the terms of a fiexible loan, then the outstanding principal balance of the fiexible loan will increase by, in the case of a payment holiday, the amount of interest that would have been paid on the relevant loan if not for such payment holiday and, in the case of an underpayment, the excess of the amount of interest that would have been paid on the relevant loan if not for such underpayment over the reduced amount of interest paid by the borrower (in each case, the "CAPITALISED INTEREST").


     The increase in the loan balance as a result of the capitalised interest will be allocated to the Funding share of the trust property and to the seller share of the trust property, based on their respective percentage shares in the trust property as calculated on the previous distribution date.

     Prior to an insolvency event occurring in respect of the seller, on each distribution date, the seller will make a cash payment to Funding in an amount equal to Funding's share of the capitalised interest in respect of those loans that are subject to payment holidays or underpayments. Following such payment:

     o the seller share of the trust property will increase by an amount equal to the amount paid to Funding for Funding's share of the capitalised interest, and Funding's share of the trust property will decrease by a corresponding amount; and

     o Funding will apply the proceeds of the amount paid by the seller in accordance with the Funding pre-enforcement revenue priority of payments and, after enforcement of the Funding security, in accordance with the Funding post enforcement priority of payments.


     If an insolvency event occurs in respect of the seller, then the seller may acquire from Funding its share of the capitalised interest in the same manner and for the same purpose described above, but it is not obliged to do so.


PAYMENT BY THE SELLER TO FUNDING OF THE AMOUNT OUTSTANDING UNDER AN INTERCOMPANY LOAN

     If the seller offered to make a payment to Funding of the amount outstanding under a series of an intercompany loan, then Funding may accept that offer but only if:

     o the aggregate outstanding principal balance of the relevant series of the intercompany loan is less than 10 per cent. of the principal balance of that series immediately after the intercompany loan in relation to that series was drawn by Funding;

     o the security trustee has received written confirmation from each of the rating agencies that there would not be any adverse effect on the then current ratings of the issuer notes if Funding accepted the offer;


     o    Funding would receive the payment on a distribution date; and


     o the relevant issuer has confirmed to Funding that the proceeds of the corresponding payment made by Funding to the relevant issuer would be applied to repay the relevant intercompany loan and the issuer has exercised its right to prepay the corresponding series of notes in these circumstances.

     The Funding share of the trust property would decrease by an amount equal to the payment made by the seller and the seller share would increase by a corresponding amount.

TERMINATION OF MORTGAGES TRUST

     The mortgages trust will terminate on the later to occur of:

     o the date on which all amounts due from Funding under all the intercompany loan agreements have been repaid in full; and

     o    any other date agreed in writing by Funding and the seller.


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RETIREMENT OF MORTGAGES TRUSTEE

     The mortgages trustee is not entitled to retire or otherwise terminate its appointment. The seller and Funding covenant not to replace the mortgages trustee.

GOVERNING LAW

     The mortgage trust deed is governed by English law.


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                     THE ISSUER INTERCOMPANY LOAN AGREEMENT

     The following section contains a summary of the material terms of the issuer intercompany loan agreement. The summary does not purport to be complete and is subject to the provisions of the issuer intercompany loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

     On the closing date, the issuer will lend to Funding an amount in sterling equal to the proceeds of the issue of the issuer notes, after converting the US dollar proceeds of the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes) into sterling at the relevant issuer dollar currency swap rates and after converting the euro proceeds of the series 3 issuer notes into sterling at the relevant issuer euro currency swap rates and after converting the Swiss franc proceeds of the series 4 class A2 issuer notes into sterling at the issuer Swiss franc currency swap rate. Funding will then pay the proceeds of the issuer intercompany loan to the seller in return for an addition to Funding's already existing share of the trust property. The issuer intercompany loan will be split into 16 separate sub-loans, or "ADVANCES", to correspond to the related series and classes of issuer notes:

     o the issuer series 1 term AAA advance, which corresponds to the series 1 class A issuer notes;

     o the issuer series 2 term AAA advance, which corresponds to the series 2 class A issuer notes;

     o the issuer series 3 term AAA advance, which corresponds to the series 3 class A issuer notes;

     o the issuer series 4A1 term AAA advance, which corresponds to the series 4 class A1 issuer notes;

     o the issuer series 4A2 term AAA advance, which corresponds to the series 4 class A2 issuer notes;


     o the issuer series 5 term AAA advance, which corresponds to the series 5 class A issuer notes;


     o the issuer series 1 term AA advance, which corresponds to the series 1 class B issuer notes;

     o the issuer series 2 term AA advance, which corresponds to the series 2 class B issuer notes;

     o the issuer series 3 term AA advance, which corresponds to the series 3 class B issuer notes;

     o the issuer series 4 term AA advance, which corresponds to the series 4 class B issuer notes;

     o the issuer series 5 term AA advance, which corresponds to the series 5 class B issuer notes;

     o the issuer series 1 term BBB advance, which corresponds to the series 1 class C issuer notes;

     o the issuer series 2 term BBB advance, which corresponds to the series 2 class C issuer notes;

     o the issuer series 3 term BBB advance, which corresponds to the series 3 class C issuer notes;

     o the issuer series 4 term BBB advance, which corresponds to the series 4 class C issuer notes; and

     o the issuer series 5 term BBB advance, which corresponds to the series 5 class C issuer notes.

     Unless the context otherwise requires, the issuer series 4A1 term AAA advance and the issuer series 4A2 term AAA advance are collectively referred to as the "ISSUER SERIES 4 TERM AAA ADVANCES" and the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advance, the issuer series 4 term AAA advances and the issuer series 5 term AAA advance are also collectively referred to as the "ISSUER TERM AAA ADVANCES", the issuer series 1 term AA advance, the issuer series 2 term AA advance, the issuer series 3 term AA advance, the issuer series 4 term AA advance and the issuer series 5 term AA advance are collectively referred to as the "ISSUER TERM AA ADVANCES" and the issuer series 1 term BBB advance, the issuer series 2 term BBB advance, the issuer series 3 term BBB advance, the issuer series 4 term BBB advance and the issuer series 5 term BBB advance are collectively referred to as the "ISSUER TERM BBB ADVANCES".


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


     The issuer term AAA advances reflect the ratings expected to be assigned to the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes by the rating agencies on the closing date. The issuer series 1 term AAA advance will have the same rating as the issuer series 2 term AAA advance, the issuer series 3 term AAA advance, the issuer series 4 term AAA advances and the issuer series 5 term AAA advance despite the series 1 class A issuer notes having different short-term ratings. The issuer term AA advances reflect the rating expected to be assigned to the class B issuer notes by the rating agencies on the closing date. The issuer term BBB advances reflect the rating expected to be assigned to the class C issuer notes by the rating agencies on the closing date. If, after the closing date, the rating agencies subsequently change the ratings assigned to each class of the issuer notes, then this will not affect the designated ratings of the issuer term advances under the issuer intercompany loan.

     The final repayment date of each issuer term advance will be the final maturity date of the relevant underlying class of issuer notes.

     The issuer intercompany loan agreement will provide that, subject to satisfying the conditions in "- CONDITIONS TO DRAWDOWN", the following advances will be made available by the issuer to Funding by way of the issuer intercompany loan made on the closing date:



     o the issuer term AAA advances in an aggregate principal amount of (pound)[3,159,150,000], which shall be funded by the issue of the class A issuer notes on the closing date, and which shall consist of the issuer series 1 term AAA advance in the amount of (pound)[957,000,000], the issuer series 2 term AAA advance in the amount of (pound)[798,000,000], the issuer series 3 term AAA advance in the amount of (pound)[638,000,000], the issuer series 4A1 term AAA advance in the amount of (pound)[638,000,000], the issuer series 4A2 term AAA advance in the amount of (pound)[128,150,000] and the issuer series 5 term AAA advance in the amount of (pound)[500,000,000];

     o the issuer term AA advances in an aggregate principal amount of (pound)[124,000,000], which shall be funded by the issue of the class B issuer notes on the closing date, and which shall consist of the issuer series 1 term AA advance in the amount of (pound)[32,000,000], the issuer series 2 term AA advance in the amount of (pound)[27,000,000], the issuer series 3 term AA advance in the amount of (pound)[22,000,000], the issuer series 4 term AA advance in the amount of (pound)[26,000,000] and the issuer series 5 term AA advance in the amount of (pound)[17,000,000]; and

     o the issuer term BBB advances in an aggregate principal amount of (pound)[209,000,000], which shall be funded by the issue of the class C issuer notes on the closing date, and which shall consist of the issuer series 1 term BBB advance in the amount of (pound)[55,000,000], the issuer series 2 term BBB advance in the amount of (pound)[45,000,000], the issuer series 3 term BBB advance in the amount of (pound)[36,000,000], the issuer series 4 term BBB advance in the amount of (pound)[44,000,000] and the issuer series 5 term BBB advance in the amount of (pound)[29,000,000].


     The money received by Funding under the advances will be used by Funding on the closing date to pay the seller the consideration due to the seller in relation to the assignment by the seller to Funding of a part of its share of the trust property. Funding's interest in the current portfolio will constitute the Funding share of the trust property.

     The issuer will make payments of interest and principal on the issuer notes from, among other things, respective payments of interest and principal made by Funding to the issuer under the issuer term AAA advances, the issuer term AA advances and the issuer term BBB advances of the issuer intercompany loan and from amounts paid by the issuer dollar currency swap providers, the issuer euro currency swap provider and the issuer Swiss franc currency swap provider to the issuer under the issuer dollar currency swaps, the issuer euro currency swaps and the issuer Swiss franc currency swap, respectively.

     The issuer has no obligation to make any further advances to Funding under the terms of the issuer intercompany loan agreement.

CONDITIONS TO DRAWDOWN

     The issuer will not be obliged to make the advances available to Funding unless the issuer security trustee is satisfied on the closing date that a number of conditions have been met, including:

     o that the issuer notes have been issued and the proceeds received by or on behalf of the issuer;


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


     o that Funding has delivered a certificate certifying that it is solvent; and

     o that each of the issuer transaction documents has been duly executed by the relevant parties to them.

REPRESENTATIONS AND AGREEMENTS

     Funding will make several representations to the issuer in the issuer intercompany loan agreement including representations that Funding has been duly incorporated and that it has the requisite corporate power and authority to enter into the transaction documents to which it is a party.

     In addition, Funding will agree that:

     o it will not create or permit to subsist any encumbrance, unless arising by operation of law, or other security interest over any of its assets other than pursuant to the transaction documents;

     o it will not carry on any business or engage in any activity whatsoever which is not incidental to or necessary in connection with any of the activities in which the transaction documents provide or envisage that Funding will engage;

     o it will not have any subsidiaries, any subsidiary undertakings, both as defined in the Companies Act 1985 as amended, or any employees or premises;

     o it will not transfer, sell, lend, part with or otherwise dispose of all or any of its assets, properties or undertakings or any interest, estate, right, title or benefit therein other than as contemplated in the transaction documents;

     o it will not pay any dividend or make any other distribution to its shareholders, other than in accordance with the Funding deed of charge, and it will not issue any new shares;

     o it will not incur any indebtedness in respect of any borrowed money or give any guarantee in respect of any indebtedness or of any obligation of any person whatsoever other than indebtedness contemplated by the transaction documents; and

     o it will not enter into any amalgamation, demerger, merger or reconstruction, nor acquire any assets or business nor make any investments other than as contemplated in the transaction documents.

PAYMENTS OF INTEREST

     The interest rates applicable to the issuer term advances from time to time will be determined by reference to LIBOR for three-month sterling deposits (other than, in each case, in respect of the first interest period) plus, in each case, a margin which will differ for each separate advance. For the first interest period, LIBOR will be determined on the basis of a linear interpolation between LIBOR for two-month and three-month sterling deposits. LIBOR for an interest period will be determined on the relevant interest determination date. The "INTEREST DETERMINATION DATE" will be the interest payment date (as described later in this section) on which the relevant interest period (as described in this section) commences or, in the case of the first interest period, the closing date.

     The margins applicable to each issuer term advance and the loan interest periods for which those margins apply, are as follows:

     o in respect of the issuer series 1 term AAA advance, ___ per cent. per annum;

     o in respect of the issuer series 2 term AAA advance, ___ per cent. per annum;

     o in respect of the issuer series 3 term AAA advance, ___ per cent. per annum up to (and including) the interest period ending in April 2008 and thereafter ___ per cent. per annum;

     o in respect of the issuer series 4A1 term AAA advance, ___ per cent. per annum up to (and including) the interest period ending in April 2008 and thereafter ___ per cent. per annum;


     o in respect of the issuer series 4A2 term AAA advance, 0.35 per cent. per annum from (but excluding) the interest period ending in October 2007;


     o in respect of the issuer series 5 term AAA advance, ___ per cent. per annum up to (and including) the interest period ending in April 2008 and thereafter ___ per cent. per annum;

     o in respect of the issuer series 1 term AA advance, ___ per cent. per annum up to (and including) the interest period ending in April 2008 and thereafter ___ per cent. per annum;


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


     o in respect of the issuer series 2 term AA advance, ___ per cent. per annum up to (and including) the interest period ending in April 2008 and thereafter ___ per cent. per annum;

     o in respect of the issuer series 3 term AA advance, ___ per cent. per annum up to (and including) the interest period ending in April 2008 and thereafter ___ per cent. per annum;

     o in respect of the issuer series 4 term AA advance, ___ per cent. per annum up to (and including) the interest period ending in April 2008 and thereafter ___ per cent. per annum;

     o in respect of the issuer series 5 term AA advance, ___ per cent. per annum up to (and including) the interest period ending in April 2008 and thereafter ___ per cent. per annum.

     o in respect of the issuer series 1 term BBB advance, ___ per cent. per annum up to (and including) the interest period ending in April 2008 and thereafter ___ per cent. per annum;

     o in respect of the issuer series 2 term BBB advance, ___ per cent. per annum up to (and including) the interest period ending in April 2008 and thereafter ___ per cent. per annum;

     o in respect of the issuer series 3 term BBB advance, ___ per cent. per annum up to (and including) the interest period ending in April 2008 and thereafter ___ per cent. per annum;

     o in respect of the issuer series 4 term BBB advance, ___ per cent. per annum up to (and including) the interest period ending in April 2008 and thereafter ___ per cent. per annum; and

     o in respect of the issuer series 5 term BBB advance, ___ per cent. per annum up to (and including) the interest period ending in [April 2008] and thereafter ___ per cent. per annum.

     In addition, Funding will agree to pay an additional fee to the issuer on each interest payment date or otherwise when required. The fee on each interest payment date will be equal to the amount needed by the issuer to pay or provide for other amounts falling due, if any, to be paid to its creditors (other than amounts of interest and principal due on the issuer notes and tax that can be met out of the issuer's profits) and a sum (in amount up to 0.01 per cent. of the interest paid to the issuer on the term advances on each interest payment date), to be retained by the issuer as profit. The fee will be paid by Funding out of the Funding available revenue receipts.

REPAYMENT OF PRINCIPAL ON THE ISSUER TERM ADVANCES

     The issuer term advances will be repaid on the dates and in the priorities described in "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY".

DEFERRAL OF PAYMENTS ON TERM BBB ADVANCES AND TERM AA ADVANCES WHEN LOSSES ARE RECORDED ON RESPECTIVE PRINCIPAL DEFICIENCY LEDGERS AND IN OTHER CIRCUMSTANCES

     If:

     o a principal loss has been recorded on the principal deficiency ledger in respect of any of the term BBB advances or the term AA advances (whether in respect of the issuer intercompany loan, the previous intercompany loans or any new intercompany loan); or

     o monies standing to the credit of the first reserve fund have been used, on or prior to the relevant interest payment date, to cure a principal deficiency in respect of the term BBB advances and/or the term AA advances (whether in respect of the issuer intercompany loan, the previous intercompany loans or any new intercompany loan), and the first reserve fund has not been replenished by a corresponding amount on the relevant interest payment date; or

     o as at the relevant interest payment date, the total outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than 5 per cent. of the total outstanding principal balance of loans in the mortgages trust, then the term BBB advances and, as applicable, the term AA advances will not be entitled to principal repayments until the relevant circumstance as described in the preceding bulleted list has been cured or otherwise ceases to exist.


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LIMITED RECOURSE

     Funding will only be obliged to pay amounts to the issuer under the issuer intercompany loan to the extent that it has funds to do so after making payments ranking in priority to amounts due on the issuer term advances.

     If, on the final repayment date of an issuer term advance, there is a shortfall between the amount of interest and/or principal due on that issuer term advance and the amount available to Funding to make that payment, then that shortfall shall not be due and payable to the issuer until the time (if ever) when Funding has enough money available to pay the shortfall on that issuer term advance (after making any other payments due that rank higher in priority to that advance).

     If, on the final repayment date of the issuer intercompany loan, there is a shortfall between the amount required to pay all outstanding interest and/or principal on the issuer term AA advances and/or the issuer term BBB advances and the amount available to Funding to make those payments, then the shortfall shall be deemed to be not due and payable under the issuer intercompany loan agreement and any claim that the issuer may have against Funding in respect of that shortfall will be extinguished.

ISSUER INTERCOMPANY LOAN EVENTS OF DEFAULT

     The issuer intercompany loan agreement will contain events of default (each an "ISSUER INTERCOMPANY LOAN EVENT OF DEFAULT"), which will include, among others, the following events:

     o a default by Funding for a period of three London business days in the payment of any amount payable under any intercompany loan agreement (whether any previous intercompany loan agreement, the issuer intercompany loan agreement or any new intercompany loan agreement) (but subject to the limited recourse provisions described later in this section and in "- LIMITED RECOURSE");


     o Funding does not comply in any material respect with its obligations under the transaction documents (other than non-payment as set out in the preceding paragraph) and that non-compliance, if capable of remedy, is not remedied promptly and in any event within twenty London business days of Funding becoming aware of its non-compliance or of receipt of notice from the security trustee requiring Funding's non-compliance to be remedied; and


     o insolvency related events occur in relation to Funding or it is, or becomes, unlawful for Funding to perform its obligations under any of the transaction documents.

     Investors should note that, as described in "- LIMITED RECOURSE", it will not be an event of default under an intercompany loan agreement (whether any previous intercompany loan agreement, the issuer intercompany loan agreement or any new intercompany loan agreement) if default is made by Funding in paying amounts due under the intercompany loan agreement where Funding does not have the money available to make the relevant payment. The ability of the issuer to repay the issuer notes will depend upon payments to the issuer from Funding under the issuer intercompany loan agreement. See "RISK FACTORS - FAILURE BY FUNDING TO MEET ITS OBLIGATIONS UNDER THE ISSUER INTERCOMPANY LOAN AGREEMENT WOULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES".

     Investors should also note that an event of default by Funding in respect of any previous intercompany loan or any new intercompany loan or any agreement entered into by Funding in connection with that previous intercompany loan or new intercompany loan, will constitute an event of default under the issuer intercompany loan.

     If an issuer intercompany loan event of default occurs, then the security trustee will be entitled to deliver a notice to Funding stating that the issuer intercompany loan event of default has occurred (an "ISSUER INTERCOMPANY LOAN ENFORCEMENT NOTICE"). Upon the service of an issuer intercompany loan enforcement notice, the security trustee may direct that the issuer term advances become immediately due and payable and/ or that the issuer term advances become due and payable on the demand of the security trustee.

NEW INTERCOMPANY LOAN AGREEMENTS

     Holdings is expected to establish new issuers for the purpose of issuing new notes to investors. The issuer intercompany loan agreement will provide that Funding may at any time, by written notice to the security trustee and the rating agencies, enter into a new intercompany loan agreement with a new issuer and draw new term advances thereunder. Each new term advance will be financed by the issue of new notes, and will only be permitted if certain conditions precedent are satisfied, including:


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


     o the proceeds of the new intercompany loan are used by Funding (1) to pay the seller for new loans to be assigned to the mortgages trustee under the mortgage sale agreement and/or (2) to acquire part of the current seller share of the trust property from the seller and/or (3) to refinance the existing debts of Funding (which could include a current intercompany loan) and/or (4) to apply a part thereof to further fund one or more of the reserve funds;

     o each of the rating agencies confirms in writing to the security trustee that there will not, as a result of the new issuer issuing any new notes, be any adverse effect on the ratings at that time by the rating agencies of the current notes or the implicit ratings at that time of the current term advances;

     o no current intercompany loan event of default under any current intercompany loan agreement is continuing unwaived on the date when the advance is drawn; and

     o no principal deficiency is recorded on the principal deficiency ledger.

     Each new intercompany loan agreement will be on substantially the same terms as the issuer intercompany loan agreement, except as to the amount advanced, the rating of the new notes to which the new term advances correspond (the designated "NEW TERM ADVANCE RATINGS"), the interest rates applicable to the new term advances, the date that the new term advances are drawn and the terms for repayment.

     Subject to the rules regarding the application of principal receipts by Funding (see "CASHFLOWS - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS"), Funding shall pay interest and repay principal which is due and payable on the term advances (which includes the previous term advances and any new term advances) to the issuer, the previous issuers and each new issuer in an order of priority which will depend on the relative term advance ratings of each term advance. Each term AAA advance due and payable will rank equally and proportionately as to payment (to the current issuers and any new issuer) of interest and principal, ahead of payments of interest and principal due and payable to the current issuers and any new issuer on the term AA advances and the term BBB advances. Similarly, each term AA advance due and payable will rank equally and proportionately as to payment of interest and principal due and payable, ahead of payments of interest and principal due and payable on the term BBB advances. Payments of interest on the term AAA advances, the term AA advances and the term BBB advances rank ahead of payments of interest and principal on any term BB advance. Investors should note that amounts due and payable on the previous term advances and any new term advances may be paid to the previous issuer and to any new issuer ahead of payments due and payable on the issuer term AA advances or the issuer term BBB advances if the term advance rating of that previous term advance or, as the case may be, new term advance is higher than the term advance rating of the issuer term AA advances or the issuer term BBB advances, as the case may be. References in this paragraph to subordination of any term BB advance are subject to the fact that principal payments on any term BB advance are made out of excess Funding available revenue receipts and/or amounts standing to the credit of the reserve funds (subject in each case to meeting certain conditions precedent). Accordingly, principal may be paid on any term BB advance, provided those conditions are met, before principal is paid on higher ranking term advances.

FUNDING'S BANK ACCOUNTS

     Funding maintains two bank accounts in its name with Abbey National plc. These are:

     (1) the Funding GIC account: the reserve funds are credited to this account and on each distribution date Funding's share of the mortgages trust available revenue receipts and any distribution of principal receipts to Funding under the mortgages trust are initially deposited in this account. On each interest payment date, amounts required to meet Funding's obligations to its various creditors are, with the consent of the security trustee, transferred to the Funding transaction account; and

     (2) the Funding transaction account: on each interest payment date, monies standing to the credit of the Funding GIC account are, with the consent of the security trustee, transferred to the Funding transaction account and applied by the cash manager in accordance with the relevant order for priority of payments. Amounts representing Funding's profits are retained in the Funding transaction account.


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       If Funding makes a Funding stand-by drawing under the Funding liquidity facility, then Funding shall open a new account in its name, subject to the terms of the Funding liquidity facility agreement, called the "FUNDING LIQUIDITY FACILITY STAND-BY ACCOUNT" into which the Funding stand-by drawing will be deposited. See "CREDIT STRUCTURE - FUNDING LIQUIDITY FACILITY".

GOVERNING LAW

     The issuer intercompany loan agreement is governed by English law.


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                       SECURITY FOR FUNDING'S OBLIGATIONS


     Funding has granted security for its obligations under the current intercompany loan agreements (and the other transaction documents to which it is a party) by entering into the Funding deed of charge with the security trustee, the cash manager, the account bank, the seller, the corporate services provider, the previous issuers, the Funding swap provider, the Funding liquidity facility provider, the previous start-up loan provider and the start-up loan provider. The issuer will enter into an amendment and restatement of the Funding deed of charge which means that they will share in the security granted by Funding under the Funding deed of charge. In addition, if Funding enters into new intercompany loan agreements with new issuers, then the new issuers (together with any new start-up loan providers), will enter into deeds of accession in relation to the Funding deed of charge. This means that they will also share in the security granted by Funding under the Funding deed of charge with the existing Funding secured creditors.


     The Funding deed of charge has seven primary functions:

     o    it sets out the covenants of Funding;

     o it creates security for the security trustee which the security trustee then administers on trust for each of the Funding secured creditors;

     o it sets out the order in which the cash manager applies money received by Funding prior to enforcement of the security;

     o it sets out the enforcement procedures relating to a default by Funding on its covenants under the transaction documents (including provisions relating to the appointment of a receiver);

     o it sets out the order in which the security trustee applies money received by Funding following the enforcement of the security;

     o it sets out the appointment of the security trustee, its powers and responsibilities and the limitations on those responsibilities; and

     o it sets out how new creditors of Funding can accede to the terms of the Funding deed of charge.

     The following section contains a summary of the material terms of the Funding deed of charge. The summary does not purport to be complete and is subject to the provisions of the Funding deed of charge, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

COVENANTS OF FUNDING

     The Funding deed of charge contains covenants made by Funding in favour of the security trustee on trust for the benefit of itself, any receiver of Funding and the Funding secured creditors. The main covenants are that Funding will pay all amounts due to each of the Funding secured creditors as they become due (subject to the limited recourse provisions of the current intercompany loans) and that it will comply with its other obligations under the transaction documents.

FUNDING SECURITY

     Under the Funding deed of charge, Funding creates the following security (also known as the "FUNDING SECURITY") in respect of all the intercompany loans outstanding at any one time:

     o a first ranking fixed charge (which may take effect as a floating charge) over the Funding share of the trust property;

     o an assignment by way of first ranking fixed security of all of its rights and interest in the transaction documents to which Funding is a party from time to time;

     o a charge by way of first fixed charge (which may take effect as a floating charge) of the rights and benefits of Funding in the Funding GIC account, the Funding transaction account and the Funding liquidity facility stand-by account, all amounts standing to the credit of those accounts and all authorised investments purchased from those accounts;

     o with regard to all of Funding's assets located in England and Wales or governed by English law, a first ranking floating charge over all the assets and the undertaking of Funding not otherwise secured by any fixed charge detailed here; and


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     o    with regard to all of Funding's assets located in Scotland or governed by Scots law, a first ranking floating charge.

NATURE OF SECURITY - FIXED CHARGE

     Funding may not deal with those of its assets which are subject to a fixed charge without the consent of the security trustee. Accordingly, Funding is not permitted to deal with the assets which are expressed to be subject to a fixed charge in its ordinary course of business. In this way, the security is said to "fix" over those assets which are expressed to be subject to a fixed charge (being the charges described in the first three bullet points in this section).

NATURE OF SECURITY - FLOATING CHARGE

     Unlike the fixed charges, the floating charge does not attach to specific assets but instead "FLOATS" over a class of assets which may change from time to time, allowing Funding to deal with those assets and to give third parties title to those assets free from any encumbrance in the event of sale, discharge or modification, provided those dealings and transfers of title are in the ordinary course of Funding's business. Any of Funding's assets, whether currently held or acquired after the closing date (including assets acquired as a result of the disposition of any other asset of Funding), which are not subject to the fixed charges mentioned in this section and all of its Scottish assets are subject to the floating charge.

     The existence of the floating charge allows the security trustee to appoint an administrative receiver of Funding and thereby prevent the appointment of an administrator or receiver of Funding by one of Funding's other creditors. This ensures that in the event that enforcement proceedings are commenced in respect of amounts due and owing by Funding, the security trustee will always be able to control those proceedings in the best interests of the Funding secured creditors. However, see "RISK FACTORS - CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS" relating to potential prohibition on appointment of administrative receivers.

     The interest of the Funding secured creditors in property and assets over which there is a floating charge only will rank behind the claims of certain preferential creditors on enforcement of the Funding security - for example, any amounts due to the UK tax authorities. This means that preferential creditors will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to the issuer under the issuer intercompany loan agreement. Again, see "RISK FACTORS - CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS" relating to the introduction of enhanced rights for unsecured creditors in respect of floating charge recoveries.

     The floating charge created by the Funding deed of charge may "crystallise" and become a fixed charge over the relevant class of assets owned by Funding at the time of crystallisation. Crystallisation will occur automatically following the occurrence of specific events set out in the Funding deed of charge, including, among other events, notice to Funding from the security trustee following an intercompany loan event of default except in relation to Funding's Scottish assets, where crystallisation will occur on the appointment of an administrative receiver. A crystallised floating charge will rank ahead of the claims of unsecured creditors but will continue to rank behind the claims of preferential creditors (as referred to in this section) on enforcement of the Funding security.

FUNDING PRE-ENFORCEMENT PRIORITY OF PAYMENTS

     The Funding deed of charge (as amended by the first deed of accession on 29th November, 2000, the second deed of accession on 23rd May, 2001, the third deed of accession on 5th July, 2001, the fourth deed of accession on 8th November, 2001 and fifth deed of accession (incorporating an amendment and restatement of the Funding deed of charge) on the closing date) sets out the order of priority of distribution by the cash manager, as at the closing date and prior to the enforcement of the Funding security, of amounts standing to the credit of the Funding transaction account on each interest payment date. This order of priority is described in "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS" and "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY".

FOLLOWING THE CREATION OF NEW INTERCOMPANY LOAN AGREEMENTS

     As new issuers are established to issue new notes and accordingly to make new term advances to Funding, those new issuers (together with any new start-up loan providers), will likewise enter into deeds of accession in relation to the Funding deed of charge which will amend the Funding pre-


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enforcement revenue priority of payments, the Funding pre-enforcement principal priority of payments and the Funding post-enforcement priority of payments to reflect the amounts due to the new issuer and any new start-up loan provider. The ranking of those new amounts due will be as follows:

     o subject to the rules regarding the application of principal receipts by Funding (see "CASHFLOWS - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS"), all amounts due and payable to the previous issuers, the issuer and any new issuer will be paid, subject to their relevant repayment dates, in descending order of the respective ratings of their term advances so the term advance with the highest term advance rating will be paid first and the term advance with the lowest term advance rating will be paid last; and

     o all start-up loan providers will rank in no order of priority between them but in proportion to the respective amounts due to them.

ENFORCEMENT

     The Funding deed of charge sets out the general procedures by which the security trustee may take steps to enforce the security created by Funding so that the security trustee can protect the interests of each of the Funding secured creditors.

     The Funding deed of charge requires the security trustee to consider the interests of each of the Funding secured creditors as to the exercise of its powers, trusts, authorities, duties and discretions, but requires the security trustee in the event of a conflict between the interests of the previous issuers, the issuer and any new issuers and the interests of any other Funding secured creditors, to consider only, unless stated otherwise, the interests of the previous issuers, the issuer and any new issuers. As among the previous issuers, the issuer and any new issuers, the security trustee will exercise its rights under the Funding deed of charge only in accordance with the directions of the previous issuers, the issuer and/or the new issuer(s) with the highest-ranking term advance ratings. If the previous issuers, the issuer and/or any new issuers with term advances of equal ratings give conflicting directions, then the security trustee will act in accordance with the directions of the previous issuers, the issuer or new issuer (or two or more of them if in agreement) whose aggregate principal amount outstanding of its/their highest-ranking term advances is the greatest. In all cases, the security trustee will only act if it is indemnified to its satisfaction.

     The Funding security will become enforceable upon the service of an intercompany loan enforcement notice under any intercompany loan, provided that, if the Funding security has become enforceable otherwise than by reason of a default in payment of any amount due on any of the term advances, the security trustee will not be entitled to dispose of all or part of the assets comprised in the Funding security unless either:

     o a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing in respect of the term AAA advances - including the term AAA advances made under the previous intercompany loans, the issuer intercompany loan and any new intercompany loans (or, once these term AAA advances have been repaid, the term advances with the next highest term advance rating, and so on); or

     o the security trustee is of the opinion that the cashflow expected to be received by Funding will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of Funding, to discharge in full over time all amounts owing in respect of the term AAA advances - including the term AAA advances made under the previous intercompany loans, the issuer intercompany loan and any new intercompany loans (or, once these term AAA advances have been repaid, the term advances with the next highest term advance rating, and so
          on).

     Each of the Funding secured creditors will agree under the Funding deed of charge that they will not take steps directly against Funding for any amounts owing to them, unless the security trustee has become bound to enforce the Funding security but has failed to do so within 30 days of becoming so bound.


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FUNDING POST-ENFORCEMENT PRIORITY OF PAYMENTS

     The Funding deed of charge sets out the order of priority of distribution as at the closing date by the security trustee, following service of an intercompany loan enforcement notice, of amounts received or recovered by the security trustee or a receiver appointed on its behalf. This order of priority is described in "CASHFLOWS - DISTRIBUTION OF FUNDING PRINCIPAL RECEIPTS AND FUNDING REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE FUNDING SECURITY".

FOLLOWING THE CREATION OF NEW INTERCOMPANY LOAN AGREEMENTS

     Any deeds of accession will amend the Funding post-enforcement priority of payments to reflect the amounts due to the new issuer and any new start-up loan provider or any other relevant creditor that has acceded to the terms of the Funding deed of charge.

APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE SECURITY TRUSTEE

     The security trustee is appointed to act as trustee on behalf of the Funding secured creditors on the terms and conditions of the Funding deed of charge. It holds the benefit of the security created by the Funding deed of charge on trust for each of the Funding secured creditors in accordance with the terms and conditions of the Funding deed of charge.

     The Funding Deed of Charge provides that the security trustee may agree amendments or modifications to any of the transaction documents:

     o which in the opinion of the security trustee it may be expedient to make, provided that the security trustee is of the opinion acting reasonably, that such modifications will not be materially prejudicial to the interests of the Funding secured creditors or, if it is not of that opinion in relation to any Funding secured creditors, such Funding secured creditor has given its written consent to such modifications;

     o which in the opinion of the security trustee are made to correct a manifest error or are of a formal, minor or technical nature; or

     o provided that the rating agencies confirm that as result of such modification there will not be any adverse effect on the then current ratings by the rating agencies of the existing issuer notes.

     If Funding 2 is established, then the security trustee may agree changes to the transaction documents to enable the inclusion of Funding 2 as a beneficiary of the mortgages trust, and the prior consent of noteholders will not be obtained in relation to those modifications, provided that the rating agencies confirm that the inclusion of Funding 2 as a beneficiary of the mortgages trust would not adversely affect the existing ratings of any issuer notes.

THE SECURITY TRUSTEE'S FEES AND EXPENSES

     Funding shall reimburse the security trustee for all its costs and expenses properly incurred in acting as security trustee. The security trustee is entitled to a fee payable quarterly in the amount agreed from time to time by the security trustee and Funding. Funding has agreed to indemnify the security trustee and each of its officers, employees and advisers from and against all claims, actions, proceedings, demands, liabilities, losses, damages, costs and expenses arising out of or in connection with:

     o    the transaction documents; or

     o    the security trustee's engagement as security trustee,

     which it or any of its officers, employees or advisers may suffer.

     Funding is not responsible under the Funding deed of charge for any liabilities, losses, damages, costs or expenses resulting from fraud, negligence, wilful misconduct or breach of the terms of the Funding deed of charge by the security trustee or any of its officers or employees.

RETIREMENT AND REMOVAL

     Subject to the appointment of a successor security trustee, the security trustee may retire after giving three months' notice in writing to Funding.

     Funding may remove the security trustee at any time provided that it has the consent, which must not be unreasonably withheld or delayed, of each of the Funding secured creditors to the removal.


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     In addition, the security trustee may, subject to conditions specified in the Funding deed of charge, appoint a co-trustee to act jointly with it.

ADDITIONAL PROVISIONS OF THE FUNDING DEED OF CHARGE

     The Funding deed of charge contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

     o the security trustee will, if reasonably practicable, give prior notification to the seller of the security trustee's intention to enforce the Funding security (although any failure to so notify will not prejudice the ability of the security trustee to enforce the Funding security);

     o the security trustee is not responsible for the adequacy or enforceability of the Funding deed of charge or any other transaction document;

     o the security trustee is not required to exercise its powers under the Funding deed of charge without being directed to do so by the issuer, the previous issuers or the other Funding secured creditors;

     o the security trustee may rely on documents provided by the mortgages trustee, Funding and the cash manager and the advice of consultants and advisors;

     o the security trustee is not required to monitor whether an intercompany loan event of default under any intercompany loan has occurred or compliance by Funding with the transaction documents;

     o the security trustee will be taken not to have knowledge of the occurrence of an intercompany loan event of default under any intercompany loan unless the security trustee has received notice from a Funding secured creditor stating that an intercompany loan event of default has occurred and describing that intercompany loan event of default;

     o the security trustee has no duties or responsibilities except those expressly set out in the Funding deed of charge or the transaction documents;

     o any action taken by the security trustee under the Funding deed of charge or any transaction document binds all of the Funding secured creditors;

     o each Funding secured creditor must make its own independent investigations, without reliance on the security trustee, as to the affairs of Funding and whether or not to request that the security trustee take any particular course of action under any transaction document;

     o the security trustee and its affiliates may engage in any kind of business with Funding or any of the Funding secured creditors as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Funding secured creditors;

     o the security trustee has no liability under or in connection with the Funding deed of charge or any other transaction document, whether to a Funding secured creditor or otherwise, other than to the extent to which (1) the liability is able to be satisfied in accordance with the Funding deed of charge out of the property held by it on trust under the Funding deed of charge and (2) it is actually indemnified for the liability. This limitation of liability does not apply to a liability of the security trustee to the extent that it is not satisfied because there is a reduction in the extent of the security trustee's indemnification as a result of its fraud, negligence or wilful misconduct or breach of the terms of the Funding deed of charge; and

     o the security trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security.

     The security trustee has had no involvement in the preparation of any part of this prospectus, other than any particular reference to the security trustee. The security trustee expressly disclaims and takes no responsibility for any other part of this prospectus. The security trustee makes no statement or representation in this prospectus, has not authorised or caused the issue of any part of it and takes no responsibility for any part of it. The security trustee does not guarantee the performance of the issuer notes or the payment of principal or interest on the issuer notes.

GOVERNING LAW

     The Funding deed of charge is governed by English law.


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                      SECURITY FOR THE ISSUER'S OBLIGATIONS

     The issuer will provide security for its obligations by entering into the issuer deed of charge with the issuer secured creditors, who are the issuer security trustee, the note trustee, the paying agents, the Swiss paying agents, the registrar, the transfer agent, the agent bank, the issuer liquidity facility provider, the issuer dollar currency swap providers, the issuer euro currency swap provider, the issuer Swiss franc currency swap provider, the corporate services provider, the issuer cash manager and the issuer account banks.

     The issuer deed of charge has five primary functions:

     o    it sets out covenants of the issuer;

     o it creates security for the issuer security trustee which the issuer security trustee then administers on trust for each of the issuer secured creditors;

     o it sets out the enforcement procedures relating to a default by the issuer of its covenants under the transaction documents (including the appointment of a receiver);

     o it sets out the order in which the issuer security trustee applies monies standing to the credit of the issuer transaction accounts following the enforcement of the issuer security; and

     o it sets out the appointment of the issuer security trustee, its powers and responsibilities and the limitations on those responsibilities.

     The following section contains a summary of the material terms of the issuer deed of charge. The summary does not purport to be complete and is subject to the provisions of the issuer deed of charge, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

COVENANTS OF THE ISSUER

     The issuer deed of charge contains covenants made by the issuer in favour of the issuer security trustee on trust for the benefit of itself, any receiver of the issuer and the issuer secured creditors. The main covenants are that the issuer will pay all amounts due to each of the issuer secured creditors as they become due and that it will comply with its other obligations under the issuer transaction documents.

ISSUER SECURITY

     Under the issuer deed of charge, the issuer creates the following security in respect of its obligations:

     o an assignment and charge by way of first fixed security of the issuer's rights under the issuer transaction documents to which it is a party, including the issuer intercompany loan agreement, the Funding deed of charge, the issuer dollar currency swap agreements, the issuer euro currency swap agreements, the issuer Swiss franc currency swap agreement, the issuer liquidity facility agreement, the issuer paying agent and agent bank agreements, the issuer underwriting agreement, the issuer subscription agreement, the issuer corporate services agreement, the issuer bank account agreement, the issuer cash management agreement and the issuer trust deed;

     o a charge by way of first fixed charge (which may take effect as a floating charge) of the issuer's right, title and interest and benefit in the issuer transaction accounts and the issuer liquidity facility stand-by account and any amounts deposited in them;

     o a charge by way of first fixed charge (which may take effect as a floating charge) of the issuer's right, title, interest and benefit in all authorised investments made by or on behalf of the issuer, including all monies and income payable under them;

     o with regard to all of the issuer's assets located in England or Wales or governed by English law a first ranking floating charge over the issuer's business and assets not already charged under the fixed charges described here; and

     o with regard to all of the issuer's assets located in Scotland or governed by Scots law a first ranking floating charge (all of the assets subject to fixed charges as listed above being wholly governed by English law).


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NATURE OF SECURITY - FIXED CHARGE

     The issuer may not deal with those of its assets which are subject to a fixed charge without the consent of the issuer security trustee. Accordingly, the issuer will not be permitted to deal in its ordinary course of business with the assets which are expressed to be subject to a fixed charge. In this way, the security is said to "fix" over those assets which are expressed to be subject to a fixed charge (being the charges described in the first three bullet points in this section).

NATURE OF SECURITY - FLOATING CHARGE

     Unlike the fixed charges, the floating charge does not attach to specific assets but instead "floats" over a class of assets which may change from time to time, allowing the issuer to deal with those assets and to give third parties title to those assets free from any encumbrance in the event of sale, discharge or modification, provided those dealings and transfers of title are in the ordinary course of the issuer's business. Any assets acquired by the issuer after the closing date (including assets acquired as a result of the disposition of any other assets of the issuer) which are not subject to fixed charges described in the preceding section and all of its Scottish assets will also be subject to the floating charge.

     The existence of the floating charge allows the issuer security trustee to appoint an administrative receiver of the issuer and thereby prevent the appointment of an administrator or receiver of the issuer by one of the issuer's other creditors. This ensures that in the event that enforcement proceedings are commenced in respect of amounts due and owing by the issuer, the issuer security trustee will always be able to control those proceedings in the best interest of the issuer secured creditors.

     The interest of the issuer secured creditors in property and assets over which there is a floating charge only will rank behind the claims of certain preferential creditors on enforcement of the issuer security - for example, any amounts due to the UK tax authorities. This means that preferential creditors will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to noteholders.

     The floating charge created by the issuer deed of charge may "crystallise" and become a fixed charge over the relevant class of assets owned by the issuer at the time of crystallisation. Crystallisation will occur automatically following the occurrence of specific events set out in the issuer deed of charge, including, among other events, notice to the issuer from the issuer security trustee following an event of default under the issuer notes (except in relation to the issuer's Scottish assets, where crystallisation will occur on the appointment of an administrative receiver). A crystallised floating charge will rank ahead of the claims of unsecured creditors but will continue to rank behind the claims of preferential creditors (as referred to in this section) on enforcement of the issuer security.

ENFORCEMENT

     The issuer deed of charge sets out the general procedures by which the issuer security trustee may take steps to enforce the security created by the issuer so that the issuer security trustee can protect the interests of each of the issuer secured creditors.

     The issuer deed of charge requires the issuer security trustee to consider the interests of each of the issuer secured creditors as to the exercise of its powers, trusts, authorities, duties and discretions, but requires the issuer security trustee in the event of a conflict between the interests of the noteholders and the interests of any other issuer secured creditor, to consider only, unless stated otherwise, the interests of the noteholders. As among noteholders, the issuer security trustee will exercise its rights under the issuer deed of charge only in accordance with the directions of the class of noteholders with the highest-ranking issuer notes. If there is a conflict between the interests of the class A noteholders of one series and the class A noteholders of another series, or conflict between the class B noteholders of one series and the class B noteholders of another series or the class C noteholders of one series and the class C noteholders of another series then a resolution directing the issuer security trustee to take any action must be passed at separate meetings of the holders of each series of the class A issuer notes or, as applicable, each series of the class B issuer notes or each series of the class C issuer notes.

     The issuer security will become enforceable upon either (1) the enforcement of the Funding security or (2) the occurrence of an issuer note event of default which is not being waived by the issuer security trustee, provided that, if the issuer security has become enforceable otherwise than by reason of a default in payment of any amount due on the issuer notes, the issuer security trustee will not be entitled to dispose of all or part of the assets comprised in the issuer security unless either:


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     o    a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing in respect of the class A issuer notes or, if the class A issuer notes have been fully repaid, the class B issuer notes or, if the class B issuer notes have been fully repaid, the class C issuer notes; or

     o the issuer security trustee is of the opinion that the cashflow expected to be received by the issuer will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer, to discharge in full over time all amounts owing in respect of the class A issuer notes or, if the class A issuer notes have been fully repaid, the class B issuer notes or, if the class B issuer notes have been fully repaid, the class C issuer notes.

     Each of the issuer secured creditors (other than the noteholders, the note trustee acting on behalf of the noteholders and the issuer security trustee) will agree under the issuer deed of charge that they will not take steps directly against the issuer for any amounts owing to them, unless the issuer security trustee has become bound to enforce the issuer security but has failed to do so within 30 days of becoming so bound.

ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENTS

     The issuer deed of charge sets out the order of priority of distribution by the issuer security trustee, following service of an issuer note enforcement notice, of amounts received or recovered by the issuer security trustee (or a receiver appointed on its behalf). There are two separate payment orders of priority depending on whether the Funding security has also been enforced. These orders of priority are described in "CASHFLOWS".

APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE ISSUER SECURITY TRUSTEE

     The issuer security trustee is appointed to act as trustee on behalf of the issuer secured creditors on the terms and conditions of the issuer deed of charge. It holds the benefit of the security created by the issuer deed of charge on trust for each of the issuer secured creditors in accordance with the terms and conditions of the issuer deed of charge.

     The issuer deed of charge provides that the issuer security trustee may agree to amendments or modifications to any of the transaction documents:

     o which in the opinion of the issuer security trustee it may be expedient to make, provided that the issuer security trustee is of the opinion, acting reasonably, that such modifications will not be materially prejudicial to the interests of the noteholders; and


     o which in the opinion of the issuer security trustee will not materially prejudice the interests of any of the issuer liquidity facility provider or dollar currency swap providers or euro currency swap provider or Swiss franc currency swap provider; or


     o which in the opinion of the issuer security trustee are made to correct a manifest error or are of a formal, minor or technical nature

     The issuer security trustee is entitled to assume in the exercise of its discretions and powers, that the proposed exercise would not be materially prejudicial to the interests of the holders of the issuer notes, if the existing ratings of the issuer notes are not adversely affected by that proposed exercise. The prior consent of noteholders will not be obtained in relation to the inclusion of Funding 2 as a beneficiary of the mortgages trust, provided that the rating agencies confirm that the inclusion of Funding 2 as a beneficiary of the mortgages trust would not adversely affect the existing ratings of any issuer notes.

ISSUER SECURITY TRUSTEE'S FEES AND EXPENSES

     The issuer will reimburse the issuer security trustee for all its costs and expenses properly incurred in acting as issuer security trustee. The issuer security trustee shall be entitled to a fee payable quarterly in the amount agreed from time to time by the issuer security trustee and the issuer. The issuer has agreed to indemnify the issuer security trustee and each of its officers, employees and advisers from and against all claims, actions, proceedings, demands, liabilities, losses, damages, costs and expenses arising out of or in connection with:

     o    the issuer transaction documents; or

     o    the issuer security trustee's engagement as issuer security trustee,

     which it or any of its officers, employees or advisers may suffer.


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     The issuer will not be responsible under the issuer deed of charge for any liabilities, losses, damages, costs or expenses resulting from fraud, wilful default or negligence on the part of the issuer security trustee or any of its officers, employees and advisers or breach by them of the terms of the issuer deed of charge.

RETIREMENT AND REMOVAL

     Subject to the appointment of a successor issuer security trustee, the issuer security trustee may retire after giving three months' notice in writing to the issuer.

     The issuer may remove the issuer security trustee at any time providing that it has the consent, which must not be unreasonably withheld or delayed, of each of the issuer secured creditors to the removal.

     In addition, the issuer security trustee may, subject to the conditions specified in the issuer deed of charge, appoint a co-trustee to act jointly with it.

ADDITIONAL PROVISIONS OF THE ISSUER DEED OF CHARGE

     The issuer deed of charge contains a range of provisions regulating the scope of the issuer security trustee's duties and liability. These include the following:

     o the issuer security trustee will, if reasonably practicable, give prior notification to the seller of the issuer security trustee's intention to enforce the issuer security (although any failure to so notify will not prejudice the ability of the issuer security trustee to enforce the issuer security);

     o the issuer security trustee is not responsible for the adequacy or enforceability of the issuer deed of charge or any other issuer transaction document;

     o the issuer security trustee is not required to exercise its powers under the issuer deed of charge without being directed or requested to do so by an extraordinary resolution of the noteholders or in writing by the holders of at least 25 per cent. of the aggregate principal amount outstanding of the issuer notes then outstanding or by any other issuer secured creditor provided that:

          (i) the issuer security trustee will not act at the direction or request of the class B noteholders unless either so to do would not, in its opinion, be materially prejudicial to the interests of the class A noteholders or the action is sanctioned by an extraordinary resolution of the class A noteholders;

          (ii) the issuer security trustee will not act at the direction or request of the class C noteholders unless either so to do would not, in its opinion, be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders or the action is sanctioned by extraordinary resolutions of the class A noteholders and/or the class B noteholders, as the case may be; and

          (iii) the issuer security trustee will not act at the direction or request of any other issuer secured creditor unless so to do would not, in its opinion, be materially prejudicial to the interests of the noteholders or the action is sanctioned by extraordinary resolutions of the noteholders and each of the other relevant secured creditors that ranks ahead of that issuer secured creditor (in the issuer post-enforcement priority of payments) also consents to that action;

     o the issuer security trustee is entitled to assume that, in the exercise of its rights, powers, duties and discretions, the exercise will not be materially prejudicial to the noteholders if each of the rating agencies has confirmed that the then current ratings of the notes will not be adversely affected by the exercise;

     o the issuer security trustee may rely on documents provided by the issuer, the issuer cash manager, the issuer liquidity facility provider, the issuer dollar currency swap providers, the issuer euro currency swap provider, the issuer Swiss franc currency swap provider, the agent bank, the paying agents, the Swiss paying agents, the registrar, the transfer agent, the issuer account banks and the corporate services provider and the advice of consultants and advisers;

     o the issuer security trustee is not required to monitor whether an issuer note event of default has occurred or compliance by the issuer with the issuer transaction documents;


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     o    the issuer security trustee will be taken not to have knowledge of the occurrence of an issuer note event of default unless the issuer security trustee has received notice from an issuer secured creditor stating that an issuer note event of default has occurred and describing that issuer note event of default;

     o the issuer security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the relevant class of noteholders without inquiry about compliance with the issuer trust deed;

     o the issuer security trustee has no duties or responsibilities except those expressly set out in the issuer deed of charge or the issuer transaction documents;

     o any action taken by the issuer security trustee under the issuer deed of charge or any of the issuer transaction documents binds all of the issuer secured creditors;

     o each issuer secured creditor must make its own independent investigations, without reliance on the issuer security trustee, as to the affairs of the issuer and whether or not to request that the issuer security trustee take any particular course of action under any issuer transaction document;

     o the issuer security trustee in a capacity other than as issuer security trustee can exercise its rights and powers as such as if it were not acting as the issuer security trustee;

     o the issuer security trustee and its affiliates may engage in any kind of business with the issuer or any of the issuer secured creditors as if it were not the issuer security trustee and may receive consideration for services in connection with any issuer transaction document or otherwise without having to account to the issuer secured creditors;

     o the issuer security trustee has no liability under or in connection with the issuer deed of charge or any other issuer transaction document, whether to an issuer secured creditor or otherwise, (1) other than to the extent to which the liability is able to be satisfied in accordance with the issuer deed of charge out of the property held by it on trust under the issuer deed of charge and (2) it is actually indemnified for the liability. This limitation of liability does not apply to a liability of the issuer security trustee to the extent that it is not satisfied because there is a reduction in the extent of the issuer security trustee's indemnification as a result of its fraud, negligence, wilful misconduct or breach of the terms of the issuer deed of charge; and

     o the issuer security trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security.

     The issuer security trustee has had no involvement in the preparation of any part of this prospectus, other than any particular reference to the issuer security trustee. The issuer security trustee expressly disclaims and takes no responsibility for any other part of this prospectus. The issuer security trustee makes no statement or representation in this prospectus, has not authorised or caused the issue of any part of it and takes no responsibility for any part of it. The issuer security trustee does not guarantee the success of the issuer notes or the payment of principal or interest on the issuer notes.

TRUST INDENTURE ACT PREVAILS

     The issuer deed of charge contains a provision that, if any other provision of the issuer deed of charge limits, qualifies or conflicts with another provision which is required to be included in the issuer deed of charge by, and is not subject to contractual waiver under, the US Trust Indenture Act of 1939 (as amended), then the required provision of that Act will prevail.

GOVERNING LAW

     The issuer deed of charge will be governed by English law.


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                                    CASHFLOWS

DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS

DEFINITION OF FUNDING AVAILABLE REVENUE RECEIPTS

     "FUNDING AVAILABLE REVENUE RECEIPTS" will be calculated by the cash manager on the day falling four business days prior to each interest payment date and will be an amount equal to the sum of:

     o all mortgages trust available revenue receipts distributed to Funding during the interest period ending on the immediately following interest payment date;

     o other net income of Funding including all amounts of interest received on the Funding GIC account, the Funding transaction account and/or authorised investments (as defined in the glossary), amounts received by Funding under the Funding swap agreement (other than any early termination amount received by Funding under the Funding swap agreement), in each case to be received on or prior to the immediately following interest payment date; and

     o the amounts standing to the credit of the first reserve ledger and the second reserve ledger.

     Four business days prior to each interest payment date, the cash manager will calculate whether there will be an excess or a deficit of Funding available revenue receipts (including the first reserve fund and the second reserve fund) to pay items (A) to (E), (G) and (I) of the Funding pre-enforcement revenue priority of payments.

     If there is a deficit on an interest payment date, then Funding shall pay or provide for that deficit by applying amounts then standing to the credit of the Funding principal ledger, if any, and the cash manager shall make a corresponding entry in the relevant principal deficiency ledger, as described in "CREDIT STRUCTURE".

     Funding principal receipts may not be used to pay interest on any term advance if and to the extent that would result in a deficiency being recorded or an existing deficiency being increased, on a principal deficiency sub-ledger relating to a higher ranking term advance.

     Funding shall apply any excess revenue to extinguish any balance on the principal deficiency ledger, as described in "CREDIT STRUCTURE".

DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY

     This section sets out the order of priority of payments of Funding available revenue receipts as at the closing date. If Funding enters into new intercompany loan agreements, then this order of priority will change - see "SECURITY FOR FUNDING'S OBLIGATIONS".

     Except for amounts due to third parties by the issuer, the previous issuers and/or Funding under paragraph (A) or amounts due to the account bank, the issuer account bank and/or the previous issuer account banks, which shall be paid when due, on each interest payment date prior to enforcement of the Funding security, the cash manager will apply the Funding available revenue receipts in the following order of priority (the "FUNDING PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS"):

     (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

          o the security trustee (together with interest and any amount in respect of VAT on those amounts) and to provide for any amounts due or to become due in the immediately following interest period to the security trustee under the Funding deed of charge;

          o then in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to (1) the issuer in respect of the issuer's obligations specified in items (A) to
               (D) inclusive of the issuer pre-enforcement revenue priority of payments or, as the case may be, items (A) to (C) inclusive of the issuer post-enforcement priority of payments, as described in "-DISTRIBUTION OF ISSUER REVENUE RECEIPTS" and "-DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS AND ISSUER REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY AND ENFORCEMENT OF THE FUNDING SECURITY" and (2) the previous issuers in respect of the previous issuers' similar obligations under their respective priorities of payments;

          o any third party creditors of Funding (other than those referred to later in this order of priority of payments), which amounts have been incurred without breach by Funding of the transaction documents to which it is a party (and for which payment has not been provided for elsewhere) and to provide for any of these amounts expected to become


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               due and payable in the immediately following interest period by
               Funding and to pay or discharge any liability of Funding for corporation tax on any chargeable income or gain of Funding;

     (B) then, towards payment of amounts due and payable to the cash manager under the cash management agreement (together with any amount in respect of VAT on those amounts);

     (C) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts, if any, due and payable to the account bank under the terms of the bank account agreement and to the corporate services provider under the corporate services agreement;

     (D) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts (if any) due and payable to the Funding swap provider under the Funding swap agreement (except for any termination payments due and payable by Funding following a Funding swap provider default (as defined later in this section)) and amounts due to the Funding liquidity facility provider under the Funding liquidity facility agreement other than principal repayments and "FUNDING LIQUIDITY SUBORDINATED AMOUNTS" which are:

          o any withholding taxes and increased costs on the provision of the Funding liquidity facility; and

          o any additional costs incurred by the Funding liquidity facility provider to comply with the requirements of the Bank of England, the Financial Services Authority and/or the European Central Bank and/or changes to the capital adequacy rules applicable to the Funding liquidity facility provider and Funding;

     (E) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the current term AAA advances in relation to the current intercompany loans;

     (F) then, towards a credit to the AAA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

     (G) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the current term AA advances in relation to the current intercompany loans;

     (H) then, towards a credit to the AA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

     (I) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the current term BBB advances in relation to the current intercompany loans;

     (J) then, towards a credit to the BBB principal deficiency sub-ledger in an amount sufficient to eliminate a debit on that ledger;

     (K) then, towards payment of interest due and payable on the previous term BB advance in relation to the previous intercompany loan made by Holmes Financing (No. 4) PLC;

     (L) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of any amounts due to the issuer and the previous issuers in respect of their respective obligations (if any) to make a termination payment to a current swap provider (but excluding any payment due to a current swap provider as a result of a current swap provider default);

     (M) then, towards a credit to the first reserve ledger in an amount up to the first reserve fund required amount (as defined in "CREDIT STRUCTURE - FIRST RESERVE FUND") (except that amounts standing to the credit of the second reserve ledger shall not be available for this purpose);

     (N) then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

          o the issuer and/or the previous issuers, as the case may be, in respect of their respective obligations to pay any termination payment to a current swap provider following a current swap provider default;


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          o    the issuer and/or the previous issuers, as the case may be, in respect of their respective obligations to pay any current issuer liquidity subordinated amounts under any current issuer liquidity facility agreement;

          o any other amounts due to the issuer under the issuer intercompany loan agreement and/or to the previous issuers under the previous intercompany loan agreements, and not otherwise provided for in this order of priorities;

          o after the occurrence of a Funding swap provider default, towards payment of any termination payment due and payable by Funding under the Funding swap agreement; and

          o the Funding liquidity facility provider to pay any Funding liquidity subordinated amounts due under the Funding liquidity facility agreement;

     (O) then, towards a credit to the second reserve ledger in an amount up to the second reserve fund required amount (as defined in "CREDIT STRUCTURE - SECOND RESERVE FUND");

     (P) then, subject to meeting certain conditions precedent for repayment of principal on the previous term BB advance, towards repayment of principal due on the previous term BB advance;

     (Q) then, towards payment of amounts due to all start-up loan providers under the start-up loan agreements;

     (R) then, an amount equal to 0.01 per cent. of the Funding available revenue receipts which shall be retained by Funding or distributed by it by way of dividends to its shareholders;

     (S) then, towards payment of any additional consideration due to the seller pursuant to the terms of the mortgage sale agreement (this together with the postponed deferred consideration, known as "DEFERRED CONSIDERATION") other than postponed deferred consideration; and

     (T) then, towards payment of any additional consideration due to the seller which has been postponed pursuant to the terms of the mortgage sale agreement (known as "POSTPONED DEFERRED CONSIDERATION").

     As used in this prospectus, "FUNDING SWAP PROVIDER DEFAULT" means the occurrence of an event of default (as defined in the Funding swap agreement) where the Funding swap provider is the defaulting party (as defined in the Funding swap agreement).

     As used in this prospectus, "CURRENT SWAP PROVIDER DEFAULT" means the occurrence of an event of default (as defined in the relevant current swap agreement) where a current swap provider is the defaulting party (as defined in the relevant current swap agreement). "CURRENT SWAP PROVIDERS" means the issuer swap providers and the previous swap providers to the previous issuers. "CURRENT SWAP AGREEMENTS" means the issuer swap agreements and the previous swap agreements entered into by the previous issuers.

DISTRIBUTION OF ISSUER REVENUE RECEIPTS

DEFINITION OF ISSUER REVENUE RECEIPTS

     "ISSUER REVENUE RECEIPTS" will be calculated by the issuer cash manager four business days prior to each interest payment date and will be an amount equal to the sum of:

     o interest to be paid by Funding on the relevant interest payment date in respect of the issuer term advances under the issuer intercompany loan;

     o fees to be paid to the issuer by Funding on the relevant date under the terms of the issuer intercompany loan;

     o interest payable on the issuer's bank accounts and any authorised investments (as defined in the glossary) and which will be received on or before the relevant interest payment date in respect of the issuer notes;

     o other net income of the issuer including amounts received or to be received under the issuer swap agreements on or before the relevant date (without double counting); and

     o    amounts available to be drawn under the issuer liquidity facility.


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DISTRIBUTION OF ISSUER REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER
SECURITY

     The issuer cash management agreement sets out the order of priority of distribution by the issuer cash manager, prior to the enforcement of the issuer security, of amounts received by the issuer on each interest payment date. As at the closing date, the order of priority will be as described in this section.

     As used in this prospectus, "ISSUER SWAP PROVIDER DEFAULT" means the occurrence of an event of default (as defined in the relevant issuer dollar currency swap agreements and/or the relevant issuer euro currency swap agreements and/or the issuer Swiss franc currency swap agreement) where the relevant issuer swap provider is the defaulting party (as defined in the relevant issuer swap agreement). "ISSUER SWAP AGREEMENT" means any swap agreement between an issuer swap provider and the issuer. "DOWNGRADE TERMINATION EVENT" means the occurrence of an additional termination event following the failure by the relevant issuer swap provider to comply with the ratings downgrade provisions set out in the relevant issuer swap agreement and "DOWNGRADE TERMINATION PAYMENT" means a termination payment due and payable to the relevant issuer swap provider following the occurrence of a downgrade termination event, save to the extent that such termination payment may be satisfied by any swap replacement payment made to the issuer following a downgrade termination event in respect of the relevant swap and applied in accordance with the relevant order of priority of payments.


       (i) On each interest payment date or (ii) when due in respect of amounts due to third parties under paragraph (B) below or amounts due to the issuer account banks under the issuer bank account agreement under paragraph (D) below, the issuer security trustee will apply issuer revenue receipts in the following order of priority (the "ISSUER PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS"):

     (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

          o the issuer security trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the issuer security trustee under the issuer deed of charge;

          o the note trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the note trustee under the issuer trust deed; and

          o the agent bank, the paying agents, the Swiss paying agents, the registrar and the transfer agent, together with interest and any amount in respect of VAT on those amounts, and any costs, charges, liabilities and expenses then due or to become due during the following interest period to the agent bank, the paying agents, the Swiss paying agents, the registrar and the transfer agent under the issuer paying agent and agent bank agreement;

     (B) then, to pay amounts due to any third party creditors of the issuer (other than those referred to later in this order of priority of payments), which amounts have been incurred without breach by the issuer of the issuer transaction documents to which it is a party and for which payment has not been provided for elsewhere and to provide for any of those amounts expected to become due and payable during the following interest period by the issuer and to pay or discharge any liability of the issuer for corporation tax on any chargeable income or gain of the issuer;

     (C) then, to pay amounts due to the issuer liquidity facility provider under the issuer liquidity facility agreement except for principal amounts due following a drawing to repay the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes and/or the series 4 class A issuer notes and any "ISSUER LIQUIDITY SUBORDINATED AMOUNTS" which are:

          o any withholding taxes and increased costs on the provision of the issuer liquidity facility;

          o any additional costs incurred by the issuer liquidity facility provider to comply with the requirements of the Bank of England, the Financial Services Authority, the European Central Bank and/or changes to the capital adequacy rules applicable to the issuer liquidity facility provider and the issuer; and


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          o    on and from the interest payment date in April 2008, the amount of the increase in the margin with respect to interest payable under the issuer liquidity facility agreement and the amount of the increase in the commitment fee payable under the issuer liquidity facility agreement;

     (D) then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to the issuer cash manager, together with any amount in respect of VAT on those amounts, and to provide for any amounts due, or to become due to the issuer cash manager in the immediately succeeding interest period, under the issuer cash management agreement and to the corporate services provider under the issuer corporate services agreement and to the issuer account banks under the issuer bank account agreement;

     (E) then, in no order of priority between them but in proportion to the respective amounts due, to pay:


          o amounts due to the series 1 class A issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 1 class A issuer dollar currency swap provider to pay interest due and payable on the series 1 class A issuer notes;

          o amounts due to the series 2 class A issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 2 class A issuer dollar currency swap provider to pay interest due and payable on the series 2 class A issuer notes;

          o amounts due to the series 3 class A issuer euro currency swap provider (except for any termination payment due and payable to that issuer euro currency swap provider as a result of an issuer euro currency swap provider default or any downgrade termination payment) and from amounts received from the series 3 class A issuer euro currency swap provider to pay interest due and payable on the series 3 class A issuer notes; and

          o amounts due to the series 4 class A1 issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 4 class A1 issuer dollar currency swap provider to pay interest due and payable on the series 4 class A1 issuer notes; and

          o amounts due to the series 4 class A2 issuer Swiss franc currency swap provider (except for any termination payment due and payable to the issuer Swiss franc currency swap provider as a result of an issuer Swiss franc currency swap provider default or any downgrade termination payment) and from amounts received from the series 4 class A2 issuer Swiss franc currency swap provider to pay interest due and payable on the series 4 class A2 issuer notes; and


          o    interest due and payable on the series 5 class A issuer notes;

     (F) then, in no order of priority between them but in proportion to the respective amounts due, to pay:


          o amounts due to the series 1 class B issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 1 class B issuer dollar currency swap provider to pay interest due and payable on the series 1 class B issuer notes;

          o amounts due to the series 2 class B issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 2 class B issuer dollar currency swap provider to pay interest due and payable on the series 2 class B issuer notes;

          o amounts due to the series 3 class B issuer euro currency swap provider (except for any termination payment due and payable to that issuer euro currency swap provider as a result of an issuer euro currency swap provider default or any downgrade termination payment) and from amounts received from the series 3 class B issuer euro currency swap provider to pay interest due and payable on the series 3 class B issuer notes;

          o amounts due to the series 4 class B issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 4 class B issuer dollar currency swap provider to pay interest due and payable on the series 4 class B issuer notes; and

          o    interest due and payable on the series 5 class B issuer notes;

     (G) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

          o amounts due to the series 1 class C issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 1 class C issuer dollar currency swap provider to pay interest due and payable on the series 1 class C issuer notes;

          o amounts due to the series 2 class C issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 2 class C issuer dollar currency swap provider to pay interest due and payable on the series 2 class C issuer notes;

          o amounts due to the series 3 class C issuer euro currency swap provider (except for any termination payment due and payable to that issuer euro currency swap provider as a result of an issuer euro currency swap provider default or any downgrade termination payment) and from amounts received from the series 3 class C issuer euro currency swap provider to pay interest due and payable on the series 3 class C issuer notes;

          o amounts due to the series 4 class C issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 4 class C issuer dollar currency swap provider to pay interest due and payable on the series 4 class C issuer notes; and

          o    interest due and payable on the series 5 class C issuer notes;

     (H) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

          o any termination payment due to the series 1 class A issuer dollar currency swap provider following an issuer dollar currency swap provider default by the series 1 class A issuer dollar currency swap provider or any downgrade termination payment;

          o any termination payment due to the series 2 class A issuer dollar currency swap provider following an issuer dollar currency swap provider default by the series 2 class A issuer dollar currency swap provider or any downgrade termination payment;

          o any termination payment due to the series 3 class A issuer euro currency swap provider following an issuer euro currency swap provider default by the series 3 class A issuer euro currency swap provider or any downgrade termination payment;

          o any termination payment due to the series 4 class A1 issuer dollar currency swap provider following an issuer dollar currency swap provider default by the series 4 class A1 issuer dollar currency swap provider or any downgrade termination payment; and

          o any termination payment due to the series 4 class A2 issuer Swiss franc currency swap provider following an issuer Swiss franc currency swap provider default by the series 4 class A2 issuer Swiss franc currency swap provider or any downgrade termination payment;

     (I) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

          o any termination payment due to the series 1 class B issuer dollar currency swap provider following an issuer dollar currency swap provider default by the series 1 class B issuer dollar currency swap provider or any downgrade termination payment;

          o any termination payment due to the series 2 class B issuer dollar currency swap provider following an issuer dollar currency swap provider default by the series 2 class B issuer dollar currency swap provider or any downgrade termination payment;

          o any termination payment due to the series 3 class B issuer euro currency swap provider following an issuer euro currency swap provider default by the series 3 class B issuer euro currency swap provider or any downgrade termination payment; and

          o any termination payment due to the series 4 class B issuer dollar currency swap provider following an issuer dollar currency swap provider default by the series 4 class B issuer dollar currency swap provider or any downgrade termination payment;

     (J) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

          o any termination payment due to the series 1 class C issuer dollar currency swap provider following an issuer dollar currency swap provider default by the series 1 class C issuer dollar currency swap provider or any downgrade termination payment;

          o any termination payment due to the series 2 class C issuer dollar currency swap provider following an issuer dollar currency swap provider default by the series 2 class C issuer dollar currency swap provider or any downgrade termination payment;

          o any termination payment due to the series 3 class C issuer euro currency swap provider following an issuer euro currency swap provider default by the series 3 class C issuer euro currency swap provider or any downgrade termination payment; and

          o any termination payment due to the series 4 class C issuer dollar currency swap provider following an issuer dollar currency swap provider default by the series 4 class C issuer dollar currency swap provider or any downgrade termination payment;


     (K) then, to pay any issuer liquidity subordinated amounts to the issuer liquidity facility provider; and

     (L)  then, any surplus to the issuer.

DISTRIBUTION OF ISSUER REVENUE RECEIPTS AFTER ENFORCEMENT OF THE ISSUER SECURITY BUT PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY

     Following enforcement of the issuer security under the issuer deed of charge, but prior to enforcement of the Funding security under the Funding deed of charge, the issuer security trustee will apply issuer revenue receipts in the same order of priority as set out in "DISTRIBUTION OF ISSUER REVENUE RECEIPTS" except that:

     o in addition to the amounts due to the issuer security trustee under paragraph (A) of "DISTRIBUTION OF ISSUER REVENUE RECEIPTS - DISTRIBUTION OF ISSUER REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY", issuer revenue receipts will be applied to pay amounts due to any receiver appointed by the issuer security trustee together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the receiver during the following interest period; and

     o the issuer security trustee will not be required to pay amounts due to any entity which is not an issuer secured creditor.

DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY

DEFINITION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS

     "FUNDING AVAILABLE PRINCIPAL RECEIPTS" will be calculated by the cash manager on the day falling four business days prior to each interest payment date and will be an amount equal to the sum of:

     o all Funding principal receipts received by Funding during the interest period ending on the relevant interest payment date;

     o all Funding principal receipts standing to the credit of the cash accumulation ledger which are to be applied on the next interest payment date to repay a bullet term advance and/or, as applicable, a scheduled amortisation term advance;

     o the amount, if any, to be credited to the principal deficiency ledger pursuant to items (F), (H) and (J) in "DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS - DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY" on the relevant interest payment date;

     o prior to enforcement of the Funding security or the occurrence of an asset trigger event, and in respect of:

          (1) the series 1 term AAA advance, the series 2 term AAA advance, the series 3 term AAA advance, the series 4A1 term AAA advance or the series 4A2 term AAA advance under the issuer intercompany loan;

          (2) the series 1 term AAA advance, the series 2 term AAA advances or the series 3A1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC;

          (3) the series 2 term AAA advance or the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC;

          (4) the series 1 term AAA advance or the series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 3) PLC;

          (5) the series 1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC; and

          (6) all the term AAA advances under the previous intercompany loan made by Holmes Financing (No. 1) PLC,

          any amounts available to be drawn under the Funding liquidity facility; and

     o    prior to enforcement of the Funding security and in respect of:

          (1) the series 1 term AAA advance, the series 2 term AAA advance, the series 3 term AAA advance, the series 4A1 term AAA advance, or the series 4A2 term AAA advance under the issuer intercompany loan;

          (2) the series 1 term AAA advance, the series 2 term AAA advances or the series 3A1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC;

          (3) the series 2 term AAA advance or the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC;

          (4) the series 1 term AAA advance or the series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 3) PLC;

          (5) the series 1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC; and

          (6) all the term AAA advances under the previous intercompany loan made by Holmes Financing (No. 1) PLC,

          the amount that would then be standing to the credit of the first reserve ledger (but less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (A) to (L) (inclusive) of the Funding pre- enforcement revenue priority of payments), less

     o the amount of Funding principal receipts to be applied on the relevant interest payment date to pay items (A) to (E) (inclusive), (G) and (I) of the Funding pre-enforcement revenue priority of payments.

RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS

     The Funding deed of charge sets out certain rules for the application by Funding, or the cash manager on its behalf, of the Funding available principal receipts on each interest payment date. The nine principal rules are as follows:

     (1)  General rules

          On each interest payment date, Funding or the cash manager on its behalf will apply Funding available principal receipts:

          o first, to repay the Funding liquidity facility provider amounts drawn under the Funding liquidity facility on the prior interest payment date in order to repay principal due on the previous term AAA advances under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the previous series 1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the previous series 1 term AAA advance and the previous series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 3) PLC, the previous series 2 term AAA advance and the previous series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the previous series 1 term AAA advance, the previous series 2 term AAA advances and the previous series 3A1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC and the series 1 term AAA advance, the series 2 term AAA advance, the series 3 term AAA advance and the series 4 term AAA advances under the issuer intercompany loan;


          o then, to replenish the first reserve fund to the extent only that monies have been drawn from the first reserve fund to make scheduled principal repayments on the previous term AAA advances under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the previous series 1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the previous series 1 term AAA advance and the previous series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 3) PLC, the previous Series 2 term AAA advance and the previous series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the previous series 1 term AAA advance, the series 2 term AAA advances and the series 3A1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC and the series 1 term AAA advance, the series 2 term AAA advance, the series 3 term AAA advance and the series 4 term AAA advances under the issuer intercompany loan; and


          o then, to repay all outstanding term advances in accordance with the terms and provisions of, as applicable, the issuer intercompany loan and the previous intercompany loans and the relative term advance ratings of those term advances. The repayment terms of the issuer intercompany loan are described in the remaining subsections under this section. Subject to the principles described in paragraphs (2) to (9) inclusive below, term advances will be repaid according to their respective term advance ratings (first on the term advances with the highest term advance rating, and thereafter on the term advances with the next highest term advance rating, and so on, down to the term advances with the lowest term advance rating).

     (2) Prior to the occurrence of a trigger event and the enforcement of the Funding security, repayment of the term AAA advances is determined by final maturity date if more than one term AAA advance is due and payable on the same interest payment date.

          If on any interest payment date amounts are due and payable under more than one term AAA advance (whether in respect of the issuer intercompany loan, the previous intercompany loans or any new intercompany loan), then Funding will apply Funding available principal receipts to repay the term AAA advance with the earliest final maturity date and then the next earliest, and so on.

          If, in this instance, any term AAA advances have the same final maturity date, then Funding will apply Funding available principal receipts to repay those term AAA advances in no order of priority between them but in proportion to the respective amounts due.

     (3) In certain circumstances, payment on all the term BBB advances and all the term AA advances is deferred

          If:

          o a principal loss has been recorded on the principal deficiency ledger in respect of any of the term BBB advances or the term AA advances under any intercompany loan; or

          o monies standing to the credit of the first reserve fund have been used, on or prior to the relevant interest payment date, to cure a principal deficiency in respect of any of the term BBB advances and/or the term AA advances under any current intercompany loan, and the first reserve fund has not been replenished by a corresponding amount on the relevant interest payment date; or

          o as at the relevant interest payment date, the aggregate outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than 5 per cent. of the aggregate outstanding principal balance of loans in the mortgages trust, then, any term BBB advances or term AA advances which are due and payable (whether in respect of the issuer intercompany loan, the previous intercompany loans or any new intercompany loan) will not be entitled to receive principal repayments until the relevant circumstances as described in the preceding bulleted list have been cured or otherwise cease to exist.

     (4)  Effect of cash accumulation period on term advances

          From the time that a cash accumulation period has started in respect of a bullet term advance, Funding available principal receipts will be deposited in the Funding GIC account and the amount of those deposits will be recorded on the cash accumulation ledger until Funding has saved enough to repay the relevant bullet term advance. Amounts accumulated by Funding during a scheduled amortisation period will also be deposited in the Funding GIC account and the amount so deposited recorded in the cash accumulation ledger, until Funding has received sufficient principal receipts to repay the relevant scheduled amortisation term advance.

          During the cash accumulation period for a bullet term advance made under an intercompany loan agreement ("INTERCOMPANY LOAN AGREEMENT X") no principal repayments will be made on the pass-through term advances or any scheduled amortisation term advances made under that intercompany loan agreement X (unless that scheduled amortisation term advance has a deemed "AAA" rating). Subject to the terms set out in paragraphs (1) and (9) of this section, however, during a cash accumulation period under intercompany loan agreement X, payments may continue to be made in relation to term advances due and payable under other intercompany loan agreements.

     (5) Repayment of pass-through term advances when there are no amounts due on scheduled amortisation term advances and no cash accumulation period

          If:

          o amounts are due and payable in respect of any payable pass-through term advances;

          o no amounts are due and payable on any scheduled amortisation term advances; and

          o the cash accumulation period has not commenced in respect of any bullet term advance or all bullet term advances have been repaid,

          then subject to paragraphs (1), (6) and (8) of this section, on each interest payment date, Funding or the cash manager on its behalf will apply all Funding available principal receipts to repay the payable pass-through term advances.

     (6) Repayment of scheduled amortisation term advances when there are no amounts due on pass-through term advances and no cash accumulation period

          If:

          o amounts are due and payable in respect of any scheduled amortisation term advance;

          o    no amounts are due and payable on any pass-through term advances;
               and

          o the cash accumulation period has not commenced in respect of any bullet term advance or all bullet term advances have been repaid,

          then subject to paragraphs (1) and (8) of this section, on each applicable interest payment date, Funding or the cash manager on its behalf will apply all Funding available principal receipts to repay the payable scheduled amortisation term advances.


     (7)  Repayment of issuer series 1 term AAA advance

          If the scheduled amortisation period is extended in respect of the issuer series 1 term AAA advance (because the portfolio CPR in respect of the loans has fallen to below 8 per cent. per annum), then the extra amounts accumulated by Funding during that extended scheduled amortisation period will not be available for any other purpose other than to repay the issuer series 1 term AAA advance on the scheduled repayment date in October 2003.


     (8) Repayment of pass-through term advances and scheduled amortisation term advances when there is no cash accumulation period

          If amounts are due and payable in respect of pass-through term advances and/or scheduled amortisation term advances on the same interest payment date under different intercompany loan agreements, then in certain circumstances Funding will apply principal receipts to repay both of them, irrespective of term advance rating. That is, if:

          (a) under an intercompany loan agreement (called "INTERCOMPANY LOAN AGREEMENT A"), amounts are due and payable in respect of a pass-through term advance and/or a scheduled amortisation term advance, in either case which does not have a term advance rating of "AAA" (the "SUBORDINATED PAYABLE PASS-THROUGH TERM ADVANCE" and the "SUBORDINATED SCHEDULED AMORTISATION TERM ADVANCE" respectively);

          (b) under a different intercompany loan agreement ("INTERCOMPANY LOAN AGREEMENT B"), amounts are due and payable in respect of a pass-through term advance and/or a scheduled amortisation term advance in either case which has a term advance rating of "AAA" (the "SENIOR PAYABLE PASS-THROUGH TERM ADVANCE" and the "SENIOR PAYABLE SCHEDULED AMORTISATION TERM ADVANCE"); and

          (c) there is no cash accumulation period under intercompany loan agreement A or intercompany loan agreement B affecting payments under intercompany loan agreement A or intercompany loan agreement B, respectively, then on each interest payment date prior to the occurrence of a trigger event or enforcement of the Funding security, Funding or the cash manager on its behalf will apply Funding principal receipts:

          (i) to repay the subordinated payable pass-through term advance and/or (as applicable) the subordinated scheduled amortisation term advance as follows:


                                                            outstanding principal balance of
                                                            intercompany loan A
          Funding share percentage X  principal receipts X ----------------------------------
                                                            aggregate outstanding principal
                                                            balance of all intercompany loans;

          (ii) to repay the senior payable pass-through term advance and/or (as applicable) the senior payable scheduled amortisation term advance as follows:

                                                            outstanding principal balance of
                                                            intercompany loan B
          Funding share percentage X  principal receipts X ----------------------------------
                                                            aggregate outstanding principal
                                                            balance of all intercompany loans

         (iii) if, after applying the Funding share percentage of principal receipts to repay the payable pass-through term advance and/or the payable scheduled amortisation term advance pursuant to paragraphs (i) and (ii) above, there is a shortfall in the amount due and payable on that interest payment date on a payable scheduled amortisation term advance, Funding will apply those additional principal receipts received from the mortgages trustee during the current interest period for the purpose of repayment of the relevant payable scheduled amortisation term advance, to repay that scheduled amortisation term advance (see "THE MORTGAGES TRUST - MORTGAGES TRUSTEE DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT"); and


          (iv) if there is more than one pass-through term advance or more than one scheduled amortisation term advance due and payable under an intercompany loan agreement, then those advances will be aggregated for the purposes of the above calculations.

     (9) Repayment of pass-through term advances and scheduled amortisation advances during a cash accumulation period under a different intercompany loan

          Funding may continue to make payments on pass-through term advances and scheduled amortisation term advances in circumstances where a cash accumulation period has commenced under a different intercompany loan. That is, if:

          o amounts are outstanding in respect of a payable pass-through term advance or a payable scheduled amortisation term advance made under an intercompany loan agreement (called "INTERCOMPANY LOAN AGREEMENT Y"); and

          o in respect of a different intercompany loan agreement (called "INTERCOMPANY LOAN AGREEMENT Z") the cash accumulation period in relation to a bullet term advance made under that intercompany loan agreement Z has commenced, then on each interest payment date, Funding or the cash manager on its behalf will apply an amount equal to the amount determined as follows to repay the outstanding payable pass-through term advance and/or the payable scheduled amortisation term advance under intercompany loan agreement Y:


                                                                outstanding principal balance of
                                                                intercompany loan Y
          Funding share percentage X  principal receipts X ----------------------------------
                                                                aggregate outstanding principal
                                                                balance of all intercompany loans


          If, however, the relevant interest payment date is also the scheduled repayment date for the bullet term advance under intercompany loan agreement Z and there is not enough money to repay that bullet term advance and the payable pass-through term advances and the payable scheduled amortisation term advances due under intercompany loan agreement Y, then the following principle will apply: to the extent that that bullet term advance has a higher rating than the payable pass-through term advances or the payable scheduled amortisation term advances, all monies will be applied to repay that bullet term advance.


          The nine principal rules will not affect principal payments on the previous term BB advance made by Holmes Financing (No. 4) PLC because they are made out of Funding available revenue receipts and/or amounts standing to the credit of the reserve funds (subject in each case to meeting the relevant conditions precedent). For the purpose of calculating the outstanding principal balance of any intercompany loan, the principal amount outstanding of any term advance the proceeds of which have been credited to the first reserve fund, shall be deducted from the amount outstanding of the relevant intercompany loan.

REPAYMENT OF ISSUER TERM AAA ADVANCES PRIOR TO A TRIGGER EVENT, ENFORCEMENT OF THE ISSUER SECURITY OR ENFORCEMENT OF THE FUNDING SECURITY

     Prior to:

     (1) the occurrence of a trigger event (as described further in "MORTGAGES TRUST"); or

     (2) enforcement of the issuer security by the issuer security trustee under the issuer deed of charge; or

     (3) enforcement of the Funding security by the security trustee under the Funding deed of charge, the issuer term AAA advances will be repaid in accordance with the issuer intercompany loan agreement as follows (after paying amounts due to the issuer liquidity facility provider and replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments as described in "General Rules --
     (1)" above)):


     o on the interest payment date falling in [July 2003], Funding is required to repay the issuer series 1 term AAA advance to the issuer in accordance with the repayment schedule following this bulleted list. If there are insufficient funds available to repay the issuer series 1 term AAA advance on the interest payment date falling in [July 2003], then the shortfall will be repaid on the subsequent interest payment date falling in [October 2003] (together with any other amounts scheduled to be repaid on the issuer series 1 term AAA advance on that interest payment date) from Funding available principal receipts;

     o on the interest payment date falling in [April 2005], Funding is required to repay the issuer series 2 term AAA advance to the issuer and, if there are insufficient funds available to repay the issuer series 2 term AAA advance on that interest payment date, then the shortfall will be repaid on subsequent interest payment dates from Funding available principal receipts until the issuer series 2 term AAA advance is fully repaid;

     o on the interest payment date falling in [April 2007], Funding is required to repay the issuer series 3 term AAA advance to the issuer and, if there are insufficient funds available to repay the issuer series 3 term AAA advance on that interest payment date, then the shortfall will be repaid on subsequent interest payment dates from Funding available principal receipts until the issuer series 3 term AAA advance is fully repaid; and


     o on the interest payment date falling in [October 2007], Funding is required to repay the issuer series 4 term AAA advances to the issuer and, if there are insufficient funds available to repay the issuer series 4 term AAA advances on that interest payment date, then the shortfall will be repaid on subsequent interest payment dates from Funding available principal receipts until the issuer series 4 term AAA advances are fully repaid.

REPAYMENT SCHEDULE IN RELATION TO THE ISSUER SERIES 1 TERM AAA ADVANCE:


     INTEREST PAYMENT DATE FALLING IN                   AMOUNT DUE
     --------------------------------              --------------------
     [July 2003]...................................(pound)[478,500,000]
     [October 2003]................................(pound)[478,500,000]



REPAYMENT OF ISSUER TERM AA ADVANCES PRIOR TO A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY OR ENFORCEMENT OF THE FUNDING SECURITY

     Prior to:

     (1) the occurrence of a trigger event (as described further in "THE MORTGAGES TRUST"); or

     (2) enforcement of the issuer security by the issuer security trustee under the issuer deed of charge; or


     (3) enforcement of the Funding security by the security trustee under the Funding deed of charge,

the issuer term AA advances will be repaid in accordance with the issuer intercompany loan agreement as follows (after paying amounts due to the issuer liquidity facility provider and replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments as described in "General Rules -- (1)" above)):

     o on each interest payment date falling on or after the date on which the issuer series 1 term AAA advance has been fully repaid, Funding is required to repay the issuer series 1 term AA advance from Funding available principal receipts until the issuer series 1 term AA advance is fully repaid;

     o on each interest payment date falling on or after the date on which the issuer series 2 term AAA advance has been fully repaid, Funding is required to repay the issuer series 2 term AA advance from Funding available principal receipts until the issuer series 2 term AA advance is fully repaid;


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     o    on each interest payment date falling on or after the date on which the issuer series 3 term AAA advance has been fully repaid, Funding is required to repay the issuer series 3 term AA advance from Funding available principal receipts until the issuer series 3 term AA advance is fully repaid;

     o on each interest payment date falling on or after the date on which the issuer series 4 term AAA advances have been fully repaid, Funding is required to repay the issuer series 4 term AA advance from Funding available principal receipts until the issuer series 4 term AA advance is fully repaid; and

     o on each interest payment date falling on or after the date on which the issuer series 5 term AAA advance has been fully repaid, Funding is required to repay the issuer series 5 term AA advance from Funding available principal receipts until the issuer series 5 term AA advance is fully repaid.

     If on any interest payment date amounts are due and payable under any term AA advances (whether in respect of the issuer intercompany loan, the previous intercompany loans or any new intercompany loan) when amounts are also due and payable under any term AAA advances (whether in respect of the issuer intercompany loan, the previous intercompany loans or any new intercompany loan) then Funding will apply Funding available principal receipts to repay those term AAA advances in priority to amounts due under any term AA advance.

     If on any interest payment date amounts are due and payable under more than one term AA advance (whether in respect of the issuer intercompany loan, the previous intercompany loans or any new intercompany loan), then Funding will apply Funding available principal receipts to repay those term AA advances without priority between them and in accordance with the respective amounts due to each of them.

     In the circumstances described in paragraphs (2) and (3) of "RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS", payment of principal on the term AA advances will be deferred until such time (if ever) as the relevant circumstances cease to exist or is otherwise cured.

REPAYMENT OF ISSUER TERM BBB ADVANCES PRIOR TO A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY OR ENFORCEMENT OF THE FUNDING SECURITY

     Prior to:

     (1) the occurrence of a trigger event (as described further in "THE MORTGAGES TRUST"); or

     (2) enforcement of the issuer security by the issuer security trustee under the issuer deed of charge; or

     (3) enforcement of the Funding security by the security trustee under the Funding deed of charge,


the issuer term BBB advances will be repaid in accordance with the issuer intercompany loan agreement as follows (after paying amounts due to the issuer liquidity facility provider and replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments as described in "General Rules -- (1)" above)):

     o on each interest payment date falling on or after the date on which the issuer series 1 term AA advance has been fully repaid, Funding is required to repay the issuer series 1 term BBB advance from Funding available principal receipts until the issuer series 1 term BBB advance is fully repaid;

     o on each interest payment date falling on or after the date on which the issuer series 2 term AA advance has been fully repaid, Funding is required to repay the issuer series 2 term BBB advance from Funding available principal receipts until the issuer series 2 term BBB advance is fully repaid;

     o on each interest payment date falling on or after the date on which the issuer series 3 term AA advance has been fully repaid, Funding is required to repay the issuer series 3 term BBB advance from Funding available principal receipts until the issuer series 3 term BBB advance is fully repaid;


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     o    on each interest payment date falling on or after the date on which the issuer series 4 term AA advance has been fully repaid, Funding is required to repay the issuer series 4 term BBB advance from Funding available principal receipts until the issuer series 4 term BBB advance is fully repaid; and

     o on each interest payment date falling on or after the date on which the issuer series 5 term AA advance has been fully repaid, Funding is required to repay the issuer series 5 term BBB advance from Funding available principal receipts until the issuer series 5 term BBB advance is fully repaid.

     If on any interest payment date amounts are due and payable under any term BBB advances (whether in respect of the issuer intercompany loan, the previous intercompany loans or any new intercompany loan), when amounts are also due and payable under any term AAA and/or any term AA advances (whether in respect of the issuer intercompany loan, the previous intercompany loans or any new intercompany loan), then Funding will apply Funding available principal receipts to repay those term AAA advances and/or term AA advances in priority to amounts due under any term BBB advances.

     If on any interest payment date amounts are due and payable under more than one term BBB advance (whether in respect of the issuer intercompany loan, the previous intercompany loans or any new intercompany loan), then Funding will apply Funding available principal receipts to repay those term BBB advances without priority between them and in accordance with the respective amounts due to each of them.

     In the circumstances described in paragraphs (2) and (3) of "RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS", payment of principal on the term BBB advances will be deferred until such time (if ever) as the relevant circumstances cease to exist or is otherwise cured.

REPAYMENT OF PREVIOUS TERM BB ADVANCE MADE BY HOLMES FINANCING (NO. 4) PLC

     The previous BB term advance made by Holmes Financing (No. 4) PLC is repaid out of Funding available revenue receipts and/or amounts standing to the credit of the reserve funds (subject in each case to meeting certain conditions precedent), as described in "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY".

     REPAYMENT OF TERM ADVANCES OF EACH SERIES (OTHER THAN THE PREVIOUS TERM BB ADVANCE MADE BY HOLMES FINANCING (NO. 4) PLC) FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY OR THE FUNDING SECURITY.


     Following the occurrence of a non-asset trigger event under the mortgages trust deed but prior to enforcement of the Funding security by the security trustee under the Funding deed of charge or the issuer security under the issuer deed of charge, the bullet term advances and the scheduled amortisation term advances in respect of any intercompany loan will be deemed to be pass-through term advances and on each interest payment date Funding will be required to apply Funding available principal receipts in the following order of priority (after paying amounts due to the issuer liquidity facility provider and replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments as described in "General Rules -- (1)" above)):

     first, to repay the term AAA advance with the earliest final maturity date, then to repay the term AAA advance with the next earliest final maturity, and so on until the term AAA advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans are fully repaid;

     then, in no order of priority between them but in proportion to the amounts due, to repay the term AA advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans, until those term AA advances are fully repaid; and

     then, in no order of priority between them but in proportion to the amounts due, to repay the term BBB advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans, until those term BBB advances are fully repaid.

     REPAYMENT OF TERM ADVANCES OF EACH SERIES (OTHER THAN THE PREVIOUS TERM BB ADVANCE MADE BY HOLMES FINANCING (NO. 4) PLC) FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY OR THE FUNDING SECURITY.


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     Following the occurrence of an asset trigger event but prior to enforcement by the security trustee of the Funding security under the Funding deed of charge or the issuer security under the issuer deed of charge, the bullet term advances and the scheduled amortisation term advances in respect of any intercompany loan will be deemed to be pass-through term advances and on each interest payment date Funding will be required to apply Funding available principal receipts in the following order of priority (after paying amounts due to the issuer liquidity facility provider and replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments as described in "General Rules -- (1)" above)):

     first, in no order of priority between them, but in proportion to the amounts due, to repay the term AAA advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those term AAA advances is fully repaid;

     then, in no order of priority between them, but in proportion to the amounts due, to repay the term AA advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those term AA advances is fully repaid; and

     then, in no order of priority between them, but in proportion to the amounts due, to repay the term BBB advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those term BBB advances is fully repaid.

REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY

     If the issuer security is enforced by the issuer security trustee under the issuer deed of charge, then that will not result in automatic enforcement of the Funding security under the Funding deed of charge. In those circumstances, however, the bullet term advance and the scheduled amortisation advances under the issuer intercompany loan (only) will be deemed to be pass-through term advances and Funding will be required to apply Funding available principal receipts on each interest payment date in the following order of priority (after paying amounts due to the issuer liquidity facility provider and replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments as described in "General Rules -- (1)" above)):

     first, in no order of priority between them, but in proportion to the amounts due, to repay the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advance, the issuer series 4 term AAA advances and the issuer series 5 term AAA advance until each of those advances is fully repaid;

     then, in no order of priority between them, but in proportion to the amounts due, to repay the issuer series 1 term AA advance, the issuer series 2 term AA advance, the issuer series 3 term AA advance, the issuer series 4 term AA advance and the issuer series 5 term AA advance until each of those advances is fully repaid; and

     then, in no order of priority between them, but in proportion to the amounts due, to repay the issuer series 1 term BBB advance, the issuer series 2 term BBB advance, the issuer series 3 term BBB advance, the issuer series 4 term BBB advance and the issuer series 5 term BBB advance until each of those advances is fully repaid.

DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS

DEFINITION OF ISSUER PRINCIPAL RECEIPTS

     Prior to enforcement of the issuer security, "ISSUER PRINCIPAL RECEIPTS" will be calculated by the issuer cash manager four business days prior to each interest payment date and will be an amount equal to the sum of:

     o all principal amounts to be repaid by Funding to the issuer under the issuer intercompany loan during the relevant interest period; and

     o prior to enforcement of the issuer security and in respect of the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes only, any amounts available to be drawn under the issuer liquidity facility.

     Following enforcement of the issuer security, but prior to enforcement of the Funding security, "ISSUER PRINCIPAL RECEIPTS" means the sum calculated by the issuer security trustee four business days prior to each interest payment date as the amount to be repaid by Funding to the issuer under the issuer intercompany loan during the relevant interest period and/or the sum otherwise recovered by the issuer security trustee (or the receiver appointed on its behalf) representing the principal balance of the issuer notes.


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


DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY

     Prior to enforcement of the issuer security, the issuer, or the issuer cash manager on its behalf, will apply any issuer principal receipts on each interest payment date, first, to repay the issuer liquidity facility provider to the extent only that monies have been drawn under the issuer liquidity facility to repay the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes and then to repay the issuer notes in the following manner:

          CLASS A ISSUER NOTES

     o the series 1 class A issuer notes will be redeemed on each interest payment date (1) in amounts corresponding to the amounts (if any) repaid under the issuer series 1 term AAA advance after converting the same into dollars at the relevant issuer dollar currency swap rate and
          (2) if there is a shortfall in the amount due to be repaid on the series 1 class A issuer notes on the scheduled redemption dates in July 2003 and October 2003, from amounts available to be drawn under the issuer liquidity facility to repay those issuer notes after converting the same into dollars at the relevant issuer dollar currency swap rate;

     o the series 2 class A issuer notes will be redeemed on each interest payment date (1) in amounts corresponding to the amounts (if any) repaid under the issuer series 2 term AAA advance after converting the same into dollars at the relevant issuer dollar currency swap rate and
          (2) if there is a shortfall in the amount due to be repaid on the series 2 class A issuer notes on the scheduled redemption date in April 2005, from amounts available to be drawn under the issuer liquidity facility to repay those issuer notes after converting the issuer series 2 term AAA advance into dollars at the relevant issuer dollar currency swap rate;

     o the series 3 class A issuer notes will be redeemed on each interest payment date (1) in amounts corresponding to the relevant amounts (if any) repaid under the issuer series 3 term AAA advance after converting the same into euro at the relevant issuer euro currency swap rate and (2) if there is a shortfall in the amount due to be repaid on the series 3 class A issuer notes on the scheduled redemption date in April 2007, from amounts available to be drawn under the issuer liquidity facility to repay those issuer notes after converting the issuer series 3 term AAA advance into euro at the relevant euro currency swap rate;

     o the series 4 class A1 issuer notes will be redeemed on each interest payment date (1) in amounts corresponding to the amounts (if any) repaid under the issuer series 4A1 term AAA advance; and (2) if there is a shortfall in the amount due to be repaid on the series 4 Class A1 issuer notes on the scheduled redemption date in October 2007, from amounts available to be drawn under the issuer liquidity facility to repay those issuer notes after converting the issuer series 4A1 term AAA advance into dollars at the relevant issuer dollar currency swap rate;

     o the series 4 class A2 issuer notes will be redeemed on each interest payment date (1) in amounts corresponding to the amounts (if any) repaid under the issuer series 4A2 term AAA advance after converting the same into Swiss francs at the issuer Swiss franc currency swap rate and (2) if there is a shortfall in the amount due to be repaid on the series 4 class A2 issuer notes on the scheduled redemption date in October 2007, from amounts available to be drawn under the issuer liquidity facility to repay those issuer notes after converting the issuer series 4A2 term AAA advance into Swiss francs at the issuer Swiss franc currency swap rate; and

     o the series 5 class A issuer notes will be redeemed on each interest payment date in amounts corresponding to the relevant amounts (if any) repaid under the issuer series 5 term AAA advance.

          CLASS B ISSUER NOTES

     o the series 1 class B issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 1 term AA advance after converting the same into dollars at the relevant issuer dollar currency swap rate;

     o the series 2 class B issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 2 term AA advance after converting the same into dollars at the relevant issuer dollar currency swap rate;


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     o    the series 3 class B issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 3 term AA advance after converting the same into euro at the relevant issuer euro currency swap rate;

     o the series 4 class B issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 4 term AA advance after converting the same into dollars at the relevant issuer dollar currency swap rate; and

     o the series 5 class B issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 5 term AA advance.

          CLASS C ISSUER NOTES

     o the series 1 class C issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 1 term BBB advance after converting the same into dollars at the relevant issuer dollar currency swap rate;

     o the series 2 class C issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 2 term BBB advance after converting the same into dollars at the relevant issuer dollar currency swap rate;

     o the series 3 class C issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 3 term BBB advance after converting the same into euro at the relevant issuer euro currency swap rate;

     o the series 4 class C issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 4 term BBB advance after converting the same into dollars at the relevant issuer dollar currency swap rate; and

     o the series 5 class C issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 5 term BBB advance.

DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY BUT PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY

     The issuer deed of charge sets out the order of priority of distribution of issuer principal receipts received or recovered by the issuer security trustee (or a receiver appointed on its behalf) following enforcement of the issuer security but prior to enforcement of the Funding security. In these circumstances, the issuer security trustee will apply issuer principal receipts on each interest payment date to repay the issuer notes in the following manner:

     o first, to pay the issuer liquidity facility provider to the extent only that monies have been drawn under the issuer liquidity facility, to repay the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes and/or the series 4 class A issuer notes;

     o then, in no order of priority between them, but in proportion to the amounts due, to repay the series 1 class A issuer notes (after converting the relevant amount of issuer principal receipts into dollars at the relevant issuer dollar currency swap rate), the series 2 class A issuer notes (after converting the relevant amount of issuer principal receipts into dollars at the relevant issuer dollar currency swap rate), the series 3 class A issuer notes (after converting the relevant amount of issuer principal receipts into euro at the relevant issuer euro currency swap rate), the series 4 class A1 issuer notes (after converting the relevant amount of issuer principal receipts into dollars at the relevant issuer dollar currency swap rate) the series 4 class A2 issuer notes (after converting the relevant amount of issuer principal receipts into Swiss francs at the issuer Swiss franc currency swap rate) and the series 5 class A issuer notes;

     o then, in no order of priority between them, but in proportion to the amounts due, to repay the series 1 class B issuer notes (after converting the relevant amount of issuer principal receipts into dollars at the relevant issuer dollar currency swap rate), the series 2 class B issuer notes (after converting the relevant amount of issuer principal receipts into dollars at the relevant issuer dollar currency swap rate), the series 3 class B issuer notes (after


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          converting the relevant amount of issuer principal receipts into euro at the relevant issuer euro currency swap rate), the series 4 class B issuer notes (after converting the relevant amount of issuer principal receipts into dollars at the relevant issuer dollar currency swap rate) and the series 5 class B issuer notes; and

     o then, in no order of priority between them, but in proportion to the amounts due, to repay the series 1 class C issuer notes (after converting the relevant amount of issuer principal receipts into dollars at the relevant issuer dollar currency swap rate), the series 2 class C issuer notes (after converting the relevant amount of issuer principal receipts into dollars at the relevant issuer dollar currency swap rate), the series 3 class C issuer notes (after converting the relevant amount of issuer principal receipts into euro at the relevant issuer euro currency swap rate), the series 4 class C issuer notes (after converting the relevant amount of issuer principal receipts into dollars at the relevant issuer dollar currency swap rate) and the series 5 class C issuer notes.

DISTRIBUTION OF FUNDING PRINCIPAL RECEIPTS AND FUNDING REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE FUNDING SECURITY

     The Funding deed of charge sets out the order of priority of distribution as at the closing date by the security trustee, following service of a current intercompany loan enforcement notice, of amounts received or recovered by the security trustee or a receiver appointed on its behalf. If Funding enters into new intercompany loan agreements, then this order of priority will change - see "SECURITY FOR FUNDING'S OBLIGATIONS".

     The security trustee will apply amounts received or recovered following enforcement of the Funding security on each interest payment date in accordance with the following order of priority (except for amounts due to the account bank under the bank account agreement, which will be paid when due):

     (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

          o the security trustee and any receiver appointed by the security trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the security trustee and the receiver in the following interest period under the Funding deed of charge; and

          o the issuer in respect of the issuer's obligations specified in items (A) to (C) of the issuer post-enforcement priority of payments and the previous issuers in respect of their own similar obligations;

     (B) then, towards payment of amounts due and payable to the cash manager and any costs, charges, liabilities and expenses then due or to become due and payable to the cash manager under the cash management agreement, together with VAT on those amounts;

     (C) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts (if any) due to the account bank under the terms of the bank account agreement and to the corporate services provider under the corporate services agreement;

     (D) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts (if any) due to the Funding swap provider under the Funding swap agreement (except for any termination payments due and payable by Funding under the Funding swap agreement following a Funding swap provider default) and amounts due to the Funding liquidity facility provider under the Funding liquidity facility agreement (except for any Funding liquidity facility subordinated amounts);

     (E) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the current term AAA advances outstanding under the current intercompany loans;

     (F) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the current term AA advances outstanding under the current intercompany loans;


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     (G)  then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the current term BBB advances outstanding under the current intercompany loans;

     (H) then, towards payment of any amounts due to the issuer and the previous issuers in respect of their respective obligations (if any) to make a termination payment to a current swap provider (but excluding any payment due to a relevant current swap provider following a current swap provider default);

     (I) then, towards payments of interest and principal due and payable on the previous term BB advance outstanding under the previous intercompany loan made by Holmes Financing (No. 4) PLC;

     (J) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

          o amounts due to the issuer and the previous issuers in respect of their respective obligations to pay any termination payment to a current swap provider following a current swap provider default;

          o amounts due to the issuer and the previous issuers in respect of their respective obligations to pay any current issuer liquidity subordinated amounts to any current issuer liquidity facility provider;

          o any other amounts due to the issuer and/or the previous issuers under the issuer intercompany loan agreement and/or the previous intercompany loan agreements and not otherwise provided for earlier in this order of priorities;

          o any Funding liquidity subordinated amounts due to the Funding liquidity facility provider; and

          o after the occurrence of a Funding swap provider default, towards payment of any termination payment due and payable by Funding under the Funding swap;

     (K) then, towards payment of amounts due to all start-up loan providers under the start-up loan agreements;

     (L) then, towards payment of any postponed deferred consideration due to the seller pursuant to the terms of the mortgage sale agreement; and

     (M) last, towards payment of any deferred consideration (other than postponed deferred consideration) due to the seller pursuant to the terms of the mortgage sale agreement.

DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS AND ISSUER REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY AND ENFORCEMENT OF THE FUNDING SECURITY

     If the Funding security is enforced under the Funding deed of charge, then there will be an automatic enforcement of the issuer security under the issuer deed of charge. The issuer deed of charge sets out the order of priority of distribution by the issuer security trustee, following enforcement of the issuer security and enforcement of the Funding security (known as the "ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENTS"), of amounts received or recovered by the issuer security trustee (or a receiver appointed on its behalf) (i) on each interest payment date or (ii) when due in respect of amounts due to the issuer account banks under the issuer bank account agreement under paragraph (C) below, the issuer security trustee will apply amounts received or recovered following enforcement of the issuer security as follows:

     (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

          o the issuer security trustee and any receiver appointed by the issuer security trustee together with interest and any amount in respect of VAT on those amounts and any amounts then due or to become due to the issuer security trustee and the receiver under the provisions of the issuer deed of charge;

          o the note trustee together with interest and any amount in respect of VAT on those amounts and any amounts then due or to become due and payable to the note trustee under the provisions of the issuer trust deed; and


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          o    the agent bank, the paying agents, the Swiss paying agents, the registrar and the transfer agent together with interest and any amount in respect of VAT on those amounts and any costs, charges, liabilities and expenses then due or to become due and payable to them under the provisions of the issuer paying agent and agent bank agreement;

     (B) then, towards payment of amounts due and payable to the issuer liquidity facility provider under the issuer liquidity facility agreement, other than any issuer liquidity subordinated amounts;

     (C) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts (together with any amount in respect of VAT on those amounts) due and payable to the issuer cash manager under the issuer cash management agreement and to the corporate services provider under the issuer corporate services agreement and to the issuer account banks;

     (D) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

          o amounts due to the series 1 class A issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 1 class A issuer dollar currency swap provider to pay interest and principal due and payable on the series 1 class A issuer notes;

          o amounts due to the series 2 class A issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 2 class A issuer dollar currency swap provider to pay interest and principal due and payable on the series 2 class A issuer notes;

          o amounts due to the series 3 class A issuer euro currency swap provider (except for any termination payment due and payable to that issuer euro currency swap provider as a result of an issuer euro currency swap provider default or any downgrade termination payment) and from amounts received from the series 3 class A issuer euro currency swap provider to pay interest and principal due and payable on the series 3 class A issuer notes;

          o amounts due to the series 4 class A1 issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 4 class A1 issuer dollar currency swap provider to pay interest and principal due and payable on the series 4 class A1 issuer notes;

          o amounts due to the series 4 class A2 issuer Swiss franc currency swap provider (except for any termination payment due and payable to the issuer Swiss franc currency swap provider as a result of an issuer Swiss franc currency swap provider default or any downgrade termination payment) and from amounts received from the series 4 class A2 issuer Swiss franc currency swap provider to pay interest and principal due and payable on the series 4 class A2 issuer notes; and

          o interest and principal due and payable on the series 5 class A issuer notes;

     (E) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

          o amounts due to the series 1 class B issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 1 class B issuer dollar currency swap provider to pay interest and principal due and payable on the series 1 class B issuer notes;


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          o    amounts due to the series 2 class B issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 2 class B issuer dollar currency swap provider to pay interest and principal due and payable on the series 2 class B issuer notes;

          o amounts due to the series 3 class B issuer euro currency swap provider (except for any termination payment due and payable to that issuer euro currency swap provider as a result of an issuer euro currency swap provider default or any downgrade termination payment) and from amounts received from the series 3 class B issuer euro currency swap provider to pay interest and principal due and payable on the series 3 class B issuer notes;

          o amounts due to the series 4 class B issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 4 class B issuer dollar currency swap provider to pay interest and principal due and payable on the series 4 class B issuer notes; and

          o interest and principal due and payable on the series 5 class B issuer notes;

     (F) then, in no order of priority between them but in proportion to the respective amounts due, to pay:


          o amounts due to the series 1 class C issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 1 class C issuer dollar currency swap provider to pay interest and principal due and payable on the series 1 class C issuer notes;

          o amounts due to the series 2 class C issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 2 class C issuer dollar currency swap provider to pay interest and principal due and payable on the series 2 class C issuer notes;

          o amounts due to the series 3 class C issuer euro currency swap provider (except for any termination payment due and payable to that issuer euro currency swap provider as a result of an issuer euro currency swap provider default or any downgrade termination payment) and from amounts received from the series 3 class C issuer euro currency swap provider to pay interest and principal due and payable on the series 3 class C issuer notes;

          o amounts due to the series 4 class C issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 4 class C issuer dollar currency swap provider to pay interest and principal due and payable on the series 4 class C issuer notes; and

          o interest and principal due and payable on the series 5 class C issuer notes;

     (G) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

          o any termination payment due to the series 1 class A issuer dollar currency swap provider, following an issuer dollar currency swap provider default by the series 1 class A issuer dollar currency swap provider or any downgrade termination payment;

          o any termination payment due to the series 2 class A issuer dollar currency swap provider, following an issuer dollar currency swap provider default by the series 2 class A issuer dollar currency swap provider or any downgrade termination payment;


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


          o any termination payment due to the series 3 class A issuer euro currency swap provider, following an issuer euro currency swap provider default by the series 3 class A issuer euro currency swap provider or any downgrade termination payment;

          o any termination payment due to the series 4 class A1 issuer dollar currency swap provider, following an issuer dollar currency swap provider default by the series 4 class A1 issuer dollar currency swap provider or any downgrade termination payment; and

          o any termination payment due to the series 4 class A2 issuer Swiss franc currency swap provider, following an issuer Swiss franc currency swap provider default by the series 4 class A2 issuer Swiss franc currency swap provider or any downgrade termination payment;

     (H) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

          o any termination payment due to the series 1 class B issuer dollar currency swap provider, following an issuer dollar currency swap provider default by the series 1 class B issuer dollar currency swap provider or any downgrade termination payment;

          o any termination payment due to the series 2 class B issuer dollar currency swap provider, following an issuer dollar currency swap provider default by the series 2 class B issuer dollar currency swap provider or any downgrade termination payment;

          o any termination payment due to the series 3 class B issuer euro currency swap provider following an issuer euro currency swap provider default by the series 3 class B issuer euro currency swap provider or any downgrade termination payment; and

          o any termination payment due to the series 4 class B issuer dollar currency swap provider, following an issuer dollar currency swap provider default by the series 4 class B issuer dollar currency swap provider or any downgrade termination payment;

     (I) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

          o any termination payment due to the series 1 class C issuer dollar currency swap provider, following an issuer dollar currency swap provider default by the series 1 class C issuer dollar currency swap provider or any downgrade termination payment;

          o any termination payment due to the series 2 class C issuer dollar currency swap provider, following an issuer dollar currency swap provider default by the series 2 class C issuer dollar currency swap provider or any downgrade termination payment;

          o any termination payment due to the series 3 class C issuer euro currency swap provider, following an issuer euro currency swap provider default by the series 3 class C issuer euro currency swap provider or any downgrade termination payment; and

          o any termination payment due to the series 4 class C issuer dollar currency swap provider, following an issuer dollar currency swap provider default by the series 4 class C issuer dollar currency swap provider or any downgrade termination payment;


     (J) then, to pay any issuer liquidity subordinated amounts to the issuer liquidity facility provider.


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                                CREDIT STRUCTURE

     The issuer notes will be an obligation of the issuer only and will not be obligations of, or the responsibility of, or guaranteed by, any other party. However, there are a number of main features of the transaction which enhance the likelihood of timely receipt of payments to noteholders, as follows:

     o Funding available revenue receipts are expected to exceed interest and fees payable to the issuer;

     o a shortfall in Funding available revenue receipts may be met from Funding's principal receipts;

     o the first reserve fund, which was established on 26th July, 2000, which was further funded on 29th November, 2000, 23rd May, 2001 and 5th July, 2001, is available to meet shortfalls in interest due on the term advances and principal due on the previous term AAA advances made by Holmes Financing (No. 1) PLC, the previous series 1 term AAA advance made by Holmes Financing (No. 2) PLC, the previous series 1 term AAA advance and the previous series 2 term AAA advance made by Holmes Financing (No. 3) PLC, the previous series 2 term AAA advance and the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, the previous series 1 term AAA advance, the previous series 2 term AAA advances and the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC and the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advance and the issuer series 4 term AAA advances;

     o the second reserve fund, which was established on 29th November, 2000, further funded on 5th July, 2001 from the proceeds of the previous term BB advance and will be further funded by Funding's excess revenue to meet shortfalls in interest due on the term advances if amounts standing to the credit of the first reserve fund are insufficient for that purpose;

     o payments on the class C issuer notes will be subordinated to payments on the class A issuer notes and the class B issuer notes;

     o payments on the class B issuer notes will be subordinated to payments on the class A issuer notes;

     o the mortgages trustee GIC account and the Funding GIC account each earn interest at a specified rate (LIBOR for three-month sterling deposits);

     o a liquidity facility is available to Funding to pay principal amounts due on the previous term AAA advances made by Holmes Financing (No. 1) PLC, the previous series 1 term AAA advance made by Holmes Financing (No. 2) PLC, the previous series 1 term AAA advance and the previous series 2 term AAA advance made by Holmes Financing (No. 3) PLC, the previous series 2 term AAA advance and the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, the previous series 1 term AAA advance, the previous series 2 term AAA advances and the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC and the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advance and the issuer series 4 term AAA advances;

     o a liquidity facility will be available to the issuer to pay interest on the issuer notes and in limited circumstances to pay principal on the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes; and

     o a sixth start-up loan will be provided to meet the costs of setting up the structure.

     Each of these factors is considered more fully in the remainder of this section.

CREDIT SUPPORT FOR THE ISSUER NOTES PROVIDED BY FUNDING AVAILABLE REVENUE
RECEIPTS

     It is anticipated that, during the life of the issuer notes, the Funding share of the interest received from borrowers on the loans will, assuming that all of the loans are fully performing, be greater than the sum of the interest which the issuer has to pay on all of the issuer notes and the other costs and expenses of the structure. In other words, the Funding available revenue receipts would be sufficient to pay the amounts payable under items (A) to (E),
(G), (I) and (K) of the Funding pre-enforcement revenue priority of payments.

     The actual amount of any excess will vary during the life of the issuer notes. Two of the key factors determining the variation are as follows:

     o    the interest rate on the portfolio; and

     o    the level of arrears experienced.


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


INTEREST RATE ON THE PORTFOLIO

     Funding has entered into a swap in relation to the previous intercompany loans, the issuer intercompany loan and any new intercompany loan to enable it to swap amounts of interest received from borrowers which vary on a variable, tracker or fixed rate basis for amounts it receives from the Funding swap counterparty which vary in accordance with LIBOR for three-month sterling deposits, plus a margin expected to cover Funding's obligations to, among others, the issuer. The swap hedges against the possible variance between a LIBOR based rate for three-month sterling deposits and a weighted average of the SVR payable on the variable rate loans (including those capped rate loans that are not subject to the specified capped rate of interest), the rates of interest payable on the tracker loans and the fixed rates of interest payable on the fixed rate loans (including those capped rate loans that are subject to the specified capped rate of interest).

     The terms of the swaps are described in greater detail below in "THE SWAP AGREEMENTS".

LEVEL OF ARREARS EXPERIENCED

     If the level of arrears of interest payments made by the borrowers results in Funding experiencing an income deficit, Funding will be able to use the following amounts to cure that income deficit:

     first, amounts standing to the credit of the first reserve fund, as described in "FIRST RESERVE FUND";

     second, amounts standing to the credit of the second reserve fund, as described in "SECOND RESERVE FUND"; and

     third, principal receipts, if any, as described in "USE OF FUNDING PRINCIPAL RECEIPTS TO PAY FUNDING INCOME DEFICIENCY".

     Any excess of Funding revenue receipts will be applied on each interest payment date to the extent described in the Funding pre-enforcement revenue priority of payments, including to extinguish amounts standing to the credit of any principal deficiency ledger and to replenish the reserve funds.

USE OF FUNDING PRINCIPAL RECEIPTS TO PAY FUNDING INCOME DEFICIENCY

     Four business days prior to each interest payment date, the cash manager will calculate whether there will be an excess or a deficit of Funding available revenue receipts (including the reserve funds) to pay items (A) to (E), (G) and
(I) of the Funding pre-enforcement revenue priority of payments.

     If there is a deficit, then Funding shall pay or provide for that deficit by the application of Funding available principal receipts, if any, and the cash manager shall make a corresponding entry in the relevant principal deficiency sub-ledger, as described in "PRINCIPAL DEFICIENCY LEDGER".

     Funding principal receipts may not be used to pay interest on any term advance if and to the extent that would result in a deficiency being recorded or an existing deficiency being increased, on a principal deficiency sub-ledger relating to a higher ranking term advance.

     Funding shall apply any excess Funding available revenue receipts to extinguish any balance on the principal deficiency ledger, as described in "PRINCIPAL DEFICIENCY LEDGER".

FIRST RESERVE FUND

     A first reserve fund has been established:

     o    to help meet any deficit in Funding available revenue receipts;

     o    to help meet any deficit recorded on the principal deficiency ledger;
          and

     o prior to enforcement of the Funding security, to help repay principal due on the several previous term AAA advances made by Holmes Financing (No. 1) PLC, the previous series 1 term AAA advance made by Holmes Financing (No. 2) PLC, the previous series 1 term AAA advance and the previous series 2 term AAA advance made by Holmes Financing (No. 3) PLC, the previous series 2 term AAA advance and the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, the previous series 1 term AAA advance, the previous series 2 term AAA advances and the previous series 3A1 term AAA advance made by Holmes Financing (No.
          5) PLC and the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advance and the issuer series 4 term AAA advances on their respective scheduled repayment dates.


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


     The first reserve fund was funded initially on 26th July, 2000 by the first start-up loan in the sum of (pound)6,000,000. It was further funded on 29th November, 2000 by the second start-up loan in the sum of (pound)7,500,000 and on 23rd May, 2001 by the third start-up loan in the sum of (pound)12,000,000. In addition, part of the proceeds of the previous issuer term BB advance made by Holmes Financing (No. 4) PLC (in an amount equal to (pound)31,000,000) was credited by Funding to the first reserve fund on 5th July, 2001. The first reserve ledger is maintained by the cash manager to record the balance from time to time of the first reserve fund.


     On each interest payment date the amount of the first reserve fund is added to certain other income of Funding in calculating Funding available revenue receipts.

     Prior to enforcement of the Funding security, after meeting any income deficit and satisfying any deficit on the principal deficiency ledger, amounts standing to the credit of the first reserve fund may be used to repay principal due and payable in relation to the several current term AAA advances from and including their respective scheduled repayment dates.

     The first reserve fund will be replenished from:

     firstly, Funding available principal receipts in an amount up to the amount used to repay the several previous term AAA advances made by Holmes Financing (No. 1) PLC, the previous series 1 term AAA advance made by Holmes Financing (No. 2) PLC, the previous series 1 term AAA advance and the previous series 2 term AAA advance made by Holmes Financing (No. 3) PLC, the previous series 2 term AAA advance and the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, the previous series 1 term AAA advance, the previous series 2 term AAA advances and the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC and the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advance and the issuer series 4 term AAA advances (but only if the first reserve fund has been used for this purpose); and


     secondly, any excess Funding available revenue receipts up to and including an amount equal to the first reserve fund required amount, being (pound)291,000,000.


     Funding available revenue receipts will only be applied to replenish the first reserve fund after paying interest due on the term advances and reducing any deficiency on the BBB principal deficiency sub-ledger (see "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS - DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY").


     The seller, Funding and the security trustee may agree to increase the first reserve fund required amount from time to time. They may also agree to decrease the first reserve fund required amount (subject to rating agency approval) if Funding has repaid any amounts owing to the previous issuers, the issuer and any new issuers, from time to time. If, on the interest payment date falling in July 2006, the previous notes issued by Holmes Financing (No. 3) PLC and the previous notes issued by Holmes Financing (No. 4) PLC (other than in respect of the series 3 class D previous notes and series 4 previous notes) are redeemed in full, then the first reserve fund required amount will decrease (subject to rating agency approval as to that amount) by an amount of approximately (pound)45,000,000. If, on the interest payment date falling in October 2006, Holmes Financing (No. 5) PLC exercises its option to redeem the previous notes issued by it (other than the series 1 class A issuer notes and the series 2 class A issuer notes), then the first reserve fund required amount will decrease (subject to rating agency approval as to that amount) by an additional amount of approximately (pound)40,000,000.


SECOND RESERVE FUND

     A second reserve fund was established on 29th November, 2000 to help meet deficits in Funding available revenue receipts.

     The second reserve fund is funded from:

     (a) part of the proceeds of the previous term BB advance made by Holmes Financing (No. 4) PLC (in an amount equal to (pound)19,000,000) which was credited by Funding to the second reserve fund on 5th July, 2001; and

     (b) excess Funding available revenue receipts, after Funding has paid all of its obligations in respect of items ranking higher than (O) (which item is a credit to the second reserve ledger up to the second reserve fund required amount) pursuant to the Funding pre-enforcement revenue priority of payments on each interest payment date (see "CASHFLOWS - FUNDING PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS").

     A second reserve ledger is maintained by the cash manager to record the balance from time to time of the second reserve fund.

     On each interest payment date the amount of the second reserve fund is added to certain other income of Funding in calculating Funding available revenue receipts.

     The second reserve fund is replenished from any excess Funding available revenue receipts up to and including an amount equal to the second reserve fund required amount. The "SECOND RESERVE FUND REQUIRED AMOUNT" is an amount equal to X where X is calculated on each interest payment date as follows:

     ((LIBOR for three-month sterling deposits + 1 per cent.) - (the weighted average yield on the loans in the mortgages trust - 0.05 per cent.) + (the net margin on the Funding swap)) x (the aggregate outstanding principal balance of all the term advances) x (the weighted average life of all the term advances)

     The weighted average life of the current term advances is calculated based on the assumptions of:

     (1)  the lower of a 15 per cent. CPR and the 12 month rolling CPR;

     (2) the issuer not exercising its option to redeem the issuer notes (other than the series 1 class A issuer notes and the series 2 class A issuer notes) on the interest payment date falling in April 2008, Holmes Financing (No. 5) PLC not exercising its option to redeem its previous notes (other than the series 1 class A previous notes and the series 2 class A previous notes) on the interest payment date falling in October 2006, Holmes Financing (No. 4) PLC not exercising its option to redeem its previous notes (other than its series 3 class D previous notes and its series 4 previous notes) on the interest payment date falling in July 2006, Holmes Financing (No. 4) PLC not exercising its option to redeem its series 4 previous notes on the interest payment date falling in October 2006, Holmes Financing (No. 3) PLC not exercising its option to redeem its previous notes on the interest payment date falling in July 2006, Holmes Financing (No. 2) PLC not exercising its option to redeem its previous notes on the interest payment date falling in October 2007 and Holmes Financing (No. 1) PLC not exercising its option to redeem its previous notes on the interest payment date falling in July 2010; and

     (3)  a minimum life of 2.5 years.

     If, on an interest payment date falling in or after April 2008, the issuer exercises its option to redeem the issuer notes (other than the series 1 class A issuer notes and the series 2 class A issuer notes), then the second reserve fund required amount will decrease in accordance with the formula set forth in this section. The excess funds will then be available to be applied by Funding towards repayment of amounts owing to the Holmes Financing (No. 4) PLC under the previous term BB advance.

     The seller, Funding and the security trustee may agree to increase, decrease or amend the second reserve fund required amount from time to time.

PRINCIPAL DEFICIENCY LEDGER

AS AT THE CLOSING DATE

     A principal deficiency ledger has been established to record:

     o    any principal losses on the loans allocated to Funding; and/or

     o the application of Funding available principal receipts to meet any deficiency in Funding's available revenue receipts (as described in "USE OF PRINCIPAL RECEIPTS TO PAY FUNDING INCOME DEFICIENCY").

     The principal deficiency ledger is split into three sub-ledgers which will each correspond to all current term advances, as follows:

     o the AAA principal deficiency sub-ledger corresponding to all current term AAA advances;

     o the AA principal deficiency sub-ledger corresponding to all current term AA advances; and

     o the BBB principal deficiency sub-ledger corresponding to all current term BBB advances.


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


     Losses on the loans and/or the application of Funding available principal receipts to pay interest on current term advances are recorded as follows:

     o first, on the BBB principal deficiency sub-ledger until the balance of the BBB principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all current term BBB advances;

     o second, on the AA principal deficiency sub-ledger until the balance of the AA principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all current term AA advances; and

     o third, on the AAA principal deficiency sub-ledger, at which point there will be an asset trigger event.

     Any excess revenue of Funding as described in "USE OF PRINCIPAL RECEIPTS TO PAY FUNDING INCOME DEFICIENCY" is, on each interest payment date, applied to the extent described in the Funding pre-enforcement revenue priority of payments as follows:

     o first, in an amount necessary to reduce to zero the balance on the AAA principal deficiency sub-ledger;

     o second, provided that interest due on the current term AA advances has been paid, in an amount necessary to reduce to zero the balance on the AA principal deficiency sub-ledger; and

     o third, provided that interest due on the current term BBB advances has been paid, in an amount necessary to reduce to zero the balance on the BBB principal deficiency sub-ledger.

FOLLOWING THE CREATION OF NEW INTERCOMPANY LOAN AGREEMENTS

     In general, if Funding borrows a new term advance under a new intercompany loan, and that new term advance does not have a term advance rating of either AAA, AA or BBB, then Funding will establish a new principal deficiency sub-ledger. That new principal deficiency sub-ledger will correspond to and be known by the term advance rating of the relevant new term advance.

     Losses on the loans and/or the application of Funding available principal receipts to pay interest on the current term advances will first be recorded on the lowest ranking principal deficiency sub-ledger, and then in ascending order of rating priority up to the highest-ranking principal deficiency sub-ledger. Any excess revenue of Funding will be applied to the highest-ranking principal deficiency sub-ledger, in descending order of rating priority down to the lowest ranking principal deficiency sub-ledger.

ISSUER AVAILABLE FUNDS

     On each interest payment date in respect of the issuer intercompany loan, the issuer will receive from Funding an amount equal to or less than the amount which it needs to pay out on the corresponding interest payment date in respect of the issuer notes in accordance with the issuer pre-enforcement priority of payments. It is not intended that any surplus cash will be accumulated in the issuer.

     On the closing date, the issuer will enter into the issuer dollar currency swaps with the issuer dollar currency swap provider and the issuer security trustee under the issuer dollar currency swap agreements, to hedge against the possible variance between:

     o with respect to the series 1 class A issuer notes, until and including the interest payment date in October 2003, the interest received by the issuer in respect of the issuer series 1 term AAA advance under the issuer intercompany loan, which will be related to LIBOR for three-month sterling deposits, and the interest which the issuer is obliged to pay in respect of the series 1 class A issuer notes, which will be related to USD-LIBOR for one-month dollar deposits and is payable, during this period, (i) monthly on the 15th day of each month (or if such day is not a business day, the next following business day) until the occurrence of a trigger event or enforcement of the issuer security and (ii) quarterly thereafter;

     o with respect to the series 1 class B issuer notes, the series 1 class C issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes), the interest received by the issuer in respect of the respective term advance under the issuer intercompany loan, which will be related to LIBOR for three-month sterling deposits,


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          and the interest which the issuer is obliged to pay in respect of the series 1 class B issuer notes, the series 1 class C issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes), which will be related to USD-LIBOR for three-month dollar deposits; and

     o fluctuations in the exchange rate in respect of principal received on the issuer intercompany loan, which will be received in sterling and principal which the issuer is obliged to repay in respect of the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes), which must be repaid in dollars.

     On the closing date, the issuer will enter into the issuer euro currency swaps with the issuer euro currency swap provider and the issuer security trustee under the issuer euro currency swap agreements, to hedge against the possible variance between:

     o with respect to the series 3 issuer notes, the interest received by the issuer in respect of the issuer intercompany loan, which will be related to LIBOR for three-month sterling deposits, and the interest which the issuer is obliged to pay in respect of the series 3 issuer notes, which will be related to EURIBOR for three-month euro deposits; and

     o fluctuations in the exchange rate in respect of principal received on the issuer intercompany loan, which will be received in sterling and principal which the issuer is obliged to repay in respect of the series 3 class A issuer notes, the series 3 class B issuer notes and the series 3 class C issuer notes, which must be repaid in euro.

     On the closing date, the issuer will enter into the issuer Swiss franc currency swap with the issuer Swiss franc currency swap provider and the issuer security trustee under the issuer Swiss franc currency swap agreement, to hedge against the possible variance between:

     o until and including the interest payment date in October 2007, the interest received by the issuer in respect of the issuer intercompany loan, which will be related to LIBOR for three-month sterling deposits, and the interest which the issuer is obliged to pay in respect of the series 4 class A2 issuer notes, which is determined at a fixed rate and is payable, during this period, (i) annually on the interest payment date in respect of the series 4 class A2 issuer notes falling in October of each year until the occurrence of a trigger event or enforcement of the issuer security, and (ii) quarterly thereafter; and

     o after the interest payment date in October 2007, the interest received by the issuer in respect of the issuer intercompany loan, which will be related to LIBOR for three-month sterling deposits, and the interest which the issuer is obliged to pay in respect of the series 4 class A2 issuer notes, which will be related to CHF-LIBOR for three month Swiss franc deposits; and

     o fluctuations in the exchange rate in respect of principal received on the issuer intercompany loan, which will be received in sterling and principal which the issuer is obliged to repay in respect of the series 4 class A2 issuer notes, which must be repaid in Swiss francs.

THE CLASS B ISSUER NOTES AND THE CLASS C ISSUER NOTES

     The order of payments of interest to be made on the classes of notes will be prioritised so that interest payments on the class C issuer notes will be subordinated to interest payments on the class B issuer notes and interest payments on the class B issuer notes will be subordinated to interest payments on the class A issuer notes, in each case in accordance with the issuer priority of payments.

     Any shortfall in payments of interest on the class B issuer notes and/or the class C issuer notes will be deferred until the next interest payment date. On the next interest payment date, the amount of interest due on each class of notes will be increased to take account of any deferred interest. If on that interest payment date, there is still a shortfall, that shortfall will be deferred again. This deferral process will continue until the final repayment date of the notes, at which point if there is insufficient money available to us to pay interest on the class B issuer notes or the class C issuer notes, then you may not receive all interest amounts payable on those classes of issuer notes.

     We are not able to defer payments of interest due on any interest payment date in respect of the class A issuer notes. The failure to pay interest on the class A issuer notes will be an event of default under those classes of issuer notes.


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     The class A issuer notes, the class B issuer notes and the class C issuer notes will be constituted by the issuer trust deed and will share the same security. However, upon enforcement of the issuer security or the occurrence of a trigger event, the class A issuer notes will rank in priority to the class B issuer notes and the class C issuer notes and the class B issuer notes will rank in priority to the class C issuer notes.

MORTGAGES TRUSTEE GIC ACCOUNT/FUNDING GIC ACCOUNT [ABBEY TO REVIEW]

     All amounts held by the mortgages trustee are deposited in the mortgages trustee GIC account with the mortgages trustee GIC provider. This account is subject to a guaranteed investment contract such that the mortgages trustee GIC provider agrees to pay a variable rate of interest on funds in the mortgages trustee GIC account of LIBOR for three-month sterling deposits.

     Amounts held in alternative accounts do not have the benefit of a guaranteed investment contract but following their receipt are transferred into the mortgages trustee GIC account on a regular basis and in any event no later than the next business day after they are deposited in the relevant alternative account.

     All amounts held by Funding are deposited in the Funding GIC account in the first instance. The Funding GIC account is maintained with the Funding GIC provider. This account is subject to a guaranteed investment contract such that the Funding GIC provider agrees to pay a variable rate of interest on funds in the Funding GIC account of LIBOR for three-month sterling deposits.

FUNDING LIQUIDITY FACILITY

     The following section contains a summary of the material terms of the Funding liquidity facility. The summary does not purport to be complete and is subject to the provisions of the Funding liquidity facility, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL DESCRIPTION

     Prior to the occurrence of a trigger event or enforcement of the Funding security, the Funding liquidity facility provider agrees to make advances to Funding for the purpose of paying in full on any interest payment date principal amounts due on the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advance and the issuer series 4 AAA term advances, the previous series 1 term AAA advance, the previous series 2 term AAA advances and the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC, the previous series 2 term AAA advance and the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, the previous series 1 term AAA advance and the previous series 2 term AAA advance made by Holmes Financing (No. 3) PLC, the previous series 1 term AAA advance made by Holmes Financing (No. 2) PLC and all the previous term AAA advances made by Holmes Financing (No. 1) PLC, in each case subject to the terms of the Funding liquidity facility agreement.

     The Funding liquidity facility is used by Funding to make payments, subject to the conditions described below in "CONDITIONS PRECEDENT TO A FUNDING LIQUIDITY DRAW", due on the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advance and the issuer series 4 term AAA advances, the previous series 1 term AAA advance, the previous series 2 term AAA advances and the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC, the previous series 2 term AAA advance and the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, the previous series 1 term AAA advance and the previous series 2 term AAA advance made by Holmes Financing (No. 3) PLC, the previous series 1 term AAA advance made by Holmes Financing (No. 2) PLC and all the previous term AAA advances made by Holmes Financing (No. 1) PLC, under the current intercompany loans, and it may also be used to pay principal on any new term AAA advances under any new intercompany loan. The Funding liquidity facility is only available to the extent that the funds available under the issuer liquidity facility (described below) would be insufficient on the relevant interest payment date to repay principal amounts owing on the relevant class A current notes.

     The Funding liquidity facility is a 364-day committed facility. Each year, Funding may request extension of the Funding liquidity facility for a further 364 days by giving written notice to the Funding liquidity facility provider not more than 60 days and not less than 30 days before the expiration of the 364-day period.


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FUNDING LIQUIDITY DRAWS

     If the cash manager determines on the London business day immediately preceding an interest payment date that Funding will not have sufficient funds to make the payments specified in "GENERAL DESCRIPTION" (a shortfall known as the "FUNDING LIQUIDITY SHORTFALL"), then the cash manager must direct Funding to request a drawing under the Funding liquidity facility to apply towards the Funding liquidity shortfall. The drawing will be the lesser of the amount of the Funding liquidity shortfall and the amount available for drawing under the Funding liquidity facility. A drawing may only be made by a duly completed drawdown notice signed by an authorised signatory of Funding.

CONDITIONS PRECEDENT TO A FUNDING LIQUIDITY DRAW

     A drawing may be made under the Funding liquidity facility:

     o    if no event of default exists under the Funding liquidity facility;

     o    if no asset trigger event has occurred;

     o if insufficient amounts are available for drawing from the first reserve fund; and

     o to the extent that funds available for drawing under, as applicable, the issuer liquidity facility and/or any previous issuer liquidity facility and/or any new issuer liquidity facility would be insufficient on the relevant interest payment date to repay the relevant series of class A notes by, as applicable, the issuer and/or the previous issuers and/or any new issuers on that interest payment date.

     If a non-asset trigger event has occurred, then the Funding liquidity facility will be available to repay principal on any of the previous term AAA advances made by Holmes Financing (No. 1) PLC, the previous series 1 term AAA term advance made by Holmes Financing (No. 2) PLC, the previous series 1 term AAA advance and the previous series 2 term AAA advance made by Holmes Financing (No. 3) PLC, the previous series 2 term AAA advance and the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, the previous series 1 term AAA advance, the previous series 2 term AAA advances and the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC and the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advance and the issuer series 4 term AAA advances (subject to the other conditions described in this section) only on the respective final repayment dates of those term AAA advances.

FUNDING LIQUIDITY FACILITY STAND-BY ACCOUNT

     The Funding liquidity facility agreement provides that if:

     o the short-term, unsecured, unsubordinated and unguaranteed debt obligations of the Funding liquidity facility provider cease to be rated at least P-1 by Moody's, A-1+ by Standard & Poor's and F1+ by Fitch; or

     o the Funding liquidity facility provider does not agree to extend the Funding liquidity facility beyond each 364-day commitment period,

     then Funding may require the Funding liquidity facility provider to pay an amount equal to the then undrawn commitment under the Funding liquidity facility agreement (the "FUNDING STAND-BY DRAWING") into a designated bank account of Funding (the "FUNDING LIQUIDITY FACILITY STAND-BY ACCOUNT"). The Funding liquidity facility stand- by account must be maintained with a bank having the requisite ratings, which will be the Funding liquidity facility provider if it has the requisite ratings. Amounts standing to the credit of the Funding liquidity facility stand-by account will be available for drawing during the period that the Funding liquidity facility is available in the circumstances described and for investing in short-term authorised investments.

     All interest accrued on the amount on deposit in the Funding liquidity facility stand- by account will belong to Funding.

     Funding may require that the Funding liquidity facility provider transfer its rights and obligations under the Funding liquidity facility agreement to a replacement Funding liquidity facility provider which has the requisite ratings so long as the then current ratings of the notes (whether the previous notes, the issuer notes or any new notes) are not adversely affected by that transfer.


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


INTEREST ON FUNDING LIQUIDITY DRAWS

     Interest is payable to the Funding liquidity facility provider on the principal amount drawn under the Funding liquidity facility. This interest is payable at a rate based on three-month sterling LIBOR plus a margin of 0.75 per cent. Unpaid interest is added to the principal amount owed to the Funding liquidity facility provider and interest accrues on that amount.

     A commitment fee is also payable at the rate of 0.10 per cent. per annum on the undrawn, uncancelled amount of the Funding liquidity facility. The commitment fee is payable quarterly on each interest payment date.

     Interest and fees on the Funding liquidity facility are paid at the same level of priority as amounts due to the Funding swap provider under the Funding pre-enforcement priority of payments or, as the case may be, the Funding post-enforcement priority of payments.

REPAYMENT OF FUNDING LIQUIDITY DRAWINGS

     If an amount has been drawn down under the Funding liquidity facility, the principal amount is repayable on the following interest payment date, from Funding available principal receipts, prior to making payments on the term advances.

EVENTS OF DEFAULT UNDER THE FUNDING LIQUIDITY FACILITY

     It is an event of default under the Funding liquidity facility, whether or not that event is within the control of Funding, if, among other things:

     (A) Funding does not pay within three business days of the due date any amount due and payable under the Funding liquidity facility, other than Funding liquidity subordinated amounts;

     (B) an order is made or an effective resolution is passed for Funding's winding-up or administration, other than a winding-up for the purposes of merger, amalgamation or reconstruction the terms of which shall either have been previously approved by the security trustee in writing or by the Funding secured creditors;

     (C) an event of default occurs under any intercompany loan and notice is or should be served on Funding in relation to that default; or

     (D) it is or becomes unlawful for Funding to perform any of its obligations under the Funding liquidity facility.

CONSEQUENCES OF DEFAULT

     After the occurrence of an event of default under the Funding liquidity facility agreement, the Funding liquidity facility provider may by notice to
Funding:

     o    cancel the Funding liquidity facility commitment; and/or

     o demand that all or part of the loans made to Funding under the Funding liquidity facility, together with accrued interest and all other amounts accrued under the Funding liquidity facility agreement, be immediately due and payable, in which case they shall become immediately due and payable; and/or

     o demand that all or part of the loans made under the Funding liquidity facility be repayable on demand, in which case they will immediately become repayable on demand.

     The occurrence of an event of default under the Funding liquidity facility agreement may constitute an intercompany loan event of default as set out in "THE ISSUER INTERCOMPANY LOAN AGREEMENT - ISSUER INTERCOMPANY LOAN EVENTS OF DEFAULT".

FUNDING LIQUIDITY FACILITY PROVIDER A SECURED CREDITOR

     The Funding liquidity facility provider is a secured creditor of Funding pursuant to the Funding deed of charge. All amounts owing to the Funding liquidity facility provider will, on enforcement of the Funding security, rank in priority to the payment of all amounts of interest and principal in respect of the current term AAA advances.

GOVERNING LAW

     The Funding liquidity facility agreement is governed by English law.


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


ADDITIONAL FUNDING LIQUIDITY FACILITY


     If the rating of the short-term unsecured, unguaranteed and unsubordinated debt obligations of the seller fall below A-1 by Standard & Poor's, P-1 by Moody's and F1 by Fitch, then Funding (unless otherwise agreed with the rating agencies and the security trustee) will enter into an additional liquidity facility agreement for an amount of not more than (pound)45,000,000 (the "ADDITIONAL FUNDING LIQUIDITY FACILITY AGREEMENT"). The additional Funding liquidity facility provider will be a bank the short-term unsecured, unguaranteed and unsubordinated debt obligations of which are rated at least A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch, unless otherwise agreed by the rating agencies and the security trustee.


     Under the terms of the additional Funding liquidity facility agreement, Funding will be permitted to make drawings only if (i) an insolvency event (as defined in the glossary) occurs in relation to the seller and (ii) no intercompany loan enforcement notice has been served by the security trustee, in order to pay interest and amounts ranking in priority to interest in the Funding pre-enforcement revenue priority of payments.

     The other terms of the additional Funding liquidity facility agreement will be agreed at the time that Funding is required to enter into such an agreement, subject to the prior approval of the rating agencies and the security trustee.

     The additional Funding liquidity facility provider will accede to the terms of the Funding deed of charge and will be a secured creditor of Funding, and all payments due to the additional Funding liquidity facility provider will rank in priority to payments of interest and principal on the term advances, and will rank equally and proportionately with amounts due to the existing Funding liquidity facility provider. The other Funding secured creditors (including the issuer) will agree on the closing date to the proposed accession.

ISSUER LIQUIDITY FACILITY

     The following section contains a summary of the material terms of the issuer liquidity facility. The summary does not purport to be complete and is subject to the provisions of the issuer liquidity facility agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL DESCRIPTION

     Under the issuer liquidity facility, the issuer liquidity facility provider agrees to make advances to the issuer for the purpose of:

     o paying in full on any interest payment date any of the items specified in item (A) and items (C) to (G) (inclusive) of the issuer pre-enforcement revenue priority of payments, including interest payable on the issuer notes provided that:

          (1) drawings may not be made under the issuer liquidity facility to pay interest on the item specified in (F) of the issuer pre-enforcement priority of payments (being payment of interest on the class B issuer notes) if, at the date of the relevant drawing, the debit balance on the AA principal deficiency ledger is in an amount equal to or in excess of 50 per cent. of the principal amount outstanding of the class B issuer notes; and

          (2) drawings may not be made under the issuer liquidity facility to pay interest on the item specified in (G) of the issuer pre-enforcement priority of payments (being payment of interest on the class C issuer notes) if, at the date of the relevant drawing, the debit balance on the BBB principal deficiency ledger is in an amount equal to or in excess of 50 per cent. of the principal amount outstanding of the class C issuer notes; and/or

     o to repay principal on the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes when due provided that:

          (1) following the occurrence of a non-asset trigger event, the issuer liquidity facility will be available to repay principal due on the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes on their respective final maturity dates only; and

          (2) following the occurrence of an asset trigger event, the issuer liquidity facility will not be available to repay principal on the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes.


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


     The issuer liquidity facility will be a 364-day committed facility. Each year, the issuer may request extension of the issuer liquidity facility for a further 364 days by giving written notice to the issuer liquidity facility provider not more than 60 days and not less than 30 days before the expiration of the 364-day period.

ISSUER LIQUIDITY DRAWS

     If the issuer cash manager determines on the London business day before any interest payment date that the issuer will not have sufficient funds to make the payments specified in "GENERAL DESCRIPTION" (a shortfall known as the "ISSUER LIQUIDITY SHORTFALL"), then the issuer cash manager must direct the issuer to request a drawing under the issuer liquidity facility to apply towards the issuer liquidity shortfall. The drawing will be the lesser of the amount of the issuer liquidity shortfall and the amount available for drawing under the issuer liquidity facility. A drawing may only be made by a duly completed drawdown notice signed by an authorised signatory of the issuer.

     All drawings will be made in sterling. Any drawings will be converted, pursuant to the issuer dollar currency swap agreements, the issuer euro swap agreements or the Swiss franc currency swap agreement where applicable, into dollars at the relevant issuer dollar currency swap rate, into euro at the relevant issuer euro currency swap rate or into Swiss francs at the issuer Swiss franc currency swap rate.

CONDITIONS PRECEDENT TO AN ISSUER LIQUIDITY DRAW

     A drawing may only be made under the issuer liquidity facility if, among other things, no event of default exists under the issuer liquidity facility.

ISSUER LIQUIDITY FACILITY STAND-BY ACCOUNT

     The issuer liquidity facility agreement will provide that if:

     o the short-term, unsecured, unsubordinated and unguaranteed debt obligations of the issuer liquidity facility provider cease to be rated at least P-1 by Moody's, A-1+ by Standard & Poor's and F1+ by Fitch; or

     o the issuer liquidity facility provider does not agree to extend the issuer liquidity facility beyond each 364-day commitment period,

     then the issuer may require the issuer liquidity facility provider to pay an amount equal to the then undrawn commitment under the issuer liquidity facility agreement (the "ISSUER STAND-BY DRAWING") into a designated bank account of the issuer (the "ISSUER LIQUIDITY FACILITY STAND-BY ACCOUNT"). The issuer liquidity facility stand-by account must be maintained with a bank having the requisite ratings, which will be the issuer liquidity facility provider if it has the requisite ratings. Amounts standing to the credit of the issuer liquidity facility stand-by account will be available to the issuer for drawing during the period that the issuer liquidity facility is available in the circumstances described in this section and for investing in short-term authorised investments.

     All interest accrued on the amount on deposit in the issuer liquidity facility stand-by account will belong to the issuer.

     The issuer may require that the issuer liquidity facility provider transfer its rights and obligations under the issuer liquidity facility agreement to a replacement issuer liquidity facility provider which has the requisite ratings so long as the then current ratings of the issuer notes are not adversely affected by that transfer.

INTEREST ON ISSUER LIQUIDITY DRAWS


     Interest is payable to the issuer liquidity facility provider on the principal amount drawn under the issuer liquidity facility. This interest is payable at a rate based on three-month sterling LIBOR plus a margin of 0.75 per cent. up to and excluding the interest payment date in April 2008 and 1.50 per cent. per annum on and from the interest payment date in April 2008. Unpaid interest will be added to the principal amount owed to the issuer liquidity facility provider and interest will accrue on that amount.

     A commitment fee is also payable at the rate of 0.14 per cent. per annum up to and excluding the interest payment date in April 2008 and at the rate of 0.28 per cent. per annum on and from the interest payment date in April 2008, in each case on the undrawn, uncancelled amount of the issuer liquidity facility. The commitment fee is payable quarterly on each interest payment date.



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


REPAYMENT OF ISSUER LIQUIDITY DRAWINGS

     If an amount has been drawn down under the issuer liquidity facility, the principal amount is repayable on the following interest payment date, to the extent that amounts are available for this purpose. Amounts due to the issuer liquidity facility provider will rank ahead of payments to noteholders under the issuer notes - see "CASHFLOWS - DISTRIBUTION OF ISSUER REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY", "-DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY BUT PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY" and "-DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS AND ISSUER REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY AND ENFORCEMENT OF THE FUNDING SECURITY".

     If the issuer liquidity facility has been used to pay any of the items specified in item (A) and items (C) to (G) (inclusive) of the issuer pre-enforcement revenue priority of payments, then the issuer liquidity facility provider will be repaid from issuer revenue receipts prior to paying interest on the issuer notes. If the issuer liquidity facility has been used to pay principal amounts due on the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes and/or the series 4 class A issuer notes, then the issuer liquidity facility provider will be repaid from issuer principal receipts prior to paying principal amounts due on the issuer notes.

EVENTS OF DEFAULT UNDER THE ISSUER LIQUIDITY FACILITY

     It is an event of default under the issuer liquidity facility, whether or not that event is within the control of the issuer, if, among other things:

     (A) the issuer does not pay within three business days of the due date any amount due and payable under the issuer liquidity facility, other than issuer liquidity subordinated amounts;

     (B) an order is made or an effective resolution is passed for the issuer's winding-up or administration, other than a winding-up for the purposes of merger, amalgamation or reconstruction the terms of which shall either have been previously approved by the issuer security trustee in writing or by an extraordinary resolution of the noteholders;

     (C) an event of default occurs in relation to the issuer notes and notice is or should be served on the issuer in relation to that default; or

     (D) it is or becomes unlawful for the issuer to perform any of its obligations under the issuer liquidity facility.

CONSEQUENCES OF DEFAULT

     After the occurrence of an event of default under the issuer liquidity facility agreement, the issuer liquidity facility provider may by notice to the issuer:

     o    cancel the issuer liquidity facility commitment; and/or

     o demand that all or part of the loans made to the issuer under the issuer liquidity facility, together with accrued interest and all other amounts accrued under the issuer liquidity facility agreement, be immediately due and payable, in which case they shall become immediately due and payable; and/or

     o demand that all or part of the loans made under the issuer liquidity facility be repayable on demand, in which case they will immediately become repayable on demand.

     The occurrence of an event of default under the issuer liquidity facility agreement may constitute an issuer note event of default as set out in paragraph 9 of "TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES".

ISSUER LIQUIDITY FACILITY PROVIDER A SECURED CREDITOR

     The issuer liquidity facility provider will be a secured creditor of the issuer pursuant to the issuer deed of charge. All amounts owing to the issuer liquidity facility provider will, on enforcement of the security for the issuer notes, rank in priority to the payment of all amounts of interest and principal in respect of the class A issuer notes.

GOVERNING LAW

     The issuer liquidity facility agreement will be governed by English law.


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


SIXTH START-UP LOAN

     The following section contains a summary of the material terms of the sixth start-up loan agreement. The summary does not purport to be complete and is subject to the provisions of the sixth start-up loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Funding has also entered into the first, second, third, fourth and fifth start-up loans, as described in "- FIRST RESERVE FUND".

GENERAL DESCRIPTION


     On the closing date, Abbey National plc (the "START-UP LOAN PROVIDER"), acting through its office at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN, will make available to Funding the sixth start-up loan under the sixth start-up loan agreement. This will be a subordinated loan facility in an amount of (pound)[7,500,000], which will be used for meeting the costs and expenses incurred by Funding in connection with the assignment of a part of the seller's share of the trust property to it and the fees payable under the issuer intercompany loan agreement which relate to the costs of issue of the issuer notes.


INTEREST ON THE SIXTH START-UP LOAN

     The sixth start-up loan will bear interest until the interest period ending in April 2008 at the rate of LIBOR for three-month sterling deposits plus 0.25 per cent. per annum, and from the interest payment date in April 2008 at the rate of LIBOR for three-month sterling deposits plus 0.50 per cent. per annum. For the first interest period, LIBOR will be determined on the basis of a linear interpolation between LIBOR for two-month and three-month sterling deposits. Any unpaid interest will be added to the principal amount owed and will bear interest. Interest is payable by Funding on each interest payment date.

REPAYMENT OF THE SIXTH START-UP LOAN

     Funding will repay the sixth start-up loan, but only to the extent that it has Funding available revenue receipts after making higher ranking payments (see further "SECURITY GRANTED BY FUNDING - FUNDING PRE-ENFORCEMENT PRIORITY OF PAYMENTS" and "- FUNDING POST-ENFORCEMENT PRIORITY OF PAYMENTS"). Amounts due to the start-up loan provider are payable after amounts due on the current term advances to the current issuers. After Funding has repaid the sixth start-up loan, it will have no further recourse to the start-up loan provider.

EVENT OF DEFAULT

     It will be an event of default under the sixth start-up loan agreement if Funding has available revenue receipts to pay amounts due to the start-up loan provider, and it does not pay them.

     The occurrence of an event of default under the sixth start-up loan agreement may constitute an issuer intercompany loan event of default as set out in "THE ISSUER INTERCOMPANY LOAN AGREEMENT - ISSUER INTERCOMPANY LOAN EVENTS OF DEFAULT".

ACCELERATION

     If notice is given that the security granted by Funding under the Funding deed of charge is to be enforced, then the sixth start-up loan will become immediately due and payable.

GOVERNING LAW

     The sixth start-up loan agreement will be governed by English law.


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                               THE SWAP AGREEMENTS

GENERAL

     Funding has entered into the Funding swap with Abbey National Treasury Services plc as the Funding swap provider. The issuer will enter into issuer currency swaps with the issuer currency swap providers. In general, the swaps are designed to do the following:

     o Funding swap: to hedge against the possible variance between the mortgages trustee SVR payable on the variable rate loans, the rates of interest payable on the tracker loans and the fixed rates of interest payable on the fixed rate loans (which, for this purpose, includes those capped rate loans then no longer subject to their variable rates of interest but instead subject to interest at their specified capped rates) and a LIBOR based rate for three-month sterling deposits;

     o issuer dollar currency swaps: to protect the issuer against changes in the sterling to dollar exchange rate following the closing date and the possible variance between a LIBOR based rate for three-month sterling deposits and either (i) a LIBOR based rate for one-month dollar deposits applicable to the series 1 class A issuer notes or
          (ii) a LIBOR based rate for three-month dollar deposits, applicable to the series 1 class B issuer notes, the series 1 class C issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes), and to address the difference in periodicity between the interest payment dates in respect of the intercompany loans, which occur quarterly and the interest payment dates in respect of the series 1 class A issuer notes, which occur (i) monthly until the occurrence of a trigger event or enforcement of the issuer security and (ii) quarterly on and following the interest payment date occurring immediately thereafter;

     o issuer euro currency swaps: to protect the issuer against changes in the sterling to euro exchange rate following the closing date and the possible variance between a LIBOR based rate for three-month sterling deposits and a EURIBOR based rate for three-month euro deposits, applicable to the series 3 issuer notes; and

     o issuer Swiss franc currency swap: to protect the issuer against changes in the sterling to Swiss franc exchange rate following the closing date and the possible variance between a LIBOR based rate for three-month sterling deposits and a fixed rate of interest applicable to the series 4 class A2 issuer notes up to and including the interest payment date in October 2007 (payable, during this period, (i) annually on the interest payment date in respect of the series 4 class A2 issuer notes falling in October of each year until the occurrence of a trigger event or enforcement of the issuer security, and (ii) quarterly on and following the interest payment date occurring immediately thereafter) and after the interest payment date in October 2007 at a CHF-LIBOR based rate for three-month Swiss franc deposits, in each case applicable to the series 4 class A2 issuer notes.

THE FUNDING SWAP

     Some of the loans in the portfolio pay a variable rate of interest for a period of time which may either be linked to the mortgages trustee SVR or linked to an interest rate other than the mortgages trustee SVR, such as sterling LIBOR or a rate set by the Bank of England. Other loans pay a fixed rate of interest for a period of time. However, the interest rate payable by Funding with respect to the issuer term advances is calculated as a margin over LIBOR for three-month sterling deposits to provide a hedge against the possible variance between:

     (1) the mortgages trustee SVR payable on the variable rate loans, the rates of interest payable on the tracker loans and the fixed rates of interest payable on the fixed rate loans; and

     (2)  a LIBOR based rate for three-month sterling deposits.

     In relation to the previous issue by Holmes Financing (No. 1) PLC, Funding entered into a separate variable rate swap, tracker rate swap and fixed rate swap, all under the Funding swap agreement. At the time of the previous issue by Holmes Financing (No. 2) PLC, Funding entered into the Funding swap which:

     o replaced the variable rate swap, tracker rate swap and fixed rate swap relating to the previous issue by Holmes Financing (No. 1) PLC;


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     o    had a notional amount that is sized to hedge against these potential interest rate mismatches in relation to both the previous issues by both Holmes Financing (No. 1) PLC and Holmes Financing (No. 2) PLC; and

     o provided for the notional amount to be increased to hedge against similar potential interest rate mismatches in relation to new issues, including the previous issue by Holmes Financing (No. 3) PLC, the previous issue by Holmes Financing (No. 4) PLC, the previous issue by Holmes Financing (No. 5) PLC and this issue.

     When Funding entered into the Funding swap, all of the rights and obligations of Funding and the Funding swap provider under the variable rate swap, the tracker rate swap and the fixed rate swap ceased to exist and were replaced by the rights and obligations arising under the Funding swap.

     Under the Funding swap, on each distribution date, as defined in the glossary, the following amounts are calculated:

     o the amount produced by applying LIBOR for three-month sterling deposits (as determined in respect of the corresponding interest period under the intercompany loans) plus a spread for the relevant distribution period to the notional amount of the Funding swap as described later in this section (known as the "DISTRIBUTION PERIOD SWAP PROVIDER AMOUNT"); and

     o the amount produced by applying a rate equal to the weighted average of:

          (i) the average of the standard variable mortgage rates or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Alliance & Leicester plc, Halifax plc, Lloyds TSB plc, HSBC Bank plc, National Westminster Bank Plc and Woolwich plc (and where those banks have more than one standard variable rate, the highest of those rates);

          (ii)  the rates of interest payable on the tracker loans; and

          (iii) the rates of interest payable on the fixed rate loans (including those capped rate loans that are subject to the specified capped rate of interest),

          to the notional amount of the Funding swap (known as the "DISTRIBUTION PERIOD FUNDING AMOUNT").

     On each interest payment date the following amounts will be calculated:

     o the sum of each of the distribution period swap provider amounts calculated during the preceding interest period; and

     o the sum of each of the distribution period Funding amounts calculated during the preceding interest period.

     After these two amounts are calculated in relation to an interest payment date, the following payments will be made on that interest payment date:

     o if the first amount is greater than the second amount, then the Funding swap provider will pay the difference to Funding;

     o if the second amount is greater than the first amount, then Funding will pay the difference to the Funding swap provider; and

     o if the two amounts are equal, neither party will make a payment to the other.

     If a payment is to be made by the Funding swap provider, that payment will be included in the Funding available revenue receipts and will be applied on the relevant interest payment date according to the relevant order of priority of payments of Funding. If a payment is to be made by Funding, it will be made according to the relevant order of priority of payments of Funding.

     The notional amount of the Funding swap in respect of a distribution period will be an amount in sterling equal to:

     o the aggregate principal amount outstanding of all intercompany loans during the relevant distribution period, less

     o the balance of the principal deficiency ledger attributable to all intercompany loans during the relevant distribution period, less

     o the amount of the principal receipts in the Funding GIC account attributable to all intercompany loans during the relevant distribution period.


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


     In the event that the Funding swap is terminated prior to the service of any issuer intercompany loan enforcement notice or final repayment of any intercompany loan, Funding shall enter into a new Funding swap on terms acceptable to the rating agencies, Funding and the security trustee and with a swap provider whom the rating agencies have previously confirmed in writing to Funding, the issuer and the security trustee will not cause the then current ratings of the issuer notes to be downgraded, withdrawn or qualified. If Funding is unable to enter into a new Funding swap on terms acceptable to the rating agencies, this may affect amounts available to pay interest on the intercompany loans.

THE ISSUER DOLLAR CURRENCY SWAPS

     The series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes) will be denominated in US dollars and investors will receive payments of interest and principal on those issuer notes in US dollars. However, the issuer term advances to be made by the issuer to Funding and repayments of principal and payments of interest by Funding to the issuer under the issuer intercompany loan will be made in sterling. To hedge its currency exchange rate exposure in respect of these notes, the issuer will enter into three issuer dollar currency swaps relating to the series 1 issuer notes, three issuer dollar currency swaps relating to the series 2 issuer notes and three issuer dollar currency swaps relating to the series 4 issuer notes (other than the series 4 class A2 issuer notes) with the issuer dollar currency swap providers.

     Under each issuer dollar currency swap (which shall include a number of conditional mini swaps (the "DOLLAR MINI SWAPS")), the issuer will pay to the issuer dollar currency swap providers:

     o on the closing date, an amount in US dollars equal to the net proceeds of the issue of the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes), as applicable;

     o on each interest payment date, an amount in sterling equal to the dollar amount of principal payments to be made on the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes), as applicable, on that interest payment date, this dollar amount to be converted into sterling at the relevant issuer dollar currency swap rate; and

     o on each interest payment date, an amount based on (i) a LIBOR based rate for three-month sterling deposits applicable to interest payments under the issuer series 1 term advances, the issuer series 2 term advances and the issuer series 4 term advances (other than the issuer series 4A2 term advance) and (ii) the principal amounts outstanding under the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes) on the previous interest payment date, this dollar amount converted into sterling at the relevant issuer dollar currency swap rate.

     Under each issuer dollar currency swap, the issuer dollar currency swap providers will pay to the issuer:


     o on the closing date, an amount in sterling equal to the net dollar proceeds of the issue of the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes), as applicable, these dollar proceeds to be converted into sterling at the relevant issuer dollar currency swap rate;

     o on each interest payment date, an amount in US dollars equal to the amount of principal payments to be made on the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes), as applicable;

     o on each interest payment date, an amount in US dollars equal to the interest to be paid in US dollars on the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes), as applicable, on that interest payment date.

     As defined herein, "ISSUER DOLLAR CURRENCY SWAP RATE" means the rate at which dollars are converted to sterling or, as the case may be, sterling is converted to dollars under the relevant issuer dollar currency swap.

     The purpose of the dollar mini swaps is to allow the effective currency amount of each issuer dollar currency swap to amortise at the same rate as the relevant class of issuer notes.

     In the event that any issuer dollar currency swap is terminated prior to the service of an issuer note enforcement notice or the final redemption of the relevant class of series 1 issuer notes, the series 2 issuer notes or the series 4 issuer notes (other than the series 4 class A2 issuer notes), as applicable,


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the issuer shall enter into a replacement dollar currency swap in respect of that class of issuer notes to hedge against fluctuations in the exchange rate between US dollars and sterling and/or the possible variance between LIBOR for three-month sterling deposits and (i) LIBOR for one-month US dollar deposits in relation to the series 1 class A issuer notes or (ii) LIBOR for three-month US dollar deposits in relation to the series 1 class B issuer notes, the series 1 class C issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes) and/or to address the difference in periodicity between the interest payment dates under the intercompany loan and the interest payment dates in respect of the series 1 class A issuer notes. Any replacement dollar currency swap must be entered into on terms acceptable to the rating agencies, the issuer and the issuer security trustee and with a replacement dollar currency swap provider whom the rating agencies have previously confirmed in writing to the issuer and the issuer security trustee will not cause the then current ratings of the issuer notes to be downgraded, withdrawn or qualified. If the issuer is unable to enter into any replacement dollar currency swaps on terms acceptable to the rating agencies, this may affect amounts available to pay amounts due under the issuer notes.

THE ISSUER EURO CURRENCY SWAPS

     The series 3 issuer notes will be denominated in euro and investors will receive payments of interest and principal on those issuer notes in euro. However, the advances to be made by the issuer to Funding and repayments of principal and payments of interest by Funding to the issuer under the issuer intercompany loan will be made in sterling. To hedge its currency exchange rate exposure in respect of these notes, the issuer will enter into three issuer euro currency swaps relating to the series 3 issuer notes with the issuer euro currency swap provider.

     Under each issuer euro currency swap (which shall include a number of conditional mini swaps (the "EURO MINI SWAPS")), the issuer will pay to the issuer euro currency swap provider:

     o on the closing date, an amount in euro equal to the net proceeds of the issue of the series 3 class A issuer notes, the series 3 class B issuer notes and the series 3 class C issuer notes, as applicable;

     o on each interest payment date, an amount in sterling equal to the euro amount of principal payments to be made on the series 3 class A issuer notes, the series 3 class B issuer notes and the series 3 class C issuer notes, as applicable, on that interest payment date, this euro amount converted into sterling at the relevant issuer euro currency swap rate; and

     o on each interest payment date, an amount in euro based on (i) a LIBOR based rate for three-month sterling deposits applicable to interest payments under the issuer series 3 term AAA advance, the issuer series 3 term AA advance and the issuer series 3 term BBB advance and (ii) the principal amounts outstanding under the series 3 class A issuer notes, the series 3 class B issuer notes and the series 3 class C issuer notes on the previous interest payment date, this euro amount to be converted into sterling at the relevant issuer euro currency swap rate.

     Under each issuer euro currency swap, the issuer euro currency swap provider will pay to the issuer:

     o on the closing date, an amount in sterling equal to the net euro proceeds of the issue of the series 3 class A issuer notes, the series 3 class B issuer notes and the series 3 class C issuer notes, as applicable, these euro proceeds to be converted into sterling at the relevant issuer euro currency swap rate;

     o on each interest payment date, an amount in euro equal to the amount of principal payments to be made on the series 3 class A issuer notes, the series 3 class B issuer notes and the series 3 class C issuer notes, as applicable; and

     o on each interest payment date, an amount in euro equal to the interest to be paid in euro on the series 3 class A issuer notes, the series 3 class B issuer notes and the series 3 class C issuer notes, as applicable, on that interest payment date.

     As defined herein, "ISSUER EURO CURRENCY SWAP RATE" means the rate at which euro are converted to sterling or, as the case may be, sterling is converted to euro under the relevant issuer euro currency swap.

     The purpose of the euro mini swaps is to allow the effective currency amount of each issuer euro currency swap to amortise at the same rate as the relevant class of issuer notes.


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


     In the event that any issuer euro currency swap is terminated prior to the service of an issuer note enforcement notice or the final redemption of the series 3 class A issuer notes, the series 3 class B issuer notes or the series 3 class C issuer notes, as applicable, the issuer shall enter into a replacement euro currency swap in respect of that class of issuer notes to hedge against fluctuations in the exchange rate between euro and sterling and/or the possible variance between LIBOR for three-month sterling deposits and EURIBOR for three-month euro deposits in relation to the series 3 class A issuer notes, the series 3 class B issuer notes and the series 3 class C issuer notes, as applicable. Any replacement euro currency swap must be entered into on terms acceptable to the rating agencies, the issuer and the issuer security trustee and with a replacement euro currency swap provider whom the rating agencies have previously confirmed in writing to the issuer and the issuer security trustee will not cause the then current ratings of the issuer notes to be downgraded, withdrawn or qualified. If the issuer is unable to enter into replacement euro currency swaps on terms acceptable to the rating agencies, this may affect amounts available to pay amounts due under the issuer notes.

THE ISSUER SWISS FRANC CURRENCY SWAP

     The series 4 class A2 issuer notes will be denominated in Swiss francs and investors will receive payments of interest and principal on those issuer notes in Swiss francs. However, the advances to be made by the issuer to Funding and repayments of principal and payments of interest by Funding to the issuer under the issuer intercompany loan will be made in sterling. To hedge its currency exchange rate exposure in respect of these notes, the issuer will enter into the issuer Swiss franc currency swap relating to the series 4 class A2 issuer notes with the issuer Swiss franc currency swap provider.

     Under the issuer Swiss franc currency swap (which shall include a number of conditional mini swaps (the "SWISS FRANC MINI SWAPS")), the issuer will pay to the issuer Swiss franc currency swap provider:

     o on the closing date, an amount in Swiss francs equal to the net proceeds of the issue of the series 4 class A2 issuer notes;

     o on each interest payment date, an amount in sterling equal to the Swiss franc amount of principal payments to be made on the series 4 class A2 issuer notes on that interest payment date, this Swiss franc amount converted into sterling at the issuer Swiss franc currency swap rate; and

     o on each interest payment date, an amount in sterling based on (i) a LIBOR based rate for three-month sterling deposits applicable to interest payments under the issuer series 4A2 term AAA advance and
          (ii) the principal amounts outstanding under the series 4 class A2 issuer notes on the previous interest payment date, this Swiss franc amount to be converted into sterling at the issuer Swiss franc currency swap rate.

     Under each issuer Swiss franc currency swap, the issuer Swiss franc currency swap provider will pay to the issuer:

     o on the closing date, an amount in sterling equal to the net Swiss franc proceeds of the issue of the series 4 class A2 issuer notes converted into sterling at the issuer Swiss franc currency swap rate;

     o on each interest payment date, an amount in Swiss francs equal to the amount of principal payments to be made on the series 4 class A2 issuer notes; and

     o on each interest payment date, an amount in Swiss francs equal to the interest to be paid in Swiss francs on the series 4 class A2 issuer notes on that interest payment date.

     As defined herein, "ISSUER SWISS FRANC CURRENCY SWAP RATE" means the rate at which Swiss francs are converted to sterling or, as the case may be, sterling is converted to Swiss francs under the issuer Swiss franc currency swap.

     In the event that the issuer Swiss franc currency swap is terminated prior to the service of an issuer note enforcement notice or the final redemption of the series 4 class A2 issuer notes, the issuer shall enter into a replacement Swiss franc currency swap in respect of that class of issuer notes to hedge against fluctuations in the exchange rate between Swiss francs and sterling and/or the possible variance between LIBOR for three-month sterling deposits and a fixed rate of interest up to and including the interest payment date in October 2007 (payable, during this period, (i) annually on the interest payment date falling in October of each year until the occurrence of a trigger event or enforcement of the issuer security, and (ii) quarterly on and following the interest payment date


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


occurring immediately thereafter) and thereafter CHF-LIBOR for three-month Swiss franc deposits in relation to the series 4 class A2 issuer notes. Any replacement Swiss franc currency swap must be entered into on terms acceptable to the rating agencies, the issuer and the issuer security trustee and with a replacement issuer Swiss franc currency swap provider whom the rating agencies have previously confirmed in writing to the issuer and the security trustee will not cause the then current ratings of the issuer notes to be downgraded, withdrawn or qualified. If the issuer is unable to enter into a replacement Swiss franc currency swap on terms acceptable to the rating agencies, this may affect amounts available to pay amounts due under the issuer notes.


RATINGS DOWNGRADE OF SWAP PROVIDERS

     Under the terms of the Funding swap, in the event that the long-term, unsecured, unsubordinated and unguaranteed credit rating of the Funding swap provider's credit support provider is downgraded below AA- by Standard & Poor's or Aa3 by Moody's or AA- by Fitch and, as a result of the downgrade, the then current ratings of the previous notes or the issuer notes, as the case may be, would be adversely affected, then the Funding swap provider shall be under an obligation either to (i) arrange for its obligations under the relevant swap to be transferred to, or guaranteed by, a third party with at least an AA-long-term rating by Standard & Poor's and an Aa3 long-term rating by Moody's and an AA- long-term rating by Fitch; or (ii) provide collateral for its obligations under the relevant swap, in either case in order to maintain the ratings of the previous notes or the issuer notes, as the case may be, at their then current ratings.


     Under the terms of the issuer swaps, in the event that the short-term, unsecured and unsubordinated credit rating of the issuer swap providers or their respective guarantor, as applicable, is downgraded below A-1+ by Standard & Poor's or F1 by Fitch, respectively, and, as a result of such downgrade, the then current ratings of the issuer notes may, in the opinion of Standard & Poor's or Fitch, respectively, be downgraded or placed under review for possible downgrade, then the relevant issuer swap provider will, in accordance with the relevant swap, be required to take certain remedial measures in order to ensure that the then current ratings of the issuer notes are maintained, including providing collateral for its obligations under the relevant swap, arranging for its obligations under the relevant swap to be transferred to an entity with an A-1+ or a F1 rating, respectively, procuring another entity to become co-obligor in respect of its obligations under the relevant swap, or taking such other action as it may agree with Standard & Poor's or Fitch, respectively, in order to maintain the ratings of the issuer notes at their then current ratings.

     Under the terms of the issuer swaps, in the event that either the short-term, unsecured and unsubordinated credit rating of the issuer swap providers, or their respective guarantor, as applicable, is downgraded below P-1 or the long-term unsecured and unsubordinated credit rating of the issuer swap providers, or their respective guarantor, as applicable, is downgraded below A1 by Moody's, then the relevant issuer swap provider will, in accordance with the relevant swap, be required to take certain remedial measures in order to ensure that the then current ratings of the issuer notes are maintained. Such measures may include providing collateral for its obligations under the relevant swap, arranging for its obligations under the relevant swap to be transferred to an entity with ratings required by Moody's, procuring another entity with ratings required by Moody's to become co-obligor in respect of its obligations under the relevant swap, and/or taking such other action as it may agree with Moody's in order to maintain the ratings of the issuer notes at their then current ratings.

     In addition, in the event that either the short-term, unsecured and unsubordinated credit rating of the issuer swap providers, or their respective guarantor, as applicable, is further downgraded below P-2 or the long-term unsecured and unsubordinated credit rating is downgraded below, depending on the identity of the relevant issuer swap provider, A3 or Baa2 (as appropriate) by Moody's, then the relevant issuer swap provider will, in accordance with the relevant swap, be required to take additional remedial measures (which may differ in the case of a downgrade below A3 or Baa2) which include arranging for its obligations under the relevant swap to be transferred to an entity with ratings required by Moody's, procuring another entity with ratings required by Moody's to become co-obligor in respect of its obligations under the relevant swap, or taking such other action as it may agree with Moody's in order to maintain the ratings of the issuer notes at their then current ratings. In addition the issuer swap provider will provide collateral or additional collateral as appropriate, for its obligations under the relevant swap while it arranges the foregoing.


                                      194
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     Any collateral posted by an issuer swap provider following a ratings downgrade of such issuer swap provider (as set out above) will, following termination of the relevant issuer swap, be returned to such issuer swap provider prior to the distribution of issuer principal receipts and issuer revenue receipts by the issuer security trustee following enforcement of the issuer security.


     A failure to take such steps will allow the issuer to terminate the relevant swap.

TERMINATION OF THE SWAPS

     o The Funding swap will terminate on the date on which the aggregate principal amount outstanding under all intercompany loans is reduced to zero.

     o Each issuer dollar currency swap other than the series 1 class A issuer dollar currency swap and the series 2 class A issuer dollar currency swap will terminate on the earlier of the interest payment date falling in July 2040 and the date on which all of the relevant class and series of issuer notes are redeemed in full. The series 1 class A issuer dollar currency swap will terminate on the earlier of the interest payment date falling in October 2003 and the date on which the series 1 class A issuer notes are redeemed in full. The series 2 class A issuer dollar currency swap will terminate on the earlier of the interest payment date falling in April 2008 and the date on which the series 2 class A issuer notes are redeemed in full.

     o Each issuer euro currency swap other than the series 3 class A issuer euro currency swap will terminate on the earlier of the interest payment date falling in July 2040 and the date on which all of the relevant classes of series 3 issuer notes are redeemed in full. The series 3 class A issuer euro currency swap will terminate on the earlier of the interest payment date falling in October 2009 and the date on which the series 3 class A issuer notes are redeemed in full.

     o The issuer Swiss franc currency swap will terminate on the earlier of the interest payment date falling in October 2009 and the date on which the series 4 class A2 issuer notes are redeemed in full.

     Any swap may also be terminated in any of the following circumstances, each referred to as a "SWAP EARLY TERMINATION EVENT":

     o at the option of one party to the swap, if there is a failure by the other party to pay any amounts due under that swap;

     o in respect of the issuer swaps, if an event of default under the issuer notes occurs and the issuer security trustee serves an issuer note enforcement notice;

     o in respect of the Funding swap, if an event of default under any intercompany loan occurs and the security trustee serves an intercompany loan enforcement notice;


     o upon the occurrence of an insolvency of the relevant swap provider or its guarantor or the issuer, or the merger of the relevant swap provider without an assumption of the obligations under the swaps (except in respect of a transfer by Funding or the issuer to the security trustee or the issuer security trustee, respectively), or, under the issuer currency swap agreements, changes in law resulting in the obligations of one of the parties becoming illegal, breach of a provision of the issuer currency swap agreements by the relevant issuer swap provider which is not remedied within the relevant grace period, breach by the guarantor (if any) of the relevant issuer swap provider under the issuer currency swap agreements to comply with the provisions of such guarantee, or a material misrepresentation is made by an issuer swap provider under the issuer currency swap agreements;

     o if the issuer exercises its option to redeem all the issuer notes for tax and other reasons; and

     o if the relevant swap provider or its guarantor, as applicable, is downgraded and fails to comply with the requirements of the ratings downgrade provision contained in the relevant swap agreement and described above under "RATINGS DOWNGRADE OF SWAP PROVIDERS".


     Upon the occurrence of a swap early termination event, the issuer or the relevant issuer dollar currency swap provider, issuer euro currency swap provider and/or issuer Swiss franc currency swap provider may be liable to make a termination payment to the other and/or Funding or the Funding swap provider may be liable to make a termination payment to the other. This termination payment will be calculated and made in sterling. The amount of any termination payment will be based on the market value of the terminated swap based on market quotations of the cost of entering into a swap with the


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same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties (or based upon loss in the event that no market quotation can be obtained). Any such termination payment could be substantial.


     If any issuer swap is terminated early and a termination payment is due by the issuer to the relevant issuer swap provider then, pursuant to its obligations under the issuer intercompany loan, Funding shall pay the issuer an amount equal to the termination payment due to the relevant issuer dollar currency swap provider. These payments will be made by Funding only after paying interest amounts due on the issuer term advances and after providing for any debit balance on the principal deficiency ledger. The issuer shall apply amounts received from Funding under the issuer intercompany loan in accordance with the issuer pre-enforcement revenue priority of payments or, as the case may be, the issuer post-enforcement priority of payments. The application by the issuer of termination payments due to an issuer swap provider may affect the funds available to pay amounts due to the noteholders (see further "RISK FACTORS -- YOU MAY BE SUBJECT TO EXCHANGE RATE RISKS ON THE SERIES 1 ISSUER NOTES, THE SERIES 2 ISSUER NOTES, THE SERIES 3 ISSUER NOTES AND THE SERIES 4 ISSUER NOTES").


     If the issuer receives a termination payment from an issuer dollar currency swap providers, issuer euro currency swap provider and/or issuer Swiss franc currency swap provider, then the issuer shall use those funds towards meeting its costs in effecting currency exchanges at the spot rate of exchange until a replacement dollar currency swap and/or a replacement euro currency swap and/or a replacement Swiss franc currency swap is entered into and/or to acquire a replacement dollar currency swap and/or a replacement euro currency swap and/or a replacement Swiss franc currency swap, as the case may be. Noteholders will not receive extra amounts (over and above interest and principal payable on the issuer notes) as a result of the issuer receiving a termination payment.

TRANSFER OF THE SWAPS


     Each of the issuer swap providers may, at its option, transfer its obligations under any of the issuer swaps to any other entity. Any such transfer is subject to certain conditions, including among other things (i) that the transferee's short-term rating is at least A-1+ by S&P and F1 by Fitch and long-term rating is A1 by Moody's, or the transferee's performance under the relevant issuer currency swap will be guaranteed by an entity with equivalent ratings, (ii) that the transfer must not cause an event of default or a swap early termination event under the relevant issuer currency swap and (iii) that the rating agencies have confirmed that the transfer will not result in the then current rating of the relevant series and class of issuer notes being downgraded.


TAXATION

     Neither Funding nor the issuer is obliged under any of the swaps to gross up payments made by them if withholding taxes are imposed on payments made under the swaps.

     The Funding swap provider and each of the issuer currency swap providers are always obliged to gross up payments made by them to Funding or the issuer if withholding taxes are imposed on payments made under the swaps.

GOVERNING LAW


     The issuer swap agreements are governed by English law.



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              CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING

     The following section contains a summary of the material terms of the cash management agreement. The summary does not purport to be complete and is subject to the provisions of the cash management agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

     Abbey National plc was appointed on 26th July, 2000 by the mortgages trustee, Funding and the security trustee to provide cash management services in relation to:

     o    the mortgages trust; and

     o    Funding.

CASH MANAGEMENT SERVICES PROVIDED IN RELATION TO THE MORTGAGES TRUST

     The cash manager's duties in relation to the mortgages trust include but are not limited to:

     (A) determining the current shares of Funding and the seller in the trust property in accordance with the terms of the mortgages trust deed;

     (B)  maintaining the following ledgers on behalf of the mortgages trustee:

          o the Funding share/seller share ledger, which records the current shares of the seller and Funding in the trust property;

          o    the losses ledger, which records losses on the loans;

          o the principal ledger, which records principal receipts on the loans received by the mortgages trustee and payments of principal from the mortgages trustee GIC account to Funding and the seller; and

          o the revenue ledger, which records revenue receipts on the loans received by the mortgages trustee and payments of revenue receipts from the mortgages trustee GIC account to Funding and the seller;

     (C) distributing the mortgages trust available revenue receipts and the mortgages trustee principal receipts to Funding and the seller in accordance with the terms of the mortgages trust deed; and

     (D) providing the mortgages trustee, Funding, the security trustee and the rating agencies with a quarterly report in relation to the trust property.

CASH MANAGEMENT SERVICES TO BE PROVIDED TO FUNDING

     The cash manager's duties in relation to Funding include but are not limited to:

     (A)  four business days before each interest payment date, determining:

          o the amount of Funding available revenue receipts to be applied to pay interest and fees in relation to the term advances on the following interest payment date; and

          o the amount of Funding available principal receipts to be applied to repay the term advances on the following interest payment date;

     (B)  if required, making drawings under the Funding liquidity facility;

     (C)  maintaining the following ledgers on behalf of Funding:

          o the Funding principal ledger, which records the amount of principal receipts received by Funding on each distribution date;

          o the Funding revenue ledger, which records all other amounts received by Funding on each distribution date;

          o the first reserve ledger, which records the amount credited to the first reserve fund from parts of the proceeds of (i) the first start-up loan on 26th July, 2000, (ii) the second start-up loan on 29th November, 2000, (iii) the third start-up loan on 23rd May, 2001, (iv) the previous term BB advance on 5th July, 2001 under the intercompany loan made by Holmes Financing (No.4) PLC and (v) withdrawals and deposits in respect of the first reserve fund;


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          o    the second reserve ledger, which records the amount credited to the second reserve fund from part of the proceeds of (i) the previous term BB advance on 5th July 2001 under the intercompany loan made by Holmes Financing (No. 4) PLC and (ii) withdrawals and deposits in respect of the second reserve fund;

          o the principal deficiency ledger, which records principal deficiencies arising from losses on the loans which have been allocated to Funding's share or the use of Funding's principal receipts to cover certain senior expenses (including interest on the term advances);

          o the intercompany loan ledger, which records payments of interest and repayments of principal made on each of the term advances under the intercompany loans;

          o the cash accumulation ledger, which records the amount accumulated by Funding from time to time to pay the amounts due on the several bullet term advances and/or, as applicable, the scheduled amortisation term advances; and

          o the Funding liquidity facility ledger, which will record drawings made under the Funding liquidity facility and repayments of those drawings;

     (D) investing sums standing to the credit of the Funding GIC account and the Funding liquidity facility stand-by account in short-term authorised investments (as defined in the glossary) as determined by Funding, the cash manager and the security trustee;

     (E) making withdrawals from the first reserve fund and the second reserve fund as and when required;

     (F) applying the Funding available revenue receipts and Funding available principal receipts in accordance with the relevant order of priority of payments for Funding contained in the cash management agreement or, as applicable, the Funding deed of charge;

     (G) providing Funding, the issuer, the security trustee and the rating agencies with a quarterly report in relation to Funding; and

     (H) making all returns and filings in relation to Funding and the mortgages trustee and providing or procuring the provision of company secretarial and administration services to them.

     For the definitions of Funding available revenue receipts, Funding available principal receipts and the Funding priorities of payments, see "CASHFLOWS".

COMPENSATION OF CASH MANAGER

     The cash manager is paid a fee of (pound)117,500 per annum for its services which is paid in four equal instalments quarterly in arrear on each interest payment date. The fee is inclusive of VAT. The fee is subject to adjustment if the applicable rate of VAT changes.

     In addition, the cash manager is entitled to be indemnified for any expenses or other amounts properly incurred by it in carrying out its duties. The cash manager is paid by Funding, prior to amounts due to the current issuers on the current term advances.

RESIGNATION OF CASH MANAGER

     The cash manager may resign only on giving 12 months' written notice to the security trustee, Funding and the mortgages trustee and if:

     o a substitute cash manager has been appointed and a new cash management agreement is entered into on terms satisfactory to the security trustee, the mortgages trustee and Funding; and

     o the ratings of the notes at that time would not be adversely affected as a result of that replacement (unless otherwise agreed by an extraordinary resolution of the noteholders of each class).

TERMINATION OF APPOINTMENT OF CASH MANAGER

     The security trustee may, upon written notice to the cash manager, terminate the cash manager's rights and obligations immediately if any of the following events occurs:

     o the cash manager defaults in the payment of any amount due and fails to remedy the default for a period of three London business days after becoming aware of the default;


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     o    the cash manager fails to comply with any of its other obligations under the cash management agreement which in the opinion of the security trustee is materially prejudicial to the Funding secured creditors and does not remedy that failure within 20 days after the earlier of becoming aware of the failure and receiving a notice from the security trustee; or

     o Abbey National plc, while acting as the cash manager, suffers an insolvency event.

     If the appointment of the cash manager is terminated or it resigns, the cash manager must deliver its books of account relating to the loans to or at the direction of the mortgages trustee, Funding or the security trustee, as the case may be. The cash management agreement will terminate automatically when Funding has no further interest in the trust property and the current intercompany loans and all new intercompany loans (if any) have been repaid or otherwise discharged.

GOVERNING LAW

     The cash management agreement is governed by English law.


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                         CASH MANAGEMENT FOR THE ISSUER

     The following section contains a summary of the material terms of the issuer cash management agreement. The summary does not purport to be complete and is subject to the provisions of the issuer cash management agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

     Abbey National plc will be appointed on the closing date by the issuer and the issuer security trustee to provide cash management services to the issuer.



CASH MANAGEMENT SERVICES TO BE PROVIDED TO THE ISSUER

     The issuer cash manager's duties will include but are not limited to:

     (A)  four business days before each interest payment date, determining:

          o the amount of issuer revenue receipts to be applied to pay interest on the issuer notes on the following interest payment date and to pay amounts due to other creditors of the issuer; and

          o the amount of issuer principal receipts to be applied to repay the issuer notes on the following interest payment date;

     (B) if required, making drawings under the issuer liquidity facility (and procuring that those drawings are, where applicable, converted into dollars, euro or Swiss francs under the relevant issuer currency swaps);

     (C) applying issuer revenue receipts and issuer principal receipts in accordance with the relevant order of priority of payments for the issuer set out in the issuer cash management agreement or, as applicable, the issuer deed of charge;

     (D) providing the issuer, Funding, the issuer security trustee and the rating agencies with quarterly reports in relation to the issuer;

     (E) investing sums standing to the credit of the issuer liquidity facility stand-by account, if any, in authorised investments as determined by the issuer and the issuer security trustee;

     (F) making all returns and filings required to be made by the issuer and providing or procuring the provision of company secretarial and administration services to the issuer;

     (G) arranging payment of all fees to the London Stock Exchange or, as applicable, the Financial Services Authority; and

     (H) if necessary, performing all currency and interest rate conversions (whether it be a conversion from sterling to dollars or vice versa, sterling to euro or vice versa, sterling to Swiss francs or vice versa or floating rates of interest to fixed rates of interest or vice versa) free of charge, cost or expense at the relevant exchange rate.

ISSUER'S BANK ACCOUNTS

     On the closing date, the issuer will maintain a sterling bank account in its name with Abbey National plc at 21 Prescot Street, London E1 8AD and a euro account, a dollar account and a Swiss franc account in its name with Citibank, N.A., London Branch at 336 Strand, London WC2R 1HB (together the "ISSUER TRANSACTION ACCOUNTS"). If the issuer makes a stand-by drawing under the issuer liquidity facility agreement, then the issuer will open and maintain the issuer liquidity facility stand-by account (as explained in "ISSUER LIQUIDITY FACILITY"). The issuer may, with the prior written consent of the issuer security trustee, open additional or replacement bank accounts.

     If the short-term, unguaranteed and unsubordinated ratings of an issuer account bank cease to be rated A-1+ by Standard & Poor's, P-1 by Moody's or F1+ by Fitch, then the relevant issuer transaction account will be closed and a new issuer transaction account opened with a bank that has the requisite ratings.

COMPENSATION OF ISSUER CASH MANAGER

     The issuer cash manager will be paid a fee of (pound)117,500 per annum for its services which will be paid in four equal instalments quarterly in arrear on each interest payment date. The fee is inclusive of VAT. The fees will be subject to adjustment if the applicable rate of VAT changes.


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     In addition, the issuer cash manager will be entitled to be indemnified for any expenses or other amounts properly incurred by it in carrying out its duties. The issuer cash manager will be paid by the issuer prior to amounts due on the issuer notes.

RESIGNATION OF ISSUER CASH MANAGER

     The issuer cash manager may resign only on giving 12 months' written notice to the issuer security trustee and the issuer and if:

     o a substitute issuer cash manager has been appointed and a new issuer cash management agreement is entered into on terms satisfactory to the issuer security trustee and the issuer; and

     o the ratings of the issuer notes at that time would not be adversely affected as a result of that replacement.

TERMINATION OF APPOINTMENT OF ISSUER CASH MANAGER

     The issuer security trustee may, upon written notice to the issuer cash manager, terminate the issuer cash manager's rights and obligations immediately if any of the following events occurs:

     o the issuer cash manager defaults in the payment of any amount due and fails to remedy the default for a period of three London business days after becoming aware of the default;

     o the issuer cash manager fails to comply with any of its other obligations under the issuer cash management agreement which in the opinion of the issuer security trustee is materially prejudicial to the noteholders and does not remedy that failure within 20 days after the earlier of becoming aware of the failure and receiving a notice from the issuer security trustee; or

     o    the issuer cash manager suffers an insolvency event.

     If the appointment of the issuer cash manager is terminated or it resigns, the issuer cash manager must deliver its books of account relating to the issuer notes to or at the direction of the issuer security trustee. The issuer cash management agreement will terminate automatically when the issuer notes have been fully redeemed.

GOVERNING LAW

     The issuer cash management agreement will be governed by English law.


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                      DESCRIPTION OF THE ISSUER TRUST DEED

GENERAL

     The principal agreement governing the issuer notes will be the trust deed dated on or about the closing date and made between the issuer and the note trustee (the "ISSUER TRUST DEED"). The issuer trust deed has five primary functions. It:

     o    constitutes the issuer notes;

     o    sets out the covenants of the issuer in relation to the issuer notes;

     o sets out the enforcement and post-enforcement procedures relating to the issuer notes;

     o contains provisions necessary to comply with the US Trust Indenture Act of 1939; and

     o sets out the appointment, powers and responsibilities of the note trustee.

     The following section contains a summary of the material terms of the issuer trust deed. The summary does not purport to be complete and is subject to the provisions of the issuer trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

     The issuer trust deed sets out the form of the global issuer notes and the definitive issuer notes. It also sets out the terms and conditions, and the conditions for the issue of definitive issuer notes and/or the cancellation of any issuer notes. It stipulates, among other things, that the paying agents, the Swiss paying agents, the registrar, the transfer agent and the agent bank will be appointed. The detailed provisions regulating these appointments are contained in the issuer paying agent and agent bank agreement.

     The issuer trust deed also contains covenants made by the issuer in favour of the note trustee and the noteholders. The main covenants are that the issuer will pay interest and repay principal on each of the issuer notes when due. Covenants are included to ensure that the issuer remains insolvency-remote, and to give the note trustee access to all information and reports that it may need in order to discharge its responsibilities in relation to the noteholders. Some of the covenants also appear in the terms and conditions of the issuer notes. See "TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES". The issuer also covenants that it will do all things necessary to maintain the listing of the issuer notes (other than the series 4 class A2 issuer notes) on the official list of the UK Listing Authority and to maintain the trading of those issuer notes on the London Stock Exchange and to keep in place a common depositary, paying agents and an agent bank.

     Further, the issuer also covenants that it will do all things necessary to maintain the listing of the series 4 class A2 issuer notes on the SWX Swiss Exchange and to keep in place a common depository, paying agents and agent bank.

     The issuer trust deed provides that the class A noteholders' interests take precedence for so long as the class A issuer notes are outstanding and thereafter the interests of the class B noteholders take precedence for so long as the class B issuer notes are outstanding. Certain basic terms of each class of issuer notes may not be amended without the consent of the majority of the holders of that class of note. This is described further in "TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES".

     The issuer trust deed also sets out the terms on which the note trustee is appointed, the indemnification of the note trustee, the payment it receives and the extent of the note trustee's authority to act beyond its statutory powers under English law. The note trustee is also given the ability to appoint a delegate or agent in the execution of any of its duties under the issuer trust deed. The issuer trust deed also sets out the circumstances in which the note trustee may resign or retire.

     The issuer trust deed includes certain provisions mandated by the US Trust Indenture Act of 1939. Generally, these provisions outline the duties, rights and responsibilities of the note trustee and the issuer and the rights of the noteholders. Specifically these include, but are not limited to:

     (a)  maintenance of a noteholder list by the note trustee;

     (b) provision of financial statements and other information by the issuer to the note trustee;

     (c)  ability of noteholders to waive certain past defaults of the issuer;

     (d) duty of the note trustee to use the same degree of care in exercising its responsibilities as would be exercised by a prudent person conducting their own affairs;


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     (e)  duty of the note trustee to notify all noteholders of any events of default of which it has actual knowledge; and

     (f) right of the note trustee to resign at any time by notifying the issuer in writing, and the ability of the issuer to remove the note trustee under certain circumstances.

TRUST INDENTURE ACT PREVAILS

     The issuer trust deed contains a provision that, if any other provision of the issuer trust deed limits, qualifies or conflicts with another provision which is required to be included in the issuer trust deed by, and is not subject to contractual waiver under, the US Trust Indenture Act of 1939 (as amended), then the required provision of that Act will prevail.

GOVERNING LAW

     The issuer trust deed will be governed by English law.


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                  THE ISSUER NOTES AND THE GLOBAL ISSUER NOTES

     The issue of the issuer notes will be authorised by a resolution of the board of directors of the issuer passed prior to the closing date. The issuer notes will be constituted by an issuer trust deed to be dated the closing date, between the issuer and the note trustee, as trustee for, among others, the holders for the time being of the issuer notes. While the material terms of the issuer notes and the global notes are described in this prospectus, the statements set out in this section with regard to the issuer notes and the global issuer notes are subject to the detailed provisions of the issuer trust deed. The issuer trust deed will include the form of the global issuer notes and the form of definitive issuer notes. The issuer trust deed includes provisions which enable it to be modified or supplemented and any reference to the issuer trust deed is a reference also to the document as modified or supplemented in accordance with its terms.

     An issuer paying agent and agent bank agreement between the issuer, the note trustee, JPMorgan Chase Bank, London Branch, as principal paying agent, the US paying agent, the registrar, the transfer agent and the agent bank and an issuer Swiss paying agent and agent bank agreement between the issuer, the note trustee, UBS AG as the Swiss principal paying agent, the Swiss paying agents named therein, the registrar, the transfer agent and the agent bank regulate how payments will be made on the issuer notes and how determinations and notifications will be made. They will be dated as of the closing date and the parties will include, on an ongoing basis, any successor party appointed in accordance with its terms.

     Each class of each series of issuer notes will be represented initially by a global issuer note in registered form without interest coupons attached (other than the global issuer note in respect of the series 4 class A2 issuer notes (the "SERIES 4 CLASS A2 GLOBAL ISSUER NOTE") which will be in bearer form). The series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes) will initially be offered and sold pursuant to a registration statement, of which this prospectus forms a part, filed with the United States Securities and Exchange Commission. The series 3 issuer notes, the series 4 class A2 issuer notes and the series 5 issuer notes will initially be offered and sold outside the United States to non-US persons pursuant to Regulation S under the United States Securities Act of 1933, as amended. The global issuer notes representing the issuer notes offered by this prospectus (the "OFFERED GLOBAL ISSUER NOTES") will be deposited on behalf of the beneficial owners of the issuer notes with JPMorgan Chase Bank, New York Branch, as the custodian for, and registered in the name of Cede & Co. as nominee of, The Depository Trust Company - called "DTC". On confirmation from the custodian that it holds the global issuer notes, DTC will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the issuer notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant global issuer notes.

     The global issuer notes representing the issuer notes other than those represented by the offered global issuer notes (the "REG S GLOBAL ISSUER NOTES") will (other than the series 4 class A2 global issuer note) be deposited on behalf of the beneficial owners of those issuer notes with, and registered in the name of a nominee of, JPMorgan Chase Bank, London Branch, as common depositary for Clearstream, Luxembourg and Euroclear. On confirmation from the common depositary that it holds the Reg S global issuer notes (other than the series 4 class A2 global issuer note), Clearstream, Luxembourg or Euroclear, as the case may be, will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the issuer notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant global issuer notes.

     The amount of issuer notes represented by each global issuer note (other than the series 4 class A2 global issuer note) is evidenced by the register maintained for that purpose by the registrar. Together, the issuer notes represented by the global issuer notes and any outstanding definitive issuer notes will equal the aggregate principal amount of the issuer notes outstanding at any time. However, except as described under "- DEFINITIVE ISSUER NOTES", definitive certificates representing individual issuer notes shall not be issued.

     Beneficial owners may hold their interests in the global issuer notes (other than the series 4 class A2 global issuer note) only through DTC, Clearstream, Luxembourg or Euroclear, as applicable, or indirectly through organisations that are participants in any of those systems. Ownership of these beneficial interests in a global issuer note (other than the series 4 class A2 global issuer note) will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, Clearstream, Luxembourg or Euroclear (with respect to interests of their participants) and the records


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of their participants (with respect to interests of persons other than their participants). By contrast, ownership of direct interests in a global issuer note (other than the series 4 class A2 global issuer note) will be shown on, and the transfer of that ownership will be effected through, the register maintained by the registrar. Because of this holding structure of issuer notes, beneficial owners of issuer notes (other than the series 4 class A2 global issuer note) may look only to DTC, Clearstream, Luxembourg or Euroclear, as applicable, or their respective participants for their beneficial entitlement to those issuer notes. The issuer expects that DTC, Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a beneficial owner of issuer notes (other than the series 4 class A2 global issuer note) only at the direction of one or more participants to whose account the interests in a global issuer note is credited and only in respect of that portion of the aggregate principal amount of issuer notes as to which that participant or those participants has or have given that direction.

     Beneficial owners will be entitled to the benefit of, will be bound by and will be deemed to have notice of, all the provisions of the issuer trust deed and the issuer paying agent and agent bank agreement. Beneficial owners can see copies of these agreements at the principal office for the time being of the note trustee, which is, as of the date of this document, One Canada Square, London E14 5AL and at the specified office for the time being of each of the paying agents. Pursuant to its obligations under the Listing Rules made by the UK Listing Authority, the issuer will maintain a paying agent in the United Kingdom until the date on which the issuer notes (other than the series 4 class A2 issuer notes) are finally redeemed.

PAYMENT

     Principal and interest payments on the offered global issuer notes will be made via the paying agents to DTC or its nominee, as the registered holder of the offered global issuer notes. DTC's practice is to credit its participants' accounts on the applicable interest payment date according to their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that interest payment date.

     Payments by DTC, Clearstream, Luxembourg and Euroclear participants to the beneficial owners of issuer notes (other than the series 4 class A2 issuer notes) will be governed by standing instructions, customary practice, and any statutory or regulatory requirements as may be in effect from time to time, as is now the case with securities held by the accounts of customers registered in "STREET NAME". These payments will be the responsibility of the DTC, Clearstream, Luxembourg or Euroclear participant and not of DTC, Clearstream, Luxembourg, Euroclear, any paying agent, the note trustee or the issuer. Neither the issuer, the note trustee nor any paying agent will have any responsibility or liability for any aspect of the records of DTC, Clearstream, Luxembourg or Euroclear relating to payments made by DTC, Clearstream, Luxembourg or Euroclear on account of beneficial interests in the global issuer notes or for maintaining, supervising or reviewing any records of DTC, Clearstream, Luxembourg or Euroclear relating to those beneficial interests.

CLEARANCE AND SETTLEMENT

THE CLEARING SYSTEMS

     DTC. DTC has advised us and the underwriters that it intends to follow the following procedures:

     DTC will act as securities depository for the offered global issuer notes. The offered global issuer notes will be issued as securities registered in the name of Cede & Co. (DTC's nominee).

     DTC has advised us that it is a:

     o    limited-purpose trust company organised under the New York Banking
          Law;

     o    "BANKING ORGANISATION" within the meaning of the New York Banking Law;

     o    member of the Federal Reserve System;

     o "CLEARING CORPORATION" within the meaning of the New York Uniform Commercial Code; and

     o "CLEARING AGENCY" registered under the provisions of Section 17A of the Exchange Act.

     DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organisations. Indirect access to the DTC system is


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also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Transfers between participants on the DTC system will occur under DTC rules.

     Purchases of issuer notes under the DTC system must be made by or through DTC participants, which will receive a credit for the issuer notes on DTC's records. The ownership interest of each actual beneficial owner is in turn to be recorded on the DTC participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. However, beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the beneficial owner entered into the transaction. Transfer of ownership interests in the offered global issuer notes are to be accomplished by entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in issuer notes unless use of the book- entry system for the issuer notes described in this section is discontinued.

     To facilitate subsequent transfers, all the offered global issuer notes deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of these offered global issuer notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the ultimate beneficial owners of the issuer notes. DTC's records reflect only the identity of the DTC participants to whose accounts the beneficial interests are credited, which may or may not be the actual beneficial owners of the issuer notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to beneficial owners will be governed by arrangements among them and by any statutory or regulatory requirements in effect from time to time.

     Redemption notices for the offered global issuer notes will be sent to DTC. If less than all of those offered global issuer notes are being redeemed by investors, DTC's practice is to determine by lot the amount of the interest of each participant in those offered global issuer notes to be redeemed.

     Neither DTC nor Cede & Co. will consent or vote on behalf of the offered global issuer notes. Under its usual procedures, DTC will mail an omnibus proxy to the issuer as soon as possible after the record date, which assigns the consenting or voting rights of Cede & Co. to those DTC participants to whose accounts the book-entry interests are credited on the record date, identified in a list attached to the proxy.

     The issuer understands that under existing industry practices, when the issuer requests any action of noteholders or when a beneficial owner desires to give or take any action which a noteholder is entitled to give or take under the issuer trust deed, DTC generally will give or take that action, or authorise the relevant participants to give or take that action, and those participants would authorise beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners through them.

       The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the issuer believes to be reliable, but the issuer takes no responsibility for the accuracy thereof.

     CLEARSTREAM, LUXEMBOURG AND EUROCLEAR. Clearstream, Luxembourg and Euroclear each hold securities for their participating organisations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of those participants, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg and Euroclear also deal with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Transactions may be settled in Clearstream, Luxembourg and Euroclear in any of numerous currencies, including United States dollars.


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     Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

     The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. The Euroclear system is operated by Euroclear Bank S.A./N.V. (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgium co-operative corporation (the "EUROCLEAR CO-OPERATIVE"). All operations are conducted by the Euroclear operator. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear co-operative. The board of the Euroclear co-operative establishes policy for the Euroclear system.

     Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing use of Euroclear and the related Operating Procedures of the Euroclear system. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments for securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     As the holders of book-entry interests, beneficial owners will not have the right under the issuer trust deed to act on solicitations by the issuer for action by noteholders. Beneficial owners will only be able to act to the extent they receive the appropriate proxies to do so from DTC, Clearstream, Luxembourg or Euroclear or, if applicable, their respective participants. No assurances are made about these procedures or their adequacy for ensuring timely exercise of remedies under the issuer trust deed.

     No beneficial owner of an interest in a global issuer note will be able to transfer that interest except in accordance with applicable procedures, in addition to those provided for under the issuer trust deed, of DTC, Clearstream, Luxembourg and Euroclear, as applicable. Transfers between participants in Clearstream, Luxembourg and participants in the Euroclear system will occur under their rules and operating procedures.

     The laws of some jurisdictions require that some purchasers of securities take physical delivery of those securities in definitive form. These laws and limitations may impair the ability to transfer beneficial interests in the Reg S global issuer notes.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

     INITIAL SETTLEMENT

     The offered global issuer notes will be delivered at initial settlement to JPMorgan Chase Bank, New York Branch, as custodian for DTC, and the Reg S global issuer notes will be delivered to JPMorgan Chase Bank, London Branch, as common depositary for Clearstream, Luxembourg and Euroclear. Customary settlement procedures will be followed for participants of each system at initial settlement. Issuer notes will be credited to investors' securities accounts on the settlement date against payment in same-day funds.

     SECONDARY TRADING

     Secondary market sales of book-entry interests in issuer notes between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to conventional United States corporate debt obligations.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of interests in securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform these procedures. Additionally, these procedures may be


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discontinued at any time. None of the issuer, any agent, the underwriters or any affiliate of any of the foregoing, or any person by whom any of the foregoing is controlled for the purposes of the Securities Act, will have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described herein.

DEFINITIVE ISSUER NOTES

     Beneficial owners of issuer notes will only be entitled to receive definitive issuer notes under the following limited circumstances:

     o as a result of a change in UK law, the issuer or any paying agent is or will be required to make any deduction or withholding on account of tax from any payment on the issuer notes that would not be required if the issuer notes were in definitive form;

     o in the case of the offered global issuer notes, DTC notifies the issuer that it is unwilling or unable to hold the offered global issuer notes or is unwilling or unable to continue as, or has ceased to be, a clearing agency under the United States Securities Exchange Act of 1934 and, in each case, the issuer cannot appoint a successor within 90 days; or

     o in the case of the Reg S global issuer notes (other than the series 4 class A2 global issuer note), Clearstream, Luxembourg and Euroclear are closed for business for a continuous period of 14 days or more (other than by reason of legal holidays) or announce an intention to cease business permanently or do in fact do so and no alternative clearing system satisfactory to the issuer note trustee is available.

     In no event will definitive issuer notes (other than the series 4 class A2 issuer notes) in bearer form be issued. Any definitive issuer notes will be issued in registered form in denominations of $1,000, $10,000 or $100,000 principal amount, in the case of definitive issuer notes representing the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes), (euro)10,000 or (euro)100,000, in the case of definitive issuer notes representing the series 3 issuer notes, (pound)10,000 or (pound)100,000, in the case of definitive issuer notes representing the series 5 issuer notes and CHF5,000 in the case of definitive issuer notes representing the series 4 class A2 issuer notes and, in each case, integral multiples thereof. Any definitive issuer notes (other than the series 4 class A2 issuer notes) will be registered in that name or those names as the registrar shall be instructed by DTC, Clearstream, Luxembourg and Euroclear, as applicable. It is expected that these instructions will be based upon directions received by DTC, Clearstream, Luxembourg and Euroclear from their participants reflecting the ownership of book-entry interests. To the extent permitted by law, the issuer, the note trustee and any paying agent shall be entitled to treat the person in whose names any definitive issuer notes is registered as the absolute owner thereof. The issuer paying agent and agent bank agreement contains provisions relating to the maintenance by a registrar of a register reflecting ownership of the issuer notes (other than the series 4 class A2 issuer notes) and other provisions customary for a registered debt security.

     Any person receiving definitive issuer notes will not be obligated to pay or otherwise bear the cost of any tax or governmental charge or any cost or expense relating to insurance, postage, transportation or any similar charge, which will be solely the responsibility of the issuer. No service charge will be made for any registration of transfer or exchange of any definitive issuer notes.


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                TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES


     The following is a summary of the material terms and conditions of the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes) (the "OFFERED ISSUER NOTES"), numbered 1 to 15. This summary does not need to be read with the actual terms and conditions of the issuer notes in order to learn all the material terms and conditions of the offered issuer notes. The complete terms and conditions of the issuer notes are set out in the issuer trust deed, a form of which has been filed as an exhibit to the registration statement.


     The issuer notes are the subject of the following documents:

     o an issuer trust deed dated the closing date between the issuer and the note trustee;

     o an issuer paying agent and agent bank agreement dated the closing date between the issuer, the principal paying agent and the agent bank, the US paying agent, the registrar, the transfer agent and the note trustee;

     o an issuer Swiss paying agent and agent bank agreement dated the closing date between the issuer, the agent bank, the Swiss principal paying agent, the other Swiss paying agents named therein and the note trustee;

     o an issuer deed of charge dated the closing date between the issuer, the note trustee, the issuer security trustee, the issuer swap providers and certain other parties;

     o the issuer dollar currency swap agreements dated the closing date between the issuer, the issuer dollar currency swap providers and the issuer security trustee;

     o the issuer euro currency swap agreements dated the closing date between the issuer, the issuer euro currency swap provider and the issuer security trustee; and

     o the issuer Swiss franc currency swap agreement dated the closing date between the issuer, the issuer Swiss franc currency swap provider and the issuer security trustee.

     When we refer to the parties to these documents, the reference includes any successor to that party validly appointed.

     Initially the parties will be as follows:

     o    Holmes Financing (No. 6) PLC as issuer;


     o    JPMorgan Chase Bank, London Branch as security trustee;


     o The Bank of New York, London Branch as issuer security trustee and note trustee;

     o JPMorgan Chase Bank, London Branch as principal paying agent and agent bank;

     o    J.P. Morgan Bank Luxembourg S.A. as registrar and transfer agent;

     o ___ as issuer dollar currency swap provider in respect of the series 1 issuer notes;

     o ___ as issuer dollar currency swap provider in respect of the series 2 issuer notes;

     o ___ as issuer dollar currency swap provider in respect of the series 4 issuer notes (other than the series 4 class A2 issuer notes);

     o ___ as issuer euro currency swap provider in respect of the series 3 issuer notes; and


     o UBSAG, London Branch as issuer Swiss franc currency swap provider in respect of the series 4 class A2 issuer notes.


     The noteholders are bound by and deemed to have notice of all of the provisions of the issuer trust deed, the issuer deed of charge, the issuer intercompany loan agreement, the Funding deed of charge, the issuer cash management agreement, the issuer paying agent, the agent bank agreement and the issuer dollar currency swap agreements, the issuer euro currency swap agreements and the issuer Swiss franc currency swap agreement, which are applicable to them. Noteholders can view copies of those documents at the specified office of any of the paying agents after the closing date.

     There is no English law which prohibits US residents from holding issuer notes due solely to their residence outside the UK.

     There are no UK governmental laws or regulations other than in relation to withholding tax, as described in "UNITED KINGDOM TAXATION - WITHHOLDING TAX", that restrict payments made to non-UK resident noteholders.


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1. FORM, DENOMINATION AND TITLE

     The offered issuer notes are being offered and sold to the public in the United States and to institutional investors outside the United States.

     The offered issuer notes are initially in global registered form, without coupons attached. Transfers and exchanges of beneficial interests in global offered issuer notes are made in accordance with the rules and procedures of DTC, Euroclear and/or Clearstream, Luxembourg, as applicable.

     A global note will be exchanged for offered issuer notes in definitive registered form only under limited circumstances. The denominations of any offered issuer notes in definitive form will be $1,000, $10,000 or $100,000 each or integral multiples thereof. If the offered issuer notes in definitive form are issued, they will be serially numbered and issued in an aggregate principal amount equal to the principal amount outstanding of the relevant global offered issuer notes and in registered form only.

     Title to the global offered issuer notes or to any definitive issuer notes will pass on registration in the register maintained by the registrar. The registered holder of any global offered issuer note is the absolute owner of that note. Definitive offered issuer notes may be transferred in whole upon surrender of the note and completion of the relevant form of transfer. The offered issuer notes are not issuable in bearer form.

2. STATUS, SECURITY AND PRIORITY

     The class A issuer notes, the class B issuer notes and the class C issuer notes are direct, secured and unconditional obligations of the issuer and are all secured by the same security. Payments on each class of issuer notes will be made equally among all issuer notes of that class.

     Without prejudice to the repayment provisions described in number 5 (and except if a non-asset trigger event occurs or if, prior to enforcement of the issuer security, amounts are due and payable in respect of more than one series of the class A issuer notes), the class A issuer notes rank, irrespective of series, without preference or priority among themselves. Without prejudice to the repayment provisions described in number 5 below and subject to the relevant scheduled and/or, as applicable, permitted redemption dates or other payment conditions of the issuer notes, payments of principal and interest due and payable on the class A issuer notes will rank ahead of payments of principal and interest due and payable on the class B issuer notes and the class C issuer notes subject to the terms and conditions of the issuer notes, the issuer cash management agreement, the issuer deed of charge, the Funding deed of charge and the other issuer transaction documents.

     Without prejudice to the repayment provisions described in number 5, the class B issuer notes rank, irrespective of series, without preference or priority among themselves. Without prejudice to the repayment provisions described in number 5 below and subject to the relevant scheduled and/or, as applicable, permitted redemption dates or other payment conditions of the issuer notes, payments of principal and interest due and payable on the class B issuer notes will rank ahead of payments of principal and interest due and payable on the class C issuer notes and will be subordinated to those payments due and payable on the class A issuer notes subject to the terms and conditions of the issuer notes, the issuer cash management agreement, the issuer deed of charge, the Funding deed of charge and the other issuer transaction documents.

     Without prejudice to the repayment provisions described in number 5, the class C issuer notes rank irrespective of series, without preference or priority among themselves. Without prejudice to the repayment provisions described in number 5 below and subject to the relevant scheduled and/or, as applicable, permitted redemption dates or other payment conditions of the issuer notes, payments of principal and interest due and payable on the class C issuer notes are subordinated to payments due and payable on the class A issuer notes and the class B issuer notes subject to the terms and conditions of the issuer notes, the issuer cash management agreement, the issuer deed of charge, the Funding deed of charge and the other issuer transaction documents.

     In the event of the issuer security being enforced, the class A issuer notes will rank in priority to the class B issuer notes and the class A issuer notes and the class B issuer notes will rank in priority to the class C issuer notes.

     The note trustee and the issuer security trustee are required to have regard to the interests of all classes of noteholders equally. However, if there are any class A issuer notes outstanding and if there is or may be a conflict between the interests of the class A noteholders and the interests of the class B noteholders and/or the class C noteholders, then the note trustee and the issuer security trustee will have regard to the interests of the class A noteholders only. If there are any class B issuer notes


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outstanding and if there is or may be a conflict between the interests of the class B noteholders and the interests of the class C noteholders, then the note trustee and the issuer security trustee will have regard to the interests of the class B noteholders only. Except in limited circumstances described in number 11, there is no limitation on the power of class A noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class B noteholders and the class C noteholders. However, there are provisions limiting the power of the class B noteholders and the class C noteholders to pass an effective extraordinary resolution, also described in number 11, depending on its effect on the class A noteholders. Likewise, there is no limitation on the power of class B noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class C noteholders. However, there are provisions limiting the power of the class C noteholders to pass an effective extraordinary resolution, also described in number 11, depending on its effect on the class B noteholders and the class A noteholders.

     The issuer security trustee and the note trustee are entitled to assume that any exercise by it or them of any power, discretion or duty under the issuer transaction documents will not be materially prejudicial to the interests of the noteholders if the rating agencies have confirmed that the current ratings of the issuer notes will not be adversely affected by that exercise.

     The security for the payment of amounts due under the issuer notes is created by the issuer deed of charge. The security is created in favour of the issuer security trustee who will hold it on behalf of the noteholders and on behalf of other secured creditors of the issuer. The security consists of the following:

     (1) an assignment and charge by way of first fixed security of the issuer's rights under the issuer transaction documents to which it is a party, including the issuer intercompany loan agreement, the Funding deed of charge, the issuer dollar currency swap agreements, the issuer euro currency swap agreements, the issuer Swiss franc currency swap agreement, the issuer liquidity facility agreement, the issuer paying agent and agent bank agreement, the issuer subscription agreement, the issuer underwriting agreement, the issuer corporate services agreement, the issuer bank account agreement, the issuer cash management agreement and the issuer trust deed;

     (2) a charge by way of first fixed charge (which may take effect as a floating charge) over the issuer's right, title and interest and benefit in the issuer transaction accounts and the issuer liquidity facility stand-by account and any amounts deposited in them;

     (3) a charge by way of first fixed charge (which may take effect as a floating charge) over the issuer's right, title, interest and benefit in all issuer authorised investments made by or on behalf of the issuer, including all monies and income payable under them; and

     (4) a first ranking floating charge over the issuer's business and assets not already charged under (1), (2) or (3) (but extending over any of its assets located in Scotland or governed by Scots law).

     The security is described in detail in the issuer deed of charge which is described under the heading "SECURITY FOR THE ISSUER'S OBLIGATIONS" in this prospectus. The issuer deed of charge also sets out how money is to be distributed between the secured parties if the security is enforced. The security becomes enforceable when an issuer note event of default occurs, as described in number 9. If an issuer note event of default occurs, the redemption of the issuer notes will be accelerated, as described in number 10.

3.   COVENANTS

     If any issuer note is outstanding, the issuer will not, unless it is permitted by the terms of the issuer transaction documents or with the written consent of the issuer security trustee:

     o create or permit to subsist any mortgage, standard security, pledge, lien, charge or other security interest on the whole or any part of its present or future assets or undertakings;

     o sell, dispose of or grant any option or right to acquire any of its assets or undertakings or any interest or benefit in its assets or undertakings;

     o permit any other person, except for the issuer security trustee, to have any equitable or beneficial interest in any of its assets or undertakings;

     o have an interest in any bank account other than the bank accounts maintained pursuant to the issuer transaction documents;


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


     o carry on any business other than as described in this prospectus relating to the issue of the issuer notes, the making of the issuer intercompany loan and the related activities, as described in this prospectus;

     o incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any indebtedness;

     o consolidate with or merge with any person or transfer substantially all of its properties or assets to any person;

     o waive or consent to the modification or waiver of any of the obligations relating to the issuer security;

     o    have any employees, premises or subsidiaries;

     o pay any dividend or make any other distributions to its shareholders or issue any further shares;

     o    purchase or otherwise acquire any issuer notes; or

     o engage in any activities in the US (directly or through agents), or derive any income from US sources as determined under US income tax principles, or hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business in the US as determined under US income tax principles.

4. INTEREST

     Each offered issuer note bears interest on its principal amount outstanding from, and including, the closing date. Interest will stop accruing on any part of the principal amount outstanding of an offered issuer note from the date it is due for redemption unless, when it is presented, payment of principal is improperly withheld or refused. If this happens it will continue to bear interest in accordance with this condition, both before and after any judgment is given, until whichever is the earlier of the following:

     o the day on which all sums due in respect of that offered issuer note, up to that day, are paid; and

     o the day which is seven days after the principal paying agent or the US paying agent has notified the relevant class of noteholders, either in accordance with number 14 or individually, that the payment will be made, provided that subsequently payment is in fact made.

     Interest on the series 1 class A issuer notes will be paid monthly in arrear on each applicable interest payment date. If a trigger event occurs or the issuer security is enforced prior to the interest payment date falling in [October 2003], interest on the series 1 class A issuer notes will be payable quarterly in arrear on the relevant interest payment dates falling in January, April, July and October, as applicable.

     Interest on the offered issuer notes, other than the series 1 class A issuer notes and (prior to the earlier of (i) the interest date falling in [April 2008], (ii) a trigger event occurring or (iii) the issuer security being enforced) the series 4 class A2 issuer notes, will be paid quarterly in arrear on each quarterly interest payment date.

     Each period beginning on, and including, the closing date or any interest payment date and ending on, but excluding, the next interest payment date is called an interest period, except that for the series 1 class A issuer notes, following the occurrence of a trigger event or enforcement of the issuer security, an interest period is the period from (and including) the 15th day of a month (or if such a day is not a business day, the next succeeding business day) to (but excluding) the 15th day of the next following month (or if such a day is not a business day the next succeeding business day). The first interest payment date for the series 1 class A issuer notes will be [15th December], 2002 for the interest period from and including the closing date to but excluding [15th December], 2002. The first interest payment for the offered issuer notes (other than the series 1 class A issuer notes) will be made on [15th January, 2003] for the interest period from and including the closing date to but excluding [15th January, 2003].

     The order of payments of interest to be made on the classes of issuer notes will be prioritised so that interest payments due and payable on the class C issuer notes will be subordinated to interest payments due and payable on the class B issuer notes and the class A issuer notes and interest


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payments due and payable on the class B issuer notes will be subordinated to interest payments due and payable on the class A issuer notes, in each case in accordance with the issuer priority of payments.

     Any shortfall in payments of interest on the class B issuer notes and/or the class C issuer notes will be deferred until the next interest payment date. On the next interest payment date, the amount of interest due on each class of issuer notes will be increased to take account of any deferred interest, and interest shall be paid on that deferred interest. If on that interest payment date there is still a shortfall, that shortfall will be deferred again. This deferral process will continue until the final repayment date of the issuer notes, at which point all such deferred amounts will become due and payable and if there is insufficient money available to pay interest on the class B issuer notes and/or the class C issuer notes, then it is possible that noteholders may not receive all interest amounts payable on those classes of issuer notes.

     Payments of interest due on an interest payment date in respect of the class A issuer notes will not be deferred.

     The rate of interest for each interest period for the:

     o series 1 class A issuer notes will be the sum of one-month USD-LIBOR plus a margin of ___ per cent. per annum;

     o series 1 class B issuer notes will be the sum of three-month USD-LIBOR plus a margin of ___ per cent. per annum up to and including the interest payment date in [April 2008] and thereafter the sum of three-month USD-LIBOR plus a margin of ___ per cent. per annum;

     o series 1 class C issuer notes will be the sum of three-month USD-LIBOR plus a margin of ___ per cent. per annum up to and including the interest payment date in [April 2008] and thereafter the sum of three-month USD-LIBOR plus a margin of ___ per cent. per annum;

     o series 2 class A issuer notes will be the sum of three-month USD-LIBOR plus a margin of ___ per cent. per annum;

     o series 2 class B issuer notes will be the sum of three-month USD-LIBOR plus a margin of ___ per cent. per annum up to and including the interest payment date in [April 2008] and thereafter the sum of three-month USD-LIBOR plus a margin of ___ per cent. per annum;

     o series 2 class C issuer notes will be the sum of three-month USD-LIBOR plus a margin of ___ per cent. per annum up to and including the interest payment date in [April 2008] and thereafter the sum of three-month USD-LIBOR plus a margin of ___ per cent. per annum;

     o series 4 class A1 issuer notes will be the sum of three-month USD-LIBOR plus a margin of ___ per cent. per annum up to and including the interest payment date in [April 2008] and thereafter the sum of three-month USD-LIBOR plus a margin of ___ per cent. per annum;

     o series 4 class B issuer notes will be the sum of three-month USD-LIBOR plus a margin of ___ per cent. per annum up to and including the interest payment date in [April 2008] and thereafter the sum of three-month USD-LIBOR plus a margin of ___ per cent. per annum; and

     o series 4 class C issuer notes will be the sum of three-month USD-LIBOR plus a margin of ___ per cent. per annum up to and including the interest payment date in [April 2008] and thereafter the sum of three-month USD-LIBOR plus a margin of ___ per cent. per annum.

     "USD-LIBOR" means the London Interbank Offered Rate for dollar deposits, as determined by the agent bank on the following basis:

     (1) on the interest determination date for each class of the offered issuer notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for US dollar deposits for the relevant interest period.

          This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 3750. If the Moneyline Telerate Screen No. 3750 stops providing these quotations, the replacement service, if any, for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuer with the approval of the note trustee will be used.

          In each of these cases, the determination will be made as at or about
          11.00 a.m., London time, on that date. This is called the "SCREEN RATE" for the respective classes of the offered issuer notes.


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          The "INTEREST DETERMINATION DATE" means the second London business day before the first day of an interest period;

     (2) if, on any interest determination date, the screen rate is unavailable, the agent bank will:

          o request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to leading banks for US dollar deposits of the equivalent amount and for the relevant interest period, in the London inter-bank market as at or about 11.00 a.m. (London time); and

          o calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

     (3) if, on any interest determination date, the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2); and

     (4) if, on any interest determination date, fewer than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide those quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in
          (2). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which (1) or (2) was applicable.

     The agent bank will, as soon as practicable after 11.00 a.m. (London time) on each interest determination date, calculate the amount of interest payable on each offered note for that interest period. The amount of interest will be calculated by applying the rate of interest for that interest period to the principal amount outstanding of that note as at the interest determination date and multiplying the product by the actual number of days in that interest period divided by 360, in each case rounding to the nearest U.S. dollars 0.01, half a cent being rounded upwards. For these purposes, in the case of the series 1 class A issuer notes, following the occurrence of a trigger event or enforcement of the issuer security, the principal amount outstanding will include any amount of interest which would otherwise be payable on a monthly interest payment date, which will not then fall due but will instead be deferred until the next monthly interest payment date and will itself accrue interest at the rate of interest applicable to subsequent interest periods in respect of the series 1 class A issuer notes until the next quarterly interest payment date.

     The rates and amounts determined by the agent bank will be notified to the issuer, the issuer cash manager, the note trustee and the paying agents. The agent bank will also notify those rates and amounts to each stock exchange and listing authority on which the issuer notes are admitted to trading or listed and to the relevant class of noteholders in accordance with number 14 as soon as possible.

     If the agent bank fails to make a required determination or calculation as described, the note trustee will make the determination or calculation as it shall deem fair and reasonable or as described in this number 4. If this happens, the determination or calculation will be deemed to have been made by the agent bank.

     The issuer, the issuer cash manager, the note trustee, the reference banks, the agent bank and the noteholders will be bound by the determinations properly made.

     The agent bank will ensure that there will be four reference banks and an agent bank while there are issuer notes outstanding.

5. REDEMPTION, PURCHASE AND CANCELLATION

(A) FINAL REDEMPTION

     If the offered issuer notes have not previously been redeemed in full as described in this number 5, the issuer will redeem the issuer notes at their then principal amount outstanding together with all accrued interest on the final maturity date in respect of each class of issuer notes.

(B) MANDATORY REDEMPTION

     Subject as provided in the next paragraphs, the series 1 class A issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid by Funding on the corresponding interest payment date in respect of, and pursuant to, the issuer series 1 term AAA advance of the issuer intercompany loan; the series 1 class B issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid by Funding on the

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


corresponding interest payment date in respect of, and pursuant to, the issuer series 1 term AA advance of the issuer intercompany loan; the series 1 class C issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid by Funding on the corresponding interest payment date in respect of, and pursuant to, the issuer series 1 term BBB advance of the issuer intercompany loan; the series 2 class A issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid by Funding on the corresponding interest payment date in respect of, and pursuant to, the issuer series 2 term AAA advance of the issuer intercompany loan; the series 2 class B issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid by Funding on the corresponding interest payment date in respect of, and pursuant to, the issuer series 2 term AA advance of the issuer intercompany loan; the series 2 class C issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid by Funding on the corresponding interest payment date in respect of, and pursuant to, the issuer series 2 term BBB advance of the issuer intercompany loan; the series 4 class A1 issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid by Funding on the corresponding interest payment date in respect of, and pursuant to, the issuer series 4 A1 term AAA advance of the issuer intercompany loan; the series 4 class B issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid by Funding on the corresponding interest payment date in respect of, and pursuant to, the issuer series 4 term AA advance of the issuer intercompany loan; and the series 4 class C issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid by Funding on the corresponding interest payment date in respect of, and pursuant to, the issuer series 4 term BBB advance of the issuer intercompany loan, in each case converted into dollars at the relevant issuer dollar currency swap rate. The series 1 class A issuer notes, the series 2 class A issuer notes and the series 4 class A1 issuer notes may also be redeemed from the amounts available for drawing under the issuer liquidity facility agreement on the relevant interest payment date (but subject to the terms of the issuer liquidity facility agreement).

     If the issuer has drawn on the issuer liquidity facility for the purpose of making principal payments on the series 1 class A issuer notes and/or the series 2 class A issuer notes and/or the series 4 class A1 issuer notes then on the subsequent interest payment date principal amounts received in respect of the issuer term AAA advances will be applied to repay the issuer liquidity facility provider in an amount up to but not exceeding the amount outstanding under the issuer liquidity facility agreement as a result of drawings made for the purpose of making principal payments on the series 1 class A issuer notes, the series 2 class A issuer notes and the series 4 class A1 issuer notes in priority to payments of principal on the issuer notes.

     If on an interest payment date, prior to enforcement of the issuer security or the occurrence of an asset trigger event, amounts are outstanding under more than one series of the class A issuer notes, then the issuer will apply issuer principal receipts to repay, as the case may be, (1) the series 1 class A issuer notes prior to making payments of principal on the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes; (2) the series 2 class A issuer notes prior to making payments of principal on the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes; (3) the series 3 class A issuer notes prior to making payments of principal on the series 4 class A issuer notes and series 5 class A issuer notes and (4) the series 4 class A issuer notes prior to making payments of principal on the series 5 class A issuer notes.

(C) NOTE PRINCIPAL PAYMENTS, PRINCIPAL AMOUNT OUTSTANDING AND POOL FACTOR

     Four business days prior to each interest payment date (the "NOTE DETERMINATION DATE"), the issuer or the agent bank will determine the following:

     o the amount of each principal payment payable on each offered note, called the "NOTE PRINCIPAL PAYMENT";

     o the principal amount outstanding of each offered note on the note determination date, which is the principal amount outstanding of that offered note as at the closing date less the aggregate of all note principal payments that have been paid in respect of that note; and

     o the fraction, or pool factor, obtained by dividing the principal amount outstanding of each offered note by the original principal amount outstanding of each note.


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


     The issuer will notify the amounts and dates determined to the agent bank, paying agents, note trustee, registrar and each stock exchange on which the issuer notes are listed and shall publish those amounts and dates in accordance with number 14 as soon as possible after these parties have been notified.

     If the issuer or agent bank fails to make a determination as described, the note trustee will calculate the note principal payment, principal amount outstanding and pool factor as described in this subsection (C), and each of these determinations or calculations will be deemed to have been made by the issuer. If this happens, the issuer, the agent bank and the noteholders will be bound by the determinations made.

(D) OPTIONAL REDEMPTION IN FULL

     The issuer may by giving not less than 30 and not more than 60 days' prior notice to the note trustee and the noteholders redeem all (but not some only) of the issuer notes specified in the following bulleted list at the principal amount outstanding together with any accrued interest on the following dates:

     o the series 1 class B issuer notes, the series 1 class C issuer notes, the series 2 class B issuer notes, the series 2 class C issuer notes and the series 4 issuer notes on any interest payment date falling on or after April 2008; or

     o the series 1 issuer notes on any interest payment date on which the aggregate principal amount of the series 1 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 1 issuer notes as at the closing date; or

     o the series 2 issuer notes on any interest payment date on which the aggregate principal amount of the series 2 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 2 issuer notes as at the closing date; or

     o the series 4 issuer notes on any interest payment date on which the aggregate principal amount of the series 4 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 4 issuer notes as at the closing date.

     The issuer may only redeem the offered issuer notes as described in this subsection if the issuer has provided to the note trustee a certificate to the effect that it will have funds available to it to make the required payment on the interest payment date.

(E) OPTIONAL REDEMPTION FOR TAX AND OTHER REASONS

     If the issuer satisfies the note trustee that on the next interest payment date either:

     o the issuer would be required to withhold or deduct from amounts due on the issuer notes, any amount on account of any present or future taxes or duties or governmental charges; or

     o Funding would be required to withhold or deduct from amounts due on the issuer intercompany loan any amount on account of any present or future taxes or duties or governmental charges,

then the issuer will use reasonable endeavours to arrange the substitution of a company incorporated in another jurisdiction and approved by the note trustee in order to avoid such a situation, provided that the issuer will not be required to do so if that would require registration of any new security under US securities laws or materially increase the disclosure requirements under US law or the costs of issuance.

     If the issuer is unable to arrange a substitution as described in this subsection, then the issuer may by giving not less than 30 and not more than 60 days' prior notice to the note trustee and the noteholders redeem all (but not some only) of the issuer notes at the principal amount outstanding together with any accrued interest on the next following interest payment date. The issuer may only redeem the issuer notes as described in the preceding sentence if the note trustee is satisfied that the issuer will have funds available to it to make the required payment on the interest payment date.

     If, at any time, the issuer has delivered a certificate to Funding, the security trustee and the rating agencies to the effect that it would be unlawful to make, fund or allow to remain outstanding an issuer term advance made or to be made by it under the issuer intercompany loan agreement and stating that the issuer requires Funding to prepay the term advance, the issuer may, by giving not less than 30 (or such shorter period as may be required by any relevant law) and not more than 60 days' prior notice to


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


the note trustee and the noteholders, redeem all (but not some only) of the issuer notes at the principal amount outstanding together with any accrued interest on the next following interest payment date. The issuer may only redeem the issuer notes as described in the preceding sentence if the note trustee is satisfied that the issuer will have funds available to it to make the required payment on the interest payment date.

6. PAYMENTS

     Payments of principal and interest in respect of the global issuer notes (other than the series 4 class A2 global issuer note) will be made only against the presentation of those global issuer notes to or to the order of the registrar (or another agent that may be appointed in its place). In the case of final redemption, and provided that payment is made in full, payment will only be made against surrender of those global issuer notes to the registrar or replacement agent.

     All payments on the offered issuer notes are subject to any applicable fiscal or other laws and regulations. Noteholders will not be charged commissions or expenses on these payments.

     If the due date for payment of any amount on the offered issuer notes is not a business day in the place it is presented, noteholders will not be entitled to payment of the amount due in that place until the next business day in that place and noteholders shall not be entitled to any further interest or other payment as a result of that delay.

     If a paying agent makes a partial payment on an offered issuer note, the registrar will annotate the register of noteholders, indicating the amount and date of that payment.

     If a noteholder holds definitive offered issuer notes, payments of principal and interest on an offered issuer note (except in the case of a final payment that pays off the entire principal on the offered issuer note) will be made by cheque and mailed to the noteholder at the address shown in the register. In the case of final redemption, payment will be made only when the offered issuer note is surrendered. If the noteholder makes an application to the registrar, payments can instead be made by transfer to a bank account.

     If payment of principal on an offered note is improperly withheld or refused, the interest which continues to accrue will still be payable in accordance with the usual procedures.

     The issuer can, at any time, vary or terminate the appointment of any paying agent, registrar or transfer agent and can appoint a successor or additional agent. If the issuer does this it must ensure that it maintains a paying agent in London, a paying agent in New York, a paying agent in the Swiss Confederation and a registrar. The issuer will ensure that at least 30 days' notice of any change in the paying agents, registrar or transfer agent or their specified offices is given to noteholders in accordance with number 14.

     If payment of interest on a note is not paid for any other reason when due and payable, the unpaid interest will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.

7. PRESCRIPTION

     Claims against the issuer for payment in respect of the offered issuer notes will become void if they are not presented within the time limit for payment. That time limit is ten years from their due date. If there is a delay in the paying agents or, as applicable, the note trustee, receiving the funds, then the due date, for the purposes of this time limit, is the date on which it notifies you, in accordance with number 14, that it has received the relevant payment.

8. TAXATION

     Payments of interest and principal will be made without making any withholding or deduction for any tax unless a withholding or deduction is required by any applicable law. If a withholding or deduction for tax is made, the issuer or the relevant paying agent will account to the relevant authority for the amount so withheld or deducted. Neither the issuer nor any paying agent is required to make any additional payments to noteholders for this withholding or deduction.

9. EVENTS OF DEFAULT

(A) CLASS A NOTEHOLDERS

     The note trustee may give notice of a class A issuer note event of default (as defined in the following paragraph) in respect of the class A issuer notes (a "CLASS A ISSUER NOTE ENFORCEMENT NOTICE"), and shall give such notice if it is indemnified to its satisfaction and it is:


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


     o required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class A issuer notes; or

     o directed to by an extraordinary resolution (as defined in the issuer trust deed) of the class A noteholders.

     If any of the following events occurs and is continuing it is called a "CLASS A ISSUER NOTE EVENT OF DEFAULT":

     o the issuer fails to pay for a period of three business days any amount of interest or principal on the class A issuer notes when that payment is due and payable in accordance with these conditions; or

     o the issuer fails to perform or observe any of its other obligations under the class A issuer notes, the issuer trust deed, the issuer deed of charge or any other issuer transaction document, and (except where that failure is incapable of remedy, in which case no notice will be required) it remains unremedied for 20 days after the note trustee has given notice of it to the issuer requiring the same to be remedied; and the note trustee or, as applicable, the issuer security trustee, has certified that the failure to perform or observe is materially prejudicial to the interests of the class A noteholders; or

     o except for the purposes of an amalgamation or restructuring as described in the point immediately following, the issuer stops or threatens to stop carrying on all or a substantial part of its business or is unable to pay its debts within the meaning of Section 123(1)(a), (b), (c) or (d) of the UK Insolvency Act 1986 or is unable to pay its debts as they fall due or the value of its assets falls to less than the amount of its liabilities (taking into account contingent and prospective liabilities) or otherwise becomes insolvent; or

     o an order is made or an effective resolution is passed for the winding-up of the issuer except for the purposes of or pursuant to an amalgamation or restructuring previously approved by the note trustee or by an extraordinary resolution of the class A noteholders; or

     o proceedings are otherwise initiated against the issuer under any applicable liquidation, insolvency, reorganisation or other similar laws and those proceedings are not being disputed in good faith with a reasonable prospect of success; or steps are taken with a view to obtaining a moratorium in respect of third party action; or, in relation to the whole or any substantial part of the business or assets of the issuer, an administration order is granted or an administrator is appointed out of court or an administrative receiver or other receiver, liquidator or similar official is appointed or any encumbrancer takes possession of that business or those assets or a distress, execution, diligence or other process is levied or enforced upon or sued out against that business or those assets and is not discharged within 30 days; or the issuer initiates or consents to the foregoing proceedings or makes a conveyance or assignment for the benefit of its creditors generally; or

     o an issuer intercompany loan enforcement notice is served in respect of the issuer intercompany loan agreement while any of the class A issuer notes is outstanding.

(B) CLASS B NOTEHOLDERS

     The terms described in this number 9(B) will have no effect so long as any of the class A issuer notes are outstanding. Subject to that occurrence, the note trustee may give notice of a class B issuer note event of default (as defined in the following paragraph) in respect of the class B issuer notes (a "CLASS B ISSUER NOTE ENFORCEMENT NOTICE"), and shall give that notice if it is indemnified to its satisfaction and it is:

     o required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class B issuer notes; or

     o    directed to by an extraordinary resolution of the class B noteholders.

     If any of the following events occurs and is continuing it is called a "CLASS B ISSUER NOTE EVENT OF DEFAULT":

     o the issuer fails to pay for a period of three business days any amount of interest or principal on the class B issuer notes when that payment is due and payable in accordance with these conditions; or


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


     o the occurrence of any of the other events in number 9(A) described above but so that any reference to the class A issuer notes and the class A noteholders shall be read as references to the class B issuer notes and the class B noteholders.

(C) CLASS C NOTEHOLDERS

     The terms described in this number 9(C) will have no effect so long as any of the class A issuer notes or the class B issuer notes are outstanding. Subject to that occurrence, the note trustee may give notice of a class C issuer note event of default (as defined in the following paragraph) in respect of the class C issuer notes (a "CLASS C ISSUER NOTE ENFORCEMENT NOTICE"), and shall give that notice if it is indemnified to its satisfaction and it is:

     o required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class C issuer notes; or

     o    directed to by an extraordinary resolution of the class C noteholders.

     If any of the following events occurs and is continuing it is called a "CLASS C ISSUER NOTE EVENT OF DEFAULT":

     o the issuer fails to pay for a period of three business days any amount of interest or principal on the class C issuer notes when that payment is due and payable in accordance with these conditions; or

     o the occurrence of any of the other events in number 9(A) described above but so that any reference to the class A issuer notes and the class A noteholders shall be read as references to the class C issuer notes and the class C noteholders.

     A class A issuer note enforcement notice, a class B issuer note enforcement notice and a class C issuer note enforcement notice are alone or together referred to in this prospectus as an "ISSUER NOTE ENFORCEMENT NOTICE". An issuer note enforcement notice is a written notice to the issuer and the issuer security trustee declaring the issuer notes to be immediately due and payable. When it is given, all issuer notes will become immediately due and payable at their principal amount outstanding together with accrued interest without further action or formality.

10. ENFORCEMENT OF ISSUER NOTES

     At any time the note trustee and the issuer security trustee may take steps against the issuer to enforce the provisions of the issuer trust deed and the issuer notes or the issuer deed of charge or any of the other issuer transaction documents. At any time after the security under the issuer deed of charge has become enforceable, the issuer security trustee may, at its discretion and without notice, institute those proceedings as it thinks fit to enforce the issuer security. Neither of them shall be bound to take these steps unless it is indemnified to its satisfaction and:

     o it is so requested in writing by holders of at least one quarter of the aggregate principal amount outstanding of the relevant class of issuer notes (subject to those restrictions in the issuer trust deed and/or the issuer deed of charge to protect the interests of any higher ranking class of noteholders); or

     o in the case of the issuer security trustee, it is so requested by any other issuer secured creditor (subject to those restrictions in the issuer deed of charge to protect the noteholders); or

     o it has been so directed by an extraordinary resolution of noteholders of the relevant class (subject to those restrictions in the issuer trust deed and/or the issuer deed of charge to protect the interests of any higher ranking class of noteholders).

     No extraordinary resolution of the class B noteholders will be effective unless there is an extraordinary resolution of the class A noteholders or a direction of the class A noteholders to the same effect or none of the class A notes remain outstanding or the note trustee (or, as the case may be, the issuer security trustee) is of the opinion it would not be materially prejudicial to the interests of the class A noteholders. No request or extraordinary resolution of the class C noteholders will be effective unless there is an extraordinary resolution of the class B noteholders and the class A noteholders or a direction of the class B noteholders and the class A noteholders to the same effect or none of the class A issuer notes and the class B issuer notes remain outstanding or the note trustee (or, as the case may be, the


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


issuer security trustee) is of the opinion it would not be materially prejudicial to the interests of the class A noteholders and the class B noteholders. Amounts available for distribution after enforcement of the issuer security shall be distributed in accordance with the terms of the issuer deed of charge.

     No noteholder may institute any proceedings against the issuer to enforce its rights under or in respect of the issuer notes or the issuer trust deed unless (1) the note trustee or the issuer security trustee, as the case may be, has become bound to institute proceedings and has failed to do so within a reasonable time and (2) the failure is continuing. Notwithstanding the previous sentence and notwithstanding any other provision of the issuer trust deed, the right of any noteholder to receive payment of principal of and interest on its issuer notes on or after the due date for the principal or interest, or to institute suit for the enforcement of payment of that interest or principal, may not be impaired or affected without the consent of that noteholder. In addition, no class B noteholder or class C noteholder will be entitled to take proceedings for the winding up or administration of the issuer unless:

     o    there are no outstanding issuer notes of a class with higher priority;
          or

     o if issuer notes of a class with higher priority are outstanding, there is consent of holders of at least one quarter of the aggregate principal amount outstanding of the class or classes of issuer notes with higher priority.

     In the event that the issuer security is enforced and the proceeds of that enforcement are insufficient, after payment of all other claims ranking in priority, to pay in full any amount due on the class B issuer notes and the class C issuer notes, the issuer security trustee is required, at the request of PECOH Limited, to transfer, or to procure the transfer, without payment and on behalf of the class B noteholders and the class C noteholders all of the class B issuer notes and/or all of the class C issuer notes to PECOH Limited, pursuant to the option granted by the issuer security trustee to PECOH Limited. The option is granted to acquire all of the class B issuer notes and the class C issuer notes, plus accrued interest on them. This is called the post-enforcement call option. Each class B noteholder and class C noteholder acknowledges that the issuer security trustee has the authority and the power to bind it in accordance with the terms and conditions set out in the post-enforcement call option and, by subscribing for or acquiring the issuer notes, it agrees to be bound in this way.

11. MEETINGS OF NOTEHOLDERS, MODIFICATIONS AND WAIVER

(A) MEETINGS OF NOTEHOLDERS

     The issuer trust deed contains provisions for convening meetings of each series and/or class of noteholders to consider any matter affecting their interests, including the modification of any provision of the terms and conditions of the issuer notes or any of the issuer transaction documents.

     In respect of the class A issuer notes, the issuer trust deed provides that:

     o a resolution which, in the opinion of the note trustee, affects the interests of the holders of one series only of the class A issuer notes shall be deemed to have been duly passed if passed at a meeting of the holders of the class A issuer notes of that series;

     o a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the class A issuer notes but does not give rise to a conflict of interest between the holders of those two or more series of the class A issuer notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of those two or more series of the class A issuer notes; and

     o a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the class A issuer notes and gives or may give rise to a conflict of interest between the holders of those two or more series of the class A issuer notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of those two or more series of the class A issuer notes, it shall be duly passed at separate meetings of the holders of those two or more series of the class A issuer notes.

     In the case of a single meeting of the holders of two or more series of the class A issuer notes which are not all denominated in the same currency, the principal amount outstanding of any class A issuer note denominated in US dollars, euro or Swiss francs shall be converted into sterling at the relevant issuer dollar currency swap rate, the relevant issuer euro currency swap rate or the issuer Swiss franc currency swap rate, as the case may be.

     In respect of the class B issuer notes, the issuer trust deed provides that:

     o a resolution which, in the opinion of the note trustee, affects the interests of the holders of one series only of the class B issuer notes shall be deemed to have been duly passed if passed at a meeting of the holders of the class B issuer notes of that series;

     o a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the class B issuer notes but does not give rise to a conflict of interest between the holders of those two or more series of the class B issuer notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of those two or more series of the class B issuer notes; and

     o a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the class B issuer notes and gives or may give rise to a conflict of interest between the holders of those two or more series of the class B issuer notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of those two or more series of the class B issuer notes, it shall be duly passed at separate meetings of the holders of those two or more series of the class B issuer notes.

     In the case of a single meeting of the holders of two or more series of the class B issuer notes which are not all denominated in the same currency, the principal amount outstanding of any class B issuer note denominated in US dollars or euro shall be converted into sterling at the relevant issuer dollar currency swap rate or the relevant issuer euro currency swap rate, as the case may be.

     In respect of the class C issuer notes, the issuer trust deed provides that:

     o a resolution which, in the opinion of the note trustee, affects the interests of the holders of one series only of the class C issuer notes shall be deemed to have been duly passed if passed at a meeting of the holders of the class C issuer notes of that series;

     o a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the class C issuer notes but does not give rise to a conflict of interest between the holders of those two or more series of the class C issuer notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of those two or more series of the class C issuer notes; and

     o a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the class C issuer notes and gives or may give rise to a conflict of interest between the holders of those two or more series of the class C issuer notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of those two or more series of the class C issuer notes, it shall be duly passed at separate meetings of the holders of those two or more series of the class C issuer notes.

     In the case of a single meeting of the holders of two or more series of the class C issuer notes which are not all denominated in the same currency, the principal amount outstanding of any class C issuer note denominated in US dollars or euro shall be converted into sterling at the relevant issuer dollar currency swap rate or the relevant issuer euro currency swap rate, as the case may be.

     Subject as provided in the following paragraph, the quorum for any meeting convened to consider an extraordinary resolution will be two or more persons holding or representing not less than half of the aggregate principal amount outstanding of the relevant series, class or classes of issuer notes or, at any adjourned meeting, one or more persons representing noteholders of the relevant series, class or classes of issuer notes, whatever the total principal amount outstanding of issuer notes so represented.

     Certain terms including the alteration of the amount, rate or timing of payments on the issuer notes, the currency of payment, the priority of payments or the quorum or majority required in relation to these terms, require a quorum for passing an extraordinary resolution of one or more persons holding or representing in total not less than three quarters of the total principal amount outstanding of the classes of issuer notes of each series for the time being outstanding or, at any adjourned meeting, at least one quarter of the total principal amount outstanding of those classes of issuer notes. These modifications are called "BASIC TERMS MODIFICATIONS".

     No extraordinary resolution of the class B noteholders, except as mentioned below, shall take effect while any class A issuer notes remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders, or the note trustee (or, as the case may be, the issuer security trustee) is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders.

     No extraordinary resolution of the class C noteholders, except as mentioned below, shall take effect while any class A issuer notes or class B issuer notes remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders and/or the class B noteholders (as the case may be), or the note trustee (or, as the case may be, the issuer security trustee) is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders (as the case may be).

     Furthermore, an extraordinary resolution of the class A noteholders concerning a modification of or any waiver or authorisation of any breach of the terms and conditions of the issuer notes or of the issuer transaction documents (except as provided below) will not be effective unless it is also sanctioned by extraordinary resolutions of the class B noteholders and the class C noteholders or the note trustee (or, as the case may be, the issuer security trustee) considers that it will not be materially prejudicial to the class B noteholders and the class C noteholders. If there are no class A issuer notes outstanding, an extraordinary resolution of the class B noteholders concerning a modification of or any waiver or authorisation of any breach of the terms and conditions of the issuer notes or of the issuer transaction documents (except as provided below) will not be effective unless it is also sanctioned by an extraordinary resolution of the class C noteholders or the note trustee (or, as the case may be, the issuer security trustee) considers that it will not be materially prejudicial to the interests of the class C noteholders.

(B) MODIFICATIONS AND WAIVER

     The note trustee and the issuer security trustee may agree, without the consent of the noteholders, (1) to any modification of, or to the waiver or authorisation of any breach or proposed breach of, the terms and conditions of the issuer notes or any of the issuer transaction documents which is not, in the opinion of the note trustee or the issuer security trustee, materially prejudicial to the interests of the noteholders or (2) to any modification of any of the terms and conditions of the issuer notes or any of the issuer transaction documents which, in the opinion of the note trustee or the issuer security trustee, is of a formal, minor or technical nature or is to correct a manifest error.

     The note trustee may also, without the consent of the noteholders, determine that any issuer note event of default shall not be treated as such. Any of these modifications, authorisations or waivers will be binding on the noteholders and, unless the note trustee or the issuer security trustee agrees otherwise, shall be promptly notified to the noteholders and the rating agencies in accordance with number 14 as soon as practicable thereafter.

     Where the note trustee or the issuer security trustee is required in connection with the exercise of its powers to have regard to the interests of the noteholders of any series or class, it shall have regard to the interests of those noteholders as a class. In particular, neither the note trustee nor the issuer security trustee shall have regard to, or be liable for, the consequences of that exercise for individual noteholders resulting from their being domiciled or resident in or connected with any particular territory. In connection with any such exercise, neither the note trustee nor the issuer security trustee shall be entitled to require, and no noteholder shall be entitled to claim, from the issuer or any other person, any indemnification or payment in respect of any tax consequence of any such exercise upon individual noteholders.

12. INDEMNIFICATION OF THE NOTE TRUSTEE AND THE ISSUER SECURITY TRUSTEE

     The note trustee and the issuer security trustee are entitled to be indemnified and relieved from responsibility in certain circumstances, including provisions relieving them from taking enforcement proceedings unless indemnified to their satisfaction.

     The note trustee, the issuer security trustee and their related companies are entitled to enter into business transactions with the issuer, Abbey National plc or related companies of either of them and to act as note trustee and issuer security trustee, respectively, for the holders of any new notes and for any person who is a party to any transaction document or whose obligations are comprised in the issuer security or any of their subsidiary or associated companies, without accounting for any profit resulting from those transactions.

     Neither the note trustee nor the issuer security trustee will be responsible for any loss or liability suffered as a result of any assets in the issuer security being uninsured or inadequately insured or being held by clearing operations or their operators or by intermediaries on behalf of the note trustee and/or the issuer security trustee.

13. REPLACEMENT OF ISSUER NOTES

     If definitive issuer notes are lost, stolen, mutilated, defaced or destroyed, the noteholder can replace them at the specified office of any paying agent. The noteholder will be required both to pay the expenses of producing a replacement and to comply with the issuer's reasonable requests for evidence and indemnity. The noteholder must surrender any defaced or mutilated issuer notes before replacements will be issued.

     If a global issuer note (other than the series 4 class A2 global issuer note) is lost, stolen, mutilated, defaced or destroyed, the issuer will deliver a replacement global issuer note to the registered holder upon satisfactory evidence and surrender of any defaced or mutilated global issuer note. Replacement will only be made upon payment of the expenses for a replacement and compliance with the issuer's, registrar's and paying agents' reasonable requests as to evidence and indemnity.

14. NOTICE TO NOTEHOLDERS

     Notices to noteholders will be deemed to have been validly given if published in the Financial Times and, so long as any of the series 1 issuer notes, the series 2 issuer notes or the series 4 issuer notes (other than the series 4 class A2 issuer notes) are outstanding, The New York Times. However, a notice will also be treated as having been duly given if the information contained in that notice appears on the relevant page of the Reuters screen or other similar service approved by the note trustee and notified to noteholders. The notice will be deemed given on the date of first publication or when it first appears on the screen.

     While the issuer notes are represented by global issuer notes, notices to noteholders will be valid if published as described in the previous paragraph or if delivered to DTC, Euroclear and/or Clearstream, Luxembourg, as applicable.

     The note trustee may approve some other method of giving notice to noteholders if that method conforms to market practice and the rules of the UK Listing Authority and if notice of that other method is given to noteholders.

15. GOVERNING LAW


     The issuer transaction documents (other than the issuer underwriting agreement) and the issuer notes are governed by English law. The courts of England are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the issuer transaction documents (other than the issuer underwriting agreement) and the issuer notes. The issuer and the other parties to the issuer transaction documents (other than the issuer underwriting agreement) irrevocably submit to the non-exclusive jurisdiction of the courts of England. The issuer underwriting agreement is governed by the laws of the State of New York and the issuer and the other parties to the issuer underwriting agreement irrevocably agree that any state or federal court in the State of New York will have exclusive jurisdiction to hear any dispute arising out of the issuer underwriting agreement.

                           RATINGS OF THE ISSUER NOTES

     The issuer notes are expected, on issue, to be assigned the following ratings by Moody's, Standard & Poor's and Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organisation if, in its judgment, circumstances (including, without limitation, a reduction in the credit rating of the Funding swap provider and/or the issuer dollar currency swap providers and/or the issuer euro currency swap provider and/or the issuer Swiss franc currency swap provider (or, where relevant, the credit support provider of the Funding swap provider or any of the issuer swap providers), the mortgages trustee GIC provider, the Funding GIC provider and/or the issuer liquidity facility provider) in the future so warrant.


                                                                                                          RATING
                                                                                                      STANDARD &
CLASS OF ISSUER NOTES                                                                  MOODY'S            POOR'S             FITCH
---------------------                                                                  -------        ----------             -----
series 1 class A...........................................................                P-1              A-1+               F1+
series 2 class A...........................................................                Aaa               AAA               AAA
series 3 class A...........................................................                Aaa               AAA               AAA
series 4 class A1..........................................................                Aaa               AAA               AAA
series 4 class A2..........................................................                Aaa               AAA               AAA
series 5 class A...........................................................                Aaa               AAA               AAA
series 1 class B...........................................................                Aa3                AA                AA
series 2 class B...........................................................                Aa3                AA                AA
series 3 class B...........................................................                Aa3                AA                AA
series 4 class B...........................................................                Aa3                AA                AA
series 5 class B...........................................................                Aa3                AA                AA
series 1 class C...........................................................               Baa2               BBB               BBB
series 2 class C...........................................................               Baa2               BBB               BBB
series 3 class C...........................................................               Baa2               BBB               BBB
series 4 class C...........................................................               Baa2               BBB               BBB
series 5 class C...........................................................               Baa2               BBB               BBB

     The ratings assigned to each class of issuer notes address the likelihood of full and timely payment to you of all payments of interest on each interest payment date under those classes of issuer notes. The ratings also address the likelihood of (in the case of Standard & Poor's and Fitch) "timely", or (in the case of Moody's) "ultimate", payment of principal on the final maturity date of each class of issuer notes.

     Assignment of the expected ratings to the issuer notes of each class will be a condition to issue of the issuer notes.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The average lives of the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes) cannot be stated, as the actual rate of repayment of the loans and redemption of the mortgages and a number of other relevant factors are unknown. However, calculations of the possible average lives of the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes) can be made based on certain assumptions. For example, based on the assumptions that:

     (1)  the issuer security has not been enforced;

     (2) the seller is not in breach of the terms of the mortgage sale agreement;

     (3) the seller assigns no new loans to the mortgages trustee after the closing date and the loans are assumed to amortise in accordance with the assumed constant CPR indicated in the table below (subject to assumption (4) below);

     (4) the seller assigns to the mortgages trustee sufficient new loans and their related security in the period up to the interest payment date in April 2008 such that the aggregate principal amount outstanding of loans in the portfolio at any time is not less than (pound)13,500,000,000, or such higher amount as may be required to be maintained as a result of new issuers providing new term advances to Funding which Funding uses as consideration for the assignment of new loans to the trust property;

     (5)  neither an asset trigger event nor a non-asset trigger event occurs;

     (6) no event occurs that would cause payments on the issuer term AA advances or the issuer term BBB advances to be deferred; and

     (7) the issuer exercises its option to redeem the issuer notes on the interest payment date falling in April 2008.

     The approximate average life of the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes), at various assumed rates of prepayment for the loans, would be as follows:


                         POSSIBLE       POSSIBLE       POSSIBLE       POSSIBLE       POSSIBLE       POSSIBLE      POSSIBLE
                     AVERAGE LIFE   AVERAGE LIFE   AVERAGE LIFE   AVERAGE LIFE   AVERAGE LIFE   AVERAGE LIFE  AVERAGE LIFE
                      OF SERIES 1    OF SERIES 1    OF SERIES 1    OF SERIES 2    OF SERIES 2    OF SERIES 2   OF SERIES 4
                          CLASS A        CLASS B        CLASS C        CLASS A        CLASS B        CLASS C      CLASS A1
                     ISSUER NOTES   ISSUER NOTES   ISSUER NOTES   ISSUER NOTES   ISSUER NOTES   ISSUER NOTES  ISSUER NOTES
                          (YEARS)        (YEARS)        (YEARS)        (YEARS)        (YEARS)        (YEARS)       (YEARS)
                     ------------   ------------   ------------   ------------   ------------   ------------  ------------
5% CPR............          0.81          5.44           5.44           2.53           5.44           5.44           5.07
10% CPR...........          0.81          1.19           1.19           2.44           2.69           2.69           4.94
15% CPR...........          0.81          1.19           1.19           2.44           2.69           2.69           4.94
20% CPR...........          0.81          1.19           1.19           2.44           2.69           2.69           4.94
25% CPR...........          0.81          1.19           1.19           2.44           2.69           2.69           4.94


                           POSSIBLE       POSSIBLE
                       AVERAGE LIFE   AVERAGE LIFE
                        OF SERIES 4    OF SERIES 4
                            CLASS B        CLASS C
                       ISSUER NOTES   ISSUER NOTES
                            (YEARS)        (YEARS)
                       ------------   ------------
5% CPR............            5.44         5.44
10% CPR...........            5.29         5.44
15% CPR...........            5.19         5.19
20% CPR...........            5.19         5.19
25% CPR...........            5.19         5.19



     Assumptions (1) to (6) relate to circumstances which are not predictable. No assurance can be given that the issuer will be in a position to redeem the issuer notes on the interest payment date falling in April 2008. If the issuer does not so exercise its option to redeem, then the average lives of the then outstanding issuer notes would be extended.

     The average lives of the issuer notes are subject to factors largely outside the control of the issuer and consequently no assurance can be given that these assumptions and estimates will prove in any way to be realistic and they must therefore be viewed with considerable caution. For more information in relation to the risks involved in the use of these estimated average lives, see "RISK FACTORS - THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS".

                       MATERIAL LEGAL ASPECTS OF THE LOANS

     The following discussion is a summary of the material legal aspects of English and Scottish residential property loans and mortgages. It is not an exhaustive analysis of the relevant law.

ENGLISH LOANS

GENERAL

     There are two parties to a mortgage. The first party is the mortgagor, who is the borrower and homeowner. The mortgagor grants the mortgage over its property. The second party is the mortgagee, who is the lender. Each loan will be secured by a mortgage which has a first ranking priority over all other mortgages secured on the property and over all unsecured creditors of the borrower, except in respect of certain statutory rights, such as the rights of the Inland Revenue, which are granted statutory priority. Some flexible loans are secured by both a first and a second legal charge in favour of the seller. Each borrower is prohibited under the English mortgage conditions from creating another mortgage or other secured interest over the relevant property without the consent of the seller.

NATURE OF PROPERTY AS SECURITY

     There are two forms of title to land in England and Wales: registered and unregistered. Both systems of title can include both freehold and leasehold land.

REGISTERED TITLE

     Title to registered land is registered at H.M. Land Registry. Each parcel of land is given a unique title number. Title to the land is established by a land or (in the case of land which is subject to a mortgage or charge) charge certificate containing official copies of the entries on the register relating to that land.

     There are four classes of registered title. The most common is title absolute. A person registered with title absolute owns the land free from all interests other than those entered on the register, those classified as overriding interests, those classified as minor interests (as between the landowner and the beneficiary of those interests only and when the landowner has notice of those interests) and (in the case of leasehold land) all implied and express covenants, obligations and liabilities incident to the land.

     The land or charge certificate will reveal the present owner of the land, together with any legal charges and other interests affecting the land. However, the Land Registration Act 1925 provides that some interests in the land will bind the land even though they are not capable of registration at H.M. Land Registry. The land or charge certificate will also contain a plan indicating the location of the land. However, this plan is not conclusive as to matters such as the location of boundaries.

UNREGISTERED TITLE

     All land in England and Wales is now subject to compulsory registration on the happening of any of a number of trigger events, which includes the granting of a first legal mortgage. However, a small proportion of land in England and Wales (typically where the land has been in the same ownership for a number of years) is still unregistered. Title to unregistered land is proved by establishing a chain of documentary evidence to title going back at least 15 years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights would have to be registered at the Central Land Charges Registry in order to be effective against a subsequent purchaser of the land.

TAKING SECURITY OVER LAND

     Where land is registered, a mortgagee must register its mortgage at H.M. Land Registry in order to secure priority over any subsequent mortgagee. Priority of mortgages over registered land is governed by the date of registration of the mortgage rather than date of creation. However, a prospective mortgagee is able to obtain a priority period within which to register his mortgage. If the mortgagee submits a proper application for registration during this period, its interest will take priority over any application for registration of any interest which is received by H.M. Land Registry during this priority period.

     In the system of unregistered land, the mortgagee protects its interest by retaining possession of the title deeds to the property. Without the title deeds to the property, the borrower is unable to establish the necessary chain of ownership, and is therefore effectively prevented from dealing with its land without the consent of the mortgagee. Priority of mortgages over unregistered land is governed first by the possession of title deeds, and in relation to subsequent mortgages by the registration of a land charge.

THE SELLER AS MORTGAGEE

     The sale of the English mortgages by the seller to the mortgages trustee will take effect in equity only. The mortgages trustee will not apply to H.M. Land Registry or the Central Land Charges Registry to register or record its equitable interest in the mortgages. The consequences of this are explained in the section "RISK FACTORS - THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT THE PAYMENTS ON THE ISSUER NOTES".

ENFORCEMENT OF MORTGAGES

     If a borrower defaults under a loan, the English mortgage conditions provide that all monies under the loan will become immediately due and payable. The seller or its successors or assigns would then be entitled to recover all outstanding principal, interest and fees under the covenant of the borrower contained in the English mortgage conditions to pay or repay those amounts. In addition, the seller or its successors or assigns may enforce its mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

     o The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

     o    The mortgagee may lease the property to third parties.

     o The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagor's title to the property is extinguished so that the mortgagee becomes the owner of the property. The remedy is, because of procedural constraints, rarely used.

     o The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of the property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, the receiver will require indemnities from the mortgagee that appoints it.

     o The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale arises under the Law of Property Act 1925. The purchaser of a property sold pursuant to a mortgagee's power of sale becomes the owner of the property.

SCOTTISH LOANS

GENERAL

     A standard security is the only means of creating a fixed charge over heritable or long leasehold property in Scotland. Its form must comply with the requirements of the Conveyancing and Feudal Reform (Scotland) Act 1970 (the "1970 ACT"). There are two parties to a standard security. The first party is the grantor, who is the borrower and homeowner. The grantor grants the standard security over its property (and is generally the only party to execute the standard security). The second party, who is the lender, is termed the heritable creditor. Each Scottish loan will be secured by a standard security which has a first ranking priority over all other standard securities secured on the property and over all unsecured creditors of the borrower. Some flexible loans are secured by both a first and a second ranking standard security in favour of the seller.

     The 1970 Act automatically imports a statutory set of "Standard Conditions" into all standard securities, although the majority of these may be varied by agreement between the parties. The seller, along with most major lenders in the residential mortgage market in Scotland, has elected to vary the Standard Conditions by means of its own set of Scottish mortgage conditions, the terms of which are in turn imported into each standard security. The main provisions of the Standard Conditions which cannot be varied by agreement relate to enforcement, and in particular the notice and other procedures required as a preliminary to the exercise of the heritable creditor's rights on a default by the borrower.

NATURE OF PROPERTY AS SECURITY

     While title to all land in Scotland is registered there are currently two possible forms of registration, namely the Land Register and Sasine Register. Both systems of registration can include both heritable (the Scottish equivalent to freehold) and long leasehold land.

LAND REGISTER

     This system of registration was established by the Land Registration (Scotland) Act 1979. Since that time it has been introduced on a county by county basis, and is scheduled to apply to the whole of Scotland by April 2003. Once a county has been designated as falling within the system, the first sale of any parcel of land (including a long leasehold) therein or the occurrence of certain other events in relation thereto (but not the granting of a standard security alone) trigger its registration in the Land Register, when it is given a unique title number. Title to the land is established by a land certificate containing official copies of the entries on the Register relating to that land. Similarly, the holder of any standard security over the land in question receives a charge certificate containing official copies of the entries relating to that security. A person registered in the Land Register owns the land free from all interests other than those entered on the Register, those classified as overriding interests and any other interests implied by law.

     The land certificate will reveal the present owners of the land, together with any standard securities and other interests (other than certain overriding interests) affecting the land. The land certificate will also contain a plan indicating the location of the land. While this plan is not in all circumstances conclusive as to the location of the boundaries of the land, it cannot be amended if this would be to the prejudice of a proprietor in possession of the land, unless this indemnity has been expressly excluded in the land certificate itself.

SASINE REGISTER

     Title to all land in Scotland where no event has yet occurred to trigger registration in the Land Register, and all land within the six counties of Scotland to which the Land Register does not yet apply, falls to be recorded in the General Register of Sasines. Title to such land is proved by establishing a chain of documentary evidence of title going back at least ten years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights would have to be recorded in the Sasine Register in order to be effective against a subsequent purchaser of the land.

TAKING SECURITY OVER LAND

     A heritable creditor must register its standard security in the Land Register or the Sasine Register (as applicable) in order to secure priority over any subsequent standard security. Priority of standard securities is (subject to express agreement to the contrary between the security holders) governed by the date of registration rather than the date of creation. There is no equivalent in Scotland to the priority period system which operates in relation to registered land in England and Wales.

THE SELLER AS HERITABLE CREDITOR

     The sale of the Scottish mortgages by the seller to the mortgages trustee will be given effect by a declaration of trust by the seller (and any sale of Scottish mortgages in the future will be given effect by further declarations of trust), by which the beneficial interest in the Scottish mortgages will be transferred to the mortgages trustee. Such beneficial interest (as opposed to the legal title) cannot be registered in the Land or Sasine Registers. The consequences of this are explained in the section "RISK FACTORS - THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT THE PAYMENTS ON THE ISSUER NOTES".

ENFORCEMENT OF MORTGAGES

     If a borrower defaults under a loan, the Scottish mortgage conditions provide that all monies under the loan will become immediately due and payable. The seller or its successors or assignees would then be entitled to recover all outstanding principal, interest and fees under the obligation of the borrower contained in the Scottish mortgage conditions to pay or repay those amounts. In addition, the seller or its successors or assignees may enforce its standard security in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following (all of which arise under the 1970 Act):


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     o    The heritable creditor may enter into possession of the property. If it does so, it does so in its own right and not as agent of the borrower, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

     o    The heritable creditor may lease the property to third parties.

     o The heritable creditor may sell the property, subject to various duties to ensure that the sale price is the best that can reasonably be obtained. The purchaser of a property sold pursuant to a heritable creditor's power of sale becomes the owner of the property.

     o The heritable creditor may, in the event that a sale cannot be achieved, foreclose on the property. Under foreclosure procedures the borrower's title to the property is extinguished so that the heritable creditor becomes the owner of the property. The remedy is however rarely used.

     In contrast to the position in England and Wales, the heritable creditor has no power to appoint a receiver under the standard security.


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                             UNITED KINGDOM TAXATION

     The following section summarises the material UK tax consequences of the purchase, ownership and disposition of the issuer notes based on current law and practice in the UK. Slaughter and May, UK tax advisers to the issuer ("UK TAX COUNSEL"), has prepared and reviewed this summary and the opinions of UK tax counsel are contained in this summary. The summary assumes that the final documentation conforms with the description in the prospectus. The summary also assumes that the representations made by the seller to UK tax counsel that the profit in Funding's profit and loss account will not exceed 0.01 per cent. of the Funding available revenue receipts and that the profit in the issuer's profit and loss account will not exceed 0.02 per cent. of the interest on the issuer term advances under the issuer intercompany loan are correct. It further assumes that all payments made pursuant to the final documentation are calculated on arm's length terms. The summary does not purport to be a complete analysis of all tax considerations of the purchase, ownership and disposition of the issuer notes. It relates to the position of persons who are the absolute beneficial owners of issuer notes and may not apply to certain classes of persons such as dealers or persons connected with the issuer. Prospective noteholders who are unsure as to their tax position should seek their own professional advice.

TAXATION OF US RESIDENTS

     As discussed in more detail under "WITHHOLDING TAX" below, UK tax counsel is of the opinion that no UK withholding tax will be required in relation to interest payments on the issuer notes provided that the issuer notes are listed on a recognised stock exchange, which includes the London Stock Exchange and the SWX Swiss Exchange.

     Residents of the US are generally not subject to tax in the UK on payments on the issuer notes under the terms of the double taxation treaty between the US and the UK (the "TREATY"), subject to completion of administrative formalities, except where the issuer notes are effectively connected with a permanent establishment or a fixed base of the noteholder situated in the UK or the noteholder is exempt from tax in respect of income on the issuer notes in the US and the noteholder sells or makes a contract to sell the holding from which such income is derived within three months of the date on which the noteholder acquired the holding. A new double taxation treaty (the "NEW TREATY") has been negotiated between the UK and the US but must be ratified by both the UK Parliament and the US Senate before it can enter into force. It is not known when these procedures will be completed. UK tax counsel is of the opinion that the above description of the treatment of residents of the US under the New Treaty will also apply (assuming that the noteholders resident in the US satisfy the requirements of the Limitation on Benefits article of the New Treaty) if the New Treaty enters into force without further amendment provided that the amounts paid on the issuer notes do not exceed the return on comparable debt instruments. To the extent that the amounts paid do exceed such a return, the UK may tax the excess in accordance with UK domestic law.


     Subject to the opinion set out in the preceding paragraph, UK tax counsel is of the opinion that, as discussed in more detail under "DIRECT ASSESSMENT OF NON-UK RESIDENT HOLDERS OF ISSUER NOTES TO UK TAX ON INTEREST" below, a noteholder who is resident in the US for US tax purposes and who is not resident in the UK for UK tax purposes will not be subject to UK tax by direct assessment in respect of any payments on the issuer notes unless they are held by or for a trade, profession or vocation carried on by him through a branch or agency in the UK.


     It is the opinion of UK tax counsel that, as discussed in more detail below under "UK TAXATION OF FUNDING AND THE ISSUER", Funding and the issuer will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses.

     It is the opinion of UK tax counsel that, as discussed in more detail below under "UK TAXATION OF THE MORTGAGES TRUSTEE", the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding or the seller under the mortgages trust.

     Except as described in the preceding paragraphs (and as further developed in the corresponding opinions below), UK tax counsel will render no opinions relating to the issuer notes, the parties to the transaction, or any aspects of the transaction.


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


WITHHOLDING TAX


     There will be no UK withholding tax in relation to interest payments on the issuer notes provided that, so far as concerns deduction by the issuer or its paying agents, the issuer notes are listed (and remain so listed) on a "RECOGNISED STOCK EXCHANGE", as defined in Section 841 of the Income and Corporation Taxes Act 1988 ("ICTA"). On the basis of the UK Inland Revenue's published interpretation of the relevant legislation, securities which are to be listed on a stock exchange in the UK will satisfy this requirement if they are listed by a competent authority in the UK and are admitted to trading on a recognised stock exchange in the UK; securities which are to be listed on a stock exchange in Switzerland will satisfy this requirement if they are admitted to trading on a recognised stock exchange in Switzerland. The London Stock Exchange and the SWX Swiss Exchange are each currently a recognised stock exchange for this purpose. The Inland Revenue is instead able to obtain information about individual holders of the issuer notes to whom or, in certain circumstances, for whose benefit interest is paid. Information so obtained may, in certain circumstances, be exchanged by the Inland Revenue with the tax authorities of other jurisdictions.


     On 13th December, 2001 the EU ECOFIN Council published a revised draft directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that each Member State will be required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other Member State, subject to the right of certain Member States (currently Belgium, Luxembourg and Austria) to opt instead for a withholding system for a transitional period in relation to such payments. The proposed directive is not yet final and may be subject to further amendment and/or clarification. A final decision on the directive is expected to be taken by the end of 2002.

DIRECT ASSESSMENT OF NON-UK RESIDENT HOLDERS OF ISSUER NOTES TO UK TAX ON
INTEREST


     The interest on the issuer notes has a UK source. Accordingly, payments on the issuer notes will in principle be within the charge to UK tax even if paid without withholding or deduction. However, it is the opinion of UK tax counsel that such payments will not be chargeable to UK tax in the hands of a noteholder who is not resident for tax purposes in the UK unless such holder carries on a trade, profession or vocation in the UK through a UK branch or agency in connection with which the payments are received or to which the issuer notes are attributable, in which case (subject to exemptions for interest received by certain categories of agent such as some brokers and investment managers) tax may be levied on the UK branch or agency (unless the provisions of the New Treaty apply to allow relief from such tax).


TAXATION OF RETURNS: COMPANIES WITHIN THE CHARGE TO UK CORPORATION TAX

     Noteholders who are within the charge to UK corporation tax (other than authorised unit trusts) will normally be subject to tax on all profits and gains, including interest, arising on or in connection with the issuer notes under the loan relationship rules contained in the Finance Act 1996. Any such profits and gains will generally fall to be calculated in accordance with the statutory accounting treatment of the issuer notes in the hands of the relevant noteholder, and will generally be charged to tax as income in respect of each accounting period to which they are allocated, in accordance with that accounting treatment. Relief may be available in respect of losses or for related expenses on a similar basis.

     For holders of series 1 issuer notes, series 2 issuer notes, series 3 issuer notes, and series 4 issuer notes within the charge to UK corporation tax (other than authorised unit trusts and investment trusts), these issuer notes will be qualifying assets for the purposes of the taxation of foreign exchange gains and losses. Any changes in the sterling value of these issuer notes as a result of changes in the sterling/US dollar exchange rate, the sterling/euro exchange rate or the sterling/Swiss franc exchange rate, as appropriate, during each accounting period in which such a holder holds these issuer notes will generally be taxed or relieved by reference to the holder's accounting treatment of the issuer notes.

TAXATION OF RETURNS: OTHER NOTEHOLDERS

     Noteholders who are not within the charge to UK corporation tax and who are resident or ordinarily resident in the UK for tax purposes or who carry on a trade, profession or vocation in the UK through a branch or agency in connection with which interest on the issuer notes is received or to which the issuer notes are attributable will generally be liable to UK tax on the amount of any interest received in respect of the issuer notes. The issuer notes (other than the series 5 issuer notes) will not be qualifying corporate bonds within the meaning of section 117 of the Taxation of Chargeable Gains Act

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


1992, and therefore a disposal of a note by such a noteholder may give rise to a chargeable gain or an allowable loss for the purpose of UK capital gains tax. The series 5 issuer notes will constitute such qualifying corporate bonds, and therefore a disposal by a noteholder of such a note will not give rise to a chargeable gain or an allowable loss for the purposes of UK capital gains tax.

     A disposal of issuer notes by noteholders who are resident or ordinarily resident in the UK for tax purposes or who carry on a trade in the UK through a branch or agency to which the issuer notes are attributable may also give rise to a charge to tax on income in respect of an amount representing interest accrued on the issuer notes since the preceding payment date. For issuer notes which constitute variable rate securities, taxation in respect of such a disposal will be computed on the basis that such amount as the Inland Revenue considers to be just and reasonable will be treated as accrued income. However, the transferee of a variable rate security will not be entitled to any relief on such amount. All of the issuer notes (except the series 1 class A issuer notes and the series 2 class A issuer notes) will constitute variable rate issuer notes for this purpose.

STAMP DUTY AND STAMP DUTY RESERVE TAX

     No UK stamp duty or stamp duty reserve tax is payable on the issue or transfer of the offered global issuer notes or on the issue or transfer of a note in definitive form.

UK TAXATION OF FUNDING AND THE ISSUER

     It is the opinion of UK tax counsel that Funding and the issuer will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses. Examples of non-deductible expenses and losses include general provisions for bad debts. In respect of Funding, the profit in the profit and loss account will not exceed
0.01 per cent. of the Funding available revenue receipts. In respect of the issuer, the profit in the profit and loss account will not exceed 0.02 per cent., of the interest on the issuer term advances under the issuer intercompany loan. We refer you to the risk factor "TAX PAYABLE BY FUNDING OR THE ISSUER MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE ISSUER NOTES".

UK TAXATION OF THE MORTGAGES TRUSTEE

     It is the opinion of UK tax counsel that the mortgages trustee will have no liability to UK tax in respect of any income, profit or gain arising under these arrangements, apart from a liability to UK corporation tax on amounts, such as trustee fees and expenses which are paid to the mortgages trustee for its own benefit. Accordingly, the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding or the seller under the mortgages trust.


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


                             UNITED STATES TAXATION

     The following section summarises the material federal income tax consequences of the purchase, ownership and disposition of the series 1 class A issuer notes, series 1 class B issuer notes, series 1 class C issuer notes, series 2 class A issuer notes, series 2 class B issuer notes, series 2 class C issuer notes, series 4 class A1 issuer notes, series 4 class B issuer notes and series 4 class C issuer notes (the "US ISSUER NOTES") that may be relevant to a noteholder that is a "UNITED STATES PERSON" (as defined later in this section) or that otherwise is subject to US federal income taxation on a net income basis in respect of a US note (any such United States person or holder, a "US HOLDER"). In general, the summary assumes that a holder acquires a US issuer note at original issuance and holds such note as a capital asset. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the US issuer notes. In particular, it does not discuss special tax considerations that may apply to certain types of taxpayers, including dealers in stocks, securities or notional principal contracts; traders in securities electing to mark to market; banks, savings and loan associations and similar financial institutions; taxpayers whose functional currency is other than the US dollar; taxpayers that hold a US issuer note as part of a hedge or straddle or a conversion transaction, within the meaning of section 1258 of the US Internal Revenue Code of 1986, as amended (the "CODE"); and subsequent purchasers of US issuer notes. In addition, this summary does not describe any tax consequences arising under the laws of any taxing jurisdiction other than the US federal government.

GENERAL

     This summary is based on the US tax laws, regulations, rulings and decisions in effect or available on the effective date of the registration statement. All of the foregoing are subject to change, and any change may apply retroactively and could affect the continued validity of this summary.

     Cleary, Gottlieb, Steen & Hamilton, US tax advisers to the issuer ("US TAX COUNSEL"), has prepared and reviewed this summary of material US federal income tax consequences. As described under "-TAX STATUS OF THE ISSUER, FUNDING, MORTGAGES TRUSTEE AND MORTGAGES TRUST", US tax counsel is of the opinion that the mortgages trustee acting as trustee of the mortgages trust, Funding and the issuer will not be subject to US federal income tax as a result of their contemplated activities. As described further under "-CHARACTERISATION OF THE US ISSUER NOTES" and "-US ISSUER NOTES AS DEBT OF FUNDING", US tax counsel is also of the opinion that, although there is no authority on the treatment of instruments substantially similar to the US issuer notes, the US issuer notes will be treated as debt for US federal income tax purposes (either of the issuer, or of Funding as described below). Except as described in the two preceding sentences (and set forth in the corresponding opinions), US tax counsel will render no opinions relating to the issuer notes or the parties to the transaction.

     An opinion of US tax counsel is not binding on the US Internal Revenue Service (the "IRS") or the courts, and no rulings will be sought from the IRS on any of the issues discussed in this section. Accordingly, the issuer suggests that persons considering the purchase of US issuer notes consult their own tax advisors as to the US federal income tax consequences of the purchase, ownership and disposition of the US issuer notes, including the possible application of state, local, non-US or other tax laws, and other US tax issues affecting the transaction.

     As used in this section, the term "UNITED STATES PERSON" means a person who is a citizen or resident of the United States, a US domestic corporation or partnership, any estate the income of which is subject to US federal income tax regardless of the source of its income, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust.

TAX STATUS OF THE ISSUER, FUNDING, MORTGAGES TRUSTEE AND MORTGAGES TRUST

     Under the transactional documents, each of the issuer, Funding and the mortgages trustee acting in its capacity as trustee of the mortgages trust covenants not to engage in any activities in the United States (directly or through agents), not to derive any income from sources within the United States as determined under US federal income tax principles, and not to hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under US federal income tax principles. US tax counsel is of the opinion that, assuming compliance with the transaction documents, none of the issuer, Funding or the mortgages trustee


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acting in its capacity as trustee of the mortgages trust will be subject to US federal income tax. No elections will be made to treat the issuer, Funding or the mortgages trust or any of their assets as a REMIC or a FASIT (two types of securitisation vehicles having a special tax status under the Code).

CHARACTERISATION OF THE US ISSUER NOTES

     Although there is no authority regarding the treatment of instruments that are substantially similar to the US issuer notes, it is the opinion of US tax counsel that the US issuer notes will be treated as debt for US federal income tax purposes (either of the issuer or of Funding, as described under "US ISSUER NOTES AS DEBT OF FUNDING"). The issuer intends to treat the US issuer notes as indebtedness of the issuer for all purposes, including US tax purposes. The discussion in the next section assumes this result.

     The US issuer notes will not be qualifying real property loans in the hands of domestic savings and loan associations, real estate investment trusts, or REMICs under sections 7701(a)19)(C), 856(c)(5)(A) or 860G(a)(3) of the Code, respectively.

TAXATION OF US HOLDERS OF THE US ISSUER NOTES

     QUALIFIED STATED INTEREST AND ORIGINAL ISSUE DISCOUNT. A US holder of a US issuer note will treat stated interest on such US note as ordinary interest income when paid or accrued, in accordance with its tax method of accounting. It is not anticipated that the US issuer notes will have original issue discount.

     SALES AND RETIREMENT. In general, a US holder of a US issuer note will have a basis in such note equal to the cost of the US issuer note to such holder, and reduced by any payments thereon other than payments of stated interest. Upon a sale or exchange of the US issuer note, a US holder will generally recognise gain or loss equal to the difference between the amount realised (less any accrued interest, which would be taxable as such) and the holder's tax basis in the US issuer note. Such gain or loss will be long-term capital gain or loss if the US holder has held the US issuer note for more than one year at the time of disposition. In certain circumstances, US holders that are individuals may be entitled to preferential treatment for net long-term capital gains. The ability of US holders to offset capital losses against ordinary income is limited.

US ISSUER NOTES AS DEBT OF FUNDING

     The IRS could possibly seek to characterise the series 1 class A issuer notes, the series 1 class B issuer notes, the series 1 class C issuer notes, the series 2 class A issuer notes, the series 2 class B issuer notes, the series 2 class C issuer notes, the series 4 class A1 issuer notes, the series 4 class B issuer notes and the series 4 class C issuer notes as ownership interests in the issuer series 1 term AAA advance, the issuer series 1 term AA advance, the issuer series 1 term BBB advance, the issuer series 2 term AAA advance, the issuer series 2 term AA advance, the issuer series 2 term BBB advance, the issuer series 4A1 term AAA advance, the issuer series 4 term AA advance and the issuer series 4 term BBB advance, respectively, rather than as debt of the issuer. If the IRS were successful in such a characterisation, a US holder of a US issuer note would be treated as owning (i) a pro rata share of the related issuer term advance between Funding and the issuer ("RELATED ADVANCE"), which will be treated as debt for US federal income tax purposes and (ii) an interest in the related issuer dollar currency swap. Treasury regulations permit taxpayers meeting certain requirements to integrate a debt instrument and a related currency hedge and to treat them for most tax purposes as if they were a synthetic debt instrument having the terms of the debt instrument and hedge combined. Integrating the related advance and issuer dollar currency swap would create a synthetic debt instrument having the characteristics of the US issuer notes and hence would produce largely the same result as if the US issuer notes were not recharacterised as debt of Funding.

     The integration regulations apply only if a taxpayer creates a record identifying the debt instrument and hedge on or before the close of the date the hedge is entered into. The issuer will create a record that is intended to provide such identification effective for each US holder as of the date of acquisition of a US issuer note. By its acquisition of a US issuer note, each US holder will be treated as having appointed the issuer as its agent for this purpose. The IRS could challenge the effectiveness of such an identification made on behalf of a group of taxpayers. The integration rules would not apply to a US holder that is related to the issuer swap provider to the issuer dollar currency swap.


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


     If the issuer dollar currency swap terminated before the US issuer notes were retired, and the integration regulations applied, then a US holder may be considered to recognise gain or loss as if the holder had sold for fair market value his interest in the related advance. Moreover, for periods following such termination, the integration rules would no longer apply to the related advance except in the discretion of the IRS.

     If the issuer dollar currency swap were not integrated with the related advance, then a US holder would calculate separately income and deductions from the issuer dollar currency swap and income from the related advance. For most holders, the tax consequences of treating the issuer dollar currency swap and related advances separately would be similar to the treatment if they were combined, but there could be differences. For example, income from the issuer dollar currency swap may be sourced differently from income from the related advance. Individual taxpayers may be allowed deductions for payments made under the issuer dollar currency swap only as a miscellaneous itemised deduction (which is allowed for regular tax purposes only subject to limitations and is not allowed for alternative minimum tax purposes). US holders may wish to consult their own tax advisors regarding the possible treatment of US issuer notes as debt of Funding, application of the integration rules, and the consequences of an inability to integrate the issuer dollar currency swap and the related advance.


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                              ERISA CONSIDERATIONS

     The US issuer notes are eligible for purchase by employee benefit plans and other plans subject to the US Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or the provisions of Section 4975 of the Code and by governmental plans that are subject to state, local or other federal law of the United States that is substantially similar to ERISA or Section 4975 of the Code, subject to consideration of the issues described in this section. ERISA imposes certain requirements on "EMPLOYEE BENEFIT PLANS" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA PLANS") and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan's particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed under "RISK FACTORS" and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the US issuer notes.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, the "PLANS")) and certain persons (referred to as "PARTIES IN INTEREST" or "DISQUALIFIED PERSONS") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The seller, the issuer, the servicer, the mortgages trustee, Funding or any other party to the transactions contemplated by the transaction documents may be parties in interest or disqualified persons with respect to many Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if any of the US issuer notes is acquired or held by a Plan with respect to which the issuer, the servicer, the mortgages trustee, Funding or any other party to such transactions is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire any such issuer notes and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "QUALIFIED PROFESSIONAL ASSET MANAGER"), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving any such issuer notes.

     Each purchaser and subsequent transferee of any US issuer note will be deemed by such purchase or acquisition of any such note to have represented and warranted, on each day from the date on which the purchaser or transferee acquires such note through and including the date on which the purchaser or transferee disposes of such note, either that (A) it is not a Plan or an entity whose underlying assets include the assets of any Plan or a governmental plan which is subject to any federal, state or local law of the United States that is substantially similar to the provisions of section 406 of ERISA or section 4975 of the Code or (B) its purchase, holding and disposition of such note will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law of the United States) for which an exemption is not available.

     In addition, the US Department of Labor has promulgated a regulation, 29 C.F.R. Section 2510.3-101 (the "PLAN ASSET REGULATION"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA, and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an "EQUITY INTEREST" of an entity that is neither a "PUBLICLY-OFFERED SECURITY" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying


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


assets, unless one of the exceptions to such treatment described in the Plan Asset Regulation applies. Under the Plan Asset Regulation, a security which is in form debt may be considered an "EQUITY INTEREST" if it has "SUBSTANTIAL EQUITY FEATURES". If the issuer were deemed under the Plan Asset Regulation to hold plan assets by reason of a Plan's investment in any of the US issuer notes, such plan assets would include an undivided interest in the assets held by the issuer and transactions by the issuer would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. While no assurance can be given, the issuer anticipates that the US issuer notes offered hereby would be considered "PUBLICLY-OFFERED SECURITIES" under the Plan Asset Regulation.

     Any insurance company proposing to purchase any of the US issuer notes using the assets of its general account should consider the extent to which such investment would be subject to the requirements of ERISA in light of the US Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent guidance that may become available relating to that decision. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in PTCE 95-60, 60 Fed. Reg. 35925 (July 12, 1995), the enactment of
Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 (including, without limitation, the expiration of any relief granted thereunder) and the Insurance Company General Account Regulations, 65 Fed. Reg. No. 3 (January 5, 2000) (to be codified at 29 C.F.R. pt. 2550) that became generally applicable on 5th July, 2001.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold any of the US issuer notes should determine whether, under the documents and instruments governing the Plan, an investment in such issuer notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any Plan proposing to invest in such issuer notes (including any governmental plan) should consult with its counsel to confirm that such investment will not result in a non-exempt prohibited transaction and will satisfy the other requirements of ERISA and the Code (or, in the case of a governmental plan, any substantially similar state, local or other federal law).

     The sale of any US issuer notes to a Plan is in no respect a representation by the seller, the issuer, the servicer, the mortgages trustee, Funding or any other party to the transactions that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

              ENFORCEMENT OF FOREIGN JUDGMENTS IN ENGLAND AND WALES

     The issuer is a UK public limited company incorporated with limited liability in England and Wales. Any final and conclusive judgment of any United States federal or state court having jurisdiction recognised by England or Wales in respect of an obligation of the issuer in respect of the issuer notes which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the issuer in the courts of England and Wales without a re-examination of the merits of the issues determined by the proceedings in that United States federal or state court, as applicable, unless:

     o the proceedings in that United States federal or state court, as applicable, involved a denial of the principles of natural or substantial justice;

     o    the judgment is contrary to the public policy of England or Wales;

     o the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

     o the judgment is of a public nature (for example, a penal or revenue judgment);

     o there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the United States federal or state court, as applicable;

     o enforcement would breach section 5 of the Protection of Trading Interests Act 1980; or

     o enforcement proceedings are not instituted within six years after the date of the judgment.

     A judgment by a court may be given in some cases only in sterling. The issuer expressly submits to the non-exclusive jurisdiction of the courts of England for the purpose of any suit, action or proceedings arising out of this offering.

     All of the directors and executive officers of the issuer reside outside the United States. Substantially all or a substantial portion of the assets of all or many of those persons are located outside the United States. As a result, it may not be possible for holders of the issuer notes to effect service of process within the United States upon those persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Based on the restrictions referred to in this section, there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                  UNITED STATES LEGAL INVESTMENT CONSIDERATIONS

     The series 1 class A issuer notes will be eligible for purchase by money market funds under Rule 2a-7 under the United States Investment Company Act of 1940, as amended.

     None of the issuer notes will constitute "MORTGAGE RELATED SECURITIES" under the United States Secondary Mortgage Market Enhancement Act of 1984, as amended.

     Except as stated above, no representation is made as to the proper characterisation of the issuer notes for legal investment purposes, financial institutional regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the issuer notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the issuer notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the issuer notes constitute legal investments or are subject to investment, capital or other restrictions.

                                     EXPERTS


     The financial statements of Holmes Funding Limited as of 31st December, 2001 and 2000 and for each of the year ended 31st December 2001 and the eight months ended 31st December, 2000, included in this prospectus, have been audited by Deloitte & Touche, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The interim financial statements of Holmes Funding Limited as of 30th June, 2002, included in this prospectus, have not been audited by Deloitte & Touche.

     The financial statements of Holmes Financing (No. 6) PLC as of 31st August, 2002, included in this prospectus, have been audited by Deloitte & Touche, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                  LEGAL MATTERS

     Certain matters of English law regarding the issuer notes, including matters relating to the validity of the issuance of the issuer notes will be passed upon for the issuer and the underwriters by Slaughter and May, London, England. Certain matters of United States law regarding the issuer notes, including matters of United States federal income tax law with respect to the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes), will be passed upon for the issuer by Cleary, Gottlieb, Steen & Hamilton, New York. Certain matters of English law and United States law will be passed upon for the underwriters by Allen & Overy, London, England.

                                  UNDERWRITING

UNITED STATES

     The issuer has agreed to sell and Barclays Capital Inc. and J.P. Morgan Securities Inc. (the "UNDERWRITERS" for the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes), listed in the following tables, also called the "OFFERED ISSUER NOTES"), have agreed to purchase the principal amount of those issuer notes listed in those tables. The terms of these purchases are governed by an issuer underwriting agreement between the issuer, Barclays Capital Inc., J.P. Morgan Securities Inc. and others.




                                                         PRINCIPAL                       PRINCIPAL                    PRINCIPAL
                                                     AMOUNT OF THE                   AMOUNT OF THE                AMOUNT OF THE
                                                  SERIES 1 CLASS A                SERIES 1 CLASS B             SERIES 1 CLASS C
UNDERWRITERS                                          ISSUER NOTES                    ISSUER NOTES                 ISSUER NOTES
-----------------------------------------    ---------------------              ------------------           ------------------
Barclays Capital Inc. ...................                   US$___                          US$___                       US$___
J.P. Morgan Securities Inc. .............                   US$___                          US$___                       US$___
                                             ---------------------              ------------------           ------------------
Total....................................    US$[1,500,000,000.00]              US$[50,000,000.00]           US$[86,000,000.00]
                                             ====================               =================            ==================



                                                         PRINCIPAL                       PRINCIPAL                    PRINCIPAL
                                                     AMOUNT OF THE                   AMOUNT OF THE                AMOUNT OF THE
                                                  SERIES 2 CLASS A                SERIES 2 CLASS B             SERIES 2 CLASS C
UNDERWRITERS                                          ISSUER NOTES                    ISSUER NOTES                 ISSUER NOTES
-----------------------------------------    ---------------------              ------------------           ------------------
Barclays Capital Inc. ...................                   US$___                          US$___                       US$___
J.P. Morgan Securities Inc. .............                   US$___                          US$___                       US$___
                                             ---------------------              ------------------           ------------------
Total....................................    US$[1,250,000,000.00]              US$[42,000,000.00]           US$[71,000,000.00]
                                             ====================               =================            ==================



                                                         PRINCIPAL                       PRINCIPAL                    PRINCIPAL
                                                     AMOUNT OF THE                   AMOUNT OF THE                AMOUNT OF THE
                                                 SERIES 4 CLASS A1                SERIES 4 CLASS B             SERIES 4 CLASS C
UNDERWRITERS                                          ISSUER NOTES                    ISSUER NOTES                 ISSUER NOTES
-----------------------------------------     --------------------              ------------------           ------------------
Barclays Capital Inc. ...................                   US$___                          US$___                       US$___
J.P. Morgan Securities Inc. .............                   US$___                          US$___                       US$___
                                              --------------------              ------------------           ------------------
Total....................................     US[$1,000,000,000.00]              US[$40,000,000.00]           US[$69,000,000.00]
                                              ====================              ==================           ==================


     In addition, Barclays Bank PLC and J.P. Morgan Securities Ltd. (the "MANAGERS" of the series 3 issuer notes and the series 5 issuer notes, which are not being offered pursuant to this prospectus), have agreed to pay and subscribe for those classes of issuer notes.


     The issuer has agreed to pay to the underwriters of the series 1 class A issuer notes a selling commission of ___ per cent. of the aggregate principal amount of the series 1 class A issuer notes and a management and underwriting fee of ___ per cent. of the aggregate principal amount of the series 1 class A issuer notes. The issuer has also agreed to pay to the underwriters of the series 1 class B issuer notes a selling commission of ___ per cent. of the aggregate principal amount of the series 1 class B issuer notes and a management and underwriting fee of ___ per cent. of the aggregate principal amount of the series 1 class B issuer notes. The issuer has also agreed to pay the underwriters of the series 1 class C issuer notes a selling commission of ___ per cent. of the aggregate principal amount of the series 1 class C issuer notes and a management and underwriting fee of ___ per cent. of the aggregate principal amount of the series 1 class C issuer notes.

     The issuer has agreed to pay to the underwriters of the series 2 class A issuer notes a selling commission of ___ per cent. of the aggregate principal amount of the series 2 class A issuer notes and a management and underwriting fee of ___ per cent. of the aggregate principal amount of the series 2 class A issuer notes. The issuer has also agreed to pay to the underwriters of the series 2 class B issuer notes a selling commission of ___ per cent. of the aggregate principal amount of the series 2 class B issuer notes and a management and underwriting fee of ___ per cent. of the aggregate principal amount of the series 2 class B issuer notes. The issuer has also agreed to pay the underwriters of the series 2 class C issuer notes a selling commission of ___ per cent. of the aggregate principal amount of the series 2 class C issuer notes and a management and underwriting fee of ___ per cent. of the aggregate principal amount of the series 2 class C issuer notes.

     The issuer has agreed to pay to the underwriters of the series 4 class A1 issuer notes a selling commission of ___ per cent. of the aggregate principal amount of the series 4 class A1 issuer notes and a management and underwriting fee of ___ per cent. of the aggregate principal amount of the series 4 class A1 issuer notes. The issuer has also agreed to pay to the underwriters of the series 4 class B issuer notes a selling commission of ___ per cent. of the aggregate principal amount of the series 4 class B issuer notes and a management and underwriting fee of ___ per cent. of the aggregate principal amount of the series 4 class B issuer notes. The issuer has also agreed to pay the underwriters of the series 4 class C issuer notes a selling commission of ___ per cent. of the aggregate principal amount of the series 4 class C issuer notes and a management and underwriting fee of ___ per cent. of the aggregate principal amount of the series 4 class C issuer notes.

     In the event of default by an underwriter, the issuer underwriting agreement provides that in certain circumstances the issuer underwriting agreement may be terminated.

     The underwriters have advised the issuer that they propose initially to offer the series 1 class A issuer notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession up to ___ per cent. for each series 1 class A issuer note. The underwriters may allow, and those dealers may re-allow, concessions up to ___ per cent. of the principal balance of the series 1 class A issuer notes to some brokers and dealers.

     The underwriters have advised the issuer that they propose initially to offer the series 1 class B issuer notes and the series 1 class C issuer notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession up to ___ per cent. for each series 1 class B issuer note and up to ___ per cent. for each series 1 class C issuer note. The underwriters may allow, and those dealers may re-allow, concessions up to ___ per cent. of the principal balance of the series 1 class B issuer notes, and up to ___ per cent. of the principal balance of the series 1 class C issuer notes, to some brokers and dealers.

     The underwriters have advised the issuer that they propose initially to offer the series 2 class A issuer notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession up to ___ per cent. for each series 2 class A issuer note. The underwriters may allow, and those dealers may re-allow, concessions up to ___ per cent. of the principal balance of the series 2 class A issuer notes to some brokers and dealers.

     The underwriters have advised the issuer that they propose initially to offer the series 2 class B issuer notes and the series 2 class C issuer notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession up to ___ per cent. for each series 2 class B issuer note and up to ___ per cent. for each series 2 class C issuer note. The underwriters may allow, and those dealers may re-allow, concessions up to ___ per cent. of the principal balance of the series 2 class B issuer notes and up to ___ per cent. of the principal balance of the series 2 class C issuer notes, to some brokers and dealers.

     The underwriters have advised the issuer that they propose initially to offer the series 4 class A1 issuer notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession up to ___ per cent. for each series 4 class A1 issuer note. The underwriters may allow, and those dealers may re-allow, concessions up to ___ per cent. of the principal balance of the series 4 class A1 issuer notes to some brokers and dealers.

     The underwriters have advised the issuer that they propose initially to offer the series 4 class B issuer notes and the series 4 class C issuer notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession up to ___ per cent. for each series 4 class B issuer note and up to ___ per cent. for each series 4 class C issuer note. The underwriters may allow, and those dealers may re-allow, concessions up to ___ per cent. of the principal balance of the series 4 class B issuer notes and up to ___ per cent. of the principal balance of the series 4 class C issuer notes, to some brokers and dealers.

     Additional offering expenses are estimated to be US$___.

     The issuer and Abbey National plc have agreed to indemnify the underwriters against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended.

     The underwriters may engage in over-allotment transactions, also known as short sales, short covering transactions, stabilising transactions and penalty bids for the offered issuer notes under Regulation M under the United States Securities Exchange Act of 1934, as amended.

     o Short sales involve the sale by the underwriters of more offered issuer notes than they are required to purchase in the offering. This type of short sale is commonly referred to as a "NAKED" short sale due to the fact that the underwriters do not have an option to purchase these additional offered issuer notes in the offering. The underwriters must close out any naked short position by entering into short covering transactions as described below. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered issuer notes in the open market after pricing that could adversely affect investors who purchase in the offering.

     o Short covering transactions involve purchases of the offered issuer notes in the open market after the distribution has been completed in order to cover naked short positions.

     o Stabilising transactions permit bids to purchase the offered issuer notes so long as the stabilising bids do not exceed a specified maximum.

     o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered issuer notes originally sold by that syndicate member are purchased in a short covering transaction.

     Similar to other purchase transactions, these transactions may have the effect of raising or maintaining the market price of the offered issuer notes or preventing or retarding a decline in the market price of the offered issuer notes. As a result, these transactions may cause the prices of the offered issuer notes to be higher than they would otherwise be in the absence of those transactions. Neither the issuer nor any of the underwriters represent that any underwriter will engage in any of these transactions or that these transactions, once begun, will not be discontinued without notice at any time.

     The offered issuer notes will be registered under the United States Securities Act of 1933, as amended.

     The offered issuer notes will not be offered or sold via the internet, e-mail or through similar electronic channels except that certain underwriters may deliver copies of this prospectus via e-mail to persons who have given, and not withdrawn, their prior consent to receive copies of this prospectus in that format.

UNITED KINGDOM

     Each underwriter will represent and agree that:

     o in relation to any offered issuer notes which have a maturity of one year or more and which are to be admitted to the official list maintained by the UK Listing Authority, it has not offered or sold, and will not offer or sell, offered issuer notes to persons in the United Kingdom prior to admission of the offered issuer notes to listing in accordance with Part VI of the Financial Services and Markets Act 2000 (the "FSMA") except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, or the FSMA;

     o it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activities (within the meaning of section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue of any issuer notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

     o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered issuer notes in, from or otherwise involving the United Kingdom.

ITALY




     Each underwriter acknowledges that the series 1 class A issuer notes may not be placed, offered or distributed to Italian investors at any time.


GENERAL

     The underwriters have represented and agreed that they have complied and will comply with all applicable laws and regulations in force in any jurisdiction in which they purchase, offer, sell or deliver offered issuer notes or possess them or distribute the prospectus and will obtain any consent, approval or permission required by them for the purchase, offer, sale or delivery by them of offered issuer notes under the laws and regulations in force in any jurisdiction to which they are subject or in which they make such purchases, offers, sales or deliveries and the issuer shall have no responsibility for them. Furthermore, they will not directly or indirectly offer, sell or deliver any offered issuer notes or distribute or publish any prospectus, form of application, offering circular, advertisement or other offering material except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations, and all offers, sales and deliveries of offered issuer notes by it will be made on the same terms.

     Neither the issuer nor the underwriters represent that offered issuer notes may at any time lawfully be sold in compliance with any application registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assume any responsibility for facilitating such sale.

     With regard to the issue of offered issuer notes, the underwriters will be required to comply with such other additional or modified restrictions (if any) as the issuer and the underwriters shall agree.

     The underwriters will, unless prohibited by applicable law, furnish to each person to whom they offer or sell offered issuer notes a copy of the prospectus as then amended or supplemented or, unless delivery of the prospectus is required by applicable law, inform each such person that a copy will be made available upon request. The underwriters are not authorised to give any information or to make any representation not contained in the prospectus in connection with the offer and sale of offered issuer notes to which the prospectus relates.

     This prospectus may be used by the underwriters for offers and sales related to market-making transactions in the offered issuer notes. Any or each of the underwriters may act as principal or agent in these transactions. These sales will be made at prices relating to prevailing market prices at the time of sale. Neither of the underwriters has any obligation to make a market in the offered issuer notes, and any market-making may be discontinued at any time without notice. The underwriters are participating in the initial distribution of the offered issuer notes.

                             REPORTS TO NOTEHOLDERS

     The issuer cash manager will prepare quarterly and annual reports that will contain information about the issuer notes. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles of any jurisdiction. Unless and until definitive issuer notes are issued, the reports will be sent to the holders of the global issuer notes. No reports will be sent to investors by the issuer cash manager.

     Beneficial owners of the issuer notes will be entitled to receive from the servicer and, in respect of the series 4 class A2 issuer notes, from the Swiss paying agent, on a monthly basis a report containing information about the loans in the mortgages trust and certain other data if they have furnished the servicer with the beneficial ownership certification described in the servicing agreement.

                    WHERE INVESTORS CAN FIND MORE INFORMATION

     The issuer has filed a registration statement for the offered issuer notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The cash manager and/or the servicer will file with the SEC all required periodic and special SEC reports and other information about the offered issuer notes.

     Investors may read and copy any reports, statements or other information filed with the SEC at the SEC's public reference room in Washington, D.C. Investors may request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Investors should call the SEC at 1 800 732 0330 for further information on the operation of the public reference room. SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

                         LISTING AND GENERAL INFORMATION


     Application has been made to the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000, as amended (the "UK LISTING AUTHORITY"), for the issuer notes (other than the series 4 class A2 issuer notes) to be admitted to the official list (the "OFFICIAL LIST") maintained by the UK Listing Authority and to the London Stock Exchange plc (the "LONDON STOCK EXCHANGE") for the issuer notes (other than the series 4 class A2 issuer notes) to be admitted to trading on the London Stock Exchange. It is expected that listing of the issuer notes on the Official List of the UK Listing Authority and the admission to trading of those issuer notes on the London Stock Exchange will be granted on or about 5th November, 2002, subject only to the issue of the global issuer notes. Prior to listing, however, dealings will be permitted by the London Stock Exchange in accordance with its rules. Transactions will normally be effected for settlement, in the case of the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes), in dollars, in the case of the series 3 issuer notes, in euro, in the case of the series 5 issuer notes, in sterling and, in the case of the series 4 class A2 notes, in Swiss francs and for delivery on the third working day after the date of the transaction.


     The issuer accepts responsibility for the information contained in this prospectus. To the best of the knowledge and belief of the issuer (which has taken all reasonable care to ensure that such is the case) the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of this information. The issuer accepts responsibility accordingly.

     None of the issuer, Funding, Holdings, the post-enforcement call option holder or the mortgages trustee is or has been involved since its incorporation in any legal or arbitration proceedings which may have, or have had since its incorporation, a significant effect upon the financial position of the issuer, Funding, Holdings, the post-enforcement call option holder or the mortgages trustee (as the case may be) nor, so far as the issuer,

Funding, Holdings, the post-enforcement call option holder or the mortgages trustee (respectively) is aware, are any such litigation or arbitration proceedings pending or threatened.

     No statutory or non-statutory accounts within the meaning of section 240(5) of the Companies Act 1985 in respect of any financial year of the issuer have been prepared. So long as the issuer notes (other than the series 4 class A2 issuer notes) are listed on the official list of the UK Listing Authority and are trading on the London Stock Exchange, the most recently published audited annual accounts of the issuer from time to time shall be available at the specified office of the principal paying agent in London. The issuer does not publish interim accounts.

     The latest statutory accounts of Funding have been prepared and were drawn up to 31st December, 2001. So long as the issuer notes (other than the series 4 class A2 issuer notes) are listed on the Official List of the UK Listing Authority and are trading on the London Stock Exchange, the most recently published audited annual accounts of Funding from time to time shall be available at the specified office of the principal paying agent in London. Funding does not normally publish interim accounts.

     Since the date of its incorporation, the issuer has not entered into any contracts or arrangements not being in the ordinary course of business other than the issuer underwriting agreement and the issuer subscription agreement.

     Since 24th January, 2002 (being the date of incorporation of the issuer), 30th June, 2002 (being the date of the most recent interim accounts of Funding), and 31st December, 2001 (being the date of the most recent financial reports of Funding), respectively in relation to (1) and (2) following, 29th December, 1998 (being the date of incorporation of Holdings), 28th April, 2000 (being the date of incorporation of the mortgages trustee) and 28th April, 2000 (being the date of incorporation of the post-enforcement call option holder), there has been (1) no material adverse change in the financial position or prospects of the issuer, Funding, Holdings, the post-enforcement call option holder or the mortgages trustee and (2) no significant change in the financial or trading position of the issuer, Funding, Holdings, the post-enforcement call option holder or the mortgages trustee.


     The issue of the issuer notes was authorised pursuant to a resolution of the board of directors of the issuer passed on 10th October, 2002.


     The offered issuer notes have been accepted for clearance through DTC, Clearstream, Luxembourg and Euroclear under the following CUSIP numbers and
ISINs:


CLASS OF ISSUER NOTES                         CUSIP             ISIN
---------------------                       ---------       ------------
Series 1 class A .......................    43638WAA7       US43638WAA71
Series 1 class B .......................    43638WAB5       US43638WAB54
Series 1 class C .......................    43638WAC3       US43638WAC38
Series 2 class A .......................    43638WAD1       US43638WAD11
Series 2 class B .......................    43638WAE9       US43638WAE93
Series 2 class C .......................    43638WAF6       US43638WAF68
Series 4 class A1 ......................    43638WAG4       US43638WAG42
Series 4 class B .......................    43638WAH2       US43638WAH25
Series 4 class C .......................    43638WAJ8       US43638WAJ80

     Copies of the following documents may be inspected at the offices of Slaughter and May, One Bunhill Row, London EC1Y 8YY during usual business hours, on any weekday (Saturdays and public holidays excepted) for 14 days from the date of this prospectus:

     (A) the Memorandum and Articles of Association of each of the issuer, Funding, Holdings, the mortgages trustee and the post-enforcement call option holder;

     (B) the statement of financial position of the issuer as at 31st August, 2002 and the accountants' report thereon;

     (C) the balance sheets of Funding as at 31st December, 2001 and 2000, the related statements of income, comprehensive loss, changes in stockholder's deficit and cash flows for the year to 31st December, 2000 and eight months to 31st December, 2002 and the accountants' report thereon and the interim financial statements of Funding as of 30th June, 2002;

     (D) prior to the closing date, drafts (subject to minor amendment) or copies, and after the closing date, copies of the following documents:

          o    the issuer underwriting agreement;

          o    the issuer subscription agreement;

          o    the issuer intercompany loan agreement;

          o    the mortgages trust deed (as amended and restated);

          o    the mortgage sale agreement (as amended and restated);

          o    the issuer deed of charge;


          o    the Funding deed of charge (as amended and restated);


          o    the issuer liquidity facility agreement;

          o    the Funding liquidity facility agreement (as amended);

          o    the issuer dollar currency swap agreements;

          o    the issuer euro currency swap agreements;

          o    the issuer Swiss franc currency swap agreement;

          o    the Funding swap agreement (as amended and restated);

          o    the issuer trust deed;

          o    the issuer paying agent and agent bank agreement;

          o    the issuer Swiss paying agent and agent bank agreement;

          o    the servicing agreement (as amended and restated);

          o    the cash management agreement (as amended);

          o    the issuer cash management agreement;

          o    the Funding guaranteed investment contract;

          o    the mortgages trustee guaranteed investment contract;

          o    the issuer post-enforcement call option agreement;

          o    the bank account agreement;

          o    the issuer bank account agreement;

          o the master definitions and construction schedule (including the amended and restated master definitions and construction schedule and the issuer master definitions and construction schedule);

          o    the sixth start-up loan agreement;

          o    the corporate services agreement; and

          o    the issuer corporate services agreement;

     (E)  the auditor's consent letter;

     (F)  the opinion of Slaughter and May as to validity;

     (G)  the opinion of Slaughter and May as to UK tax matters;

     (H) the opinion of Cleary, Gottlieb, Steen & Hamilton as to US tax matters; and

     (I)  the opinion of Tods Murray WS as to Scots law matters.


                                                              GLOSSARY

     Principal terms used in this prospectus are defined as follows:

"$", "US$", "US DOLLARS"
and "DOLLARS"                   the lawful currency for the time being of the United States of America

"(EURO)", "EURO" and "EURO"     the single currency introduced at the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended from time to time

"(POUND)", "POUNDS" and
"STERLING"                      the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland

"CHF", "SFR" and
"SWISS FRANCS"                  the lawful currency for the time being of the Swiss Confederation

"AA PRINCIPAL DEFICIENCY
SUB-LEDGER"                     one of three sub-ledgers on the principal deficiency ledger which specifically records any principal deficiency in respect of any term AA advances

"AAA PRINCIPAL DEFICIENCY
SUB-LEDGER"                     one of three sub-ledgers on the principal deficiency ledger which specifically records any principal deficiency in respect of any term AAA advances

"ABBEY NATIONAL"                Abbey National plc (see "THE ABBEY NATIONAL GROUP")

"ABBEY SVR"                     the standard variable rate set by the seller which applies to all variable rate loans (other than tracker loans) beneficially owned by the seller on the seller's residential mortgage book


"ACCOUNT BANK"                  Abbey National plc, situated at 21 Prescot Street, London E1 8AD


"ACCRUED INTEREST"              in respect of a given date, the interest which has accrued from the last regular payment date up to that date, but which is not currently payable

"AGENT BANK"                    JPMorgan Chase Bank, London Branch

"ALTERNATIVE ACCOUNTS"          any transaction accounts of the mortgages trustee other than the mortgages trustee GIC account

"ALTERNATIVE INSURANCE
REQUIREMENTS"                   requirements which vary the insurance provisions of the mortgage conditions

"ANTICIPATED CASH
ACCUMULATION PERIOD"            the anticipated number of months required to accumulate sufficient principal receipts to pay the relevant bullet amount, as described further in "THE MORTGAGES TRUST - CASH MANAGEMENT OF TRUST
                                PROPERTY - PRINCIPAL RECEIPTS"

"ANTS" or "ABBEY NATIONAL
TREASURY SERVICES"              Abbey National Treasury Services plc

"ARREARS OF INTEREST"           in respect of a given date, interest, principal (if applicable) and expenses which are due and payable on that date

"ASSET TRIGGER EVENT"           the occurrence of an amount being debited to the AAA principal deficiency sub-ledger


"AUTHORISED ADVISER"            J.P. Morgan Securities Ltd., authorised under section 31 of the FSMA, the adviser to the issuer in relation to compliance with UK listing rules


"AUTHORISED INVESTMENTS"        means:

                                (a)     sterling gilt-edged securities; and

                                (b)     sterling demand or time deposits, certificates of deposit and short-term debt obligations
                                        (including commercial paper) provided that in all cases such investments have a maturity date falling no later than the next following interest payment date and the short-term unsecured, unguaranteed and unsubordinated debt obligations of the issuing or guaranteeing entity or the entity



                                        with which the demand or time deposits are made (being an authorised person under the
                                        Financial Services and Markets Act 2000) are rated at least equal to either A-1+ by Standard
                                        & Poor's, P-1 by Moody's and F1+ by Fitch or their equivalents by three other internationally recognised rating agencies


"BANK ACCOUNT AGREEMENT"        the agreement entered into on 26th July, 2000 between the account bank, the mortgages trustee and
                                Funding which governs the operation of the mortgages trustee GIC account, the Funding GIC account and the Funding transaction account

"BASIC TERMS MODIFICATION"      the modification of terms, including altering the amount, rate or timing of payments on the issuer notes, the currency of payment, the priority of payments or the quorum or majority required in relation to these terms

"BBB PRINCIPAL DEFICIENCY
SUB-LEDGER"                     one of three sub-ledgers on the principal deficiency ledger which specifically records any principal deficiency in respect of any term BBB advances

"BENEFICIARIES"                 both Funding and the seller together as beneficiaries of the mortgages trust


"BBR"                           the Bank of England repo rate


"BOOKING FEE"                   a fee payable by the borrower in respect of applications for certain types of loans

"BORROWER"                      in relation to a loan, the individual or individuals specified as such in the relevant mortgage together with the individual or individuals (if any) from time to time assuming an obligation to repay such loan or any part of it

"BULLET AMOUNT"                 means:

                                (a)     in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 1) PLC, the sum of(pound)600,000,000;

                                (b)     in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 1) PLC, the sum of(pound)650,000,000;

                                (c)     in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 1) PLC, the sum of(pound)575,000,000;

                                (d)     in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 1) PLC, the sum of(pound)250,000,000;

                                (e)     in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 2) PLC, the sum of(pound)703,000,000;

                                (f)     in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 3) PLC, the sum of(pound)750,000,000;

                                (g)     in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 3) PLC, the sum of(pound)750,000,000;

                                (h)     in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 4) PLC, the sum of(pound)490,000,000;

                                (i)     in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, the sum of(pound)350,000,000;

                                (j)     in respect of the previous series 2A1 term AAA advance made by Holmes Financing (No. 5) PLC, the sum of(pound)527,500,000;

                                (k)     in respect of the previous series 2A2 term AAA made by Holmes Financing (No. 5) PLC, the sum of(pound)170,000,000;

                                (l)     in respect of the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC, the sum of(pound)375,000,000;

                                (m)     in respect of the issuer series 2 term AAA advance, the sum of(pound)[798,000,000];



                                (n)     in respect of the issuer series 3 term AAA advance, the sum of (pound)[638,000,000];

                                (o)     in respect of the issuer series 4A1 term AAA advance, the sum of (pound)[638,000,000];

                                (p)     in respect of the issuer series 4A2 term AAA advance, the sum of (pound)[128,150,000]; and


                                (q)     in respect of any new term advance, scheduled for repayment in full on a single interest payment date, the principal due in respect of such new term advance (if any)

"BULLET TERM ADVANCE"           any term advance which is scheduled to be repaid in full on one interest payment date. Issuer bullet term advances will be deemed to be pass-through term advances if:

                                (a)     an issuer bullet term advance is not repaid in full on its scheduled repayment date;

                                (b)     a trigger event occurs;

                                (c)     the issuer security is enforced; or

                                (d)     the Funding security is enforced

"BUNGALOW"                      a one storeyed house

"BUSINESS DAY"                  except in relation to payments made under the series 4 class A2 issuer notes or by the issuer Swiss franc currency swap provider, a day that is a London business day, a New York business day and a
                                TARGET business day and, in relation to payments made under the series 4 class A2 issuer notes or by the issuer Swiss franc currency swap provider, a day that is a London business day, a New York business day, a TARGET business day and a Zurich business day

"CALENDAR YEAR"                 a year from the beginning of 1st January to the end of 31st December

"CAPITALISED"                   means, in respect of a fee or other amount, added to the principal balance of a loan

"CAPPED RATE LOANS"             loans that are subject to a maximum rate of interest and charge interest at the lesser of the SVR
                                (or, as the case may be, the tracker rate) or the specified capped rate

"CASH ACCUMULATION LEDGER"      a ledger maintained by the cash manager to record the amount accumulated by Funding from time to time to pay the amounts due on the bullet term advances and/or, as applicable, the scheduled amortisation term advances

"CASH ACCUMULATION PERIOD"      the period of time estimated to be the number of months prior to the relevant interest payment date of a bullet amount necessary for Funding to accumulate sufficient principal receipts so that ultimately the relevant class of notes will be redeemed in full in the amount of the relevant bullet amount, as described further in "THE MORTGAGES TRUST - CASH MANAGEMENT OF TRUST PROPERTY - PRINCIPAL
                                RECEIPTS"

"CASH MANAGEMENT
AGREEMENT"                      the cash management agreement entered into on 26th July, 2000 (as amended on 29th November, 2000)
                                between the cash manager, the mortgages trustee, Funding and the security trustee, as described further in "CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING"


"CASH MANAGER"                  Abbey National plc, acting, pursuant to the cash management agreement, as agent for the mortgages trustee, Funding and the security trustee, inter alia, to manage all cash transactions and maintain certain ledgers on behalf of the mortgages trustee, Funding and the security trustee


"CASHBACK"                      the agreement by the seller to pay an amount to the relevant borrower on the completion of the relevant loan

"CHALET"                        a house with overhanging eaves

"CHF-LIBOR"                     the London Interbank Offered Rate for Swiss franc deposits, as determined by the agent bank on the following basis:

                                (1)     on the applicable interest determination date applicable to the series 4 class A2 issuer notes the agent bank will determine the offered quotation to leading banks for deposits in
                                        Swiss francs for a period equal to the relevant interest period.

                                        This will be determined by reference to the display as quoted on the Moneyline Telerate
                                        Screen No. 3740. If the Moneyline Telerate Screen No. 3740 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuer with the approval of the note trustee will be used.

                                        In each of these cases, the determination will be made as at or about 11.00 a.m., London time, on that date. This is called the screen rate for the series 4 class A2 issuer notes;

                                (2)     if, on any such interest determination date, the screen rate is unavailable, the agent bank will:

                                        o       request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to leading banks for Swiss franc deposits of the equivalent amount, and for a time equal to the relevant interest period, in the
                                                London inter-bank market as at or about 11.00 a.m. (London time); and

                                        o       calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

                                (3)     if on any such interest determination date the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2); and

                                (4)     if fewer than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which
                                        (1) or (2) was applicable

"CLASS A ISSUER NOTES"          the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes

"CLASS B ISSUER NOTES"          the series 1 class B issuer notes, the series 2 class B issuer notes, the series 3 class B issuer notes, the series 4 class B issuer notes and the series 5 class B issuer notes

"CLASS C ISSUER NOTES"          the series 1 class C issuer notes, the series 2 class C issuer notes, the series 3 class C issuer notes, the series 4 class C issuer notes and the series 5 class C issuer notes

"CLASS A PREVIOUS NOTES"        the series 1 class A previous notes, the series 2 class A previous notes, the series 3 class A previous notes and the series 4 class A previous notes

"CLASS B PREVIOUS NOTES"        the series 1 class B previous notes, the series 2 class B previous notes, the series 3 class B previous notes and the series 4 class B previous notes

"CLASS C PREVIOUS NOTES"        the series 1 class C previous notes, the series 2 class C previous notes, the series 3 class C previous notes and the series 4 class C previous notes

"CLASS D PREVIOUS NOTES"        the series 3 class D previous notes

"CLEARING AGENCY"               an agency registered under the provisions of section 17A of the United States Securities Exchange
                                Act of 1934

"CLEARING CORPORATION"          a corporation within the meaning of the New York Uniform Commercial Code

"CLEARSTREAM, LUXEMBOURG"       Clearstream Banking, societe anonyme



"CLOSING DATE"                  7th November, 2002



"CODE"                          United States Internal Revenue Code of 1986

"COMMON DEPOSITARY"             JPMorgan Chase Bank, London Branch

"CONVERTED"                     a property converted into one or more residential dwellings that was either previously used for non-residential purposes or comprised a different number of residential dwellings

"CORE TERMS"                    the main subject matter of the contract


"CORPORATE SERVICES
AGREEMENT"                      the agreement entered into on 26th July, 2000 between the corporate services provider, Holdings,
                                Holmes Financing (No. 1) PLC, Funding, the mortgages trustee, the post enforcement call option holder, Abbey National plc and the security trustee which governs the provision of corporate services by the corporate services provider to the Holmes Financing (No. 1) PLC, Funding, the mortgages trustee, Holdings and the post enforcement call option holder


"CORPORATE SERVICES
PROVIDER"                       SPV Management Limited

"CML"                           Council of Mortgage Lenders

"CPR"                           on any calculation date means the annualised principal payment rate of all the loans comprised in the trust property during the previous calculation period calculated as follows:

                                1 - ((1-R) ^ (12))

                                where "R" equals the result (expressed as a percentage) of the total principal receipts received during the period of one month
                                (or, if shorter, from and including the closing date) ending on that calculation date divided by the aggregate outstanding principal balance of the loans comprised in the trust property as at the first day of that period

"CRYSTALLISE"                   when a floating charge becomes a fixed charge

"CURRENT FUNDING SHARE"         the share of Funding in the trust property on the closing date, which is expected to be approximately (pound)14,549,058,000


"CURRENT FUNDING SHARE
PERCENTAGE"                     the percentage share of Funding in the trust property on the closing date, which is expected to be approximately 60.6 per cent.


"CURRENT INTERCOMPANY LOAN
AGREEMENTS"                     the previous intercompany loan agreements and the issuer intercompany loan agreement

"CURRENT INTERCOMPANY
LOANS"                          the previous intercompany loans and the issuer intercompany loan

"CURRENT LOANS"                 loans contained in the current portfolio

"CURRENT MORTGAGES"             mortgages contained in the current portfolio

"CURRENT NOTES"                 the previous notes and the issuer notes

"CURRENT PORTFOLIO"             the current loans, the current mortgages and the current related security, and any accrued interest on the current loans and other amounts derived from the current loans and other amounts, held on trust by the mortgages trustee on the closing date

"CURRENT RELATED SECURITY"      the current mortgages and other security for the current loans contained in the current portfolio



"CURRENT SELLER SHARE"          the share of the seller in the trust property on the closing date, which is expected to be approximately (pound)[9,450,942,000]

"CURRENT SELLER SHARE
PERCENTAGE"                     the percentage share of the seller in the trust property on the closing date, which is expected to be approximately [39.4] per cent.


"CURRENT START-UP LOAN
AGREEMENTS"                     the first start-up loan agreement, the second start-up loan agreement, the third start-up loan agreement, the fourth start-up loan agreement, the fifth start-up loan agreement and the sixth start-up loan agreement

"CURRENT SWAP AGREEMENTS"       the previous swap agreements and the issuer swap agreements

"CURRENT SWAP PROVIDER
DEFAULT"                        the occurrence of an event of default (as defined in the relevant current swap agreement) where the relevant current swap provider is the defaulting party (as defined in the relevant current swap agreement)

"CURRENT SWAP PROVIDERS"        the previous swap providers and the issuer swap providers

"CURRENT TERM ADVANCES"         the previous term advances and the issuer term advances

"DTC"                           The Depository Trust Company

"DEFERRED CONSIDERATION"        the consideration payable to the seller in respect of the loans assigned to the mortgages trustee from time to time, which is payable out of Funding available revenue receipts after making payments of a higher order of priority as set out in the Funding pre-enforcement revenue priority of payments and the Funding post-enforcement priority of payments


"DILIGENCE"                     the process (under Scots Law) by which a creditor attaches the property of a debtor to implement or secure a court decree or judgment


"DISTRIBUTION DATE"             the eighth day of each month or, if not a London business day, the next succeeding London business day and any other day on which Funding acquires a further interest in the trust property

"DISTRIBUTION PERIOD"           the period from (and including) one distribution date, to (but excluding) the next distribution date and in respect of the first distribution date, the period from (and including) the closing date to
                                (but excluding) the first distribution date

"EARLY REPAYMENT FEE"           any fee which a borrower is required to pay in the event that he or she is in default or his or her loan becomes repayable for any other mandatory reason or he or she repays all or any part of the relevant loan before a specified date

"ENGLISH LOAN"                  a loan secured by an English mortgage

"ENGLISH MORTGAGE"              a mortgage secured over a property in England or Wales

"ENGLISH MORTGAGE
CONDITIONS"                     the mortgage conditions applicable to English loans

"ERISA"                         the US Employee Retirement Income Security Act of 1974. See further "ERISA CONSIDERATIONS"

"EURIBOR"                       EURIBOR will be determined by the agent bank on the following basis:


                                (1)     on the applicable interest determination date applicable to the series 3 class A issuer notes, the series 3 class B issuer notes and the series 3 class C issuer notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for deposits in euro for the relevant interest period
                                        (or, in the case of the first interest period, a linear interporation of such rates for three-month euro deposits).


                                        This will be determined by reference to the display as quoted on the Moneyline Telerate
                                        Screen No. 248. If the Moneyline Telerate Screen No. 248 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuer with the approval of the note trustee will be used.

                                        In each of these cases, the determination will be made as at or about 11.00 a.m., Brussels time, on that date. This is called the screen rate for the series 3 class A issuer notes, the series 3 class B issuer notes and the series 3 class C issuer notes;

                                (2)     if, on any such interest determination date, the screen rate is unavailable, the agent bank will:

                                        o       request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to prime banks for euro deposits of the equivalent amount, and for the relevant period, in the Eurozone inter-bank market as at or about 11.00 a.m. (Brussels time); and

                                        o       calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

                                (3)     if, on any such interest determination date, the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2); and

                                (4)     if, on any such interest determination date, fewer than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which (1) or (2) was applicable.

"EUROCLEAR"                     Euroclear Bank S.A./N.V., as operator of the Euroclear System



"FIFTH START-UP LOAN"           the loan made by the start-up loan provider to Funding under the fifth start-up loan agreement

"FIFTH START-UP LOAN
AGREEMENT"                      the agreement entered into on 8th November, 2001 between the start-up loan provider and Funding under which the fifth start-up loan was made by the start-up loan provider to Funding

"FINAL MATURITY DATE"           in respect of the series 1 class A issuer notes means the interest payment date falling in October
                                2003;

                                in respect of the series 1 class B issuer notes means the interest payment date falling in July
                                2040;

                                in respect of the series 1 class C issuer notes means the interest payment date falling in July
                                2040;

                                in respect of the series 2 class A issuer notes means the interest payment date falling in April
                                2008;

                                in respect of the series 2 class B issuer notes means the interest payment date falling in July
                                2040;

                                in respect of the series 2 class C issuer notes means the interest payment date falling in July
                                2040;

                                in respect of the series 3 class A issuer notes means the interest payment date falling in October
                                2009;

                                in respect of the series 3 class B issuer notes means the interest payment date falling in July
                                2040;

                                in respect of the series 3 class C issuer notes means the interest payment date falling in July
                                2040;

                                in respect of the series 4 class A1 issuer notes means the interest payment date falling in October
                                2009;

                                in respect of the series 4 class A2 issuer notes means the interest payment date falling in October
                                2009;

                                in respect of the series 4 class B issuer notes means the interest payment date falling in July
                                2040;

                                in respect of the series 4 class C issuer notes means the interest payment date falling in July
                                2040;

                                in respect of the series 5 class A issuer notes means the interest payment date falling in July
                                2040;

                                in respect of the series 5 class B issuer notes means the interest payment date falling in July
                                2040; and

                                in respect of the series 5 class C issuer notes means the interest payment date falling in July
                                2040.

"FINAL REPAYMENT DATE"          in respect of the issuer intercompany loan means the interest payment date falling in July 2040

"FIRST RESERVE FUND"            an amount provided from part of the proceeds of the first start-up loan, second start-up loan, third start-up loan and the previous issuer term BB advance by Holmes Financing (No. 4) PLC, as withdrawn and credited from time to time, which may be used by Funding to meet any deficit in revenue or to repay amounts of principal, as described further in "CREDIT STRUCTURE - FIRST RESERVE FUND"



"FIRST RESERVE FUND REQUIRED
AMOUNT"                         (pound)291,000,000, but if the previous notes issued by Holmes Financing (No. 3) PLC and the previous notes issued by Holmes Financing (No. 4) PLC (other than the series 3 class D previous notes and the series 4 previous notes issued by Holmes Financing (No. 4) PLC) are redeemed in full in July 2006, then the first reserve fund required amount shall reduce (subject to rating agency approval of the amount) by an amount of (pound)45,000,000 and if the previous notes (other than the series 1 class A previous notes and the series 2 class A previous notes) issued by Holmes
                                Financing (No. 5) PLC are redeemed in full in October 2006, then the first reserve fund required amount shall reduce (subject to rating agency approval of the amount) by an additional amount of
                                (pound)40,000,000





"FIRST RESERVE LEDGER"          a ledger maintained by the cash manager to record the amount credited to the first reserve fund from the current start-up loans, and subsequent withdrawals and deposits in respect of the first reserve fund


"FIRST START-UP LOAN"           the loan made by the previous start-up loan provider to Funding under the first start-up loan agreement which was used in part to fund the first reserve fund

"FIRST START-UP LOAN
AGREEMENT"                      the agreement entered into on 26th July, 2000 between the previous start-up loan provider and
                                Funding under which the first start-up loan was made by the previous start-up loan provider to
                                Funding

"FITCH"                         Fitch Ratings Ltd.

"FIXED SECURITY"                a form of security which means that the chargor is not allowed to deal with the assets subject to the charge without the consent of the chargee

"FLAT"                          a set of rooms, usually on one floor, forming a complete residence which is equivalent to an apartment

"FLEXIBLE LOAN"                 a type of loan product that typically incorporates features that give the borrower options to, among other things, make further drawings on the loan account and/or to overpay or underpay interest and principal in a given month

"FLOATING CHARGE"               a form of charge which is not attached to specific assets but which "floats" over a class of them and which allows the chargor to deal with those assets in the every day course of its business, up until the point that the floating security is enforced, at which point it crystallises into a fixed security

"FOURTH START-UP LOAN"          the loan made by the start-up loan provider to Funding under the fourth start-up loan agreement

"FOURTH START-UP LOAN
AGREEMENT"                      the agreement entered into on 5th July, 2001 between the start-up loan provider and Funding under which the fourth start-up loan was made by the start-up loan provider to Funding

"FSA"                           the Financial Services Authority

"FUNDING"                       Holmes Funding Limited


"FUNDING 2"                     the new entity, being a wholly owned Subsidiary of Holdings, which may be established by Holdings, from time to time to issue new notes and (with the agreement of the seller and Funding) to acquire an interest in the trust property


"FUNDING AVAILABLE PRINCIPAL
RECEIPTS"                       an amount equal to the sum of:

                                (a)     all Funding principal receipts;

                                (b)     the amount (if any) credited to the principal deficiency ledger pursuant to items (F), (H)
                                        and (J) in the Funding pre-enforcement revenue priority of payments;

                                (c)     prior to enforcement of the Funding security or the occurrence of a trigger event, amounts available to be drawn under the Funding liquidity facility; and

                                (d)     in respect of the several previous term AAA advances made by Holmes Financing (No. 1) PLC, the previous series 1 term AAA advance made by Holmes Financing (No. 2) PLC, the previous series 1 term AAA advance, the previous series 1 term AAA advance and the previous series 2 term AAA advance made by Holmes Financing (No. 3) PLC, the previous series 2 term AAA advance and the series 4 term AAA advance made by Holmes

                                       Financing (No. 4) PLC, the previous series 1 term AAA advance, the previous series 2 term AAA advances and the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC and the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advance and the issuer series 4 term AAA advances, the amount standing to the credit of the first reserve ledger (but less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (A) to
                                       (L) (inclusive) of the Funding pre-enforcement revenue priority of payments)

                               less

                                (e)     the amount of Funding principal receipts to be applied on the next interest payment date to pay items (A) to (E) (inclusive), (G) and (I) of the Funding pre-enforcement revenue priority of payments

"FUNDING AVAILABLE REVENUE
RECEIPTS"                       an amount equal to the sum of:

                                (a)     all mortgages trust available revenue receipts distributed to Funding during the interest period ending on the immediately following interest payment date;

                                (b)     other net income of Funding including all amounts of interest received on amounts standing to the credit of the Funding GIC account, the Funding transaction account and/or the Funding liquidity facility stand-by account and/or authorised investments and/or amounts received by
                                        Funding under the Funding swap agreement (other than any early termination amount received by Funding under the Funding swap agreement), in each case to be received on or prior to the immediately following interest payment date; and

                                (c)     the amount standing to the credit of the reserve ledgers


"FUNDING DEED OF CHARGE"        the deed of charge entered into on 26th July, 2000 between Funding, Holmes Financing (No. 1) PLC, the corporate services provider, the account bank, the Funding GIC provider, the security trustee, the seller, the start-up loan providers, the cash manager and the Funding swap provider and acceded to on 29th November, 2000 by Holmes Financing (No. 2) PLC, on 23rd May, 2001 by Holmes Financing
                                (No. 3) PLC, on 5th July, 2001 by Holmes Financing (No. 4) PLC, on 8th November, 2001 by Holmes
                                Financing (No. 5) PLC and amended and restated and acceded to by the issuer on the closing date

"FUNDING GIC ACCOUNT"           the account of Funding held at Abbey National plc at 21 Prescot Street, London E1 8AD. Amounts
                                deposited to the credit of the Funding GIC account will receive a rate of interest determined in accordance with the Funding guaranteed investment contract

"FUNDING GIC PROVIDER"          Abbey National plc

"FUNDING GUARANTEED
INVESTMENT CONTRACT"            the guaranteed investment contract entered into on 26th July, 2000 between Funding and the Funding
                                GIC provider under which the Funding GIC provider agrees to pay Funding a guaranteed rate of interest on the balance of the Funding GIC account, as described further in "CREDIT STRUCTURE -
                                MORTGAGES TRUSTEE GIC ACCOUNT/FUNDING GIC ACCOUNT"

"FUNDING LIQUIDITY FACILITY
AGREEMENT"                      the liquidity facility agreement entered into on 26th July, 2000 and made between Funding and the
                                Funding liquidity facility provider in relation to the provision of a (pound)25,000,000 liquidity facility to Funding, as described further in "CREDIT STRUCTURE - FUNDING LIQUIDITY FACILITY"



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


"FUNDING LIQUIDITY FACILITY
PROVIDER"                       The Royal Bank of Scotland plc, acting through its offices at Waterhouse Square, 138-142 Holborn,
                                London EC1N 2TH

"FUNDING LIQUIDITY FACILITY
STAND-BY ACCOUNT"               the designated bank account of Funding into which the undrawn amounts of the Funding liquidity facility will be deposited if the Funding liquidity facility provider does not extend the Funding liquidity facility commitment period or if the rating of the Funding liquidity facility provider falls below the requisite ratings as described in "CREDIT STRUCTURE - FUNDING LIQUIDITY FACILITY"

"FUNDING LIQUIDITY SHORTFALL"   where there are insufficient amounts to repay principal on the previous term AAA advances made by
                                Holmes Financing (No. 1) PLC, the previous series 1 term AAA advance made by Holmes Financing (No.
                                2) PLC, the previous series 1 term AAA advance and the previous series 2 term AAA advance made by
                                Holmes Financing (No. 3) PLC, the previous series 2 term AAA advance and the previous series 4 term
                                AAA advance made by Holmes Financing (No. 4) PLC, the previous series 1 term AAA advance, the previous series 2 term AAA advances and the previous series 3A1 term AAA advance made by Holmes
                                Financing (No. 5) PLC and the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advance and the issuer series 4 term AAA advances, after taking into account the amount available for drawing under the previous issuer liquidity facility and/or, as applicable, the issuer liquidity facility

"FUNDING LIQUIDITY
SUBORDINATED AMOUNTS"           the sum of (i) any additional amounts due to any withholding taxes and increased costs on the provision of the Funding liquidity facility and (ii) any additional costs incurred by the Funding liquidity facility provider to comply with the requirements of the Bank of England, the Financial
                                Services Authority and/or the European Central Bank and/or changes to the capital adequacy rules applicable to the Funding liquidity facility provider and Funding

"FUNDING POST-ENFORCEMENT
PRIORITY OF PAYMENTS"           the order in which, following the enforcement of the Funding security, the security trustee will apply the amounts received following enforcement of the Funding security, as set out in "SECURITY
                                FOR FUNDING'S OBLIGATIONS"

"FUNDING PRE-ENFORCEMENT
PRINCIPAL PRIORITY OF
PAYMENTS"                       the order in which, prior to enforcement of the Funding security, the cash manager will apply the
                                Funding available principal receipts on each interest payment date, as set out in "SECURITY FOR
                                FUNDING'S OBLIGATIONS"

"FUNDING PRE-ENFORCEMENT
REVENUE PRIORITY OF
PAYMENTS"                       the order in which, prior to enforcement of the Funding security, the cash manager will apply the
                                Funding available revenue receipts on each interest payment date, as set out in "SECURITY FOR
                                FUNDING'S OBLIGATIONS"

"FUNDING PRINCIPAL LEDGER"      a ledger maintained by the cash manager to record the amount of principal receipts received by
                                Funding from the mortgages trustee on each distribution date

"FUNDING PRINCIPAL RECEIPTS"    the principal receipts paid by the mortgages trustee to Funding on each distribution date

"FUNDING REVENUE LEDGER"        a ledger maintained by the cash manager to record all amounts received by Funding from the mortgages trustee on each distribution date other than principal receipts, together with interest received by
                                Funding on its authorised investments or pursuant to the bank account agreement

"FUNDING SECURED CREDITORS"     the security trustee, the Funding swap provider, the Funding liquidity facility provider, the cash manager, the account bank, the previous issuers, the seller, the corporate services provider, the previous start-

                                up loan provider, the start-up loan provider, the issuer and any other entity that accedes to the terms of the Funding deed of charge from time to time

"FUNDING SECURITY"              security created by Funding pursuant to the Funding deed of charge in favour of the Funding secured creditors

"FUNDING SHARE"                 the Funding share of the trust property from time to time, as calculated on each distribution date

"FUNDING SHARE PERCENTAGE"      the Funding share percentage of the trust property from time to time as calculated on each distribution date

"FUNDING SHARE/SELLER SHARE
LEDGER"                         the ledger of such name maintained by the cash manager pursuant to the cash management agreement to record the Funding share, the Funding share percentage, the seller share and seller share percentage of the trust property

"FUNDING STAND-BY DRAWING"      the amount which is equal to the undrawn commitment under the Funding liquidity facility agreement

"FUNDING SWAP"                  the swap documented under the Funding swap agreement which enables Funding to hedge against the possible variance between the mortgages trustee SVR payable on the variable rate loans, the fixed rates of interest payable on the fixed rate loans and the rates of interest payable on the tracker loans and a LIBOR based rate for three-month sterling deposits, as described further in "THE SWAP
                                AGREEMENTS - THE FUNDING SWAP"

"FUNDING SWAP AGREEMENT"        the ISDA master agreement and schedule thereto entered into on 26th July, 2000 (as amended and restated on 29th November, 2000, as further amended by a side letter dated 6th December, 2000 and as further amended by deed on 23rd May, 2001) between Funding, the Funding swap provider and the security trustee and any confirmation documented thereunder from time to time between Funding, the
                                Funding swap provider and the security trustee (as each of the same may be amended, restated, varied or supplemented from time to time)

"FUNDING SWAP PROVIDER"         Abbey National Treasury Services plc

"FUNDING SWAP PROVIDER
DEFAULT"                        the occurrence of an event of default under the Funding swap agreement where the Funding swap provider is the defaulting party (as defined in the Funding swap agreement)

"FUNDING TRANSACTION
ACCOUNT"                        the account in the name of Funding maintained with the account bank pursuant to the bank account agreement or such additional or replacement account as may for the time being be in place


"FURTHER ADVANCE"               an advance made following a request from an existing borrower for a further amount to be lent to him or her under his or her mortgage, where Abbey National plc has a discretion as to whether to accept that request


"GLOBAL ISSUER NOTES"           the issuer notes in global form

"GROUP"                         the seller and its subsidiaries

"HIGH LOAN-TO-VALUE FEE"        a fee incurred by a borrower as a result of taking out a loan with an LTV ratio in excess of a certain percentage specified in the offer

"HIGHER VARIABLE RATE LOANS"    variable rate loans subject to an interest rate at a margin above the Abbey SVR or the mortgages trustee SVR, as applicable

"HOLDINGS"                      Holmes Holdings Limited

"HOUSE"                         a building for human habitation

"ICTA"                          Income and Corporation Taxes Act 1988


"IN ARREARS"                    in respect of a mortgage account, occurs when one or more monthly payments in respect of a mortgage account have become due and unpaid by a borrower


"INSOLVENCY EVENT"              in respect of the seller, the servicer or the cash manager or the issuer cash manager (each, for the purposes of this definition, a "RELEVANT ENTITY") means:


                                (a)     an order is made or an effective resolution passed or documents filed contemplating the winding up of or administration of the relevant entity;

                                (b)     the relevant entity ceases or threatens to cease to carry on its business or stops payment or threatens to stop payment of its debts or is deemed unable to pay its debts within the meaning of section 123(a), (b), (c) or (d) of the Insolvency Act 1986 (as amended) or becomes unable to pay its debts as they fall due or the value of its assets falls to less than the amounts of its liabilities (taking into account, for both these purposes, contingent and prospective liabilities) or otherwise becomes insolvent;

                                (c)     proceedings are initiated against the relevant entity under any applicable liquidation, administration, reorganisation (other than a reorganisation where the relevant entity is solvent) or other similar laws, save where such proceedings are being contested in good faith or steps are taken with a view to obtaining a moratorium in respect of any third party action; or an administrative or other receiver, administrator or other similar official is appointed in relation to the whole or any substantial part of the undertaking or assets of the relevant entity; or a distress, execution or diligence or other process is enforced upon the whole or any substantial part of the undertaking or assets of the relevant entity and in any of the foregoing cases it is not discharged within fifteen London business days; or if the relevant entity initiates or consents to judicial proceedings relating to itself under any applicable liquidation, administration, insolvency, reorganisation or other similar laws or takes steps in relation to the appointment of an administrator out of court or makes a conveyance or assignment for the benefit of its creditors generally

"INTERCOMPANY LOAN
AGREEMENTS"                     the current intercompany loan agreements and all new intercompany loan agreements

"INTERCOMPANY LOAN LEDGER"      a ledger maintained by the cash manager to record payments of interest and repayments of principal made on each of the current term advances and any new term advances under any intercompany loans


"INTEREST DETERMINATION DATE"   (a)     in respect of the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes) means the date which is two London business days before the first day of the interest period for which the rate will apply;


                                (b)     in respect of the series 3 issuer notes means the date which is two TARGET business days before the first day of the interest period for which the rate will apply;


                                (c)     in respect of the series 5 class A issuer notes, the series 5 class B issuer notes and the series 5 class C issuer notes means, in respect of the first interest period, the closing date and, in respect of subsequent interest periods, the first day of the interest period for which the rate will apply;


                                (d)     in respect of the series 4 class A2 issuer notes means the date which is two London business days before the first day of the interest period for which the rate will apply; and

                                (e)     in respect of the issuer term advances, means, in respect of the first interest period, the closing date and, in respect of subsequent interest periods, the first day of the interest period for which the rate will apply

"INTEREST PAYMENT DATE"         (a)     in relation to the series 1 class A issuer notes, the 15th day of each consecutive month in each year up to and including the earliest of (i) the interest payment date in October
                                        2003, (ii) the occurrence of a trigger event or (iii) enforcement of the issuer security, and thereafter the 15th day of January, April, July and October in each year;

                                (b)     in relation to the series 4 class A2 issuer notes, the 15th day of October in each year up to and including the earliest of (i) the interest payment date in October 2007, (ii) the occurrence of a trigger event or (iii) enforcement of the issuer security, and thereafter the 15th day of January, April, July and October in each year; and

                                (c)     in all other cases, the 15th day of January, April, July and October in each year,

                                or, in each of the preceding cases, if such day is not a business day, the next succeeding business day.

"INTEREST PERIOD"               (a)     in relation to the series 1 class A issuer notes, the period from (and including) an interest payment date (or in respect of the first interest period, the closing date) to (but excluding) the next following (or first) interest payment date, except that following the occurrence of a trigger event or the enforcement of the issuer security, the interest period for the series 1 class A issuer notes will be the period from (and including) the 15th day of a month (or, if such day is not a business day, the next succeeding business day) to (but excluding) the 15th day of the next following month (or, if such day is not a business day, the next succeeding business day);

                                (b)     in relation to the series 4 class A2 issuer notes, the period from (and including) the closing date to (but excluding) the 15th October, 2003 and thereafter means the period from (and including) the 15th day of each of October to (but excluding) the 15th day of the next following October, except that:

                                        (1)     prior to the applicable interest payment date falling in October 2007, if a trigger event occurs or the issuer security is enforced, then the interest period for the series 4 class A2 issuer notes will be the period from (and including) the
                                                15th day of the then next to occur of January, April, July and October to (but excluding) the 15th day of the following earliest to occur of January, April, July and October, and thereafter will be the period from (and including) the 15th day of each of January, April, July and October to (but excluding) the next following 15th day of January, April, July and October, provided that the interest period ending in October 2007 shall extend to (but exclude) the applicableinterest payment date falling in October 2007; and


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


                                        (2)     on and from the interest payment date falling in October 2007, the interest period for the series 4 class A2 issuer notes will be the period from (and including) an applicable interest payment date to (but excluding) the next following applicable interest payment date; and

                                (c)     in all cases is the period from (and including) the applicable interest payment date to (but excluding) the next following applicable interest payment date.

"INVESTMENT PLAN"               in respect of an interest only loan, a repayment mechanism selected by the borrower to ensure that there are sufficient funds to redeem the full principal of a mortgage loan at maturity

"ISA"                           means an individual savings account within the Individual Savings Account Regulations 1998 (as amended) and which shelters investments in the account from income tax and capital gains tax


"ISSUER ACCOUNT BANKS"          the sterling account bank and the non-sterling account bank


"ISSUER BANK ACCOUNT
AGREEMENT"                      the agreement to be entered into on the closing date between the issuer account banks and the issuer which governs the operation of the issuer transaction accounts

"ISSUER BULLET TERM
ADVANCES"                       the issuer series 2 term AAA advance, the issuer series 3 term AAA advance and the issuer series 4 term AAA advances

"ISSUER CASH MANAGEMENT
AGREEMENT"                      the issuer cash management agreement to be entered into on the closing date between the issuer cash manager, the issuer and the issuer security trustee, as described further in "CASH MANAGEMENT FOR
                                THE ISSUER"


"ISSUER CASH MANAGER"           Abbey National plc acting, pursuant to the issuer cash management agreement, as agent for the issuer and the issuer security trustee to manage all cash transactions and maintain certain ledgers on behalf of the issuer


"ISSUER CORPORATE SERVICES
AGREEMENT"                      an agreement to be entered into on the closing date between the issuer, the corporate services provider and the issuer security trustee, which governs the provision of corporate services by the corporate services provider to the issuer

"ISSUER CURRENCY SWAP
PROVIDER"                       the relevant issuer swap provider in relation to, as the context requires, the issuer dollar currency swaps, the issuer euro currency swaps or the issuer Swiss franc currency swap

"ISSUER CURRENCY SWAPS"         the issuer dollar currency swaps, the issuer euro currency swaps and the issuer Swiss franc currency swap

"ISSUER DEED OF CHARGE"         the deed of charge to be entered into on the closing date between, among others, the issuer and the issuer security trustee, under which the issuer charges the issuer security in favour of the issuer security trustee for the benefit of the issuer secured creditors, as described further in "SECURITY
                                FOR THE ISSUER'S OBLIGATIONS"

"ISSUER DOLLAR CURRENCY
SWAP AGREEMENTS"                the ISDA master agreements, schedules and confirmations to be entered into on the closing date relating to the issuer dollar currency swaps entered into on or before the closing date between the issuer, the issuer dollar currency swap providers and the issuer security trustee

"ISSUER DOLLAR CURRENCY
SWAP PROVIDER DEFAULT"          the occurrence of an event of default under an issuer dollar currency swap (as defined in the relevant issuer dollar currency swap agreement) where the issuer dollar currency swap providers is the defaulting party (as defined in the relevant issuer dollar currency swap agreement)


"ISSUER DOLLAR CURRENCY
SWAP PROVIDERS"                 ___ as each of the series 1 class A issuer dollar currency swap provider, the series 1 class B issuer dollar currency swap provider and the series 1 class C issuer dollar currency swap provider,
                                ___ as each of the series 2 class A issuer dollar currency swap provider, the series 2 class B issuer dollar currency swap provider, the series 2 class C issuer dollar currency swap provider and ___ as each of the series 4 class A1 issuer dollar currency swap provider, the series 4 class B issuer dollar currency swap provider and the series 4 class C issuer dollar currency swap provider

"ISSUER DOLLAR CURRENCY
SWAP RATE"                      the rate at which dollars are converted to sterling or, as the case may be, sterling is converted to dollars under the relevant issuer dollar currency swap

"ISSUER DOLLAR CURRENCY
SWAPS"                          the sterling-dollar currency swaps which enable the issuer to receive and pay amounts under the issuer intercompany loan in sterling and to receive and pay amounts under the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes), as described further in "THE SWAP AGREEMENTS - THE ISSUER DOLLAR CURRENCY SWAPS"

"ISSUER EURO CURRENCY
SWAP AGREEMENTS"                the ISDA master agreements, schedules and confirmations relating to the issuer euro currency swaps entered into on the closing date between the issuer, the issuer euro currency swap provider and the issuer security trustee

"ISSUER EURO CURRENCY
SWAP PROVIDER"                  ___ as each of the series 3 class A issuer euro currency swap provider, the series 3 class B issuer euro currency swap provider and the series 3 class C issuer euro currency swap provider

"ISSUER EURO CURRENCY
SWAP PROVIDER DEFAULT"          the occurrence of an event of default under an issuer euro currency swap (as defined in the relevant issuer euro currency swap agreement) where the issuer euro currency swap provider is the defaulting party (as defined in the relevant issuer euro currency swap agreement)

"ISSUER EURO CURRENCY
SWAP RATE"                      the rate at which euro is converted to sterling or, as the case may be, sterling is converted to euro under the relevant issuer euro currency swap

"ISSUER EURO CURRENCY
SWAPS"                          the sterling-euro currency swaps which enable the issuer to receive and pay amounts under the issuer intercompany loan in sterling and to receive and pay amounts under the series 3 issuer notes in euro, as described further in "THE SWAP AGREEMENTS - THE ISSUER EURO CURRENCY SWAPS"

"ISSUER INTERCOMPANY LOAN"      the loan of the issuer term advances made by the issuer to Funding on the closing date under the issuer intercompany loan agreement

"ISSUER INTERCOMPANY LOAN
AGREEMENT"                      the issuer intercompany loan agreement to be entered into on the closing date between Funding, the issuer and the security trustee

"ISSUER INTERCOMPANY LOAN
ENFORCEMENT NOTICE"             an enforcement notice served by the security trustee in relation to the enforcement of the Funding security following an issuer intercompany loan event of default under the issuer intercompany loan

"ISSUER INTERCOMPANY LOAN
EVENT OF DEFAULT"               an event of default under the issuer intercompany loan agreement

"ISSUER LIQUIDITY FACILITY
AGREEMENT"                      the liquidity facility agreement to be entered into on the closing date between the issuer and the issuer liquidity facility provider in relation to the provision of a (pound)25,000,000 liquidity facility to the issuer, as described further in "CREDIT STRUCTURE - ISSUER LIQUIDITY FACILITY"



"ISSUER LIQUIDITY FACILITY
PROVIDER"                       Barclays Bank PLC



"ISSUER LIQUIDITY SHORTFALL"    when there are insufficient funds to make the payments specified in items (A) and items (C) to (G)
                                (inclusive) of the issuer pre- enforcement revenue priority of payments or to make scheduled repayments on the class A issuer notes (other than the series 5 class A issuer notes) in the circumstances described in "CREDIT STRUCTURE - ISSUER LIQUIDITY FACILITY - GENERAL DESCRIPTION"


"ISSUER LIQUIDITY
SUBORDINATED AMOUNTS"           (i) the sum of any additional amounts due to any withholding taxes and increased costs on the provision of the issuer liquidity facility; (ii) any additional costs incurred by the issuer liquidity facility provider to comply with the requirements of the Bank of England, the Financial
                                Services Authority and/or the European Central Bank and/or changes to the capital adequacy rules applicable to the issuer liquidity facility provider and the issuer and (iii) the amount of the increase in the margin with respect to the interest payable under the issuer liquidity facility agreement and the amount of the increase in the commitment fee payable under the issuer liquidity facility agreement


"ISSUER NOTE ENFORCEMENT
NOTICE"                         an enforcement notice served by the note trustee or the issuer security trustee in relation to the enforcement of the issuer security following an issuer note event of default under the issuer notes

"ISSUER NOTE EVENT OF
DEFAULT"                        an event of default under the provisions of number 9 of the issuer notes where the issuer is the defaulting party

"ISSUER NOTES"                  includes all of the class A issuer notes, the class B issuer notes and the class C issuer notes

"ISSUER PAYING AGENT AND
AGENT BANK AGREEMENT"           the agreement to be entered into on the closing date which sets out the appointment of the paying agents, the registrar, the transfer agent and the agent bank for the issuer notes (other than the series 4 class A2 issuer notes)

"ISSUER PAYING AGENT AND
AGENT BANK AGREEMENTS"          the issuer paying agent and agent bank agreement and the issuer Swiss paying agent and agent bank agreement

"ISSUER POST-ENFORCEMENT
CALL OPTION AGREEMENT"          the agreement to be entered into on the closing date under which the note trustee agrees on behalf of the holders of the class B issuer notes and the class C issuer notes, that following enforcement of the issuer security, the post-enforcement call option holder may call for the class B issuer notes and the class C issuer notes

"ISSUER POST-ENFORCEMENT
PRIORITY OF PAYMENTS"           the order in which, following enforcement of the issuer security, the issuer security trustee will apply the amounts received following enforcement of the issuer security, as set out in "SECURITY FOR
                                THE ISSUER'S OBLIGATIONS"

"ISSUER PRE-ENFORCEMENT
REVENUE PRIORITY OF
PAYMENTS"                       the order in which, prior to enforcement of the issuer security, the issuer cash manager will apply the issuer revenue receipts on each interest payment date, as set out in "CASHFLOWS - DISTRIBUTION
                                OF ISSUER REVENUE RECEIPTS"

"ISSUER PRINCIPAL RECEIPTS"     an amount equal to the sum of all principal amounts repaid by Funding to the issuer under the issuer intercompany loan

"ISSUER REVENUE RECEIPTS"       an amount equal to the sum of:

                                (a)     interest paid by Funding on the relevant interest payment date in respect of the issuer term advances under the issuer intercompany loan;

                                (b)     fees to be paid by Funding on the relevant date under the terms of the issuer intercompany loan agreement;

                                (c)     interest payable on issuer bank accounts and authorised investments which will be received on or before the relevant date;
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
                                (d)     other net income of the issuer including amounts received or to be received under the issuer swap agreements on or before the relevant date (without double counting); and

                                (e)     amounts available to be drawn under the issuer liquidity facility on the relevant interest payment date


"ISSUER SECURED CREDITOR"       the issuer security trustee, the issuer dollar currency swap providers, the issuer euro currency swap provider, the issuer Swiss franc currency swap provider, the note trustee, the noteholders, the issuer liquidity facility provider, the issuer account banks, the paying agents, the Swiss paying agents, the registrar, the transfer agent, the agent bank, the corporate services provider and the issuer cash manager


"ISSUER SECURITY"               security created by the issuer pursuant to the issuer deed of charge in favour of the issuer secured creditors


"ISSUER SECURITY TRUSTEE"       The Bank of New York, London Branch at One Canada Square, London, E14 5AL


"ISSUER STAND-BY DRAWING"       an amount equal to the then undrawn commitment under the issuer liquidity facility agreement


"ISSUER SUBSCRIPTION
AGREEMENTS"                     the agreements to be entered into on the date of this prospectus between: (i) the managers and the issuer relating to the sale of the series 3 issuer notes and the series 5 issuer notes; and (ii) the
                                Swiss managers and the issuer relating to the sale of the series 4 class A2 issuer notes

"ISSUER SWAP AGREEMENTS"        the issuer dollar currency swap agreements, the issuer euro currency swap agreements and the issuer
                                Swiss franc currency swap agreement

"ISSUER SWAP PROVIDER
DEFAULT"                        an issuer dollar currency swap provider default, an issuer euro currency swap provider default or an issuer Swiss franc currency swap provider default, as the context requires

"ISSUER SWAP PROVIDERS"         the issuer dollar currency swap providers, the issuer euro currency swap provider and the issuer
                                Swiss franc currency swap provider or any of them, as the context requires


"ISSUER SWAPS"                  the issuer dollar currency swaps, the issuer euro currency swaps and the issuer Swiss franc currency swap

"ISSUER SWISS FRANC
CURRENCY SWAP"                  the sterling-Swiss franc currency swap which enables the issuer to receive and pay amounts under the issuer intercompany loan in sterling and to receive and pay amounts under the series 4 class A2 issuer notes in Swiss francs, as described further in "THE SWAP AGREEMENTS - THE ISSUER SWISS FRANC
                                CURRENCY SWAP"

"ISSUER SWISS FRANC
CURRENCY SWAP AGREEMENT"        the ISDA master agreement, schedule and confirmation to be entered into on the closing date relating to the issuer Swiss franc currency swap entered into on or before the closing date between the issuer, the issuer Swiss franc currency swap provider and the issuer security trustee


"ISSUER SWISS FRANC
CURRENCY SWAP PROVIDER"         UBS AG, London Branch


"ISSUER SWISS FRANC
CURRENCY SWAP PROVIDER"         the occurrence of an event of default under the issuer Swiss franc currency swap (as defined in the issuer Swiss franc currency swap agreement) where the issuer Swiss franc currency swap provider is the defaulting party (as defined in the issuer Swiss franc currency swap agreement)

"ISSUER SWISS FRANC
CURRENCY SWAP RATE"             the rate at which Swiss francs are converted to sterling or, as the case may be, sterling is converted to Swiss francs under the issuer Swiss franc currency swap

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

"ISSUER SWISS PAYING AGENT
AND AGENT BANK AGREEMENT"       the agreement to be entered into on the closing date which sets out the appointment of the Swiss paying agents and the agent bank for the series 4 class A2 issuer notes

"ISSUER TERM AA ADVANCES"       the advances made by the issuer to Funding under the issuer intercompany loan agreement from the proceeds of issue of the series 1 class B issuer notes, the series 2 class B issuer notes, the series 3 class B issuer notes, the series 4 class B issuer notes and the series 5 class B issuer notes


"ISSUER TERM AAA
ADVANCES"                       the advances made by the issuer to Funding under the issuer intercompany loan agreement from the proceeds of issue of the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes

"ISSUER TERM ADVANCES"          the divisions into which the advance to Funding under the issuer intercompany loan will be split, being the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series
                                3 term AAA advance, the issuer series 4A1 term AAA advance, the issuer series 4A2 term AAA advance, the issuer series 5 term AAA advance, the issuer series 1 term AA advance, the issuer series 2 term
                                AA advance, the issuer series 3 term AA advance, the issuer series 4 term AA advance, the issuer series 5 term AA advance, the issuer series 1 term BBB advance, the issuer series 2 term BBB advance, the issuer series 3 term BBB advance, the issuer series 4 term BBB advance and the issuer series 5 term BBB advance

"ISSUER TERM BBB ADVANCES"      the advances made by the issuer to Funding under the issuer intercompany loan agreement from the proceeds of issue of the series 1 class C issuer notes, the series 2 class C issuer notes, the series 3 class C issuer notes, the series 4 class C issuer notes and the series 5 class C issuer notes

"ISSUER TRANSACTION
DOCUMENTS"                      the documents listed in paragraph (D) in "LISTING AND GENERAL INFORMATION"

"ISSUER TRUST DEED"             the principal agreement to be entered into on the closing date governing the issuer notes, as further described in "DESCRIPTION OF THE ISSUER TRUST DEED"

"ISSUER UNDERWRITING
AGREEMENT"                      the agreement to be entered into on the date of this prospectus between the underwriters and the issuer relating to the sale of the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes)

"LENDING CRITERIA"              the criteria applicable to the granting of an offer of a mortgage to a borrower, as may be amended from time to time and as further described in "THE LOANS - LENDING CRITERIA"

"LIBOR" or "STERLING
LIBOR"                          the London Interbank Offered Rate for sterling deposits, as determined by the agent bank on the following basis:


                                (1)     on the applicable interest determination date applicable to the series 5 issuer notes the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for deposits in sterling for the relevant interest period (or, in the case of the first interest period, the linear interporation of the arithmetic mean of such offered quotations for two-month and three-month sterling deposits
                                        ( rounded upwards, if necessary, to five decimal places)).


                                        This will be determined by reference to the display as quoted on the Moneyline Telerate
                                        Screen No. 3750. If the Moneyline Telerate Screen No. 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuer with the approval of the note trustee will be used.

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
                                        In each of these cases, the determination will be made as at or about 11.00 a.m., London time, on that date. This is called the screen rate for the series 5 issuer notes;


                                (2)     if, on any such interest determination date, the screen rate is unavailable, the agent bank will:

                                        o       request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to leading banks for sterling deposits of the equivalent amount,and for a time equal to the relevant interest period, in the
                                                London inter-bank market as at or about 11.00 a.m. (London time); and

                                        o       calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

                                (3)     if on any such interest determination date the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2); and

                                (4)     if fewer than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which
                                        (1) or (2) was applicable.

                                see also the definitions of CHF-LIBOR, EURIBOR and USD-LIBOR

"LINK-DETACHED"                 a house joined to another house or houses typically by way of an attached garage

"LOAN"                          each loan referenced by its loan identifier number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other monies (including all further advances) due or owing with respect to that loan under the relevant mortgage conditions by a borrower on the security of a mortgage from time to time outstanding or, as the context may require, the borrower's obligations in respect of the same

"LONDON BUSINESS DAY"           a day (other than a Saturday or Sunday) on which banks are generally open for business in London


"LONDON STOCK EXCHANGE"         London Stock Exchange plc


"LOSSES"                        the realised losses experienced on the loans in the portfolio

"LOSSES LEDGER"                 the ledger of such name created and maintained by the cash manager pursuant to the cash management agreement to record the losses on the portfolio

"LTV RATIO" or "LOAN-TO-
VALUE RATIO"                    the ratio of the outstanding balance of a loan to the value of the mortgaged property securing that loan

"LTV TEST"                      a test which assigns a credit enhancement value to each loan in the portfolio based on its current loan-to-value ratio and the amount of mortgage indemnity cover on that loan. The weighted average credit enhancement value for the portfolio is then determined

"MAISONETTE"                    a flat on more than one floor used as a residence


"MANAGERS"                      Barclays Bank PLC and J.P. Morgan Securities Ltd., in respect of the series 3 issuer notes and the series 5 issuer notes.

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
"MASTER DEFINITIONS AND
CONSTRUCTION SCHEDULE"          together, the amended and restated master definitions and construction schedule and the issuer master definitions and construction schedule, which are schedules of definitions used in the issuer transaction documents

"MIG POLICIES"                  the mortgage indemnity guarantee policies

"MINIMUM RATE LOANS"            loans subject to a minimum rate of interest


"MINIMUM SELLER SHARE"          an amount included in the current seller share which is calculated in accordance with the mortgages trust deed and which, as at the closing date, will be approximately (pound)960,000,000


"MOODY'S"                       Moody's Investors Service Limited

"MORTGAGE"                      the legal charge or standard security securing a loan

"MORTGAGE ACCOUNT"              all loans secured on the same property will be incorporated in the same mortgage account

"MORTGAGE CONDITIONS"           the terms and conditions applicable to the loans as contained in the seller's "MORTGAGE CONDITIONS"
                                booklet for England and Wales or Scotland applicable from time to time

"MORTGAGEE"                     the party in whose favour a mortgage is granted

"MORTGAGE RELATED
SECURITIES"                     as defined in the US Secondary Mortgage Markets Enhancement Act 1984, as amended

"MORTGAGE SALE AGREEMENT"       the mortgage sale agreement entered into on 26th July, 2000 (as amended on 29th November, 2000 and as amended and restated on 23rd May, 2001, 5th July, 2001, 8th November, 2001 and on the closing date) and made between the seller, the mortgages trustee, Funding and the security trustee in relation to the assignment of the portfolio to the mortgages trustee, as further described in
                                "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY"

"MORTGAGE TERMS"                all the terms and conditions applicable to a loan, including without limitation the applicable mortgage conditions and offer conditions

"MORTGAGES TRUST"               the bare trust of the trust property held by the mortgages trustee as to both capital and income on trust absolutely for Funding (as to the Funding share) and the seller (as to the seller share), so that each has an undivided beneficial interest in the trust property

"MORTGAGES TRUST DEED"          the mortgages trust deed made by the mortgages trustee, Funding and the seller prior to the closing date of the previous issue by Holmes Financing (No. 1) PLC (as amended on 29th November, 2000 and
                                23rd May, 2001 and as amended and restated on 5th July, 2001, 8th November, 2001 and on the closing date), as further described in "THE MORTGAGES TRUST"

"MORTGAGES TRUST
AVAILABLE REVENUE
RECEIPTS"                       an amount equal to the sum of:

                                (a)     revenue receipts on the loans (but excluding principal receipts); and

                                (b)     interest payable to the mortgages trustee on the mortgages trustee GIC account and the alternative accounts;

                                less

                                (c)     third party amounts

"MORTGAGES TRUSTEE"             Holmes Trustees Limited

"MORTGAGES TRUSTEE
ACCOUNTS"                       the mortgages trustee GIC account and the alternative accounts

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
"MORTGAGES TRUSTEE GIC
ACCOUNT"                        the account in the name of the mortgages trustee maintained with the account bank pursuant to the terms of the bank account agreement and the mortgages trustee guaranteed investment contract or such additional or replacement account as may for the time being be in place


"MORTGAGES TRUSTEE GIC
PROVIDER"                       Abbey National plc


"MORTGAGES TRUSTEE
GUARANTEED INVESTMENT
CONTRACT"                       the guaranteed investment contract entered into between the mortgages trustee and the mortgages trustee GIC provider under which the mortgages trustee GIC provider agrees to pay the mortgages trustee a guaranteed rate of interest on the balance of the mortgages trustee GIC account, as described further in "CREDIT STRUCTURE - MORTGAGES TRUSTEE GIC ACCOUNT/FUNDING GIC ACCOUNT"

"MORTGAGES TRUSTEE
PRINCIPAL PRIORITY OF
PAYMENTS"                       the order in which the cash manager applies principal receipts on the loans on each distribution date to each of Funding and the seller, depending on whether a trigger event has occurred, as set out in "THE MORTGAGES TRUST"

"MORTGAGES TRUSTEE
REVENUE PRIORITY OF
PAYMENTS"                       the order in which the cash manager applies the mortgages trust available revenue receipts on each distribution date, as set out in "THE MORTGAGES TRUST"

"MORTGAGES TRUSTEE SVR"         the standard variable rate which applies to certain variable rate loans in the portfolio as set by the servicer, as described further in "THE SERVICING AGREEMENT"

"NATIONAL MORTGAGE LENDING
POLICY"                         the lending policy of the seller as varied from time to time

"NEW INTERCOMPANY LOAN"
and "NEW INTERCOMPANY
LOAN AGREEMENT"                 a loan of a new issuer term advance made by a new issuer to Funding under a new intercompany loan agreement entered into by Funding with a new issuer

"NEW ISSUE"                     the issue of new notes to investors by a new issuer to fund a new intercompany loan

"NEW ISSUER"                    a new wholly owned subsidiary of Holdings that is not established as at the closing date and which, if established, will make a new intercompany loan to Funding

"NEW LOANS"                     loans, other than the current loans, which the seller may assign, from time to time, to the mortgages trustee pursuant to the terms of the mortgage sale agreement

"NEW NOTES"                     an issue of notes by a new issuer

"NEW RELATED SECURITY"          the security for the new loans which the seller may assign to the mortgages trustee pursuant to the mortgage sale agreement

"NEW START-UP LOAN" and
"NEW START-UP LOAN PROVIDER"    new start-up loan to be made available to Funding by a new start-up loan provider when Funding enters into a new intercompany loan agreement

"NEW START-UP LOAN
AGREEMENT"                      a new start-up loan agreement to be entered into by a new start-up loan provider, Funding and the security trustee

"NEW SWAP AGREEMENT" and
"NEW SWAP PROVIDER"             a swap agreement to be entered into by a new issuer, a new swap provider and the issuer security trustee

"NEW TERM AA ADVANCES"          term advances to be advanced to Funding by new issuers under new intercompany loan agreements from the proceeds of issues of new notes with a rating of AA

"NEW TERM AAA ADVANCES"         term advances to be advanced to Funding by new issuers under new intercompany loan agreements from the proceeds of issues of new notes with a rating of AAA
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
"NEW TERM ADVANCES"             term advances to be advanced to Funding by new issuers under a new intercompany loan agreement

"NEW TERM BB ADVANCES"          term advances to be advanced to Funding by new issuers under new intercompany loan agreements from the proceeds of issues of new notes with a rating of BB

"NEW TERM BBB ADVANCES"         term advances to be advanced to Funding by new issuers under new intercompany loan agreements from the proceeds of issues of new notes with a rating of BBB

"NEW YORK BUSINESS DAY"         means a day (other than a Saturday or a Sunday) on which banks are generally open in the city of New
                                York

"NON-ASSET TRIGGER EVENT"       this will occur if:

                                (a)     an insolvency event occurs in relation to the seller;

                                (b)     the seller is terminated as servicer and a new servicer is not appointed within 60 days;

                                (c)     the seller share at any time is equal to or less than the minimum seller share; or



                                (d)     the outstanding principal balance of loans comprising the trust property at any time during the period from and including the closing date to but excluding the interest payment date in
                                        [January 2003] is less than (pound)[21] billion or, during the period from and including the interest payment date in [January 2003] to but excluding the interest payment date in [July
                                        2006] is less than (pound)[13.5] billion or, at any time during the period from and including the interest payment date in [July 2006] to but excluding the interest payment date in [July 2010] is less than (pound)[2.5] billion


"NON-STERLING ACCOUNT BANK"     Citibank, N.A., London Branch, situated at 336 Strand, London WC2R 1HB


"NOTEHOLDERS"                   the holders of issuer notes, or any of them as the context requires

"NOTE PRINCIPAL PAYMENT"        the amount of each principal payment payable on each note


"NOTE TRUSTEE"                  The Bank of New York, London Branch at One Canada Square, London, E14 5AL


"OFFER CONDITIONS"              the terms and conditions applicable to a specific loan as set out in the relevant offer letter to the borrower

"OUTSTANDING AMOUNT"            following enforcement of a loan, the amount outstanding on the payment of that loan after deducting money received under the applicable mortgage indemnity guarantee policy


"PASS-THROUGH TERM
ADVANCE"                        means a term advance which has no scheduled repayment date other than the final repayment date. On the closing date, the pass-through term advances are the issuer series 5 term AAA advance, the issuer term AA advances, the issuer term BBB advances, the previous series 3A2 term AAA advance, the previous term AA advances and the previous term BBB advances made by Holmes Financing (No. 5) PLC, the previous series 3 term AAA advance made by Holmes Financing (No. 4) PLC, the previous series 3 term AAA advance made by Holmes Financing (No. 3) PLC, the previous series 4 term AAA advance made by Holmes Financing (No. 2) PLC, the previous term AA advances the previous term BBB advances and the previous term BB advances. If a bullet term advance is not repaid in full on its scheduled repayment date or if a scheduled amortisation term advance is not repaid by its final scheduled repayment date, then it will be deemed to be a pass-through term advance. If a trigger event occurs or the Funding security is enforced, then the bullet term

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

                                advances and the scheduled amortisation term advances will be deemed to be pass-through term advances. If the issuer security is enforced, then the issuer term advances which are bullet term advances or scheduled amortisation term advances will be deemed to be pass-through term advances

"PAYING AGENTS"                 the principal paying agent and the US paying agent


"PAYMENT HOLIDAY"               a period during which a borrower may suspend payments under a mortgage loan where the borrower is permitted under the mortgage terms to do so and will therefore not be in breach of the mortgage terms


"PENSION PLAN"                  a financial plan arranged by a borrower to provide for such borrower's expenses during retirement

"PORTFOLIO"                     at any time the loans and their related security assigned to the mortgages trustee and held by the mortgages trustee on trust for the beneficiaries

"POST ENFORCEMENT CALL
OPTION"                         means the call option granted to PECOH in respect of the class B issuer notes and the class C issuer notes under the issuer post-enforcement call option agreement

"POST ENFORCEMENT CALL
OPTION HOLDER" or "PECOH"       PECOH Limited


"PREVIOUS CLOSING DATES"        in respect of Holmes Financing (No. 1) PLC, 26th July, 2000, in respect of Holmes Financing (No. 2)
                                PLC, 29th November, 2000, in respect of Holmes Financing (No. 3) PLC, 23rd May, 2001, in respect of
                                Holmes Financing (No. 4) PLC, 5th July, 2001 and in respect of Holmes Financing (No. 5) PLC, 8th
                                November, 2001


"PREVIOUS INTERCOMPANY
LOAN AGREEMENTS"                the intercompany loan agreements made between the previous issuers and Funding

"PREVIOUS INTERCOMPANY
LOANS"                          the loan of the previous term advances made by the previous issuers to Funding under the previous intercompany loan agreements

"PREVIOUS ISSUER ACCOUNT
BANKS"                          Abbey National plc situated at 21 Prescot Street, London E1 8AD and Citibank, N.A., London Branch
                                situated at 336 Strand, London WC2R 1HB

"PREVIOUS ISSUER LIQUIDITY
FACILITY AGREEMENTS"            the liquidity facility agreements entered into between the previous issuers and the respective previous issuer liquidity facility providers

"PREVIOUS ISSUER LIQUIDITY
FACILITY PROVIDERS"             The Royal Bank of Scotland plc, acting through its office at Waterhouse Square, 138-142 Holborn,
                                London EC1N 2TH, in respect of the previous issuer liquidity facility agreement relating to Holmes
                                Financing (No. 1) PLC, and Barclays Bank PLC, in respect of the previous issuer liquidity facility agreements relating to Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing
                                (No. 4) PLC and Holmes Financing (No. 5) PLC

"PREVIOUS ISSUERS"              Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes
                                Financing (No. 4) PLC and Holmes Financing (No. 5) PLC

"PREVIOUS ISSUES"               the issue of the previous notes by the previous issuers

"PREVIOUS NOTEHOLDERS"          the holders of previous notes, or any of them as the context requires

"PREVIOUS NOTES"                includes all of the class A previous notes, the class B previous notes, the class C previous notes and the class D previous notes

"PREVIOUS START-UP LOAN
AGREEMENTS"                     the first start-up loan agreement, the second start-up loan agreement, the third start-up loan agreement, the fourth start-up loan agreement and the fifth start-up loan agreement


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
"PREVIOUS START-UP LOAN
PROVIDER"                       Citibank N.A., London Branch, in its capacity as provider of the first start-up loan and the second start-up loan

"PREVIOUS SWAP
AGREEMENTS"                     the swap agreements entered into between the previous issuers and the previous swap providers in relation to the previous swaps

"PREVIOUS SWAP PROVIDERS"       General Re Financial Securities Limited, Westdeutsche Landesbank Girozentrale, Credit Suisse First
                                Boston International, Citibank, N.A., London Branch and Banque AIG, London branch or any of them as the context requires

"PREVIOUS SWAPS"                the dollar currency swaps, the euro currency swaps and the fixed-floating interest swap entered into by Holmes Financing (No. 1) PLC, the dollar currency swaps and the euro currency swaps entered into by Holmes Financing (No. 2) PLC the dollar currency swaps and the euro currency swaps entered into by Holmes Financing (No. 3) PLC, the dollar currency swaps, the euro currency swaps and the Swiss franc currency swap entered into by Holmes Financing (No. 4) PLC and the dollar currency swaps, the euro currency swaps and the Swiss franc currency swap entered into by Holmes Financing (No. 5) PLC, each under the previous swap agreements

"PREVIOUS TERM AA
ADVANCES"                       the advances made by the previous issuers to Funding under the previous intercompany loan agreements from the proceeds of issue of the series 1 class B previous notes, the series 2 class B previous notes, the series 3 class B previous notes and the series 4 class B previous notes

"PREVIOUS TERM AAA
ADVANCES"                       the advances made by the previous issuers to Funding under the previous intercompany loan agreements from the proceeds of issue of the series 1 class A previous notes, the series 2 class A previous notes, the series 3 class A previous notes and the series 4 class A previous notes

"PREVIOUS TERM ADVANCES"        the term advances made under the previous intercompany loans, funded from the proceeds of the previous notes, as described in "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
                                PREVIOUS INTERCOMPANY LOANS"

"PREVIOUS TERM BB
ADVANCE"                        the advance made by Holmes Financing (No. 4) PLC to Funding under the previous intercompany loan agreement from the proceeds of issue of its series 3 class D previous notes

"PREVIOUS TERM BBB
ADVANCES"                       the advances made by the previous issuers to Funding under the previous intercompany loan agreements from the proceeds of issue of the series 1 class C previous notes, the series 2 class C previous notes, the series 3 class C previous notes and the series 4 class C previous notes

"PRINCIPAL DEFICIENCY
LEDGER"                         the ledger of such name maintained by the cash manager, comprising on the closing date three sub-ledgers, the AAA principal deficiency sub-ledger, the AA principal deficiency sub-ledger and the
                                BBB principal deficiency sub-ledger and which records any deficiency of principal (following a loss on a loan or the application of principal receipts to meet any deficiency in Funding available revenue receipts) in respect of payments due under the current intercompany loans

"PRINCIPAL LEDGER"              the ledger of such name maintained by the cash manager on behalf of the mortgages trustee pursuant to the cash management agreement to record principal receipts on the loans and payments of principal from the mortgages trustee GIC account to Funding and the seller on each distribution date. Together the principal ledger and the revenue ledger reflect the aggregate of all amounts of cash standing to the credit of the mortgages trustee GIC account

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
"PRINCIPAL PAYING AGENT"        JPMorgan Chase Bank, London Branch acting through its specified office at Trinity Tower, 9 Thomas
                                More Street, London E1W 1YT

"PRINCIPAL PAYMENT RATE"        the average monthly rolling principal payment rate on the loans

"PRINCIPAL RECEIPTS"            all principal amounts received from borrowers in respect of the loans or otherwise paid or recovered in respect of the loans and their related security representing monthly repayments of principal, prepayments of principal, redemption proceeds and amounts recovered on enforcement representing principal (but excluding principal received or treated as received in respect of a loan subsequent to the completion of enforcement procedures and certain early repayment fees)

"PRODUCT SWITCH"                a variation to the financial terms and conditions of a loan other than:

                                (a)     any variation agreed with a borrower to control or manage arrears on the loan;

                                (b)     any variation in the maturity date of the loan unless, while the previous intercompany loan made by Holmes Financing (No. 1) PLC is outstanding, it is extended beyond July 2038;

                                (c)     any variation imposed by statute;

                                (d)     any variation of the rate of the principal available and/or the rate of interest payable in respect of the loan where that rate is offered to the borrowers of more than 10 per cent. by outstanding principal amount of loans comprised in the trust property in any interest period; or

                                (e)     any variation in the frequency with which the interest payable in respect of the loan is charged

"PURPOSE-BUILT"                 in respect of a residential dwelling, built or made for such a residential purpose (as opposed to converted)

"RATING"                        rating assigned by the rating agencies to the current notes or new notes

"RATING AGENCIES"               each of Moody's, Standard & Poor's and Fitch

"REASONABLE, PRUDENT
MORTGAGE LENDER"                includes a lender acting within the policy applied by the seller from time to time to the originating, underwriting and servicing of loans beneficially owned by the seller outside the mortgages trust

"RECEIVER"                      a receiver appointed by the issuer security trustee and/or the security trustee, respectively pursuant to the issuer deed of charge and/or the Funding deed of charge

"REFERENCE BANKS"               at the closing date, the London office of each of the following banks: ABN AMRO Bank N.V., Barclays
                                Bank PLC, Citibank, N.A. and The Royal Bank of Scotland plc

"REGISTERS OF SCOTLAND"         the Land Register of Scotland and/or the General Register of Sasines

"REGISTRAR"                     J.P. Morgan Bank Luxembourg S.A. at 5, Rue Plaetis, L-2338 Luxembourg, Grand Duchy of Luxembourg

"REGULATED MORTGAGE
CONTRACT"                       a contract is a regulated mortgage contract if, at the time it is entered into: (i) the contract is one under which the lender provides credit to an individual or to the trustee; (ii) the contract provides that the obligation of the individual/trustee to repay is to be secured by a first legal mortgage or standard security on land (other than timeshare accommodation) in the UK; and (iii) at least 40% of that land is used, or is intended to be used, as or in connection with a dwelling by the individual or (in the case of credit provided to the trustee) by an individual who is a beneficiary of the trust, or by a related person

"REINSTATEMENT"                 means in relation to a property that has been damaged, repairing or rebuilding that property to the condition that it was in prior to the occurrence of the damage

"RELATED SECURITY"              in relation to a loan, the security for the repayment of that loan including the relevant mortgage and all other matters applicable thereto acquired as part of the portfolio assigned to the mortgages trustee

"RELEVANT ISSUERS"              the previous issuers, the issuer and any new issuers, as applicable

"REVENUE LEDGER"                the ledger(s) of such name created and maintained by the cash manager on behalf of the mortgages trustee pursuant to the cash management agreement to record revenue receipts on the loans and interest from alternative accounts and the mortgages trustee GIC account and payments of revenue receipts from the mortgages trustee GIC account to Funding and the seller on each distribution date.
                                The revenue ledger and the principal ledger together reflect the aggregate of all amounts of cash standing to the credit of the mortgages trustee GIC account and the alternative accounts

"REVENUE RECEIPTS"              amounts received by the mortgages trustee in respect of the loans other than principal receipts and third party amounts and whether received in the mortgages trustee GIC account or any alternative account


"SCHEDULED AMORTISATION
AMOUNT"                         (a)     in respect of the series 1 term AAA advance, the sum of (pound)[478,500,000] due on each scheduled repayment date of the issuer series 1 term AAA advance;


                                (b)     in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 5) PLC, the sum of (pound)352,000,000 due on each scheduled repayment date of THE previous series 1 term AAA advance;

                                (c)     in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 4) PLC, the sum of (pound)191,250,000 due on each scheduled repayment date of the previous series 1 term AAA advance; and

                                (d)     in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 2) PLC, the sum of (pound)500,000,000 due on each scheduled repayment date of THE previous series 3 term AAA advance

"SCHEDULED AMORTISATION
TERM ADVANCES"                  the issuer series 1 term AAA advance, the previous series 1 term AAA advance made by Holmes
                                Financing (No. 5) PLC, the previous series 1 term AAA advance made by Holmes Financing (No. 4) PLC, the previous series 2 term AAA advance and the previous series 3 term AAA advance made by Holmes
                                Financing (No. 2) PLC and any new term advance that is payable in scheduled amounts on more than one scheduled repayment date

"SCHEDULED REDEMPTION
DATES"                          (a)     in respect of the series 1 class A issuer notes, the interest payment dates in July 2003 and October 2003;

                                (b)     in respect of the series 2 class A issuer notes, the interest payment date in April 2005;

                                (c)     in respect of the series 3 class A issuer notes, the interest payment date in April 2007;

                                (d)     in respect of the series 4 class A1 issuer notes, the interest payment date in October
                                        2007; and

                                (e)     in respect of the series 4 class A2 issuer notes, the interest payment date in October
                                        2007

"SCHEDULED REPAYMENT
DATES"                          (a)     in respect of the issuer series 1 term AAA advance, the interest payment dates in July
                                        2003 and October 2003;

                                (b)     in respect of the issuer series 2 term AAA advance, the interest payment date in April
                                        2005;

                                (c)     in respect of the issuer series 3 term AAA advance, the interest payment date in April
                                        2007;

                                (d)     in respect of the issuer series 4A1 term AAA advance, the interest payment date in October
                                        2007;

                                (e)     in respect of the issuer series 4A2 term AAA advance, the interest payment date in October
                                        2007;

                                (f)     in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 5) PLC, the interest payment dates in July 2002 and October 2002;

                                (g)     in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 5) PLC, the interest payment date in October 2004;

                                (h)     in respect of the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC, the interest payment date in October 2006;

                                (i)     in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 4) PLC, the interest payment dates in October 2003, January 2004, April 2004 and July 2004;

                                (j)     in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 4) PLC, the interest payment date in July 2006;

                                (k)     in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, the interest payment date in October 2006;

                                (l)     in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 3) PLC, the interest payment date in January 2003;

                                (m)     in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 3) PLC, the interest payment date in January 2005;

                                (n)     in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 2) PLC, the interest payment date in July 2002;

                                (o)     in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 2) PLC, the interest payment dates in October 2003, January 2004, April 2004 and July 2004;

                                (p)     in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 2) PLC, the interest payment dates in October 2005, January 2006, April 2006 and July 2006;

                                (q)     in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 1) PLC, the interest payment date in July 2003;

                                (r)     in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 1) PLC, the interest payment date in July 2005;

                                (s)     in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 1) PLC, the interest payment date in July 2007;

                                (t)     in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 1) PLC, the interest payment date in July 2010;

                                (u)     in respect of any new term advance which is intended to be a bullet term advance, the scheduled repayment date of that bullet term advance; and

                                (v)     in respect of any new term advance which is intended to be a scheduled amortisation term advance, the scheduled repayment dates for those scheduled amortisation term advances

"SCOTTISH LOAN"                 a loan secured by a Scottish mortgage

"SCOTTISH MORTGAGE"             a mortgage secured over a property in Scotland

"SCOTTISH MORTGAGE CONDITIONS"  the mortgage conditions applicable to Scottish loans

"SEC"                           The United States Securities and Exchange Commission

"SECOND RESERVE FUND"           reserve fund established on 29th November, 2000 and funded from excess Funding available revenue receipts, as described further in "CREDIT STRUCTURE - SECOND RESERVE FUND", and further funded on
                                5th July, 2001 from part of the proceeds of the previous term BB advance

"SECOND RESERVE FUND
REQUIRED AMOUNT"                an amount calculated in accordance with the formula set out in "CREDIT STRUCTURE - SECOND RESERVE
                                FUND"

"SECOND RESERVE LEDGER"         a ledger maintained by the cash manager to record the amount credited to the second reserve fund, and subsequent withdrawals and deposits in respect of the second reserve fund

"SECOND START-UP LOAN"          the loan made by the previous start-up loan provider to Funding under the second start-up loan agreement which was used in part to fund the first reserve fund

"SECOND START-UP LOAN
AGREEMENT"                      the agreement entered into on 29th November, 2000 between the previous start-up loan provider and
                                Funding under which the second start-up loan was made by the previous start-up loan provider to
                                Funding


"SECURITY TRUSTEE"              JPMorgan Chase Bank, London Branch at Trinity Tower, 9 Thomas More Street, London E1W 1YT



"SELLER"                        Abbey National plc

"SELLER'S POLICY"               the originating, underwriting, administration, arrears and enforcement policy applied by the seller from time to time to loans and their related security owned solely by the seller

"SELLER SHARE"                  the seller share of the trust property from time to time as calculated on each distribution date

"SELLER SHARE PERCENTAGE"       the seller share percentage of the trust property from time to time as calculated on each distribution date

"SEMI-DETACHED"                 a house joined to another house on one side only

"SENIOR EXPENSES"               amounts ranking in priority to interest due on the term advances


"SERIES 1 CLASS A ISSUER
NOTES"                          the $1,500,000,000 series 1 class A floating rate issuer notes due October 2003

"SERIES 1 CLASS B ISSUER
NOTES"                          the $50,000,000 series 1 class B floating rate issuer notes due July 2040

"SERIES 1 CLASS C ISSUER
NOTES"                          the $86,000,000 series 1 class C floating rate issuer notes due July 2040


"SERIES 2 CLASS A ISSUER
NOTES"                          the $1,250,000,000 series 2 class A floating rate issuer notes due April 2008



"SERIES 2 CLASS B ISSUER
NOTES"                          the $42,000,000 series 2 class B floating rate issuer notes due July 2040

"SERIES 2 CLASS C ISSUER
NOTES"                          the $71,000,000 series 2 class C floating rate issuer notes due July 2040


"SERIES 3 CLASS A ISSUER
NOTES"                          the (euro)1,000,000,000 series 3 class A floating rate issuer notes due October 2009

"SERIES 3 CLASS B ISSUER
NOTES"                          the (euro)34,000,000 series 3 class B floating rate issuer notes due July 2040

"SERIES 3 CLASS C ISSUER
NOTES"                          the (euro)57,000,000 series 3 class C floating rate issuer notes due July 2040


"SERIES 4 CLASS A ISSUER
NOTES"                          the series 4 class A1 issuer notes and the series 4 class A2 issuer notes


"SERIES 4 CLASS A1 ISSUER
NOTES"                          the $1,000,000,000 series 4 class A1 floating rate issuer notes due October 2009

"SERIES 4 CLASS A2 ISSUER
NOTES"                          the CHF300,000,000 series 4 class A2 fixed-floating rate issuer notes due October 2009

"SERIES 4 CLASS B ISSUER
NOTES"                          the $40,000,000 series 4 class B floating rate issuer notes due July 2040

"SERIES 4 CLASS C ISSUER
NOTES"                          the $69,000,000 series 4 class C floating rate issuer notes due July 2040


"SERIES 5 CLASS A ISSUER
NOTES"                          the (pound)500,000,000 series 5 class A floating rate issuer notes due July 2040

"SERIES 5 CLASS B ISSUER
NOTES"                          the (pound)17,000,000 series 5 class B floating rate issuer notes due July 2040


"SERIES 5 CLASS C ISSUER
NOTES"                          the (pound)29,000,000 series 5 class C floating rate issuer notes due July 2040


"SERIES 1 CLASS A PREVIOUS
NOTES"                          the series 1 class A previous notes issued by the previous issuers, as described further in
                                "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 1 CLASS B PREVIOUS
NOTES"                          the series 1 class B previous notes issued by the previous issuers, as described further in
                                "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 1 CLASS C PREVIOUS
NOTES"                          the series 1 class C previous notes issued by the previous issuers, as described further in
                                "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 2 CLASS A PREVIOUS
NOTES"                          the series 2 class A previous notes issued by the previous issuers, as described further in
                                "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 2 CLASS A1 PREVIOUS
NOTES"                          the series 2 class A1 previous notes issued by the previous issuers, as described further in
                                "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 2 CLASS A2 PREVIOUS
NOTES"                          the series 2 class A2 previous notes issued by the previous issuers, as described further in
                                "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 2 CLASS B PREVIOUS
NOTES"                          the series 2 class B previous notes issued by the previous issuers, as described further in
                                "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 2 CLASS C PREVIOUS
NOTES"                          the series 2 class C previous notes issued by the previous issuers, as described further in
                                "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 3 CLASS A PREVIOUS
NOTES"                          the series 3 class A previous notes issued by the previous issuers, as described further in
                                "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 3 CLASS A1 PREVIOUS
NOTES"                          the series 3 class A1 previous notes issued by the previous issuers, as described further in
                                "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 3 CLASS A2 PREVIOUS
NOTES"                          the series 3 class A2 previous notes issued by the previous issuers, as described further in
                                "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 3 CLASS B PREVIOUS
NOTES"                          the series 3 class B previous notes issued by the previous issuers, as described further in
                                "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 3 CLASS C PREVIOUS
NOTES"                          the series 3 class C previous notes issued by the previous issuers, as described further in
                                "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 3 CLASS D PREVIOUS
NOTES"                          the series 3 class D previous notes issued by Holmes Financing (No. 4) PLC, as described further in
                                "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 4 CLASS A PREVIOUS
NOTES"                          the series 4 class A previous notes issued by the previous issuers, as described further in
                                "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 4 CLASS B PREVIOUS
NOTES"                          the series 4 class B previous notes issued by the previous issuers, as described further in
                                "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 4 CLASS C PREVIOUS
NOTES"                          the series 4 class C previous notes issued by the previous issuers, as described further in
                                "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 1 CLASS A ISSUER
DOLLAR CURRENCY SWAP
PROVIDER"                       ___

"SERIES 1 CLASS B ISSUER
DOLLAR CURRENCY SWAP
PROVIDER"                       ___

"SERIES 1 CLASS C ISSUER
DOLLAR CURRENCY SWAP
PROVIDER"                       ___

"SERIES 2 CLASS A ISSUER
DOLLAR CURRENCY SWAP
PROVIDER"                       ___

"SERIES 2 CLASS B ISSUER
DOLLAR CURRENCY SWAP
PROVIDER"                       ___

"SERIES 2 CLASS C ISSUER
DOLLAR CURRENCY SWAP
PROVIDER"                       ___

"SERIES 3 CLASS A ISSUER
EURO CURRENCY SWAP
PROVIDER"                       ___

"SERIES 3 CLASS B ISSUER
EURO CURRENCY SWAP
PROVIDER"                       ___

"SERIES 3 CLASS C ISSUER
EURO CURRENCY SWAP
PROVIDER"                       ___

"SERIES 4 CLASS A1 ISSUER
DOLLAR CURRENCY SWAP
PROVIDER"                       ___


"SERIES 4 CLASS A2 ISSUER
SWISS FRANC CURRENCY SWAP
PROVIDER"                       UBS AG, London Branch


 "SERIES 4 CLASS B ISSUER
DOLLAR CURRENCY SWAP
PROVIDER"                       ___

"SERIES 4 CLASS C ISSUER
DOLLAR CURRENCY SWAP
PROVIDER"                       ___


"SERIES 1 ISSUER NOTES"         the series 1 class A issuer notes, the series 1 class B issuer notes and the series 1 class C issuer notes

"SERIES 2 ISSUER NOTES"         the series 2 class A issuer notes, the series 2 class B issuer notes and the series 2 class C issuer notes

"SERIES 3 ISSUER NOTES"         the series 3 class A issuer notes, the series 3 class B issuer notes and the series 3 class C issuer notes

"SERIES 4 ISSUER NOTES"         the series 4 class A issuer notes, the series 4 class B issuer notes and the series 4 class C issuer notes

"SERIES 5 ISSUER NOTES"         the series 5 class A issuer notes, the series 5 class B issuer notes and the series 5 class C issuer notes


"SERVICER"                      Abbey National plc or such other person as may from time to time be appointed as servicer of the portfolio pursuant to the servicing agreement


"SERVICING AGREEMENT"           the agreement entered into on 26th July, 2000 (as amended and restated on 29th November, 2000 and as further amended and restated on 23rd May, 2001), between the servicer, the mortgages trustee, the security trustee and Funding under which the servicer agrees to administer the loans and their related security comprised in the portfolio, as described further in "THE SERVICING AGREEMENT"


"SHORTFALL"                     the deficiency of Funding available income receipts on an interest payment date over the amounts due by Funding under the Funding preenforcement revenue priority of payments

"SIXTH START-UP LOAN"           the loan made by the start-up loan provider to Funding under the sixth start-up loan agreement

"SIXTH START-UP LOAN AGREEMENT" the agreement entered into on the closing date between the start-up loan provider and Funding under which the sixth start-up loan will be made by the start-up loan provider to Funding

"SPECIFIED MINIMUM RATE"        the rate specified in the offer conditions


"STABILISED RATE"               the rate to which any loan reverts after the expiration of any period during which any alternative method(s) of calculating the interest rate specified in the offer conditions are used


"STANDARD & POOR'S"             Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.



"START-UP LOAN AGREEMENTS"      the current start-up loan agreements and all new start-up loan agreements

"START-UP LOAN PROVIDER"        Abbey National plc, in its capacity as provider of the third start-up loan, the fourth start-up loan, the fifth start-up loan and the sixth start-up loan

"START-UP LOAN PROVIDERS"       the start-up loan provider and the previous start-up loan provider

"SVR"                           the Abbey SVR or the mortgages trustee SVR, as applicable

"SVR LOAN"                      a loan which is subject to the mortgages trustee SVR or, as applicable, the Abbey SVR

"SWAP EARLY TERMINATION
EVENT"                          a circumstance in which a swap agreement can be terminated prior to its scheduled termination date


"SWISS MANAGERS"                UBS AG, Barclays Bank PLC, J.P. Morgan Securities, Zurich Branch, Credit Suisse First Boston, Bank
                                Coop, Bank Julius Baer & Co. Ltd., Bank von Ernst & Cie AG, Bank Vontobel AG, Liechtensteinische
                                Landesbank AG, Rud, Blass & Cie AG and Verwaltungs- und Privat-Bank AG

"SWISS PAYING AGENTS"           UBS AG, Credit Suisse First Boston, Credit Suisse, Bank Coop, Bank Julius Baer & Co. Ltd., Bank von
                                Ernst & Cie AG, Bank Vontobel AG, Liechtensteinische Landesbank AG, Rud, Blass & Cie AG and
                                Verwaltungs- und Privat-Bank AG


"TARGET BUSINESS DAY"           a day on which the Trans-European Automated Real-time Gross settlement Express Transfer (TARGET)
                                System is open

"TERM AA ADVANCES"              the previous term AA advances, the issuer term AA advances and any new term AA advance made by a new issuer to Funding that has a term advance rating of "AA" or its equivalent

"TERM AAA ADVANCES"             the previous term AAA advances, the issuer term AAA advances and any new term AAA advance made by a new issuer to Funding that has a term advance rating of "AAA" or its equivalent

"TERM ADVANCES"                 the term AAA advances, the term AA advances, the term BBB advances and the term BB advances outstanding from time to time

"TERM BB ADVANCES"              the previous term BB advance and any new term BB advance made by a new issuer to Funding that has a term advance rating of "BB" or its equivalent

"TERM BBB ADVANCES"             the previous term BBB advances, the issuer term BBB advances and any new term BBB advance made by a new issuer to Funding that has a term advance rating of "BBB" or its equivalent

"TERM ADVANCE RATING"           the designated rating assigned to a term advance which corresponds to the rating of the class of notes when first issued to provide funds for that term advance so that, for example, any term AAA advance has a term advance rating of "AAA" to reflect the ratings of Aaa/AAA/AAA then assigned to the corresponding notes (other than the issuer series 1 class A issuer notes or the previous series
                                1 class A notes of Holmes Financing (No.5) PLC)

"TERRACED"                      a house in a row of houses built in one block in a uniform style

"THIRD PARTY AMOUNTS"           includes:

                                (a)     payments of high loan-to-value fees due to the seller;

                                (b)     amounts under a direct debit which are repaid to the bank making the payment if such bank is unable to recoup that amount itself from its customer's account; or

                                (c)     payments by borrowers of early repayment fees and product charges which are due to the seller


"THIRD START-UP LOAN"           the loan made by the start-up loan provider to Funding under the third start-up loan agreement which will be used in part to fund the first reserve fund

"THIRD START-UP LOAN
AGREEMENT"                      the agreement entered into on 23rd May, 2001 between the start-up loan provider and Funding under which the third start- up loan was made by the start-up loan provider to Funding

"TRACKER LOAN"                  a loan where interest is linked to a variable interest rate other than the SVR. For example, the rate on a tracker loan may be set at a margin above sterling LIBOR or above rates set by the Bank of
                                England

"TRACKER RATE"                  the rate of interest applicable to a tracker loan (before applying any cap or minimum rate)

"TRANSACTION DOCUMENTS"         the issuer transaction documents, the other documents listed in paragraph (D) in "LISTING AND
                                GENERAL INFORMATION", the previous intercompany loan agreements, the previous start-up loan agreements, the previous swap agreements, other documents relating to the issue of previous notes by the previous issuers and any new intercompany loan agreements, new start-up loan agreements, new swap agreements, other documents relating to issues of new notes by new issuers, the mortgages trustee guaranteed investment contract and all other agreements referred to therein

"TRANSFER AGENT"                J.P. Morgan Bank Luxembourg S.A. at Rue Plaetis, L- 2238, Luxembourg

"TRIGGER EVENT"                 an asset trigger event and/or a non-asset trigger event

"TRUST PROPERTY"                includes:

                                (a)     the sum of (pound)100 settled by SPV Management Limited on trust on the date OF the mortgage trust deed;

                                (b)     the current portfolio of loans and their related security assigned to the mortgages trustee by the seller;

                                (c)     any new loans and their related security assigned to the mortgages trustee by the seller after the closing date;

                                (d)     any drawings under flexible loans;

                                (e)     any interest and principal paid by borrowers on their loans;

                                (f)     any other amounts received under the loans and related security (excluding third party amounts);

                                (g)     rights under the MIG policies; and

                                (h)     amounts on deposit and interest earned on such amounts in the mortgages trustee GIC account and in the alternative accounts

"UK LISTING AUTHORITY"          the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000


"UNDERPAYMENT"                  a reduced payment by the borrower under a flexible loan and where such reduced payment is in place of the monthly payment set out in the mortgage offer (or any changed monthly payment subsequently notified by the lender to the borrower), where there are sufficient available funds to fund the difference between the monthly payment and this reduced payment and where the borrower is not in breach of the mortgage terms for making such payment


"UNDERWRITERS"                  Barclays Capital Inc. and J.P. Morgan Securities Inc. in respect of the series 1 issuer notes, the series 2 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes)

"UNITED STATES HOLDER"          a beneficial owner of issuer notes who is a "UNITED STATES PERSON"

"UNITED STATES PERSON"          (a)     a citizen or resident of the United States;


                                (b)     a domestic partnership;

                                (c)     a domestic corporation;

                                (d)     any estate (other than a foreign estate); and

                                (e)     any trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust; and (ii) one or more United States fiduciaries have the authority to control all substantial decisions of the trust

"US PAYING AGENT"               JPMorgan Chase Bank, New York Branch at 450 West 33rd Street, New York, NY 10001-2697

"US TAX COUNSEL"                Cleary, Gottlieb, Steen & Hamilton

"USD-LIBOR"                     the London Interbank Offered Rate for dollar deposits, as determined by the agent bank on the following basis:


                                (1)     on the applicable interest determination date applicable to the series 1 class A issuer notes, the series 1 class B issuer notes, the series 1 class C issuer notes, the series 2 class A issuer notes, the series 2 class B issuer notes, the series 2 class C issuer notes, the series 4 class A1 issuer notes, the series 4 class B issuer notes and series 4 class C issuer notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for deposits in dollars for the relevant interest period. The USD-LIBOR for the first interest period shall be (in the case of the series 1 class A issuer notes) the linear interpolation of the arithmetic mean of such offered quotations for [two-week] and [one-month] US dollar deposits and (in all other cases) the linear interpolation of the arithmetic mean of such offered quotations for
                                        [two-month] and [three-month] US dollar deposits (rounded upwards, if necessary, to five decimal places).



                                This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No.
                                3750. If the Moneyline Telerate Screen No. 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuer with the approval of the note trustee will be used.

                                In each of these cases, the determination will be made as at or about 11.00 a.m., London time, on that date. This is called the screen rate for the series 1 class A issuer notes, the series 1 class
                                B issuer notes, the series 1 class C issuer notes, the series 2 class A issuer notes, the series 2 class B issuer notes, the series 2 class C issuer notes, the series 4 class A1 issuer notes, the series 4 class B issuer notes and the series 4 class C issuer notes;

                                (2)     if, on any such interest determination date, the screen rate is unavailable, the agent bank will:

                                        o       request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to leading banks for dollar deposits of the equivalent amount and for a time equal to the relevant interest period, in the
                                                London inter-bank market as at or about 11.00 a.m. (London time); and

                                        o       calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;


                                (3)     if on any such interest determination date the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2); and

                                (4)     if fewer than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which
                                        (1) or (2) was applicable

"VALUATION"                     a methodology for determining the value of a property which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "THE SERVICER AND THE SERVICING AGREEMENT
                                - THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER") and which has been approved by the
                                Director of Group Property and Survey of the seller

"VALUATION FEE"                 a fee incurred by borrowers as a result of the seller or servicer obtaining a valuation of the property

"VARIABLE MORTGAGE RATE"        the rate of interest which determines the amount of interest payable each month on a variable rate loan

"VARIABLE RATE LOAN"            a loan where the interest rate payable by the borrower varies in accordance with a specified variable rate

"VAT"                           value added tax

"WAFF"                          weighted average repossession frequency

"WALS"                          weighted average loss severity

"WE" and "US"                   the issuer

"WITHHOLDING TAX"               a tax levied under UK law, as further described in "UNITED KINGDOM TAXATION - WITHHOLDING TAX"

"ZURICH BUSINESS DAY"           a day (other than a Saturday or Sunday) on which banks are generally open for business in Zurich


                                     ANNEX A


     Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC and Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC

     Periodic Report re Holmes Trustees Limited and Holmes Funding Limited.


     For Period 10th September, 2002 to 9th October, 2002.


     All values are expressed in thousands of pounds sterling unless otherwise stated.

MORTGAGE ASSET ANALYSIS

                                                                                                       CURRENT PERIOD
                                                                                    ------------------------------------------------
ANALYSIS OF MORTGAGE TRUST MOVEMENTS                                                                NUMBER             (POUND)000'S
--------------------------------------------------------------------------------    ----------------------             -------------
Brought Forward.................................................................                   288,036              17,769,990
Replenishment...................................................................                    14,376               1,091,764
Repurchased.....................................................................                    (4,931)               (605,857)
Redemptions.....................................................................                   (11,185)               (461,460)
Losses..........................................................................                       (18)                    (42)
Other Movements.................................................................                         0                      (0)
                                                                                    ----------------------              ----------
Carried Forward.................................................................                   286,278              17,794,395
                                                                                    ======================              ==========

CUMULATIVE                                                                                          NUMBER             (POUND)000'S
--------------------------------------------------------------------------------    ----------------------             -------------
Brought Forward.................................................................                   115,191               6,399,214
Replenishment...................................................................                   350,961              23,926,479
Repurchased.....................................................................                   (76,328)             (5,555,715)
Redemptions.....................................................................                  (103,411)             (6,975,196)
Losses..........................................................................                      (135)                   (387)
Other Movements.................................................................                         0                       0
                                                                                    ----------------------              ----------
Carried Forward.................................................................                   286,278              17,794,395
                                                                                    ======================              =========
Annualised 1 Month CPR..........................................................                     98.55%            **(including
Annualised 3 Month CPR..........................................................                     85.82%         redemptions and
Annualised 12 Month CPR.........................................................                     50.31%            repurchases)

-----------
**   The annualised CPR's are expressed as a percentage of the outstanding balance at the end of the period


ASSET PROFILES
-------------------------------------------------------------------------------
Weighted Average Seasoning......................................................            39.59  months
Weighted Average Loan size......................................................         (pound)62,157.75
Weighted Average LTV............................................................                   77.85%            *** (see below)
Weighted Average Remaining Term.................................................            19.06  years



PRODUCT TYPE ANALYSIS                                                                         (POUND)000'S                        %
--------------------------------------------------------------------------------    ----------------------             -------------
Variable Rate...................................................................                11,262,737                   63.29%
Fixed Rate......................................................................                 5,419,585                   30.46%
Tracker Rate....................................................................                 1,112,072                    6.25%
Flexible Mortgages..............................................................                         0                    0.00%
                                                                                    ----------------------             -----------
                                                                                                17,794,395                  100.00%
                                                                                    ======================             ===========


MORTGAGE STANDARD VARIABLE RATE
--------------------------------------------------------------------------------
Rate............................................................................                      6.10%
Effective Date..................................................................          01 December 2001


GEOGRAPHIC ANALYSIS
REGION                                                                     NUMBER            (POUND)000'S                        %
------------------------------------------------------                 ----------            ------------            ------------
East Anglia...........................................                     11,093                 615,405                    3.46%
East Midlands.........................................                     15,524                 807,503                    4.54%
Greater London........................................                     52,811               4,153,208                   23.34%
North.................................................                     35,698               1,741,768                    9.79%
North West............................................                     13,564                 618,668                    3.48%
South East............................................                     77,668               5,687,936                   31.96%
South West............................................                     22,559               1,347,627                    7.57%
Wales.................................................                     15,322                 707,708                    3.98%
West Midlands.........................................                     19,865               1,053,681                    5.92%
Yorkshire and Humberside..............................                     20,278                 931,002                    5.23%
Unknown...............................................                      1,896                 128,889                    0.72%
                                                                       ----------            ------------            ------------
Total.................................................                    286,278              17,794,395                  100.00%
                                                                       ==========            ============            ============



ORIGINAL LTV BANDS
RANGE                                                                     NUMBER             (POUND)000'S                        %
------------------------------------------------------                ----------             ------------            ------------
 0.00 - 25.00.........................................                     4,264                  169,587                    0.95%
25.01 - 50.00.........................................                    28,004                1,418,090                    7.97%
50.01 - 75.00.........................................                    68,860                4,542,268                   25.53%
75.01 - 80.00.........................................                    14,784                1,019,512                    5.73%
80.01 - 85.00.........................................                    18,836                1,331,664                    7.48%
85.01 - 90.00.........................................                    41,057                2,971,813                   16.70%
90.01 - 95.00.........................................                   110,473                6,341,461                   35.64%
                                                                      ----------             ------------            ------------
Total.................................................                   286,278               17,794,396                  100.00%
                                                                      ==========             ============            ============

-----------
*** The balance is the current outstanding balance on the account including accrued interest. The LTV is that at origination and excludes any capitalised high loan to value fees, valuation fees or booking fees.


ARREARS

                                                                                    PRINCIPAL           OVERDUE
BAND                                                                 NUMBER      (POUND)000'S      (POUND)000'S                  %
------------------------------------------------------          -----------      ------------      ------------           --------
Current                                                             277,975        17,338,910            (2,680)               97%
1.00 - 1.99 months....................................                5,465           298,037             2,466                 1%
2.00 - 2.99 months....................................                1,294            71,765             1,058                 0%
3.00 - 3.99 months....................................                  570            30,823               644                 0%
4.00 - 4.99 months....................................                  362            21,026               577                 0%
5.00 - 5.99 months....................................                  214            10.643               368                 0%
6.00 - 11.99 months...................................                  330            17,356               856                 0%
12 months and over....................................                   24               907               142                 0%
Properties in Possession..............................                   44             1,365               132                 0%
                                                                -----------      ------------      ------------           -------
Total.................................................              286,278        17,790,832             3,563            100.00%
                                                                ===========      ============      ============           =======


DEFINITION OF ARREARS

     This arrears multiplier is calculated as the arrears amount (which is the difference between the expected monthly repayments and the amount that has actually been paid, i.e. a total of under and/or over payments) divided by the monthly amount repayable. It is recalculated every time the arrears amount changes, i.e. on the date when a payment is due.



SHARES OF TRUST AS AT LAST DISTRIBUTION DATE (9TH SEPTEMBER, 2002)                            (pound)000's                        %
--------------------------------------------------------------------------------              ------------               -----------
Funding Share...................................................................                10,505,815                59.04002%
Seller Share....................................................................                 7,288,580                40.95998%
                                                                                                ----------               ---------
                                                                                                17,794,395               100.00000%
                                                                                                ==========               =========
Minimum Seller Share............................................................                   711,617                    4.00%



CASH ACCUMULATION LEDGER                                                                      (POUND)000'S
--------------------------------------------------------------------------------              ------------
Brought Forward.................................................................                   412,676
Additional Amounts Accumulated..................................................                        25
Payment of Notes................................................................                         0
Carried Forward.................................................................                   412,701

LIQUIDITY FACILITIES AMOUNTS DRAWN
Holmes Funding Limited..........................................................                  (pound)0
Holmes Financing (No. 1) PLC....................................................                  (pound)0
Holmes Financing (No. 2) PLC....................................................                  (pound)0
Holmes Financing (No. 3) PLC....................................................                  (pound)0
Holmes Financing (No. 4) PLC....................................................                  (pound)0
Holmes Financing (No. 5) PLC....................................................                  (pound)0

EXCESS SPREAD
Quarter to July 15, 2002........................................................                   0.5891%
Quarter to April 15, 2002.......................................................                   0.5414%
Quarter to January 15, 2002.....................................................                   0.5487%
Quarter to October 16, 2001.....................................................                   0.4621%


RESERVE FUNDS                                                                                FIRST RESERVE          SECOND RESERVE
--------------------------------------------------------------------------------     ---------------------    --------------------
Balance as at July 15, 2002.....................................................     (pound)185,000,000.00    (pound)30,059,959.55
Required Amount as at July 15, 2002.............................................     (pound)185,000,000.00    (pound)73,825,687.00
Percentage of Notes.............................................................                      1.75%                   0.28%


                                                                                                       CURRENT PERIOD
PROPERTIES IN POSSESSION                                                                   ---------------------------------------
STOCK                                                                                               NUMBER            (POUND)000'S
--------------------------------------------------------------------------------           ---------------  ----------------------
Brought Forward.................................................................                        44                   1,426
Repossessed in Period...........................................................                        12                     848
Sold in Period..................................................................                       (12)                   (777)
                                                                                           ---------------  ----------------------
Carried Forward.................................................................                        44                   1,497
                                                                                           ===============  ======================


CUMULATIVE                                                                                          NUMBER            (POUND)000'S
--------------------------------------------------------------------------------           ---------------  ----------------------
Repossessed to date.............................................................                       196                   9,040
Sold to date....................................................................                      (152)                 (7,543)
                                                                                           ---------------  ----------------------
Carried Forward.................................................................                        44                   1,497
                                                                                           ===============  ======================



REPOSSESSION SALES INFORMATION
--------------------------------------------------------------------------------           ---------------  ----------------------
Average time Possession to Sale.................................................                   80 Days
Average arrears at time of Sale.................................................           (pound)3,059.00


MIG CLAIM STATUS                                                                                    NUMBER            (POUND)000'S
--------------------------------------------------------------------------------           ---------------  ----------------------
MIG Claims made.................................................................                       101                     751
MIG Claims outstanding..........................................................                        15                     101
Average time claim to payment...................................................                   31 days


     There has been no debit to the AAA Principal Deficiency Ledger.

     The Seller has not suffered an Insolvency Event.

     The Seller is still the Servicer.

     The Outstanding Principal balance is in excess of (pound)16 billion.

                               INDEX OF APPENDICES


     The following appendices contain the text of the auditors' reports on each of the issuer and Funding, received by the directors of the issuer and Funding respectively from the auditors to the issuer and Funding, being, in each case, Deloitte & Touche. The information contained in the appendices constitutes an integral part of the prospectus. None of the appendices comprise the statutory accounts of either the issuer or Funding. No statutory accounts have been prepared or delivered to the Registrar of Companies in England and Wales on behalf of the issuer since its incorporation. The first statutory accounts of the issuer will be drawn up to 31st December, 2002. The latest statutory accounts of Funding have been prepared and were drawn up to 31st December, 2001. The accounting reference date for each of the issuer and Funding will be the last day of December. The next statutory accounts for both the issuer and Funding will be drawn up to 31st December, 2002, and annually on the last day of December thereafter.


       During the period from incorporation on 24th January, 2002 until the date of this prospectus, the issuer had not traded, and did not have any receipts or payments apart from the subscriptions of share capital referred to in "THE ISSUER". Consequently during this period, the issuer has neither made a profit nor loss and no profit and loss account nor cashflow statement has been prepared.

INDEX OF APPENDICES


Appendix A  Independent auditors' report for Holmes Financing (No. 6) PLC

            Balance sheet as at 31st August, 2002 of Holmes Financing (No. 6)
            PLC

            Notes to the balance sheet of Holmes Financing (No. 6) PLC

Appendix B  Independent auditors' report for Holmes Funding Limited

            Statement of Income for the year ended 31st December, 2001 of Holmes Funding Limited

            Statement of Financial Position as at 31st December, 2001 of Holmes Funding Limited

            Statement of Changes in Stockholders' Deficit for the year ended 31st December, 2001 of Holmes Funding Limited

            Statement of Cash Flows for the year ended 31st December, 2001 of Holmes Funding Limited

            Notes to the Financial Statements of Holmes Funding Limited

Appendix C  Unaudited Statement of Income from 1st January, 2002 to 30th June,
            2002 of Holmes Funding Limited

            Unaudited Statement of Financial Position as at 30th June, 2002 of Holmes Funding Limited

            Unaudited Statement of Changes in Stockholders Equity/(Deficit) from 1st January, 2002 to 30th June, 2002 of Holmes Funding Limited

            Unaudited Statement of Cash Flows from 1st January, 2002 to 30th June, 2002 of Holmes Funding Limited

            Notes to the Unaudited Financial Statements of Holmes Funding
            Limited

                                   APPENDIX A

HOLMES FINANCING (NO. 6) PLC

INDEPENDENT AUDITORS' REPORT
TO THE DIRECTORS AND SHAREHOLDERS OF:
HOLMES FINANCING (NO. 6) PLC

     We have audited the accompanying balance sheet of Holmes Financing (No. 6) PLC (the "Company") as of 31st August, 2002. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company as at 31st August, 2002 in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche


London, England


29th October, 2002

HOLMES FINANCING (NO. 6) PLC

BALANCE SHEET
31ST AUGUST, 2002


                                                                                                  NOTE        (POUND)
ASSETS
---------------------------------------------------------------------------------------------    -----------  ------------
Cash and cash equivalents.....................................................................                      12,502
                                                                                                              ------------
                                                                                                                    12,502
                                                                                                              ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Common Stock (authorised 100,000 shares, (pound)1.00 par value, issued and outstanding 50,000 shares comprising 2 fully paid and 49,998 partly paid
to 25 pence each).............................................................................    3                 50,000

Less receivable from stockholders.............................................................    3                (37,498)
                                                                                                              ------------
Total liabilities and stockholders' equity....................................................                      12,502
                                                                                                              ============



     See Notes to the Balance Sheet

HOLMES FINANCING (NO. 6) PLC

NOTES TO THE BALANCE SHEET

1.   ACCOUNTING POLICIES

(1) The financial information set out in the balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America.

(2) The financial statements of the Company have been prepared in pounds sterling ((pound)), the currency of the United Kingdom, which is the Company's operating currency.

2.   NATURE OF OPERATIONS


     The Company was incorporated in England and Wales on 24th January, 2002 under the name of Indigovenus Public Limited Company. The Company changed its name on 11th March, 2002 to Holmes Financing (No. 6) PLC. The principal purpose of the Company is to issue asset backed floating rate notes and enter into all financial arrangements in that connection. The Company has not had any trading activity to date.


3.   COMMON STOCK


     The Company was incorporated with authorised capital of (pound)100,000 comprising 100,000 ordinary shares of (pound)1 each.


     On 26th March 2002, 49,998 ordinary shares were partly paid to 25 pence, and 2 subscriber shares were fully paid up.

4.   ULTIMATE HOLDING COMPANY


     The Company is a wholly owned subsidiary of Holmes Holdings Limited. The ultimate holding company is SPV Management Limited, a company registered in England and Wales. SPV Management Limited holds all of the beneficial interest in the issued shares of Holmes Holdings Limited, a company registered in England and Wales (which, in turn, holds all of the beneficial interest in the issued shares of the Company) on a discretionary trust for persons employed as nurses in the United Kingdom and for charitable purposes.

                                   APPENDIX B


HOLMES FUNDING LIMITED






INDEPENDENT AUDITORS' REPORT
TO THE DIRECTORS AND SHAREHOLDERS OF:
HOLMES FUNDING LIMITED


     We have audited the accompanying statements of financial position of Holmes Funding Limited (the "Company" and a wholly owned subsidiary of Holmes Holdings Limited) as of 31st December, 2001 and 2000 and the related statements of income, comprehensive loss, changes in stockholders' deficit, and cash flows for the year ended 31st December, 2001 and the period from 24th April, 2000 (date of inception) to 31st December, 2000. These financial statements are the responsibility of that Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at 31st December, 2001 and 2000, and the results of its operations and its cash flows for the year ended 31st December, 2001 and the period from 24th April, 2000 (date of inception) to 31st December, 2000 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche


London, England


29th October, 2002

HOLMES FUNDING LIMITED


STATEMENT OF INCOME
Amounts in thousands of pounds

                                                                         YEAR           8 MONTHS
                                                                         ENDED           ENDED
                                                                        31.12.01        31.12.00
                                                           NOTE        (POUND)'000     (POUND)'000
                                                           ----        -----------     -----------
INTEREST INCOME
Income from investment in Trust .....................         4          501,978           87,292
Bank interest .......................................                      6,070              516
Interest on related party loans .....................         4         (414,322)         (76,998)
Interest on start-up loans ..........................                     (2,399)            (442)
                                                                        --------         --------

NET INTEREST INCOME .................................                     91,327           10,368

Write down of investment in Trust ...................                     (1,475)          (2,051)
                                                                        --------         --------


Net interest income after write down of
  investment in Trust ...............................                     89,852            8,317
Losses on derivative instruments ....................                   (254,539)            --
Other expenses ......................................         5          (51,221)         (10,298)
                                                                        --------         --------


LOSS BEFORE TAXATION ................................                   (215,908)          (1,981)

Taxation ............................................         6           69,074               (4)
                                                                        --------         --------

Net loss ............................................                   (146,834)          (1,985)
                                                                        ========         ========

STATEMENTS OF COMPREHENSIVE LOSS

Net loss ............................................                   (146,834)          (1,985)

Other comprehensive income
Cumulative effect of change in accounting
  principle (net of tax of (pound)1,523) ............        11            3,560             --
                                                                        --------         --------

OTHER COMPREHENSIVE INCOME ..........................                      3,560             --
                                                                        --------         --------

COMPREHENSIVE LOSS ..................................                   (143,274)          (1,985)
                                                                        ========         ========

See Notes to the Financial Statements

HOLMES FUNDING LIMITED


STATEMENTS OF FINANCIAL POSITION
Amounts in thousands of pounds
except share data

                                                                            31.12.01          31.12.00
                                                                NOTE      (POUND)'000        (POUND)'000
                                                                ----      -----------        -----------
ASSETS
Cash and cash equivalents ...........................                         250,770            42,426
Accrued interest receivable from Trust ..............            4             16,267            26,729
Other assets ........................................                           7,591             1,568
                                                                           ----------         ---------
Total current assets ................................                         274,628            70,723

Investment in Trust (net of write downs of
  (pound)3,526, 2000: (pound)2,051) .................            4         11,969,990         4,658,465
Other assets ........................................                          94,771            10,798
                                                                           ----------         ---------
TOTAL ASSETS ........................................                      12,339,389         4,739,986
                                                                           ==========         =========


LIABILITIES
Related party loans .................................            4            704,000              --
Accrued interest payable on related party loans .....            4            111,522            44,247
Accrued interest payable on start-up loans ..........                           2,841               442
Other current liabilities ...........................                             933             1,113
                                                                           ----------         ---------
Total current liabilities ...........................                         819,296            45,802

Related party loans .................................            4         11,319,516         4,660,516
Start-up loans ......................................            7             56,350            26,250
Other non-current liabilities .......................                         289,486             9,403
                                                                           ----------         ---------
TOTAL LIABILITIES ...................................                      12,484,648         4,741,971
                                                                           ----------         ---------

STOCKHOLDERS' DEFICIT
Common stock (authorised 100 shares, (pound)1.00
  par value, issued and outstanding 2 shares
  fully paid) .......................................           10               --                --
Accumulated retained loss ...........................                        (148,819)           (1,985)
Accumulated other comprehensive income
  (net of tax) ......................................           11              3,560              --
                                                                           ----------         ---------
TOTAL STOCKHOLDERS' DEFICIT .........................                        (145,259)           (1,985)
                                                                           ----------         ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT .........                      12,339,389         4,739,986
                                                                           ==========         =========

See Notes to the Financial Statements

HOLMES FUNDING LIMITED


STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT


                                               31.12.01          31.12.00
                                              (POUND)'000      (POUND)'000
                                              -----------      -----------

COMMON STOCK (AUTHORISED 100 SHARES,
  PAR VALUE (POUND)1 PER SHARE)
Balance, beginning of period ................       --               --
Issuance of common stock ....................       --               --
                                                --------         --------
Balance, end of period ......................       --               --
                                                --------         --------

RETAINED LOSS

Balance, beginning of period ................     (1,985)            --
Net loss ....................................   (146,834)          (1,985)
                                                --------         --------
Balance, end of period ......................   (148,819)          (1,985)
                                                --------         --------

ACCUMULATED OTHER COMPREHENSIVE INCOME

Balance, beginning of period ................       --               --
Effect of change in accounting principle
  (net of tax of (pound)1,523,000) ..........      3,560             --
                                                --------         --------
Balance, end of period ......................      3,560             --
                                                --------         --------

TOTAL STOCKHOLDERS' DEFICIT .................   (145,259)          (1,985)
                                                ========         ========

See Notes to the Financial Statements

HOLMES FUNDING LIMITED


STATEMENTS OF CASH FLOWS

                                                                                       YEAR               8 MONTHS
                                                                                       ENDED                ENDED
                                                                                      31.12.01             31.12.00
                                                                        NOTE        (POUND)'000          (POUND)'000
                                                                       ------       -----------          -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss ..............................................................                (146,834)            (1,985)
Write down against investment in Trust ................................                   1,475              2,051
Other comprehensive income ............................................                   3,560               --
Decrease/(increase) in accrued interest receivable ....................    4             10,462            (26,729)
Increase in other assets ..............................................                 (89,996)           (12,366)
Increase in accrued interest payable ..................................    4             69,674             44,689
Increase in other liabilities .........................................                 279,903             10,516
                                                                                     ----------         ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES .............................                 128,244             16,176
                                                                                     ----------         ----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment in Trust .......................................    4         (7,313,000)        (4,660,516)
                                                                                     ----------         ----------
NET CASH USED IN INVESTING ACTIVITIES .................................              (7,313,000)        (4,660,516)
                                                                                     ----------         ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party loans entered into ........................    4          7,363,000          4,660,516
Proceeds from start-up loans entered into .............................                  30,100             26,250
                                                                                                        ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES .............................               7,393,100          4,686,766
                                                                                     ----------         ----------


Net increase in cash and cash equivalents from continuing operations ..                 208,344             42,426
Cash and cash equivalents at beginning of period ......................                  42,426               --
                                                                                     ----------         ----------
Cash and cash equivalents at end of period ............................                 250,770             42,426
                                                                                     ----------         ----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for taxation ..............................                       2               --
Cash paid during the period for interest ..............................                 347,243               --



See Notes to the Financial Statements

HOLMES FUNDING LIMITED

Notes to the Financial Statements.


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(1) The financial statements of Holmes Funding Limited have been prepared in pounds sterling ((pound)), the currency of the United Kingdom, which is the Company's operating currency.

(2)  The Company is domiciled in the United Kingdom.

(3)  All transactions arise from continuing operations.

(4) Cash and cash equivalents include all cash balances and highly liquid instruments having original maturities of three months or less.

(5)  Interest receivable is calculated on an accruals basis.

(6)  The investment in the Trust is carried at cost less write downs.

     Write downs are made against investments when, as a result of regular appraisals of the assets, it is considered that recovery is doubtful. Write downs are deducted from the cost of investments. Write downs made during the year are charged to the income statement.

(7) The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(8) Effective 1st January, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, ("SFAS 133"). The cumulative effect of adopting this standard was to increase other comprehensive income by (pound)3.6 million after tax.


     As discussed in Note 8, the Company has interest rate swaps, which are used to manage its exposures to market rate movements. As the hedging criteria of SFAS 133 have not been met during the period, these swaps have been marked to market through the statement of income and an estimated loss of (pound)254.5 million has been recorded in the statement of income. The terms of the swaps are matched with the return on the investment in the Trust, such that the Company has an economic hedge which, from a cash flow perspective, would not require an outflow of cash without a corresponding cash inflow.


     In the opinion of the directors, the unrealised loss and the resulting deficiency in stockholders' funds does not impact on the appropriateness of the going concern assumption in preparing the financial statements for the period, as there would be a corresponding unrealised gain if the investment in the Trust were marked to market.

     The transitional adjustment as at that date was an increase in accumulated other comprehensive income of (pound)5,083,000 less deferred tax of (pound)1,523,000. Other comprehensive income will be reclassified into income over the expected redemption profile of the intercompany loans, which commenced in July 2002.


(9) Provision for deferred tax under the liability method is required in full for temporary differences. Deferred tax assets are recognised subject to any adjustment for valuation allowances.

2.   ULTIMATE HOLDING COMPANY


The parent company of the Company is Holmes Holdings Limited, a company registered in England and Wales, which holds all of the beneficial interest in the issued shares of the Company. The ultimate holding company is SPV Management Limited, a company registered in England and Wales, which holds all of the beneficial interest in the issued shares of Holmes Holdings Limited on a discretionary trust for persons employed as nurses in the United Kingdom and for charitable purposes.

3.   OPERATING ACTIVITIES

     The principal purpose of the Company is to acquire an equitable interest in a portfolio of mortgages and enter into all financial arrangements in that connection.

4.   RELATED PARTY TRANSACTIONS

     On July 26, 2000 the Company acquired an equitable interest in the assets of Holmes Trustees Limited (the "TRUST"), a fellow subsidiary of Holmes Holdings Limited, for a cash consideration of (pound)2,256,000,000. The assets of the Trust comprise mortgage loans secured on residential property in England and Wales. The Company acquired further equitable interests in the assets of the Trust as follows:

       DATE                                CASH CONSIDERATION (POUND)
       ----                                --------------------------
       November 29, 2000 ...............   2,404,516,000
       May 23, 2001 ....................   2,167,000,000
       July 5, 2001 ....................   2,667,000,000
       November 8, 2001 ................   2,479,000,000

     The Company receives income from the Trust in proportion to its share of the total mortgage assets of the Trust. During the current period the Company received income from the Trust of (pound)501,978,000 (2000: (pound)86,877,000), of which (pound)16,267,000 was receivable at 31st December, 2001 (2000:
(pound)26,729,000).


     In order to finance the purchase of the shares in the Trust assets, the Company received loans from Holmes Financing (No. 1) PLC, Holmes Financing (No.
2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC and Holmes Financing (No. 5) PLC, all fellow subsidiaries of Holmes Holdings Limited. The inter-company loans are made up of 59 separate sub-loans, with interest determined by reference to the London Interbank Offer Rate ("LIBOR") for three-month sterling deposits plus a margin, as follows:

LOANS FROM HOLMES FINANCING (NO. 1) PLC



     AMOUNT                           ORIGINAL MARGIN*      ORIGINAL MARGIN*    MARGIN* THEREAFTER
(POUND)'000     FINAL MATURITY DATE                  %                 UNTIL                     %
-----------     -------------------   ----------------      ----------------    ------------------
    600,000               July 2005               0.14             July 2010                   N/A
    650,000               July 2007               0.19             July 2010                   N/A
    575,000               July 2010               0.26             July 2010                   N/A
    250,000               July 2013               0.25             July 2010                  1.25
     21,000               July 2040               0.38             July 2010                  1.38
     23,000               July 2040               0.41             July 2010                  1.41
     24,000               July 2040               0.45             July 2010                  1.45
     11,000               July 2040               0.62             July 2010                  1.62
     28,000               July 2040               1.03             July 2010                  2.03
     30,000               July 2040               1.15             July 2010                  2.15
     30,000               July 2040               1.60             July 2010                  2.60
     14,000               July 2040               1.75             July 2010                  2.75

LOANS FROM HOLMES FINANCING (NO. 2) PLC


     AMOUNT                           ORIGINAL MARGIN*      ORIGINAL MARGIN*    MARGIN* THEREAFTER
(POUND)'000     FINAL MATURITY DATE                  %                 UNTIL                     %
-----------     -------------------   ----------------      ----------------    ------------------
    703,000               July 2004               0.06          October 2007                   N/A
    703,000               July 2017               0.15          October 2007                  0.59
    500,000               July 2023               0.24          October 2007                  0.48
    300,000               July 2040               0.29          October 2007                  0.82
     26,011               July 2040               0.32          October 2007                  1.30
     26,011               July 2040               0.47          October 2007                  1.73
     19,000               July 2040               0.45          October 2007                  1.45
     12,600               July 2040               0.55          October 2007                  1.81
     34,447               July 2040               1.18          October 2007                  2.15
     34,447               July 2040               1.42          October 2007                  2.68
     25,000               July 2040               1.50          October 2007                  2.50
     21,000               July 2040               1.69          October 2007                  2.95



LOANS FROM HOLMES FINANCING (NO. 3) PLC



     AMOUNT                           ORIGINAL MARGIN*      ORIGINAL MARGIN*    MARGIN* THEREAFTER
(POUND)'000     FINAL MATURITY DATE                  %                 UNTIL                     %
-----------     -------------------   ----------------      ----------------    ------------------
    750,000            January 2005               0.11             July 2006                   N/A
    750,000            January 2005               0.15             July 2006                   N/A
    500,000               July 2040               0.26             July 2006                  0.74
     23,000               July 2040               0.36             July 2006                  1.10
     23,000               July 2040               0.45             July 2006                  1.13
     15,000               July 2040               0.42             July 2006                  1.14
     37,500               July 2040               1.31             July 2006                  2.50
     37,500               July 2040               1.38             July 2006                  2.61
     31,000               July 2040               1.55             July 2006                  2.85



LOANS FROM HOLMES FINANCING (NO. 4) PLC




     AMOUNT                           ORIGINAL MARGIN*      ORIGINAL MARGIN*    MARGIN* THEREAFTER
(POUND)'000     FINAL MATURITY DATE                  %                 UNTIL                     %
-----------     -------------------   ----------------      ----------------    ------------------
     765,000              July 2015               0.19             July 2006                  0.39
     490,000              July 2008               0.29             July 2006                  0.58
     850,000              July 2040               0.23             July 2006                  0.46
     350,000           October 2009               0.24          October 2006                  0.50
      26,500              July 2040               0.41             July 2006                 1.125
      22,000              July 2040               0.46             July 2006                  0.95
      25,000              July 2040               0.46             July 2006                  1.22
      11,000              July 2040               0.43          October 2006                  0.86
      39,500              July 2040               1.28             July 2006                  2.58
      33,000              July 2040               1.58             July 2006                  2.70
      36,000              July 2040               1.38             July 2006                  2.68
      19,000              July 2040               1.50          October 2006                  2.50
      30,000              July 2040               4.75             July 2006                  5.75
      16,500              July 2040               5.19             July 2006                  6.39
       3,500              July 2040               5.12             July 2006                  6.32

LOANS FROM HOLMES FINANCING (NO. 5) PLC



     AMOUNT                           ORIGINAL MARGIN*      ORIGINAL MARGIN*    MARGIN* THEREAFTER
(POUND)'000     FINAL MATURITY DATE                  %                 UNTIL                     %
-----------     -------------------   ----------------      ----------------    ------------------
    704,000            October 2002              (0.01)                  N/A                   N/A
    527,500            October 2006               0.21                   N/A                   N/A
    170,000            October 2006               0.21          October 2004                  0.26
    375,000            October 2008               0.24          October 2006                  0.68
    500,000               July 2040               0.23          October 2006                  0.46
     24,500               July 2040               0.37          October 2006                  0.98
     24,500               July 2040               0.46          October 2006                  1.15
     33,000               July 2040               0.44          October 2006                  1.10
     36,500               July 2040               1.49          October 2006                  2.75
     36,500               July 2040               1.58          October 2006                  2.84
     47,500               July 2040               1.56          October 2006                  2.82

*    Margin expressed as percentage over LIBOR.


     In the period interest on the loans amounted to (pound)414,322,000 (2000:
(pound)76,998,000), of which (pound)111,522,000 was owing at 31st December, 2001 (2000: (pound)44,247,000). Interest payments are made on a quarterly basis in arrears.


     Transactions between the Company and the related parties are made on an arm's-length basis.

5.   OTHER EXPENSES

     Other expenses comprise, principally, covenanted payments in connection with the acquisitions of the equitable interests in the assets of the Trust as referred to in notes 4 and 9, and an unrealised loss arising from the marking to market of the swaps more fully described in note 1 paragraph 8 and note 8.

6.   TAXATION

     Taxation has been provided on income before taxation at a corporation tax rate of 25%. The expected tax provision is equal to the actual tax provision in each of 2001 and 2000. The deferred income tax balances reflect the impact of temporary differences between the carrying amounts of assets and liabilities and their tax bases and are stated at enacted tax rates expected to be in effect when taxes are actually paid or recovered.

                                                       YEAR           8 MONTHS
                                                       ENDED            ENDED
                                                      31.12.01         31.12.00
                                                     (POUND)'000     (POUND)'000
                                                     -----------     -----------

     Current tax expense ...........................        12               4
     Deferred tax (benefit) expense ................   (69,086)           --
                                                       -------         -------
     Taxation (benefit) expense ....................   (69,074)              4
                                                       =======         =======

     The rate used for deferred tax is 30%.

Components of deferred tax assets (liabilities)
                                                       31.12.01       31.12.00
                                                     (POUND)'000     (POUND)'000
                                                     -----------     -----------
     Mark to market on interest rate swap .........     69,086            --

     Adoption of SFAS 133 accounting change .......     (1,583)           --
                                                       -------         -------
     Closing balance ..............................     67,563            --
                                                       =======         =======

     Due within 1 year ............................        555            --
     Due in more than 1 year ......................     67,008            --


In the opinion of management a valuation allowance against the deferred tax asset in not required as it is more likely than not that the deferred tax asset will be realised.


7.   START-UP LOANS

     Five start-up loans have been entered into, as follows:

                                     AMOUNT (POUND)     MARGIN OVER LIBOR FOR THREE-MONTH STERLING DEPOSITS
                                     --------------     ---------------------------------------------------
First start-up loan ................   13,000,000       0.30% per annum until July 2010, 0.55% thereafter
Second start-up loan ...............   13,250,000       0.30% per annum until October 2007, 0.55% thereafter
Third start-up loan ................   17,500,000       0.25% per annum until July 2006, 0.50% thereafter
Fourth start-up loan ...............    7,500,000       0.25% per annum until July 2006, 0.50% thereafter
Fifth start-up loan ................    5,100,000       0.25% per annum until October 2006, 0.50% thereafter

     The loans are repayable when the Company has sufficient funds.

8.   DERIVATIVE INSTRUMENTS


     The income received by the Company from its investment in the Trust is based on variable and fixed rates charged on the mortgage loans within the Trust. The Company utilises interest rate swaps to convert this income into a LIBOR-based cash inflow to match the interest payable on the inter-company loans that finance the investment in the Trust. The maximum length of time to the expiry of the derivative instrument is 39 years, in line with the final maturity dates of the inter-company loans.


     At 31st December, 2001 the total notional value of the swaps was (pound)11.973 billion. The fair value has been estimated by discounting the future cashflows under the swap agreement, which results in an estimated swap liability of (pound)232,602,000. This swap liability is shown in other liabilities.

9.   SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

     Concentrations of credit risk exist if a number of counterparties are engaged in similar activities and have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

     The Company's significant exposures to credit risk arise from the ability of the Trust to pay income on the Company's investment, and the ability of the interest rate swap provider to meet its obligations to the Company.

     The Trust's assets comprise mortgage loans secured on residential property in England and Wales. These loans are originated by Abbey National plc, who also service the loans assigned to the Trust. Abbey National plc applies a national mortgage lending policy supported by a number of processes, including credit scoring, which enhance the ability to manage and monitor the credit risk quality of mortgage assets, manage arrears and collections and optimise the values raised from properties in possession.

     The interest rate swap provider is a subsidiary of Abbey National plc, Abbey National Treasury Services plc ("ANTS"). The obligations of ANTS are guaranteed by a deed poll made by Abbey National plc.

10.  COMMON STOCK

     The Company is authorised to issue 100 shares of common stock, with a par value of (pound)1 per share. Upon incorporation, two subscriber shares were issued to Holmes Holdings Limited, and have been fully paid. All shares issued rank equally for dividends and have equal voting rights.

11. NEW ACCOUNTING STANDARDS


     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognise all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for all fiscal quarters of fiscal years beginning after 15th June, 2000.


     The Company has adopted SFAS No. 133 from 1st January, 2001. The transitional adjustment as at that date was an increase in accumulated other comprehensive income of (pound)5,083,000.

                                   APPENDIX C
HOLMES FUNDING LIMITED

UNAUDITED STATEMENTS OF INCOME
Amounts in thousands of pounds

                                                                                     6 MONTHS          6 MONTHS
                                                                                       ENDED             ENDED
                                                                                      30.6.02          30.06.01
                                                                            NOTE    (POUND)'000       (POUND)'000
                                                                            ----    -----------       -----------
INTEREST INCOME
Income from investment in Trust .........................................   2          333,427          169,679
Bank interest ...........................................................               10,489            1,732
Interest on related party loans .........................................   2         (261,933)        (149,844)
Interest on start-up loans ..............................................               (1,296)            (896)
                                                                                      --------         --------

NET INTEREST INCOME .....................................................               80,687           20,671

Write down of investment in Trust .......................................               (1,057)             376
                                                                                      --------         --------

Net interest income after write down of
  investment in Trust ...................................................               79,630           21,047
Gains (losses) on derivative instruments ................................                8,571          (39,975)
Other expenses ..........................................................              (27,863)         (25,656)
                                                                                      --------         --------

PROFIT/(LOSS) BEFORE TAXATION ...........................................               60,338          (44,584)

Taxation ................................................................                8,723               (8)
                                                                                      --------         --------

NET PROFIT/(LOSS) .......................................................               69,061          (44,592)
                                                                                      ========         ========

STATEMENTS OF COMPREHENSIVE INCOME

Net profit/(loss)........................................................               69,061          (44,592)

Other comprehensive income
Cumulative effect of change in accounting principle (2001: net of
  tax of (pound)1,523) ..................................................  11             --              3,560
                                                                                      --------         --------

OTHER COMPREHENSIVE INCOME ..............................................                 --              3,560
                                                                                      --------         --------

COMPREHENSIVE INCOME/(LOSS)..............................................               69,061          (41,032)
                                                                                      ========         ========



See Notes to the Financial Statements

HOLMES FUNDING LIMITED
UNAUDITED STATEMENTS OF FINANCIAL POSITION
Amounts in thousands of pounds except share data



                                                                                                30.6.02             31.12.01
                                                                                   NOTE       (POUND)'000         (POUND)'000
                                                                                   ----       -----------         -----------
ASSETS
Cash and cash equivalents ........................................................               1,413,801           250,770
Accrued interest receivable from Trust ...........................................   2                --              16,267
Other assets .....................................................................                   9,082             7,591
                                                                                               -----------       -----------
Total current assets .............................................................               1,422,883           274,628

Investment in Trust (net of write downs of
  (pound)4,584, 2001: (pound)3,526) ..............................................   2          10,913,936        11,949,990
Other assets .....................................................................                 104,591            94,771
                                                                                               -----------       -----------
TOTAL ASSETS .....................................................................              12,441,410        12,339,389
                                                                                               ===========       ===========

LIABILITIES
Related party loans ..............................................................   2             704,000           704,000
Accrued interest payable on related party loans ..................................   2             111,177           111,522
Accrued interest payable on start-up loans .......................................                   4,138             2,841
Other current liabilities ........................................................                     939               933
                                                                                               -----------       -----------
Total current liabilities ........................................................                 820,254           819,296
                                                                                               -----------       -----------
Related party loans ..............................................................   2          11,319,516        11,319,516
Start-up loans ...................................................................                  56,350            56,350
Other non-current liabilities ....................................................                 321,488           289,486
                                                                                               -----------       -----------
TOTAL LIABILITIES ................................................................              12,517,608        12,484,648
                                                                                               -----------       -----------

STOCKHOLDERS' DEFICIT
Common stock (authorised 100 shares, (pound)1.00 par value,
  issued and outstanding 2 shares fully paid) ....................................   4                --              --
Accumulated retained loss ........................................................                 (79,758)         (148,819)
Accumulated other comprehensive income (net of tax of (pound)1,523) ..............                   3,560             3,560
                                                                                               -----------       -----------
TOTAL STOCKHOLDERS' DEFICIT ......................................................                 (76,198)         (145,259)
                                                                                               -----------       -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT ......................................              12,441,410        12,339,389
                                                                                               ===========       ===========



See Notes to the Financial Statements

HOLMES FUNDING LIMITED


STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                                   30.6.02          31.12.01
                                                                                 (POUND)'000      (POUND)'000
                                                                                 -----------      -----------
COMMON STOCK (AUTHORISED 100 SHARES, PAR VALUE (POUND)1 PER SHARE)
Balance, beginning of period ...................................................     --               --
Issuance of common stock .......................................................     --               --
                                                                                 --------        ---------
Balance, end of period .........................................................     --               --
                                                                                 --------        ---------

RETAINED LOSS
Balance, beginning of period ................................................... (148,819)          (1,985)
Net profit/(loss) ..............................................................   69,061         (146,834)
                                                                                 --------        ---------
Balance, end of period .........................................................  (79,758)        (148,819)
                                                                                 --------        ---------


ACCUMULATED OTHER COMPREHENSIVE INCOME
Balance, beginning of period ...................................................    3,560             --
Effect of change in accounting principle (net of tax of (pound)1,523,000) ......     --              3,560
                                                                                 --------        ---------
Balance, end of period .........................................................    3,560            3,560
                                                                                 --------        ---------


TOTAL STOCKHOLDERS' DEFICIT ....................................................  (76,198)        (145,259)
                                                                                 ========        =========


See Notes to the Financial Statements

HOLMES FUNDING LIMITED
UNAUDITED STATEMENT OF CASH FLOWS

                                                                                                6 MONTHS           6 MONTHS
                                                                                                  ENDED              ENDED
                                                                                                 30.6.02            30.6.01
                                                                                    NOTE       (POUND)'000        (POUND)'000
                                                                                    ----       -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net profit/(loss) ...............................................................                  69,061            (44,592)
Write down against investment in Trust ..........................................                   1,058               (376)
Other comprehensive income ......................................................                    --
Decrease in accrued interest receivable .........................................    2             16,267              1,051
Increase in other assets ........................................................                 (11,311)            (1,048)
Increase in accrued interest payable ............................................    2                952             23,082
Increase in other liabilities ...................................................                  32,008             66,259
                                                                                               ----------         ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES .......................................                 108,035             44,376
                                                                                               ----------         ----------

CASH FLOWS FROM INVESTING ACTIVITIES
Reduction/(purchase) of investment in Trust .....................................    2          1,054,996         (2,167,000)
                                                                                               ----------         ----------
NET CASH USED IN INVESTING ACTIVITIES ...........................................               1,054,996         (2,167,000)
                                                                                               ----------         ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party loans entered into ..................................    2               --            2,167,000
Proceeds from start-up loans entered into .......................................                    --               17,500
                                                                                               ----------         ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES .......................................                    --            2,184,500
                                                                                               ----------         ----------


Net increase in cash and cash equivalents from continuing operations ............               1,163,031             61,876
Cash and cash equivalents at beginning of period ................................                 250,770             42,426
                                                                                               ----------         ----------
Cash and cash equivalents at end of period ......................................               1,413,801            104,302
                                                                                               ----------         ----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for taxation ........................................                    --                --
Cash paid during the period for interest ........................................                 262,378              --


See Notes to the Financial Statements

HOLMES FUNDING LIMITED


NOTES TO THE UNAUDITED FINANCIAL STATEMENTS



1. BASIS OF PREPARATION

The Interim Financial Statements are unaudited but include all adjustments (consisting of normal recurring adjustments) the Company's management considers necessary for a fair presentation of the financial position as of such dates and the operating results and cash flows for those periods. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These Interim Financial Statements should be read in conjunction with the audited financial statements of the Company as of 31st December, 2001 and 2000 and for the year ended 31st December, 2001 and the eight months ended 31st December, 2000. The results of operations for the six month period ended 30th June, 2002 may not necessarily be indicative of the operating results that may be incurred for the entire fiscal year.


2.   RELATED PARTY TRANSACTIONS


     On 26th July, 2000 the Company acquired an equitable interest in the assets of Holmes Trustees Limited (the "Trust"), a fellow subsidiary of Holmes Holdings Limited, for a cash consideration of (pound)2,256,000,000. The assets of the Trust comprise mortgage loans secured on residential property in England and Wales. The Company acquired further equitable interests in the assets of the Trust as follows:

       DATE                                CASH CONSIDERATION (POUND)
       ----                                --------------------------
       29th November, 2000                 2,404,516,000
       23rd May, 2001                      2,167,000,000
       5th July, 2001                      2,667,000,000
       8th November, 2001                  2,479,000,000


     The Company receives income from the Trust in proportion to its share of the total mortgage assets of the Trust. During the current period the Company received income from the Trust of (pound)333,427,000 (2001: (pound)169,679,000), of which (pound)nil was receivable at 30th June, 2002 (31st December, 2001:
(pound)16,267,000).

     In order to finance the purchase of the shares in the Trust assets, the Company received loans from Holmes Financing (No. 1) PLC, Holmes Financing (No.
2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC and Holmes Financing (No. 5) PLC, all fellow subsidiaries of Holmes Holdings Limited. The inter-company loans are made up of 59 separate sub-loans, with interest determined by reference to the London Interbank Offer Rate ("LIBOR") for three-month sterling deposits plus a margin, as follows:

LOANS FROM HOLMES FINANCING (NO. 1) PLC



     AMOUNT                            ORIGINAL MARGIN*      ORIGINAL MARGIN*    MARGIN* THEREAFTER
(POUND)'000  FINAL MATURITY DATE                      %                 UNTIL                     %
-----------  -------------------       ----------------      ----------------    ------------------
    600,000            July 2005                   0.14             July 2010                   N/A
    650,000            July 2007                   0.19             July 2010                   N/A
    575,000            July 2010                   0.26             July 2010                   N/A
    250,000            July 2013                   0.25             July 2010                  1.25
     21,000            July 2040                   0.38             July 2010                  1.38
     23,000            July 2040                   0.41             July 2010                  1.41
     24,000            July 2040                   0.45             July 2010                  1.45
     11,000            July 2040                   0.62             July 2010                  1.62
     28,000            July 2040                   1.03             July 2010                  2.03
     30,000            July 2040                   1.15             July 2010                  2.15
     30,000            July 2040                   1.60             July 2010                  2.60
     14,000            July 2040                   1.75             July 2010                  2.75

LOANS FROM HOLMES FINANCING (NO. 2) PLC



     AMOUNT                            ORIGINAL MARGIN*      ORIGINAL MARGIN*    MARGIN* THEREAFTER
(POUND)'000  FINAL MATURITY DATE                      %                 UNTIL                     %
-----------  -------------------       ----------------      ----------------    ------------------
    703,000            July 2004                   0.06          October 2007                   N/A
    703,000            July 2017                   0.15          October 2007                  0.59
    500,000            July 2023                   0.24          October 2007                  0.48
    300,000            July 2040                   0.29          October 2007                  0.82
     26,011            July 2040                   0.32          October 2007                  1.30
     26,011            July 2040                   0.47          October 2007                  1.73
     19,000            July 2040                   0.45          October 2007                  1.45
     12,600            July 2040                   0.55          October 2007                  1.81
     34,447            July 2040                   1.18          October 2007                  2.15
     34,447            July 2040                   1.42          October 2007                  2.68
     25,000            July 2040                   1.50          October 2007                  2.50
     21,000            July 2040                   1.69          October 2007                  2.95


LOANS FROM HOLMES FINANCING (NO. 3) PLC



     AMOUNT                            ORIGINAL MARGIN*      ORIGINAL MARGIN*    MARGIN* THEREAFTER
(POUND)'000  FINAL MATURITY DATE                      %                 UNTIL                     %
-----------  -------------------       ----------------      ----------------    ------------------
    750,000          January 2005                  0.11             July 2006                   N/A
    750,000          January 2005                  0.15             July 2006                   N/A
    500,000             July 2040                  0.26             July 2006                  0.74
     23,000             July 2040                  0.36             July 2006                  1.10
     23,000             July 2040                  0.45             July 2006                  1.13
     15,000             July 2040                  0.42             July 2006                  1.14
     37,500             July 2040                  1.31             July 2006                  2.50
     37,500             July 2040                  1.38             July 2006                  2.61
     31,000             July 2040                  1.55             July 2006                  2.85


LOANS FROM HOLMES FINANCING (NO. 4) PLC



     AMOUNT                            ORIGINAL MARGIN*      ORIGINAL MARGIN*    MARGIN* THEREAFTER
(POUND)'000  FINAL MATURITY DATE                      %                 UNTIL                     %
-----------  -------------------       ----------------      ----------------    ------------------
    765,000            July 2015                   0.19             July 2006                  0.39
    490,000            July 2008                   0.29             July 2006                  0.58
    850,000            July 2040                   0.23             July 2006                  0.46
    350,000         October 2009                   0.24          October 2006                  0.50
     26,500            July 2040                   0.41             July 2006                 1.125
     22,000            July 2040                   0.46             July 2006                  0.95
     25,000            July 2040                   0.46             July 2006                  1.22
     11,000            July 2040                   0.43          October 2006                  0.86
     39,500            July 2040                   1.28             July 2006                  2.58
     33,000            July 2040                   1.58             July 2006                  2.70
     36,000            July 2040                   1.38             July 2006                  2.68
     19,000            July 2040                   1.50          October 2006                  2.50
     30,000            July 2040                   4.75             July 2006                  5.75
     16,500            July 2040                   5.19             July 2006                  6.39
      3,500            July 2040                   5.12             July 2006                  6.32

LOANS FROM HOLMES FINANCING (NO. 5) PLC



     AMOUNT                            ORIGINAL MARGIN*      ORIGINAL MARGIN*    MARGIN* THEREAFTER
(POUND)'000  FINAL MATURITY DATE                      %                 UNTIL                     %
-----------  -------------------       ----------------      ----------------    ------------------
    704,000         October 2002                  (0.01)                  N/A                   N/A
    527,500         October 2006                   0.21                   N/A                   N/A
    170,000         October 2006                   0.21          October 2004                  0.26
    375,000         October 2008                   0.24          October 2006                  0.68
    500,000            July 2040                   0.23          October 2006                  0.46
     24,500            July 2040                   0.37          October 2006                  0.98
     24,500            July 2040                   0.46          October 2006                  1.15
     33,000            July 2040                   0.44          October 2006                  1.10
     36,500            July 2040                   1.49          October 2006                  2.75
     36,500            July 2040                   1.58          October 2006                  2.84
     47,500            July 2040                   1.56          October 2006                  2.82

---------------

      * Margin expressed as percentage over LIBOR.


     In the period interest on the loans amounted to (pound)261,933,000 (31st December, 2001: (pound)149,844,000), of which (pound)110,874,000 was owing at 30th June, 2002 (2001: (pound)11,320,000). Interest payments are made on a quarterly basis in arrears.


     Transactions between the Company and the related parties are made on an arm's-length basis.




3.   DERIVATIVE INSTRUMENTS


     The income received by the Company from its investment in the Trust is based on variable and fixed rates charged on the mortgage loans within the Trust. The Company utilises interest rate swaps to convert this income into a LIBOR-based cash inflow to match the interest payable on the inter-company loans that finance the investment in the Trust. The maximum length of time to the expiry of the derivative instrument is 39 years, in line with the final maturity dates of the inter-company loans.


     At 30th June, 2002 the total notional value of the swaps was (pound)11.973 billion (31st December, 2001: (pound)11,923 billion). The fair value has been estimated by discounting the future cashflows under the swap agreement, which results in an estimated swap liability of (pound)179,473,000 (31st December, 2001: (pound)232,602,000). This swap liability is shown in other liabilities.


4.  COMMON STOCK

     The Company is authorised to issue 100 shares of common stock, with a par value of (pound)1 per share. Upon incorporation, two subscriber shares were issued to Holmes Holdings Limited, and have been fully paid. All shares issued rank equally for dividends and have equal voting rights.

                 [THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

                 [THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

                 [THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

                                     ISSUER
                          HOLMES FINANCING (NO. 6) PLC
                              Abbey National House
                                 2 Triton Square
                                  Regents Place
                                 London NW1 3AN

                                    SERVICER
                               ABBEY NATIONAL PLC
                              Abbey National House
                                 2 Triton Square
                                  Regents Place
                                 London NW1 3AN



             REGISTRAR AND TRANSFER AGENT                   US PAYING AGENT
           J.P. MORGAN BANK LUXEMBOURG S.A.                JPMORGAN CHASE BANK,
                    5 rue Plaetis                             NEW YORK BRANCH
                  L-2238 Luxembourg                        450 West 33rd Street
              Grand Duchy of Luxembourg                          New York
                                                               NY 10001-2697



           SECURITY TRUSTEE, AGENT BANK AND             NOTE TRUSTEE AND ISSUER
                PRINCIPAL PAYING AGENT                      SECURITY TRUSTEE
          JPMORGAN CHASE BANK, LONDON BRANCH              THE BANK OF NEW YORK
                    Trinity Tower                          One Canada Square
                 9 Thomas More Street                       London E14 5AL
                    London E1W 1YT



                          SWISS PRINCIPAL PAYING AGENT
                                     UBS AG
                               Bahnhofstrasse 45
                                 CH-8098 Zurich
                                  Switzerland



                LEGAL ADVISERS TO THE MANAGERS, THE NOTE TRUSTEE,
              THE ISSUER SECURITY TRUSTEE AND THE SECURITY TRUSTEE

as to English law and US law      as to Swiss law          as to Scots law
       ALLEN & OVERY           NIEDERER KRAFT & FREY        TODS MURRAY WS
       One New Change            Attorneys-at-Law          66 Queen Street
      London EC4M 9QQ            Bahnhofstrasse 13        Edinburgh EH2 4NE
                                  CH-8001 Zurich

                  LEGAL ADVISERS TO THE ISSUER AND THE SEVICER

as to English law              as to US law                 as to Scots law
SLAUGHTER AND MAY   CLEARY, GOTTLIEB, STEEN & HAMILTON       TODS MURRAY WS
 One Bunhill Row            One Liberty Plaza               66 Queen Street
 London EC1Y 8YY         New York, New York 10006          Edinburgh EH2 4NE


                               AUTHORISED ADVISER
                           J.P. MORGAN SECURITIES LTD.
                                125 London Wall
                                London EC2Y 5AJ

     Through and including January 28, 2003, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          HOLMES FINANCING (NO. 6) PLC


 $[1,500,000,000] SERIES 1 CLASS A FLOATING RATE ISSUER NOTES DUE [OCTOBER 2003]

    $[50,000,000] SERIES 1 CLASS B FLOATING RATE ISSUER NOTES DUE [JULY 2040]

    $[86,000,000] SERIES 1 CLASS C FLOATING RATE ISSUER NOTES DUE [JULY 2040]


  $[1,250,000,000] SERIES 2 CLASS A FLOATING RATE ISSUER NOTES DUE [APRIL 2008]

    $[42,000,000] SERIES 2 CLASS B FLOATING RATE ISSUER NOTES DUE [JULY 2040]

    $[71,000,000] SERIES 2 CLASS C FLOATING RATE ISSUER NOTES DUE [JULY 2040]

$[1,000,000,000] SERIES 4 CLASS A1 FLOATING RATE ISSUER NOTES DUE [OCTOBER 2009]

    $[40,000,000] SERIES 4 CLASS B FLOATING RATE ISSUER NOTES DUE [JULY 2040]

    $[69,000,000] SERIES 4 CLASS C FLOATING RATE ISSUER NOTES DUE [JULY 2040]


                            ------------------------

                             PRELIMINARY PROSPECTUS

                            ------------------------



                          CO-ARRANGERS AND UNDERWRITERS


BARCLAYS CAPITAL                                                       JPMORGAN



                                OCTOBER 30, 2002

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Following are the estimated expenses* (expressed in US dollars based on an exchange rate of US$1.00=GB(pound)0.6390), other than underwriting discounts and commissions, to be incurred in connection with the offering and distribution of the securities being registered under this registration statement:



Securities and Exchange Commission registration fee.................  $  377,936
Fees and expenses of qualification under state securities
  laws (including legal fees).......................................  $    3,000
Printing and engraving expenses.....................................  $  125,000
Legal fees and expenses.............................................  $1,725,000
Accounting fees and expenses........................................  $  303,000
Trustee's fees and expenses.........................................  $   50,000
Rating agency fees..................................................  $  800,000
Miscellaneous.......................................................  $  140,000
                                                                      ----------
Total...............................................................  $3,523,936
                                                                      ==========



---------

 * All amounts except the SEC registration fee are estimates.

ITEM 32. SALES TO SPECIAL PARTIES

     Not applicable.


ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

     Not applicable.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

HOLMES FINANCING (NO. 6) PLC (THE "ISSUER")

     Subject to the provisions of the Companies Act 1985 as amended, the laws which govern the organization of the issuer provide for every director or other officer or auditor of the issuer to be indemnified out of the assets of the issuer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the issuer.

HOLMES FUNDING LIMITED ("FUNDING")

     Subject to the provisions of the Companies Act 1985 as amended, the laws which govern the organization of Funding provide for every director or other officer or auditor of Funding to be indemnified out of the assets of Funding against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of Funding.

HOLMES TRUSTEES LIMITED (THE "MORTGAGES TRUSTEE")

     Subject to the provisions of the Companies Act 1985 as amended, the laws which govern the organization of the mortgages trustee provide for every director or other officer or auditor of the mortgages trustee to be indemnified out of the assets of the mortgages trustee against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the mortgages trustee.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

     Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS:

     Financial statements for each of Holmes Financing (No. 6) PLC and Holmes Funding Limited are filed as part of this registration statement. There are no additional schedules to the financial statements.

(B)   EXHIBITS:



                                                                                                        SEQUENTIAL PAGE
EXHIBIT NO.    DESCRIPTION OF EXHIBIT                                                                         NUMBER
------------   -------------------------------------------------------------------------------------    -----------------
1.1            Form of Underwriting Agreement for the series 1, series 2 and series 4 notes
3.1.1          Memorandum and Articles of Association of Holmes Financing (No. 6) PLC (6)
3.1.2          Memorandum and Articles of Association of Holmes Funding Limited(1)
3.1.3          Memorandum and Articles of Association of Holmes Trustees Limited(1)
4.1            Form of Intercompany Loan Terms and Conditions(1), Form of Amendment Agreement to
               Intercompany Loan Terms and Conditions(2) and Form of Loan Confirmation
4.2            Form of Amended and Restated Mortgages Trust Deed
4.3            Form of Amended and Restated Mortgage Sale Agreement
4.4            Form of Deed of Charge of Holmes Financing (No. 6) PLC
4.5            Form of Deed of Charge of Holmes Funding Limited(1), Form
               of Deed of Accession in relation to Funding Deed of
               Charge(2), Form of Second Deed of Accession in relation to
               Funding Deed of Charge(3), Form of Third Deed of Accession
               in relation to Funding Deed of Charge(4), Form of Fourth
               Deed of Accession in relation to Funding Deed of Charge(5), and Amended and Restated Funding Deed of Charge
4.6            Form of Issuer Trust Deed
4.7            Form of Issuer Paying Agent and Agent Bank Agreement
4.8            Form of Cash Management Agreement(1) and Form of Amendment Agreement to Cash Management
               Agreement(2)
4.9            Form of Issuer Cash Management Agreement
4.10           Form of Amended and Restated Servicing Agreement
4.11           Form of Post-Enforcement Call Option Agreement
5.1            Opinion of Slaughter and May as to validity
8.1            Opinion of Cleary, Gottlieb, Steen & Hamilton as to U.S. tax matters(6)
8.2            Opinion of Slaughter and May as to U.K. tax matters
10.1.1         Form of Funding Liquidity Facility Agreement(1) and Form of Amendment to Funding
               Liquidity Facility Agreement(5)
10.1.2         Form of Issuer Liquidity Facility Agreement
10.2.1         Form of series 1 class A Dollar Currency Swap Agreement
10.2.2         Form of series 1 class B Dollar Currency Swap Agreement
10.2.3         Form of series 1 class C Dollar Currency Swap Agreement
10.2.4         Form of series 2 class A Dollar Currency Swap Agreement
10.2.5         Form of series 2 class B Dollar Currency Swap Agreement
10.2.6         Form of series 2 class C Dollar Currency Swap Agreement
10.2.7         Form of series 4 class A1 Dollar Currency Swap Agreement
10.2.8         Form of series 4 class B Dollar Currency Swap Agreement

                                                                                                        SEQUENTIAL PAGE
EXHIBIT NO.    DESCRIPTION OF EXHIBIT                                                                         NUMBER
------------   -------------------------------------------------------------------------------------    -----------------
10.2.9         Form of series 4 class C Dollar Currency Swap Agreement
10.3           Form of Amended and Restated Funding Swap Agreement(2) and Deed of Amendment to Funding
               Swap Agreement(5)
10.4           Form of First Start-up Loan Agreement(1), Form of Second Start-Up Loan Agreement(2),
               Form of Third Start-Up Loan Agreement(3), Form of Fourth Start-Up Loan Agreement(4),
               Form of Fifth Start-Up Loan Agreement(5) and Form of Sixth Start-Up Loan Agreement
10.5.1         Form of Amended and Restated Master Definitions and Construction Schedule
10.5.2         Form of Issuer Master Definitions and Construction Schedule
10.6.1         Form of Corporate Services Agreement
10.6.2         Form of Issuer Corporate Services Agreement
23.1           Consent of Slaughter and May (included in Exhibits 5.1 and 8.2)
23.2           Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 8.1)(6)
23.3           Consent of auditors
24.1           Powers of Attorney
25.1           Statement of Eligibility of Trustee (Form T-1)


--------

(1)  Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
     1) PLC (File No. 333-12250) which became effective on July 24, 2000.

(2)  Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
     2) PLC (File No. 333-12834) which became effective on November 17, 2000.

(3)  Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
     3) PLC (File No. 333-13444) which became effective on May 14, 2000.

(4)  Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
     4) PLC (File No. 333-13576) which became effective on June 27, 2001.

(5)  Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
     5) PLC (File No. 333-14002) which became effective on October 30, 2001.


(6)  Previously filed.


ITEM 37. UNDERTAKINGS

     A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any of the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defence of any action, suit or proceeding) is asserted against any of the registrants by such director, officer or controlling person in connection with the securities being registered, the relevant registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     B.   Each of the undersigned registrants hereby undertakes that:


          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorised, in the city of London, on 30 October, 2002.



HOLMES FINANCING (NO. 6) PLC


By:  /s/ Martin McDermott
     ---------------------
Name:    SPV Management Limited
         by its authorised person
         Martin McDermott
         for and on its behalf


Title:   Director


HOLMES FUNDING LIMITED


By:  /s/ Martin McDermott
     ---------------------
Name:    SPV Management Limited
         by its authorised person
         Martin McDermott
         for and on its behalf


Title:   Director


HOLMES TRUSTEES LIMITED


By:  /s/ Martin McDermott
     ---------------------
Name:    SPV Management Limited
         by its authorised person
         Martin McDermott
         for and on its behalf


Title:   Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.


HOLMES FINANCING (NO. 6) PLC
SIGNATURE                        TITLE                                       DATE
------------------------------   --------------------------------------      -----------------
By: /s/ Martin McDermott
Name: Martin McDermott           Director (Principal Financial Officer,      30 October, 2002
                                 Principal Executive Officer and
                                 Principal Accounting Officer)

By: /s/ Martin McDermott
Name: SPV Management Limited     Director                                    30 October, 2002
      by its authorised person
      Martin McDermott
      for and on its behalf

By: *
Name: Richard Wise               Director

By: /s/ Martin McDermott
Name: SPV Management Limited                                                 30 October, 2002
      by its authorised person
      Martin McDermott
      for and on its behalf
      Attorney-in-Fact


HOLMES FUNDING LIMITED
SIGNATURE                        TITLE                                       DATE
------------------------------   --------------------------------------      -----------------
By: /s/ Martin McDermott
Name: Martin McDermott           Director (Principal Financial Officer,      30 October, 2002
                                 Principal Executive Officer and
                                 Principal Accounting Officer)

By: /s/ Martin McDermott
Name: SPV Management Limited     Director                                    30 October, 2002
      by its authorised person
      Martin McDermott
      for and on its behalf

By: *

Name: Richard Wise               Director

By: /s/ Martin McDermott                                                     30 October, 2002
Name: SPV Management Limited
      by its authorised person
      Martin McDermott
      for and on its behalf
      Attorney-in-Fact



HOLMES FUNDING LIMITED
SIGNATURE                        TITLE                                       DATE
------------------------------   --------------------------------------      -----------------
By: /s/ Martin McDermott
Name: Martin McDermott           Director (Principal Financial Officer,      30 October, 2002
                                 Principal Executive Officer and
                                 Principal Accounting Officer)

By: /s/ Martin McDermott
Name: SPV Management Limited     Director                                    30 October, 2002
      by its authorised person
      Martin McDermott
      for and on its behalf

By: *

Name: Richard Wise               Director

By: /s/ Martin McDermott                                                     30 October, 2002
Name: SPV Management Limited
      by its authorised person
      Martin McDermott
      for and on its behalf
      Attorney-in-Fact


                    SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                          HOLMES FINANCING (NO. 6) PLC


       Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Holmes Financing (No. 6) PLC has signed this registration statement or amendment thereto in New York, New York on 30 October, 2002.


By:    /s/ Donald J. Puglisi

Name:     Donald J. Puglisi

Office:   Authorized Representative in the United States


                    SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                             HOLMES FUNDING LIMITED



     Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Holmes Funding Limited has signed this registration statement or amendment thereto in New York, New York on 30 October, 2002.



By:    /s/ Donald J. Puglisi

Name:     Donald J. Puglisi

Office:   Authorized Representative in the United States


                    SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                             HOLMES TRUSTEES LIMITED


     Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Holmes Trustees Limited has signed this registration statement or amendment thereto in New York, New York on 30 October, 2002.



By:    /s/ Donald J. Puglisi

Name:     Donald J. Puglisi

Office:   Authorized Representative in the United States

                                 EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION OF EXHIBIT
------------   -------------------------------------------------------------------------------------
1.1            Form of Underwriting Agreement for the series 1, series 2 and series 4 notes
3.1.1          Memorandum and Articles of Association of Holmes Financing (No. 6) PLC (6)
3.1.2          Memorandum and Articles of Association of Holmes Funding Limited(1)
3.1.3          Memorandum and Articles of Association of Holmes Trustees Limited(1)
4.1            Form of Intercompany Loan Terms and Conditions(1), Form of Amendment Agreement to
               Intercompany Loan Terms and Conditions(2) and Form of Loan Confirmation
4.2            Form of Amended and Restated Mortgages Trust Deed
4.3            Form of Amended and Restated Mortgage Sale Agreement
4.4            Form of Deed of Charge of Holmes Financing (No. 6) PLC
4.5            Form of Deed of Charge of Holmes Funding Limited(1), Form
               of Deed of Accession in relation to Funding Deed of
               Charge(2), Form of Second Deed of Accession in relation to
               Funding Deed of Charge(3), Form of Third Deed of Accession
               in relation to Funding Deed of Charge(4), Form of Fourth
               Deed of Accession in relation to Funding Deed of Charge(5), and Amended and Restated Funding Deed of Charge
4.6            Form of Issuer Trust Deed
4.7            Form of Issuer Paying Agent and Agent Bank Agreement
4.8            Form of Cash Management Agreement(1) and Form of Amendment Agreement to Cash Management
               Agreement(2)
4.9            Form of Issuer Cash Management Agreement
4.10           Form of Amended and Restated Servicing Agreement
4.11           Form of Post-Enforcement Call Option Agreement
5.1            Opinion of Slaughter and May as to validity
8.1            Opinion of Cleary, Gottlieb, Steen & Hamilton as to U.S. tax matters(6)
8.2            Opinion of Slaughter and May as to U.K. tax matters
10.1.1         Form of Funding Liquidity Facility Agreement(1) and Form of Amendment to Funding
               Liquidity Facility Agreement(5)
10.1.2         Form of Issuer Liquidity Facility Agreement
10.2.1         Form of series 1 class A Dollar Currency Swap Agreement
10.2.2         Form of series 1 class B Dollar Currency Swap Agreement
10.2.3         Form of series 1 class C Dollar Currency Swap Agreement
10.2.4         Form of series 2 class A Dollar Currency Swap Agreement
10.2.5         Form of series 2 class B Dollar Currency Swap Agreement
10.2.6         Form of series 2 class C Dollar Currency Swap Agreement
10.2.7         Form of series 4 class A1 Dollar Currency Swap Agreement
10.2.8         Form of series 4 class B Dollar Currency Swap Agreement
10.2.9         Form of series 4 class C Dollar Currency Swap Agreement
10.3           Form of Amended and Restated Funding Swap Agreement(2) and Deed of Amendment to Funding
               Swap Agreement(5)
10.4           Form of First Start-up Loan Agreement(1), Form of Second Start-Up Loan Agreement(2),
               Form of Third Start-Up Loan Agreement(3), Form of Fourth Start-Up Loan Agreement(4),
               Form of Fifth Start-Up Loan Agreement(5) and Form of Sixth Start-Up Loan Agreement
10.5.1         Form of Amended and Restated Master Definitions and Construction Schedule
10.5.2         Form of Issuer Master Definitions and Construction Schedule
10.6.1         Form of Corporate Services Agreement
10.6.2         Form of Issuer Corporate Services Agreement
23.1           Consent of Slaughter and May (included in Exhibits 5.1 and 8.2)
23.2           Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 8.1)(6)
23.3           Consent of auditors
24.1           Powers of Attorney
25.1           Statement of Eligibility of Trustee (Form T-1)

--------

(1)  Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
     1) PLC (File No. 333-12250) which became effective on July 24, 2000.

(2)  Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
     2) PLC (File No. 333-12834) which became effective on November 17, 2000.

(3)  Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
     3) PLC (File No. 333-13444) which became effective on May 14, 2000.

(4)  Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
     4) PLC (File No. 333-13576) which became effective on June 27, 2001.

(5)  Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
     5) PLC (File No. 333-14002) which became effective on October 30, 2001.

(6)  Previously filed.